UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Crescent Acquisition Corp

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CRESCENT ACQUISITION CORP 11100 Santa Monica Blvd., Suite 2000

Los Angeles, CA 90025

Dear Crescent Acquisition Corp Stockholder:

We cordially invite you to attend a special meeting in lieu of the 2021 annual meeting of the stockholders of Crescent Acquisition Corp, a Delaware corporation (“we,” “us,” “our” or the “Company”), which will be held on June 16, 2021 at 10:00 a.m. Pacific Time virtually via the Internet (the “Special Meeting”). You can participate in the meeting, vote and submit questions via live webcast by visiting https://www.cstproxy.com/crescentacquisitioncorp/2021 and entering the voter control number included on your proxy card. The meeting is being held virtually via the Internet and you will not be able to attend the meeting in person.

On January 13, 2021, the Company, Function Acquisition I Corp, a Delaware corporation and a direct, wholly owned subsidiary of the Company (“First Merger Sub”), Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company (“Second Merger Sub”), LiveVox Holdings, Inc., a Delaware corporation (“LiveVox”), and GGC Services Holdco, Inc., a Delaware corporation, solely in its capacity as the representative, agent and attorney-in-fact of the stockholder of LiveVox (in such capacity, the “Stockholder Representative”), entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), a copy of which is attached to the accompanying proxy statement as Annex A. The Merger Agreement provides for, among other things, (i) the merger of First Merger Sub with and into LiveVox, with LiveVox continuing as the surviving corporation (the “Surviving Corporation”) and becoming a direct, wholly owned subsidiary of the Company as a consequence (the “First Merger”) and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of the Surviving Corporation with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity, which will be renamed such name as LiveVox shall designate no later than five business days prior to the closing of the transaction (the “Second Merger” and, together with the First Merger, the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”), in each case, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described in the accompanying proxy statement. Following the closing of the Business Combination, the Company will own, directly or indirectly, all the stock of LiveVox and its direct and indirect subsidiaries and LiveVox TopCo, LLC, a Delaware limited liability company and the sole stockholder of LiveVox as of immediately prior to the effective time of the First Merger (the “LiveVox Stockholder”) will hold a portion of the Company’s stock.

You are being asked to vote on the Business Combination between us and LiveVox. At the Special Meeting, our stockholders will be asked to consider and vote upon a proposal (the “Business Combination Proposal” or “Proposal No. 1”) to approve and adopt the Merger Agreement and approve the Business Combination.

In accordance with and subject to the terms of the Merger Agreement and customary adjustments set forth therein, the base aggregate merger consideration to be paid in connection with the Business Combination is $824,375,000, which amount will be: (i) increased by the amount of cash and cash equivalents held by LiveVox and its direct and indirect subsidiaries as of 12:01 a.m., Eastern Time, on the date of the closing of the Business Combination; (ii) decreased by the amount of LiveVox’s outstanding indebtedness as of 12:01 a.m., Eastern Time, on the date of the closing of the Business Combination; (iii) decreased by the aggregate amount of transaction expenses incurred by the Company prior to the closing of the Business Combination; (iv) decreased by the aggregate amount of certain transaction expenses incurred by LiveVox and its direct or indirect subsidiaries, to the extent incurred but not paid by LiveVox prior to the closing of the Business Combination, which amount shall also include transaction-related bonuses and other amounts payable in connection with or anticipation of the consummation of the Business Combination; (v) increased by the amount of interest accrued on deposits in the trust account (the “Trust Account”) established at the consummation of our initial public offering (our “IPO”), after giving effect to taxes paid or payable and any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds in the Trust Account as of two business days prior to the closing of the Business Combination (which instructions to redeem such public shares are further discussed in the accompanying proxy statement); (vi) decreased by the $2,000,000 to be placed into an escrow account at the closing of the Business Combination, to be drawn upon by the Company in case of any downward purchase price adjustment and otherwise released to the LiveVox Stockholder as merger consideration (the “Adjustment Escrow Account”); and (vii) decreased by $100,000 to be deposited at the closing of the Business Combination with the Stockholder Representative to pay for third-party expenses of the Stockholder Representative and to otherwise be released to the LiveVox Stockholder as merger consideration (the “Stockholder Representative Expense Holdback Amount”).

The consideration to be paid to the LiveVox Stockholder will be a combination of cash and stock (including Earn-Out Shares). The maximum amount of cash consideration payable to LiveVox Stockholder is $220,000,000, including up to $2,000,000 that could potentially be released to the LiveVox Stockholder from the Adjustment Escrow Account. The exact amount of cash consideration payable to the LiveVox Stockholder as the closing of the Business Combination is to be determined as follows: (i) the aggregate amount of cash contained in the Trust Account immediately prior to the closing of the Business Combination after making payments in connection with redemptions that may be elected by our public stockholders; plus (ii) all cash and cash equivalents held by the Company outside of the Trust Account immediately prior to the closing of the Business Combination; less (iii) $2,000,000 to be placed into the Adjustment Escrow Account; less (iv) the Stockholder Representative Expense Holdback Amount; plus (v) $25,000,000 of Company proceeds pursuant to the Forward Purchase Agreement, dated as of January 13, 2021 (the “Forward Purchase Agreement”), by and between the Company and Crescent Capital Group Holdings LP, a Delaware limited partnership (“Crescent”) and an affiliate of the Company’s sponsor, CFI Sponsor LLC, a Delaware limited liability company (our “Sponsor”), pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Forward Purchase Agreement and registration rights granted thereto, an aggregate of 2,500,000 shares of Class A common stock of the Company, par value $0.0001 per share (“Class A Stock”), plus 833,333 redeemable warrants of the Company (“Warrants”), each whole Warrant entitling the holder thereof to purchase one share of Class A Stock at an exercise price of $11.50 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of equity or equity-linked securities), for an aggregate purchase price of $25,000,000 in cash in a private placement that will close immediately prior to the Business Combination (which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners); plus (vi) $75,000,000 of Company proceeds pursuant to subscription agreements entered into between the Company and certain investors (collectively, the “PIPE Investors”), pursuant to which the PIPE Investors have collectively subscribed for 7,500,000 shares of Class A Stock for an aggregate purchase price of $75,000,000 in cash in private placements that will close immediately prior to the Business Combination; plus (vii) any additional Company proceeds pursuant to the right but not the obligation of Crescent, either alone or with our Sponsor, to purchase additional shares of Class A Stock immediately prior to the closing of the Business Combination at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent the sum of (i) through (vi) is less than $250,000,000 (we refer to the sum of (i) through this (vii) as our “total cash proceeds”); less (viii) certain transaction expenses of the Company and LiveVox (in each case, to the extent incurred and not paid prior to the closing of the Business Combination) (such expenses collectively, the “Aggregate Transaction Expenses”); and less (ix) cash to be retained by the Company in the amount of $100,000,000 less the amount by which the Aggregate Transaction Expenses exceeds $30,000,000.

The remainder of the consideration paid to the LiveVox Stockholder will be stock consideration, consisting of a number of newly issued shares of Class A Stock, valued at $10.00 per share, equal to the difference between the total merger consideration and the cash consideration payable at the closing of the Business Combination for purposes of determining the aggregate number of shares payable to the LiveVox Stockholder for its ownership interests in LiveVox. The number of shares of Class A Stock to be issued to the LiveVox Stockholder as consideration is subject to adjustment, depending on, among other things, the level of redemptions of our shares of Class A Stock by our public stockholders or in certain cases to preserve the intended tax-free treatment of the

Business Combination. To the extent the stock consideration is increased, there will be a corresponding reduction to the cash consideration paid to the LiveVox Stockholder. Following the closing of the Business Combination, the LiveVox Stockholder may receive cash consideration or, in some cases, share consideration as a result of any adjustment of the purchase price.

As additional consideration payable to the LiveVox Stockholder, the Company will issue 5,000,000 shares of Class A Stock (the “Earn-Out Shares”) to the LiveVox Stockholder to be held in an escrow account to be subject to release to the LiveVox Stockholder only if the price of Class A Stock trading on the Nasdaq Capital Market (“Nasdaq”) exceeds certain thresholds during the seven-year period following the closing of the Business Combination. Any Earn-Out Shares not released during the seven-year period following the closing of the Business Combination will be forfeited and canceled for no consideration.

The shares of Class F common stock of the Company, par value $0.0001 per share (our “Class F Stock” and, together with the Class A Stock, our “Common Stock”), will automatically convert into shares of Class A Stock on a one-for-one basis at the closing of the Business Combination and will continue to be subject to the transfer restrictions applicable to the Class F Stock.

As an incentive for LiveVox to enter into the Merger Agreement, our Sponsor has agreed to the cancelation of (i) 7,000,000 Warrants that it acquired pursuant to a private placement in connection with and concurrently with the closing of our IPO and (ii) 2,725,000 shares of Class F Stock held by it immediately following the closing of the Business Combination. Furthermore, our Sponsor and certain of our independent directors have agreed to place a total of 2,743,750 shares of Class A Stock held by them immediately following the closing of the Business Combination (and following the automatic conversion of such shares upon the closing of the Business Combination from shares of Class F Stock into shares of Class A Stock) into an escrow account to be subject to release only if the price of Class A Stock trading on the Nasdaq exceeds the same thresholds as the Earn-Out Shares during the seven-year period following the closing of the Business Combination. Any such securities not released during the seven-year period following the closing of the Business Combination will be forfeited and canceled for no consideration.

As described further in the accompanying proxy statement, certain agreements in connection with the Business Combination have been or will be entered into on or prior to the date the Business Combination is consummated. Such agreements include the Sponsor Support Agreement, the Stockholder Support Agreement, the Forward Purchase Agreement, the Amended and Restated Registration Rights Agreement, the Escrow Agreement, the Share Escrow Agreement, the Finders Agreement and the Stockholders Agreement. For additional information, please see “Proposal No. 1—Approval of the Business Combination—Related Agreements” in the accompanying proxy statement.

In addition to voting on the Business Combination, at the Special Meeting, Company stockholders will be asked to consider and vote upon: (i) a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Business Combination (the “Nasdaq Proposal” or “Proposal No. 2”); (ii) seven separate proposals relating to adopting the Second Amended and Restated Certificate of Incorporation (collectively, the “Charter Proposals” or “Proposal No. 3”); (iii) proposals to elect nine directors to serve staggered terms on our Board of Directors (our “Board”) until the 2022, 2023 and 2024 annual meetings of the stockholders, as applicable, and until their respective successors are duly elected and qualified (the “Director Election Proposals” or “Proposal No. 4”); (iv) a proposal to approve the LiveVox 2021 Equity Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal” or “Proposal No. 5”); and a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposals or the Incentive Plan Proposal (the “Adjournment Proposal” or “Proposal No. 6”). Each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposals and the Incentive Plan Proposal is cross-conditioned on the approval of each other.

Each of these proposals is more fully described in the accompanying proxy statement, which each of our stockholders is encouraged to read carefully and in its entirety.

Our publicly traded Class A Stock, units and warrants are currently listed on Nasdaq under the symbols “CRSA,” “CRSAU” and “CRSAW,” respectively. We intend to apply to continue the listing of our publicly traded Class A Stock, units and warrants on Nasdaq under the symbols “LVOX,” “LVOXU” and “LVOXW,” respectively, upon the closing of the Business Combination.

Pursuant to our amended and restated certificate of incorporation, we are providing our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of our Class A Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in our Trust Account that holds the proceeds (including interest not previously released to the Company to pay its franchise and income taxes) of our IPO. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $8,750,000 that we will pay to the underwriters of our IPO or transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based upon the amount held in our Trust Account of approximately $253,628,041 as of December 31, 2020, and estimated interest income and taxes post-December 31, 2020, the Company estimates that the per-share price at which public stockholders may redeem their Class A Stock from cash held in the Trust Account will be approximately $10.14 at the time of the Special Meeting. Public stockholders may elect to redeem their shares even if they vote in favor of the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the units sold in our IPO. We refer to this as the “15% threshold.” We have no specified maximum redemption threshold under our amended and restated certificate of incorporation, other than the aforementioned 15% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held investment securities with a fair value of approximately $253,628,041 as of December 31, 2020. The Merger Agreement provides that our obligation and LiveVox’s obligation to consummate the Business Combination is conditioned on the Company’s total cash proceeds equaling or exceeding $250,000,000. This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of our Class A Stock by our public stockholders this condition is not met (or waived), then we or LiveVox may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s net tangible assets equaling less than $5,000,001. Public holders of our outstanding Warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their shares of Class A Stock.

Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination and to vote any shares of Common Stock owned by them in favor of the Business Combination. Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 shares of Class F Stock, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to, (i) in their capacity as holders of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation, and (ii) vote any shares of Common Stock owned by them in favor of the Business Combination and each of the proposals to be considered at the Special Meeting. Currently, our Sponsor and independent directors, in the aggregate, own approximately 20% of our issued and outstanding shares of Common Stock, including all shares of Class F Stock. Our Class F Stock will be excluded from the pro rata calculation used to determine the per-share redemption price and, along with the Class A Stock it is convertible into, is subject to transfer restrictions.

We are providing the accompanying proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. Information about the Special Meeting, the Business Combination and other related business to be considered by the Company’s stockholders at the Special Meeting is included in the accompanying proxy statement. Whether or not you plan to attend the Special Meeting, we urge all Company stockholders to read the accompanying proxy statement, including the Annexes and the accompanying financial statements of the Company and LiveVox, carefully and in their entirety.

In particular, we urge you to read carefully the section entitled “Risk Factors” beginning on page 63 of the accompanying proxy statement.

After careful consideration, our Board has unanimously approved the Merger Agreement and the Business Combination, and unanimously recommends that our stockholders vote “FOR” adoption of the Merger Agreement and approval of the Business Combination, and “FOR” all other proposals presented to our stockholders in the accompanying proxy statement. When you consider the Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Interests of Certain Persons in the Business Combination” for additional information.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal require the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). Approval of each of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Directors are elected by a plurality of the votes cast in the Director Election Proposals; this means that the nine individuals nominated for election to the Board who receive the most “FOR” votes (among the shares of our Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting) will be elected.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement to make sure that your shares are represented at the Special Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting. Unless waived by the parties to the Merger Agreement, each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposals and the Incentive Plan Proposal is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal. Each of these proposals is more fully described in the accompanying proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting virtually, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are a stockholder of record and you virtually attend and vote at the Special Meeting, you may withdraw your proxy and vote at the live webcast.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT THE COMPANY REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST

v

ACCOUNT AND TENDER YOUR SHARES TO THE COMPANY’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE SCHEDULED DATE OF THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of our Board, I would like to thank you for your support of Crescent Acquisition Corp and look forward to a successful completion of the Business Combination.

Sincerely,

May 14, 2021	/s/ Robert D. Beyer Robert D. Beyer Executive Chairman of the Board of Directors

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The accompanying proxy statement is dated May 14, 2021 and is expected to be first mailed to Company stockholders on or about May 14, 2021.

NOTICE OF SPECIAL MEETING

IN LIEU OF 2021 ANNUAL MEETING OF

STOCKHOLDERS OF CRESCENT ACQUISITION CORP

TO BE HELD JUNE 16, 2021

To the Stockholders of Crescent Acquisition Corp:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2021 annual meeting of the stockholders of Crescent Acquisition Corp, a Delaware corporation (the “Company”), will be held on June 16, 2021 at 10:00 a.m. Pacific Time virtually via the Internet (the “Special Meeting”). You can participate in the meeting, vote and submit questions via live webcast by visiting https://www.cstproxy.com/crescentacquisitioncorp/2021 and entering the voter control number included on your proxy card. The meeting is being held virtually via the Internet and you will not be able to attend the meeting in person. You are cordially invited to attend the Special Meeting to conduct the following items of business:

1.

Business Combination Proposal—To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of January 13, 2021 (as it may be amended from time to time, the “Merger Agreement”) by and among the Company, Function Acquisition I Corp, a Delaware corporation and a direct, wholly owned subsidiary of the Company (“First Merger Sub”), Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company (“Second Merger Sub”), LiveVox Holdings, Inc., a Delaware corporation (“LiveVox”), and GGC Services Holdco, Inc., a Delaware corporation, solely in its capacity as the representative, agent and attorney-in-fact of the stockholder of LiveVox (in such capacity, the “Stockholder Representative”), a copy of which is attached to this proxy statement as Annex A, and approve the transactions contemplated thereby, including, among other things: (i) the merger of First Merger Sub with and into LiveVox, with LiveVox continuing as the surviving corporation (the “Surviving Corporation”) and becoming a direct, wholly owned subsidiary of the Company as a consequence (the “First Merger”) and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of the Surviving Corporation with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”) (the “Business Combination Proposal” or “Proposal No. 1”);

2.

Nasdaq Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq Capital Market (“Nasdaq”) listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the Business Combination (the “Nasdaq Proposal” or “Proposal No. 2”);

3.

Charter Proposals—To consider and act upon seven separate proposals to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex C (the “Charter Proposals” or “Proposal No. 3”);

4.

Director Election Proposals—To consider and vote upon proposals to elect nine directors to serve staggered terms on our Board until the 2022, 2023 and 2024 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (the “Director Election Proposals” or “Proposal No. 4”);

5.

Incentive Plan Proposal—To consider and vote upon a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal” or “Proposal No. 5”); and

6.

Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more of the other proposals at the Special Meeting. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve one or more of the other proposals (the “Adjournment Proposal” or “Proposal No. 6”).

The above matters are more fully described in this proxy statement, which also includes, as Annex A, a copy of the Merger Agreement. We urge you to read carefully this proxy statement in its entirety, including the Annexes and accompanying financial statements of the Company and LiveVox.

The record date for the Special Meeting is May 10, 2021. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

Pursuant to our amended and restated certificate of incorporation, we are providing our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of our Class A common stock, par value $0.0001 per share (our “Class A Stock”) then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in our trust account (the “Trust Account”) that holds the proceeds (including interest not previously released to the Company to pay its franchise and income taxes) of our initial public offering (our “IPO”). The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $8,750,000 that we will pay to the underwriters of our IPO or transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based upon the amount held in our Trust Account of $253,628,041 as of December 31, 2020, and estimated interest income and taxes post-December 31, 2020, the Company estimates that the per-share price at which public stockholders may redeem their Class A Stock from cash held in the Trust Account will be approximately $10.14 at the time of the Special Meeting. Public stockholders may elect to redeem their shares even if they vote for the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the units sold in our IPO. We refer to this as the “15% threshold.” We have no specified maximum redemption threshold under our amended and restated certificate of incorporation, other than the aforementioned 15% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held investment securities with a fair value of $253,628,041 as of December 31, 2020. The Merger Agreement provides that our obligation and LiveVox’s obligation to consummate the Business Combination is conditioned on the Company’s total cash proceeds (which we describe how to calculate in the accompanying proxy statement) equaling or exceeding $250,000,000. This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of our Class A Stock by our public stockholders this condition is not met (or waived), then we or LiveVox may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s net tangible assets equaling less than $5,000,001. Public holders of our outstanding Warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their shares of Class A Stock.

Our sponsor, CFI Sponsor LLC, a Delaware limited liability company (our “Sponsor”), officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our common stock) and directors (including our independent directors) have agreed to waive their redemption rights with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination and to vote any shares of common stock owned by them in favor of the Business Combination. Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our common stock) and directors (not including our independent directors, who own a total of 75,000 shares of Class F common stock, par value $0.0001 per share (our “Class F Stock”), which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to, (i) in their capacity as holders of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in

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connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation, and (ii) vote any shares of common stock owned by them in favor of the Business Combination and each of the proposals to be considered at the Special Meeting. Currently, our Sponsor and independent directors, in the aggregate, own approximately 20% of our issued and outstanding shares of common stock, including all shares of Class F Stock. Our Class F Stock will be excluded from the pro rata calculation used to determine the per-share redemption price and, along with the Class A Stock it is convertible into, is subject to transfer restrictions.

Each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposals and the Incentive Plan Proposal is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal. Each of these proposals is more fully described in the proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal require the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). Approval of each of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting. Directors are elected by a plurality of the votes cast in the Director Election Proposals; this means that the nine individuals nominated for election to the Board who receive the most “FOR” votes (among the shares of our Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting) will be elected. The Board unanimously recommends that you vote “FOR” each of these proposals.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares are represented at the Special Meeting. If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee to ensure that your shares are represented and voted at the Special Meeting. Each of the proposals is more fully described in this proxy statement, which each stockholder is encouraged to read carefully and in its entirety.

If you sign and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your broker, bank or other nominee how to vote, and do not attend the Special Meeting, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will not be voted. An abstention will be counted towards the quorum requirement for each of the proposals presented at the Special Meeting but a broker non-vote will not. In connection with (i) the Business Combination Proposal, the Director Elections Proposals, the Incentive Plan Proposal and the Adjournment Proposal, abstentions and broker non-votes will have no effect, (ii) the Nasdaq Proposal, abstentions will be counted as a vote cast at the Special Meeting and will have the same effect as a vote “AGAINST” the proposal but broker non-votes will have no effect and (iii) the Charter Proposal, abstentions and broker non-votes will have the same effect as voting “AGAINST” the proposal. If you are a stockholder of record and you virtually attend and vote at the Special Meeting, you may withdraw your proxy at the live webcast.

Your attention is directed to the remainder of this proxy statement following this notice (including the Annexes and other documents referred to herein) for a more complete description of the proposed Business Combination and each of the proposals to be considered at the Special Meeting. You are encouraged to read this proxy statement carefully and in its entirety, including the Annexes and other documents referred to herein. If you have any questions or need assistance voting your shares, please

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contact Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200 (banks and brokers can call collect at (203) 658-9400) or by emailing CRSA.info@investor.morrowsodali.com.

By Order of the Board of Directors

/s/ Robert D. Beyer Robert D. Beyer Executive Chairman of the Board of Directors
Los Angeles, California May 14, 2021

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FREQUENTLY USED TERMS	1
MARKET, RANKING AND OTHER INDUSTRY DATA	7
TRADEMARKS, SERVICE MARKS AND TRADE NAMES	8
NON-GAAP FINANCIAL MEASURES	9
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	11
SUMMARY TERM SHEET	13
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS	20
SUMMARY OF THE PROXY STATEMENT	37
RISK FACTORS	63
SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY	125
SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA OF LIVEVOX	127
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	129
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	131
COMPARATIVE SHARE INFORMATION	142
SPECIAL MEETING OF COMPANY STOCKHOLDERS	145
PROPOSAL NO. 1—APPROVAL OF THE BUSINESS COMBINATION	153
PROPOSAL NO. 2—APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK IN CONNECTION WITH THE BUSINESS COMBINATION	200
PROPOSAL NO. 3—APPROVAL OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	202
PROPOSAL NO. 4—ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS	207
PROPOSAL NO. 5—APPROVAL OF THE 2021 EQUITY INCENTIVE PLAN, INCLUDING THE AUTHORIZATION OF THE INITIAL SHARE RESERVE UNDER THE 2021 EQUITY INCENTIVE PLAN	208
PROPOSAL NO. 6—THE ADJOURNMENT PROPOSAL	215
INFORMATION ABOUT THE COMPANY	216
THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	231
INFORMATION ABOUT LIVEVOX	237
LIVEVOX MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	253
MANAGEMENT AFTER THE BUSINESS COMBINATION	273
EXECUTIVE COMPENSATION	279
DESCRIPTION OF SECURITIES	287
BENEFICIAL OWNERSHIP OF SECURITIES	300
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	305
MARKET PRICE INFORMATION	310
INDEPENDENT REGISTERED ACCOUNTING FIRM	311
APPRAISAL RIGHTS	311
DELIVERY OF DOCUMENTS TO STOCKHOLDERS	311
TRANSFER AGENT AND REGISTRAR	311
SUBMISSION OF STOCKHOLDER PROPOSALS	311
FUTURE STOCKHOLDER PROPOSALS	311
WHERE YOU CAN FIND MORE INFORMATION	312

ANNEXES
Annex A – Merger Agreement
Annex B – Sponsor Support Agreement
Annex C – Form of Second Amended and Restated Certificate of Incorporation
Annex D – Form of Amended and Restated Bylaws

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Annex E – Forward Purchase Agreement
Annex F – Form of Amended and Restated Registration Rights Agreement
Annex G – Form of Subscription Agreements
Annex H – Form of LiveVox 2021 Equity Incentive Plan

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FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, in this proxy statement:

“Adjustment Escrow Account” means an escrow account in which $2,000,000 of Company proceeds will be placed at the closing of the Business Combination, to be drawn upon by the Company in case of any downward purchase price adjustment and otherwise released to the LiveVox Stockholder as merger consideration.

“Aggregate Transaction Expenses” means certain transaction expenses of the Company and LiveVox (in each case, to the extent incurred and not paid prior to the closing of the Business Combination).

“AI” means artificial intelligence.

“Amended and Restated Bylaws” means the Amended and Restated Bylaws, a form of which is attached hereto as Annex D, which will become the post-Business Combination Company’s bylaws upon the consummation of the Business Combination.

“Amended and Restated Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement to be entered into at the closing of the Business Combination by the Company, Ms. Briscoe and Messrs. Gauthier and Turner, our Sponsor and the LiveVox Stockholder, the form of which is attached to this proxy statement as Annex F.

“Board” or “Board of Directors” means the board of directors of the Company.

“Bank of America” means BofA Securities, Inc. and/or Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Business Combination” means the transactions contemplated by the Merger Agreement, including: (i) the merger of First Merger Sub with and into LiveVox, with LiveVox continuing as the surviving corporation and becoming a direct, wholly owned subsidiary of the Company as a consequence; and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of the Surviving Corporation with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity.

“CAGR” means compound annual growth rate.

“CCaaS” means cloud-hosted Contact Center as a Service.

“CCPA” means the California Consumer Privacy Act of 2018.

“Class A Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Company.

“Class F Stock” means the shares of Class F common stock, par value $0.0001 per share, of the Company.

“Credit Agreement” means the Credit Agreement, dated as of November 7, 2016, by and among LiveVox, certain of its subsidiaries, as guarantors, the lenders party thereto and PNC Bank, National Association as administrative agent, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company, consisting of: (i) prior to the Business Combination, the Class A Stock and Class F Stock; and (ii) following the closing of the Business Combination, the Class A Stock.

“Company,” “we,” “us” and “our” mean Crescent Acquisition Corp, a Delaware corporation.

“Credit Suisse” means Credit Suisse Securities (USA) LLC.

“Crescent” means Crescent Capital Group Holdings LP, a Delaware limited partnership and an affiliate of our Sponsor.

“Crescent Capital” means Crescent and its affiliated entities, not including our Sponsor and the Company.

“CRM” means customer relationship management, a system that centralizes and standardizes key customer interactions and data into a single database, creating unified customer profiles with insight across the entire customer journey.

“DGCL” means the General Corporation Law of the State of Delaware.

“Earn-Out Shares” means the 5,000,000 shares of Class A Stock to be issued to the LiveVox Stockholder and held in an escrow account, subject to release to the LiveVox Stockholder only if the price of Class A Stock trading on Nasdaq or another national securities exceeds certain thresholds during the seven-year period following the closing of the Business Combination, any Earn-Out Shares not released during such period will be forfeited and canceled for no consideration.

“Escrow Agent” means Citibank, N.A., as escrow agent for the Adjustment Escrow Amount.

“Escrow Agreement” means the Escrow Agreement, in form and substance reasonably acceptable to the parties thereto, that the Stockholder Representative, the Company and the Escrow Agent, will enter into at the closing of the Business Combination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” means June 30, 2021, which is the date by which the Company must complete its initial business combination or cease its operations except for the purpose of winding up and redeem all of the outstanding shares of Class A Stock, and in which the Trustee must liquidate the Trust Account.

“EY” means Ernst & Young, LiveVox’s independent auditor.

“FCC” means the U.S. Federal Communications Commission.

“First Merger” means the merger of First Merger Sub with and into LiveVox, with LiveVox continuing as the surviving corporation and becoming a direct, wholly owned subsidiary of the Company as a consequence as part of the Business Combination.

“First Merger Sub” means Function Acquisition I Corp, a Delaware corporation and a direct, wholly owned subsidiary of the Company.

“Forward Purchase Agreement” means the Forward Purchase Agreement, dated as of January 13, 2021, by and between the Company and Crescent, pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Forward Purchase Agreement and registration rights granted thereto, an aggregate of 2,500,000 shares of Class A Stock plus 833,333 Warrants for an aggregate purchase price of $25,000,000 in cash in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners.

“Forward Purchasers” means Crescent and any third-party transferees to which Crescent may assign, in whole or in part, its commitment under the Forward Purchase Agreement to purchase 2,500,000 shares of Class A Stock plus 833,333 Warrants for an aggregate purchase price of $25,000,000 in cash in a private placement that will close immediately prior to the Business Combination, such possible transferees, including, but not limited to, Crescent’s current or prospective limited partners.

“Founder Shares” means the 6,250,000 shares of Class F Stock that are currently owned by our Initial Stockholders, of which 6,175,000 shares are held by our Sponsor and 25,000 shares are held by each of Ms. Briscoe and Messrs. Gauthier and Turner, which shares shall automatically convert to shares of Class A Stock on a one-for-one basis upon the closing of the Business Combination.

“FTC” means the U.S. Federal Trade Commission.

“U.S. GAAP” means U.S. generally accepted accounting principles.

“GDPR” means the General Data Protection Regulation.

“GGC” means, collectively, LiveVox TopCo, LLC, Golden Gate Capital Opportunity Fund, L.P., Golden Gate Capital Opportunity Fund-A, L.P., GGCOF Third-Party Co-Invest, L.P., GGCOF Executive Co-Invest, L.P., GGCOF IRA Co-Invest, L.P. and affiliates thereof.

“Golden Gate Capital” means Golden Gate Capital Opportunity Fund, L.P., Golden Gate Capital Opportunity Fund-A, L.P., GGCOF Third-Party Co-Invest, L.P., GGCOF Executive Co-Invest, L.P., GGCOF IRA Co-Invest, L.P., GGC Administration, L.P and affiliates thereof.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incentive Plan” means the LiveVox 2021 Equity Incentive Plan, the form of which is attached to this proxy statement as Annex H.

“Initial Stockholders” means our Sponsor and the following three of our four independent directors (who were our independent directors at the time we consummated our IPO): Ms. Briscoe and Messrs. Gauthier and Turner.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IPO” means the Company’s initial public offering, consummated on March 12, 2019, through the sale of 25,000,000 Units at $10.00 per Unit.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“LiveVox” means LiveVox Holdings, Inc., a Delaware corporation.

“LiveVox Bonus Plans” means the VCIP and the OBIP.

“LiveVox Stockholder” or “LiveVox TopCo” means LiveVox TopCo, LLC, a Delaware limited liability company and the sole stockholder of LiveVox common stock and preferred stock as of immediately prior to the effective time of the First Merger.

“Lock-Up Shares” means the total of 2,743,750 shares of Class A Stock held by our Sponsor and certain of our independent directors immediately following the closing of the Business Combination upon the automatic conversion of shares of Class F Stock, which will be placed in an escrow account to be subject to release only if the price of Class A Stock trading on Nasdaq or another national securities exceeds certain thresholds during the seven-year period following the closing of the Business Combination. Any of the Lock-Up Shares not released during such period will be forfeited and canceled for no consideration.

“Max Redemption Scenario” means a scenario in which, in connection with the Business Combination, 10,025,597 shares of Class A Stock, or 40% of the outstanding shares of Class A Stock, are redeemed, resulting in an aggregate payment of approximately $101.8 million out of the Trust Account, such that the fair value of the cash and investments held in the Trust Account following such redemption along with the proceeds from the Forward Purchase Agreement and PIPE Investment are sufficient to satisfy the minimum closing cash condition pursuant to the terms of the Merger Agreement, i.e., so that our total cash proceeds are at least $250,000,000. This is our estimate of the maximum number of shares that could be redeemed in connection with the Business Combination in order to satisfy such condition.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of January 13, 2021, by and among the Company, First Merger Sub, Second Merger Sub, LiveVox and the Stockholder Representative, solely in its capacity as the representative, agent and attorney-in-fact of the stockholders of LiveVox thereunder.

“Mergers” means the First Merger and the Second Merger, together.

“Morrow” means Morrow Sodali, proxy solicitor to the Company.

“Nasdaq” means the Nasdaq Capital Market.

“Neuberger” means Neuberger Berman BD LLC, a Delaware limited liability company.

“No Redemption Scenario” means a scenario in which, in connection with the Business Combination, no shares of Class A Stock are redeemed.

“OBIP” means the Option-Based Incentive Plan established by LiveVox in 2014.

“PIPE Investment” means the $75,000,000 of Company proceeds pursuant to the Subscription Agreements in which the PIPE Investors have collectively subscribed for 7,500,000 shares of Class A Stock for an aggregate purchase price of $75,000,000 in cash in private placements that will close immediately prior to the Business Combination.

“PIPE Investors” means the investors who are parties to Subscription Agreements, pursuant to which such investors have collectively subscribed for 7,500,000 shares of Class A Stock for an aggregate purchase price of $75,000,000 in cash in private placements that will close immediately prior to the Business Combination.

“Private Placement Warrants” means the Warrants held by our Sponsor that were purchased by our Sponsor on the IPO closing date at a price of $1.00 per Warrant, each such Warrant which is exercisable for one share of Class A Stock at a price of $11.50 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of equity or equity-linked securities).

“Public Warrants” means the Warrants that were issued as part of our Units in our IPO.

“SaaS” means software as a service.

“SEC” means the United States Securities and Exchange Commission.

“Second Amended and Restated Certificate of Incorporation” means the proposed Second Amended and Restated Certificate of Incorporation of the Company, a form of which is attached hereto as Annex C, which will become the post-Business Combination Company’s certificate of incorporation upon the approval of each of the Charter Proposals, assuming the consummation of the Business Combination.

“Second Merger” means the merger of the Surviving Corporation with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity as part of the Business Combination.

“Second Merger Sub” means Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Escrow Agreement” means the Share Escrow Agreement, dated as of January 13, 2021, by and among the Company, certain independent directors of the Company and the Sponsor, providing for the treatment of the Lock-Up Shares.

“Skadden” means Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company.

“Special Meeting” means the special meeting in lieu of the 2021 annual meeting of the stockholders of the Company that is the subject of this proxy statement.

“Sponsor” means CFI Sponsor LLC, a Delaware limited liability company.

“Sponsor Support Agreement” means the Sponsor Support Agreement, dated as of January 13, 2021 and attached hereto as Annex B, by and among LiveVox, the Company, our Sponsor and certain record and beneficial owners of our Founder Shares, pursuant to which, among other things, such holders and our Sponsor agree to restrictions on their Company securities and to vote in favor of the proposals set forth herein.

“Stockholder Representative” means GGC Services Holdco, Inc., a Delaware corporation, solely in its capacity as the representative, agent and attorney-in-fact of the LiveVox Stockholder under the Merger Agreement.

“Stockholder Representative Expense Holdback Amount” means $100,000 of Company proceeds to be deposited at the closing of the Business Combination with the Stockholder Representative to pay for third-party expenses of the Stockholder Representative and to otherwise be released to the LiveVox Stockholder as merger consideration.

“Subscription Agreements” means, collectively, those certain subscription agreements entered into on January 13, 2021, between the Company and the PIPE Investors, and substantially in the form attached to this proxy statement as Annex G.

“Surviving Corporation” means the surviving corporation resulting from the First Merger.

“Transfer Agent” means Continental Stock Transfer & Trust Company as the Company’s transfer agent.

“Trust Account” means the trust account of the Company that holds the proceeds from the Company’s IPO.

“Trust Agreement” means the Investment Management Trust Agreement, dated March 7, 2019 and amended on February 17, 2021, between the Company and Trustee, which, among other things, governs the release of funds from the Trust Account.

“Trustee” means Continental Stock Transfer & Trust Company.

“Units” mean units of the Company, each consisting of one share of Class A Stock and one-half of one Warrant.

“VCIP” means the Value Creation Incentive Plan established by LiveVox in 2014.

“Voice products” means the voice portion of omnichannel and AI.

“Volume Weighted Average Share Price” shall mean the volume weighted average share price of the Class A Stock on Nasdaq or any other national securities exchange on which the Class A Stock is listed for trading as displayed on Bloomberg (or any successor service) in respect of the period from 9:30 a.m. to 4:00 p.m. (or such hours of the trading day as the relevant market shall be open in the event of an abbreviated trading day), New York City time, on such trading day.

“Warrant Agent” means Continental Stock Transfer & Trust Company as the Company’s warrant agent.

“Warrants” mean redeemable warrants of the Company, each whole warrant entitling the holder thereof to purchase one share of Class A Stock at a price of $11.50 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of equity or equity-linked securities).

“WFO” means workforce optimization, a suite of tools and analytics designed to improve contact center operations, productivity, compliance, and overall customer satisfaction.

“Withum” means WithumSmith+Brown, PC, independent registered public accounting firm to the Company.

MARKET, RANKING AND OTHER INDUSTRY DATA

Unless otherwise indicated, information contained in this proxy statement concerning LiveVox’s industry, its business and the markets in which it operates is based on information from independent industry or research organizations, other industry publications, surveys and forecasts, and LiveVox management estimates. LiveVox management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from LiveVox’s internal research and tracking mechanisms, and are based on assumptions made by LiveVox upon reviewing such data and LiveVox’s knowledge of its industry and markets, which we and LiveVox believe to be reasonable. We are responsible for all of the disclosure in this proxy statement and while we believe the data from the sources described above to be accurate and complete, neither we nor LiveVox have independently verified data from these sources or obtained third-party verification of market share data and this information may not be reliable. This information generally involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such information, projections or estimates. In addition, customer preferences can and do change. Industry publications and other reports LiveVox has obtained from independent parties generally state that the data contained in these publications or other reports have been obtained in good faith or from sources considered to be reliable, but they do not guarantee the accuracy or completeness of such data. References herein to LiveVox being a leader in a market or service category refers to LiveVox’s belief that it has a leading market share position in each specified market, unless the context otherwise requires. In addition, the discussion herein regarding LiveVox’s various markets is based on how LiveVox defines the markets for its products and services, which products may be either part of larger overall markets or markets that include other types of products.

Assumptions and estimates of our and LiveVox’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors—Risks Related to LiveVox’s Business and Industry.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This proxy statement contains some of LiveVox’s or its subsidiaries’ trademarks, service marks and trade names, including, among others, LiveVox and SpeechIQ and other names of certain of LiveVox’s products. Each one of these trademarks, service marks or trade names is either (1) a registered trademark of LiveVox or one of its subsidiaries, (2) a trademark for which LiveVox or one of its subsidiaries has a pending application, or (3) a trade name or service mark for which LiveVox or one of its subsidiaries claims common law rights. All other trademarks, trade names or service marks of any other company appearing in this proxy statement belong to their respective owners. The use or display of other parties’ trademarks, service marks or trade names is not intended to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us or LiveVox by, these other parties.

Solely for convenience, the trademarks, service marks and trade names referred to in this proxy statement are presented without the TM, SM and ® symbols, but such references are not intended to indicate, in any way, that we, LiveVox or the applicable licensors will not assert, to the fullest extent under applicable law, our, LiveVox’s or the applicable licensors’ respective rights to these trademarks, service marks and trade names.

NON-GAAP FINANCIAL MEASURES

Financial statements included in this proxy statement have been prepared in accordance with U.S. GAAP. Certain financial measures presented in this proxy statement, such as EBITDA, Adjusted EBITDA, Non-GAAP Gross Profit and Non-GAAP Gross Margin, are not recognized under U.S. GAAP. We define these terms as follows:

•	“EBITDA” means, for any reporting period, net income before interest, taxes, depreciation and amortization.

•

“Adjusted EBITDA” means, for any reporting period, net income before interest, taxes, depreciation and amortization and adjusted to exclude the impact of long-term equity incentive bonus and stock compensation, acquisition and financing related fees and expenses, Golden Gate Capital management fee expenses, other non-recurring expenses as well as certain other items identified as affecting comparability, when applicable.

•

“Non-GAAP Gross Profit” means, for any reporting period, gross profit, adding back depreciation and amortization, long-term equity incentive bonus and stock compensation, other non-recurring expenses and other items identified as affecting comparability, when applicable.

•	“Non-GAAP Gross Margin percentage” means, for any reporting period, Non-GAAP Gross Profit divided by revenue.

EBITDA, Adjusted EBITDA, Non-GAAP Gross Profit and Non-GAAP Gross Margin percentage have been included in this proxy statement because they are important metrics used by LiveVox’s management as one of the means by which it assesses financial performance. EBITDA, Adjusted EBITDA, Non-GAAP Gross Profit and Non-GAAP Gross Margin percentage are also frequently used by analysts, investors and other interested parties to evaluate companies in LiveVox’s industry. These measures, when used in conjunction with related U.S. GAAP financial measures, provide investors with an additional financial analytical framework that may be useful in assessing LiveVox and its results of operations.

EBITDA, Adjusted EBITDA, Non-GAAP Gross Profit and Non-GAAP Gross Margin percentage are supplemental measures of financial performance that are not required by, or presented in accordance with, U.S. GAAP. These non-GAAP metrics have certain limitations and should not be considered as alternatives to financial measures prepared in accordance with U.S. GAAP, such as net income, or as measures of financial performance or any other performance measure derived in accordance with U.S. GAAP or as measures of liquidity. LiveVox’s future results may be affected by unusual or nonrecurring items for which these non-GAAP measures adjust. Management compensates for these limitations by using EBITDA, Adjusted EBITDA, Non-GAAP Gross Profit and Non-GAAP Gross Margin percentage as supplemental financial metrics and in conjunction with LiveVox’s results prepared in accordance with U.S. GAAP. Other companies, including those in LiveVox’s industry, may not use such measures or may calculate one or more of the measures differently than as presented in this proxy statement, limiting their usefulness as a comparative measure.

The non-GAAP information in this proxy statement should be read in conjunction with LiveVox’s audited annual financial statements and the related notes included elsewhere in this proxy statement. For a reconciliation of the most directly comparable U.S. GAAP measures, see “LiveVox Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Additional Financial Metrics and Other Data

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“LTM Net Revenue Retention Rate” for any customer or group of customers means, the (x) the sum of monthly recurring revenue by month by customer for the prior 12 months, divided by (y) by the sum of monthly recurring revenue for such customers during the trailing twelve months prior to the period being presented.

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“Monthly recurring revenue” means, for any specific period, that portion of revenue calculated in accordance with GAAP which LiveVox determines to be recurring monthly contracted revenue and usage-based revenue.

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“Contracted revenue,” represents, for any specific period, that portion of revenue calculated in accordance with GAAP which LiveVox determines to be contracted minimum recurring revenue regardless of customer usage.

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“Usage-based revenue” represents, for any specific period, that portion of revenue calculated in accordance with GAAP which LiveVox determines to be revenue, under a usage-based pricing model in excess of contracted minimums, with prices calculated on a number of agent seats and units of usage (which includes minutes of voice, SMS messages, emails sent, and SpeechIQ hours).

For additional information on how LiveVox calculates LTM Net Revenue Retention Rates, see “LiveVox Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to the Business Combination and any other statements relating to future results, strategy and plans of the Company and LiveVox (including certain projections and business trends, and statements which may be identified by the use of the words “plans,” “expects” or “does not expect,” “estimated,” “is expected,” “budget,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” “targets,” “projects,” “contemplates,” “predicts,” “potential,” “continue,” or “believes,” or variations of such words and phrases or state that certain actions, events or results “may,” “could,” “would,” “should,” “might,” “will” or “will be taken,” “occur” or “be achieved”).

Forward-looking statements are based on the opinions and estimates of management of the Company or LiveVox, as the case may be, as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to a delay in or the failure to close the Business Combination;

•	the amount of redemptions by our public stockholders;

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the ability to retain key personnel and the ability to achieve stockholder and regulatory approvals, industry trends, legislation or regulatory requirements and developments in the global economy as well as the public health crisis related to the coronavirus (COVID-19) pandemic and resulting significant negative effects to the global economy;

•	disrupted global supply chains and significant volatility and disruption of financial markets;

•	increased operating costs;

•	the impact of the COVID-19 pandemic on the operations of LiveVox and of the post-Business Combination Company;

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dependence on the operational and financial results of, and relationships with, third-party customer relationship management CRM providers, workforce optimization WFO providers, other technology providers, systems integrators, and telephony providers;

•	dependence on the operational and financial results of third-party data centers and public cloud providers;

•	the ability to protect LiveVox’s brand and reputation;

•	the ability to attract new customers or sell additional products to LiveVox’s existing customers;

•	the ability to execute LiveVox’s growth strategy, including through the acquisition of or investment in businesses, applications or technologies that could complement or expand LiveVox’s solution;

•	the ability to manage the growth of the post-Business Combination Company and the associated strain on resources;

•	the high level of competition in the cloud contact center industry;

•	changes to the industry in which LiveVox operates;

•	reliance on information systems and the ability to properly maintain the confidentiality and integrity of data;

•	the occurrence of cyber incidents or a deficiency in cybersecurity protocols;

•	the post-Business Combination Company’s business model being susceptible to litigation;

•	the ability to obtain third-party software licenses for use in or with LiveVox’s products;

•	increased expenses associated with being a public company;

•	the ability to adequately protect intellectual property;

•	risks associated with the use of social media platforms in marketing;

•	the ability to obtain and retain high-profile strategic partnership arrangements;

•	the ability to comply with existing or future domestic and international laws and regulations and taxation requirements;

•	the post-Business Combination Company’s business model being susceptible to litigation; and

•	the other factors identified under the heading “Risk Factors” beginning on page 63 of this proxy statement.

Additional information on these and other factors that may cause actual results and the Company’s performance to differ materially is included in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K for the year ended December 31, 2020.

Copies of the Company’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov or may be obtained by contacting the Company. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Before any of our stockholders grant their proxies or instruct how their votes should be cast or vote on the proposals to be put to the Special Meeting, such stockholders should be aware that the occurrence of the events described in the “Risk Factors” section starting on page 63 and elsewhere in this proxy statement may adversely affect us.

SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Frequently Used Terms.”

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The Company is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

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There are currently 31,237,762 shares of Common Stock issued and outstanding, consisting of (i) 24,987,762 shares of Class A Stock originally sold as part of the IPO, and (ii) 6,250,000 shares of Class F Stock that were initially issued to our Sponsor, prior to our IPO. There are currently no shares of Company preferred stock issued and outstanding. In addition, we issued 12,500,000 Public Warrants (originally sold as part of the Units issued in our IPO) as part of our IPO along with 7,000,000 Private Placement Warrants issued to our Sponsor in a private placement on the IPO closing date. Each whole Warrant entitles its holder to purchase one share of our Class A Stock at an exercise price of $11.50 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of equity or equity-linked securities). The Warrants will become exercisable 30 days after the completion of the Business Combination and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants at a price of $0.01 per warrant if the last sale price of Class A Stock on Nasdaq equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before the Company sends the notice of redemption to the Warrant holders. The Private Placement Warrants, however, are non-redeemable and exercisable on a cashless basis so long as they are held by our Sponsor or its permitted transferees. For more information regarding the warrants, please see the section entitled “Description of Securities.”

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LiveVox offers a cloud contact center, or CCaaS, platform that unifies omnichannel, AI, CRM and WFO capabilities to enable enterprises to deliver an exceptional customer and agent experience while mitigating compliance and security risk. Key highlights of LiveVox’s business and market opportunity include a large and growing CCaaS market opportunity, a differentiated product, and an attractive financial profile. Since LiveVox’s acquisition by funds affiliated with Golden Gate Capital in 2014, LiveVox has invested in reaching product maturity and developing a differentiated value proposition for enterprise customers. Over this time period, LiveVox sustained its revenue growth and sustained attractive unit economics. For more information about LiveVox, please see the sections entitled “Information About LiveVox,” “LiveVox Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management after the Business Combination.”

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In accordance with and subject to the terms of the Merger Agreement and customary adjustments set forth therein, the base aggregate merger consideration to be paid in connection with the Business Combination is $824,375,000, which amount will be: (i) increased by the amount of cash and cash equivalents held by LiveVox and its direct and indirect subsidiaries as of 12:01 a.m., Eastern Time, on the date of the closing of the Business Combination; (ii) decreased by the amount of LiveVox’s outstanding indebtedness as of 12:01 a.m., Eastern Time, on the date of the closing of the Business Combination; (iii) decreased by the aggregate amount of transaction expenses incurred by the Company prior to the closing of the Business Combination; (iv) decreased by the aggregate amount of certain transaction expenses incurred by LiveVox and its direct or indirect subsidiaries, to the extent incurred but not paid by LiveVox prior to the closing of the Business Combination, which amount shall also include transaction-related bonuses and other amounts payable in connection with or anticipation of the consummation of the Business Combination; (v) increased by the amount of interest accrued on deposits in the Trust Account after giving effect to taxes paid or payable and any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds in the Trust Account as of two business days prior to the closing of the Business Combination (which instructions to redeem such public shares are further discussed in the accompanying proxy statement); (vi) decreased by the $2,000,000 to be placed into the Adjustment Escrow Account; and (vii) decreased by the Stockholder Representative Expense Holdback Amount.

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The consideration to be paid to the LiveVox Stockholder will be a combination of cash and stock (including Earn-Out Shares). The maximum amount of cash consideration payable to LiveVox Stockholder is $220,000,000, including up to $2,000,000 that could potentially be released to the LiveVox Stockholder from the Adjustment Escrow Account. The exact amount of cash consideration payable to the LiveVox Stockholder as of the closing of the Business Combination is to be determined as follows: (i) the aggregate amount of cash contained in the Trust Account immediately prior to the closing of the Business Combination after making payments in connection with redemptions that may be elected by our public stockholders; plus (ii) all cash and cash equivalents held by the Company outside of the Trust Account immediately prior to the closing of the Business Combination; less (iii) $2,000,000 to be placed into the Adjustment Escrow Account; less (iv) the Stockholder Representative Expense Holdback Amount; plus (v) $25,000,000 of Company proceeds pursuant to the Forward Purchase Agreement; plus (vi) $75,000,000 of Company proceeds pursuant to the PIPE Investment; plus (vii) any additional Company proceeds pursuant to the right but not the obligation of Crescent, either alone or with our Sponsor, to purchase additional shares of Class A Stock immediately prior to the closing of the Business Combination at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent the sum of (i) through (vii) is less than $250,000,000 (we refer to the sum of (i) through this (vii) as our “total cash proceeds”); less (viii) certain transaction expenses of the Company and LiveVox (in each case, to the extent incurred and not paid prior to the closing of the Business Combination) (such expenses collectively, the “Aggregate Transaction Expenses”); and less (ix) cash to be retained by the Company in the amount of $100,000,000 less the amount by which the Aggregate Transaction Expenses exceeds $30,000,000.

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The remainder of the consideration paid to the LiveVox Stockholder will be stock consideration, consisting of a number of newly issued shares of Class A Stock, valued at $10.00 per share, equal to the difference between the total merger consideration and the cash consideration payable at the closing of the Business Combination for purposes of determining the aggregate number of shares payable to the LiveVox Stockholder for its ownership interests in LiveVox. The number of shares of Class A Stock to be issued to the LiveVox Stockholder as consideration is subject to adjustment, depending on, among other things, the level of redemptions of our shares of Class A Stock by our public stockholders or in certain cases to preserve the intended tax-free treatment of the Business Combination. To the extent the stock consideration is increased, there will be a corresponding reduction to the cash consideration paid to the LiveVox Stockholder. Following the closing of the Business Combination, the LiveVox Stockholder may receive cash consideration or, in some cases, share consideration as a result of any adjustment of the purchase price.

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As additional consideration payable to the LiveVox Stockholder, the Company will issue 5,000,000 shares of Class A Stock as Earn-Out Shares to the LiveVox Stockholder to be held in an escrow account to be subject to release to the LiveVox Stockholder only if the price of Class A Stock trading on the Nasdaq exceeds certain thresholds during the seven-year period following the closing of the Business Combination. Any Earn-Out Shares not released during the seven-year period following the closing of the Business Combination will be forfeited and canceled for no consideration. For more information about the Merger Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

•	Prior to the closing of the Business Combination, LiveVox is wholly owned by the LiveVox Stockholder.

•	The following diagram illustrates the ownership of LiveVox and its subsidiaries as of the date of this proxy statement on an as-converted to common stock basis:

Pre-Closing Organization Chart

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It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders will retain an ownership interest of approximately 25.9% in the post-Business Combination Company; (ii) our Initial Stockholders will own approximately 3.6% of the post-Business Combination Company; (iii) the Forward Purchasers will own approximately 2.6% of the post-Business Combination Company; (iv) the PIPE Investors will own approximately 7.7% of the post-Business Combination Company; (v) the participants in the LiveVox Bonus Plans will own approximately 3.6% of the post-Business Combination Company; and (vi) the LiveVox Stockholder will own approximately 56.6% of the post-Business Combination Company. The ownership percentages with respect to the post-Business Combination Company (a) do not take into account (1) any redemption by our public stockholders (and the percentages therefore assume our total cash proceeds exceed $250,000,000 without the purchase of additional shares of Class A Stock by Crescent and our Sponsor) and (2) Warrants that will remain outstanding immediately following the Business Combination, but (b) do include (1) the issuance of Class A Stock pursuant to the Forward Purchase Agreement, (2) the issuance of Class A Stock pursuant to the PIPE Investment, (3) the issuance of Class A Stock pursuant to the LiveVox Bonus Plans, (4) the remaining Founder Shares, all of which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis, after the cancelation of 2,725,000 of such shares by our Sponsor, and (5) the Earn-Out Shares and Lock-Up Shares that will be placed into escrow because the LiveVox Stockholder and our Initial Stockholders, respectively, will maintain voting power over such shares, and therefore such interests represent voting power (and not necessarily pecuniary interests or dispositive power). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders and the ownership percentage of the LiveVox Stockholder in the post-Business Combination Company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

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The following diagram illustrates the anticipated ownership structure, pursuant to the assumptions described in the bullet point above, of the post-Business Combination Company and its expected subsidiaries immediately following the consummation of the Business Combination:

Post-Closing Organization Chart

(1)	The Company will change its name to LiveVox Holdings, Inc. in connection with the closing of the Business Combination.

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Our management and Board considered various factors in determining whether to approve the Merger Agreement and the Business Combination, including LiveVox’s attractive growth profile, differentiated product strategy, proven and experienced management team, large and growing total addressable market, attractive valuation and strong balance sheet along with other alternatives, the terms of the Merger Agreement, continued support for the post-Business Combination Company by the LiveVox Stockholder, the evaluation of our independent directors, the risks of benefits not achieved, the COVID-19 pandemic, the Expiration Date, the need for stockholder approval, the risks of redemptions, the risks of potential litigation, fees and expenses involved and other risks. For more information about our decision-making process, see the section entitled “Proposal No. 1—Approval of the Business Combination—The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

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Pursuant to our amended and restated certificate of incorporation, in connection with the Business Combination, holders of our public shares may elect to have their Class A Stock redeemed for cash at the applicable redemption price per share calculated in accordance with our amended and restated certificate of incorporation. For illustrative purposes, based upon the amount held in our Trust Account of $253,628,041 as of December 31, 2020, and estimated interest income and taxes post-December 31, 2020, the Company estimates that the per-share price at which public stockholders may redeem their Class A Stock from cash held in the Trust Account will be approximately $10.14 at the time of the Special Meeting. If a holder exercises its, his or her redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-Business Combination Company and will not participate in the future growth of the post-Business Combination

Company, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the Special Meeting. Please see the section entitled “Special Meeting of Company Stockholders—Redemption Rights.”

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In addition to voting on the proposal to adopt the Merger Agreement and approve the transactions contemplated thereunder, including the Business Combination, at the Special Meeting, the stockholders of the Company will be asked to vote on:

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a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination (the “Nasdaq Proposal” or “Proposal No. 2”);

•	seven separate proposals relating to adopting the Second Amended and Restated Certificate of Incorporation (collectively, the “Charter Proposals” or “Proposal No. 3”);

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proposals to elect nine directors to serve staggered terms on our Board until the 2022, 2023 and 2024 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (the “Director Election Proposals” or “Proposal No. 4”);

•	a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal” or “Proposal No. 5”); and

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a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the other proposals (the “Adjournment Proposal” or “Proposal No. 6”).

Please see the sections entitled “Proposal No. 1—Approval of the Business Combination,” “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination,” “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation,” “Proposal No. 4— Election of Directors to the Board of Directors,” “Proposal 5—Approval of the Incentive Plan, including the Authorization of the Initial Share Reserve under the Incentive Plan” and “Proposal No. 6—The Adjournment Proposal.” Each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposals and the Incentive Plan Proposal is cross-conditioned on the approval of each other.

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Upon consummation of the Business Combination, our Board anticipates increasing its size from seven directors to nine directors and providing for three classes of directors (Class I, Class II and Class III), with each Class I director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2022, each Class II director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2023 and each Class III director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. We anticipate having 3 Class I directors, 3 Class II directors and 3 Class III directors. Please see the section entitled “Management After the Business Combination” for additional information.

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Unless waived by the applicable parties to the Merger Agreement, and subject to applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Merger Agreement including, among others, receipt of the stockholder approvals contemplated by this proxy statement and the total cash proceeds of the Company equaling or exceeding $250,000,000. For more information about the closing conditions to the Business Combination, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Conditions to Closing of the Business Combination.”

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The Merger Agreement may be terminated at any time prior to the consummation of the Business Combination upon agreement of the parties thereto, or by the Company or the Stockholder Representative in specified circumstances. For more information about the termination rights under the Merger Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Termination.”

•	The proposed Business Combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

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In considering the recommendation of our Board to vote for the proposals presented at the Special Meeting, including the Business Combination Proposal, you should be aware that aside from their interests as stockholders, certain members of our Board and officers, as well as our Sponsor, have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the Special Meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

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the fact that our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

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the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation;

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the fact that our Sponsor paid an aggregate of $25,000 for 6,250,000 shares of Class F Stock (75,000 of which have been transferred to our independent directors, after giving effect to the (i) surrender of 1,437,500 shares on November 29, 2017 and (ii) forfeiture of 937,500 shares in April 2019) which will be converted into Class A Stock upon the closing of the Business Combination, including the 2,725,000 shares that our Sponsor has agreed to cancel concurrently with the closing of the Business Combination and the Lock-Up Shares which will be subject to release only if the price of Class A Stock trading on Nasdaq or another national securities exchange exceeds certain thresholds during the seven-year period following the closing of the Business Combination and will otherwise be forfeited and canceled for no consideration, but which will have no value if an initial business combination is not consummated by the Expiration Date;

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the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by the Expiration Date;

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if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

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the fact that our Sponsor will have the right to nominate two independent directors of the post-Business Combination Company pursuant to a stockholder’s agreement to be entered into upon closing of the Business Combination;

•	the anticipated continuation of two of our existing directors, Robert D. Beyer and Todd M. Purdy, as directors of the post-Business Combination Company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

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the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by the Expiration Date;

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that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

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that, at the closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Initial Stockholders and their permitted transferees;

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that Crescent has entered into the Forward Purchase Agreement with the Company, pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Forward Purchase Agreement and registration rights granted thereto, an aggregate of 2,500,000 shares of Class A Stock plus 833,333 Warrants for an aggregate purchase price of $25,000,000 in cash in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers); and

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that Crescent, either alone or with our Sponsor, has the right but not the obligation to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent our total cash proceeds are less than $250,000,000.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS

The questions and answers below highlight only selected information from this proxy statement and only briefly address some commonly asked questions about the proposals to be presented at the Special Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the proposed Business Combination and the voting procedures for the Special Meeting, which will be held on June 16 at 10:00 a.m. Pacific Time virtually via the Internet. You can participate in the meeting, vote and submit questions via live webcast by visiting https://www.cstproxy.com/crescentacquisitioncorp/2021 and entering the voter control number included on your proxy card. You will not be able to attend the meeting in person.

Q:    Why am I receiving this proxy statement?

A:    Our stockholders are being asked to consider and vote upon a proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination, among other proposals. We have entered into the Merger Agreement providing for, among other things: (i) the merger of First Merger Sub with and into LiveVox, with LiveVox continuing as the surviving corporation and becoming a direct, wholly owned subsidiary of the Company as a consequence and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of the Surviving Corporation with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity, which, together with the First Merger and the other transactions contemplated by the Merger Agreement, we refer to herein as the “Business Combination.” You are being asked to vote on the Business Combination between us and LiveVox. Subject to the terms of the Merger Agreement, the base aggregate merger consideration to be paid in connection with the Business Combination is $824,375,000, subject to the adjustments described elsewhere in this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

This proxy statement and its Annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You should read this proxy statement and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.

Q:    When and where is the Special Meeting?

A:    The Special Meeting will be held on June 16. 2021 at 10:00 a.m. Pacific Time virtually via the Internet. You can participate in the meeting, vote and submit questions via live webcast by visiting https://www.cstproxy.com/crescentacquisitioncorp/2021 and entering the voter control number included on your proxy card.

Q:    Can I attend the Special Meeting?

A:    We will be hosting the Special Meeting virtually via the Internet. You will not be able to attend the Special Meeting in person. You can participate in the meeting, vote and submit questions via live webcast by visiting https://www.cstproxy.com/crescentacquisitioncorp/2021 and entering the voter control number included on your proxy card. Our Board considers this to be the appropriate format of the Special Meeting. The meeting will comply with the meeting rules of conduct; the rules of conduct will be posted on the virtual meeting web portal. The Special Meeting live webcast will begin promptly on June 16. 2021 at 10:00 a.m. Pacific Time. We encourage you to access the Special Meeting webcast prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

Q:    What do I need in order to be able to participate in the Special Meeting?

A:    You will need the voter control number included on your proxy card in order to be able to vote your shares or submit questions during the Special Meeting. If you do not have a voter control number, you will be able to listen to the meeting only and you will not be able to vote or submit questions during the Special Meeting.

Q:    What are the specific proposals on which I am being asked to vote at the Special Meeting?

A:    The Company’s stockholders are being asked to approve the following proposals:

1.	Business Combination Proposal—To adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination;

2.

Nasdaq Proposal—To approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination;

3.	Charter Proposals—The following seven separate proposals relating to adopting the Second Amended and Restated Certificate of Incorporation:

a)	to authorize shares and provide for the relative conversion voting, dividend and liquidation rights of all classes of Common Stock;

b)

to provide that the number of directors initially be nine and thereafter will be determined exclusively by the Board pursuant to a resolution adopted by a majority of the Board as will be provided in our Amended and Restated Bylaws;

c)

to provide that the post-Business Combination Company will not be governed by Section 203 of the DGCL (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

d)

to require the approval by affirmative vote of the holders of at least two-thirds of the Common Stock of the post-Business Combination Company entitled to vote to make amendments to the Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws;

e)	to provide for certain amendments relating to control by the LiveVox Stockholder and GGC;

f)

to provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, the Exchange Act and any other claim for which the federal courts have exclusive jurisdiction; and

g)	to make other general changes.

4.

Director Election Proposals—To consider and vote upon proposals to elect nine directors to serve staggered terms on our Board until the 2022, 2023 and 2024 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified.

5.	Incentive Plan Proposal—To consider and vote upon a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan.

6.

Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposals or the Incentive Plan Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposals or the Incentive Plan Proposal.

Q:    Are the proposals conditioned on one another?

A:    Yes. Each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Director Election Proposals and the Incentive Plan Proposal is cross-conditioned on the approval of each other. Therefore, unless waived by the parties to the Merger Agreement, if any of these proposals do not receive the requisite vote for approval, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by the Expiration Date, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in the Trust Account to the public stockholders. The Merger Agreement requires us to propose a charter amendment to our stockholders for the purpose of effecting an extension. See the section entitled “Proposal No. 1—The Business Combination Proposal—The Merger Agreement—Covenants of the Parties” for more information.

Q:    Why is the Company providing stockholders with the opportunity to vote on the Business Combination?

A:    Under our amended and restated certificate of incorporation, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the Business Combination Proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the closing of our Business Combination. The adoption of the Merger Agreement is required under Delaware law and the approval of the Business Combination is required under our amended and restated certificate of incorporation. In addition, such approval is also a condition to the closing of the Business Combination under the Merger Agreement.

Q:    What revenues and profits/losses has LiveVox generated in the last three years?

A:    For the years ended December 31, 2018, 2019 and 2020, LiveVox had total revenue of $77,177,000, $92,755,000 and $102,545,000, respectively, and net (loss) income of $1,886,000, $(6,913,000) and $(4,645,000), respectively. For additional information, please see the sections entitled “Selected Consolidated Historical Financial and Other Information of LiveVox” and “LiveVox Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Q:    What will happen in the Business Combination?

A:    Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, the Company will acquire LiveVox in a series of transactions we collectively refer to as the “Business Combination.” At the closing of the Business Combination contemplated by the Merger Agreement, the parties will undertake the following transactions: (i) the merger of First Merger Sub with and into LiveVox, with LiveVox continuing as the surviving corporation and becoming a direct, wholly owned subsidiary of the Company as a consequence; and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of the Surviving Corporation with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity. As a result of the First Merger, at the closing of the Business Combination and in connection with the First Merger, the Company will own 100% of the outstanding common stock of LiveVox and each share of common stock of LiveVox will be canceled and converted into the right to receive a portion of the consideration. As a result of the Second Merger, the Company will own 100% of the outstanding interests in the Second Merger Sub. After the Business Combination, the Company will own, directly or indirectly, all of the stock of LiveVox and its direct and indirect subsidiaries.

Q:    Following the Business Combination, will the Company’s securities continue to trade on a stock exchange?

A:    Yes. We intend to apply to continue the listing of the post-Business Combination Company’s Class A Stock, Units and Public Warrants on Nasdaq under the symbols “LVOX,” “LVOXU” and “LVOXW,” respectively, upon the closing of the Business Combination.

Q:    How has the announcement of the Business Combination affected the trading price of the Company’s Class A Stock?

A:    On January 13, 2021, the trading date before the public announcement of the Business Combination, the Company’s Class A Stock, Units and Warrants closed at $10.40, $11.59 and $1.75, respectively. On May 13, 2021, the most recent practicable trading date prior to the date of this proxy statement, the Company’s Class A Stock, Units and Public Warrants closed at $10.08, $10.41 and $1.13, respectively.

Q:    How will the Business Combination impact the shares of the Company outstanding after the Business Combination?

A:    As a result of the Business Combination and the consummation of the transactions contemplated thereby, the amount of Common Stock outstanding will increase by approximately 310% to approximately 97 million shares of Common Stock (including the Earn-Out Shares and assuming that no shares of Class A Stock are redeemed and that no additional shares of Class A Stock are purchased pursuant to the right of Crescent and the Sponsor to purchase, immediately prior to the closing of the Business Combination, additional shares of Class A Stock to the extent our total cash proceeds are less than $250,000,000). Additional shares of Common Stock may be issuable in the future as a result of the issuance of additional shares that are not currently outstanding, including issuance of shares of Class A Stock upon exercise of the Warrants after the Business Combination. The issuance and sale of such shares in the public market could adversely impact the market price of our Common Stock, even if our business is doing well.

Q:    Is the Business Combination the first step in a “going private” transaction?

A:    No. The Company does not intend for the Business Combination to be the first step in a “going private” transaction. One of the primary purposes of the Business Combination is to provide a platform for LiveVox to access the U.S. public markets.

Q:    Will the management of LiveVox change in the Business Combination?

A:    We anticipate that all of the executive officers of LiveVox will remain with the post-Business Combination Company. In addition, Louis Summe, LiveVox’s Chief Executive Officer and co-founder, has been nominated to serve as a director of the post-Business Combination Company upon completion of the Business Combination. Please see the section entitled “Management After the Business Combination” for additional information.

Q:    What stake will current stockholders of the Company and the LiveVox Stockholder hold in the post-Business Combination Company after the closing?

A:    It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders will retain an ownership interest of approximately 25.9% in the post-Business Combination Company; (ii) our Initial Stockholders will own approximately 3.6% of the post-Business Combination Company; (iii) the Forward Purchasers will own approximately 2.6% of the post-Business Combination Company; (iv) the PIPE Investors will own approximately 7.7% of the post-Business Combination Company; (v) the participants in the LiveVox Bonus Plans will own approximately 3.6% of the post-Business Combination Company; and (vi) the LiveVox Stockholder will own approximately 56.6% of the post-Business Combination Company. The ownership percentages with respect to the post-Business Combination Company (a) do not take into account (1) any redemption by our public stockholders (and the percentages therefore assume our total cash proceeds exceed $250,000,000 without the purchase of additional shares of Class A Stock by Crescent and our Sponsor) and (2) Warrants that will remain outstanding immediately following the Business Combination, but (b) do include (1) the issuance of Class A Stock pursuant to the Forward Purchase Agreement, (2) the issuance of Class A Stock pursuant to the PIPE Investment, (3) the issuance of Class A Stock pursuant to the LiveVox Bonus Plans, (4) the remaining Founder Shares, all of which will be converted into shares of Class A Stock at the closing of the

Business Combination on a one-for-one basis, after the cancelation of 2,725,000 of such shares by our Sponsor, and (5) the Earn-Out Shares and Lock-Up Shares that will be placed into escrow because the LiveVox Stockholder and our Initial Stockholders, respectively, will maintain voting power over such shares, and therefore such interests represent voting power (and not necessarily pecuniary interests or dispositive power). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders and the ownership percentage of the LiveVox Stockholder in the post-Business Combination Company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Q:    Will the Company assume any of LiveVox’s outstanding financing obligations or obtain new financing in connection with the Business Combination?

A:    The Company will use the proceeds from the Forward Purchase Agreement and PIPE Investment, together with the funds in the Trust Account, and, to the extent the Company’s total cash proceeds are otherwise less than $250,000,000, any proceeds from the sale of additional securities of the Company to Crescent and our Sponsor to fund the cash consideration payable to the LiveVox Stockholder in the Business Combination and certain transaction fees and expenses relating to the Business Combination. In addition, the Company will be assuming approximately $62 million of the existing net indebtedness of LiveVox. However, the Company does not anticipate obtaining any new debt financing to fund the Business Combination.

Q:    What conditions must be satisfied to complete the Business Combination?

A:    Unless waived by the applicable parties to the Merger Agreement, and subject to applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Merger Agreement including, among others, receipt of the stockholder approvals contemplated by this proxy statement and the total cash proceeds of the Company equaling or exceeding $250,000,000. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

Q:    Are there any arrangements to help ensure that the Company will have sufficient funds to fund the aggregate purchase price?

A:    Unless waived by the Company or LiveVox, as applicable, the Merger Agreement provides that our obligation and the obligation of LiveVox to consummate the Business Combination is conditioned on the total cash proceeds of the Company equaling or exceeding $250,000,000.

Under the Forward Purchase Agreement, Crescent or parties designated by Crescent will purchase 2,500,000 shares of Class A Stock and 833,333 Warrants for an aggregate purchase price of $25,000,000 in a private placement that will close immediately prior to the Business Combination. Pursuant to the PIPE Investment, the PIPE Investors have collectively subscribed for 7,500,000 shares of Class A Stock for an aggregate purchase price of $75,000,000 in cash in private placements that will close immediately prior to the Business Combination. In addition, Crescent, either alone or with the Sponsor, has the right to purchase additional shares of our Class A Stock at $10.00 per share to the extent the total cash proceeds of the Company are otherwise less than $250,000,000.

The Company will use the proceeds from the Forward Purchase Agreement and PIPE Investment, together with the funds in the Trust Account, and, to the extent the Company’s total cash proceeds are otherwise less than $250,000,000, any proceeds from the sale of additional shares of our Class A Stock to Crescent and our Sponsor (i) to fund the cash consideration payable to the LiveVox Stockholder in the Business Combination and certain transaction fees and expenses relating to the Business Combination, and (ii) to provide the Company with additional liquidity.

Q:    Why is the Company proposing the Nasdaq Proposal?

A:    We are proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d), which require stockholder approval of certain transactions that result in the issuance of 20% or more of the outstanding voting power or shares of common stock outstanding before the issuance of such stock or an issuance or potential issuance of stock that would result in a change of control.

In connection with the Business Combination, we expect to issue approximately 69 million shares of Class A Stock, not taking into consideration any shares issued to Crescent and our Sponsor pursuant to their right to purchase shares to the extent our total cash proceeds are otherwise less than $250,000,000 or the conversion of our Class F Stock. Because we may issue 20% or more of our outstanding Common Stock when considering together the stock consideration to be issued in the Business Combination, the Forward Purchase Agreement and the PIPE Investment, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a) and (d). Because certain of the LiveVox Stockholder are expected to receive more than 20% of the Common Stock as part of the stock consideration issued in the Business Combination, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rule 5635(b). For more information, please see the section entitled “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination.”

Q:    Why is the Company proposing the Charter Proposals?

A:    The Second Amended and Restated Certificate of Incorporation that we are asking our stockholders to adopt in seven separate proposals in connection with the Business Combination (collectively, the “Charter Proposals” or “Proposal No. 3”) provides for certain amendments to our existing certificate of incorporation. Pursuant to Delaware law and the Merger Agreement, we are required to submit the Charter Proposals to the Company’s stockholders for adoption. For additional information please see the section entitled “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation.”

Q:    Why is the Company proposing the Director Election Proposals?

A:    Upon consummation of the Business Combination, our Board anticipates increasing its size from seven directors to nine directors and providing for three classes of directors (Class I, Class II and Class III), with each Class I director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2022, each Class II director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2023 and each Class III director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. We anticipate having three Class I directors, three Class II directors and three Class III directors. The Company believes it is in the best interests of stockholders to allow stockholders to vote upon the election of newly appointed directors. Please see the section entitled “Proposal No. 4—Election of Directors to the Board of Directors” for additional information.

Q:    Why is the Company proposing the Incentive Plan Proposal?

A:     The purpose of the Incentive Plan Proposal is to further align the interests of the eligible participants with those of stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company. Please see the section entitled “Proposal No. 5—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan” for additional information.

Q:    Why is the Company proposing the Adjournment Proposal?

A:    We are proposing the Adjournment Proposal to allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposals or the Incentive Plan Proposal. In no event will our Board adjourn the

Special Meeting or consummate the Business Combination beyond the Expiration Date. Please see the section entitled “Proposal No. 5—The Adjournment Proposal” for additional information.

Q:    What happens if I sell my shares of Class A Stock before the Special Meeting?

A:    The record date for the Special Meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of Class A Stock after the record date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. However, you will not be able to seek redemption of your shares of Class A Stock because you will no longer be able to deliver them for cancelation upon consummation of the Business Combination. If you transfer your shares of Class A Stock prior to the record date, you will have no right to vote those shares at the Special Meeting or redeem those shares for a pro rata portion of the proceeds held in our Trust Account.

Q:    What constitutes a quorum at the Special Meeting?

A:    A majority of the issued and outstanding shares of the Company’s Common Stock entitled to vote as of the record date at the Special Meeting must be present virtually or represented by proxy, at the Special Meeting to constitute a quorum and in order to conduct business at the Special Meeting. Abstentions will be counted as present for the purpose of determining a quorum. Our Initial Stockholders, who currently own approximately 20% of our issued and outstanding shares of Common Stock, will count towards this quorum. In the absence of a quorum, the chairman of the Special Meeting has power to adjourn the Special Meeting. As of the record date for the Special Meeting,                shares of our Common Stock would be required to achieve a quorum.

Q:    What vote is required to approve the proposals presented at the Special Meeting?

A:    The following votes are required for each proposal at the Special Meeting:

•

Business Combination Proposal: The approval of the Business Combination Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). Generally, only votes “FOR” or “AGAINST” are considered to be votes cast. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Business Combination Proposal, will have no effect on the Business Combination Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Business Combination Proposal. Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination.

•

Nasdaq Proposal: The approval of the Nasdaq Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). A Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting and a broker non-vote with regard to the Nasdaq Proposal will have no effect on the Nasdaq Proposal. The Nasdaq considers abstentions to be votes cast and included in the number of shares of which a majority is required to vote in favor. Accordingly, abstentions will have the same effect as a vote “AGAINST” the Nasdaq Proposal. Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 Founder Shares, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of the Nasdaq Proposal.

•

Charter Proposals: The separate approval of each of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to any of the Charter Proposals will have the same effect as a vote “AGAINST” such Charter Proposal. Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 Founder Shares, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of the Charter Proposals.

•

Director Election Proposals: Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. This means that the nine director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors. Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 Founder Shares, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of the election of each of the director nominees named in the Director Election Proposals.

•

Incentive Plan Proposal: The approval of the Incentive Plan Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). Generally, only votes “FOR” or “AGAINST” are considered to be votes cast. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Incentive Plan Proposal. Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 Founder Shares, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any share of Common Stock owned by them in favor of the Incentive Plan Proposal.

•

Adjournment Proposal: The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). Generally, only votes “FOR” or “AGAINST” are considered to be votes cast. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Adjournment Proposal. Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 Founder Shares, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of the Adjournment Proposal.

Q:     What happens if the Business Combination Proposal is not approved?

A:    If the Business Combination Proposal is not approved and we do not consummate a business combination by the Expiration Date, we will be required to dissolve and liquidate our Trust Account.

Q:     May the Company, its Sponsor or the Company’s directors or officers or their affiliates purchase shares in connection with the Business Combination?

A:    In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors or officers or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of our directors or officers or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such selling stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such selling stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors or officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be completed at purchase prices that are below or in excess of the per-share pro rata portion of the Trust Account.

Q:     How many votes do I have at the Special Meeting?

A:    Our stockholders are entitled to one vote on each proposal presented at the Special Meeting for each share of Common Stock held of record as of May 10, 2021, the record date for the Special Meeting. As of the close of business on the record date, there were 31,250,000 outstanding shares of our Common Stock.

Q:     How do I vote?

A:    If you were a holder of record of our Common Stock on May 10, 2021, the record date for the Special Meeting, you may vote with respect to the proposals at the Special Meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Voting by Mail. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by 10:00 a.m. Pacific Time on June 16, 2021.

Voting at the Meeting. If you virtually attend and plan to vote at the Special Meeting, we will provide instructions for doing so during the live webcast. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote virtually at the Special Meeting. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote virtually, you will need to bring to the Special Meeting a legal proxy from your broker, bank or nominee authorizing you to vote these shares. For additional information, please see the section entitled “Special Meeting of Company Stockholders.”

Q:     What will happen if I abstain from voting or fail to vote at the Special Meeting?

A:    At the Special Meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, a failure to vote or an abstention will have no effect on the Business Combination Proposal, the Director Election Proposals, the Incentive Plan Proposal and the Adjournment Proposal. A failure to vote or abstention will have the same effect as a vote “AGAINST” each of the Charter Proposals. An abstention will have the same effect as a vote “AGAINST” the Nasdaq Proposal, while a failure to vote will have no effect on the Nasdaq Proposal.

Q:     What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:    Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Special Meeting.

Q:     If I am not going to attend the Special Meeting virtually, should I return my proxy card instead?

A:    Yes. Whether you plan to attend the Special Meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:     If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:    No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe the proposals presented to the stockholders at this Special Meeting will be considered non-routine and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the Special Meeting. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the Special Meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:     How will a broker non-vote impact the results of each proposal?

Broker non-votes will count as a vote “AGAINST” each of the Charter Proposals but will not have any effect on the outcome of any other proposals.

Q:     May I change my vote after I have mailed my signed proxy card?

A:    Yes. You may change your vote by sending a later-dated, signed proxy card to our Secretary at the address listed below so that it is received by our Secretary prior to the Special Meeting or attend the Special Meeting virtually and vote. You also may revoke your proxy by sending a notice of revocation to our Secretary, which must be received by our Secretary prior to the Special Meeting.

Q:     What should I do if I receive more than one set of voting materials?

A:    You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:     How will the Company’s Sponsor, directors and officers vote?

A:    Prior to our IPO, we entered into a letter agreement with our Sponsor and each of our directors and officers at the time (which includes our Initial Stockholders). We also entered into a letter agreement with our director who was appointed after our IPO, and we have entered into the Sponsor Support Agreement with our Sponsor and certain of our directors and officers. Pursuant to these agreements: (i) our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination; and (ii) our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 Founder Shares, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination and each of the proposals to be considered at the Special Meeting. None of our Sponsor, directors or officers has purchased any shares of our Common Stock during or after our IPO and, as of the date of this proxy statement, neither we nor our Sponsor, directors or officers have entered into agreements, and are not currently in negotiations, to purchase shares prior to the consummation of the Business Combination. Currently, our Initial Stockholders own approximately 20% of our issued and outstanding shares of Common Stock, including all of the Founder Shares, and will vote all such shares at the Special Meeting.

Q:     What interests do the Sponsor and the Company’s current officers and directors have in the Business Combination?

A:    Our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests. You should take these interests into account in deciding whether to approve the Business Combination. These interests include:

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the fact that our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

•

the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation;

•

the fact that our Sponsor paid an aggregate of $25,000 for 6,250,000 shares of Class F Stock (75,000 of which have been transferred to our independent directors, after giving effect to the (i) surrender of 1,437,500 shares on November 29, 2017 and (ii) forfeiture of 937,500 shares in April 2019) which will be converted into Class A Stock upon the closing of the Business Combination, including the 2,725,000 shares that our Sponsor has agreed to cancel concurrently with the closing of the Business Combination and the Lock-Up Shares which will be subject to release only if the price of Class A Stock trading on Nasdaq or another national securities exchange exceeds certain thresholds during the seven-year period following the closing of the Business Combination and will otherwise be forfeited and canceled for no consideration, but which will have no value if an initial business combination is not consummated by the Expiration Date;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by the Expiration Date;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•

the fact that our Sponsor will have the right to nominate two independent directors of the post-Business Combination Company pursuant to a stockholders agreement to be entered into upon closing of the Business Combination;

•	the anticipated continuation of two of our existing directors, Robert D. Beyer and Todd M. Purdy, as directors of the post-Business Combination Company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

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the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by the Expiration Date;

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that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

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that, at the closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Sponsor, Crescent and their permitted transferees;

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that Crescent has entered into the Forward Purchase Agreement with the Company, pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Forward Purchase Agreement and registration rights granted thereto, an aggregate of 2,500,000 shares of Class A Stock plus 833,333 Warrants for an aggregate purchase price of $25,000,000 in cash in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers); and

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that Crescent, either alone or with our Sponsor, has the right but not the obligation to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent our total cash proceeds are less than $250,000,000.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Q:     Did the Company’s Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:    No. Neither our Board nor any committee thereof is required to obtain an opinion from an independent investment banking or accounting firm that the price that we are paying for LiveVox is fair to us from a financial point of view. Neither our Board nor any committee thereof obtained a third-party valuation in connection with the Business Combination. In analyzing the Business Combination, our Board conducted due diligence on LiveVox and reviewed comparisons of selected financial data of LiveVox with certain of its peers in the industry and the financial terms set forth in the Merger Agreement. Based on the foregoing, our Board concluded that the Business Combination was in the best interest of the Company’s stockholders.

Q:     What happens if I vote against the Business Combination Proposal?

A:    If you vote against the Business Combination Proposal but the Business Combination Proposal still obtains the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting, then the Business Combination Proposal will be approved and, assuming the approval of the Incentive Plan Proposal, the Director Election Proposals, the Nasdaq Proposal and the Charter Proposals and the satisfaction or waiver of the other conditions to closing, the Business Combination will be consummated in accordance with the terms of the Merger Agreement.

If you vote against the Business Combination Proposal and the Business Combination Proposal does not obtain the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting, then the Business Combination Proposal will fail and we will not consummate the Business Combination. If we do not consummate the Business Combination, we may continue to try to complete a business combination with a different target business until the Expiration Date. If we fail to complete an initial business combination by the Expiration Date, then we will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to our public stockholders.

Q:     Do I have redemption rights?

A:    If you are a holder of public shares, you may redeem your public shares for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, by (ii) the total number of then outstanding public shares; provided that the Company will not redeem any shares of Class A Stock issued in the IPO to the extent that such redemption would result in the Company’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) equaling less than $5,000,001. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the units sold in our IPO. Holders of our outstanding Public Warrants do not have redemption rights in connection with the Business Combination. Our Sponsor, directors and officers have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Our Sponsor has also agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation. For illustrative purposes, based upon the amount held in our Trust Account of $253,628,041 as of December 31, 2020, and estimated interest income and taxes post-December 31, 2020, the Company estimates that the per-share price at which public stockholders may redeem their Class A Stock from cash held in the Trust Account will be approximately $10.14 at the time of the Special Meeting. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest not previously released to the Company to pay its franchise and income taxes) in connection with the liquidation of the Trust Account, unless we complete an alternative business combination prior to the Expiration Date.

Q:     Can the Company’s Initial Stockholders redeem their Founder Shares in connection with consummation of the Business Combination?

A:    No. Our Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares and any public shares they may hold in connection with the consummation of our Business Combination. Our Sponsor has also agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation.

Q:     Is there a limit on the number of shares I may redeem?

A:    Yes. A public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from exercising redemption rights with respect to more than an aggregate of 15% of the shares sold in our IPO. Accordingly, all shares in excess of 15% owned by a holder or “group” of holders will not be redeemed for cash. On the other hand, a public stockholder who holds less than 15% of the public shares of Class A Stock and is not a member of a “group” may redeem all of the public shares held by such stockholder for cash.

In no event is your ability to vote all of your shares (including those shares held by you or by a “group” in excess of 15% of the shares sold in our IPO) for or against our Business Combination restricted.

We have no specified maximum redemption threshold under our amended and restated certificate of incorporation, other than the aforementioned 15% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held cash and investment securities with a fair value of $253,628,041 as of December 31, 2020. The Merger Agreement provides that our obligation and the obligation of LiveVox to consummate the Business Combination is conditioned on total cash proceeds of the Company equaling or exceeding $250,000,000. This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, this condition is not met (or waived), then we or LiveVox may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s net tangible assets equaling less than $5,000,001.

Q:     Is there a limit on the total number of shares that may be redeemed?

A:    Yes. Our amended and restated certificate of incorporation provides that we may not redeem our public shares in an amount that would result in the Company’s net tangible assets equaling less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the Merger Agreement. Other than this limitation, our amended and restated certificate of incorporation does not provide a specified maximum redemption threshold. In addition, the Merger Agreement provides that our obligation and the obligation of LiveVox to consummate the Business Combination is conditioned on total cash proceeds of the Company equaling or exceeding $250,000,000. In the event the aggregate cash consideration we would be required to pay for all shares of Class A Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all shares of Class A Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Q:     Will how I vote affect my ability to exercise redemption rights?

A:    No. You may exercise your redemption rights whether you vote your shares of Common Stock for or against, or whether you abstain from voting on the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the Merger Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less-liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q:     How do I exercise my redemption rights?

A:    In order to exercise your redemption rights, you must, (i) if you hold Units, separate the underlying shares of Class A Stock and Warrants, and (ii) prior to 5:00 p.m. Eastern Time on June 14, 2021 (two business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using Depository Trust Company’s (“DTC”) Deposit/Withdrawal At Custodian (“DWAC”) system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise redemption rights to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when such delivery must be effectuated.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:    Whether the redemption is subject to U.S. federal income tax depends on the particular facts and circumstances. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—United States Federal Income Tax Considerations for Stockholders Exercising Redemption Rights.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:     If I am a Company warrant holder, can I exercise redemption rights with respect to my Public Warrants?

A:    No. The holders of our Public Warrants have no redemption rights with respect to our Public Warrants.

Q:     Do I have appraisal rights if I object to the proposed Business Combination?

A:    No. Appraisal rights are not available to holders of our Common Stock in connection with the Business Combination.

Q:     What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:    The Company will use the proceeds from the Forward Purchase Agreement and PIPE Investment, together with the funds in the Trust Account, and, to the extent the Company’s total cash proceeds are otherwise less than $250,000,000, any proceeds from the sale of additional shares of Class A Stock to Crescent and our Sponsor to fund the cash consideration payable to the LiveVox Stockholder in the Business Combination and certain transaction fees and expenses relating to the Business Combination, and to provide the Company with additional liquidity.

Q:     What happens if the Business Combination is not consummated?

A:    There are certain circumstances under which the Merger Agreement may be terminated. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement” for information regarding the parties’ specific termination rights.

If we do not consummate the Business Combination, we may try to complete a business combination with a different target business until the Expiration Date. If we fail to complete an initial business combination by the Expiration Date, then we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the IPO. Please see the section entitled “Risk Factors—Risks Related to the Company and the Business Combination.”

Holders of our Founder Shares have waived any right to any liquidation distribution with respect to such shares. In addition, if we fail to complete a business combination by the Expiration Date, there will be no redemption rights or liquidating distributions with respect to our outstanding warrants, which will expire worthless.

Q:    When is the Business Combination expected to be completed?

A:    The closing of the Business Combination is expected to take place on or prior to the third business day following the satisfaction or waiver of the conditions described below in the subsection entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Conditions to Closing of the Business Combination.” The closing is expected to occur in the second quarter of 2021. The Merger Agreement may be terminated if the Business Combination is not consummated by June 30, 2021; provided that the right to terminate because such date has passed is not granted to a party whose action or failure to act has caused the delay in the closing of the Business Combination. The date may be further extended to September 13, 2021 in case all conditions to consummate the Business Combination have been satisfied or waived other than regulatory conditions and to a limited extent in case of government shutdowns; provided, further, that such date shall be automatically extended day-for-day for each business day a government shutdown is in effect that prevents the consummation of the Business Combination for a maximum of 60 days unless otherwise mutually agreed in writing by the parties to the Merger Agreement.

For a description of the conditions to the completion of the Business Combination, see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Conditions to Closing of the Business Combination.”

Q:    What do I need to do now?

A:    You are urged to read carefully and consider the information contained in this proxy statement, including the Annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:    Who will solicit and pay the cost of soliciting proxies for the Special Meeting?

A:    The Company is soliciting proxies on behalf of its Board. The Company will pay the cost of soliciting proxies for the Special Meeting. The Company has engaged Morrow to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Morrow a fee of $25,000, plus disbursements, and will reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Company’s Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the Company’s Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:    Who can help answer my questions?

A:    If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Crescent Acquisition Corp

11100 Santa Monica Boulevard, Suite 2000

Los Angeles, CA 90025

(310) 235-5900

Attention: George P. Hawley

Email: spacir@crescentcap.com

You may also contact our proxy solicitor at:

Morrow Sodali LLC

470 West Avenue

Stamford, CT 06902

Individuals, please call toll-free: (800) 662-5200

Banks and brokerage, please call: (203) 658-9400

Email: CRSA.info@investor.morrowsodali.com

To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the Special Meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our Transfer Agent prior to the Special Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact our Transfer Agent:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information contained in this proxy statement and does not contain all of the information that may be important to you. You should read carefully this entire proxy statement, including the Annexes and accompanying financial statements of the Company and LiveVox, to fully understand the proposed Business Combination (as described below) before voting on the proposals to be considered at the Special Meeting (as described below). Please see the section entitled “Where You Can Find More Information” beginning on page 312 of this proxy statement.

Unless otherwise specified, all share calculations do not include the Lock-Up Shares and Earn-Out Shares and assume (i) no exercise of redemption rights by the Company’s public stockholders, (ii) no inclusion of any shares of Class A Stock issuable upon the exercise of the Warrants, and (iii) no additional shares of Class A Stock are issued pursuant to the right of Crescent and the Sponsor to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock to the extent our total cash proceeds are less than $250,000,000.

Parties to the Business Combination

The Company

The Company is a blank check company incorporated on November 17, 2017 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The Company’s securities are traded on Nasdaq under the ticker symbols “CRSA,” “CRSAU” and “CRSAW.” The Company intends to apply to continue the listing of its Class A Stock, Units and Public Warrants on Nasdaq under the symbols “LVOX,” “LVOXU” and “LVOXW,” respectively, upon the closing of the Business Combination.

The mailing address of the Company’s principal executive office is 11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA 90025 and its phone number is (310) 235-5900.

First Merger Sub

First Merger Sub, a Delaware corporation, is a wholly owned subsidiary of the Company, formed by the Company on June 18, 2020. In the Business Combination, First Merger Sub will merge with and into LiveVox, with LiveVox continuing as the surviving corporation.

The mailing address of First Merger Sub’s principal executive office is 11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA 90025 and its phone number is (310) 235-5900.

Second Merger Sub

Second Merger Sub, a Delaware limited liability company, is a wholly owned subsidiary of the Company, formed by the Company on June 18, 2020. In the Business Combination, the Surviving Corporation will merge with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity.

The mailing address of Second Merger Sub’s principal executive office is 11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA 90025 and its phone number is (310) 235-5900.

LiveVox

LiveVox is a Delaware corporation that was formed on February 25, 2014, for the purpose of acquiring LiveVox, Inc. LiveVox, Inc. was first incorporated in Delaware in 1998 under the name “Tools for Health” and in 2005 changed its name to “LiveVox, Inc.” In the Business Combination, First Merger Sub will merge with and into LiveVox, with LiveVox continuing as the Surviving Corporation, and immediately thereafter the Surviving Corporation will merge with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity.

The mailing address of LiveVox’s principal executive office is 655 Montgomery Street, Suite 1000, San Francisco, California, 94111 and its phone number is (844) 207-6663.

Stockholder Representative

The Stockholder Representative, a Delaware corporation, was formed on May 14, 2007. In connection with the Business Combination, the Stockholder Representative is acting as the representative, agent and attorney-in-fact of the LiveVox Stockholder.

The mailing address of the Stockholder Representative’s principal executive office is One Embarcadero Center, Suite 3900, San Francisco, California 94111 and its phone number is (415) 983-2700.

LiveVox’s Business

LiveVox’s mission is to enable next-generation cloud contact center experiences. LiveVox offers a cloud-hosted Contact Center as a Service (or CCaaS) platform for business processing outsourcing (BPO) organizations, enterprises, and collections agencies. Its offerings include omnichannel and artificial intelligence (AI), customer relationship management (CRM) and workforce optimization (WFO). LiveVox’s platform provides customers with a scalable, cloud-based architecture and preintegrated AI capabilities to support enterprise-grade deployments. Additionally, LiveVox’s platform features a native CRM which unifies disparate, department-level systems of record to present contact center agents with a single view of its customers. LiveVox has built a differentiated approach to the contact center software market and is complemented by an attractive financial model. Key highlights of LiveVox’s business and market opportunity include:

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Large and growing CCaaS market opportunity: The contact center market is in the early stages of a shift to cloud-based solutions and LiveVox estimates that the vast majority of contact center agents are not using cloud-based solutions today. Various trends are driving this transition, including digital transformation, the automation of manual contact center labor, and the need for AI-enabled analytics to support omnichannel workflows and agents. LiveVox estimates this market to be approximately $27 billion for 2020, of which approximately $5 billion is comprised of cloud-based solutions. LiveVox and other industry sources estimate the total spend to reach approximately $83 billion by 2030. As enterprises continue to execute on their digital transformation strategies, LiveVox is well positioned to capture a meaningful amount of this growth as it increases its investment in sales and marketing to educate more potential customers on its platform.

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Differentiated product: LiveVox offers a cloud-based, enterprise-focused contact center solution. The LiveVox platform consists of innovative cloud-based AI and omnichannel offerings, anchored by its native CRM solution. LiveVox’s products are designed to enable customers to remove legacy technology barriers and accelerate adoption of cloud-based solutions, regardless of digital transformation journey status. LiveVox’s platform is configured with features and functionalities as well as compliance standards and capabilities, and integrations with many existing third-party solutions, providing customers with a simple and scalable implementation process. LiveVox believes that its integrated offering accelerates the adoption of cloud-based contact center solutions, eliminates data silos, and allows its users to maximize engagement with their customers and create differentiated end user experiences. LiveVox believes that it is currently the only company to offer a product that integrates Omnichannel, Contact Center, CRM, WFO and AI capabilities in a single offering.

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Integration: LiveVox’s products integrate AI and omnichannel capabilities under one platform, alongside CRM and WFO functionalities, providing customers with a single platform to support their contact center capabilities while providing consistent platform-wide analysis and reporting.

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Approach to CRM and data: LiveVox’s products unify disparate, department-level systems of record to present a single view to contact center agents, eliminate data silos that exist between disparate and disconnected solutions, provide great customer experiences, and lower costs for its customers. Additionally, LiveVox’s approach enables simpler, more cost-efficient deployment and scaling when compared to competing solutions. For example, products provided by traditional contact center software vendors are labor intensive, time-consuming and expensive to implement because they use a bespoke integration process with disparate systems of record, resulting in complex integrations and custom code. These complex integrations often require high upfront and ongoing maintenance costs. By contrast, LiveVox’s products are pre-configured with AI and LiveVox’s proprietary CRM which allow existing consumer data sets to be easily integrated and combined with operational outcomes out of the box which leads to a highly scalable implementation and optimization process that takes significantly less time at a lower cost.

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Enterprise-grade architecture: LiveVox offers enterprise-grade compliance, security, and governance capabilities that benefit its customers, many of whom are in highly regulated industries. While LiveVox’s platform is scalable for businesses of all sizes, it primarily serves enterprise companies with complex contact center needs. Approximately 90% of LiveVox’s revenue comes from customers deploying greater than 50 seats with LiveVox.

•	Attractive financial profile, underpinned by several qualities:

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Recurring revenue model: LiveVox’s revenue model consists of approximately 99% recurring revenue. For the years ended December 31, 2020, 2019, 2018 and 2017, LiveVox’s revenues were $102.5 million, $92.8 million, $77.2 million and $60.6 million, respectively, representing year-over-year growth of 10%, 20% and 27%, respectively. LiveVox’s Adjusted EBITDA for the years ended December 31, 2020, 2019, 2018 and 2017 was $8.5 million, $13.3 million, $11.0 million and $3.8 million, respectively.

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Attractive unit economics: LiveVox benefits from strong sales efficiency given its high customer retention rates and low cost of acquiring customers, driven by the productivity of its salesforce and flexible commercial model. This model seeks to meet customers at any stage of their digital transformation by utilizing a “land and expand” strategy that allows LiveVox to provide a subset of its full contact center solution to meet the initial requirement, and then expand that relationship by providing more features and functionality that empowers the customer to continue on their journey to greater digital and AI adoption. For the years ended December 31, 2020, 2019, 2018 and 2017, LiveVox’s LTM Net Revenue Retention Rates were 106%, 118%, 120% and 115%, respectively. Notwithstanding for the impact of COVID-19 on fiscal 2020, LiveVox’s average net revenue retention rate was 115% over the period 2017 to 2020. These qualities contribute to attractive unit economics. LiveVox estimates that the average calculated lifetime value of LiveVox’s customers is approximately seven times the associated cost of acquiring them for the time period from 2017 to 2020.

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Resilience: LiveVox has not experienced a sustained disruption in its overall business as a result of COVID-19. In the first half of 2020, LiveVox’s usage-based revenues were impacted due to lower volumes, although usage revenue returned to growth in the third quarter of fiscal 2020.

LiveVox’s contracted revenues (comprising approximately two thirds of LiveVox’s overall revenue) has grown at least 18% in each quarter of 2020 compared to the respective quarters of 2019. In the second half of fiscal 2020, LiveVox’s business rebounded to normalized levels of growth, and its bookings outperformed its budgeted plan for 2020 (that was set in 2019 and not subsequently adjusted).

Since LiveVox’s acquisition by funds affiliated with Golden Gate Capital in 2014, it has invested in reaching product maturity and developing a differentiated value proposition for enterprise customers. Over this time period, LiveVox sustained its revenue growth and sustained attractive unit economics. LiveVox intends to build on this foundation and increase its sales and marketing investment to capture future opportunity, including by increasing the size and reach of its go-to-market organization, expanding its channel and geographic presence, and continuing to build on the efficiency and productivity of its salesforce.

Shift to Cloud-Based CCaaS Solutions

LiveVox believes that the vast majority of today’s businesses are still using on-premise solutions and the market for cloud-based contact center software is growing rapidly, driven by a number of factors LiveVox believes to be true, including the following:

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Digital transformation: Many companies continue to modernize all aspects of their businesses, incorporating digital, mobile, and cloud technologies in all areas. This is especially true for contact centers, where cloud-based solutions increase agility, flexibility, and efficiency.

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Automation of manual labor: Human labor has traditionally been a necessity and the largest area of spend for the contact center. However, modern AI and cloud technologies support offerings that streamline manual processes. As these solutions reach cost and performance parity with manual labor, LiveVox expects their penetration to further increase.

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Increased focus on customer experience: In the past, contact centers were viewed primarily as cost centers. Today, they are viewed as an important part of the customer experience, and, ultimately, the enterprise brand. As a result, the contact center is viewed as a key point of contact in facilitating a high-value customer experience. Contact centers are increasingly focused on user engagement, resulting in greater focus on AI-enabled analytics and CRM. Organizations are subsequently evaluating their technology strategies and the role of the contact center agent, and increasingly shifting to cloud-based solutions.

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Increased demand for work-from-home flexibility: Historically, organizations viewed on-premise infrastructure as better suited for deployments with significant security, compliance, and governance requirements. Those beliefs have evolved more towards acceptance of cloud-based solutions in recent years and the COVID-19 pandemic has accelerated this evolution as it caused a rapid increase in remote work and distributed workforces, accelerating the shift to cloud-based solutions.

Limitations to Broader Adoption of CCaaS

LiveVox believes that despite the clear need for cloud-based contact center software, existing competitors’ cloud solutions lack key functions and qualities, limiting the rate of adoption. LiveVox believes key factors limiting the broader adoption of cloud-based contact center solutions include:

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Data integration: Traditional contact center solutions offer bespoke, department-level integration with a customer’s existing systems of record, resulting in data generated outside the contact center being separately managed and not easily accessible to the agent, further creating poor end user experiences.

•	Complex and costly implementation: Traditional contact center software vendors offer costly and time-intensive implementation processes that often require bespoke integration with disparate systems of record at each deployment site. These often require high upfront and ongoing maintenance costs, and considerable time invested by IT teams. As IT budgets become increasingly constrained, companies need solutions that are simple and cost-efficient to deploy and scale.

•

Risk mitigation: Existing solutions lack the risk and compliance capabilities required of large, global businesses today. This creates a growing business risk for companies relying on their contact center for customer-facing deployments. Large enterprises require these advanced risk mitigation capabilities in particular, to adhere to their compliance standards.

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Investment in legacy infrastructure: Based on internal and industry estimates, LiveVox believes approximately 15% of current spend on contact center software solutions is comprised of cloud offerings. Businesses that have invested large amounts of capital into existing infrastructure often have upgrade cycles of greater than five years, further limiting their ability to quickly shift to cloud-based solutions.

LiveVox’s Opportunity

LiveVox’s CCaaS market opportunity consists of the total spend on contact center software solutions. LiveVox estimates this market to be approximately $27 billion in 2020, of which approximately $5 billion is comprised of cloud-based solutions and LiveVox estimates total spend to reach approximately $83 billion by 2030. This growth is driven in part by the increasing automation of manual workflows using AI. LiveVox believes that as enterprises continue to execute on their digital transformation strategies, it is well positioned to capture a meaningful amount of this cloud transition growth as it increases its investment in sales and marketing to educate more potential customers on its platform.

LiveVox believes that the majority of its addressable market is unpenetrated today. Over time, LiveVox expects its total addressable market to grow considerably, due to a combination of cloud-based market tailwinds and LiveVox’s shift into new products to expand its addressable market. LiveVox continues to expand into other solutions, and benefit from market tailwinds in the cloud-based contact center software market as on-premise solutions shift to the cloud and contact center labor is automated.

LiveVox’s Offerings

LiveVox’s cloud-based contact center platform features a comprehensive, integrated suite of omnichannel, AI, CRM, and WFO capabilities. LiveVox’s products are differentiated by the following characteristics:

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Comprehensive offering: LiveVox’s products provide voice, messaging, chat, AI, and WFO capabilities configured with LiveVox’s CRM. These products are provided in a single platform, with consistent user experiences across products and seamless integration with other systems of record.

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Pre-integrated: LiveVox’s native CRM is integrated to work with existing vendor solutions. As a result, the implementation process is simple for IT teams to deploy and scale the LiveVox software. LiveVox’s solutions can be implemented in as quickly as three weeks. Additionally, LiveVox’s products unify disparate, department-level systems of record to present a single view to the agent, which eliminates data silos and provides great customer experiences.

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Cloud-native architecture: LiveVox uses a cloud-based, multi-tenant architecture model, with an approach designed from the ground up to operate securely while adhering to compliance and governance requirements. These features allow customers to easily scale their use of LiveVox’s products and spend with LiveVox, including adding new features and receiving software upgrades.

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Enterprise-grade functionality: LiveVox’s products have strong enterprise grade compliance and security capabilities that help differentiate it from the competition. LiveVox offers advanced compliance capabilities that are demanded by its customers, many of whom are in highly regulated industries.

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Flexible commercial model: LiveVox’s commercial model consists of an optimized combination of contracted billing and usage-based billing, with products delivered through bundles. These bundles enable LiveVox to bring in customers at multiple points in their digital transformation.

Benefits to LiveVox’s Customers

LiveVox’s platform uses AI capabilities to accelerate digital transformation for its customers. LiveVox believes that the following key attributes differentiate its platform, to both its customers and their end users:

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Scalable, easy to use platform: LiveVox’s omnichannel/AI solution integrates with customers’ existing vendors, providing a flexible data platform that scales to reach customers as businesses grow. LiveVox allows businesses to rapidly adapt their strategies to meet the standards of changing technology and regulatory environments, in a simple product that is configured with value-added products built for mid-size and enterprise customers.

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Accelerating digital transformation: LiveVox’s products enhance customers’ abilities to transform their businesses, increase agility, and create amazing customer experiences. LiveVox’s advanced omnichannel / AI capabilities and WFO tools provide insights on both its customers’ contact center operations, as well as on their customers. These insights facilitate strong customer and end user experiences, while improving agent productivity.

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Cost-efficient: LiveVox’s commercial model typically requires lower implementation costs and resources when compared to other solutions, and following implementation, customers are able to scale their spend with their contact center needs. LiveVox’s AI-configured, native CRM facilitates faster deployments for its customers, enabling them to avoid long, costly integrations and the complexity that agents face when navigating multiple systems of record.

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Consistent and continuous experience for end users: LiveVox’s integrated suite of products improves the end user experience by combining all of a user’s information, providing them with a consistent experience across SMS, voice, web, chat, and other channels, with all of their information stored in one central location. Today’s modern contact center needs to route the right communication to the right agents, providing agents access to a single view of pertinent customer information in real time to facilitate a seamless customer journey.

Growth Strategies

LiveVox is driving considerable growth in its business by executing across a number of dimensions including:

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Acquire new customers: LiveVox is increasing its investment into sales and marketing to grow its customer base. LiveVox is growing its team of customer success managers and field-based reps, building its marketing capabilities to expand its reach, and investing in initiatives to improve salesforce productivity.

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Increase revenue from existing customers: LiveVox benefits from a land and expand model in which its revenue from existing customers grows over time. This is driven by LiveVox’s focus on large enterprise customers, as well as its sales strategy in which LiveVox often “lands” in a single department or line of business, providing it a strong upsell potential over time to expand the amount of business it does with a customer. For the last four years ending December 31, 2020, LiveVox’s LTM Net Revenue Retention Rate was 115%, on average. LiveVox believes a considerable opportunity exists for additional revenue from its existing customers through the sale of additional seats and products. LiveVox has identified opportunities it believes will allow it to expand its revenue from existing customers based on seats that are not currently using LiveVox’s software. LiveVox will continue to invest resources into identifying and executing on opportunities for increased penetration with existing customers.

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Accelerate product innovation: LiveVox believes its platform is ideally suited for expansion and has a demonstrated track record of expanding the functionality and use cases of its products. Since 2014, LiveVox has expanded the functionality of its platform from an outbound-focused collections provider to an integrated omnichannel/AI platform that addresses all aspects of the agent experience. LiveVox will continue to invest in new technologies and harness existing ones.

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Grow the LiveVox platform offering through partnerships and opportunistic M&A: LiveVox plans to continue to solidify its position as an enterprise cloud-based contact center software company. In addition to ongoing organic investment and partnerships, LiveVox will continue to explore opportunistic M&A as a source of product expansion, geographic reach, and growth.

The Business Combination Proposal

On January 13, 2021, the Company entered into the Merger Agreement, by and among the Company, First Merger Sub, Second Merger Sub, LiveVox and the Stockholder Representative. The Merger Agreement provides for, among other things: (i) the merger of First Merger Sub with and into LiveVox, with LiveVox continuing as the surviving corporation and becoming a direct, wholly owned subsidiary of the Company as a consequence; and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of the Surviving Corporation with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity. For more information about the transactions contemplated by the Merger Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination.” A copy of the Merger Agreement is attached to this proxy statement as Annex A.

Consideration to the LiveVox Stockholder in the Business Combination

In accordance with and subject to the terms of the Merger Agreement and customary adjustments set forth therein, the base aggregate merger consideration to be paid in connection with the Business Combination is $824,375,000, which amount will be: (i) increased by the amount of cash and cash equivalents held by LiveVox and its direct and indirect subsidiaries as of 12:01 a.m., Eastern Time, on the date of the closing of the Business Combination; (ii) decreased by the amount of LiveVox’s outstanding indebtedness as of 12:01 a.m., Eastern Time, on the date of the closing of the Business Combination; (iii) decreased by the aggregate amount of transaction expenses incurred by the Company prior to the closing of the Business Combination; (iv) decreased by the aggregate amount of certain transaction expenses incurred by LiveVox and its direct or indirect subsidiaries, to the extent incurred but not paid by LiveVox prior to the closing of the Business Combination, which amount shall also include transaction-related bonuses and other amounts payable in connection with or anticipation of the consummation of the Business Combination; (v) increased by the amount of interest accrued on deposits in the Trust Account after giving effect to taxes paid or payable and any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds in the Trust Account as of two business days prior to the closing of the Business Combination (which instructions to redeem such public shares are further discussed in the accompanying proxy statement); (vi) decreased by the $2,000,000 to be placed into the Adjustment Escrow Account; and (vii) decreased by the Stockholder Representative Expense Holdback Amount.

The consideration to be paid to the LiveVox Stockholder will be a combination of cash and stock (including the Earn-Out Shares). The maximum amount of cash consideration payable to the LiveVox Stockholder is $220,000,000, including up to $2,000,000 that could potentially be released to the LiveVox Stockholder from the Adjustment Escrow Account. The exact amount of cash consideration payable to the LiveVox Stockholder as of the closing of the Business Combination is to be determined as follows: (i) the aggregate amount of cash contained in the Trust Account immediately prior to the closing of the Business Combination after making payments in connection with redemptions that may be elected by our public stockholders; plus (ii) all cash and cash equivalents held by the Company outside of the Trust Account immediately prior to the closing of the Business Combination; less (iii) $2,000,000 to be placed into the Adjustment Escrow Account; less (iv) the Stockholder Representative Expense Holdback Amount; plus (v) $25,000,000 of Company proceeds pursuant to the Forward Purchase Agreement; plus (vi) $75,000,000 of Company proceeds pursuant to the PIPE Investment; plus (vii) any additional Company proceeds pursuant to the right but not the obligation of Crescent, either alone or with our Sponsor, to purchase additional shares of Class A Stock immediately prior to the closing of the Business Combination at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent the sum of (i) through (vii) is less than $250,000,000 (we refer to the sum of (i) through this (vii) as our “total cash proceeds”); less (viii) the Aggregate Transaction Expenses; and less (ix) cash to be retained by the Company in the amount of $100,000,000 less the amount by which the Aggregate Transaction Expenses exceeds $30,000,000.

The remainder of the consideration paid to the LiveVox Stockholder will be stock consideration, consisting of newly issued shares of Class A Stock, which shares will be valued at $10.00 per share as the difference between the total merger consideration and the cash consideration payable at the closing of the Business Combination for purposes of determining the aggregate number of shares payable to the LiveVox Stockholder for its ownership interests in LiveVox. The number of shares of Class A Stock to be issued to the LiveVox Stockholder as consideration is subject to adjustment, depending on, among other things, the level of redemptions of our shares of Class A Stock by our public stockholders or in certain cases to preserve the intended tax-free treatment of the Business Combination. To the extent the stock consideration is increased, there will be a corresponding reduction to the cash consideration paid to the LiveVox Stockholder. Following the closing of the Business Combination, the LiveVox Stockholder may receive cash consideration or, in some cases, share consideration as a result of any adjustment of the purchase price.

As additional consideration payable to the LiveVox Stockholder, the Company will issue 5,000,000 shares of Class A Stock as Earn-Out Shares to the LiveVox Stockholder to be held in an escrow account and released to the LiveVox Stockholder only if the price of Class A Stock trading on Nasdaq exceeds certain thresholds during the seven-year period following the closing of the Business Combination. Any Earn-Out Shares not released during the seven-year period following the closing of the Business Combination will be forfeited and canceled for no consideration.

For more information about the Merger Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

Related Agreements

Sponsor Support Agreement

On January 13, 2021, the Company entered into a Sponsor Support Agreement, attached hereto as Annex B, with LiveVox, the Sponsor and certain of our directors and officers. Pursuant to the Sponsor Support Agreement, each of the parties signatory thereto (besides the Company and LiveVox) agreed to, among other things, certain restrictions on the transfer of Company securities owned or beneficially owned by such party or acquired thereafter, vote Company securities owned or beneficially owned by such party in favor of the approval of the Business Combination and the other proposals set forth in this proxy statement, refrain from redeeming Company securities owned or beneficially owned by such party and waive certain other rights associated with the ownership or beneficial ownership of Company securities by such party. As an incentive for LiveVox to enter into the Merger Agreement, the Sponsor also agreed to the cancelation of (i) 7,000,000 Warrants acquired by the Sponsor pursuant to a private placement in connection with the initial public offering of the Company at a purchase price of $1.00 per warrant and (ii) 2,725,000 shares of Class F Stock held by the Sponsor, in each case, for no consideration and concurrent with and contingent upon the consummation of the Business Combination. For more information about the Sponsor Support Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Sponsor Support Agreement.”

Share Escrow Agreement

On January 13, 2021, the Company, certain independent directors of the Company and the Sponsor entered into a Share Escrow Agreement. Pursuant to the Share Escrow Agreement, the Sponsor and such independent directors agreed, upon the closing of the Business Combination, to deposit the Lock-Up Shares, representing a total of 2,743,750 shares of Class A Stock (following the automatic conversion of such shares upon the closing of the Business Combination from shares of Class F Stock into shares of Class A Stock) into an escrow account to be subject to release only if the price of Class A Stock trading on Nasdaq exceeds the certain thresholds during the seven-year period following the closing of the Business Combination. 781,250 Lock-Up Shares will be released if the Volume Weighted Average Share Price equals or exceeds $12.50 per share for 20 of any 30 consecutive trading days following the closing of the Business Combination; another 781,250 Lock-Up Shares will be released if the Volume Weighted Average Share Price equals or exceeds $15.00 per share for 20 of any 30 consecutive trading days following the closing of the Business Combination; and another 1,181,250 Lock-Up Shares will be released if the Volume Weighted Average Share Price equals or exceeds $17.50 per share for 20 of any 30 consecutive trading days following the closing of the Business Combination. Any Lock-Up Shares not released during the seven-year period following the closing of the Business Combination will be forfeited and canceled for no consideration. For more information about the Share Escrow Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Share Escrow Agreement.”

Finders Agreement

On January 13, 2021, the Company and Neuberger entered into the Finders Agreement. Pursuant to the Finders Agreement, in exchange for Neuberger introducing the Company to LiveVox, the Company has agreed, following the closing of the Business Combination, to provide Neuberger compensation and registration rights. Neuberger shall not have any rights to compensation or registration rights if the Company does not consummate the Business Combination. The Finders Agreement provides that Neuberger is initially eligible to receive 781,250 shares of Class A Stock upon the earlier of (i) one year following the date of the consummation of the Business Combination and (ii) following the closing of the Business Combination (x) at such time when the last sale price of the Class A Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the closing of the Business Combination or (y) subject to certain conditions, upon the completion of a liquidation, merger stock exchange or other similar transaction. Additionally, Neuberger is eligible to receive up to an additional 1,943,750 shares of Class A Stock if the price of Class A Stock trading on Nasdaq exceeds the following thresholds during the seven-year period following the closing of the Business Combination: 781,250 of such shares will be issued to Neuberger if the Volume Weighted Average Share Price equals or exceeds $12.50 per share for 20 of any 30 consecutive trading days; another 781,250 of such shares will be issued to Neuberger if the Volume Weighted Average Share Price equals or exceeds $15.00 per share for 20 of any 30 consecutive trading days; and another 381,250 of such shares will be issued to Neuberger if the Volume Weighted Average Share Price equals or exceeds $17.50 per share for 20 of any 30 consecutive trading days. The Finders Agreement also provides for certain registration rights. For more information about the Share Escrow Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Finders Agreement.”

Forward Purchase Agreement

On January 13, 2021, Crescent and the Company entered into the Forward Purchase Agreement, attached hereto as Annex E, pursuant to which Crescent has committed to purchase from the Company, subject to the terms and conditions set forth therein, 2,500,000 shares of Class A Stock plus 833,333 Warrants for an aggregate purchase price of $25,000,000 in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers). The securities issued pursuant to the Forward Purchase Agreement will be subject to certain restrictions. The Forward Purchase Agreement provides for certain registration rights. For more information about the Forward Purchase Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Forward Purchase Agreement.”

Amended and Restated Registration Rights Agreement

At the closing of the Business Combination, the Company will enter into the Amended and Restated Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with our Sponsor and certain other stockholders of the post-Business Combination Company, including the LiveVox Stockholder. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, (a) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants) of the Company held by a signatory thereto (besides the Company) as of the date of the Amended and Restated Registration Rights Agreement or thereafter acquired by a such holder (including the shares of Class A Stock issued upon conversion of the Class F Stock and upon exercise of any Private Placement Warrants or any other equity security of the Company) and (b) any other equity security of the Company issued or issuable with respect to any such share of Common Stock held by such holder by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, will be entitled to registration rights. In the Amended and Restated Registration Rights Agreement, the LiveVox Stockholder has also agreed to be bound by certain restrictions on the transfer of their Class A Stock acquired pursuant to the Merger Agreement. For more information about the Amended and Restated Registration Rights Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Amended and Restated Registration Rights Agreement.”

Escrow Agreement

At the closing of the Business Combination, the Company, the Stockholder Representative and Citibank, N.A., as Escrow Agent, will enter into the Escrow Agreement pursuant to which, at the closing of the Business Combination, the Company will deposit $2,000,000 into the Adjustment Escrow Account as partial security for the obligations of the LiveVox Stockholder in connection with any downward post-closing adjustment to the merger consideration pursuant to the terms of the Merger Agreement. The Escrow Agent will hold such amount until the final merger consideration is finally determined in accordance with the Merger Agreement, at which point the Escrow Agent will release the funds in accordance with joint written instructions duly executed and delivered by the Company and the Stockholder Representative to the Escrow Agent. For more information about the Escrow Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Escrow Agreement.”

Incentive Plan

As contemplated by the Incentive Plan Proposal, we intend to reserve 9,770,000 shares for grants of awards under the Incentive Plan. For more information about the Incentive Plan, please see the section entitled “Proposal No. 5—Approval of the Incentive Plan, including the Authorization of the Initial Share Reserve under the Incentive Plan.”

Organizational Structure

The following diagram illustrates the ownership of LiveVox and its subsidiaries as of the date of this proxy statement on an as-converted to common stock basis:

Pre-Closing Organization Chart

The following diagram illustrates the anticipated ownership structure, pursuant to the assumptions described below under “—Impact of the Business Combination on the Company’s Public Float,” of the post-Business Combination Company and its expected subsidiaries immediately following the consummation of the Business Combination:

Post-Closing Organization Chart

(1)	The Company will change its name to LiveVox Holdings, Inc. in connection with the closing of the Business Combination.

Redemption Rights

Pursuant to our amended and restated certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, by (ii) the total number of then outstanding public shares; provided that the Company will not redeem any shares of Class A Stock issued in the IPO to the extent that such redemption would result in the Company’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) equaling less than $5,000,001. For illustrative purposes, based upon the amount held in our Trust Account of $253,628,041 as of December 31, 2020, and estimated interest income and taxes post-December 31, 2020, the Company estimates that the per-share price at which public stockholders may redeem their Class A Stock from cash held in the Trust Account will be approximately $10.14 at the time of the Special Meeting. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from exercising redemption rights with respect to more than an aggregate of 15% of the shares of Class A Stock included in the units sold in our IPO.

If a holder exercises its, his or her redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-Business Combination Company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section entitled “Special Meeting of Company Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Impact of the Business Combination on the Company’s Public Float

Crescent has agreed to purchase 2,500,000 shares of our Class A Stock and 833,333 Warrants for an aggregate purchase price of $25,000,000 in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers). Pursuant to the PIPE Investment, the PIPE Investors have collectively subscribed for 7,500,000 shares of Class A Stock for an aggregate purchase price of $75,000,000 in cash in private placements that will close immediately prior to the Business Combination. In addition, Crescent, either alone or with the Sponsor, has the right to purchase additional shares of our Class A Stock at $10.00 per share to the extent the total cash proceeds of the Company are otherwise less than $250,000,000.

In this proxy statement, we assume that the proceeds from the Forward Purchase Agreement and the PIPE Investment, together with the funds in the Trust Account, and, to the extent the Company’s total cash proceeds are otherwise less than $250,000,000, any proceeds from the sale of additional shares of Class A Stock to Crescent and our Sponsor will be used to fund the cash consideration payable to the LiveVox Stockholder in the Business Combination, certain transaction fees and expenses relating to the Business Combination and the repayment of approximately $5,000,000 of the revolver that is outstanding under the Credit Agreement, and to provide the Company with additional liquidity.

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders will retain an ownership interest of approximately 25.9% in the post-Business Combination Company; (ii) our Initial Stockholders will own approximately 3.6% of the post-Business Combination Company; (iii) the Forward Purchasers will own approximately 2.6% of the post-Business Combination Company; (iv) the PIPE Investors will own approximately 7.7% of the post-Business Combination Company; (v) the participants in the LiveVox Bonus Plans will own approximately 3.6% of the post-Business Combination Company; and (vi) the LiveVox Stockholder will own approximately 56.6% of the post-Business Combination Company. The ownership percentages with respect to the post-Business Combination Company (a) do not take into account (1) any redemption by our public stockholders (and the percentages therefore assume our total cash proceeds exceed $250,000,000 without the purchase of additional shares of Class A Stock by Crescent and our Sponsor) and (2) Warrants that will remain outstanding immediately following the Business Combination, but (b) do include (1) the issuance of Class A Stock pursuant to the Forward Purchase Agreement, (2) the issuance of Class A Stock pursuant to the PIPE Investment, (3) the issuance of Class A Stock pursuant to the LiveVox Bonus Plans, (4) the remaining Founder Shares, all of which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis, after the cancelation of 2,725,000 of such shares by our Sponsor, and (5) the Earn-Out Shares and Lock-Up Shares that will be placed into escrow because the LiveVox Stockholder and our Initial Stockholders, respectively, will maintain voting power over such shares, and therefore such interests represent voting power (and not necessarily pecuniary interests or dispositive power).

If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders and the ownership percentage of the LiveVox Stockholder in the post-Business Combination Company will be different. For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The following table illustrates varying ownership levels in the Company, assuming varying levels of redemptions by the Company’s public stockholders:

The following table illustrates the voting power (and not necessarily pecuniary interests or dispositive power) of various Company shareholders following the consummation of the Business Combination, assuming varying levels of redemptions by the Company’s public stockholders:

	No Redemption Scenario Shares of Class A Stock (1)	Max Redemption Scenario Shares of Class A Stock (1)	Earn-Out Shares (2)	Lock-Up Shares (3)	No Redemption Scenario Voting Power (4)	Max Redemption Scenario Voting Power (4)
Initial Stockholders	781,250	781,250	—	2,743,750	3.6%	3.7%
Forward Purchasers	2,500,000	2,500,000	—	—	2.6%	2.6%
PIPE Investors	7,500,000	7,500,000	—	—	7.7%	7.8%
Public Stockholders	24,987,762	14,962,165	—	—	25.9%	15.4%
LiveVox Bonus Plans Participants (5)	3,454,881	3,454,881	—	—	3.6%	3.6%
LiveVox Stockholder	49,667,772	59,467,772	5,000,000	—	56.6%	66.9%

Total	88,891,665	88,666,068	5,000,000	2,743,750	100.0%	100.0%

(1)	Not including Earn-Out Shares and Lock-Up Shares.
(2)

Earn-Out Shares are shares of Class A Stock that will be subject to release to the LiveVox Stockholder only if the trading price of Class A Stock on Nasdaq exceeds certain thresholds during the seven-year period following the closing of the Business Combination. Any Earn-Out Shares not released during such period will be forfeited and canceled for no consideration. The LiveVox Stockholder will have voting power over the Earn-Out Shares as of the consummation of the Business Combination, but will not have dispositive power over such shares unless and until they are released.

(3)

Lock-Up Shares are shares of Class A Stock and subject to release only if the trading price of Class A Stock on Nasdaq exceeds certain thresholds during the seven-year period following the closing of the Business Combination. Any of the Lock-Up Shares not released during such period will be forfeited and canceled for no consideration. The Initial Stockholders will have voting power over the Lock-Up Shares as of the consummation of the Business Combination, but will not have dispositive power over such shares unless and until they are released.

(4)	Including Earn-Out Shares and Lock-Up Shares.
(5)

Includes shares to be issued to participants in the LiveVox Bonus Plans, including officers, employees, and directors of LiveVox upon the consummation of the Business Combination. The actual number of shares issued pursuant to the LiveVox Bonus Plans may differ.

Board of Directors of the Company Following the Business Combination

Louis Summe, Rishi Chandna, Marcello Pantuliano, Doug Ceto, Bernhard Nann, Stewart Bloom, Robert Beyer, Todd Purdy, Susan Morisato, Kathleen Pai and Leslie C. G. Campbell have each been nominated to serve as directors of the post-Business Combination Company. Please see the sections entitled “Proposal No. 4—Election of Directors to the Board of Directors” and “Management after the Business Combination” for additional information.

The Charter Proposals

Upon the closing of the Business Combination, our amended and restated certificate of incorporation will be amended and restated to the Second Amended and Restated Certificate of Incorporation promptly to reflect the Charter Proposals to:

•	amend the number of authorized shares of our Common Stock to eliminate the Class F Stock;

•	increase the number of authorized shares of Preferred Stock from 5,000,000 shares to 25,000,000 shares;

•	provide for the relative voting, dividend and liquidation rights of all classes of Common Stock;

•

provide that the number of directors will initially be nine and thereafter will be determined exclusively by the Board pursuant to a resolution adopted by a majority of our Board as will be provided in our Amended and Restated Bylaws;

•

provide that the post-Business Combination Company will not be governed by Section 203 of the DGCL (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

•

require the approval (x) prior to the first date (the “Amendment Trigger Date”) on which GGC ceases to beneficially own in the aggregate (directly or indirectly) at least 50% of our Common Stock, the affirmative vote of the holders of at least a majority of the voting power of the post-Business Combination Company and (y) after the Amendment Trigger Date, the affirmative vote of the holders of at least two-thirds (66 2⁄3%) of the voting power of the post-Business Combination Company make certain amendments to the Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws;

•	change the Company’s name to LiveVox Holdings, Inc.;

•	change the purpose of the post-Business Combination Company to “to engage in any lawful act or activity for which a corporation may be organized under the DGCL”;

•	remove the prior provisions relating to our status as a blank check company that will be no longer applicable following the Business Combination.;

•

provide that so long as GGC beneficially owns in the aggregate (directly or indirectly) at least 30% or more of the voting power of the capital stock of the post-Business Combination Company, the directors nominated by GGC shall be entitled to designate the chairperson of our Board;

•	provide that so long as GGC beneficially owns in the aggregate (directly or indirectly) at least 35% or more of the voting power of the capital stock off the post-Business Combination Company:

•

any action which is required or permitted to be taken by our stockholders may be taken without a meeting by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted; and

•	the chairperson of the Board may call a special meeting of our stockholders by written request of the holders of a majority of the voting power of the then outstanding shares of our voting stock;

•

to provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, the Exchange Act and any other claim for which the federal courts have exclusive jurisdiction; and

•	remove waivers regarding the doctrine of corporate opportunity.

Please see the section entitled “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation” for more information.

Other Proposals

In addition, the stockholders of the Company will be asked to vote on:

•

a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock pursuant to the Business Combination (Proposal No. 2);

•

a proposal to approve and adopt the Incentive Plan, the form of which is attached to this proxy statement as Annex H, including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 5); and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Director Election Proposals, the Incentive Plan Proposal or the Charter Proposals (Proposal No. 6).

Please see the sections entitled “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination,” “Proposal No. 5—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan,” and “Proposal No. 6—The Adjournment Proposal” for more information.

Date, Time and Place of Special Meeting

The Special Meeting will be held on June 16, 2021 at 10:00 a.m. Pacific Time virtually via the Internet. You can participate in the meeting, vote and submit questions via live webcast by visiting https://www.cstproxy.com/crescentacquisitioncorp/2021 and entering the voter control number included on your proxy card. You will not be able to attend the meeting in person.

Voting Power; Record Date

Only Company stockholders of record at the close of business on May 10, 2021, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. You are entitled to one vote for each share of Company Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 31,237,762 shares of Company Common Stock outstanding and entitled to vote, of which 24,987,762 are shares of Class A Stock and 6,250,000 are Founder Shares held by our Initial Stockholders.

Accounting Treatment

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination will be accounted for as a reverse recapitalization under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or “ASC 805,” in accordance with U.S. GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes and LiveVox will be treated as the accounting acquirer. The Business Combination will be treated as the equivalent of LiveVox issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or intangible assets recorded. Operations prior to the Business Combination will be those of LiveVox. LiveVox has been determined to be the accounting acquirer under both the No Redemption Scenario and Max Redemption Scenarios based on the evaluation of the following facts and circumstances:

•	The LiveVox Stockholder and participants in the LiveVox Bonus Plans will retain an aggregate of between 60.1% (in the No Redemption Scenario) and 70.5% (in the Max Redemption Scenario) of the

post-Business Combination Company’s voting rights, including the 3,454,881 shares of Class A Stock that will be issued pursuant to the LiveVox Bonus Plans and the 5,000,000 Earn-Out Shares that will be placed in escrow because the LiveVox Stockholder will maintain voting power over such shares;

•	Current LiveVox management team will comprise all key management positions of the post-Business Combination Company;

•	LiveVox comprises all the operations of the post-Business Combination Company; and

•	The LiveVox Stockholder will have the right to nominate a majority of the post-Business Combination Company’s Board.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination.

Proxy Solicitation

The Company is soliciting proxies on behalf of its Board. Proxies may be solicited by mail. The Company has engaged Morrow to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares virtually at the live webcast if it revokes its proxy before the Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Special Meeting of Company Stockholders—Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, certain members of our Board and officers, as well as our Sponsor, have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.

These interests include, among other things:

•

the fact that our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

•

the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation;

•

the fact that our Sponsor paid an aggregate of $25,000 for 6,250,000 shares of Class F Stock (75,000 of which have been transferred to our independent directors, after giving effect to the (i) surrender of 1,437,500 shares on November 29, 2017 and (ii) forfeiture of 937,500 shares in April 2019) which will be converted into Class A Stock upon the closing of the Business Combination, including the 2,725,000 shares that our Sponsor has agreed to cancel concurrently with the closing of the Business Combination and the Lock-Up Shares which will be subject to release only if the price of Class A Stock trading on Nasdaq or another national securities exchange exceeds certain thresholds during the seven-year period following the closing of the Business Combination and will otherwise be forfeited and canceled for no consideration, but which will have no value if an initial business combination is not consummated by the Expiration Date;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by the Expiration Date;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•

the fact that our Sponsor will have the right to nominate two independent directors of the post-Business Combination Company pursuant to a stockholder’s agreement to be entered into upon closing of the Business Combination;

•	the anticipated continuation of two of our existing directors, Robert D. Beyer and Todd M. Purdy, as directors of the post-Business Combination Company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by the Expiration Date;

•

that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

•

that at the closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Sponsor, Crescent and their permitted transferees;

•

that Crescent has entered into the Forward Purchase Agreement with the Company, pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Forward Purchase Agreement and registration rights granted thereto, an aggregate of 2,500,000 shares of Class A Stock plus 833,333 Warrants for an aggregate purchase price of $25,000,000 in cash in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers); and

•

that Crescent, either alone or with our Sponsor, has the right but not the obligation to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent our total cash proceeds are less than $250,000,000.

Reasons for the Approval of the Business Combination

The Board, in evaluating the transaction with LiveVox, consulted with the Company’s management and its legal counsel, financial advisor and other advisors. In reaching its unanimous resolution (i) that the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Business Combination, are advisable, fair to and in the best interests of the Company and its stockholders and (ii) to recommend that the Company’s stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors.

Our management and Board considered various factors in determining whether to approve the Merger Agreement and the Business Combination, including LiveVox’s attractive growth profile, differentiated product strategy, proven and experienced management team, large and growing total addressable market, attractive valuation and strong balance sheet along with other alternatives, the terms of the Merger Agreement, continued support for the post-Business Combination Company by the LiveVox Stockholder, the evaluation of our independent directors, the risks of benefits not achieved, the COVID-19 pandemic, the Expiration Date, the need for stockholder approval, the risks of redemptions, the risks of potential litigation, fees and expenses involved and other risks.

For more information about our decision-making process, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

Conditions to Closing of the Business Combination

The respective obligations of the Company and LiveVox to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions:

•

the required vote of the Company’s stockholders to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Incentive Plan Proposal and the Director Election Proposals shall have been duly obtained in accordance with the DGCL, the Company’s organizational documents and the rules and regulations of Nasdaq;

•

the Company shall have at least $5,000,001 of net tangible assets following the exercise of any redemption rights by the Company’s holders of Class A Stock in accordance with the Company’s current amended and restated certificate of incorporation;

•

the parties to the Merger Agreement will have received or have been deemed to have received all necessary pre-closing authorizations, consents, clearances, waivers and approvals of the governmental entities in connection with the execution, delivery and performance of the Merger Agreement and the Business Combination (or any applicable waiting period thereunder shall have expired or been terminated);

•

there must not be in effect any law or regulation prohibiting, enjoining, restricting or making illegal the consummation of the Business Combination and no temporary, preliminary or permanent restraining order by a court of competent jurisdiction enjoining, restricting or making illegal the consummation of the Business Combination shall be in effect or will be threatened in writing by a governmental entity;

•

the shares of Class A Stock to be issued in connection with the closing of the Business Combination shall have been conditionally approved for listing upon the closing of the Business Combination on Nasdaq subject to the requirement to have a sufficient number of round lot holders; and

•

the total cash proceeds of the Company, including the $25,000,000 and $75,000,000 to be invested pursuant to the Forward Purchase Agreement and PIPE Investment, respectively, shall, after giving effect to redemptions, equal or exceed $250,000,000.

The obligations of the Company, First Merger Sub and Second Merger Sub to consummate and effect the Business Combination are subject to the satisfaction, at or prior to the closing of the Business Combination, of certain conditions, any of which may be waived, in writing, exclusively by the Company, including, among others, that LiveVox must have performed and complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to closing;

The obligations of LiveVox to consummate and effect the Business Combination are subject to the satisfaction, at or prior to the closing of the Business Combination, of certain conditions, any of which may be waived, in writing, exclusively by LiveVox, including, among others, that the Company, First Merger Sub and Second Merger Sub must have performed and complied in all material respects with all obligations required to be performed or complied with by them under the Merger Agreement at or prior to closing;

Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Conditions to Closing of the Business Combination” for additional information.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain transactions may not be consummated until notification has been made to the Antitrust Division of the Department of Justice and the FTC and certain waiting period requirements have been satisfied or terminated. The Business Combination is subject to HSR notification and may not be completed until the expiration of a 30-day waiting period following the filing of the required Premerger Notification and Report Forms with the Antitrust Division of the Department of Justice and the FTC or until early termination of the waiting period is granted. Prior to the expiration of the waiting period, the FTC or the Antitrust Division of the Department of Justice has the ability to issue a Request for Additional Information and Documentary Materials (also referred to as a “Second Request”). If the FTC or the Antitrust Division of the Department of Justice issues a Second Request, the waiting period with respect to the Business Combination would be extended for an additional period of 30 calendar days, to begin once both the Company and LiveVox have certified substantial compliance with the Second Request. In practice, complying with a Second Request can take a significant period of time. On January 28, 2021, the Company and LiveVox filed the required notifications under the HSR Act with the FTC and Antitrust Division of the Department of Justice. The 30-day waiting period with respect to the Business Combination, which cannot expire on a Saturday, Sunday or a U.S. federal holiday, expired at 11:59 p.m. Eastern Time on March 1, 2021.

Before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor LiveVox is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the Company’s Common Stock outstanding on the record date and entitled to vote at the Special Meeting is represented virtually or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). A Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Business Combination Proposal, the Incentive Plan Proposal or the Adjournment Proposal.

The approval of the Nasdaq Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). A Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting and broker non-votes will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote and broker non-votes will have no effect on the outcome of any vote on the Nasdaq Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote “AGAINST” the Nasdaq Proposal.

The approval of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Proposals will have the same effect as a vote “AGAINST” such Charter Proposals.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. This means that the nine director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 Founder Shares, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination and each of the proposals to be considered at the Special Meeting.

Each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposals and the Incentive Plan Proposal is cross-conditioned on the approval of each other. The

Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposals or the Incentive Plan Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by the Expiration Date, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to our public stockholders.

Independent Director Oversight

Our Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including Crescent. In connection with the Business Combination, our independent directors, Mss. Briscoe and Naftzger and Messrs. Gauthier and Turner, took an active role in evaluating and negotiating the proposed terms of the Business Combination, including the Merger Agreement, the related agreements and the amendments to our amended and restated certificate of incorporation to take effect upon the completion of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor and its affiliates, including Crescent, that could arise with regard to the proposed terms of the Merger Agreement and amendments to our amended and restated certificate of incorporation to take effect upon the completion of the Business Combination (including the election not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders, which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Independent Director Oversight.”

Recommendation to Company Stockholders

Our Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposals, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that certain members of our Board and officers, as well as our Sponsor, have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

•

the fact that our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

•

the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation;

•

the fact that our Sponsor paid an aggregate of $25,000 for 6,250,000 shares of Class F Stock (75,000 of which have been transferred to our independent directors, after giving effect to the (i) surrender of

1,437,500 shares on November 29, 2017 and (ii) forfeiture of 937,500 shares in April 2019) which will be converted into Class A Stock upon the closing of the Business Combination, including the 2,725,000 shares that our Sponsor has agreed to cancel concurrently with the closing of the Business Combination and the Lock-Up Shares which will be subject to release only if the price of Class A Stock trading on Nasdaq or another national securities exchange exceeds certain thresholds during the seven-year period following the closing of the Business Combination and will otherwise be forfeited and canceled for no consideration, but which will have no value if an initial business combination is not consummated by the Expiration Date;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by the Expiration Date;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•

the fact that our Sponsor will have the right to nominate two independent directors of the post-Business Combination Company pursuant to a stockholders agreement to be entered into upon closing of the Business Combination;

•	the anticipated continuation of two of our existing directors, Robert D. Beyer and Todd M. Purdy, as directors of the post-Business Combination Company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by the Expiration Date;

•

that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

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that at the closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Sponsor, Crescent and their permitted transferees;

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that Crescent has entered into the Forward Purchase Agreement with the Company, pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Forward Purchase Agreement and registration rights granted thereto, an aggregate of 2,500,000 shares of Class A Stock plus 833,333 Warrants for an aggregate purchase price of $25,000,000 in cash in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers); and

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that Crescent, either alone or with our Sponsor, has the right but not the obligation to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent our total cash proceeds are less than $250,000,000.

Risk Factors

In evaluating the Business Combination and the proposals to be considered and voted on at the Special Meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 63 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of the Company and LiveVox to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of LiveVox prior to the consummation of the Business Combination and the post-Business Combination Company.

Below is a summary of some of the principal risks LiveVox faces:

•	If LiveVox is unable to attract new customers or sell additional products and functionality to its existing customers, its revenue and revenue growth will be harmed.

•	LiveVox is subject to risks related to the ongoing COVID-19 pandemic.

•	LiveVox’s recent rapid growth may not be indicative of its future growth.

•	LiveVox’s growth depends in part on the success of its strategic relationships with third parties.

•	Security breaches or other cyber attacks on its systems, could result in litigation and regulatory risk and thus harm LiveVox’s reputation and its business.

•	The markets in which LiveVox participates involve numerous competitors and are highly competitive, and if it does not compete effectively, its operating results could be harmed.

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If LiveVox’s existing customers terminate their product subscriptions or reduce the scope of their product subscriptions and related usage, its revenues and gross margins will be harmed and it will be required to spend more money to grow its customer base.

•	The contact center software solutions market is subject to rapid technological change, and LiveVox must innovate in order to maintain and grow its business.

•	LiveVox is subject to risks related to compliance with or changes in domestic or foreign laws and regulations.

•	LiveVox depends on its employees and management team.

•	LiveVox depends on its intellectual property rights to protect its technology and its brand.

•	LiveVox faces risks relating to its status as a “controlled company” under Nasdaq’s rules.

•	Other risks and uncertainties indicated in this proxy statement, including those set forth under the section entitled “Risk Factors.”

Below is a summary of some of the principal risks related to the Company and the Business Combination:

•	The ability to complete the Business Combination or any delay in the closing of the Business Combination.

•	The occurrence of any event, change or other circumstance could give rise to the termination of the Merger Agreement or the termination of any Subscription Agreement.

•	The ability to maintain the listing of the Company’s securities on a national securities exchange following the Business Combination.

•	The potential liquidity and trading of the Company’s public securities.

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The inability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, the amount of cash available following any redemption of public shares by the Company’s stockholders.

•	The impact of the COVID-19 pandemic.

•	Any potential litigation involving the Company or LiveVox.

•	Costs related to the Business Combination.

•	Expectations regarding the time during which the Company will be an “emerging growth company” under the JOBS Act.

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Potential for litigation, inquiries from the SEC and other regulatory bodies, other disputes or proceedings which may include, among others, monetary judgments, penalties or other sanctions, claims invoking the federal and state securities laws and contractual claims resulting from the restatement of our previously issued financial statements and material weakness in our internal control over financial reporting, the change in accounting for the Warrants and other matters raised or that may in the future be raised by the SEC.

•	Other risks and uncertainties indicated in this proxy statement/consent solicitation statement, including those set forth under the section entitled “Risk Factors.”

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included in this proxy statement, in evaluating the Business Combination and the proposals to be voted on at the Special Meeting. The following risk factors apply to the business and operations of LiveVox and its consolidated subsidiaries and will also apply to the business and operations of the post-Business Combination Company. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of the post-Business Combination Company. In reviewing these risk factors, you should also consider the ongoing COVID-19 pandemic and its consequences, which implicate, and may amplify, the risks and uncertainties facing LiveVox, and their potential impact on LiveVox’s business, financial position and results of operations. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We or LiveVox may face additional risks and uncertainties that are not presently known to us or LiveVox, or that we or LiveVox currently deems immaterial, which may also impair our or LiveVox’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included in this proxy statement.

Risks Related to LiveVox’s Business and Industry

LiveVox’s quarterly and annual results may fluctuate significantly and may not fully reflect the underlying performance of its business.

LiveVox’s quarterly and annual results of operations, including its revenues, profitability and cash flow have varied, and may vary significantly in the future, and period-to-period comparisons of its operating results may not be meaningful. Accordingly, the results of any one quarter or period, or series of quarters or periods, should not be relied upon as an indication of future performance. LiveVox’s quarterly and annual financial results may fluctuate as a result of a variety of factors, many of which are outside its control and, as a result, may not fully reflect the underlying performance of its business. Fluctuation in quarterly and annual results may harm the value of LiveVox’s common stock. Factors that may cause fluctuations in LiveVox’s quarterly and annual results include, without limitation:

•	market acceptance of its products;

•	its ability to attract new customers and grow its business with existing customers;

•	customer renewal rates;

•	customer attrition rates;

•	its ability to adequately expand its sales and service team;

•	its ability to acquire and maintain strategic and customer relationships;

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the timing and success of new product and feature introductions by it or its competitors or any other change in the competitive dynamics of its industry, including consolidation, partnership or collaboration among competitors, customers or strategic partners;

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network outages or security incidents, which may result in additional expenses or losses, legal or regulatory actions, the loss of customers, the provision of customer credits, and/or harm to its reputation;

•	general economic, industry and market conditions;

•	catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes, other adverse weather and climate conditions and pandemics, including the ongoing COVID-19 pandemic;

•	the amount and timing of costs and expenses related to the maintenance and expansion of its business, operations and infrastructure;

•	seasonal factors that may cause its revenues to fluctuate across quarters;

•	inaccessibility or failure of its products due to failures in the products or services provided by third parties;

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the amount and timing of costs and expenses related to its research and development efforts or in the acquisition of technologies or businesses and potential future charges for impairment of goodwill from acquired companies;

•	its ability to successfully integrate companies and businesses that it acquires and achieve a positive return on its investment;

•	its ability to expand and effectively utilize its network of master agents, referral agents and other third-party selling partners;

•	changes in accounting rules under current and future U.S. GAAP;

•	changes in its pricing policies or those of its competitors;

•	increases or decreases in the costs to provide its products or pricing changes upon any renewals of customer agreements;

•	the level of professional services and support it provides its customers;

•	fluctuations or changes in the components of its revenue;

•	the addition or loss of key customers, including through acquisitions or consolidations;

•	compliance with, or changes in, the current and future domestic and international regulatory environments;

•	the hiring, training and retention of its key employees;

•	changes in law or policy that impact it or its customers or suppliers;

•	the outcome of litigation or other claims against it;

•	the ability to expand internationally, and to do so profitably;

•	its ability to obtain additional financing on acceptable terms if and when needed; and

•	advances and trends in new technologies and industry standards.

If LiveVox is unable to attract new customers or sell additional products and functionality to its existing customers, its revenue and revenue growth will be harmed.

To increase its revenue, LiveVox must add new customers, increase the amount and types of business it does with existing customers, and encourage existing customers to renew their product subscriptions on terms favorable to LiveVox. As LiveVox’s industry matures, as its customers experience seasonal trends in their business, or as competitors introduce lower cost or differentiated products or services that are perceived to compete favorably with LiveVox, its ability to add new customers and renew, maintain or sell additional products to existing customers based on pricing, cost of ownership, technology and functionality could be harmed. As a result, LiveVox’s existing customers may not renew their agreements or may decrease the amount of business they do with LiveVox, or may place increased pressure on LiveVox for pricing concessions, and LiveVox may be unable to attract new customers or grow or maintain its business with existing customers, each of which could harm its revenue and growth.

The effects of the COVID-19 pandemic have had and could continue to have a material adverse effect on LiveVox’s results of operations and financial condition or on the operations of many of its customers and third-party suppliers, and the duration and extent to which this will impact its future results of operations and overall financial performance remains uncertain.

In December 2019, a novel coronavirus disease known as COVID-19 was reported and on March 11, 2020, the World Health Organization, or WHO, characterized COVID-19 as a pandemic. This pandemic has resulted in a widespread health crisis that has continued to significantly harm the U.S. and global economies and has caused significant fluctuation in financial markets and regulatory frameworks and may impact demand for LiveVox’s products.

In accordance with the various and changing regulatory frameworks and social distancing and other business or office closure orders and recommendations of applicable government agencies, all of LiveVox’s employees have temporarily transitioned to work-from-home operations and LiveVox has canceled all business travel by its employees except where necessary and properly authorized, which has changed how it operates its business. LiveVox’s customers and business partners are also subject to various and changing regulatory frameworks and social distancing and business or office closure orders and recommendations and travel restrictions or prohibitions, which have changed the way it interacts with its customers and business partners. Moreover, the conditions caused by the COVID-19 pandemic, the extent of which depends upon its prolonged impact, has or may:

•	harm its ability to renew and maintain its relationships with its existing customers;

•	cause its existing customers to reduce the amount of business they do with it, seek price concessions, declare bankruptcy or go out of business, which would harm its revenue;

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result in some of its customers failing to comply with the terms of their agreements, including payment terms, due to economic uncertainty, financial hardship, and even failure of these businesses, which could result in it being required to take action to collect payments, terminate their product subscriptions, increase accounts receivable, and reduce consumer collections, any of which could increase its expenses, reduce its cashflow, and harm its revenues and results of operations;

•	make it more difficult for it to sell additional products or functionality to its existing customers;

•	reduce the rate of spending on enterprise software solutions or cloud-based enterprise contact center systems generally;

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delay prospective customers’ decisions to subscribe to its products, increase the length of sales cycles, or slow the typical growth in the use of its products once customers have initially deployed its products;

•	harm its ability to effectively market and sell its solutions, particularly during social distancing and office closure orders;

•	change the mix and sizes or types of organizations that purchase its products;

•	delay the introduction of enhancements to its products and market acceptance of any new features and products;

•	harm its ability to establish and/or grow its international sales and operations;

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harm its ability to recruit, onboard and successfully integrate new employees, including members of its direct sales force, both domestically and internationally, as a result of not being able to interface in person;

•	harm its ability to maintain its corporate culture with an employee base temporarily working remotely and facing unique personal and professional challenges;

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increase the burden on its technical operations infrastructure, which could harm the capacity, stability, security and performance of its operations infrastructure and potentially leave it more vulnerable to security breaches;

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increase the risk that it may experience cybersecurity-related events such as COVID-19 themed phishing attacks, exploitation of any cybersecurity flaws that may exist, an increase in the number cybersecurity threats or attacks, and other security challenges as a result of its employees and service providers continuing to work remotely during the COVID-19 pandemic, and potentially beyond as remote work and resource access expand;

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limit its ability to efficiently deliver products to its larger customers, as those products often require services that have sometimes been performed onsite, which could delay implementation of its products at new customers;

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harm its ability to manage, maintain or increase its network of master agents, referral agents and other third-party selling partners to sell its products, and make it more difficult for them to effectively assist it with their sales efforts;

•	impact the health and safety of its employees, including its senior management team, and their ability to perform services;

•	cause its management team to continue to commit significant time, attention and resources to monitor the COVID-19 pandemic and seek to mitigate its effect on its business and workforce; and

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lead to the adoption of additional new laws and regulations that it and/or its customers and partners are required to comply with and that could harm its results of operations and may subject it to COVID-19 related litigation.

Such effects will likely continue for the duration of the pandemic, which is uncertain, and for some period thereafter. While several countries, as well as certain states, counties and cities in the United States, began to relax the early public health restrictions with a view to partially or fully reopening their economies, many cities, both globally and in the United States, have since experienced a surge in the reported number of cases and hospitalizations related to the COVID-19 pandemic. This increase in cases has led to the reintroduction of restrictions and business shutdowns in certain states, counties and cities in the United States and globally and could continue to lead to the re-introduction of such restrictions elsewhere. Additionally, in December 2020, the U.S. Food and Drug Administration authorized vaccines produced by Pfizer-BioNTech and Moderna for emergency use. However, it remains unclear how quickly the vaccines will be distributed nationwide and globally or if or when “herd immunity” will be achieved and the restrictions that were imposed to slow the spread of the virus will be lifted entirely. The delay in distributing the vaccines could lead people to continue to self-isolate and not participate in the economy at pre-pandemic levels for a prolonged period of time. Even after the COVID-19 pandemic subsides, the U.S. economy and most other major global economies may experience or continue to experience a recession, and LiveVox’s business and operations could be materially adversely affected by a prolonged recession in the U.S. and other major markets.

Any of the foregoing factors could significantly harm LiveVox’s future sales, operating results, cash flow, gross margin and overall financial performance, which could cause it to experience a decreased level of growth of its business and make its future financial results and prospects difficult to predict. The COVID-19 pandemic and its impact on LiveVox and the U.S. and global economies, could limit its ability to forecast its future operating results, including its ability to predict revenue and expense levels, and plan for and model future results of operations. Moreover, because a significant portion of LiveVox’s revenue is derived from existing customers, downturns in new sales will not immediately be reflected in its operating results and may be difficult to discern until future periods. LiveVox’s competitors could experience similar or different impacts as a result of COVID-19, which could result in changes to its competitive landscape.

The duration and extent of the impact from the COVID-19 pandemic depends on future developments that cannot be accurately predicted at this time, such as the ongoing severity and transmission rate of the virus, the extent and effectiveness of vaccine programs and other containment actions, the duration of social distancing, office closure and other restrictions on businesses and society at large, and the specific impact of these and other factors on LiveVox’s business, employees, customers and partners. If LiveVox is not able to respond to and manage the impact of such events effectively, its business will be harmed. There are no comparable recent events that provide guidance as to the effect the COVID-19 pandemic may have and, as a result, the ultimate impact of the outbreak on its business and operations is highly uncertain and subject to change. The effects of the COVID-19 pandemic have had, and could continue to have a material impact on LiveVox’s results of operations and increase many of the other risks described under “Risk Factors” and elsewhere herein.

LiveVox’s recent rapid growth may not be indicative of its future growth, and if it continues to grow rapidly, it may fail to manage its growth effectively.

For the years ended December 31, 2017, 2018, 2019 and 2020, LiveVox’s revenues were $60.6 million, $77.2 million, $92.8 million and $102.5 million, respectively, representing year-over-year growth of 27.3%, 20.2% and 10.5%, respectively. In the future, as LiveVox’s revenue increases, its annual revenue growth rate may decline. LiveVox believes its revenue growth will depend on a number of factors, including its ability to:

•	compete with other vendors of cloud-based enterprise contact center systems, including recent market entrants, and with providers of legacy on-premise systems;

•	increase its existing customers’ use of its products and further develop its partner ecosystem;

•	strengthen and improve its products through significant investments in research and development and the introduction of new and enhanced products;

•	introduce its products to new markets outside of the United States and increase global awareness of its brand;

•	selectively pursue acquisitions that enhance its product offerings; and

•	respond to general macro-economic factors and industry and market conditions.

If LiveVox is not successful in achieving these objectives, its ability to grow its revenue may be harmed. In addition, LiveVox plans to continue to invest in future growth, including expending substantial financial and other resources on:

•	expanding its sales and marketing organizations;

•	its technology infrastructure, including systems architecture, management tools, scalability, availability, performance and security, as well as disaster recovery measures;

•	its product development, including investments in related personnel and the development of new products, as well as new applications and features for existing products;

•	international expansion; and

•	general administration, including legal, regulatory compliance and accounting expenses.

Moreover, LiveVox continues to expand its headcount and operations. LiveVox grew from 422 employees as of December 31, 2018 to 461 employees as of December 31, 2019, and to 506 employees as of December 31, 2020. LiveVox anticipates that it will continue to expand its operations and headcount in the near term and beyond. This growth has placed, and future growth will place, a significant strain on its management, administrative, operational and financial resources, company culture and infrastructure. LiveVox’s success will depend in part on its ability to manage this growth effectively while retaining personnel. To manage the expected growth of its operations and personnel, it will need to continue to improve its operational, financial and management controls and its reporting systems and procedures. Failure to effectively manage growth could result in difficulty or delays in adding new customers, declines in quality or customer satisfaction, increases in costs, system failures, difficulties in introducing new features or products, the need for more capital than it anticipates or other operational difficulties, and any of these difficulties could harm its business performance and results of operations.

The expected addition of new employees and the capital investments that LiveVox anticipates will be necessary to help it grow and to manage that growth may make it more difficult to generate earnings or offset any future revenue shortfalls by reducing costs and expenses in the short term. If LiveVox fails to manage its anticipated growth, it will be unable to execute its business plan successfully.

Failure to adequately retain and expand LiveVox’s key employees, including those in its sales force, could impede its growth.

Key to LiveVox’s success is the continuity and development of key employees, including those in its sales force. LiveVox needs to continue to retain key employees, including members of its sales force while expanding and optimizing its sales infrastructure in order to grow its customer base and business. LiveVox plans to continue to expand its sales force. Identifying and recruiting qualified personnel and training them in the use and sale of its products requires significant time, expense and attention. It can take several months before LiveVox’s sales representatives are fully trained and productive. LiveVox’s business may be harmed if it fails to retain key employees, including members of its sales force, or if its efforts, and the expense incurred, to expand and train its sales force do not generate a corresponding increase in revenues. In particular, if LiveVox is unable to hire, develop and retain talented sales personnel or if new sales personnel are unable to achieve desired productivity levels in a reasonable period of time, it may not be able to realize the expected benefits of this investment or increase its revenues.

If LiveVox fails to manage its technical operations infrastructure, its existing customers may experience service outages, its new customers may experience delays in the deployment of its products, and it could be subject to, among other things, claims for credits or damages.

LiveVox’s success depends in large part upon the capacity, stability, security and performance of its operations infrastructure. From time to time, LiveVox has experienced interruptions in service, and it may experience such interruptions in the future. These service interruptions may be caused by a variety of factors, including infrastructure changes, human or software errors, viruses, security attacks, fraud, spikes in customer usage and denial of service issues. In some instances, it may not be able to identify the cause or causes of these performance problems within an acceptable period of time. LiveVox’s failure to achieve or maintain expected performance levels, stability and security, particularly as it increases the number of users of its products and the product applications that run on its system, could harm its relationships with its customers, result in claims for credits or damages, damage its reputation, significantly reduce customer demand for its products, cause it to incur significant expense and personnel time replacing and upgrading its infrastructure and harm its business.

LiveVox has experienced significant growth in the number of agent seats and interactions that its infrastructure supports. As the number of agent seats within its customer base grows and its customers’ use of its products increases, LiveVox needs to continue to make additional investments in its capacity to maintain adequate and reliable stability and performance, the availability of which may be limited or the cost of which may be prohibitive, and any failure may cause interruptions in service that may harm its business. In addition, LiveVox needs to properly manage its operations infrastructure in order to support version control, changes in hardware and software parameters and the evolution of its suite of products. If LiveVox does not accurately predict its infrastructure requirements or efficiently improve its infrastructure, its business could be harmed.

LiveVox’s growth depends in part on the success of its strategic relationships with third parties and its failure to successfully maintain, grow and manage these relationships could harm its business.

LiveVox leverages strategic relationships with third-party technology providers, including telecommunications providers. These relationships are typically not exclusive and its partners often also offer products to its competitors. As LiveVox grows its business, it will continue to depend on both existing and new strategic relationships. LiveVox’s competitors may be more successful than it is in establishing or expanding relationships with such third-party technology providers. Furthermore, there has and continues to be a significant amount of consolidation in the technology industry, including telecommunications providers, and if its partners are acquired, fail to work effectively with it or go out of business, they may no longer support its products, or may be less effective in doing so, which could harm its business, financial condition and operations. If LiveVox is unsuccessful in establishing or maintaining its strategic relationships with third parties, its ability to compete in the marketplace or to grow its revenues could be impaired and its operating results may suffer.

In addition, identifying new third-party technology providers, and negotiating and documenting relationships with them, requires significant time and resources. As the complexity of LiveVox’s products and its third-party relationships increases, the management of those relationships and the negotiation of contractual terms sufficient to protect its rights and limit its potential liabilities will become more complicated. LiveVox also licenses technology from certain third parties. Certain of these agreements permit either party to terminate all or a portion of the relationship without cause at any time and for any reason. If one of these agreements is terminated by the other party, it would have to find an alternative source or develop new technology itself, which could preclude, limit or delay its ability to offer its products or certain product features to its customers and could result in increased expense and harm its business. LiveVox’s inability to successfully manage and maintain these complex relationships or negotiate sufficient and favorable contractual terms could harm LiveVox’s business.

LiveVox has established, and plans to continue to increase, a network of master agents, referral agents and other third-party selling partners to sell its products. Its failure to effectively develop, manage, and maintain this network could materially harm its revenues.

LiveVox has established, and is continuing to increase, its network of master sales agents, referral agents and other third-party selling partners which provide sales leads to LiveVox for new customers. These selling partners sell, or may in the future decide to sell, products and/or solutions for LiveVox’s competitors. LiveVox’s competitors may be able to cause its current or potential selling partners to favor their products over LiveVox’s products, either through financial incentives, technological innovation, product features or performance, or by offering a broader array of services to these selling partners or otherwise, which could reduce the effectiveness of LiveVox’s use of these selling partners. If LiveVox fails to maintain relationships with its current selling partners, fails to develop relationships with new selling partners, fails to manage, train, or provide appropriate incentives to its existing selling partners, or if its selling partners are not successful in their sales efforts, sales of its products may decrease or not grow at an appropriate rate and its operating results could be harmed. Additionally, in order to effectively utilize its selling partners, LiveVox must enhance its systems, develop specialized marketing materials and invest in educating selling partners regarding its systems and product offerings. LiveVox’s failure to accomplish these objectives could limit its success in marketing and selling its products.

In addition, identifying new selling partners and negotiating and documenting relationships with them requires significant time and resources. As the complexity of LiveVox’s products and its selling partner relationships increases, the management of those relationships and the negotiation of contractual terms sufficient to protect its rights and limit its potential liabilities will become more complicated. LiveVox’s inability to successfully manage these complex relationships or negotiate sufficient contractual terms could harm its business.

Adverse economic conditions may harm LiveVox’s business.

LiveVox’s business depends on the overall demand for cloud contact center software solutions and on the economic health of its current and prospective customers. In addition to the United States, LiveVox plans to market and may sell its products in international markets in the future. If economic conditions, including currency exchange rates, in these areas and other key potential markets for its solution remain uncertain or deteriorate, customers may delay or reduce their contact center and overall information technology spending. If LiveVox’s customers or potential customers experience economic hardship, this could reduce the demand for its products, delay and lengthen sales cycles, lower prices for its products, and lead to slower growth or even a decline in its revenues, operating results and cash flows.

Data security incidents could harm LiveVox’s reputation, cause it to modify business practices and otherwise adversely affect business and subject it to liability.

LiveVox is dependent on information technology systems and infrastructure to operate. In the ordinary course of business, LiveVox will collect, store, process and transmit large amounts of information, including, for example, information about its customers, its customers’ clients or other information treated by its customers as confidential. LiveVox will need to be able to do so in a secure manner to maintain the confidentiality, integrity and availability of such information. LiveVox’s obligations under applicable laws, regulations, contracts, industry standards, self-certifications, and other documentation may include maintaining the confidentiality, integrity and availability of personal information in its possession or control and maintaining reasonable and appropriate security safeguards as part of an information security program. These obligations create potential legal liability to regulators, business partners, customers, and other relevant stakeholders and also impact the attractiveness of its products to existing and potential customers.

All information technology operations are inherently vulnerable to inadvertent or intentional security breaches, incidents, attacks and exposures. Vulnerabilities can be exploited from inadvertent or intentional actions of LiveVox’s employees, third-party vendors, business partners, or by malicious third parties. Attacks of this nature are increasing in their frequency, levels of persistence, sophistication and intensity, and are being conducted by sophisticated and organized groups and individuals with a wide range of motives (including, but not limited to, industrial espionage) and expertise, including organized criminal groups, “hacktivists,” nation states and others.

Although LiveVox has, and may in the future, implement remote working protocols and offer work-issued devices to certain employees, the actions of employees while working remotely may have a greater effect on the security of its systems and the personal data it processes, including for example by increasing the risk of compromise to systems or data arising from employees’ combined personal and private use of devices, accessing LiveVox systems or data using wireless networks that LiveVox does not control, or the ability to transmit or store company-controlled data outside of the LiveVox secured network. Although many of these risks are not unique to the remote working environment, they have been heightened by the dramatic increase in the numbers of its employees who have been and are continuing to work from home as a result of government requirements or guidelines and internal policies that have been put in place in response to the COVID-19 pandemic.

In addition to the threat of unauthorized access or acquisition of sensitive or personal information, other threats could include the deployment of harmful malware, ransomware attacks, denial-of-service attacks, social engineering and other means to affect service reliability and threaten the confidentiality, integrity and availability of information. LiveVox’s systems likely experience directed attacks on at least a periodic basis that are intended to interrupt its operations; interrupt its customers’ ability to access the LiveVox platform; extract money from LiveVox; and/or obtain its data (including without limitation user or employee personal information or proprietary information). Although LiveVox has implemented certain security measures, systems, processes, and safeguards intended to protect its information technology systems and data from such threats and mitigate risks to its systems and data, LiveVox cannot be certain that threat actors will not have a material impact on LiveVox systems or products in the future. LiveVox safeguards intended to prevent or mitigate certain threats may not be sufficient to protect its information technology systems and data due to the developing sophistication and means of attack in the threat landscape. In addition, third parties may attempt to fraudulently induce employees or users to disclose information in order to gain access to its data or its users’ data. Recent developments in the threat landscape include an increased number of cyber extortion and ransomware attacks, with increases in the amount of ransom demands and the sophistication and variety of ransomware techniques and methodology.

Significant disruptions of third-party vendors’ and/or commercial partners’ information technology systems or other similar data security incidents could adversely affect LiveVox’s business operations and/or result in the loss, misappropriation, and/or unauthorized access, use or disclosure of, or the prevention of access to, sensitive or personal information, which could harm its business. In addition, information technology system disruptions, whether from attacks on LiveVox’s technology environment or from computer viruses, natural disasters, terrorism, war and telecommunication and electrical failures, could result in a material disruption of its product development and business operations.

There is no way of knowing for certain whether LiveVox has experienced any data security incidents that have not been discovered. While LiveVox has no reason to believe that it has experienced a data security incident that it has not discovered, attackers have become very sophisticated in the way they conceal their unauthorized access to systems, and many companies that have been attacked are not aware that they have been attacked. Any event that leads to unauthorized access, use or disclosure of sensitive or personal information, including, but not limited to, personal information regarding LiveVox customers or LiveVox customers’ customers, could disrupt LiveVox’s business, harm its reputation, compel it to comply with applicable federal and/or state breach notification laws and foreign law equivalents, subject it to time consuming, distracting and expensive litigation, regulatory investigation and oversight, mandatory corrective action, require it to verify the correctness of database contents, or otherwise subject it to liability under laws, regulations and contractual obligations, including those that protect the privacy and security of personal information. This could result in increased costs to LiveVox and result in significant legal and financial exposure and/or reputational harm. Such incidents could also cause interruptions to the products it provides, degrade the user experience, or cause customers to lose confidence in its products.

Applicable data privacy and security laws may also obligate LiveVox to employ security measures that are appropriate to the nature of the data it collects and processes and, among other factors, the risks attendant to data processing activities in order to protect personal information from unauthorized access or disclosure, or accidental or unlawful destruction, loss, or alteration. LiveVox has implemented security measures that it believes are appropriate, but a regulator could deem the security measures not to be appropriate given the lack of prescriptive measures in certain data protection laws. Given the evolving nature of security threats and evolving safeguards, LiveVox cannot be sure that its chosen safeguards will protect against security threats to its business including the personal data that it processes. Even security measures that are appropriate, reasonable, and/or in accordance with applicable legal requirements may not be able to fully protect LiveVox’s information technology systems and the data contained in those systems, or LiveVox data that is contained in third parties’ systems. Moreover, certain data protection laws impose on LiveVox responsibility for its employees and third parties that assist with aspects of its data processing. LiveVox’s employees’ or third parties’ intentional, unintentional, or inadvertent actions may increase its vulnerability or expose it to security threats, such as phishing attacks, and LiveVox may remain responsible for successful access, acquisition or other disclosure of its data despite the quality and legal sufficiency of its security measures.

Any failure or perceived failure by LiveVox or its vendors or business partners to comply with privacy, confidentiality or data security-related legal or other obligations to third parties, or any security incidents or other unauthorized access events that result in the unauthorized access, release or transfer of sensitive information, which could include personal information, may result in governmental investigations, enforcement actions, regulatory fines, litigation, or public statements against LiveVox by advocacy groups or others. They could also cause third parties, including current and potential customers or partners, to lose trust in LiveVox, including for example perceiving its platform, system or networks as less desirable. LiveVox could also be subject to claims by third parties that it has breached privacy- or confidentiality-related obligations, which could materially and adversely affect its business and prospects.

The markets in which LiveVox participates involve numerous competitors and are highly competitive, and if LiveVox does not compete effectively, its operating results could be harmed.

The market for contact center solutions is highly competitive. LiveVox currently competes with large legacy technology vendors that offer on-premise contact center systems, such as Avaya and Cisco, and legacy on-premise software companies, such as Aspect Software and Genesys (including through its acquisition of Interactive Intelligence). These legacy technology and software companies are increasingly supplementing their traditional on-premise contact center systems with competing cloud offerings, through a combination of acquisitions, partnerships and in-house development. Additionally, LiveVox competes with vendors that historically provided other contact center services and technologies and expanded to offer cloud contact center software such as NICE inContact. LiveVox also faces competition from many other contact center service providers including Five9, Talkdesk and Seranova, as well as vendors offering unified communications and contact center solutions. In addition, Amazon and Twilio have introduced solutions aimed at companies who wish to build their own contact centers with in-house developers. In addition, CRM vendors are increasingly offering features and functionality that were traditionally provided by contact center providers. CRM vendors also continue to partner with contact center service providers to provide integrated solutions and may, in the future, acquire competitive contact center service providers. These factors could harm LiveVox’s revenue and results of operations.

LiveVox’s actual and potential competitors may enjoy competitive advantages over it, including greater name recognition, longer operating histories and larger marketing budgets, as well as greater financial or technical resources. With the introduction of new technologies and market entrants, LiveVox expects competition to continue to intensify in the future. LiveVox’s recent, and any future, acquisitions will subject it to new competitors and cause it to face additional and different competition in the markets served by these businesses.

Some of LiveVox’s competitors can devote significantly greater resources than it can to the development, promotion and sale of their products and services and many have the ability to initiate or withstand substantial price competition. Current or potential competitors may also be acquired by third parties with significantly greater resources. In addition, many of LiveVox’s competitors have stronger name recognition, longer operating histories, established relationships with customers, more comprehensive product offerings, larger installed bases and major distribution agreements with consultants, system integrators and other third-party selling partners. LiveVox’s competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their product offerings or resources and ability to compete. If LiveVox’s competitors’ products, services or technologies become more accepted than LiveVox’s products, if they are successful in bringing their products or services to market earlier than LiveVox, or if their products or services are less expensive or more technologically capable than LiveVox’s, LiveVox’s revenues could be harmed. Pricing pressures and increased competition could result in reduced sales and revenues, reduced margins and loss of, or a failure to maintain or improve, LiveVox’s competitive market position, any of which could harm its business.

If LiveVox’s existing customers terminate their product subscriptions or reduce their product subscriptions and related usage, LiveVox’s revenues and gross margins will be harmed and it will be required to spend more money to grow its customer base.

LiveVox expects to continue to derive a significant portion of its revenues from existing customers. As a result, retaining its existing customers is critical to LiveVox’s future operating results. With limited exceptions, LiveVox offers annual and multiple-year contracts to its customers. Additional products can be provisioned on limited notice. Product subscriptions and related usage by LiveVox’s existing customers may decrease if:

•	customers are not satisfied with its products, prices or the functionality of its products;

•	the stability, performance or security of its products are not satisfactory;

•	the U.S. or global economy declines;

•	its customers’ business declines due to the loss of customers, industry cycles, seasonality, business difficulties or other reasons;

•	its customers favor products offered by other contact center providers, particularly as competition continues to increase;

•	alternative technologies, products or features emerge or gain popularity that it does not provide; or

•	its customers or potential customers experience financial difficulties.

If LiveVox’s existing customers’ product subscriptions and related usage decrease or are terminated, it will need to spend more money to acquire new customers and still may not be able to maintain its existing level of revenues. LiveVox incurs significant costs and expenses, including sales and marketing expenses, to acquire new customers, and those costs and expenses are an important factor in determining its profitability. There can be no assurance that its efforts to acquire new customers will be successful.

The loss of one or more of LiveVox’s key customers, or a failure by LiveVox to renew its product subscription agreements with one or more of its key customers, could harm LiveVox’s ability to market its products.

LiveVox relies on its reputation and recommendations from key customers in order to market and sell its products. The loss of any of its key customers, or a failure of some of them to renew or to continue to recommend its products, could have a significant impact on its revenues, reputation and its ability to obtain new customers. In addition, acquisitions of its customers could lead to cancelation of its contracts with those customers, thereby reducing the number of its existing and potential customers and key reference customers.

LiveVox customers may fail to comply with the terms of their agreements, necessitating action by LiveVox to collect payment, or may terminate their subscriptions for its products.

If customers fail to pay LiveVox under the terms of its agreements or fail to comply with the terms of its agreements, including compliance with regulatory requirements and intellectual property terms, it may terminate customers, lose revenue, be unable to collect amounts due to it, be subject to legal or regulatory action and incur costs in enforcing the terms of its contracts, including litigation. Some of its customers may seek bankruptcy protection or other similar relief and fail to pay amounts due to it, seek reimbursement for amounts already paid, or pay those amounts more slowly, which could harm its operating results, financial position and cash flow.

LiveVox sells its products to larger enterprises that can require longer sales cycles, longer and more costly implementation periods, and more configuration and integration services or customized features and functions that LiveVox may not offer, any of which could delay the time until revenue is recognized from these customers or prevent these sales from ever occurring, all of which could harm LiveVox’s revenue growth rates and profitability.

As LiveVox continues to target its sales efforts at larger enterprises, it faces higher costs, longer sales cycles and longer and more costly implementation periods and less predictability in closing sales. These larger enterprises typically require more configuration and integration services which increases LiveVox’s upfront investment in sales and deployment efforts with no guarantee that these customers will subscribe to additional LiveVox products or subscribe to its products at all. Furthermore, with larger enterprises, LiveVox must provide a higher level of education regarding the use and benefits of its products to a broader group of people in order to generate a sale. As a result of these factors, LiveVox must devote a significant amount of sales support and professional services resources to individual customers and prospective customers, thereby increasing the cost and time required to complete sales. LiveVox’s typical sales cycle for larger enterprises is six to twelve months, but can be significantly longer, and its average sales cycle may increase as sales to larger enterprises continue to grow in proportion to its overall new sales. In addition, many of LiveVox’s customers that are larger enterprises initially deploy its products to support only a portion of their contact center agents. LiveVox’s success depends, in part, on its ability to increase the number of agent seats and the number of products utilized by these larger enterprises over time and LiveVox incurs additional sales and marketing expenses in these efforts. There is no guarantee that these customers will purchase additional products from LiveVox or increase the number of agent seats for which it subscribes. If LiveVox does not expand its initial relationships with larger enterprises, the return on its investments in sales, marketing and implementation for these customers will decrease and LiveVox’s business may suffer.

Because a significant percentage of LiveVox’s revenue is recurring from existing customers, downturns or upturns in new sales will not be immediately reflected in its operating results and may be difficult to discern.

LiveVox generally recognizes revenue from customers monthly as services are delivered. As a result, the vast majority of the revenue it reports in each quarter is derived from existing customers. Consequently, a decline in new product subscriptions in any single quarter will likely have only a small impact on its revenue results for that quarter. However, the cumulative impact of such declines could negatively impact its business and results of operations in future quarters. Accordingly, the effect of significant downturns in sales and market acceptance of its products, and potential changes in its pricing policies or renewal rates, will typically not be reflected in its results of operations until future periods. LiveVox also may be unable to adjust its cost structure to reflect the changes in revenue, resulting in lower margins and earnings. In addition, its subscription model makes it difficult for it to rapidly increase its revenue through additional sales in any period, as revenue from new customers will be recognized over time as services are delivered. Moreover, many of LiveVox’s customers initially deploy its products to support only a portion of their contact center agents and, therefore, it may not generate significant revenue from these new customers at the outset of their relationship, if at all. Any increase to LiveVox’s revenue and the value of these existing customer relationships will only be reflected in its results of operations as revenue is recognized, and if and when these customers increase the number of agent seats and the number of components of its products they deploy over time.

LiveVox relies on third-party telecommunications and internet service providers to provide its products, including connectivity to its cloud contact center software, and any failure by these service providers to provide reliable services could cause it to lose customers and subject it to claims for credits or damages, among other things.

LiveVox relies on services from third-party telecommunications providers in order to provide services to its customers and their customers, including telephone numbers. In addition, LiveVox depends on its internet bandwidth suppliers to provide uninterrupted and error-free service through their networks. LiveVox exercises little control over these third-party providers, which increases its vulnerability to problems with the services they provide.

When problems occur, it may be difficult to identify the source of the problem. Service disruption or outages, whether caused by LiveVox’s service, the products or services of LiveVox’s third-party service providers, or LiveVox’s customers’ or their customers’ equipment and systems, may result in loss of market acceptance of its products and any necessary repairs or other remedial actions may force it to incur significant costs and expenses.

If any of these service providers fail to provide reliable services, suffer outages, degrade, disrupt, increase the cost of or terminate the services that LiveVox and its customers depend on, LiveVox may be required to switch to another service provider. Delays caused by switching LiveVox’s technology to another service provider, if available, and qualifying this new service provider could materially harm its customer relationships, business, financial condition and operating results. Further, any failure on the part of third-party service providers to achieve or maintain expected performance levels, stability and security could harm LiveVox’s relationships with its customers, cause it to lose customers, result in claims for credits or damages, increase its costs or the costs incurred by its customers, damage its reputation, significantly reduce customer demand for its products and seriously harm its financial condition and operating results.

LiveVox’s customers rely on internet service providers to provide them with access and connectivity to LiveVox’s cloud contact center software, and changes in how internet service providers handle and charge for access to the internet could materially harm LiveVox’s customer relationships, business, financial condition and operations results.

LiveVox’s customers must have access to broadband internet access services in order to use its products and certain of its offerings require substantial capacity to operate effectively. In the United States, internet access services are provided by relatively few companies that, depending on the geographic area, have market power over such offerings. It is possible that these companies could charge LiveVox, its customers, or both fees to guarantee a service amount of capacity, or for quality of broadband internet access services, advantage themselves or LiveVox’s competitors by degrading, disrupting, limiting, or otherwise restricting the use of their infrastructure to support LiveVox’s services. Notably, some of the largest providers of broadband internet access services have committed to not engage in acts that would impede LiveVox’s customers’ broadband internet access services from accessing products or services like LiveVox’s but, depending on the facts, there may be no law that prohibits such providers from doing so. However, these providers likely have the ability to increase LiveVox’s rates, LiveVox’s customers’ rates, or both for broadband internet access services which may increase the cost of LiveVox’s products making its products less competitive or decreasing LiveVox’s profit margins.

In 2018, the Federal Communications Commission or FCC released an order repealing rules that would have prevented broadband internet access providers from degrading, disrupting or otherwise restricting LiveVox’s and LiveVox’s customers’ broadband internet access services. The FCC’s 2018 repeal was largely upheld by the D.C. Circuit Court of Appeals in a decision issued in October 2019. That same court rejected the FCC’s attempt to categorically preempt states from adopting their own network neutrality requirements. While this may mean that states and localities are free to adopt rules stricter than those than the FCC adopted allowing states or localities to prohibit providers of broadband internet access services from blocking, degrading or otherwise restricting such services to LiveVox and its customers, that issue was not specifically before the court at the time of the appeal so it remains unclear as to what kinds of regulations states and localities may be able to adopt with respect to the practices of providers of broadband internet access services. At this time, LiveVox cannot predict whether the change in administration as a result of the 2020 presidential election and change in FCC leadership will result in a change of the FCC’s rules with respect to these issues.

As LiveVox considers approaches for expanding internationally, government regulation protecting the non- discriminatory provision of internet access may be nascent or non-existent. In those markets where regulatory safeguards against unreasonable discrimination are nascent or non-existent and where local network operators possess substantial market power, LiveVox could experience anti-competitive practices that could impede its growth, cause it to incur additional expenses or otherwise harm its business. Future regulations or changes in laws and regulations or their existing interpretations or applications could also hinder LiveVox’s operational flexibility, raise compliance costs and result in additional liabilities for LiveVox, which may harm its business.

LiveVox depends on data centers operated by third parties and public cloud providers and any disruption in the operation of these facilities could harm its business.

LiveVox hosts its products at data centers owned and operated by third party providers and located in Oregon, Virginia, Ohio, and Montreal, Canada. Any failure or downtime in one of LiveVox’s data center facilities could affect a significant percentage of its customers. LiveVox does not control the operation of these facilities. The owners of its data center facilities have no obligation to renew their agreements with LiveVox on commercially reasonable terms, or at all. If it is unable to renew these agreements on commercially reasonable terms, or if one of its data center operators is acquired, closes, suffers financial difficulty or is unable to meet LiveVox’s growing capacity needs, LiveVox may be required to transfer its servers and other infrastructure to new data center facilities, and it may incur significant costs and service interruptions in connection with doing so.

The data centers within which LiveVox hosts its products are subject to various points of failure. Problems with cooling equipment, generators, uninterruptible power supply, routers, switches, or other equipment, could result in service interruptions for its customers as well as equipment damage. These data centers are subject to disasters such as earthquakes, floods, fires, hurricanes, acts of terrorism, sabotage, break-ins, acts of vandalism and other events, which could cause service interruptions or the operators of these data centers to close their facilities for an extended period of time or permanently. The destruction or impairment of any of these data center facilities could result in significant downtime for LiveVox’s products and the loss of customer data. Because LiveVox’s ability to attract and retain customers depends on it providing customers with highly reliable service, even minor interruptions in its service could harm LiveVox’s business, revenues and reputation. Additionally, in connection with the continuing expansion of LiveVox’s existing data center facilities, there is an increased risk that service interruptions may occur as a result of server addition, relocation or other issues.

These data centers are also subject to increased power costs. LiveVox may not be able to pass on any increase in power costs to its customers, which could reduce its operating margins.

LiveVox has little or no control over public cloud providers. Any disruption of the public cloud or any failure of the public cloud providers to effectively design and implement sufficient security systems or plan for increases in capacity could, in turn, cause delays or disruptions in LiveVox’s products. In addition, using the public cloud presents a variety of additional risks, including risks related to sharing the same computing resources with others, reliance on public cloud providers’ authentication, security, authorization and access control mechanisms, a lack of control over the public cloud’s redundancy and security systems and fault tolerances, and a reduced ability to control data security and privacy.

LiveVox’s plans to establish public cloud-based data centers for its international operations may be unsuccessful and may present execution and competitive risks.

LiveVox may seek to establish new public cloud deployments in the future to facilitate its platform in certain international markets. LiveVox may partner with a third-party to develop, test and deploy its technology to offer a full stack of products on the public cloud in certain international markets. If LiveVox is successful in the deployment of its technology to the public cloud, it may expand its public cloud deployments to facilitate its platform in the U.S. and in international markets. LiveVox’s public cloud-based platform offering is critical to developing and providing its products to its customers, scaling its business for future growth, accurately maintaining data and otherwise operating its business. Infrastructure buildouts on the public cloud are complex, time-consuming and may involve substantial expenditures. In addition, the implementation of public cloud-based data centers involves risks inherent in the conversion to a new system, including loss of information and potential disruption to LiveVox’s normal operations. Even once LiveVox implements public cloud-based data centers, it may discover deficiencies in the design, implementation or maintenance of the system that could materially harm its business.

Shifts over time or from quarter-to-quarter in the mix of sizes or types of organizations that purchase LiveVox’s products or changes in the components of its products purchased by its customers could affect its gross margins and operating results.

LiveVox’s strategy is to sell its products to both smaller and larger organizations. LiveVox’s gross margins can vary depending on numerous factors related to the implementation and use of its products, including the features and number of agent seats purchased by its customers and the level of usage required by its customers. Sales to larger organizations may also entail longer sales cycles and more significant selling efforts and expense. Selling to smaller customers may involve smaller contract sizes, fewer opportunities to sell additional services, a higher likelihood of contract terminations, lower returns on sales and marketing expense, fewer potential agent seats and greater credit risk and uncertainty. If the mix of organizations that purchase its products, or the mix of product components purchased by its customers, changes unfavorably, LiveVox’s revenues and gross margins could decrease and its operating results could be harmed.

LiveVox plans to expand its international operations, which exposes it to significant risks.

To date, LiveVox has not generated significant revenues outside of the U.S. However, LiveVox may seek to grow its international presence in the future. The future success of its business may depend, in part, on its ability to expand its operations and customer base to other countries. Operating in international markets requires significant resources and management attention and will subject it to regulatory, economic, and political risks that are different from those in the U.S. In addition, in order to effectively market and sell its products in international markets, LiveVox could be required to localize its products, including the language in which its products are offered, which will increase its costs, could result in delays in offering its products in these markets and may decrease the effectiveness of LiveVox’s sales efforts. Due to LiveVox’s limited experience with international operations and developing and managing sales and distribution channels in international markets, its international expansion efforts may not be successful.

Sales to customers outside the United States or with international operations and LiveVox’s international sales efforts and operations support expose it to risks inherent in international sales and operations.

An element of LiveVox’s growth strategy is to expand its international sales efforts and develop a worldwide customer base. Because of LiveVox’s limited experience with international sales, its international expansion may not be successful and may not produce the return on investment it expects. To date, LiveVox has realized only a small portion of its revenues from customers outside the United States, with approximately 5% of its revenue for the year ended December 31, 2020 derived from customers with a billing address outside of the United States.

LiveVox’s international subsidiaries employ workers primarily in India and Colombia. Operating in international markets requires significant resources and management attention and subjects it to intellectual property, regulatory, economic and political risks that are different from those in the United States. As LiveVox increases its international sales efforts it will face risks in doing business internationally that could harm its business, including:

•	the need to establish and protect LiveVox’s brand in international markets;

•	the need to localize and adapt LiveVox’s products for specific countries, including translation into foreign languages and associated costs and expenses;

•	difficulties in staffing and managing foreign operations, particularly hiring and training qualified sales and service personnel;

•	the need to implement and offer customer care in various languages;

•	different pricing environments, longer sales and accounts receivable payment cycles and collections issues;

•	weaker protection for intellectual property and other legal rights than in the U.S. and practical difficulties in enforcing intellectual property and other rights outside of the U.S.;

•	privacy and data protection laws and regulations that are complex, expensive to comply with and may require that customer data be stored and processed in a designated territory;

•	increased risk of piracy, counterfeiting and other misappropriation of LiveVox’s intellectual property in its locations outside the U.S.;

•	new and different sources of competition;

•	general economic conditions in international markets;

•

fluctuations in the value of the U.S. dollar and foreign currencies, which may make LiveVox’s products more expensive in other countries or may increase its costs, impacting its operating results when translated into U.S. dollars;

•

compliance challenges related to the complexity of multiple, conflicting and changing governmental laws and regulations, including employment, tax, telecommunications and telemarketing laws and regulations;

•	increased risk of international telecom fraud;

•	laws and business practices favoring local competitors;

•

compliance with laws and regulations applicable to foreign operations and cross border transactions, including the Foreign Corrupt Practices Act, the U.K. Bribery Act and other anti-corruption laws, supply chain restrictions, import and export control laws, tariffs, trade barriers, economic sanctions and other regulatory or contractual limitations on LiveVox’s ability to sell its products in certain foreign markets, and the risks and costs of non-compliance;

•	increased financial accounting and reporting burdens and complexities;

•	restrictions or taxes on the transfer of funds;

•	adverse tax consequences; and

•	unstable economic and political conditions and potential accompanying shifts in laws and regulations.

These risks could harm LiveVox’s international operations, increase its operating costs and hinder its ability to grow its international business and, consequently, its overall business and results of operations.

In addition, compliance with laws and regulations applicable to LiveVox’s international operations increases its cost of doing business outside the United States. LiveVox may be unable to keep current with changes in foreign government requirements and laws as they change from time to time, which often occurs with minimal or no advance notice. Failure to comply with these regulations could harm its business. In many countries outside the United States, it is common for others to engage in business practices that are prohibited by LiveVox’s internal policies and procedures or United States or international regulations applicable to it. Although LiveVox has implemented policies and procedures designed to ensure compliance with these laws and policies, there can be no assurance that all of its employees, contractors, strategic partners and agents will comply with these laws and policies. Violations of laws or key control policies by LiveVox’s employees, contractors, strategic partners or agents could result in delays in revenue recognition, financial reporting misstatements, fines, delays in filing financial reports required as a public company, penalties, or prohibitions on selling its products, any of which could harm its business.

LiveVox has a history of losses and it may be unable to achieve or sustain profitability.

LiveVox incurred a net loss of $4.6 million, a net loss of $6.9 million and net income of $1.9 million for the years ended December 31, 2020, December 31, 2019 and December 31, 2018, respectively. As of December 31, 2020, LiveVox had an accumulated deficit of $24.8 million. These losses and LiveVox’s accumulated deficit reflect the substantial investments it has made, and continues to make, to develop its products and acquire new customers, among other expenses. LiveVox expects the dollar amount of its costs and expenses to increase in the future as revenue increases, although at a slower rate. LiveVox expects its losses to continue for the foreseeable future as it continues to invest in research and development and expand its business. In addition, as a public company, LiveVox will incur significant legal, accounting and other expenses. LiveVox’s historical or recent growth in revenues is not necessarily indicative of its future performance. Accordingly, there is no assurance that LiveVox will achieve profitability in the future or that, if LiveVox does become profitable, it will sustain profitability.

LiveVox’s recent growth makes it difficult to evaluate and predict its current business and future prospects.

While LiveVox has been in existence for over twenty years, much of its growth has occurred in recent years. LiveVox’s recent growth may make it difficult for investors to evaluate its current business and its future prospects. LiveVox has encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, including increasing and unforeseen expenses as it continues to grow its business.

LiveVox’s ability to forecast its future operating results is limited and subject to a number of uncertainties, including its ability to predict revenue and expense levels and plan for and model future growth. LiveVox has encountered and will continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described in this proxy statement. If its assumptions regarding these risks and uncertainties, which it uses to plan its business, are incorrect or change due to adjustments in its markets or its competitors and their product offerings, or if it does not address these risks successfully, its operating and financial results could differ materially from its expectations and its business could suffer.

Development of LiveVox’s AI products to make agents more efficient and improve customer experience may not be successful and may result in reputational harm and LiveVox’s future operating results could be materially harmed.

LiveVox plans to increase and provide its customers with AI-powered applications, including conversational virtual agents, agent assistance and business insights. While LiveVox aims for its AI-powered applications to make agents more efficient and improve customer experience, its AI models may not achieve sufficient levels of accuracy. In addition, it may not be able to acquire sufficient training data or its training data may contain biased information. Furthermore, the costs of AI technologies, such as speech recognition and natural language processing, may be too high for market adoption. LiveVox’s competitors or other organizations may incorporate AI features into their products more quickly or effectively and their AI features may achieve higher market acceptance than LiveVox’s, which may result in LiveVox failing to recoup its investments in developing AI-powered applications. Should any of these items or others occur, LiveVox’s ability to compete, its reputation and operating results may be materially and adversely affected.

If LiveVox’s products fail, or are perceived to fail, to perform properly or if they contain technical defects, LiveVox’s reputation could be harmed, LiveVox’s market share may decline, and/or LiveVox could be subject to product liability claims.

LiveVox’s products may contain undetected errors or defects that may result in failures or otherwise cause its products to fail to perform in accordance with customer expectations and contractual obligations. Moreover, LiveVox’s customers could incorrectly implement or inadvertently misuse its products, which could result in customer dissatisfaction and harm the perceived utility of LiveVox’s products and its brand. Because LiveVox’s customers use its products for mission-critical aspects of their business, any real or perceived errors or defects in, or other performance problems with, its products may damage LiveVox’s customers’ businesses and could significantly harm its reputation. If that occurs, LiveVox could lose future sales, or its existing customers could cancel their use of its products, seek payment credits, seek damages against LiveVox, or delay or withhold payment to it, which could result in reduced revenues, an increase in LiveVox’s provision for uncollectible accounts and service credits, an increase in collection cycles for accounts receivable, and harm LiveVox’s financial results. Customers also may make indemnification or warranty claims against LiveVox, which could result in significant expense and risk of litigation. Performance problems could result in loss of market share, reputational harm, failure to achieve market acceptance and the diversion of development resources.

Any product liability, intellectual property, warranty or other claims against LiveVox could damage its reputation and relationships with its customers and could require LiveVox to spend significant time and money in litigation or pay significant settlements or damages. Although LiveVox maintains general liability insurance, including coverage for errors and omissions, this coverage may not be sufficient to cover liabilities resulting from such claims. Also, LiveVox’s insurers may disclaim coverage. LiveVox’s liability insurance also may not continue to be available to LiveVox on reasonable terms, in sufficient amounts, or at all. Any contract or product liability claims successfully brought against LiveVox would harm its business.

LiveVox is subject to many hazards and operational risks that can disrupt its business, some of which may not be insured or fully covered by insurance.

LiveVox’s operations are subject to many hazards inherent in the cloud contact center software business, including:

•

damage to third-party and its infrastructure and data centers, related equipment and surrounding properties caused by earthquakes, hurricanes, tornadoes, floods, fires and other natural disasters, explosions and acts of terrorism;

•	security breaches resulting in loss or disclosure of confidential customer and customer data and potential liability to customers and non-customer third parties for such losses on disclosures; and

•	other hazards that could also result in suspension of operations, personal injury and even loss of life.

These risks could result in substantial losses and the curtailment or suspension of LiveVox’s operations. For example, in the event of a major earthquake, hurricane, tropical storm, flooding or severe weather or catastrophic events such as fire, power loss, telecommunications failure, cyber-attack, war or terrorist attack impacting LiveVox’s headquarters or any of the data centers it uses, LiveVox may be unable to continue its operations and may endure system and service interruptions, reputational harm, delays in product development, breaches of data security and loss of critical data, any of which could harm its business and operating results.

LiveVox is not insured against all claims, events or accidents that might occur. If a significant accident or event occurs that is not fully insured, if it fails to recover all anticipated insurance proceeds for significant accidents or events for which it is insured, or if it or its data center providers fail to reopen facilities damaged by such accidents or events, LiveVox’s operations and financial condition could be harmed. In addition to being denied coverage under existing insurance policies, LiveVox may not be able to maintain or obtain insurance of the type and amount LiveVox desires at reasonable rates.

The contact center software market is subject to rapid technological change, and LiveVox must develop and sell incremental and new features and products in order to maintain and grow its business.

The contact center software market is characterized by rapid changes in customer requirements, frequent introductions of new and enhanced products and features and continuing and rapid technological advancement. To compete successfully, LiveVox must continue to devote significant resources to design, develop, deploy and sell new and enhanced contact center products, applications and features that provide increasingly higher capabilities, performance and stability at lower cost. If LiveVox is unable to develop or acquire new features for its existing products or new applications that achieve market acceptance or that keep pace with technological developments, its business would be harmed. For example, LiveVox is focused on enhancing the reliability, features and functionality of its contact center products to enhance its utility to its customers, particularly larger customers, with complex, dynamic and global operations. The success of these enhancements depends on many factors, including timely development, introduction and market acceptance, as well as its ability to transition LiveVox’s existing customers to these new products, applications and features. Failure in this regard may significantly impede LiveVox’s revenue growth. In addition, because LiveVox’s products are designed to operate on a variety of systems, it needs to continuously modify and enhance its solution to keep pace with changes in hardware, operating systems, the increasing trend toward multichannel communications and other changes to software technologies. LiveVox may not be successful in developing or acquiring these modifications and enhancements or bringing them to market in a timely fashion. Furthermore, uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, could delay introduction of changes and updates to LiveVox’s products and increase LiveVox’s research and development expenses. Any failure of LiveVox’s products to operate effectively, including with future network platforms and technologies, could reduce the demand for LiveVox’s products, result in customer dissatisfaction and harm its business.

Failure to comply with laws and regulations could harm LiveVox’s business and its reputation.

LiveVox’s business is subject to regulation by various federal, state, local and foreign governmental agencies, including agencies responsible for monitoring and enforcing employment and labor laws, workplace safety, environmental laws, privacy or data security laws, consumer protection laws, calling and texting, anti-bribery laws, import/export controls, federal securities laws and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than those in the United States and in other circumstances these requirements may be more stringent in the United States. The application and interpretation of the laws and regulations to which LiveVox and its products are subject are often uncertain, particularly given the new and rapidly evolving industry in which it operates. Because these laws and regulations have continued to develop and evolve rapidly, it is possible that LiveVox may not be, or may not have been, compliant with all applicable laws or regulations. Noncompliance with applicable regulations or requirements could subject LiveVox to investigations, sanctions, mandatory recalls, notification obligations, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties or injunctions, lawsuits or other claims and LiveVox may have to restructure its products, create new products, and otherwise adapt to the changing legal and regulatory landscape. If any governmental sanctions, fines or penalties are imposed, or if LiveVox does not prevail in any civil or criminal litigation, its business, operating results, financial condition and reputation could be harmed. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could further harm LiveVox’s business, operating results, financial condition and reputation.

Alleged or actual failure by LiveVox, its competitors, or other companies to comply with the constantly evolving legal and contractual environment surrounding calling or texting, and the governmental or private enforcement actions related thereto, could harm LiveVox’s business, financial condition, results of operations and cash flows.

The legal and contractual environment surrounding calling and texting is constantly evolving. In the United States, two federal agencies, the FTC and the FCC, and various states have laws and regulations including, at the federal level, the Telephone Consumer Protection Act of 1991, that restrict the placing of certain telephone calls and texts by means of automatic telephone dialing systems, prerecorded or artificial voice messages and fax machines. In addition, there are a series of federal and state laws that regulate marketing calls and texts. Some of these laws require companies to institute processes and safeguards to comply with applicable restrictions. The legal interpretation of certain of the requirements of these laws has been in dispute before the courts and federal agencies, including for example as part of pending FCC proceedings and a case currently pending before the U.S. Supreme Court. Some of these laws, where a violation is established, can be enforced by the FTC, FCC, State Attorneys General, or private party litigants. In these types of actions and depending on the circumstances, the plaintiff may seek damages, statutory penalties, or other fees.

LiveVox has designed its products to comply with applicable law. To the extent that its products are viewed by customers or potential customers as less functional, or more difficult to deploy or use, because of its products’ compliance features, LiveVox may lose market share to competitors that do not include similar compliance safeguards. LiveVox’s contractual arrangements with its customers who use its solution to place calls also expressly require the customers to comply with all such laws and to indemnify LiveVox for any failure to do so.

Although LiveVox takes steps to confirm that the use of its products complies with applicable laws, it is possible that the FTC, FCC, private litigants or others may attempt to hold LiveVox’s customers, or LiveVox as a software solution provider, responsible for alleged violations of these laws. To the extent any court finds that the products violated a controlling legal standard, LiveVox could face indemnification demands from its customers for costs, fees and damages with respect to calls placed using those products. It also is possible that LiveVox may not successfully enforce or collect upon LiveVox’s contractual indemnities from its customers. Defending such suits can be costly and time-consuming and could result in fines, damages, expenses and losses. Additionally, these laws, and any changes to them or the applicable interpretation thereof, that further restrict calling or texting consumers, adverse publicity regarding the alleged or actual failure by companies, including LiveVox, its customers and competitors, or other third parties, to comply with such laws or governmental or private enforcement actions related thereto, could result in a reduction in the use of its products by its customers and potential customers, which could harm LiveVox’s business, financial condition, results of operations and cash flows.

On December 12, 2018, the FCC issued an order concluding that certain text messaging services qualify as an “information service” under federal law and not a “telecommunications service.” The regulatory significance to LiveVox is that the FCC’s decision gives wireless carriers additional flexibility to manage messaging traffic on their network, including by blocking traffic. Such blocking efforts by carriers may make it more difficult for LiveVox’s customers to use messaging services provided by LiveVox as a part of its overall communications and outreach solution for its customers. Thus, although short message service (“SMS”) comprises only a small portion of LiveVox’s revenue base, its future availability as an effective tool for communication and outreach for LiveVox’s customers and their customers remains uncertain and could cause its products to be less valuable to customers and potential customers.

Increased taxes and surcharges (including Universal Service Fund, whether labeled a “tax,” “surcharge,” or other designation) on LiveVox’s products may increase its customers’ cost of using its products and/or increase its costs and reduce LiveVox’s profit margins to the extent the costs are not passed through to LiveVox’s customers, and LiveVox may be subject to liabilities for past sales and other taxes, surcharges and fees.

The applicability of federal, state, and local taxes, fees, surcharges or similar taxes to LiveVox’s products is complex and subject to interpretation and change. Based on analysis of LiveVox’s activities, LiveVox has determined that either it is directly obligated to collect and remit U.S. state or local sales or use taxes in certain U.S. states, municipalities or local tax jurisdictions depending on the state(s) in question and the location of its customers, among other factors. The taxing authorities may challenge LiveVox’s interpretation of the laws and may assess additional taxes, penalties and interests which could have adverse effects on the results of operations and, to the extent LiveVox passes these through to its customers, demand for LiveVox’s products. LiveVox is registered for collecting and remitting applicable taxes where such a determination has been made and such registration is required. LiveVox analyzes its activities and revenue to determine if it is subject to taxes in additional jurisdictions. Based on such ongoing assessment of its U.S. federal, state and local tax collection and remittance obligations, LiveVox registers for tax purposes in such jurisdictions it deems required and collects and remits applicable state and local taxes to these jurisdictions.

Federal, state, and local taxing and regulatory authorities may challenge LiveVox’s position and may decide to audit LiveVox’s business and operations with respect to, for example, state or local sales, use, gross receipts, excise and utility user taxes, fees or surcharges, which could result in LiveVox being liable for taxes, fees, or surcharges, as well as related penalties and interest, above LiveVox’s recorded accrued liability or additional liability for taxes, fees, or surcharges, as well as penalties and interest for LiveVox’s customers, which could harm LiveVox’s results of operations and its relationships with its customers. In addition, if LiveVox’s international sales grow, additional foreign countries may seek to impose sales or other tax collection obligations on LiveVox, which would increase its exposure to liability.

If jurisdictions enact new legislation or if taxing and regulatory authorities promulgate new rules or regulations or expand or otherwise alter their interpretations of existing rules and regulations, LiveVox could incur additional liabilities. In addition, the collection of additional taxes, fees or surcharges in the future could increase LiveVox’s prices or reduce its profit margins. Compliance with new or existing legislation, rules or regulations may also make LiveVox less competitive with those competitors who are not subject to, or choose not to comply with, such legislation, rules or regulations. LiveVox has incurred, and will continue to incur, substantial ongoing costs associated with complying with state or local tax, fee or surcharge requirements in the numerous markets in which LiveVox conducts or will conduct business.

LiveVox’s ability to offer products outside the United States is subject to different regulatory and taxation requirements which may be complicated and uncertain.

When LiveVox expands the sale and implementation of its solutions internationally, LiveVox will be subject to additional regulations, taxes, surcharges and fees. Compliance with these new complex regulatory requirements differ from country to country and are frequently changing and may impose substantial compliance burdens on LiveVox’s business. At times, it may be difficult to determine which laws and regulations apply and LiveVox may discover that it is required to comply with certain laws and regulations after having provided services for some time in that jurisdiction, which could subject LiveVox to liability for taxes, fees and penalties on prior revenues, and LiveVox may be subject to conflicting requirements. Additionally, as LiveVox expands internationally, there is risk that governments will regulate or impose new or increased taxes or fees on the types of products that LiveVox provides. Any such additional regulation or taxes could decrease the value of LiveVox’s international expansion and harm its results of operations.

Requirements for LiveVox or its suppliers to pay federal or state universal service fund contribution amounts and assessments (either LiveVox paying directly or paying through its suppliers in the form of surcharges) for other telecommunications funds or taxes could impact the desirability and profitability of its products.

Applicable requirements for LiveVox to pay to its suppliers, or in some instances to pay directly, federal or state universal service surcharge amounts and assessments for other telecommunications funds or taxes, continue to change over time and may impact the desirability and profitability of its products. For example, interconnected voice over internet protocol (“VoIP”) providers are generally required to contribute to the federal Universal Service Fund, and the contribution rates have increased in recent years. In addition, if LiveVox is unable to continue to pass some or all of the cost of these surcharges and assessments to its customers, LiveVox’s profit margins will decrease. LiveVox’s surcharge and assessment obligations, whether made directly or indirectly, may significantly increase in the future, due to new interpretations by governing authorities, governmental budget pressures, changes in its business model or products or other factors.

If LiveVox does not comply with federal or state laws and regulations, to the extent applicable, it could be subject to enforcement actions, forfeitures, loss of licenses/authorizations and possibly restrictions on its ability to operate or offer certain of LiveVox’s products.

LiveVox’s business is impacted by federal and state laws and regulations. Additionally, LiveVox is registered with the FCC and intends to begin providing interconnected VoIP services in the second half of 2021. As an interconnected VoIP provider, LiveVox will be subject to certain existing or potential FCC regulations. If LiveVox does not comply with federal or state laws and regulations, to the extent applicable to its interconnected VoIP or other services, it could be subject to enforcement actions, forfeitures, behavioral or operational remedies, and possibly restrictions on its ability to operate or offer certain of LiveVox’s products. Any enforcement action, elements of which may become public, would hurt LiveVox’s reputation in the industry, could impair LiveVox’s ability to sell its products to customers and could harm LiveVox’s business and results of operations.

Some of the regulations to which LiveVox may be subject or which otherwise may impact its business (in whole or in part) include:

•	the Communications Assistance for Law Enforcement Act, or CALEA, which requires covered entities to assist law enforcement in undertaking electronic surveillance;

•	contributions to federal or state Universal Service funds;

•	payment of annual FCC regulatory fees based on LiveVox’s interstate and international revenues;

•	rules pertaining to access to LiveVox’s products by people with disabilities and contributions to the Telecommunications Relay Services;

•	911 and E911 requirements;

•	TRACED Act requirements; and

•	FCC rules regarding Customer Proprietary Network Information, or CPNI, which prohibit LiveVox from using such information without customer approval, subject to certain exceptions.

If LiveVox does not comply with any current or future rules or regulations that apply to LiveVox’s business, it could be subject to additional and substantial fines and penalties (including those mentioned above), LiveVox may have to restructure its products, exit certain markets, accept lower margins or raise the price of its products, any of which could harm its business and results of operations.

Privacy concerns and domestic or foreign laws and regulations may reduce the demand for LiveVox’s solution, increase its costs and harm its business.

In order to provide its products, LiveVox receives and stores personal data from customers, and it may also collect and store personal data from or about potential customers and website visitors. LiveVox may share personal data with its service providers, such as cloud or other technical services providers, as necessary to provide the products. Various federal, state, and foreign laws and regulations as well as industry standards and contractual obligations govern the processing of personal data. The regulatory environment for the collection and use of personal data by online service providers is evolving in the United States and internationally. Privacy groups and government bodies, including the FTC, state attorneys general, the European Commission and European data protection authorities, have increasingly scrutinized privacy issues with respect to personal data, and LiveVox expects such scrutiny to continue to increase. The United States and foreign governments have enacted and are considering laws and regulations that could significantly impact the processing of personal data. These include laws such as the EU GDPR and the CCPA.

LiveVox has made and continues to make changes to its data protection compliance program to address applicable legal requirements. It also continues to monitor the implementation and evolution of data protection regulations, but if LiveVox is deemed to not be compliant with applicable law, it may be subject to significant fines and penalties (such as restrictions on personal data processing) and its business may be harmed. LiveVox also may be bound by additional, more stringent contractual obligations relating to its collection, use, and disclosure of personal, financial, and other data.

Additionally, some laws might require LiveVox to disclose proprietary or confidential aspects of its products in a manner that compromises the effectiveness of its products or that enables LiveVox’s competitors or bad actors to gain insight into the operation of LiveVox’s technology, enabling them to copy or circumvent LiveVox’s products and thereby reducing the value of its technology.

LiveVox publishes privacy policies, notices and other documentation regarding LiveVox’s collection, processing, use and disclosure of personal information and/or other confidential information. Although LiveVox endeavors to comply with published policies, certifications, and documentation, it may at times fail to do so or may be perceived to have failed to do so. Moreover, despite LiveVox’s efforts, it may not be successful in achieving full compliance if its employees or vendors fail to comply with LiveVox’s published policies, certifications, and documentation.

The costs of compliance with, and other burdens imposed by, such laws and regulations that are applicable to LiveVox and the businesses of its customers may limit the use and adoption of LiveVox’s products and reduce overall demand for its products. Also, failure to comply with such laws may lead to significant fines, penalties or other regulatory liabilities, such as orders or consent decrees forcing LiveVox or its customers to modify business practices, and reputational damage or third-party lawsuits for any noncompliance with such laws. LiveVox’s business could be harmed if legislation or regulations are adopted, interpreted or implemented in a manner that is inconsistent from country to country and inconsistent with LiveVox’s current policies and practices, or those of its customers.

Furthermore, privacy and data protection concerns may cause consumers to resist providing the personal data or other types of protected data that may be subject to laws and regulations that is necessary to allow LiveVox’s customers to use its products effectively. Even the perception of privacy concerns, whether or not valid, may inhibit market adoption of LiveVox’s products in certain industries or countries.

The European Union’s GDPR may continue to increase LiveVox’s costs and the costs of its customers to operate, limit the use of LiveVox’s products or change the way it operates, expose LiveVox to substantial fines and penalties if it fails to comply, and has led to similar laws being enacted in other jurisdictions.

On May 25, 2018, the EU adopted the GDPR. The GDPR replaced the EU Data Protection Directive, also known as Directive 95/46/EC, and is intended to harmonize data protection laws throughout the EU by applying a single data protection law that is binding throughout each member state. LiveVox and many of its customers are subject to the GDPR based upon LiveVox’s processing of personal data collected from EU data subjects, such as its processing of personal data of LiveVox’s customers in the EU.

The GDPR enhances data protection obligations for processors and controllers of personal data, including, for example, expanded disclosures about how personal information is to be used, limitations on retention of information, mandatory data breach notification requirements and onerous new obligations on services providers. Non-compliance with the GDPR can trigger steep fines of up to €20 million or 4% of total worldwide annual turnover, whichever is higher. The member states of the EU were tasked under the GDPR to enact certain implementing legislation that would add to or further interpret the GDPR requirements and this additional implementing legislation potentially extends LiveVox’s obligations and potential liability for failing to meet such obligations.

Given the breadth and depth of changes in data protection obligations, LiveVox’s compliance with the GDPR’s requirements will continue to require time, resources and review of the technology and systems LiveVox uses to satisfy the GDPR’s requirements. LiveVox has ongoing procedures to maintain GDPR compliance. LiveVox continues to deliver product features that enhance its data management and security in support of GDPR compliance.

While LiveVox does not regularly transfer high volumes of personal data outside of the European Economic Area (“EEA”), there may be circumstances in which ex-EEA transfers of personal data, including to countries which European regulators do not recognize as providing an adequate level of protection for personal data, are necessary to provide products to its customers or otherwise operate its business. In the event LiveVox conducts any such transfers of personal data, it may have to implement new or additional processes, transfer mechanisms, or tools to comply with the GDPR or other applicable data protection laws, which may result in increased operational costs. Additionally, there are certain unsettled legal issues regarding transferring personal data outside of the EEA, the resolution of which may impact LiveVox’s ability to transfer personal data from the EEA to the United States.

Given the complexity of operationalizing the GDPR, the maturity level of proposed compliance frameworks and the relative lack of guidance in the interpretation of its numerous requirements, LiveVox and its customers are at risk of enforcement actions taken by EU data protection authorities or litigation from consumer advocacy groups acting on behalf of data subjects. This risk will likely remain until there is more guidance on the GDPR, including as to implementing legislation enacted by the member states and enforcement actions taken by various data protection authorities.

The implementation of the GDPR has led other jurisdictions to amend, or propose legislation to amend, their existing data protection laws to align with the requirements of the GDPR with the aim of obtaining an adequate level of data protection to facilitate the transfer of personal data from the EU. Accordingly, the challenges LiveVox faces in the EU will likely also apply to other jurisdictions outside the EU that adopt laws similar in construction to the GDPR or regulatory frameworks of equivalent complexity.

The CCPA and its amendments could increase LiveVox’s costs and the costs of its customers to operate, limit the use of its products or change the way LiveVox operates, and expose LiveVox to substantial fines and class action risk if it fails to comply, and lead to similar laws being enacted in other states.

In 2018, the State of California adopted the CCPA. The CCPA applies to certain for-profit entities doing businesses in California. LiveVox and its qualifying customers were required to comply with these requirements before the CCPA became effective on January 1, 2020.

The CCPA establishes a new privacy framework for covered businesses by creating an expanded definition of personal information and creating new data privacy rights for consumers in the State of California. As required by the statute, entities doing business in California have new and ongoing disclosure obligations to consumers for whom they hold or process personal data. Businesses must also provide consumers with the right to dictate how their personal information is used and shared. Complying with these obligations will involve continued expenditures that could increase as more consumers exercise their rights under the statute.

The CCPA also creates a new and potentially severe statutory damages framework for violations of its provisions. The California Attorney General can enforce the CCPA by seeking statutory penalties for failure to comply with the act. For businesses that fail to implement reasonable security procedures, the CCPA also creates a private right of action for consumers whose personal data is subject to certain data breaches. This private right of action has the potential to create significant class action liability for businesses, like LiveVox’s, that operate in California. To protect against these new risks, it may be necessary to change LiveVox’s insurance programs or take other business steps. The CCPA has been amended multiple times, and the California Office of the Attorney General has published final regulations to implement portions of the CCPA and is currently reviewing modifications to those regulations. Additionally, in November 2020, California voters passed the California Privacy Rights Act (the “CPRA”) ballot initiative, which introduces significant amendments to the CCPA. The CPRA will go into effect on January 1, 2023 and new CPRA regulations are expected to be introduced. The potential effects of the CCPA amendments, Attorney General implementation, and CPRA are far-reaching and may require LiveVox to modify its data processing practices and policies and to incur substantial costs and expenses in an effort to comply. LiveVox is continuing to assess the impact of these developments on its business as additional information and guidance becomes available.

Changes in government regulation applicable to the collections industry or any failure of LiveVox or its customers to comply with existing regulations could result in the suspension, termination or impairment of the ability of LiveVox or its customers to conduct business, may require the payment of significant fines by LiveVox or its customers and could require changes in customer’s businesses that would reduce the need for its products, or require other significant expenditures.

Many of LiveVox’s customers operate in the collections industry, which is heavily regulated under various federal, state, and local laws, rules, and regulations. In particular, the Consumer Financial Protection Bureau (“CFPB”), FTC, state attorneys general and other regulatory bodies have the authority to impose certain restrictions on the collections industry and to investigate a variety of matters, including consumer complaints against debt collection companies, and can bring enforcement actions and seek monetary penalties, consumer restitution, and injunctive relief. If LiveVox, or its customers fail to comply with applicable laws, rules, and regulations, including, but not limited to, identity theft, privacy, data security, the use of automated dialing equipment, laws related to consumer protection, debt collection, and laws applicable to specific types of debt, it could result in the suspension or termination of the ability of LiveVox’s customers to conduct collection operations, which in turn would adversely affect LiveVox.

Additionally, new laws, rules or regulations, including changes to permissible communications in connection with consumer debt collection enacted by the CFPB, could limit the ability of certain of LiveVox’s customers to use its products or could potentially expose LiveVox or its customers to fines or penalties, which could reduce LiveVox’s revenues, or increase its expenses, and consequently adversely affect its business, financial condition and operating results. In addition, new federal, state or local laws or regulations, or changes in the ways these rules or laws are interpreted or enforced, could limit the activities of LiveVox or its customers in the future and could significantly increase the cost of regulatory compliance. Compliance with this extensive regulatory framework is expensive and labor-intensive. Any of the foregoing could have an adverse effect on LiveVox’s business, financial condition and operating results.

LiveVox’s ability to continue to enhance its products is dependent on adequate research and development resources. If LiveVox is not able to adequately fund its research and development efforts, it may not be able to compete effectively and its business and operating results may be harmed.

In order to remain competitive, LiveVox must devote significant and increasing resources to developing new product offerings, features, and enhancements to its existing cloud contact center software, which will increase its research and development and operating expenses. LiveVox’s research and development expenses totaled $20.2 million, $16.6 million and $12.4 million for the years ended December 31, 2020, December 31, 2019 and December 31, 2018, respectively. Maintaining adequate research and development personnel and resources to meet the demands of the market is essential. If LiveVox is unable to develop products, applications or features internally due to constraints, such as high employee turnover, insufficient cash, inability to hire sufficient research and development personnel or a lack of other research and development resources, LiveVox may miss market opportunities. Furthermore, many of LiveVox’s competitors have greater financial resources and expend considerably greater amounts on their research and development programs than LiveVox does, and those that do not may be acquired by larger companies that would allocate greater resources to LiveVox’s competitors’ research and development programs. LiveVox’s failure to devote adequate research and development resources or compete effectively with the research and development programs of LiveVox’s competitors could harm its business.

If LiveVox is unable to maintain the compatibility of its software with other products and technologies, its business would be harmed.

LiveVox’s customers often integrate LiveVox’s products with their business applications. These third-party providers or their partners could alter their products so that LiveVox’s products no longer integrates well with them, or they could delay or deny LiveVox’s access to technology releases that allow LiveVox’s to adapt its products to integrate with their products in a timely fashion. If LiveVox cannot adapt its products to changes in complementary technology deployed by its customers, it may significantly impair LiveVox’s ability to compete effectively.

LiveVox’s business could be harmed if its customers are not satisfied with the professional services or technical support provided by LiveVox or its partners.

LiveVox’s business depends on its ability to satisfy its customers, not only with respect to its products, but also with the professional services and technical support that are required for LiveVox’s customers to implement and use its products to address their business needs. Professional services and technical support may be performed by LiveVox’s own staff or, in a select subset of cases, by third parties. Some of LiveVox’s professional services offerings have negative margins. Accordingly, any increase in sales of professional services could harm LiveVox’s gross margins and operating results. LiveVox will need to continue to expand and optimize its professional services and technical support in order to keep up with new customer installations and ongoing service, which takes time and expense to implement. Identifying and recruiting qualified service personnel and training them in LiveVox’s products is difficult and competitive and requires significant time, expense and attention. LiveVox may be unable to respond quickly enough to accommodate short-term increases in customer demand for support services. LiveVox also may be unable to modify the format of its support services or change its pricing to compete with changes in support services provided by its competitors. Increased customer demand for these services, without corresponding revenues, could increase LiveVox’s costs and harm its operating results. If a customer is not satisfied with the deployment and ongoing services performed by

LiveVox or a third party, it could lose customers, miss opportunities to expand its business with these customers, incur additional costs, or suffer reduced (including negative) margins on LiveVox’s service revenue, any of which could damage LiveVox’s ability to grow its business. In addition, negative publicity related to LiveVox’s professional services and technical support, regardless of its accuracy, may damage LiveVox’s business by affecting its ability to compete for new business with current and prospective customers.

LiveVox depends on its senior management team, and the loss of one or more key employees or an inability to attract and retain highly skilled executives and other employees could harm its business and results of operations.

LiveVox’s success depends, in part, upon the performance and continued services of its executive officers and senior management team. If LiveVox’s executive leadership team fails to perform effectively or if it fails to attract or retain its key executives or senior management, its business, financial condition or results of operations could be harmed. LiveVox also relies on its leadership team in the areas of research and development, marketing, sales, services, and general and administrative functions, and on mission-critical individual contributors. The loss of one or more of LiveVox’s executive officers or key employees could seriously harm its business. LiveVox currently does not maintain key person life insurance policies on any of its employees.

To execute LiveVox’s growth plan, it must attract and retain highly qualified personnel and it may incur significant costs (including stock-based compensation expense) to do so. Competition for these personnel is intense, especially for senior executives, engineers highly experienced in designing and developing cloud software and for senior sales personnel. LiveVox has, from time to time, experienced, and it expects to continue to experience, difficulty in hiring and retaining employees with appropriate qualifications. LiveVox invests significant time and expense in training its employees, which increases their value to competitors who may seek to recruit them and increases LiveVox’s costs. If LiveVox fails to attract new personnel or fails to retain and motivate its current personnel, particularly its executive officers and senior management team, LiveVox’s business and future growth prospects would be harmed. Many of the companies with which it competes for experienced personnel have greater resources than LiveVox has. If LiveVox hires employees from competitors or other companies, their former employers may attempt to assert that these employees or LiveVox have breached legal obligations, resulting in a diversion of LiveVox’s time and resources and, potentially, damages.

Volatility or lack of performance in the trading price of LiveVox’s common stock may also affect LiveVox’s ability to attract and retain qualified personnel because job candidates and existing employees often emphasize the value of the stock awards they receive in connection with their employment when considering whether to accept or continue employment. If the perceived value of LiveVox’s stock awards is low or declines, it may harm LiveVox’s ability to recruit and retain highly skilled employees.

If LiveVox fails to grow its marketing capabilities and develop widespread brand awareness cost effectively, its business may suffer.

LiveVox’s ability to increase its customer base and achieve broader market acceptance of its cloud contact center software products will depend to a significant extent on LiveVox’s ability to expand its marketing operations. LiveVox plans to continue to dedicate significant resources to its marketing programs, including internet advertising, digital marketing campaigns, social media, trade shows, industry events, and co-marketing with strategic partners. The effectiveness of LiveVox’s internet advertising is as yet unproven, and there is existing competition for key search terms. All of these marketing efforts will continue to require LiveVox to invest significant financial and other resources. LiveVox’s business will be seriously harmed if its efforts and expenditures do not generate a proportionate increase in revenue.

In addition, LiveVox believes that developing and maintaining widespread awareness of its brand in a cost-effective manner is critical to achieving widespread acceptance of LiveVox’s products and attracting new customers. Brand promotion activities may not generate customer awareness or increase revenues, and even if they do, any increase in revenues may occur after the expense has been incurred and may not offset the costs and expenses of building LiveVox’s brand. If LiveVox fails to successfully promote, maintain and protect its brand, or incurs substantial costs and expenses, it may fail to attract or retain customers necessary to realize a sufficient return on its brand-building efforts, or to achieve the widespread brand awareness that is critical to increasing customer adoption of its products.

LiveVox may not be able to secure additional financing on favorable terms, or at all, to meet its future capital needs.

LiveVox may require additional capital to respond to business opportunities, challenges, acquisitions, a decline in sales, increased regulatory obligations or unforeseen circumstances and may engage in equity or debt financings or enter into credit facilities. LiveVox has a substantial amount of debt. As of December 31, 2020, LiveVox had approximately $56.5 million in principal amount outstanding under the term loan. See Note 8 to LiveVox’s consolidated financial statements included elsewhere in this proxy statement.

Any debt financing obtained by LiveVox in the future could cause it to incur additional debt service expenses and could include restrictive covenants relating to its capital raising activities and other financial and operational matters, which may make it more difficult for it to obtain additional capital and pursue business opportunities and could be secured by all of LiveVox’s assets. If LiveVox raises additional funds through further issuances of equity or convertible debt securities, its existing stockholders could suffer significant dilution in their percentage ownership of LiveVox, and any new equity securities it issues could have rights, preferences and privileges senior to those of holders of LiveVox’s common stock. If LiveVox is unable to obtain adequate financing or financing on terms satisfactory to it when LiveVox requires it, LiveVox’s ability to continue to grow and support its business and to respond to business challenges could be significantly limited.

LiveVox may acquire other companies or technologies or be the target of strategic transactions, which could divert its management’s attention, result in additional dilution to LiveVox’s stockholders and otherwise disrupt LiveVox’s operations and harm its operating results.

LiveVox may acquire or invest in businesses, applications or technologies that it believes could complement or expand its products, enhance its technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management, and cause LiveVox to incur various costs and expenses in identifying, investigating and pursuing acquisitions, whether or not they are consummated. LiveVox may not be able to identify desirable acquisition targets or be successful in entering into an agreement with any particular target.

To date, the growth in LiveVox’s business has been primarily organic, and LiveVox has limited experience in acquiring other businesses. With respect to any future acquisitions, LiveVox may not be able to successfully integrate acquired personnel, operations and technologies, or effectively manage the combined business following the acquisition. LiveVox also may not achieve the anticipated benefits from these or any future acquisitions due to a number of factors, including:

•	inability to integrate or benefit from acquisitions in a profitable manner;

•	unanticipated costs or liabilities associated with the acquisition, including legal claims arising from the activities of companies or businesses LiveVox acquires;

•	acquisition-related costs;

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difficulty converting the customers of the acquired business to LiveVox’s products and contract terms, including due to disparities in the revenue, licensing, support or professional services model of the acquired company;

•	difficulty integrating the accounting systems, operations and personnel of the acquired business;

•	difficulties and additional costs and expenses associated with supporting legacy products and the hosting infrastructure of the acquired business;

•	diversion of management’s attention from other business concerns;

•	harm to its existing relationships with its partners and customers as a result of the acquisition;

•	the loss of its or the acquired business’s key employees;

•	diversion of resources that could have been more effectively deployed in other parts of its business; and

•	use of substantial portions of its available cash to consummate the acquisition.

In addition, a significant portion of the purchase price of companies and businesses LiveVox acquires may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. If LiveVox’s acquisitions do not yield expected returns, it may be required to take charges to its operating results based on this impairment assessment process, which could harm its results of operations.

Acquisitions could also result in dilutive issuances of equity securities, the use of LiveVox’s available cash, or the incurrence of additional debt to fund such acquisitions, which could harm its operating results. If an acquired business fails to meet LiveVox’s expectations, its operating results, business and financial condition could suffer.

In addition, third parties may be interested in acquiring LiveVox. LiveVox will continue to consider, evaluate and negotiate such transactions as it deems appropriate. Such potential transactions may divert the attention of management, and cause LiveVox to incur various costs and expenses in investigating, evaluating and negotiating such transactions, whether or not they are consummated.

Changes in financial accounting standards or practices may cause adverse, unexpected financial reporting fluctuations and affect LiveVox’s reported operating results.

U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board (“FASB”), the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in accounting standards or practices can have a significant effect on LiveVox’s reported results and may even affect LiveVox’s financial statements issued before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and will occur in the future. Changes to existing rules or the questioning of current practices may harm LiveVox’s reported financial results or the way it accounts for or conducts its business.

For example, in May 2014, the FASB issued new revenue recognition rules under Accounting Standard Codification 606—Revenue from Contracts with Customers (“ASC 606”), which included a single set of rules and criteria for revenue recognition to be used across all industries. LiveVox adopted this standard in January 2019 using a full retrospective method. With the adoption of this standard, the timing of LiveVox’s commission expense recognition changed, which caused fluctuations in LiveVox’s operating results. See Note 2 to LiveVox’s consolidated financial statements included elsewhere in this proxy statement for more information.

Further, in February 2016, the FASB issued new rules for leases under the Accounting Standard Codification 842—Leases (“ASC 842”), which requires a lessee to recognize assets and liabilities for both finance, previously known as capital, and operating leases with lease terms of more than 12 months. LiveVox adopted this standard on January 1, 2020 using a modified retrospective method. With the adoption of this standard, LiveVox recognized right-of-use, or ROU, assets and lease liabilities for operating leases. See Note 2 to LiveVox’s December 31, 2020 consolidated financial statements included elsewhere in this proxy statement for more information.

The application of any new accounting guidance is, and will be, based on all information available to LiveVox as of the date of adoption and up through subsequent interim reporting, including transition guidance published by the standard setters. However, the interpretation of these new standards may continue to evolve as other public companies adopt the new guidance and the standard setters issue new interpretative guidance related to these rules. As a result, changes in the interpretation of these rules could result in material adjustments to LiveVox’s application of the new guidance, which could have a material effect on its results of operations and financial condition. Additionally, any difficulties in implementing these pronouncements could cause LiveVox to fail to meet its financial reporting obligations, which could result in regulatory discipline, cessation or disruption of trading in LiveVox’s common stock and harm investors’ confidence in LiveVox.

In addition, certain factors have in the past and may in the future cause LiveVox to defer recognition of revenues. For example, the inclusion in LiveVox’s customer contracts of non-standard terms, such as acceptance criteria, could require the deferral of revenue. To the extent that such contracts become more prevalent in the future LiveVox’s revenue may be impacted.

Because of these factors and other specific requirements under U.S. GAAP for revenue recognition, LiveVox must have precise terms and conditions in its arrangements in order to recognize revenue when it delivers its products or performs its professional services. Negotiation of mutually acceptable terms and conditions can extend its sales cycle, and LiveVox may accept terms and conditions that do not permit revenue recognition at the time of delivery.

LiveVox may not be able to utilize a significant portion of its net operating loss, and under the existing federal corporate tax rates such tax benefits will be of less value, which could harm LiveVox’s profitability and financial condition.

As of December 31, 2020, LiveVox had federal and state net operating loss carryforwards due to prior period losses of $23.4 million and $66.9 million, respectively, with varying expirations from 2022 through 2035. If LiveVox is unable to generate sufficient taxable income to utilize its net operating loss carryforwards, they could expire unused and be unavailable to offset future income tax liabilities, which could harm LiveVox’s profitability and financial condition in future periods.

In addition, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, or IRC Sections 382 and 383, LiveVox’s ability to utilize net operating loss carryforwards or other tax attributes in any taxable year may be limited if LiveVox experiences an “ownership change.” An IRC Section 382 “ownership change” generally occurs if one or more stockholders or groups of stockholders who own at least 5% of LiveVox’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Similar rules may apply under state tax laws. Subsequent or future issuances or sales of LiveVox’s stock could cause an “ownership change,” which would impose an annual limit on the amount of pre-ownership change net operating loss carryforwards and other tax attributes LiveVox can use to reduce its taxable income, potentially causing those tax attributes to expire unused or to be reduced, and increasing and accelerating LiveVox’s liability for income taxes. It is possible that such an ownership change could materially reduce LiveVox’s ability to use its net operating loss carryforwards or other tax attributes to offset taxable income, which could require LiveVox to pay more income taxes than if LiveVox were able to fully utilize its net operating loss carryforwards and harm its profitability.

Legislative and regulatory changes to laws or policies related to loan deferment, forbearance, or forgiveness, including following the recent U.S. presidential election or as a response to COVID-19, could have a material negative impact on the business operations and prospects of certain of LiveVox’s customers and as a result have a negative impact on LiveVox’s business, operations, and financial condition.

Legislative and regulatory changes to laws or policies related to loan deferment, forbearance, or forgiveness, including following the recent U.S. presidential election or as a response to COVID-19, may have a significant impact on LiveVox’s customers’ businesses. For example, on March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was signed into law. In compliance with the CARES Act, payments and interest accruals on federal student loans were suspended until September 30, 2020, and subsequent Executive Orders have directed the Department of Education (“ED”) to extend the suspension until September 30, 2021. While the CARES Act applies only to loans owned by the ED, several states announced various initiatives to suspend payment obligations for private student loan borrowers in those states. Additionally, on March 25, 2020, the ED announced that private collection agencies were required to stop making outbound collection calls and sending letters or billing statements to borrowers in default. Moreover, in April 2020, various restrictions around the servicing and collection of private education loans were enacted by certain states. There is additional uncertainty as to the future of student loan forbearance or forgiveness under President Biden’s administration. President Biden has indicated a desire and a willingness to cancel federal student loan debt for certain individuals up to a threshold amount and there have been similar proposals in Congress.

Additionally, the CARES Act allowed borrowers affected by the COVID-19 pandemic to request temporary loan forbearance for federally-backed mortgage loans. Nevertheless, servicers of mortgage loans are contractually bound to advance monthly payments to investors, insurers, and taxing authorities regardless of whether the borrower actually makes those payments. While government-sponsored enterprises, including Fannie Mae and Freddie Mac, recently issued guidance limiting the number of payments a servicer must advance in the case of a forbearance, loan servicers expect that a borrower who has experienced a loss of employment or a reduction of income may not repay the forborne payments at the end of the forbearance period. Additionally, loan servicers are prohibited by the CARES Act from collecting certain servicing related fees, such as late fees, during the forbearance plan period. They are further prohibited from initiating foreclosure and/or eviction proceedings under applicable investor and/or state law requirements.

These legislative and regulatory changes have had, and these and other changes that may be promulgated in the future, may have a negative impact on certain of LiveVox’s customers who service student loans or federally backed mortgage loans. In particular, forgiveness of outstanding loans or a suspension of loan payments and interest accruals may lead to a reduction in the demand for LiveVox’s customers’ business, resulting in a corresponding reduction to LiveVox’s business. Due to the impact of new legislation and regulation, coupled with the additional uncertainty of the new presidential administration’s student loan-related initiatives, LiveVox is not able to estimate the ultimate impact of changes in law on LiveVox’s customers and consequently LiveVox’s financial results, business operations, or strategies. Until the future of loan servicing is decided, LiveVox’s customers in this industry will continue to experience increased uncertainty. LiveVox’s profitability, results of operations, financial condition, cash flows, and future business prospects could be materially and adversely affected as a result.

Many of LiveVox’s customer contracts contain usage-based revenue components that depend upon such customer’s ability to sustain or increase their business activity and such business activity can be subject to the impact of external events beyond the control of LiveVox or such customers, including unexpected weather conditions, political instability or government shutdowns, public health issues (including pandemics and quarantines) or natural disasters. LiveVox’s revenue and profitability could be harmed as a result of any decrease to such customer’s business activity.

Many of LiveVox’s customer contracts contain usage-based revenue components that depend upon such customers’ ability to sustain or increase their business activity. Such customers’ business activity has in the past been and could in the future be subject to the impact of external events beyond the control of such customers or LiveVox, such as unexpected weather conditions, public health issues (including pandemics and quarantines), political instability or government shutdowns or natural disasters. For example, several of LiveVox’s customers had call centers in the Houston area that were completely destroyed or severely damaged by the impact of Hurricane Harvey in 2017, resulting in a negative impact on such customers and a resulting decrease in LiveVox’s revenue from such customers. Additionally, certain of LiveVox’s customers typically increase their collection activities from January through April when many Americans receive federal tax refunds. Any delay in the Internal Revenue Service’s ability to timely process Americans’ federal tax returns and remit refunds to filers, including as a result of COVID-19 precautions or a government shutdown such as the one that occurred in late 2018 and early 2019, has in the past caused and could in the future cause those customers to forgo increases in hiring or usage which could in turn unfavorably impact LiveVox’s revenue and profitability.

LiveVox may be unable to generate sufficient cash flow to satisfy its debt service obligations, which would adversely affect its results of operations and financial condition.

LiveVox’s ability to make scheduled payments on, or to refinance its obligations under, its indebtedness will depend on its future operating performance and on economic, financial, competitive, legislative, regulatory and other factors. Many of these factors are beyond LiveVox’s control. LiveVox can provide no assurance that its business will generate sufficient cash flow from operations or that future borrowings will be available to it in an amount sufficient to enable it to satisfy its obligations under its indebtedness or to fund its other needs. In order for LiveVox to satisfy its obligations under its indebtedness, it must continue to execute its business strategy. If LiveVox is unable to do so, it may need to refinance all or a portion of its indebtedness on or before maturity. LiveVox can provide no assurance that it will be able to refinance any of its indebtedness on commercially reasonable terms or at all.

The terms of LiveVox’s indebtedness could adversely affect its business.

The Credit Agreement contains restrictive covenants that, among others, limit LiveVox’s ability to:

•	pay dividends and make distributions and repurchase stock;

•	engage in transactions with affiliates;

•	create liens;

•	incur indebtedness not under the Credit Agreement;

•	engage in sale-leaseback transactions;

•	make investments;

•	make loans and guarantee obligations of other persons;

•	amend material agreements and organizational documents and enter into agreement affecting ability to pay dividends;

•	maintain or contribute to a defined employee benefit plan or arrangement that is not subject to the laws of the U.S.; and

•	sell or dispose of all or substantially all of LiveVox’s assets and engage in specified mergers or consolidations.

In addition, the Credit Agreement contains certain financial covenants, including the maintenance of a consolidated total leverage ratio and a consolidated fixed charge coverage ratio that come into effect in March 2022. LiveVox’s ability to borrow under the revolving facility depends on its compliance with these financial covenants. Events beyond LiveVox’s control, including changes in general economic and business conditions, may affect its ability to meet these financial covenants. LiveVox cannot guarantee that it will meet these financial covenants in the future, or that the lenders will waive any failure to meet these financial covenants.

Any failure to protect LiveVox’s intellectual property rights could impair its ability to protect its proprietary technology and its brand.

LiveVox’s success and ability to compete depend in part upon its intellectual property. As of December 31, 2020, LiveVox’s intellectual property portfolio included four registered U.S. trademarks, three pending trademark applications, and one issued U.S. patent. LiveVox primarily relies on copyright, trade secret and trademark laws, trade secret protection and confidentiality or license agreements with its employees, customers, partners and others to protect its intellectual property rights. The steps LiveVox takes to secure, protect and enforce its intellectual property rights may be inadequate. LiveVox may not be able to obtain any further patents or trademarks, its current patents could be invalidated or its competitors could design their products around LiveVox’s patented technology, and LiveVox’s pending applications may not result in the issuance of patents or trademarks. Furthermore, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in other countries are uncertain and may afford little or no effective protection of LiveVox’s proprietary technology, and the risk of intellectual property misappropriation may be higher in these countries. Consequently, LiveVox may be unable to prevent its proprietary technology from being infringed or exploited abroad, which could affect LiveVox’s ability to expand into international markets or require costly efforts to protect its technology.

In order to protect its intellectual property rights, LiveVox may be required to spend significant resources to monitor and protect these rights. Litigation brought to protect and enforce its intellectual property rights could be costly, time consuming and distracting to LiveVox’s management and could result in the impairment or loss of LiveVox’s intellectual property. Furthermore, LiveVox’s efforts to enforce its intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of its intellectual property rights. Accordingly, LiveVox may not be able to prevent third parties from infringing upon or misappropriating LiveVox’s intellectual property. LiveVox’s failure to secure, protect and enforce its intellectual property rights could substantially harm the value of LiveVox’s technology, products, brand and business.

LiveVox will likely be subject to third-party intellectual property infringement claims.

There is considerable patent and other intellectual property development activity and litigation in LiveVox’s industry. LiveVox’s success depends upon its not infringing upon the intellectual property rights of others. LiveVox’s competitors, as well as a number of other entities and individuals, may own or claim to own intellectual property relating to LiveVox’s industry.

Certain technology necessary for LiveVox to provide its products may be patented, copyrighted or otherwise protected by other parties either now or in the future. In such case, LiveVox would have to negotiate a license for the use of that technology. LiveVox may not be able to negotiate such a license at a price that is acceptable, or at all. The existence of such a patent, copyright or other protections, or LiveVox’s inability to negotiate a license for any such technology on acceptable terms, could force LiveVox to cease using such technology and offering products incorporating such technology.

Others in the future may claim that LiveVox’s products and underlying technology infringe or violate their intellectual property rights. However, LiveVox may be unaware of the intellectual property rights that others may claim cover some or all of its technology or products. Any claims or litigation could cause LiveVox to incur significant costs and expenses and, if successfully asserted against LiveVox, could require that it pay substantial damages or ongoing royalty payments, require that it refrain from using, manufacturing or selling certain offerings or features or using certain processes, prevent it from offering its products or certain features thereof, or require that LiveVox comply with other unfavorable terms, any of which could harm its business and operating results. LiveVox may also be obligated to indemnify its customers or business partners and pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, which could be costly. Even if LiveVox were to prevail in such a dispute, any litigation regarding its intellectual property could be costly and time consuming and divert the attention of LiveVox’s management and key personnel from its business operations.

Indemnity provisions in various agreements potentially expose LiveVox to substantial liability for intellectual property infringement and other losses.

In the ordinary course of business, LiveVox enters into agreements of varying scope and terms pursuant to which it agrees to indemnify customers, vendors, lessors, business partners and other parties for third-party claims with respect to certain matters, including, but not limited to, losses arising out of breach of such agreements, certain claims related to third-party privacy or cyber security breaches or from intellectual property infringement claims made by third parties. Large indemnity payments or damage claims from contractual breach could harm LiveVox’s business, results of operations and financial condition. Although LiveVox often contractually limits its liability with respect to such obligations, LiveVox may still incur substantial liability related to them. Any dispute with a customer with respect to such obligations could be expensive, even if LiveVox ultimately prevails, and could harm LiveVox’s relationship with that customer and other current and prospective customers, reduce demand for its products and harm its business, results of operations and financial condition.

LiveVox employs third-party licensed software for use in or with its products, and the inability to maintain these licenses or errors in the software LiveVox licenses could result in increased costs, or reduced service levels, which could harm LiveVox’s business.

LiveVox’s products incorporate certain third-party software obtained under licenses from other companies. LiveVox anticipates that it will continue to rely on such software from third parties in the future. Although LiveVox believes that there are commercially reasonable alternatives to the third-party software LiveVox currently licenses, this may not be the case, or it may be difficult or costly to transition to other providers. In addition, integration of the software used in LiveVox’s products with new third-party software may require significant work and require substantial investment of LiveVox’s time and resources. To the extent that LiveVox’s products depend upon the successful operation of third-party software in conjunction with its software, any undetected errors or defects in this third-party software could prevent the deployment or impair the functionality of LiveVox’s products, delay new product introductions, result in increased costs, or a failure of LiveVox’s products and injure its reputation. LiveVox’s use of additional or alternative third-party software would require it to enter into license agreements with third parties and to integrate such software to its products.

There can be no assurance that the technology licensed by LiveVox will continue to provide competitive features and functionality or that licenses for technology currently utilized by it or other technology that it may seek to license in the future, including to replace current third-party software, will be available to it at a reasonable cost or on commercially reasonable terms, or at all. Third-party licensors may also be acquired or go out of business, which could preclude LiveVox from continuing to use such technology. The loss of, or inability to maintain, existing licenses could result in lost product features and litigation. The loss of existing licenses could also result in implementation delays or reductions until equivalent technology or suitable alternative products could be developed, identified, licensed and integrated, and could increase LiveVox’s costs and harm its business.

LiveVox’s products utilize open source software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect its business.

LiveVox’s products include software covered by open source licenses, which may include, for example, free general public use licenses, open source frontend libraries and open source applications. The terms of various open source licenses have not been interpreted by United States courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on LiveVox’s ability to market its products. By the terms of certain open source licenses, LiveVox could be required to release the source code of its proprietary software, and to make its proprietary software available under open source licenses, if LiveVox combines its proprietary software with open source software in a certain manner. In the event that portions of LiveVox’s proprietary software are determined to be subject to an open source license, it could be required to publicly release the affected portions of its source code, re-engineer all or a portion of its technologies, or otherwise be limited in the licensing of its technologies, each of which could reduce or eliminate the value of LiveVox’s technologies and products. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of the software. Given the nature of open source software, there is also a risk that third parties may assert copyright and other intellectual property infringement claims against LiveVox based on its use of certain open source software programs. Many of the risks associated with the usage of open source software cannot be eliminated and could harm LiveVox’s business.

Risks Related to our Sponsor and Management Team and Their Respective Interests

Our Initial Stockholders have agreed to vote in favor of the Business Combination Proposal and the other proposals described in this proxy statement, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their Founder Shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our Initial Stockholders have agreed to vote any shares of our Common Stock owned by them in favor of the Business Combination Proposal and the other proposals described in this proxy statement. As of the date hereof, our Initial Stockholders own shares equal to approximately 20% of our issued and outstanding shares of Common Stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if our Initial Stockholders agreed to vote any shares of Common Stock owned by them in accordance with the majority of the votes cast by our public stockholders.

We did not obtain a third-party valuation in determining whether or not to pursue the Business Combination.

We are not required to obtain an opinion from an independent investment banking or accounting firm that the price that we are paying in connection with the Business Combination with LiveVox is fair to us from a financial point of view. Our Board did not obtain a third-party valuation in connection with the Business Combination. In analyzing the Business Combination, our Board conducted due diligence on LiveVox. Our Board also consulted with LiveVox’s management and its legal counsel, financial advisor and other advisors and considered a number of factors, uncertainty and risks, including, but not limited to, those discussed under “Proposal No. 1—Approval of the Business Combination—The Merger Agreement,” and concluded that the Business Combination was in the best interest of the Company and our stockholders. Accordingly, investors will be relying solely on the judgment of our Board in valuing LiveVox, and our Board may not have properly valued such businesses. The lack of a third-party valuation may lead an increased number of stockholders to vote against the Business Combination Proposal or demand redemption of their shares, which could potentially impact our ability to consummate the Business Combination.

Our Sponsor, certain members of our Board and our officers have interests in the Business Combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement.

When considering our Board’s recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that our directors and officers have interests in the Business Combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

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the fact that our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

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the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation;

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the fact that our Sponsor paid an aggregate of $25,000 for 6,250,000 shares of Class F Stock (75,000 of which have been transferred to our independent directors, after giving effect to the (i) surrender of 1,437,500 shares on November 29, 2017 and (ii) forfeiture of 937,500 shares in April 2019) which will be converted into Class A Stock upon the closing of the Business Combination, including the 2,725,000 shares that our Sponsor has agreed to cancel concurrently with the closing of the Business Combination and the Lock-Up Shares which will be subject to release only if the price of Class A Stock trading on Nasdaq or another national securities exchange exceeds certain thresholds during the seven-year period following the closing of the Business Combination and will otherwise be forfeited and canceled for no consideration, but which will have no value if an initial business combination is not consummated by the Expiration Date;

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the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to consummate an initial business combination by the Expiration Date;

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if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

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the fact that our Sponsor will have the right to nominate two independent directors of the post-Business Combination Company pursuant to a stockholders agreement to be entered into upon closing of the Business Combination;

•	the anticipated continuation of two of our existing directors, Robert D. Beyer and Todd M. Purdy, as directors of the post-Business Combination Company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if we are unable to consummate an initial business combination by the Expiration Date;

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that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

•

that, at the closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Sponsor, Crescent and their permitted transferees;

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that Crescent has entered into the Forward Purchase Agreement with the Company, pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Forward Purchase Agreement and registration rights granted thereto, an aggregate of 2,500,000 shares of Class A Stock plus 833,333 Warrants for an aggregate purchase price of $25,000,000 in cash in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers); and

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that Crescent, either alone or with our Sponsor, has the right but not the obligation to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent our total cash proceeds are less than $250,000,000.

Our Initial Stockholders, including our Sponsor and certain of our independent directors, hold a significant number of shares of our Common Stock. They will lose their entire investment in us if we do not consummate an initial business combination.

Our Initial Stockholders hold in the aggregate 6,250,000 Founder Shares, representing approximately 20% of the total outstanding shares of our Common Stock (including the 2,725,000 shares that our Sponsor has agreed to cancel concurrently with the closing of the Business Combination and the Lock-Up Shares which will be subject to release only if the price of Class A Stock trading on Nasdaq or another national securities exchange exceeds certain thresholds during the seven-year period following the closing of the Business Combination and will otherwise be forfeited and canceled for no consideration). The Founder Shares will be worthless if we do not consummate an initial business combination by the Expiration Date.

The Founder Shares are identical to the shares of Class A Stock, except that: (i) our Sponsor and each of our officers and directors at the time of our IPO entered into a letter agreement with us, pursuant to which they have agreed to (a) waive their redemption rights with respect to any shares of our Common Stock they may hold (which includes all of the Founder Shares) in connection with the consummation of an initial business combination, (b) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to consummate an initial business combination by the Expiration Date (although they will be entitled to liquidating distributions from the Trust Account with respect to any shares of Class A Stock they hold if we fail to consummate an initial business combination by the Expiration Date) and (c) certain transfer restrictions on securities of the Company they may hold (which include all of the Founder Shares); (ii) our Sponsor entered into the Sponsor Support Agreement with us, certain of our officers and directors (not including our independent directors) and LiveVox, pursuant to which it agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation; and (iii) the Founder Shares are automatically convertible into shares of Class A Stock at the time of the Business Combination, as described herein.

The personal and financial interests of our officers and directors may have influenced their motivation in identifying and selecting LiveVox and consummating the Business Combination and may influence their operation of the post-Business Combination Company. This risk may become more acute as the deadline of the Expiration Date, for consummating an initial business combination nears.

Our Sponsor, directors or officers or their affiliates may elect to purchase shares from public stockholders, which may influence a vote on the Business Combination Proposal and the other proposals described in this proxy statement and reduce the public “float” of our Class A Stock.

Our Sponsor, directors or officers or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the consummation of the Business Combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination Proposal and thereby increase the likelihood of obtaining stockholder approval of the Business Combination Proposal or to satisfy closing conditions in the Merger Agreement regarding required amounts in the Trust Account and the proceeds from the Forward Purchase Agreement equaling or exceeding certain thresholds where it appears that such requirements would otherwise not be met. This may result in the consummation of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A Stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on the Nasdaq or another national securities exchange or reducing the liquidity of the trading market for our Class A Stock.

Past performance by Crescent, including our management team, may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, Crescent and its affiliates is presented for informational purposes only. Past performance by Crescent and by our management team is not a guarantee of success with respect to the Business Combination, especially in light of the fact that the LiveVox Stockholder will hold a majority of the outstanding equity of the Company following the consummation of the Business Combination and will have the ability to appoint the majority of the directors on the Board and that the post-Business Combination Company will be managed by the LiveVox management team. You should not rely on the historical record of Crescent or our management team’s performance as indicative of the future performance of the post-Business Combination Company or its returns going forward.

We have not registered the shares of Class A Stock issuable upon exercise of the Warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its Warrants except on a cashless basis and potentially causing such Warrants to expire worthless.

We have not registered the shares of Class A Stock issuable upon exercise of the Warrants under the Securities Act or any state securities laws at this time. However, under the terms of the Warrant Agreement, dated March 7, 2019, by and between the Company and Continental Stock Transfer & Trust Company, we have agreed to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the Class A Stock issuable upon exercise of the Warrants, until the expiration of the Warrants in accordance with the provisions of such Warrant Agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in such registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the Warrants are not registered under the Securities Act, we will be required to permit holders to exercise their Warrants on a cashless basis. However, no Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available. Notwithstanding the above, if our Class A Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any Warrant, or issue securities or other compensation in exchange for the Warrants in the event that we are unable to register or qualify the shares underlying the Warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the Warrants is not so registered or qualified or exempt from registration or qualification, the holder of such Warrant shall not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In such event, holders who acquired their Warrants as part of a purchase of Units will have paid the full Unit purchase price solely for the shares of Class A Stock included in such Units. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A Stock for sale under all applicable state securities laws.

The exercise price for our Warrants is higher than in some similar blank check company offerings in the past, and, accordingly, the Warrants are more likely to expire worthless.

The exercise price of our Warrants is higher than is typical with many similar blank check companies in the past. Historically, with regard to units offered by blank check companies, the exercise price of a Warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our Warrants is $11.50 per share, subject to adjustment as provided herein. As a result, the Warrants are less likely to ever be in the money and more likely to expire worthless.

We may amend the terms of the Warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 65% of the then outstanding Public Warrants. As a result, the exercise price of your Warrants could be increased, the Warrants could be converted into cash or stock, the exercise period could be shortened and the number of shares of our Class A Stock purchasable upon exercise of a Warrant could be decreased, all without your approval.

Our Warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant Agent, and us. Such Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 65% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash or stock, shorten the exercise period or decrease the number of shares of our Class A Stock purchasable upon exercise of a Warrant.

We may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

We have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant; provided that the last reported sales price of our Class A Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A Stock and equity-linked securities as described above) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the Warrant holders. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force you to: (1) exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so (2) sell your Warrants at the then-current market price when you might otherwise wish to hold your

Warrants; or (3) accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants.

Because each Unit contains one-half of one Warrant and only a whole Warrant may be exercised, the Units may be worth less than Units of other blank check companies.

Each Unit contains one-half of one Warrant. Because, pursuant to the Warrant Agreement that governs such Warrants, the Warrants may only be exercised for a whole number of shares, only a whole Warrant may be exercised at any given time. This is different from other offerings similar to ours whose Units include one share of common stock and one warrant to purchase one whole share. We have established the components of the Units in this way in order to reduce the dilutive effect of the Warrants upon consummation of a Business Combination since the Warrants will be exercisable in the aggregate for one-half of the number of shares compared to Units that each contain a Warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this Unit structure may cause our Units to be worth less than if they included a Warrant to purchase one whole share.

Warrants will become exercisable for our Class A Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

We issued Warrants to purchase 12,500,000 shares of Class A Stock as part of our IPO and, on the IPO closing date, we issued Private Placement Warrants to our Sponsor to purchase 7,000,000 shares of our Class A Stock, in each case at $11.50 per share. In addition, prior to consummating an initial business combination, nothing prevents us from issuing additional securities in a private placement so long as they do not participate in any manner in the Trust Account or vote as a class with the Common Stock on an initial business combination. We expect to issue 2,500,000 shares of Class A Stock plus 833,333 Warrants to the Forward Purchasers pursuant to the Forward Purchase Agreement immediately prior to the Business Combination. The shares of Class A Stock issued pursuant to the Forward Purchase Agreement and additional shares of our Class A Stock issued upon exercise of our Warrants will result in dilution to the then existing holders of our Class A Stock and increase the number of shares eligible for resale in the public market.

Pursuant to the Sponsor Support Agreement, the Sponsor agreed to the cancelation of (i) 7,000,000 Warrants acquired by the Sponsor pursuant to a private placement in connection with the initial public offering of the Company at a purchase price of $1.00 per warrant and (ii) 2,725,000 shares of Class F Stock held by the Sponsor, in each case, for no consideration and concurrent with and contingent upon the consummation of the Business Combination. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A Stock.

Risks Related to our Securities and the Trust Account

Our public stockholders will experience dilution as a consequence of, among other transactions, the issuance of Common Stock as consideration in the Business Combination. Having a minority share position may reduce the influence that our current stockholders have on the management of the post-Business Combination Company. We cannot provide assurance that, upon loss of control of the post-Business Combination Company, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

The issuance of Common Stock in the Business Combination and pursuant to the Forward Purchase Agreement and PIPE Investment will dilute the equity interest of our existing stockholders and may adversely affect prevailing market prices for shares of our Class A Stock, Units and/or Warrants.

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders will retain an ownership interest of approximately 25.9% in the post-Business Combination Company; (ii) our

Initial Stockholders will own approximately 3.6% of the post-Business Combination Company; (iii) the Forward Purchasers will own approximately 2.6% of the post-Business Combination Company; (iv) the PIPE Investors will own approximately 7.7% of the post-Business Combination Company; (v) the participants in the LiveVox Bonus Plans will own approximately 3.6% of the post-Business Combination Company; and (vi) the LiveVox Stockholder will own approximately 56.6% of the post-Business Combination Company. The ownership percentages with respect to the post-Business Combination Company (a) do not take into account (1) any redemption by our public stockholders (and the percentages therefore assume our total cash proceeds exceed $250,000,000 without the purchase of additional shares of Class A Stock by Crescent and our Sponsor) and (2) Warrants that will remain outstanding immediately following the Business Combination, but (b) do include (1) the issuance of Class A Stock pursuant to the Forward Purchase Agreement, (2) the issuance of Class A Stock pursuant to the PIPE Investment, (3) the issuance of Class A stock pursuant to the LiveVox Bonus Plans, (4) the remaining Founder Shares, all of which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis, after the cancelation of 2,725,000 of such shares by our Sponsor, and (5) the Earn-Out Shares and Lock-Up Shares that will be placed into escrow because the LiveVox Stockholder and our Initial Stockholders, respectively, will maintain voting power over such shares, and therefore such interests represent voting power (and not necessarily pecuniary interests or dispositive power). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders and the ownership percentage of the LiveVox Stockholder in the post-Business Combination Company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

The LiveVox Stockholder will have significant influence over us after consummation of the Business Combination.

Upon consummation of the Business Combination, the LiveVox Stockholder, which is controlled by Golden Gate Capital, will beneficially own approximately 56.6% of the post-Business Combination Company, which estimate (a) does not take into account (1) any redemption by our public stockholders (and the percentages therefore assume our total cash proceeds exceed $250,000,000 without the purchase of additional shares of Class A Stock by Crescent and our Sponsor) and (2) Warrants that will remain outstanding immediately following the Business Combination, but (b) does include (1) the issuance of Class A Stock pursuant to the Forward Purchase Agreement, (2) the issuance of Class A Stock pursuant to the PIPE Investment, (3) the remaining Founder Shares, all of which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis, after the cancelation of 2,725,000 of such shares by our Sponsor, and (4) the Earn-Out Shares and Lock-Up Shares that will be placed into escrow because the LiveVox Stockholder and our respective Initial Stockholders, respectively, will maintain voting power over such shares, and therefore such interests represent voting power (and not necessarily pecuniary interests or dispositive power). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders and the ownership percentage of the LiveVox Stockholder in the post-Business Combination Company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

As long as the LiveVox Stockholder (and Golden Gate Capital) owns or controls a significant percentage of our outstanding voting power, they will have the ability to significantly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our Board, any amendment to our Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. In particular, (i) so long as Golden Gate Capital beneficially owns in the aggregate (directly or indirectly) at least 30% or more of the voting power of our capital stock, the directors nominated by Golden Gate Capital shall be entitled to designate the chairperson of the Board, and (ii) so long as Golden Gate Capital beneficially owns in the aggregate (directly or indirectly) at least 35% or more of the voting power of our capital stock: any action that is required or permitted to be taken by our stockholders may be taken without a meeting by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted; and the chairperson of the Board may call a special meeting of our stockholders by written request of the holders of a majority of the voting power of the then outstanding shares of our voting stock. Accordingly, for such period of time, the LiveVox Stockholder (and Golden Gate Capital) will have significant influence with respect to our management, business plans and policies. The LiveVox Stockholder’s influence over the post-Business Combination Company’s management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of the post-Business Combination Company, which could cause the market price of our Class A Stock to decline or prevent stockholders from realizing a premium over the market price for Class A Stock.

Because the second amended and restated certificate of incorporation of the post-Business Combination Company will opt out of Section 203 of the DGCL regulating certain business combinations with interested stockholders (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective), the LiveVox Stockholder may transfer shares to a third party by transferring their shares of Common Stock without the approval of our Board or other stockholders, which may limit the price that investors are willing to pay in the future for shares of our Common Stock.

Upon consummation of the Business Combination, our Board anticipates increasing its size from seven directors to nine directors and providing for three classes of directors (Class I, Class II and Class III), with each Class I director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2022, each Class II director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2023 and each Class III director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. We anticipate having 3 Class I directors, 3 Class II directors and 3 Class III directors. As discussed above, in connection with the Business Combination, Louis Summe, Rishi Chandna, Marcello Pantuliano, Doug Ceto, Bernhard Nann, Stewart Bloom, Robert Beyer, Todd Purdy, Susan Morisato, Kathleen Pai and Leslie C. G. Campbell have each been nominated to serve as directors of the post-Business Combination Company upon consummation of the Business Combination.

The LiveVox Stockholder’s interests may not align with our interests as a company or the interests of our other stockholders. Accordingly, the LiveVox Stockholder could cause us to enter into transactions or agreements of which you would not approve or make decisions with which you would disagree.

There can be no assurance that our Class A Stock that will be issued in connection with the Business Combination will be approved for listing on Nasdaq or, if approved, will continue to be so listed following the closing of the Business Combination, or that we will be able to comply with the continued listing standards of Nasdaq.

Our Class A Stock, Units and Public Warrants are currently listed on Nasdaq. Our continued eligibility for listing may depend on, among other things, the number of our shares that are redeemed. We intend to apply to continue the listing of our Class A Stock, Units and Public Warrants on Nasdaq. If, after the Business Combination, Nasdaq delists our Class A Stock, Units and Public Warrants from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A Stock is a “penny stock” which will require brokers trading in our Class A Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A Stock, Units and Public Warrants are listed on Nasdaq, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Resales of the shares of Common Stock included in the Business Combination Stock Consideration could depress the market price of our Class A Stock, Units and/or Public Warrants.

There may be a large number of shares of Class A Stock, Units and/or Public Warrants sold in the market following the consummation of the Business Combination or shortly thereafter. The shares held by our public stockholders will be freely tradeable, while certain securities held by our Sponsor, the Initial Stockholders, Crescent and certain other stockholders of the post-Business Combination Company, including the LiveVox Stockholder, will be subject to certain restrictions described below prior to becoming freely tradeable. Please see the section entitled “—A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Stock, Units and/or Public Warrants to drop significantly, even if our business is doing well” for additional risks related to restrictions on certain securities of the Company.

Even if we consummate the Business Combination, there is no guarantee that the Public Warrants will ever be in the money, and they may expire worthless and the terms of our Warrants may be amended.

The exercise price for our Warrants is $11.50 per share of Class A Stock. There is no guarantee that the Public Warrants will ever be in the money prior to their expiration, and as such, the Warrants may expire worthless.

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Our independent registered public accounting firm and the underwriters of our IPO will not execute agreements with us waiving such claims to the monies held in the Trust Account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to consummate the Business Combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with the Business Combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the Trust Account, due to claims of such creditors.

Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of our company and, therefore, the Sponsor may not be able to satisfy those obligations. We have not asked the Sponsor to reserve for such obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the Business Combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to consummate the Business Combination, and our public stockholders would receive such lesser amount per share in connection with any redemptions of public shares. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of: (1) $10.00 per public share; or (2) such lesser amount per share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our franchise and income taxes, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in certain instances. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

Following the Business Combination, the price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities prior to the closing of the Business Combination may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination Proposal.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the Business Combination, there has not been a public market for LiveVox’s stock and trading in the shares of our Class A Stock has not been active. Accordingly, the valuation ascribed to LiveVox and our Class A Stock in the Business Combination may not be indicative of the price of the post-Business Combination Company that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline, regardless of our actual operating performance.

Factors affecting the trading price of the post-Business Combination Company’s securities following the Business Combination may include those listed in “—Risks Related to LiveVox’s Business and Industry” and the following, some of which will be beyond our control:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	speculation in the press or investment community;

•	success of competitors;

•	our ability to accurately project future results and our ability to achieve those and other industry and analyst forecasts;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•

changes in expectations as to our future financial performance, including financial estimates and recommendations by securities analysts concerning the post-Business Combination Company or the market in general;

•	operating and stock price performance, or changes in market valuations of other companies that investors deem comparable to the post-Business Combination Company;

•	our ability to market new and enhanced products on a timely basis;

•	changes in consumer preferences and competitive conditions;

•	expansion to new markets;

•	negative publicity relating to our services;

•	changes in laws and regulations affecting our business, including changes in franchising laws in any jurisdiction in which we operate;

•	commencement of, or involvement in, litigation involving the post-Business Combination Company or announcements by third parties of significant claims or proceedings against us;

•	actions by the LiveVox Stockholder;

•	changes in the post-Business Combination Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	announcements by us, our competitors or our vendors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

•	the volume of shares of our Class A Stock, Units and/or Public Warrants available for public sale;

•	any major change in our Board or management;

•	sales of substantial amounts of Common Stock by our directors, officers or significant stockholders or the perception that such sales could occur;

•	the realization of any of the risk factors presented in this proxy statement;

•	labor availability and costs for hourly and management personnel;

•	additions or departures of key personnel;

•	failure to comply with the requirements of Nasdaq;

•	failure to comply with the Sarbanes-Oxley Act of 2002 or other laws or regulations;

•	actual, potential or perceived control, accounting or reporting problems;

•	changes in accounting principles, policies and guidelines;

•	uncertainty regarding global economic events, including the impact of global health pandemics such as the COVID-19 outbreak; and

•	general market, economic and political conditions, on the local, national and international scale, such as recessions, interest rates, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected, including companies in LiveVox’s industry. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the post-Business Combination Company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources and could also require us to make substantial payments to satisfy judgments or to settle litigation.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Stock, Units and/or Public Warrants to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of Class A Stock, Units and/or Public Warrants in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Stock, Units and/or Public Warrants. After the Business Combination, our Initial Stockholders, including our Sponsor, will hold approximately 0.9% of our Common Stock. In addition, at the closing of the Business Combination, we will enter into the Amended and Restated Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with certain other stockholders of the post-Business Combination Company, including the LiveVox Stockholder. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, (a) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants) of the Company held by a signatory thereto (besides the Company) as of the date of the Amended and Restated Registration Rights Agreement or thereafter acquired by such holder (including the shares of Class A Stock issued upon conversion of the Founder Shares and upon exercise of any Private Placement Warrants or any other equity security of the Company) and (b) any other equity security of the Company issued or issuable with respect to any such share of Common Stock held by such a holder by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise will be entitled to registration rights. Please see the section entitled “Summary of the Proxy Statement—Related Agreements—Amended and Restated Registration Rights Agreement” for additional details.

The Amended and Restated Registration Rights Agreement also subjects the LiveVox Stockholder, subject to certain exceptions, to be bound by restrictions on the transfer of their Class A Stock acquired pursuant to the Merger Agreement for the earlier of (x) 180 days after the consummation of the Business Combination or (y) the date on which the Company completes a liquidation or similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

In addition, our Initial Stockholders entered into a letter agreement pursuant to which they agreed to restrictions on the transfer of their securities issued in our IPO, which (i) in the case of the Class F Stock, which will be converted into shares of Class A Stock at the consummation of the Business Combination, is the earlier of

(x) one year after the completion of the Business Combination, (y) the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (z) the date on which we complete a liquidation or similar transaction that results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, and (ii) in the case of the Private Placement Warrants and the respective Class A Stock underlying the Private Placement Warrants, is 30 days after the completion of the Business Combination.

Certain independent directors of the Company and the Sponsor also agreed, pursuant to the Share Escrow Agreement, upon the closing of the Business Combination, to place a total of 2,743,750 shares of Class A Stock (following the automatic conversion of such shares upon the closing of the Business Combination from shares of Class F Stock into shares of Class A Stock) into an escrow account to be subject to release only if the price of Class A Stock trading on Nasdaq exceeds the following thresholds during the seven-year period following the closing of the Business Combination as follows: 781,250 of such shares will be released if the Volume Weighted Average Share Price equals or exceeds $12.50 per share for 20 of any 30 consecutive trading days; another 781,250 of such shares will be released if the Volume Weighted Average Share Price equals or exceeds $15.00 per share for 20 of any 30 consecutive trading days; and another 1,181,250 of such shares will be released if the Volume Weighted Average Share Price equals or exceeds $17.50 per share for 20 of any 30 consecutive trading days. Any such securities not released during the seven-year period following the closing of the Business Combination will be forfeited and canceled for no consideration.

Pursuant to the Sponsor Support Agreement, the Sponsor also agreed to the cancelation of (i) 7,000,000 Warrants acquired by the Sponsor pursuant to a private placement in connection with the initial public offering of the Company at a purchase price of $1.00 per warrant and (ii) 2,725,000 shares of Class F Stock held by the Sponsor, in each case, for no consideration and concurrent with and contingent upon the consummation of the Business Combination.

Pursuant to the Forward Purchase Agreement, Crescent has also agreed to restrictions on the transfer of (i) the shares of Class A Stock purchased by Crescent pursuant to the Forward Purchase Agreement until the earlier of (x) 180 days after the Business Combination or (ii) the date following the Business Combination on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property, and (iii) the warrants purchased by it pursuant to the Forward Purchase Agreement (and the respective Class A Stock underlying such warrants) until 30 days after the consummation of the Business Combination.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the post-Business Combination Company, its business, or its market, or if they change their recommendations regarding our Class A Stock adversely, then the price and trading volume of our Class A Stock could decline.

The trading market for our Class A Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on us or the post-Business Combination Company. If no securities or industry analysts commence coverage of the post-Business Combination Company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the post-Business Combination Company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A Stock would likely decline. If any analyst who may cover us were to cease coverage of the post-Business Combination Company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Risks Related to the Company and the Business Combination

Upon the consummation of the Business Combination, LiveVox will be a “controlled company” within the meaning of the rules of Nasdaq and, as a result, LiveVox will qualify for, and intends to rely on, exemptions from certain corporate governance requirements. You will not have the same protections as those afforded to shareholders of companies that are subject to such governance requirements.

After completion of the Business Combination, LiveVox TopCo will continue to control a majority of the voting power of LiveVox’s outstanding common stock. As a result, LiveVox will be a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

•	the requirement that a majority of LiveVox’s Board consist of independent directors;

•

the requirement that LiveVox has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the requirement that LiveVox has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees.

Following the completion of the Business Combination, LiveVox intends to utilize these exceptions. As a result, LiveVox may not have a majority of independent directors on LiveVox’s Board, LiveVox’s compensation and nominating and corporate governance committees may not consist entirely of independent directors and LiveVox’s compensation and nominating and corporate governance committees may not be subject to annual performance evaluations. Accordingly, you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We currently intend to only consummate one initial business combination with the proceeds of our IPO and the sale of the Private Placement Warrants, which will cause us to be solely dependent on LiveVox’s business. This lack of diversification may negatively impact our operations and profitability.

We currently intend to only consummate one initial business combination with the proceeds of our IPO and the sale of the Private Placement Warrants. By consummating an initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate following the consummation of the Business Combination. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to consummate several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success will be solely dependent upon the business and financial performance of LiveVox. Please see the section entitled “—Risks Related to LiveVox’s Business and Industry” for risks we may face as a result of consummating the Business Combination with LiveVox.

We have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement. As such, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by the Expiration Date. If we are unable to complete an initial business combination by the Expiration Date, we will be forced to liquidate and our Warrants will expire worthless.

We are a blank check company, and as we have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by the Expiration Date. In the event that we do not consummate a business combination or obtain an extension by June 30, 2021, third parties may bring claims against us for monies we owe for products or services provided to us. Unless we amend our amended and restated certificate of incorporation, as amended, to extend the life of the Company and the Trust Agreement, if we do not consummate an initial business combination by the Expiration Date, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the shares of Class A Stock, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding shares of Class A Stock, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the IPO. In such case, our public stockholders may receive only $10.00 per share, or less than $10.00 per share, on the redemption of their shares, and our Warrants will expire worthless. In addition, if we fail to consummate an initial business combination by the Expiration Date, there will be no redemption rights or liquidating distributions with respect to the Public Warrants or the Private Placement Warrants, which will expire worthless, unless we amend our amended and restated certificate of incorporation to extend the life of the Company and certain other agreements into which we have entered.

The funds available to us outside of the Trust Account may not be sufficient to allow us to operate until the Expiration Date, assuming that no initial business combination is consummated during that time. We expect to incur significant costs in pursuit of our acquisition plans. However, our affiliates are not obligated to make loans to us or invest in us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to consummate an initial business combination, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.

Our ability to successfully effect the Business Combination and to be successful thereafter will be dependent upon the efforts of key personnel of the Company and of LiveVox. The loss of key personnel could negatively impact the operations and profitability of the post-Business Combination and the Company’s financial condition could suffer as a result.

Our ability to successfully effect the Business Combination is dependent upon the efforts of key personnel of the Company and LiveVox. Although some of our key personnel may remain with the Company in senior management or advisory positions following the Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of the post-Business Combination Company’s business. We anticipate that some or all of the management of LiveVox will remain in place.

The continued success of the business of LiveVox depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of LiveVox’s officers could have a material adverse effect on the post-Business Combination Company’s business, financial condition, or operating results. LiveVox does not maintain key-man life insurance on any of its officers. The services of such personnel may not continue to be available after the Business Combination.

We and LiveVox will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees and third parties may have an adverse effect on us and LiveVox. These uncertainties may impair our or LiveVox’s ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or to seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the Business Combination, our or LiveVox’s business could be harmed.

LiveVox is a private company about which limited information is available, which may result in a post-Business Combination Company that is not as profitable as we suspected, if at all.

LiveVox is a privately held company. Very little public information generally exists about private companies, and our decision on whether to pursue the Business Combination has been made on the basis of limited information, which may result in a post-Business Combination Company that is not as profitable as we suspected, if at all.

We may waive one or more of the conditions to the Business Combination.

We may agree to waive, in whole or in part, one or more of the conditions to our obligations to consummate the Business Combination, to the extent permitted by our amended and restated certificate of incorporation and bylaws and applicable laws. For example, it is a condition to our obligations to close the Business Combination that total cash proceeds of the Company equal or exceed $250,000,000. However, if our Board determines that a failure to satisfy the condition is not material, then the Board may elect to waive that condition and close the Business Combination. We may not waive the condition that our stockholders approve the Business Combination. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Conditions to Closing of the Business Combination” for additional information.

The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Merger Agreement may result in a conflict of interest when determining whether such changes to the terms of the Merger Agreement or waivers of conditions are appropriate and in the best interests of our stockholders.

In the period leading up to the closing of the Business Combination, other events may occur that, pursuant to the Merger Agreement, would require us to agree to amend the Merger Agreement, to consent to certain actions or to waive rights that we are entitled to under those agreements. Such events could arise because of changes in the course of LiveVox’s business, a request by LiveVox to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on LiveVox’s business and would entitle us to terminate the Merger Agreement. In any of such circumstances, it would be in our discretion, acting through our Board, to grant our consent or waive our rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for the Company and our stockholders and what he or she may believe is best for himself or herself or his or her affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the Business Combination that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our stockholders with respect to the Business Combination Proposal.

We and LiveVox will incur significant transaction and transition costs in connection with the Business Combination.

We and LiveVox have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. We and LiveVox may also incur additional costs to retain key employees. All expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs, though the aggregate amount of certain transaction expenses incurred by LiveVox and its direct or indirect subsidiaries, to the extent incurred but not paid by LiveVox prior to the closing of the Business Combination, which amount shall also include transaction-related bonuses and other amounts payable in connection with or anticipation of the consummation of the Business Combination, will be decreased from the aggregate consideration to be received by the LiveVox Stockholder if the Business Combination is consummated.

Our transaction expenses as a result of the Business Combination are currently estimated at approximately $39,000,000, including $8,750,000 in deferred underwriting commissions to the underwriter of our IPO. The amount of the deferred underwriting commissions will not be adjusted for any shares of Class A Stock that are redeemed in connection with the Business Combination. The per-share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commissions and after such redemptions, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting commissions.

Following the consummation of the Business Combination, our only significant asset will be our ownership interest in the business of LiveVox and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations. Additionally, the terms of LiveVox’s Credit Agreement generally prohibit it from making dividends or distributions except under limited circumstances.

Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than our ownership of the business of the post-Business Combination Company. We and certain investors, the LiveVox Stockholder, and directors and officers of LiveVox and its affiliates will become stockholders of the post-Business Combination Company at that time. We will depend on the business of LiveVox for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to our Common Stock. The financial condition and operating requirements of LiveVox’s business may limit our ability to obtain cash from LiveVox’s business. The earnings from, or other available assets of, LiveVox’s business may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations. The ability of LiveVox and its subsidiaries to make distributions, loans and other payments to us for the purposes described above and for any other purpose will be governed by the terms of the Credit Agreement, and will be subject to the negative covenants set forth therein. Under the Credit Agreement, LiveVox and its subsidiaries may make distributions or dividends only (i) to former employees, officers, or directors (or any spouses, ex-spouses, or estates of the foregoing) on account of repurchases, redemptions or forgiveness of indebtedness or (ii) for income tax purposes.

The ability of LiveVox and its subsidiaries to make distributions, loans and other payments to us for the purposes described above and for any other purpose will be governed by the terms of the Credit Agreement, and will be subject to the negative covenants set forth therein.

We have a minimum cash requirement. This requirement may make it more difficult for us to consummate the Business Combination as contemplated.

The Merger Agreement provides that LiveVox’s obligation to consummate the Business Combination is conditioned on, among other things, a requirement that the total cash proceeds available in the transaction equal or exceed $250,000,000.

In addition, pursuant to our amended and restated certificate of incorporation, in no event will we redeem shares of Class A Stock in an amount that would cause our net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001. If such conditions are not met, and such conditions are not or cannot be waived under the terms of the Merger Agreement, then the Merger Agreement could terminate and the proposed Business Combination may not be consummated.

If such conditions are waived and the Business Combination is consummated, the cash held by us and our subsidiaries (including LiveVox and its subsidiaries) in the aggregate, after the closing of the Business Combination may not be sufficient to allow us to operate and pay our bills as they become due. Furthermore, our affiliates are not obligated to make loans to us or invest in us in the future after the Business Combination. The additional exercise of redemption rights with respect to a large number of our public stockholders may make us unable to take such actions as may be desirable in order to optimize our capital structure after consummation of the Business Combination and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses and liabilities after the closing of the Business Combination. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

Following the consummation of the Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on LiveVox, we cannot assure you that this diligence will surface all material issues that may be present in LiveVox’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of LiveVox’s business and outside of our and LiveVox’s control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the post-Business Combination Company or its securities. Accordingly, any of our stockholders who choose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

We have no operating or financial history and our results of operations and those of the post-Business Combination Company may differ significantly from the unaudited pro forma financial data included in this proxy statement.

We are a blank check company and we have no operating history and no revenues. This proxy statement includes unaudited pro forma condensed combined financial statements for the post-Business Combination Company. The unaudited pro forma condensed combined statement of operations of the post-Business

Combination Company combines our historical audited results of operations for the year ended December 31, 2020, with the historical audited results of operations of LiveVox for the year ended December 31, 2020, and gives pro forma effect to the Business Combination as if it had been consummated on January 1, 2020. The unaudited pro forma condensed combined balance sheet of the post-Business Combination Company combines our historical balance sheets as of December 31, 2020, and of LiveVox as of December 31, 2020, and gives pro forma effect to the Business Combination as if it had been consummated on December 31, 2020.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the post-Business Combination Company. Accordingly, the post-Business Combination Company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this proxy statement. For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The announcement of the proposed Business Combination could disrupt LiveVox’s relationships with its customers, suppliers, business partners and others, as well as its operating results and business generally.

Whether or not the Business Combination and related transactions are ultimately consummated, as a result of uncertainty related to the proposed transactions, risks relating to the impact of the announcement of the Business Combination on LiveVox’s business include the following:

•	its employees may experience uncertainty about their future roles, which might adversely affect LiveVox’s ability to retain and hire key personnel and other employees;

•

customers, suppliers, business partners, and other parties with which LiveVox maintains business relationships may experience uncertainty about LiveVox’s future and seek to terminate their relationship with LiveVox, seek alternative relationships with third parties, seek to alter their business relationships with LiveVox or fail to extend an existing relationship with LiveVox; and

•

LiveVox has expended and will continue to expend significant costs, fees and expenses for professional services and transaction costs in connection with the proposed Business Combination which may negatively impact its ongoing operations.

If any of the aforementioned risks were to materialize, they could lead to significant costs which may impact LiveVox’s results of operations and cash available to fund its businesses.

We may be unable to obtain additional financing to fund the operations and growth of the post-Business Combination Company.

We may require additional financing to fund the operations or growth of the post-Business Combination Company. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the post-Business Combination Company. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after the Business Combination.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not consummate an initial business combination by the Expiration Date, may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the Expiration Date, in the event we do not consummate an initial business combination and, therefore, we do not intend to comply with the foregoing procedures.

Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the ten years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not consummate an initial business combination by the Expiration Date, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our Board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate the Business Combination, require substantial financial and management resources and increase the time and costs of consummating an initial business combination.

The fact that we are a blank check company will make compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because LiveVox is not currently subject to Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”). The standards required for a public company under Section 404 of SOX are significantly more stringent than those required of LiveVox as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable to us after the Business Combination. If we are not able to implement the requirements of Section 404, including any additional requirements once we are no longer an emerging growth company, in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our securities. Additionally, once we are no longer an emerging growth company, we will be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting.

Anti-takeover provisions contained in our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Assuming the passage of Proposal Nos. 1 through 5 of this proxy statement, the post-Business Combination Company’s Second Amended and Restated Certificate of Incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Board;

•	the requirement that directors may only be removed from the Board for cause;

•

the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•

a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•

the requirement that changes or amendments to certain provisions of our Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws must be approved by holders of at least two-thirds of the Common Stock of the post-Business Combination Company entitled to vote; and

•

advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Our amended and restated certificate of incorporation and our Second Amended and Restated Certificate of Incorporation include a forum selection clause.

Our amended and restated certificate of incorporation and our Second Amended and Restated Certificate of Incorporation provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of the Company, (2) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or employee of the Company to the Company or its stockholders, (3) action asserting a claim pursuant to any provision of the DGCL or our amended and restated certificate of incorporation, or Second Amended and Restated Certificate of Incorporation, as applicable, or our bylaws, or (4) action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. Notwithstanding the foregoing, our Second Amended and Restated Certificate of Incorporation provides that the provision described in the preceding paragraph shall not apply to suits to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our Second Amended and Restated Certificate of Incorporation further provides the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our decision to adopt a federal forum provision for suits arising under federal securities laws in our Second Amended and Restated Certificate of Incorporation followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. However, such provision may not be enforceable under Section 22 of the Securities Act, and it may be possible for the Company to be sued in applicable state and local courts notwithstanding such provision.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

The forum selection clause may discourage claims or limit stockholders’ ability to submit claims in a judicial forum that they find favorable and may result in additional costs for a stockholder seeking to bring a claim. If a court were to determine the forum selection clause to be inapplicable or unenforceable in an action, we may incur additional costs in conjunction with our efforts to resolve the dispute in an alternative jurisdiction, which could have a negative impact on our results of operations and financial condition and result in a diversion of the time and resources of our management and board of directors.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under SOX, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following March 12, 2024, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We cannot predict if investors will find our Common Stock less attractive if we choose to rely on these exemptions. If some investors find our Common Stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our Common Stock and the price of our Common Stock may be more volatile. LiveVox had net revenues during calendar years 2020 and 2019 of $102.5 million and $92.7 million, respectively. If the post-Business Combination Company expands its business through acquisitions and/or continues to grow revenues organically post-Business Combination, we may cease to be an emerging growth company prior to March 12, 2024.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our Class A Stock less attractive because we will rely on these exemptions. If some investors find our Class A Stock less attractive as a result, there may be a less active trading market for our Class A Stock and our stock price may be more volatile.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of SOX, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, the post-Business Combination Company will be required to provide attestation on internal controls commencing with the annual report for fiscal year ended December 31, 2020, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of SOX are significantly more stringent than those required of LiveVox as a privately held company. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which the controls of the post-Business Combination Company are documented, designed or operating.

Testing and maintaining these controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in the internal control over financial reporting of the post-Business Combination Company or are unable to comply with the requirements of Section 404 or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when we no longer qualify as an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.

Risks Related to the Redemption

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to consummate a Business Combination with which a substantial majority of our stockholders do not agree.

Our amended and restated certificate of incorporation does not provide a specified maximum redemption threshold, except that we will not redeem our public shares in an amount that would result in our failure to have net tangible assets of at least $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules). However, the Merger Agreement provides that our obligation and the obligation of LiveVox to consummate the Business Combination is conditioned on the total cash proceeds equaling or exceeding $250,000,000. As a result, we may be able to consummate the Business Combination even though a substantial portion of our public stockholders do not agree with the Business Combination and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our Sponsor, directors or officers or their affiliates. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by us or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement) at the Special Meeting.

In the event the aggregate cash consideration we would be required to pay for all shares of Class A Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us, we may not consummate the Business Combination or redeem any shares, all shares of Class A Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate initial business combination.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than fifteen percent (15%) of our Class A Stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of our Class A Stock issued in the IPO.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a group (as deemed a “person” under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the Units sold in our IPO. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, we will require each public stockholder seeking to exercise redemption rights to certify to us whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to us at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which we make the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over our ability to consummate the Business Combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if we consummate the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the shares sold in our IPO and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. We cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of our Class A Stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge our determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

However, our stockholders’ ability to vote all of their shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the consummation of the Business Combination or any alternative Business Combination. Certain events following the consummation of any initial business combination, including the Business

Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of the Company might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Our stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our Class A Stock for a pro rata portion of the funds held in our Trust Account.

Our public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things (i) submit a request in writing and (ii) tender their certificates to our Transfer Agent or deliver their shares to the Transfer Agent electronically through the DWAC system at least two business days prior to the Special Meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our Transfer Agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers, which we refer to as “DTC,” it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. Please see the section entitled “Summary of the Proxy Statement—Redemption Rights” for additional information on how to exercise your redemption rights.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with the Business Combination or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

If, despite our compliance with the proxy rules, a stockholder fails to receive our proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy materials that we are furnishing to holders of our public shares in connection with the Business Combination describes the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed.

General Risks

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; or

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Events outside of our control, including the COVID-19 pandemic, may increase the uncertainty that the Business Combination will be consummated or negatively affect the results of our operations following the Business Combination.

Periods of market volatility may continue to occur in response to pandemics or other events outside of our control. These types of events could adversely affect our operating results. For example, in December 2019, a novel strain of coronavirus, which first surfaced in Wuhan, China, has resulted in the temporary closure of many corporate offices, retail stores, and manufacturing facilities and factories around the world. As the potential impact on global markets from the coronavirus is difficult to predict, the extent to which the coronavirus may negatively affect the consummation of the Business Combination is uncertain. Any potential impact will depend to a large extent on future developments and new information that may emerge regarding the duration and severity of the coronavirus and the actions taken by authorities and other entities to contain the coronavirus or treat its impact, all of which are beyond our control. These potential impacts, while uncertain, could adversely affect our ability to consummate the Business Combination or the operations of the Company following the Business Combination.

Our Warrants and Forward Purchase Agreements are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

On April 12, 2021, the SEC staff issued a statement discussing the accounting implications of certain terms that are common in warrants issued by Special Purpose Acquisition Companies. In light of such statement and guidance in ASC 815-40, the Company’s management evaluated the terms of the warrant agreements entered into in connection with the Company’s initial public offering and concluded that the Warrants and Forward Purchase Agreements include provisions that, based on the SEC staff’s statement, preclude the Warrants and Forward Purchase Agreements from being classified as components of equity. As a result, the Company has classified the Warrants and Forward Purchase Agreements as liabilities. Under this accounting treatment, the Company is required to measure the fair value of the Warrants and Forward Purchase Agreements at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly based on factors which are outside our control. We expect that we will recognize non-cash gains or losses due to the quarterly fair valuation of our Warrants and Forward Purchase Agreement and that such gains or losses could be material.

We have identified a material weakness in our internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

As described in our Amendment No. 1 to our Annual Report for the fiscal year ended December 31, 2020 on Form 10-K/A, we identified a material weakness in our internal control over financial reporting related to the accounting for a significant and unusual transaction related to the warrants we issued and the forward purchase agreement we entered into in connection with our initial public offering in March 2019. As a result of this material weakness, our management concluded that our internal control over financial reporting was not effective as of December 31, 2020.

To respond to this material weakness, we have devoted, and plan to continue to devote, significant effort and resources to the remediation and improvement of our internal control over financial reporting. While we have processes to identify and appropriately apply applicable accounting requirements, we plan to enhance these processes to better evaluate our research and understanding of the nuances of the complex accounting standards that apply to our consolidated financial statements. Our plans at this time include providing enhanced access to accounting literature, research materials and documents and increased communication among our personnel and third-party professionals with whom we consult regarding complex accounting applications. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.

Any failure to maintain such internal control could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our common stock is listed, the SEC or other regulatory authorities. In either case, that could result in a material adverse effect on our business. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weakness identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our consolidated financial statements.

We may face litigation and other risks as a result of the material weakness in our internal control over financial reporting.

As a result of the restatement of our previously issued financial statements and material weakness in our internal control over financial reporting described above, the change in accounting for the Warrants and other matters raised or that may in the future be raised by the SEC, we face potential for litigation, inquiries from the SEC and other regulatory bodies, other disputes or proceedings which may include, among others, monetary judgments, penalties or other sanctions, claims invoking the federal and state securities laws and contractual claims. As of the date of this Amendment, we have no knowledge of any such litigation, inquiries, dispute or proceedings. However, we can provide no assurance that such litigation, inquiries, disputes or proceedings will not arise in the future. Any such litigation, inquiries, disputes or proceedings, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition or our ability to complete our initial business combination.

SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY

The Company is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination. The Company’s balance sheet data as of December 31, 2020 and 2019, and statement of operations data for the years ended December 31, 2020 and 2019 are derived from the Company’s restated audited financial statements contained in its Amendment No. 1 to its Annual Report for the fiscal year ended December 31, 2020 on Form 10-K/A filed with the SEC and included elsewhere in this proxy statement. The restatement is more fully described in Note 2 of the notes to the Company’s financial statements included elsewhere in this proxy statement. The information is only a summary and should be read in conjunction with the Company’s consolidated financial statements and related notes and “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement. Our historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year.

	As of December 31,
	2020	2019
Assets
Current assets:
Cash	$306,626	$1,126,200
Prepaid expenses	27,353	108,675
Other assets	23,000	—

Total current assets	356,979	1,234,875
Cash and investments held in Trust Account	253,628,041	253,569,459

Total assets	$253,985,020	$254,804,334

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$2,611,543	$326,401
Accrued franchise and income taxes	—	491,781
Advance from related party	493	121,694

Total current liabilities	2,612,036	939,876
Warrant liability	33,015,000	20,010,000
Forward Purchase Agreement liability	5,185,000	3,396,000
Deferred underwriting fee payable	8,750,000	8,750,000

Total liabilities	49,562,036	33,095,876

Commitments and Contingencies
Class A common stock subject to possible redemption, 19,942,298 and 21,670,845 shares at redemption value of approximately $10.00 per share as of December 31, 2020 and 2019, respectively	199,422,980	216,708,450
Stockholders’ Equity
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; 5,057,702 and 3,329,155 shares issued and outstanding (excluding 19,942,298 and 21,670,845 shares subject to possible redemption) as of December 31, 2020 and 2019, respectively	506	333
Class F common stock, $0.0001 par value; 25,000,000 shares authorized; 6,250,000 shares issued and outstanding as of December 31, 2020 and 2019	625	625
Additional paid-in capital	18,663,057	1,377,759
(Accumulated deficit) retained earnings	(13,664,184)	3,621,291

Total stockholders’ equity	5,000,004	5,000,008

Total liabilities and stockholders’ equity	$253,985,020	$254,804,334

	For the years ended December 31,
	2020	2019
Revenues	$—	$—
General and administrative expenses	(3,264,815)	(526,625)

Loss from operations	(3,264,815)	(526,625)
Change in the fair value of the Warrant liability	(13,005,000)	10,850,000
Change in the fair value of the Forward Purchase Agreement liability	(1,789,000)	(1,361,000)
Initial classification of Forward Purchase Agreement liability	—	(2,035,000)
Offering cost associated with Warrants recorded as liabilities	—	(1,465,314)
Loss on sale of Private Placement Warrants	—	(5,110,000)
Interest income on Trust Account	910,070	4,472,458

(Loss) income before income taxes	(17,148,745)	4,824,519
Provision for income taxes	(136,730)	(1,195,607)

Net (loss) income	$(17,285,475)	$3,628,912

Net (loss) income per share information:
Weighted average Class A common stock outstanding (basic and diluted)	25,000,000	25,000,000

Net income per Class A common stock (basic and diluted)	$0.02	$0.12

Weighted average Class F common stock outstanding (basic and diluted)	6,250,000	6,250,000

Net loss (income) per Class F common stock (basic and diluted)	$(2.85)	$0.09

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA OF LIVEVOX

The following tables present the selected historical consolidated financial and other data for LiveVox as of and for the dates indicated. You should read the selected historical consolidated financial data below in conjunction with “LiveVox Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited annual consolidated financial statements as of and for the years ended December 31, 2020, 2019 and 2018, related notes, and other financial information for LiveVox included elsewhere in this proxy statement. The selected historical consolidated financial and other data in this section are not intended to replace consolidated financial statements and are qualified in their entirety by the consolidated financial statements and related notes included elsewhere in this proxy statement. The selected historical consolidated financial and other data for the years ended December 31, 2020, 2019 and 2018 has been derived from the audited consolidated financial statements of LiveVox included elsewhere in this proxy statement. The results of operations for the periods presented below are not necessarily indicative of the results to be expected in the future.

As explained elsewhere in this proxy statement, the financial information contained in this section relates to LiveVox, prior to and without giving pro forma effect to the impact of the Business Combination and, as such, the results reflected in this section may not be indicative of the results of the post-combination company going forward. See the sections entitled “Summary of the Proxy Statement” and “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this proxy statement.

	Year Ended December 31,
	2020	2019	2018
Consolidated Statement of Operations Data:	(dollars in thousands)
Revenue	$102,545	$92,755	$77,177
Cost of revenue (1)(2)(5)	39,476	38,253	33,457

Gross profit	63,069	54,502	43,720
Operating expenses:
Sales and marketing expense (1)(2)	29,023	24,423	15,926
General and administrative expense (1)(2)(3)(4)(6)	14,291	16,938	9,720
Research and development expense (1)(2)(5)	20,160	16,607	12,357

Total operating expenses	63,474	57,968	38,003

Income (loss) from operations	(405)	(3,466)	5,717
Interest expense, net	3,890	3,320	3,281
Other expense (income), net	154	(22)	144
Total other expense, net	4,044	3,298	3,425

(Loss) income before income taxes	(4,449)	(6,764)	2,292
Provision for (benefit from) income taxes	196	149	406

Net (loss) income	$(4,645)	$(6,913)	$1,886

(1)	Depreciation and amortization expenses included in our results of operations are as follows (in thousands):

	Year Ended December 31,
	2020	2019	2018
Cost of revenue	$3,826	$3,130	$2,946
Sales and marketing expense	1,961	1,531	1,472
General and administrative expense	159	153	147
Research and development expense	119	80	78

Total depreciation and amortization expense	$6,065	$4,894	$4,643

(2)	Long-term equity incentive and stock compensation expenses included in our results of operations are as follows (in thousands):

	Year Ended December 31,
	2020	2019	2018
Cost of revenue	$180	$1,007	$—
Sales and marketing expense	389	1,874	—
General and administrative expense	144	4,419	—
Research and development expense	610	1,882	—

Total long-term equity incentive and stock compensation expense	$1,323	$9,182	$—

(3)	Acquisition and financing related fees and expenses included in our results of operations are as follows (in thousands):

	Year Ended December 31,
	2020	2019	2018
General and administrative expense	$25	$1,664	$—

(4)	Golden Gate Capital management fee expenses included in our results of operations are as follows (in thousands):

	Year Ended December 31,
	2020	2019	2018
General and administrative expense	$781	$732	$606

(5)	Other non-recurring expenses included in our results of operations are as follows (in thousands):

	Year Ended December 31,
	2020	2019	2018
Cost of revenue	$—	$211	$—
Sales and marketing expense	—	—	—
General and administrative expense	—	—	—
Research and development expense	—	38	—

Total other non-recurring expenses	$—	$249	$—

(6)	Transaction related costs included in our results of operations are as follows (in thousands):

	Year Ended December 31,
	2020	2019	2018
General and administrative expense	$707	$—	$—

	As of December 31,
	2020	2019	2018
Consolidated Balance Sheet Data:
Cash and restricted cash	$19,566	$16,513	$15,412
Working capital	18,171	17,834	20,227
Total assets	116,858	114,066	99,824
Total stockholders’ equity	34,141	38,218	45,179

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial data (the “summary pro forma data”) gives effect to the Business Combination described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of LiveVox issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. The summary unaudited pro forma condensed combined balance sheet data as of December 31, 2020 gives pro forma effect to the Business Combination and related transactions as if they had occurred on December 31, 2020. The summary unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2020 give pro forma effect to the Business Combination and related transactions as if they had been consummated on January 1, 2020.

The summary pro forma data have been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information of the combined company appearing elsewhere in this proxy statement and the accompanying notes. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements of the Company and related notes and the historical financial statements of LiveVox and related notes included in this proxy statement. The summary pro forma data have been presented for informational purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the summary pro forma data do not purport to project the future financial position or operating results of the combined company.

The following table presents summary pro forma data after giving effect to the Business Combination and related transactions, assuming two redemption scenarios as follows (in thousands of dollars, except share and per share data):

•

Assuming No Redemption—assumes that no shares of Class A Stock are redeemed but reflects the 12,238 shares of Class A Stock that were redeemed for an aggregate payment of approximately $0.1 million at a per share redemption price of $10.14 in connection with our stockholders’ vote to amend our charter in February 2021 to extend the time by which we must consummate an initial business combination or liquidate; and

•

Assuming Maximum Redemption—assumes that 10,037,835 shares of Class A Stock are redeemed (including the 12,238 shares of Class A Stock already redeemed in February 2021 as described above) for an aggregate payment of approximately $101.8 million at an estimated per share redemption price of approximately $10.15 per share based on cash and investments held in the Trust Account as of December 31, 2020 of $253.6 million.

The actual results will likely be within the parameters described by the two scenarios, however, there can be no assurance regarding which scenario will be closest to the actual results. Under both scenarios, LiveVox is considered the accounting acquirer, as further discussed in Note 2 of the “Notes to the Unaudited Pro Forma Condensed Combined Financial Information.”

	Assuming No Redemptions	Assuming Maximum Redemptions
Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data for the Year Ended December 31, 2020
Revenues	$102,545	$102,545
Net loss per share—basic and diluted	$(0.54)	$(0.55)
Weighted average shares outstanding—basic and diluted	88,891,665	86,666,068

Summary Unaudited Pro Forma Condensed Combined Balance Sheet Data as of December 31, 2020
Total assets	$202,411	$198,700
Total liabilities	$110,017	$110,017
Total stockholders’ equity	$92,394	$88,683

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of December 31, 2020 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 present the historical financial statements of the Company and LiveVox, adjusted to reflect the Business Combination. The Company and LiveVox shall collectively be referred to herein as the “Companies.” The Companies, subsequent to the Business Combination, shall be referred to herein as the “post-Business Combination Company.” The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 assumes that the Business Combination was completed on December 31, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2020.

The unaudited pro forma condensed combined financial statements were derived as described below and should be read in conjunction with the financial statements of the Companies and related notes thereto, which are included elsewhere in this proxy statement.

•

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 was derived from LiveVox’s audited consolidated balance sheet as of December 31, 2020, and the Company’s restated audited balance sheet as of December 31, 2020.

•

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 was derived from LiveVox’s audited consolidated statement of operations and comprehensive loss for the year ended December 31, 2020 and the Company’s restated audited statement of operations for the year ended December 31, 2020.

On January 13, 2021, the Company entered into the Merger Agreement with LiveVox and the other parties thereto. The Merger Agreement provides for, among other things: (a) the First Merger whereby First Merger Sub will merge with and into LiveVox, with LiveVox being the surviving corporation of the merger and a direct, wholly owned subsidiary of the Company; and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Second Merger whereby LiveVox will merge with and into Second Merger Sub, with Second Merger Sub being the surviving corporation of the Second Merger. The Merger Agreement and the transactions contemplated thereby were unanimously approved by the board of directors of the Company and LiveVox.

After giving effect to the Business Combination, the Company will own, directly or indirectly, all of the assets of LiveVox and its subsidiaries and the LiveVox Stockholders will hold a portion of the newly issued Class A Stock. The LiveVox Stockholders will also receive at the closing of the Business Combination, as additional consideration, the contingent right to receive the Earn-Out Shares if the price of Class A Stock trading on the Nasdaq or another national securities exchange exceeds certain thresholds during the seven-year period following the closing of the Business Combination.

The unaudited pro forma condensed combined financial information contained herein assumes that the Company’s stockholders approve the proposed Business Combination. The Company’s stockholders may elect to redeem their shares of Class A Stock for cash even if they approve the proposed Business Combination. The Company cannot predict how many of its public stockholders will exercise their right to have their Class A Stock redeemed for cash. As a result, the unaudited pro forma condensed combined financial statements present two redemption scenarios as follows:

•

Assuming No Redemption—assumes that no shares of Class A Stock are redeemed but reflects the 12,238 shares of Class A Stock that were redeemed for an aggregate payment of approximately $0.1 million at a per share redemption price of $10.14 in connection with our stockholders’ vote to amend our charter in February 2021 to extend the time by which we must consummate an initial business combination or liquidate; and

•

Assuming Maximum Redemption— assumes that 10,037,835 shares of Class A Stock are redeemed (including the 12,238 shares of Class A Stock already redeemed in February 2021 as described above) for an aggregate payment of approximately $101.8 million at an estimated per share redemption price of approximately $10.15 per share based on cash and investments held in the Trust Account as of December 31, 2020 of $253.6 million.

The actual results will likely be within the parameters described by the two scenarios, however, there can be no assurance regarding which scenario will be closest to the actual results. Under both scenarios, LiveVox is considered the accounting acquirer, as further discussed in Note 2 of the “Notes to the Unaudited Pro Forma Condensed Combined Financial Information.”

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2020

(in thousands)

	Historical		Assuming No Redemptions			Assuming Maximum Redemptions
	Crescent Acquisition Corp (restated)	LiveVox Holdings, Inc.	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash	$307	$18,098	$253,628	(a)	$105,432	$253,628	(a)	$101,721
			25,000	(b)		25,000	(b)
			75,000	(c)		75,000	(c)
			(34,674)	(d)		(34,674)	(d)
			(766)	(e)		(766)	(e)
			(2,000)	(f)		(2,000)	(f)
			(4,699)	(g)		(4,699)	(g)
			(29,770)	(h)		(29,770)	(h)
			(8,630)	(i)		(8,630)	(i)
			(2,612)	(j)		(2,612)	(j)
			(183,326)	(k)		(85,326)	(k)
			(124)	(l)		(101,835)	(l)
Restricted cash, current	—	1,368	—		1,368	—		1,368
Accounts receivable	—	13,817	—		13,817	—		13,817
Deferred sales commissions, current	—	1,521	—		1,521	—		1,521
Prepaid expenses and other current assets	50	2,880	—		2,930	—		2,930

Total Current Assets	357	37,684	87,027		125,068	83,316		121,357
Property and equipment, net	—	3,505	—		3,505	—		3,505
Goodwill	—	47,481	—		47,481	—		47,481
Intangible assets, net	—	18,688	—		18,688	—		18,688
Operating lease right-of-use assets	—	3,858	—		3,858	—		3,858
Deposits and other	—	2,334	(1,831)	(i)	503	(1,831)	(i)	503
Deferred sales commissions, net of current	—	3,208	—		3,208	—		3,208
Cash and investments held in Trust Account	253,628	—	(253,628)	(a)	—	(253,628)	(a)	—
Deferred tax asset	—	—	—		—	—		—
Restricted cash, net of current portion	—	100	—		100	—		100

Total Assets	$253,985	$116,858	$(168,432)		$202,411	$(172,143)		$198,700

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,612	$3,521	$(2,612)	(j)	$2,252	$(2,612)	(j)	$2,252
			(1,269)	(i)		(1,269)	(i)
Accrued franchise and income taxes	—	—	—		—	—		—
Accrued expenses	—	11,667	(286)	(d)	$10,085	(286)	(d)	10,085
			(1,269)	(i)		(1,269)	(i)
			(27)	(g)		(27)	(g)
Deferred revenue, current	—	1,140	—		1,140	—		1,140
Advance from related party
Current portion of term loan	—	1,440	—		1,440	—		1,440
Current portion of operating lease liabilities	—	1,353	—		1,353	—		1,353
Current portion of capital lease obligations	—	392	—		392	—		392

	Historical		Assuming No Redemptions						Assuming Maximum Redemptions
	Crescent Acquisition Corp (restated)	LiveVox Holdings, Inc.	Transaction Accounting Adjustments			Pro Forma Combined			Transaction Accounting Adjustments			Pro Forma Combined
Total Current Liabilities	2,612	19,513	(5,463)			16,662			(5,463)			16,662
Long Term Liabilities:
Warrant liability	33,015	—				33,015	(t	)				33,015 (t)
Forward Purchase Agreement liability	5,185	—	(3,377)	(r	)	1,808			(3,377)	(r	)	1,808
Line of Credit	—	4,672	(4,672)	(g	)	—			(4,672)	(g	)	—
Term loan, net of current portion	—	54,604	—			54,604			—			54,604
Capital lease obligations, net of current portion	—	38	—			38			—			38
Operating lease liabilities, net of current portion	—	3,088	—			3,088			—			3,088
Deferred tax liability, net	—	193	—			193			—			193
Other long-term liabilities	—	372	—			372			—			372
Deferred underwriting fee payable	8,750	—	(8,750)	(h	)	—			(8,750)	(h	)	—
Deferred revenue, net of current	—	237	—			237			—			237

Total Liabilities	49,562	82,717	(22,262)			110,017			(22,262)			110,017
Redeemable Class A common stock	199,423	—	(199,423)	(n	)	—			(199,423)	(n	)	—
Stockholders’ Equity:
Preferred stock	—	—	—			—			—			—
Class A common stock	1	—	—	(b	)	10			—	(b	)	10
			1	(c	)				1	(c	)
			—	(d	)				—	(d	)
			5	(m	)				(1)	(l	)
			2	(n	)				6	(m	)
			1	(o	)				2	(n	)
			—						1	(o	)
									—
			—						—
Class F common stock	1	—	(1)	(o	)	—			(1)	(o	)	—
Additional paid-in capital	18,663	59,175	25,000	(b	)	151,202			25,000	(b	)	147,675
			74,999	(c	)				74,999	(c	)
			(2,000)	(f	)				(2,000)	(f	)
			(21,020)	(h	)				(21,020)	(h	)
			(6,591)	(i	)				(6,591)	(i	)
			(183,326)	(k	)				(85,326)	(k	)
			(124)	(l	)				(101,834)	(l	)
			(5)	(m	)				(6)	(m	)
			199,421	(n	)				199,421	(n	)
			—	(o	)				—	(o	)
			(13,665)	(p	)				(13,665)	(p	)
			[ ]	(q	)				[ ]	(q	)
			675	(s	)				859	(s	)
Accumulated other comprehensive income (loss)	—	(206)	—			(206)			—			(206)
Retained earnings (accumulated deficit)	(13,665)	(24,828)	(34,388)	(d	)	(58,612)			(34,388)	(d	)	(58,796)
			(766)	(e	)				(766)	(e	)
			(1,332)	(i	)				(1,332)	(i	)
			13,665	(p	)				13,665	(p	)
			[ ]	(q	)				[ ]	(q	)
			3,377	(r	)				3,377	(r	)
			(675)	(s	)				(859)	(s	)

Total Stockholders’ Equity	5,000	34,141	53,253			92,394			49,542			88,683

Total Liabilities & Stockholders’ Equity	$253,985	$116,858	$(168,432)			$202,411			$(172,143)			$198,700

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	Historical		Assuming No Redemptions						Assuming Maximum Redemptions
	Crescent Acquisition Corp (restated)	LiveVox Holdings, Inc.	Transaction Accounting Adjustments			Pro Forma Combined			Transaction Accounting Adjustments			Pro Forma Combined
Revenue	$—	$102,545	$—			$102,545			$—			$102,545
Cost of revenue	—	39,476	—			39,476			—			39,476

Gross Profit	—	63,069	—			63,069			—			63,069
Operating Expenses:
Sales and marketing expense	—	29,023	—			29,023			—			29,023
General and administrative expense	3,265	14,291	(120)	(u	)	53,411			(120)	(u	)	53,411
			(511)	(v	)				(511)	(v	)
			766	(w	)				766	(w	)
			1,332	(x	)				1,332	(x	)
			34,388	(y	)				34,388	(y	)
			[ ]	(z	)				[ ]	(z	)
Research and development expense	—	20,160	—			20,160			—			20,160

Total Operating Expense	3,265	63,474	35,855			102,594			35,855			102,594
Income (Loss) from Operations	(3,265)	(405)	(35,855)			(39,525)			(35,855)			(39,525)
Change in fair value of the Warrant liability	13,005	—	617	(aa	)	13,622			617	(aa	)	13,622
Change in the fair value of the Forward Purchase Agreement	1,789	—	(1,789)	(aa	)	—			(1,789)	(aa	)	—
Offering cost associated with Warrants recorded as liabilities	—	—	675	(bb	)	675			859	(bb	)	859
Interest income from Trust Account	(910)	—	910	(cc	)	—			910	(cc	)	—
Interest expense (income), net	—	3,890	(237)	(dd	)	3,653			(237)	(dd	)	3,653
Other expense (income), net	—	154	—			154			—			154
(Loss) income before income taxes	(17,149)	(4,449)	(36,031)			(57,629)			(36,215)			(57,813)
Provision for income taxes	137	196	(9,569)	(ee	)	(9,236)			(9,618)	(ee	)	(9,285)

Net (loss) income	$(17,286)	$(4,645)	$(26,462)			$(48,393)			$(26,597)			$(48,528)

Pro forma weighted average common shares outstanding—basic and diluted						88,891,665	(ff	)				88,666,068	(ff	)
Pro forma net income (loss) per share—basic and diluted						$(0.54)	(ff	)				$(0.55)	(ff	)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1—DESCRIPTION OF BUSINESS COMBINATION

Pursuant to the Merger Agreement, the aggregate merger consideration payable to the stockholders of LiveVox will consist of (assuming no redemptions): (a) an amount in cash equal to the Closing Cash Payment Amount (as defined in the Merger Agreement); and (b) shares of newly issued Class A Stock, equal to the Closing Number of Securities (as defined in the Merger Agreement) based on a price of $10.00 per share. The merger consideration payable to the stockholders of LiveVox is also subject to adjustment based on LiveVox’s cash and indebtedness as of the closing date, among other adjustments contemplated by the Merger Agreement.

In addition to the consideration to be paid at the closing of the Business Combination, the stockholders of LiveVox will be entitled to receive additional Earn-Out payments from the Company up to an aggregate of 5,000,000 shares of Class A Stock if the price of Class A Stock trading on the Nasdaq Capital Market exceeds certain thresholds during the seven-year period following the closing of the Business Combination. As an incentive for LiveVox to enter into the Merger Agreement, Sponsor and certain of the Company’s independent directors have agreed that 2,743,750 shares of the Class A Stock they hold immediately following the closing of the Business Combination (following the automatic conversion of such shares upon the closing of the Business Combination from shares of Class F Stock into shares of Class A Stock) will be held in escrow to be released only if the price of Class A Stock trading on the Nasdaq Capital Market exceeds the same thresholds during the seven-year period following the closing of the Business Combination and will be forfeited if such thresholds are not achieved.

The Company and Crescent, an affiliate of the Sponsor, have entered into, and simultaneously with entry into the Merger Agreement have delivered to LiveVox, a Forward Purchase Agreement, whereby, among other things, Crescent has agreed to acquire 2,500,000 shares of Class A Stock and 833,333 redeemable warrants of the Company to purchase one share of Class A Stock for an aggregate purchase price of $25.0 million, in a private placement that will close immediately prior to the closing of the Business Combination. The securities issued pursuant to the Forward Purchase Agreement will be subject to a lock-up period during which the transfer of such securities will be restricted.

The Company also obtained PIPE Investment commitments from certain investors for a private placement of at least 7,500,000 shares of Class A Stock pursuant to the terms of the Subscription Agreements for an aggregate purchase price equal to $75.0 million.

NOTE 2—BASIS OF PRESENTATION

The following unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Business.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 assumes that the Business Combination was completed on December 31, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2020.

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that the Company would have achieved had the Companies been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that the post-Business Combination Company may achieve after the Business Combination. The unaudited pro forma condensed combined financial information does not reflect any cost savings that may be realized as a result of the Business Combination and also does not reflect any restructuring or integration-related costs to achieve those potential cost savings.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination will be accounted for as a reverse recapitalization under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or “ASC 805,” in accordance with U.S. GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes and LiveVox will be treated as the accounting acquirer. The Business Combination will be treated as the equivalent of LiveVox issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or intangible assets recorded. Operations prior to the Business Combination will be those of LiveVox. LiveVox has been determined to be the accounting acquirer under both the No Redemption Scenario and Max Redemption Scenarios based on the evaluation of the following facts and circumstances:

•

the LiveVox Stockholder and participants in the LiveVox Bonus Plans will retain an aggregate of between 60.1% (in the No Redemption Scenario) and 70.5% (in the Max Redemption Scenario) of the post-Business Combination Company’s voting rights, including the 3,454,881 shares of Class A Stock that will be issued pursuant to the LiveVox Bonus Plans and the 5,000,000 Earn-Out Shares that will be placed into escrow because the LiveVox Stockholder will maintain voting power over such shares;

•	current LiveVox management team will comprise all key management positions of the post-Business Combination Company;

•	LiveVox comprises all the operations of the post-Business Combination Company; and

•	the LiveVox Stockholder will have the right to nominate a majority of the post-Business Combination Company’s Board.

The unaudited pro forma condensed combined financial information contained herein assumes the Company’s stockholders approve the proposed Business Combination. The Company’s stockholders may elect to redeem their shares even if they approve the Business Combination.

The actual results will be within the range defined by the No Redemption Scenario and the Max Redemption Scenario described elsewhere in this filing, however, there can be no assurance regarding which scenario will be closest to the actual results.

Upon consummation of the Business Combination, the Company will adopt LiveVox’s accounting policies. We have not identified any significant differences that would impact the financial statements of the post-Business Combination Company.

There were no intercompany balances or transactions between the Companies as of the dates and for the periods of this unaudited pro forma condensed combined financial information. Accordingly, no pro forma adjustments were required to eliminate the activities between the Companies.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

In addition to the consideration transferred as discussed above, the Company will assume LiveVox’s existing debt as of the Business Combination date, except for the amounts drawn on LiveVox’s line of credit (the “Line of Credit”) under its Credit Facility (as defined below), which will be repaid concurrently with the consummation of the Business Combination.

NOTE 3—ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2020 are as follows:

(a)	Represents the reclassification of $253.6 million in cash and investments held in the Company’s Trust Account that becomes available to effectuate the Business Combination.

(b)	Represents $25.0 million in cash received by the Company from the purchase of 2,500,000 shares of Class A Stock and 833,333 warrants by Crescent pursuant to the Forward Purchase Agreement.

(c)	Reflects the proceeds of $75.0 million from the issuance and sale of 7,500,000 shares of Class A Stock at $10.00 per share to PIPE Investors.

(d)

Reflects the $34.7 million of cash paid and 3,454,881 shares of Class A Stock issued under the LiveVox Bonus Plans as part of the Business Combination, which includes the settlement of $0.3 million recognized as accrued expense on the balance sheet as of December 31, 2020.

(e)	Represents $0.8 million of cash bonus paid to a LiveVox executive as part of the Business Combination

(f)	Represents the $2.0 million cash consideration paid into escrow under the terms of the Merger Agreement.

(g)	Represents $4.7 million used to repay amounts borrowed by LiveVox under its Line of Credit under the terms of the Merger Agreement, including settlement of accrued interest.

(h)

Represents the payment of the Company’s estimated acquisition-related transaction costs of approximately $29.8 million incurred and capitalized as part of the Business Combination. The Company’s estimated transaction costs include the payment of $8.8 million of underwriting costs incurred as part of the Company’s IPO that were deferred and committed to be paid upon the consummation of a business combination. Transaction costs are non-recurring.

(i)

Represents the payment of LiveVox’s estimated acquisition-related transaction costs of approximately $8.6 million, $6.6 million of which is capitalized as part of the Business Combination. As of December 31, 2020, $1.8 million was capitalized as deferred offering costs and $2.5 million was accrued for as accounts payable and accrued expenses. The remaining estimated transaction expenses of approximately $1.3 million are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. Transaction costs are non-recurring.

(j)	Represents the payment of $2.6 million of the Company’s accrued professional services fees at the closing of the Business Combination.

(k)

Reflects $183.3 million of cash consideration paid to LiveVox Stockholders under the No Redemption Scenario, which is comprised of $218.0 million maximum closing cash payment less $34.7 million cash paid under LiveVox’s Bonus Plans as described in note (d). Under the Max Redemption Scenario, this adjustment reflects $85.3 million of cash consideration paid to LiveVox Stockholders which is comprised of $120.0 million closing cash payment less $34.7 million cash paid under LiveVox’s Bonus Plans as described in note (d). Under the terms of the Merger Agreement, this amount will be contingent upon, amongst other items, the amount of funds from the Trust Account that will be used to pay the Company’s redeeming stockholders.

(l)

Assuming No Redemptions takes into consideration the 12,238 shares of Class A Stock that were redeemed for an aggregate payment of approximately $0.1 million at a per share redemption price of $10.14 in connection with our stockholders’ vote to amend our charter in February 2021 to extend the time by which we must consummate an initial business combination or liquidate. Assuming Maximum Redemptions assumes the redemption of 10,037,835 shares of Class A Stock (including the 12,238 shares of Class A Stock already redeemed in February 2021 as described in the preceding sentence) for aggregate redemption payments of $101.8 million allocated to Class A Stock and additional paid-in capital at par value of $0.0001 per share and at a redemption price of $10.15 per share based on the fair value of the cash and investments held in the Trust Account as of December 31, 2020 of $253.6 million.

(m)

Represents the recapitalization of 1,000 shares of LiveVox common stock into 49,667,772 shares of Class A Stock assuming no redemptions, and the recapitalization of 1,000 shares of LiveVox common stock into 59,467,772 shares of Class A Stock assuming maximum redemptions. This excludes the 3,454,881 Class A Stock issued under the LiveVox Bonus Plans as described in note (d).

(n)	Reflects the reclassification of $199.4 million of Class A Stock subject to possible redemption to permanent equity.

(o)

Reflects the cancelation of 2,725,000 shares of Class F Stock and the conversion of the remaining 3,525,000 million shares of Class F Stock into Class A Stock, 2,743,750 of which are placed into an escrow account pursuant to the terms of the Merger Agreement. The evaluation and finalization of accounting conclusions regarding the classification and recognition of the shares placed into escrow are ongoing and subject to change.

(p)	Represents the elimination of the Company’s historical retained earnings balance.

(q)	May reflect the estimated amount of compensation cost related to the Finders Agreement, the value of which is being evaluated as of the date of this proxy statement.

(r)

Reflects the elimination of the historical Forward Purchase Agreement liability offset by the fair value of the 833,333 Forward Purchase Warrants issued under the Forward Purchase Agreement dated January 13, 2021. As the Forward Purchase Warrants have the same terms as the Private Placement Warrants so long as they are held by a Crescent Fund, they are reflected on the unaudited pro forma condensed combined balance sheet as derivative liabilities.

(s)

Represents the portion of LiveVox’s $6.6 million of capitalized offering costs related to the Public Warrants, Private Placement Warrants and Forward Purchase Warrants which have been expensed in the unaudited pro forma condensed combined statement of operations.

(t)

LiveVox will evaluate the accounting treatment related to the public warrants after the Business Combination is consummated. For purposes of the unaudited pro forma condensed combined financial information, the public warrants are classified as liability instruments. However, the evaluation and finalization of accounting conclusions regarding the classification after the Business Combination are ongoing and subject to change.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

(u)

Represents the elimination of the Company’s historical general and administrative expenses paid to an affiliate under the Administrative Support Agreement that will terminate upon the Business Combination.

(v)

Represents the elimination of management fees and expense reimbursements to GGC Administration, L.P. under an advisory agreement between LiveVox and GGC Administration, L.P. that will terminate upon the Business Combination.

(w)

Represents $0.8 million of cash bonus paid to LiveVox executive as part of the Business Combination as described in note (e). The cash bonus is reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(x)

Reflects the total estimated transaction costs to be expensed for LiveVox in the statement of operations for the year ended December 31, 2020 as described in note (i). Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(y)

Represents the one-time expense of $34.4 million related to the cash paid under the LiveVox Bonus Plans as part of the Business Combination as described in note (d). The remaining expense of $0.3 million was recognized in the historical income statement of LiveVox for the year ended December 31, 2020.

(z)	May reflect the estimated amount of compensation cost related to the Finders Agreement as described in Note (q).

(aa)

Reflects the (1) elimination of the historical change in the fair value of Forward Purchase Agreement liability and (2) includes the change in fair value of the 833,333 Forward Purchase Warrants issued under the Forward Purchase Agreement dated January 13, 2021 as described in Note (r) above.

(bb)	Reflects expense in the statement of operations related to the reclassification of issuance costs as described in Note (s) above.

(cc)	Represents the elimination of historical interest income recognized on the cash and investments held within the Company’s Trust Account.

(dd)	Represents the elimination of historical interest expense recognized by LiveVox on amounts drawn under the Line of Credit, net of unused fees, that is to be repaid as described in note (g).

(ee)

Represents the impact of the Business Combination on the provision for income taxes, which was estimated using the Company’s federal and state blended statutory tax rate of 26.6% for the year ended December 31, 2020.

(ff)

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. When assuming maximum redemption, this calculation is adjusted to eliminate such shares for the entire periods. The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption for the year ended December 31, 2020 (in thousands, except per share data):

	Year Ended December 31, 2020
	Assuming No Redemptions	Assuming Maximum Redemptions (4)
Pro forma net loss	$(48,393)	$(48,528)
Class A Stock—basic and diluted	88,891,665	88,666,068
Net loss per share of Class A Stock—basic and diluted (1)	$(0.54)	$(0.55)

Weighted average common shares calculation, basic and diluted
The Company’s public stockholders	24,987,762	14,962,165
Holders of the Company’s founder shares (2)	781,250	781,250
Forward Purchase	2,500,000	2,500,000
PIPE Investors	7,500,000	7,500,000
LiveVox’s existing stockholders (3)	53,122,653	62,922,653

	88,891,665	88,666,068

(1)

For the purpose of calculating diluted loss per share, it was assumed that all outstanding warrants of the Company sold in the IPO and the private placement warrants are exchanged for Class A Stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share.

(2)

The pro forma basic and diluted shares of the holders of the Company’s founder shares exclude 2,743,750 Lock-Up Shares that will be placed into escrow at the closing of the Business Combination. The Company has deemed that these Lock-Up Shares are not participating securities, as the holder does not have the nonforfeitable right to participate in the distribution of earnings with the common shareholders if the earnout considerations are not satisfied.

(3)

The pro forma basic and diluted shares of the LiveVox existing stockholders include 3,454,881 shares issued under the LiveVox Bonus Plans and exclude 5,000,000 Earn-Out Shares that will be placed into escrow at the closing of the Business Combination. The Company has deemed that these Earn-Out Shares are not participating securities, as the holder does not have the nonforfeitable right to participate in the distribution of earnings with the common shareholders if the earnout considerations are not satisfied.

(4)	The maximum redemption scenario is calculated using the cash in the Trust Account and redemption price as of the applicable pro forma balance sheet date.

COMPARATIVE SHARE INFORMATION

The following table sets forth:

•	selected historical comparative share information for the Company and LiveVox for the year ended December 31, 2020; and

•

unaudited pro forma condensed combined per share information of the combined company after giving effect to the Business Combination and related transactions, assuming two redemption scenarios as follows:

•

Assuming No Redemption — assumes that no shares of Class A Stock are redeemed but reflects the 12,238 shares of Class A Stock that were redeemed for an aggregate payment of approximately $0.1 million at a per share redemption price of $10.14 in connection with our stockholders’ vote to amend our charter in February 2021 to extend the time by which we must consummate an initial business combination or liquidate; and

•

Assuming Maximum Redemption —  assumes that 10,037,835 shares of Class A Stock are redeemed (including the 12,238 shares of Class A Stock already redeemed in February 2021 as described above) for an aggregate payment of approximately $101.8 million at an estimated per share redemption price of approximately $10.15 per share based on cash and investments held in the Trust Account as of December 31, 2020 of $253.6 million.

The pro forma book value information reflects the Business Combination as if it had occurred on December 31, 2020. The weighted average shares outstanding and net loss per share information give pro forma effect to the Business Combination as if it had occurred on January 1, 2020.

This information is only a summary and should be read together with the selected historical financial information included elsewhere in this proxy statement, and the historical financial statements of the Company and LiveVox and related notes that are included elsewhere in this proxy statement. The unaudited pro forma combined per share information of the Company and LiveVox is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined loss per share information below does not purport to represent the loss per share which would have occurred had the Companies been combined during the periods presented, nor loss per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of the Company and LiveVox would have been had the Companies been combined during the periods presented and are presented for illustrative purposes only.

Uncertainties that could impact our financial condition include risks that effect LiveVox’s operations and outlook such as economic recessions, inflation, fluctuations in interest and currency exchange rates, and changes in the fiscal or monetary policies of the United States government. For more information on the risks, please see the section entitled “Risk Factors.” You are also urged to read the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 131 of this proxy statement.

	Historical		Combined Pro Forma		LiveVox equivalent pro forma per share data (3)
	Crescent Acquisition Corp	LiveVox Holdings, Inc.	Assuming No Redemption	Assuming Maximum Redemption	Assuming No Redemption	Assuming Maximum Redemption
Year Ended December 31, 2020 (3)
Book value per share of Crescent Class A common stock - basic and diluted (1)	$0.20		$1.04	$1.00	$51,624.68	$59,479.13
Book value per share of Crescent Class F common stock - basic and diluted (1)	$0.80
Book value per share of LiveVox common stock – basic and diluted (2)		$34,140.94
Weighted average shares outstanding of Crescent Class A common stock – basic and diluted	25,000,000		88,891,665	88,666,068	53,122,653	62,922,653
Weighted average shares outstanding of Crescent Class F common stock – basic and diluted	6,250,000
Weighted average shares outstanding of LiveVox common stock – basic and diluted		1,000
Net income (loss) per share of Crescent Class A common stock - basic and diluted	$0.02		$(0.54)	$(0.55)	$(27,039.35)	$(32,547.42)
Net income (loss) per share of Crescent Class F common stock - basic and diluted	$(2.85)
Net income (loss) per share of LiveVox common stock - basic and diluted		$(4,645.23)

(1)	Book value per share is calculated as total equity / weighted average shares outstanding.
(2)

The equivalent pro forma basic and diluted per share data for LiveVox is calculated based on the expected exchange ratios assuming no redemption and maximum redemptions pursuant to the terms set forth in the Merger Agreement.

(3)	There were no cash dividends declared in the period presented.

Sources and Uses for the Business Combination

The following tables summarize the sources and uses for funding the Business Combination (all numbers in the tables are in millions):

Sources & Uses

(No Redemption Scenario (assuming no redemptions of the outstanding shares of Class A Stock by the Company’s stockholders))

Sources		Uses
Estimated Parent Cash (1)	$254	Cash Consideration (2)	$220
Forward Purchase Investment	25	Debt Repayment (3)	5
PIPE Investment	75	Cash to Balance Sheet	90
LiveVox Rollover Shares	531	LiveVox Rollover Shares	531
		Transaction Costs	39

Total Sources	$885	Total Uses	$885

(1)

Assumes no Company stockholder has exercised its redemption rights to receive cash from the Trust Account but reflects the 0.05% of the outstanding shares of Class A Stock that were redeemed by the Company’s stockholders to receive cash from the Trust Account, reducing the Company’s cash by $0.1 million, in connection with our stockholders’ vote to amend our charter in February 2021 to extend the time by which we must consummate an initial business combination or liquidate. This amount will be reduced by the amount of cash used to satisfy any redemptions.

(2)

Cash consideration excludes LiveVox’s additional rollover contribution and includes $2.0 million to be placed into the Adjustment Escrow Account and the Stockholder Representative Expense Holdback Amount.

(3)	Assumes a full repayment of LiveVox’s current Line of Credit.

Sources & Uses

(Max Redemption Scenario (assuming 40.2% redemption of the outstanding shares of Class A Stock by the Company’s stockholders))

Sources		Uses
Estimated Parent Cash (1)	$152	Cash Consideration (2)	$120
Forward Purchase Investment	25	Debt Repayment (3)	5
PIPE Investment	75	Cash to Balance Sheet	88
LiveVox Rollover Shares	629	LiveVox Rollover Shares	629
		Transaction Costs	39

Total Sources	$881	Total Uses	$881

(1)

Assumes 40.2% of the outstanding shares of Class A Stock have been redeemed (including the 0.05% of the outstanding shares of Class A Stock already redeemed in February 2021 as described above) by the Company’s stockholders to receive cash from the Trust Account, reducing the amount of Company cash by $101.8 million.

(2)

Cash consideration excludes LiveVox’s additional rollover contribution and includes $2.0 million to be placed into the Adjustment Escrow Account and the Stockholder Representative Expense Holdback Amount.

(3)	Assumes a full repayment of LiveVox’s current Line of Credit.

SPECIAL MEETING OF COMPANY STOCKHOLDERS

This proxy statement is being provided to Company stockholders as part of a solicitation of proxies by the Board for use at the Special Meeting, which will be held on June 16, 2021 at 10:00 a.m. Pacific Time virtually via the Internet. This proxy statement contains important information regarding the Special Meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.

This proxy statement is being first mailed on or about May 14, 2021 to all stockholders of record of the Company as of May 10, 2021, the record date for the Special Meeting. Stockholders of record who owned Company Common Stock at the close of business on the record date are entitled to receive notice of, attend and vote at the Special Meeting. On the record date, there were 31,250,000 shares of Company Common Stock outstanding.

The Special Meeting is being held in lieu of the 2021 annual meeting for our stockholders.

Date, Time and Place of Special Meeting

The Special Meeting will be held on June 16, 2021 at 10:00 a.m. Pacific Time virtually via the Internet, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals. You can participate in the meeting, vote and submit questions via live webcast by visiting https://www.cstproxy.com/crescentacquisitioncorp/2021 and entering the voter control number included on your proxy card. You will not be able to attend the meeting in person.

Voting Power; Record Date

As a stockholder of the Company, you have a right to vote on certain matters affecting the Company. The proposals that will be presented at the Special Meeting and upon which you are being asked to vote are summarized below and fully set forth in this proxy statement. You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of our Common Stock at the close of business on May 10, 2021, which is the record date for the Special Meeting. You are entitled to one vote for each share of our Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 31,237,762 shares of Common Stock outstanding, of which 24,987,762 are public shares and 6,250,000 are Founder Shares held by our Initial Stockholders.

Proposals at the Special Meeting

At the Special Meeting, Company stockholders will vote on the following proposals:

•	Business Combination Proposal—To adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination (Proposal No. 1);

•

Nasdaq Proposal—To approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination (Proposal No. 2);

•

Charter Proposals— seven separate proposals relating to adopting the Second Amended and Restated Certificate of Incorporation, the form of which is attached hereto as Annex C (collectively, Proposal No. 3);

•

Director Election Proposals—To consider and vote upon proposals to elect nine directors to serve staggered terms on our Board until the 2022, 2023 and 2024 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (collectively, Proposal No. 4);

•	Incentive Plan Proposal—To approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan (Proposal No. 5); and

•

Adjournment Proposal—To adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, each of the Charter Proposals, the Director Election Proposals or the Incentive Plan Proposal (Proposal No. 6).

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE PROPOSALS.

Vote of the Company’s Sponsor, Directors and Officers

Prior to our IPO, we entered into a letter agreement with our Sponsor and each of our directors and officers at the time (which includes our Initial Stockholders). We also entered into a letter agreement with our director who was appointed after our IPO, and we have entered into the Sponsor Support Agreement with our Sponsor and certain of our directors and officers. Pursuant to these agreements: (i) our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination; and (ii) our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 Founder Shares, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination and each of the proposals to be considered at the Special Meeting.

Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have also waived any redemption rights, including with respect to shares of Class A Stock purchased in our IPO or in the aftermarket, in connection with Business Combination. The Founder Shares held by our Initial Stockholders have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by the Expiration Date. However, our Initial Stockholders are entitled to redemption rights upon our liquidation with respect to any public shares they may own.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the Company’s Common Stock outstanding on the record date and entitled to vote at the Special Meeting is represented virtually or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). A Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Business Combination Proposal, the Incentive Plan Proposal or the Adjournment Proposal.

The approval of the Nasdaq Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). A Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting and broker non-votes will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote and broker non-votes will have no effect on the outcome of any vote on the Nasdaq Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote “AGAINST” the Nasdaq Proposal.

The approval of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Proposals will have the same effect as a vote “AGAINST” such Charter Proposals.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting. This means that the nine director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

Each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposals and the Incentive Plan Proposal is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposals or the Incentive Plan Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by the Expiration Date, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to our public stockholders.

Recommendation to Company Stockholders

Our Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposals, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that certain members of our Board and officers, as well as our Sponsor, have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

•

the fact that our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

•

the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation;

•

the fact that our Sponsor paid an aggregate of $25,000 for 6,250,000 shares of Class F Stock (75,000 of which have been transferred to our independent directors, after giving effect to the (i) surrender of 1,437,500 shares on November 29, 2017 and (ii) forfeiture of 937,500 shares in April 2019) which will be converted into Class A Stock upon the closing of the Business Combination, including the 2,725,000 shares that our Sponsor has agreed to cancel concurrently with the closing of the Business Combination and the Lock-Up Shares which will be subject to release only if the price of Class A Stock trading on Nasdaq or another national securities exchange exceeds certain thresholds during the seven-year period following the closing of the Business Combination and are otherwise forfeited and canceled for no consideration, but which will have no value if an initial business combination is not consummated by the Expiration Date;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by the Expiration Date;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•

the fact that our Sponsor will have the right to nominate two independent directors of the post-Business Combination Company pursuant to a stockholders agreement to be entered into upon closing of the Business Combination;

•	the anticipated continuation of two of our existing directors, Robert D. Beyer and Todd M. Purdy, as directors of the post-Business Combination Company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by the Expiration Date;

•

that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

•

that, at the closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Sponsor, Crescent and their permitted transferees;

•

that Crescent has entered into the Forward Purchase Agreement with the Company, pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Forward Purchase Agreement and registration rights granted thereto, an aggregate of 2,500,000 shares of Class A Stock plus 833,333 Warrants for an aggregate purchase price of $25,000,000 in cash in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers); and

•

that Crescent, either alone or with our Sponsor, has the right but not the obligation to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent our total cash proceeds are less than $250,000,000.

Abstentions and Broker Non-Votes

Abstentions are considered present for the purposes of establishing a quorum. Abstentions will have the same effect as a vote “AGAINST” the Nasdaq Proposal and each of the Charter Proposals, but will have no effect on the Business Combination Proposal, the Director Election Proposals, the Incentive Plan Proposal and the Adjournment Proposal.

In general, if your shares are held in “street” name and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee, in its sole discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters. None of the proposals at the Special Meeting are routine matters. As such, without your voting instructions, your brokerage firm cannot vote your shares on any proposal to be voted on at the Special Meeting.

Voting Your Shares—Stockholders of Record

If you are a Company stockholder of record, you may vote by mail or virtually at the Special Meeting. Each share of our Common Stock that you own in your name entitles you to one vote on each of the proposals for the Special Meeting. Your one or more proxy cards show the number of shares of our Common Stock that you own.

Voting by Mail. You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our Common Stock will be voted as recommended by our Board. Our Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” each of the Charter Proposals, “FOR” each of the Director Election Proposals, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal. Votes submitted by mail must be received by 10:00 a.m. Pacific Time on June 16, 2021.

Voting Virtually at the Meeting. If you attend the Special Meeting and plan to vote virtually, we will provide you with instructions on the live webcast. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote virtually at the Special Meeting.

Voting Your Shares—Beneficial Owners

If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from your broker, bank or other nominee authorizing you to vote those shares. That is the only way we can be sure that the broker, bank or other nominee has not already voted your shares of our Common Stock. Please see “ —Attending the Special Meeting” below for more details.

Attending the Special Meeting

Only Company stockholders on the record date or their legal proxy holders may attend the Special Meeting. To be admitted to the Special Meeting, you will need a form of photo identification and valid proof of ownership of Common Stock or a valid legal proxy. If you have a legal proxy from a stockholder of record, you must bring a form of photo identification and the legal proxy to the Special Meeting. If you have a legal proxy from a “street name” stockholder, you must bring a form of photo identification, a legal proxy from the record holder (that is, the bank, broker or other holder of record) to the “street name” stockholder that is assignable, and the legal proxy from the “street name” stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the Special Meeting or at the Special Meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify the Company in writing to 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025, before the Special Meeting that you have revoked your proxy; or

•	you may virtually attend the Special Meeting, revoke your proxy, and vote virtually, as indicated above.

No Additional Matters

The Special Meeting has been called only to consider the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposals, the Incentive Plan Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement, which serves as the notice of the Special Meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of our Common Stock, you may call Morrow, our proxy solicitor, at (800) 662-5200 (toll free), or banks and brokerage firms, please call collect at (203) 658-9400.

Redemption Rights

Pursuant to our amended and restated certificate of incorporation, any holders of our public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less franchise and income taxes payable, calculated as of two business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the Business Combination, less franchise and income taxes payable). For illustrative purposes, based upon the amount held in our Trust Account of $253,628,041 as of December 31, 2020, and estimated interest income and taxes post-December 31, 2020, the Company estimates that the per-share price at which public stockholders may redeem their Class A Stock from cash held in the Trust Account will be approximately $10.14 at the time of the Special Meeting.

In order to exercise your redemption rights, you must:

•	if you hold Units, separate the underlying shares of Class A Stock and Warrants;

•

prior to 5:00 p.m. Eastern Time on June 14, 2021 (two business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

and

•

deliver your public shares either physically or electronically through DTC’s DWAC system to our Transfer Agent at least two business days before the Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using DTC’s DWAC system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

Holders of Units must separate the underlying shares of Class A Stock and Warrants prior to exercising redemption rights with respect to the public shares.

If you hold public units registered in your own name, you must deliver the certificate for such public units to Continental Stock Transfer & Trust Company, our Transfer Agent, with written instructions to separate such Units into shares of Class A Stock and Warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the shares of Class A Stock from the Units.

If a broker, dealer, commercial bank, trust company or other nominee holds your public units, you must instruct such nominee to separate your public units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our Transfer Agent. Such written instructions must include the number of public units to be split and the nominee holding such public units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of shares of Class A Stock and Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the public units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held investment securities with a fair value of $253,628,041 as of December 31, 2020. The Merger Agreement provides that our obligation and the obligation of LiveVox to consummate the Business Combination are conditioned on total cash proceeds of the Company equaling or exceeding $250,000,000. This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, this condition is not met (or waived), then we or LiveVox may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets equal to or in excess of $5,000,001.

Prior to exercising redemption rights, stockholders should verify the market price of our Class A Stock as they may receive higher proceeds from the sale of their Class A Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our Class A Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our Class A Stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of our Class A Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the post-Business Combination Company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not approved and we do not consummate an initial business combination by the Expiration Date, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders and our warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of our Common Stock in connection with the Business Combination.

Proxy Solicitation Costs

The Company is soliciting proxies on behalf of its Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. The Company has engaged Morrow to assist in the solicitation of proxies for the Special Meeting. The Company and its directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

The Company will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. The Company will pay Morrow a fee of $25,000, plus disbursements, reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses for their services as our proxy solicitor. We will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to our stockholders. Directors, officers and employees of the Company who solicit proxies will not be paid any additional compensation for soliciting proxies.

PROPOSAL NO. 1—APPROVAL OF THE BUSINESS COMBINATION

We are asking our stockholders to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled “—The Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.

We may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy).

The Merger Agreement

This subsection of the proxy statement describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement in its entirety because it is the primary legal document that governs the Business Combination.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in part by the underlying disclosure letters (the “disclosure letters”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure letters contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Merger Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Accordingly, no person should rely on the representations and warranties in the Merger Agreement or the summaries thereof in this proxy statement as characterizations of the actual state of facts about the Company, LiveVox or any other matter.

General Description of the Merger Agreement

On January 13, 2021, the Company entered into the Merger Agreement, by and among the Company, First Merger Sub, Second Merger Sub, LiveVox and the Stockholder Representative, pursuant to which, among other things and subject to the terms and conditions contained in the Merger Agreement, the Company will acquire LiveVox. After giving effect to the Business Combination, the LiveVox Stockholder will hold a portion of the Company’s Common Stock.

The Merger Agreement provides for, among other things: (i) the merger of First Merger Sub with and into LiveVox, with LiveVox continuing as the surviving corporation and becoming a direct, wholly owned subsidiary of the Company as a consequence; and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of the Surviving Corporation with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity. As a result of the first merger, the Company will own 100% of the outstanding interests of LiveVox and each such interest of LiveVox will be canceled and converted into the right to receive its pro rata share of the merger consideration. After the closing of the Business Combination, the Company will own, directly or indirectly, all of the assets of LiveVox and its subsidiaries. It is intended that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code.

The Company has agreed to provide its stockholders with the opportunity to redeem shares of Class A Stock in conjunction with a stockholder vote on the transactions contemplated by the Merger Agreement, including the Business Combination.

In accordance with and subject to the terms of the Merger Agreement and customary adjustments set forth therein, the base aggregate merger consideration to be paid in connection with the Business Combination is $824,375,000, which amount will be: (i) increased by the amount of cash and cash equivalents held by LiveVox and its direct and indirect subsidiaries as of 12:01 a.m., Eastern Time, on the date of the closing of the Business Combination; (ii) decreased by the amount of LiveVox’s outstanding indebtedness as of 12:01 a.m., Eastern Time, on the date of the closing of the Business Combination; (iii) decreased by the aggregate amount of transaction expenses incurred by the Company prior to the closing of the Business Combination; (iv) decreased by the aggregate amount of certain transaction expenses incurred by LiveVox and its direct or indirect subsidiaries, to the extent incurred but not paid by LiveVox prior to the closing of the Business Combination, which amount shall also include transaction-related bonuses and other amounts payable in connection with or anticipation of the consummation of the Business Combination; (v) increased by the amount of interest accrued on deposits in the Trust Account after giving effect to taxes paid or payable and any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds in the Trust Account as of two business days prior to the closing of the Business Combination (which instructions to redeem such public shares are further discussed in the accompanying proxy statement); (vi) decreased by the $2,000,000 to be placed into the Adjustment Escrow Account; and (vii) decreased by the Stockholder Representative Expense Holdback Amount.

Consideration to the LiveVox Stockholder in the Business Combination

The consideration to be paid to the LiveVox Stockholder will be a combination of cash and stock (including Earn-Out Shares). The maximum amount of cash consideration payable to the LiveVox Stockholder is $220,000,000, including up to $2,000,000 that could potentially be released to the LiveVox Stockholder from the Adjustment Escrow Account. The exact amount of cash consideration payable to the LiveVox Stockholder as of the closing of the Business Combination is to be determined as follows: (i) the aggregate amount of cash contained in the Trust Account immediately prior to the closing of the Business Combination after making payments in connection with redemptions that may be elected by our public stockholders; plus (ii) all cash and cash equivalents held by the Company outside of the Trust Account immediately prior to the closing of the Business Combination; less (iii) $2,000,000 to be placed into the Adjustment Escrow Account; less (iv) the Stockholder Representative Expense Holdback Amount; plus (v) $25,000,000 of Company proceeds pursuant to the Forward Purchase Agreement; plus (vi) $75,000,000 of Company proceeds pursuant to the PIPE Investment; plus (vii) any additional Company proceeds pursuant to the right but not the obligation of Crescent, either alone or with our Sponsor, to purchase additional shares of Class A Stock immediately prior to the closing of the Business Combination at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent the sum of (i) through (vii) is less than $250,000,000 (we refer to the sum of (i) through this (vii) as our “total cash proceeds”); less (viii) certain transaction expenses of the Company and LiveVox (in each case, to the extent incurred and not paid prior to the closing of the Business Combination) (such expenses collectively, the “Aggregate Transaction Expenses”); and less (ix) cash to be retained by the Company in the amount of $100,000,000 less the amount by which the Aggregate Transaction Expenses exceeds $30,000,000.

The remainder of the consideration paid to the LiveVox Stockholder will be stock consideration, consisting of a number of newly issued shares of Class A Stock, valued at $10.00 per share, equal to the difference between the total merger consideration and the cash consideration payable at the closing of the Business Combination for purposes of determining the aggregate number of shares payable to the LiveVox Stockholder for its ownership interests in LiveVox. The number of shares of Class A Stock to be issued to the LiveVox Stockholder as consideration is subject to adjustment, depending on, among other things, the level of redemptions of our shares of Class A Stock by our public stockholders or in certain cases to preserve the intended tax-free treatment of the Business Combination. To the extent the stock consideration is increased, there will be a corresponding reduction to the cash consideration paid to the LiveVox Stockholder. Following the closing of the Business Combination, the LiveVox Stockholder may receive cash consideration or, in some cases, share consideration as a result of any adjustment of the purchase price.

As additional consideration payable to the LiveVox Stockholder, the Company will issue 5,000,000 shares of Class A Stock as Earn-Out Shares to the LiveVox Stockholder to be held in an escrow account to be subject to release only if the price of Class A Stock trading on Nasdaq exceeds certain thresholds during the seven-year period following the closing of the Business Combination. One-third of the Earn-Out Shares will be released if the Volume Weighted Average Share Price equals or exceeds $12.50 per share for 20 of any 30 consecutive trading days following the closing of the Business Combination; another one-third of the Earn-Out Shares will be released if the Volume Weighted Average Share Price equals or exceeds $15.00 per share for 20 of any 30 consecutive trading days following the closing of the Business Combination; and the remainder of the Earn-Out Shares will be released if the Volume Weighted Average Share Price equals or exceeds $17.50 per share for 20 of any 30 consecutive trading days following the closing of the Business Combination. Any Earn-Out Shares not released during the seven-year period following the closing of the Business Combination will be forfeited and canceled for no consideration.

Conversion of Class F Stock

The Class F Stock will automatically convert into shares of Class A Stock on a one-for-one basis at the closing of the Business Combination and will continue to be subject to the transfer restrictions applicable to the Class F Stock. As an incentive for LiveVox to enter into the Merger Agreement, our Sponsor has agreed to the cancelation of (i) all of the 7,000,000 Private Placement Warrants it holds and (ii) 2,725,000 shares of Class F Stock held by it immediately following the closing of the Business Combination. Furthermore, our Sponsor and certain of our independent directors have agreed to place a total of 2,743,750 shares of Class A Stock held by them immediately following the closing of the Business Combination (and following the automatic conversion of such shares upon the closing of the Business Combination from shares of Class F Stock into shares of Class A Stock) into an escrow account to be subject to release only if the price of Class A Stock trading on the Nasdaq exceeds the same thresholds as the Earn-Out Shares during the seven-year period following the closing of the Business Combination. Any such securities not released during the seven-year period following the closing of the Business Combination will be forfeited and canceled for no consideration.

LiveVox Material Adverse Effect

Under the Merger Agreement, certain representations and warranties of LiveVox are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, a material adverse effect with respect to LiveVox means any state of facts, development, change, circumstance, occurrence, event or effect, that, individually or in the aggregate: (a) has had, or would reasonably be expected to have, a materially adverse effect on the business, assets, financial condition or results of operations of LiveVox and its subsidiaries, taken as a whole; or (b) has prevented or materially delayed or materially impaired, or is reasonably likely to prevent or materially delay or materially impair, the ability of LiveVox to consummate the Business Combination; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be taken into account in determining whether a material adverse effect with respect to LiveVox on or in respect of LiveVox and its subsidiaries pursuant to clause (a) or (b) has occurred: (i) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (ii) earthquakes, hurricanes, tornados, pandemics (including COVID-19) or other natural disasters; (iii) changes attributable to the public announcement or pendency of the Business Combination (including the impact thereof on relationships with customers, suppliers or employees); (iv) changes or proposed changes in applicable legal requirements, regulations or interpretations thereof or decisions by courts or any governmental entity after the date of the Merger Agreement; (v) changes or proposed changes in U.S. GAAP (or any interpretation thereof) after the date of the Merger Agreement; (vi) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (vii) events or conditions generally affecting the industries and markets in which LiveVox operates; (viii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position; provided that this clause (viii) shall not prevent a determination that the underlying facts and circumstances resulting in such failure has resulted in a material adverse effect with respect to LiveVox; or (ix) any actions required to be taken, or required not to be taken, pursuant to the terms of the Merger Agreement; provided, however, that if any state of facts, developments, changes, circumstances, occurrences, events or effects related to clauses (i), (ii), (iv), (v), (vi) or (vii) above disproportionately and adversely affect the business, assets, financial condition or results of operations of LiveVox and its subsidiaries, taken as a whole, relative to similarly situated companies in the industries in which LiveVox and its subsidiaries conduct their respective operations, then such impact may be taken into account in determining whether a material adverse effect with respect to LiveVox has occurred.

Company Material Adverse Effect

Under the Merger Agreement, certain representations and warranties of the Company are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, a material adverse effect with respect to the Company means any state of facts, development, change, circumstance, occurrence, event or effect that, individually or in the aggregate: (a) has had, or would reasonably be expected to have, a materially adverse effect on the business, assets, financial condition or results of operations of the Company, First Merger Sub and Second Merger Sub, taken as a whole; or (b) does, or would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the ability of the Company, First Merger Sub or Second Merger Sub to perform their respective obligations under the Merger Agreement or to consummate the Business Combination or the transaction contemplated by the Forward Purchase Agreement.

Closing and Effective Time of the Business Combination

The closing of the Business Combination is expected to occur by electronic exchange of documents at a time and date to be specified in writing by the parties to the Merger Agreement, which will not be later than the third business day after the satisfaction or waiver of the conditions described below under the subsection “ —Conditions to Closing of the Business Combination” (other than those conditions that by their nature are to be satisfied at the closing of the Business Combination, but subject to the satisfaction or waiver of those conditions) unless another time, date and location are mutually agreed upon in writing by the parties to the Merger Agreement.

Conditions to Closing of the Business Combination

Conditions to Each Party’s Obligations

The respective obligations of LiveVox and the Company (and the other parties to the Merger Agreement) to effect the Business Combination shall be subject to the satisfaction at or prior to the closing of the Business Combination of the following conditions:

•	At the Special Meeting (including any adjournments thereof), the Business Combination Proposal, the Nasdaq Proposal, each of the Charter Proposals and the Incentive Plan Proposal shall have been duly adopted by the stockholders of the Company in accordance with the DGCL, the Company’s organizational documents and the Nasdaq Listing Rules and regulations, as applicable.

•	The Company shall have at least $5,000,001 of net tangible assets following redemptions by our public stockholders.

•

The parties to the Merger Agreement will have received or have been deemed to have received all other necessary pre-closing authorizations, consents, clearances, waivers and approvals of certain specified governmental entities in connection with the execution, delivery and performance of the Merger Agreement and the Business Combination (or any applicable waiting period thereunder shall have expired or been terminated).

•

No provision of any applicable legal requirement prohibiting, enjoining, restricting or making illegal the consummation of the Business Combination shall be in effect and no temporary, preliminary or permanent restraining order enjoining, restricting or making illegal the consummation of the Business Combination will be in effect or shall be threatened in writing by a governmental entity.

•

The shares of Class A Stock to be issued in connection with the closing of the Business Combination shall be conditionally approved for listing on Nasdaq subject to any requirement to have a sufficient number of round lot holders of Class A Stock.

•

Our total cash proceeds, including the $25,000,000 and $75,000,000 to be invested pursuant to the Forward Purchase Agreement and PIPE Investment, respectively, shall, after giving effect to redemptions, equal or exceed $250,000,000.

The conditions set forth in the first four bullet points above cannot be waived because of their nature as legal requirements or, in the case of the second bullet point, so that we do not then become subject to the SEC’s “penny stock” rules. The fifth and sixth bullet points above can be waived by mutual agreement of the parties in writing.

Conditions to LiveVox’s Obligations

The obligations of LiveVox to consummate and effect the Business Combination shall be subject to the satisfaction at or prior to the closing of the Business Combination of each of the following conditions, any of which may be waived, in writing, exclusively by LiveVox:

•

The fundamental representations of the Company under the Merger Agreement shall be true and correct in all material respects (without giving effect to materiality limitations therein), and, with respect to such representations regarding the capitalization of the Company and its subsidiaries, shall be true and correct without a materiality limitation but subject to de minimis failures, and the Company’s remaining representations shall be true and correct except where failure of such representations constitutes a material adverse effect with respect to the Company, in each case on and as of the date of the Merger Agreement and on and as of the date of the closing of the Business Combination as though made on and as of the date of the closing of the Business Combination (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

•

The Company, First Merger Sub and Second Merger Sub shall have performed or complied with all agreements and covenants required by the Merger Agreement to be performed or complied with by them on or prior to the date of the closing of the Business Combination, in each case, in all material respects.

•	No material adverse effect with respect to the Company shall have occurred since the date of the Merger Agreement.

•

The Company shall have delivered to LiveVox a certificate, signed by an executive officer of the Company and dated as of the date of the closing of the Business Combination, certifying as to the matters set forth in the preceding three bullet points.

•

Unless such person is nominated as a director by our Sponsor pursuant to the terms of an agreed upon stockholders agreement, certain persons listed on LiveVox’s disclosure letter shall have resigned from all of their positions and offices with the Company, First Merger Sub and Second Merger Sub, in each case, to be effective as of the closing of the Business Combination.

•	The Company shall have delivered or shall stand ready to deliver all of the certificates, instruments, contracts and other documents specified to be delivered by it under the Merger Agreement.

•

The Company’s charter shall be amended and restated substantially in the form of the Second Amended and Restated Certificate of Incorporation, as will be done pursuant to the Charter Proposals, and the Company’s bylaws shall be amended and restated substantially in the form of the Amended and Restated Bylaws, in each case, to be effective as of the closing of the Business Combination.

•

All conditions to the funding of the Forward Purchase Agreement, the PIPE Investment and, if exercised, the right of Crescent and the Sponsor to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock to the extent the total cash proceeds are less than $250,000,000 shall have been satisfied, and such funding shall have been delivered to the Company at least one business day prior to the date of the closing of the Business Combination and immediately prior to the closing of the Business Combination, respectively.

•

The Company shall have made appropriate arrangements to have the Trust Account, less amounts paid and to be paid in accordance with and pursuant to the Trust Agreement between the Company and the Trustee, available to the Company for payment of the cash consideration and certain transaction costs at the closing of the Business Combination.

Conditions to the Company’s Obligations

The obligations of the Company, First Merger Sub, and Second Merger Sub to consummate and effect the Business Combination shall be subject to the satisfaction at or prior to the date of the closing of the Business Combination of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

•

The fundamental representations of LiveVox under the Merger Agreement shall be true and correct in all material respects (without giving effect to materiality limitations therein), and, with respect to such representations regarding the capitalization of LiveVox, shall be true and correct without a materiality limitation but subject to de minimis failures, and LiveVox’s remaining representations shall be true and correct except where failure of such representations constitutes a material adverse effect with respect to LiveVox, in each case on and as of the date of the Merger Agreement and on and as of the date of the closing of the Business Combination as though made on and as of the date of the closing of the Business Combination (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

•

LiveVox shall have performed or complied with all agreements and covenants required by the Merger Agreement to be performed or complied with by it at or prior to the date of the closing of the Business Combination, in each case, in all material respects.

•	No material adverse effect with respect to LiveVox shall have occurred since the date of the Merger Agreement.

•

LiveVox shall have delivered to the Company a certificate, signed by an executive officer of LiveVox and dated as of the date of the closing of the Business Combination, certifying as to the matters set forth in the preceding three bullet points.

•

LiveVox shall have delivered, or caused to be delivered, or shall stand ready to deliver all of the certificates, instruments, contracts and other documents specified to be delivered by it under the Merger Agreement.

Representations and Warranties

Under the Merger Agreement, LiveVox made customary representations and warranties about it and its subsidiaries, except as disclosed in the disclosure letters, relating to, among others: organization and qualification; subsidiaries; capitalization; authority, no conflict; compliance with laws; financial statements; absence of undisclosed liabilities; absence of certain changes or events; litigation; employee benefits; labor and employment matters; real property; taxes; environmental matters; brokers; intellectual property; privacy; material contracts; insurance; interested party transactions; information supplied; anti-corruption; international trade and sanctions; suppliers; and customers. LiveVox has disclaimed, and the Company has acknowledged the disclaimer of, warranties other than the foregoing warranties and any others expressly provided in any agreements relating to the Business Combination.

Under the Merger Agreement, the Company, First Merger Sub and Second Merger Sub made customary representations and warranties, except as disclosed in the disclosure letters and the Company’s public filings, relating to, among others: organization and qualification; subsidiaries; capitalization; authority; no conflict; compliance with laws; SEC reports and financial statements; absence of certain changes or events; litigation; business activities; material contracts; listing status; the Trust Account; taxes; accuracy of information supplied; employees and benefit plans; Board approval and the Company stockholder vote; title to assets; affiliate transactions; the Forward Purchase Agreement; the PIPE Investment; the Investment Company Act; absence of undisclosed liabilities; and brokers. The Company has disclaimed, and LiveVox has acknowledged the disclaimer of, warranties other than the foregoing warranties and any others expressly provided in any agreements relating to the Business Combination.

Covenants of the Parties

Covenants of LiveVox

LiveVox made certain covenants under the Merger Agreement, including, among others, the covenants set forth below:

•

LiveVox has agreed to, and to cause its subsidiaries to, prior to the effective time of the First Merger, carry on their respective businesses in the ordinary course consistent with past practice in accordance with applicable legal requirements, subject to certain exceptions, including certain actions that may need to be taken in response to the coronavirus (COVID-19) pandemic.

•

Subject to certain exceptions, including certain actions that may need to be taken in response to the coronavirus (COVID-19) pandemic or as provided in the disclosure letters, prior to the effective time of the First Merger, LiveVox will not, and will not permit its subsidiaries to, without the approval of the Company:

○

except as otherwise required by any existing employee benefit plan or applicable legal requirements: (i) materially increase or grant any material increase in the compensation, bonus, fringe or other benefits of, or pay, grant or promise any bonus to, any current or former employee, director or independent contractor except for any increases in the rate of base salary or wage that does not exceed 10% of such person’s current base salary or wage: (A) pursuant to annual adjustments in the ordinary course of business; or (B) in connection with any promotion or material increase in responsibility of any officer or employee in the ordinary course of business; (ii) grant or pay any severance or change in control pay or benefits to, or otherwise increase the severance or change in control pay or benefits of, any current or former employee, director or independent contractor; (iii) enter into, amend (other than immaterial amendments) or terminate any material employee benefit plan or any employee benefit plan, policy, program, agreement, trust or arrangement that would have constituted a material employee benefit plan if it had been in effect on the date of the Merger Agreement; (iv) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any employee benefit plan; (v) grant any equity or equity-based compensation awards; (vi) grant any award, right, payment or other amount, contingent or otherwise, under LiveVox’s bonus incentive plans; (vii) hire any individual as an employee or independent contractor, unless such hiring is in the ordinary course of business, in each case, with individual annual base compensation not to exceed $300,000 or the equivalent thereof, or terminate the employment of any employee (other than for cause) with an individual annual base salary in excess of $300,000; (viii) enter into, extend, renew or amend any labor agreement, collective bargaining agreement, or any other labor-related agreements with any labor or trade union, employee representative body or association, labor organization, or works council; (ix) recognize or certify any labor or trade union, employee representative body or association, labor organization, or works council or group of employees as the bargaining representative for any employees; or (x) waive the restrictive covenant obligation of any employee with individual annual base compensation in excess of $300,000;

○

(i) transfer, sell, assign, license, sublicense, encumber, impair, abandon, fail to diligently maintain, transfer or otherwise dispose of any right, title or interest of LiveVox in any material intellectual property owned by or licensed to LiveVox or its subsidiaries; (ii) extend, amend, waive, cancel or modify any material rights in or to any intellectual property owned by or licensed to LiveVox or its subsidiaries, in each case, that is material to any business of LiveVox or its subsidiaries; (iii) fail to diligently prosecute the patent or trademark applications owned by LiveVox other than applications LiveVox, in the exercise of its good faith business judgment, has determined to abandon; or (iv) divulge, furnish or make accessible or subject to any obligation to divulge, furnish or make accessible, any trade secrets owned by LiveVox or its subsidiaries (including the source code for any software currently used in the business of LiveVox or its subsidiaries that is intellectual property owned by any of LiveVox or its subsidiaries) to any third party who is not subject to a written agreement to maintain the confidentiality of such trade secrets, other than, in the case of each of clauses (i) through (iii), in the ordinary course of business; provided that in no event shall LiveVox license on an exclusive basis or sell, assign or otherwise transfer any material intellectual property owned by LiveVox;

○

modify in any material respect any of LiveVox or its subsidiaries’ privacy policies, or any administrative, technical or physical safeguards related to privacy or cybersecurity, except (A) to remediate any security issue, (B) to enhance data security or integrity, (C) to comply with applicable legal requirements, or (D) as otherwise directed or required by a governmental entity;

○

except for transactions solely among LiveVox and its subsidiaries: (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other equity interests, as applicable, in any of LiveVox or its subsidiaries; (iii) grant, issue, sell or otherwise dispose of, or authorize to issue, sell or otherwise dispose of any membership interests, capital stock or any other equity or equity-based interests (such as stock options, stock units, restricted stock or other contracts for the purchase or acquisition of or based on such capital stock), as applicable, in any of LiveVox or its subsidiaries; (iv) declare, set aside or pay any dividend or make any other distribution; or (v) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

○	amend its governing documents, or form or establish any subsidiary;

○

(i) merge, consolidate or combine with any person; or (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

○

terminate, amend or modify in any material respect any of its existing real property leases (other than any termination, amendment or modification of a real property lease that will take place automatically by its terms);

○

other than with respect to its existing real property leases, sell, lease, license, sublicense, abandon, divest, transfer, assign, cancel, or permit to lapse or expire, dedicate to the public, or otherwise dispose of, or agree to do any of the foregoing, or otherwise dispose of material assets or properties, other than certain specified agreements;

○

(i) issue or sell any debt securities or rights to acquire any debt securities of any of LiveVox or its subsidiaries or guarantee any debt securities of another person; (ii) make or create any loans, advances or capital contributions to, or investments in, any person other than any of LiveVox or its subsidiaries; (iii) create, incur, assume, guarantee or otherwise become liable for, any indebtedness other than guarantees of any indebtedness of any of its subsidiaries or guarantees by LiveVox’s subsidiaries of the indebtedness of LiveVox; (iv) except in the ordinary course of business, create any liens on any material property or material assets of any of LiveVox or its subsidiaries in connection with any indebtedness thereof (other than certain permitted liens); (v) fail to comply with the terms of the Credit Agreement or take any action, or omit to take any action, that would constitute or result in a default or event of default under the Credit Agreement; or (vi) cancel or forgive any indebtedness owed to any of LiveVox or its subsidiaries;

○

(i) fail to manage the working capital of LiveVox or its subsidiaries in the ordinary course of business; (ii) accelerate or delay in any respect material to LiveVox or its subsidiaries (A) the collection of any accounts receivable or (B) payment of any accounts payable or accrued expenses, in the case of each of subclauses (A) and (B), in advance or beyond the date of the closing of the Business Combination (as calculated in accordance with the past practice of LiveVox and its subsidiaries) except as consistent with the ordinary course of business; (iii) fail to pay any material taxes that are required to be paid by LiveVox or its subsidiaries after the date of the Merger Agreement and prior to the date of the closing of the Business Combination (as calculated in accordance with the past practice of LiveVox and its subsidiaries (including reporting positions, elections and accounting methods) in preparing tax returns and calculating taxes due or payable) except where such failure is consistent with the ordinary course of business; and (iv) fail to maintain and manage inventory levels in the ordinary course of business;

○	release, assign, compromise, settle or agree to settle any legal proceeding that is material to LiveVox or its subsidiaries or their respective properties or assets;

○

(i) except in the ordinary course of business: (A) modify, amend in a manner that is adverse to LiveVox or its applicable subsidiary or terminate any material contract; (B) enter into any contract that would have been a material contract had it been entered into prior to the date of the Merger Agreement; (C) waive, delay the exercise of, release or assign any material rights or claims under any material contract; or (D) incur or enter into a contract requiring LiveVox to pay an increase over prior or existing commitments in excess of $500,000 in any 12-month period; or (ii) modify or amend any material term under the Credit Agreement or terminate or allow the termination of the Credit Agreement or any commitments thereunder;

○	except as required by U.S. GAAP (or any interpretation thereof) or applicable legal requirements, make any change in accounting methods, principles or practices;

○

(i) make, change or revoke any material tax election; (ii) settle or compromise any material tax claim; (iii) change (or request to change) any method of accounting for tax purposes; (iv) file any material amended tax return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material taxes may be issued (other than any extension pursuant to an extension to file any tax return); (vi) knowingly surrender any claim for a refund of taxes; or (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar legal requirement) with any governmental entity;

○	authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up;

○

enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, stockholders or other affiliates, other than payments or distributions relating to obligations in respect of arm’s-length commercial transactions pursuant to certain specified agreements;

○	engage in any material new line of business;

○

take any action or fail to take any action that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from constituting an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the regulations promulgated by the U.S. Department of the Treasury pursuant to the Code;

○

(i) limit the rights of any of LiveVox or its subsidiaries: (A) to engage in any line of business or in any geographic area; (B) to develop, market or sell products or services; or (C) to compete with any person; or (ii) grant any exclusive rights to any person;

○	terminate or amend, in a manner materially detrimental to any of LiveVox or its subsidiaries, any material insurance policy insuring the business of any of LiveVox or its subsidiaries;

○

amend in a manner materially detrimental to any of LiveVox or its subsidiaries, terminate, permit to lapse or fail to use reasonable best efforts to maintain any approval from governmental entities necessary to carry on the business of LiveVox or its subsidiaries as it is now being conducted; or

○	agree in writing or otherwise agree, commit or resolve to take any of the actions described above.

•

If, at any time prior to the closing of the Business Combination, LiveVox discovers any information, event or circumstance relating to LiveVox, its business or any of its affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to this proxy statement so that this proxy statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they are made, not misleading, then LiveVox shall promptly inform the Company of such information, event or circumstance. LiveVox will cause the officers and employees of LiveVox and its subsidiaries to be reasonably available to the Company and its counsel, auditors and other advisors in connection with the drafting of this proxy statement and to respond in a timely manner to comments on this proxy statement from the SEC.

•

Neither LiveVox nor any of its controlled affiliates, directly or indirectly, will engage in any transactions involving the securities of the Company prior to the time of the making of a public announcement regarding all of the material terms of the business and operations of LiveVox and the Business Combination. LiveVox will instruct its directors, officers and employees to comply with the foregoing requirements.

•

LiveVox and the Stockholder Representative each waived any right, title, interest or claim of any kind it had or may have in the future in or to the Trust Account and agreed not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, the Merger

Agreement and any negotiations, contracts or agreements with the Company, except in the event of intentional fraud in the making of the representations and warranties in the Merger Agreement by the Company; provided that LiveVox and the Stockholder Representative did not waive any right to pursue a claim against the Company pursuant to the Merger Agreement for legal relief against monies or other assets of the Company held outside the Trust Account or for specific performance or other equitable relief in connection with the Business Combination (so long as such claim would not affect the Company’s ability to fulfill its obligation to effectuate any stockholder redemptions), or any claims that LiveVox or the Stockholder Representative may have in the future pursuant to the Merger Agreement against the Company’s assets or funds that are not held in the Trust Account.

•

During the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement pursuant to its terms and the time of filing the certificate of merger pursuant to the First Merger, LiveVox will not, and will cause its subsidiaries, and will direct its employees, agents, officers, directors, representatives and advisors not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any person (other than the Company, its affiliates and their respective representatives) concerning any merger, sale of ownership interests and/or assets (other than asset sales in the ordinary course of business) of LiveVox, recapitalization or similar transaction, in each case other than the Business Combination; (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to such a transaction; or (iii) commence, continue or renew any due diligence investigation regarding such a transaction.

•	LiveVox will, at or prior to the closing of the Business Combination, repay all revolving loans that are outstanding (including any interest or fees payable thereon) under the Credit Agreement.

Covenants of the Company, First Merger Sub and Second Merger Sub

The Company, First Merger Sub and Second Merger Sub made certain covenants under the Merger Agreement, including, among others, the covenants set forth below.

•	The Company has agreed to, and to cause its subsidiaries to, prior to the effective time of the First Merger, carry on their respective businesses in the ordinary course consistent with past practice.

•	Subject to certain exceptions, prior to the effective time of the First Merger, the Company will not, and will not permit its subsidiaries to, without the approval of LiveVox:

○

declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (or warrant) or split, combine or reclassify any capital stock (or warrant), effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any like change in capitalization;

○	purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of the Company or any of its subsidiaries;

○

other than in connection with the Class A Stock issued pursuant to the Forward Purchase Agreement, PIPE Investment or right of Crescent and our Sponsor to purchase additional shares of Class A Stock immediately prior to the closing of the Business Combination to the extent our total cash proceeds are less than $250,000,000, grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities;

○	amend its governing documents or form or establish any subsidiary;

○

(i) merge, consolidate or combine with any person; or (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or enter into any joint ventures, strategic partnerships or alliances;

○

incur any indebtedness or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice; provided, however, that the Company will be permitted to incur indebtedness (which will constitute transaction costs of the Company) from its affiliates and stockholders in order to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of the Company in due course on a non-interest basis and otherwise on terms and conditions no less favorable than arm’s-length and repayable at the closing of the Business Combination;

○	except as required by U.S. GAAP (or any interpretation thereof) or applicable legal requirements, make any change in accounting methods, principles or practices;

○

(i) settle or compromise any material tax claim; (ii) change (or request to change) any method of accounting for tax purposes; (iii) file any material amended tax return; (iv) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material taxes may be issued (other than any extension pursuant to an extension to file any tax return); (v) knowingly surrender any claim for a refund of taxes; (vi) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar legal requirement) with any governmental entity; or (vii) make, change or revoke any material tax election;

○

take any action or fail to take any action that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from constituting an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the regulations promulgated by the U.S. Department of Treasury pursuant to the Code;

○

except in the ordinary course of business, create any liens on any material property or material assets of the Company, First Merger Sub or Second Merger Sub in connection with any indebtedness, other than certain permitted liens;

○	liquidate, dissolve, reorganize or otherwise wind up the business or operations of the Company, First Merger Sub or Second Merger Sub;

○	commence, settle or compromise any legal proceeding material to the Company, First Merger Sub or Second Merger Sub or their respective properties or assets;

○	engage in any new line of business;

○	amend the Trust Agreement between the Company and the Trustee or any other agreement related to the Trust Account; or

○	agree in writing or otherwise agree, commit or resolve to take any of the actions described above.

•

The Company agreed to obtain a “tail” or “runoff” directors’ and officers’ liability insurance policy in respect of acts or omissions occurring prior to the closing of the Business Combination covering each such person that is a director or officer of the Company that, as of the date of the Merger Agreement, was covered by the Company’s directors’ and officers’ liability insurance policies on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on the date of the Merger Agreement for the six-year period following the closing of the Business Combination. The Company agreed to, and agreed to cause the surviving company from the Second Merger to, maintain such “tail” insurance policy in full force and effect for its full term and cause all obligations thereunder to be honored by the Company and no other party shall have any further obligation to purchase or pay for such insurance pursuant to the Merger Agreement.

•

The Company agreed to, prior to the closing of the Business Combination, enter into indemnification agreements reasonably agreed upon between LiveVox and the persons who will serve as a director or officer of the Company immediately following the closing of the Business Combination, with such agreements to become effective as of, and subject to the occurrence of, the closing of the Business Combination; provided, however, that failure of a director nominee or officer to enter into such an indemnification agreement will not be considered a breach of the Merger Agreement.

•

The Company agreed to, as promptly as practicable, prepare and file with the SEC this proxy statement and cause the proxy statement to be mailed to its stockholders of record as promptly as practicable. Prior to filing this proxy statement with the SEC, the Company has made drafts of the proxy statement and other documents to be filed with the SEC related to the Business Combination available to LiveVox, provided LiveVox with a reasonable opportunity to comment on such documents and considered such comments in good faith. The Company has agreed not to file any documents with the SEC without the prior written consent of LiveVox.

•	The Company will make all necessary filings with respect to the Business Combination under the Securities Act, the Exchange Act and applicable “blue sky” laws, and any rules or regulations thereunder.

•

The Company agreed to, as promptly as practicable, establish a record date and hold a meeting of the Company’s stockholders for the purpose of obtaining the required vote of the Company’s stockholders to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Incentive Plan Proposal and any other proposals the parties deem necessary or desirable for the consummation of the Business Combination and will use its reasonable best efforts to obtain such required stockholder vote. The Company has agreed that its Board would recommend to its stockholders that they vote in favor of the foregoing proposals and will not change, withdraw, withhold, qualify or modify such recommendation, other than in certain limited circumstances.

•

The Company will prepare a draft Current Report on Form 8-K announcing the closing of the Business Combination, the form and substance of which will be approved in advance in writing by LiveVox. Prior to the closing of the Business Combination, the Company and LiveVox will prepare a joint press release announcing the consummation of the Business Combination. Concurrently with the closing of the Business Combination, the Company will issue such joint press release and file such Form 8-K with the SEC.

•

The Company will use its reasonable best efforts to cause the shares of Class A Stock to be issued in connection with the Business Combination, to be approved for listing on Nasdaq at the closing of the Business Combination. From the date of the Merger Agreement through the closing of the Business Combination, the Company will use its reasonable best efforts to keep the Class A Stock and Warrants listed for trading on Nasdaq. Following the closing of the Business Combination, the Company will use commercially reasonable efforts to continue the listing for trading of the Class A Stock and the Warrants on Nasdaq. The Company agreed to take all necessary actions and use commercially reasonable efforts to remain listed as a public company on Nasdaq.

•	During the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement pursuant to its terms and the effective time of the First Merger,

the Company, First Merger Sub and Second Merger Sub will not, and will direct their respective employees, agents, officers, directors, representatives and advisors not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any person (other than LiveVox, its affiliates and their respective representative) concerning any merger, sale of ownership interests and/or assets of the Company, recapitalization or similar transaction or any other business combination involving the Company and one or more businesses; (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to any such transaction; or (iii) commence, continue or renew any due diligence investigation regarding any such transaction. In addition, the Company, its subsidiaries and their respective representatives are required to immediately cease any and all existing discussions or negotiations with any person with respect to any such transaction.

•

Upon satisfaction or waiver of the conditions to the closing of the Business Combination and upon notice to the Trustee, the Company will, in accordance with and pursuant to the Trust Agreement between the Company and the Trustee, at the closing of the Business Combination: (i) cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, including providing the Trustee with the trust termination letter; and (ii) use its reasonable best efforts to cause the Trustee to distribute the Trust Account as directed in the trust termination letter in accordance with the Trust Agreement. Following the events described in this paragraph, the Trust Account will terminate.

•

Prior to the closing of the Business Combination, the Company will take all reasonable steps as may be required or permitted to cause any acquisition or disposition of the Class A Stock that occurs or is deemed to occur by reason of or pursuant to the Business Combination by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

•

From the date of the Merger Agreement through the closing of the Business Combination, the Company will take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the JOBS Act and not take any action that would cause the Company to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

•

The Company will use commercially reasonable efforts to ensure that certain designated persons are appointed as directors of the Company effective upon or immediately after the closing of the Business Combination.

•

In the event that at the closing of the Business Combination our total cash proceeds are less than $250,000,000, the Company shall promptly provide notice to LiveVox and Crescent and Crescent shall have the right, but not the obligation, either alone or with our Sponsor, to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock for $10.00 per share up to the amount of such deficiency.

•

The Company shall not permit any termination, amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, the Forward Purchase Agreement or any other agreement required for the consummation of the transactions contemplated by the Forward Purchase Agreement. The Company will use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Forward Purchase Agreement, on or prior to the closing of the Business Combination, on the terms and conditions described therein.

•	The Company shall not permit any termination, amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, any agreement required for the consummation of the PIPE Investment. The Company will take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the PIPE Investment, on or prior to the closing of the Business Combination, on the terms and conditions described in the applicable Subscription Agreements.

•	Prior to the date of the closing of the Business Combination, the Company shall approve and adopt an incentive equity plan, the terms of which will be mutually agreed between the Company and LiveVox.

Mutual Covenants

•

The Company and LiveVox agreed to, as promptly as practicable and in any event within 10 business days of the date of the Merger Agreement, prepare and file the notifications required under the HSR Act (and such filings shall specifically not request early termination of the waiting period thereunder) and any other required filings under other applicable antitrust laws and each of them shall promptly and in good faith respond to all information requested of it by the FTC and the U.S. Department of Justice in connection with such notification and filings and otherwise cooperate in good faith with each other and such governmental entities. The Company and LiveVox agreed to promptly furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act, or other applicable antitrust laws and will take all other actions necessary or desirable to cause the expiration or termination of the applicable waiting periods as soon as practicable.

•

The parties to the Merger Agreement have agreed to maintain in confidence any non-public information received from the other parties, and to use such non-public information only for purposes of consummating the Business Combination.

•

The parties to the Merger Agreement (other than the Stockholder Representative) will use their reasonable best efforts to obtain all necessary actions, waivers, consents, approvals, orders and authorizations from governmental entities and make all necessary registrations, declarations and filings (including registrations, declarations and filings with governmental entities, if any).

•

The parties to the Merger Agreement (other than the Stockholder Representative) will use their reasonable best efforts to defend any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Business Combination, including by seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed.

•

The Company on one hand, and LiveVox and the LiveVox Stockholder on the other hand, along with their respective affiliates and representatives, will release the other parties from any disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning the Company or LiveVox or its subsidiaries occurring prior to the closing of the Business Combination, except as otherwise contemplated by the Merger Agreement.

•

The parties to the Merger Agreement (other than the Stockholder Representative) will use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Business Combination.

•

LiveVox and the Company shall cooperate in good faith with the LiveVox Stockholder, Crescent and our Sponsor to negotiate and execute a stockholders agreement, which shall provide for, among other things, board composition rights (including the right of our Sponsor to initially nominate two directors, each of whom shall be independent as of the closing of the Business Combination), and shall contain such other customary terms and conditions as may be agreed to among the parties, with such agreement to become effective as of, and subject to the occurrence of, the closing of the Business Combination.

Survival of Representations, Warranties and Covenants

No Survival

None of the representations, warranties, covenants or agreements in the Merger Agreement or in any instrument delivered pursuant to the Merger Agreement will survive the closing of the Business Combination and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the closing of the Business Combination, except (i) in the case of intentional fraud in making the representations and warranties set forth in the Merger Agreement and (ii) in the case of any covenant or agreement of the parties which by its terms is required to be performed or complied with in whole or in part after the closing of the Business Combination, which covenants and agreements shall survive the closing of the Business Combination in accordance with their respective terms.

Termination

The Merger Agreement may be terminated and the Business Combination may be abandoned any time prior to closing of the Business Combination, whether before or after stockholder approval of the Merger Agreement, as follows:

•	by mutual written agreement of the Company and LiveVox at any time;

•

by either the Company or LiveVox if the Business Combination has not been consummated by June 30, 2021; provided that the right to terminate because such date has passed is not granted to a party whose action or failure to act has caused the delay in the closing of the Business Combination. The date may be further extended to September 13, 2021 in case all conditions to consummate the Business Combination have been satisfied or waived other than regulatory conditions and to a limited extent in case of government shutdowns; provided, further, that such date shall be automatically extended day-for-day for each business day a government shutdown is in effect that prevents the consummation of the Business Combination for a maximum of 60 days unless otherwise mutually agreed in writing by the parties to the Merger Agreement. We are currently seeking stockholder approval to extend the date by which we must complete our initial business combination to June 30, 2021, and we are planning to hold a special meeting of the stockholders to obtain such approval (and such date may be further extended with stockholder approval). If the stockholder approval we are seeking is obtained, then the date on or after which the Merger Agreement may be terminated if the Business Combination is not yet consummated will automatically extend to June 30, 2021. There is no guarantee we will receive stockholder approval to extend such date;

•

by either LiveVox or the Company if a governmental entity has issued an order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Business Combination, which order or other action is final and nonappealable;

•

by LiveVox, upon a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of the Company, First Merger Sub or Second Merger Sub, or if any representation or warranty of the Company, First Merger Sub or Second Merger Sub has become untrue, in either case such that the closing conditions for LiveVox’s benefit would not be satisfied as of the time of such breach or as of the time such representation or warranty has become untrue; provided that if such breach by the Company, First Merger Sub or Second Merger Sub is curable by the Company, First Merger Sub or Second Merger Sub prior to the closing of the Business Combination, then LiveVox will first provide written notice of such breach and may not terminate the Merger Agreement until the earlier of: (i) 30 days after delivery of written notice from LiveVox to the Company of such breach; and (ii) June 30, 2021 (or such date as may be extended pursuant to the terms of the Merger Agreement as described above); provided, further, that each of the Company, First Merger Sub and Second Merger Sub continues to exercise commercially reasonable efforts to cure such breach (it being understood that LiveVox may not terminate the Merger Agreement if: (A) it has materially breached the Merger Agreement and such breach has not been cured; or (B) such breach by the Company, First Merger Sub or Second Merger Sub is cured during such 30-day period);

•

by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of LiveVox or if any representation or warranty of LiveVox has become untrue, in either case such that the closing conditions for the benefit of the Company, First Merger Sub and Second Merger Sub would not be satisfied as of the time of such breach or as of the time such representation or warranty has become untrue; provided that if such breach is curable by LiveVox prior to the closing of the Business Combination, then the Company must first provide written notice of such breach and may not terminate the Merger Agreement until the earlier of: (i) 30 days after delivery of written notice from the Company to LiveVox of such breach; and (ii) June 30, 2021 (or such date as may be extended pursuant to the terms of the Merger Agreement as described above); provided, further, that LiveVox continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate the Merger Agreement if: (A) it has materially breached the Merger Agreement and such breach has not been cured; or (B) such breach by LiveVox is cured during such 30-day period);

•

by either the Company or LiveVox, if, at the Special Meeting (including any adjournments thereof), the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposals, the Incentive Plan Proposal and any other proposals the parties deem necessary or desirable for the consummation of the Business Combination are not duly adopted by the stockholders of the Company by the requisite vote under the DGCL, Nasdaq and the Company organizational documents; provided that the Company shall not be permitted to terminate the Merger Agreement if the failure to obtain such approval of the foregoing proposals is proximately caused by any action or failure to act of the Company that constitutes a breach of the Merger Agreement;

•

by LiveVox, if (i) a change in recommendation of the Board shall have occurred, (ii) the Company shall have failed to publicly reaffirm its recommendation of the Business Combination within 10 business days after the date any acquisition proposal or any material modification thereto is first commenced, publicly announced, distributed or disseminated to the Company’s stockholders upon a request to do so by LiveVox, (iii) the Company or its Board shall have breached or failed to perform certain of its obligations set forth in the Merger Agreement or (iv) the Company or its Board (or any committee thereof) shall have formally resolved or publicly authorized or proposed to take any of the foregoing actions; or

•

by either LiveVox or the Company, if (i) the redemptions by public stockholders have resulted in our total cash proceeds being less than $250,000,000 at the closing of the Business Combination and (ii) within 7 business days after delivery of written notice thereof by the Company to Crescent, Crescent has not increased our total cash proceeds by exercising Crescent’s right but not obligation, either alone or with our Sponsor, to purchase additional shares of Class A Stock for $10.00 per share to the amount of such deficiency.

In the event of termination of the Merger Agreement, the Merger Agreement will become void and there will be no liability or obligation on the part of any party thereto, except for obligations relating to: (i) publicity and confidentiality, (ii) claims against the Trust Account; (iii) certain miscellaneous provisions of the Merger Agreement, including those related to governing law and forum, and (iv) the confidentiality agreement between the Company and LiveVox. However, no such termination will relieve any party to the Merger Agreement from any liability resulting from any intentional breach of the Merger Agreement or intentional and actual fraud in the making of the representations and warranties in the Merger Agreement.

Amendments

The Merger Agreement may be amended by the parties to the Merger Agreement at any time by execution of an instrument in writing signed on behalf of each of the parties to the Merger Agreement.

Related Agreements

Sponsor Support Agreement

On January 13, 2021, the Company entered into a Sponsor Support Agreement, attached hereto as Annex B, with LiveVox, the Sponsor and certain of our directors and officers. Pursuant to the Sponsor Support Agreement, each of the parties signatory thereto (besides the Company and LiveVox) agreed to, among other things, certain restrictions on the transfer of Company securities owned or beneficially owned by such party or acquired thereafter, vote Company securities owned or beneficially owned by such party in favor of the approval of the Business Combination and the other proposals set forth in this proxy statement, refrain from redeeming Company securities owned or beneficially owned by such party and waive certain other rights associated with the ownership or beneficial ownership of Company securities by such party. As an incentive for LiveVox to enter into the Merger Agreement, the Sponsor also agreed to the cancelation of (i) 7,000,000 Warrants acquired by the Sponsor pursuant to a private placement in connection with the initial public offering of the Company at a purchase price of $1.00 per warrant and (ii) 2,725,000 shares of Class F Stock held by the Sponsor, in each case, for no consideration and concurrent with and contingent upon the consummation of the Business Combination.

Forward Purchase Agreement

On January 13, 2021, Crescent and the Company entered into the Forward Purchase Agreement, attached hereto as Annex E, pursuant to which Crescent has committed to purchase from the Company, subject to the terms and conditions set forth therein, 2,500,000 shares of Class A Stock plus 833,333 Warrants for an aggregate purchase price of $25,000,000 in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers). The securities issued pursuant to the Forward Purchase Agreement cannot be transferred, assigned or sold until the earlier to occur of: (A) 180 days after the completion of the Business Combination or (B) subsequent to the Business Combination, the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

The Forward Purchase Agreement provides for certain registration rights. In particular, within 30 calendar days after the consummation of the Business Combination, the Company is required to file with the SEC a registration statement registering the resale of the securities issued pursuant to the Forward Purchase Agreement. Additionally, the Company is required to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof.

Amended and Restated Registration Rights Agreement

At the closing of the Business Combination, the Company will enter into the Amended and Restated Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with our Sponsor and certain other stockholders of the post-Business Combination Company, including the LiveVox Stockholder. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, (a) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants) of the Company held by a signatory thereto (besides the Company) as of the date of the Amended and Restated Registration Rights Agreement or thereafter acquired by a such holder (including the shares of Class A Stock issued upon conversion of the Class F Stock and upon exercise of any Private Placement Warrants or any other equity security of the Company) and (b) any other equity security of the Company issued or issuable with respect to any such share of Common Stock held by such holder by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, will be entitled to registration rights.

The Amended and Restated Registration Rights Agreement provides that the Company will, as soon as practicable, but in any event within 30 days after the consummation of the Business Combination, file with the SEC a shelf registration statement. Such shelf registration statement shall register the resale of all securities registrable pursuant to the Amended and Restated Registration Rights Agreement held by the signatories thereto (besides the Company) from time to time, and the Company will use commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the initial filing deadline. A majority of the signatories to the Amended and Restated Registration Rights Agreement associated with the Sponsor, as a group and the LiveVox Stockholder are each entitled to demand that the Company register shares of Common Stock held by such parties. The signatories affiliated with the Sponsor are entitled to make up to three such demands and the LiveVox Stockholder is entitled to make unlimited demands. In addition, the Amended and Restated Registration Rights Agreement provides certain “piggy-back” registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements pursuant to the terms of the Amended and Restated Registration Rights Agreement. The Company and the other signatories to the Amended and Restated Registration Rights Agreement will provide customary indemnification in connection with offerings of Common Stock effected pursuant to the terms of the Amended and Restated Registration Rights Agreement.

In the Amended and Restated Registration Rights Agreement, the LiveVox Stockholder also agreed to be bound by certain restrictions on the transfer of their Class A Stock acquired pursuant to the Merger Agreement. Such Class A Stock cannot be transferred, assigned or sold until the earlier to occur of: (A) 180 days after the completion of the Business Combination or (B) subsequent to the Business Combination, the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property

Separately, on March 7, 2019, we entered into a letter agreement with our Sponsor and our directors and officers at the time (which includes our Initial Stockholders), and, on February 14, 2020, we entered into a letter agreement with our subsequently appointed director, pursuant to which they agreed to restrictions on the transfer of any securities of the Company owned by them (including all of the Founder Shares and Private Placement Warrants), which (i) in the case of the Class F Stock, which will be converted into shares of Class A Stock at the consummation of the Business Combination on a one-for-one basis, is the earlier of (x) one year after the completion of the Business Combination, (y) the last sale price of shares of our Class A Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (z) the date on which Company completes a liquidation or similar transaction that results in all of the Company’s stockholders have the right to exchange their shares of Common Stock for cash, securities or other property, and (ii) in the case of the Private Placement Warrants and the respective Class A Stock underlying the Private Placement Warrants, is 30 days after the completion of the Business Combination.

LiveVox Stockholder Support Agreements

The LiveVox Stockholder entered into support agreements with LiveVox, the Company and the Stockholder Representative, pursuant to which, among other things, they have agreed to (i) vote all of the outstanding capital stock of LiveVox in favor of the Business Combination and the adoption and approval of the Merger Agreement and the terms thereof, and any action reasonably in furtherance of any of the foregoing as contemplated by the terms of the Merger Agreement, and (ii) at the closing of the Business Combination, execute and deliver a stockholders agreement and the Amended and Restated Registration Rights Agreement. In addition, pursuant to these agreements, the LiveVox Stockholder waived any appraisal rights in connection with the Business Combination.

Share Escrow Agreement

On January 13, 2021, the Company, certain independent directors of the Company and the Sponsor entered into a Share Escrow Agreement. Pursuant to the Share Escrow Agreement, the Sponsor and such independent directors agreed, upon the closing of the Business Combination, to subject the Lock-Up Shares, representing a total of 2,743,750 shares of Class A Stock (following the automatic conversion of such shares upon the closing of the Business Combination from shares of Class F Stock into shares of Class A Stock) into an escrow account to be released only if the price of Class A Stock trading on Nasdaq exceeds certain thresholds during the seven-year period following the closing of the Business Combination. 781,250 Lock-Up Shares will be released if the Volume Weighted Average Share Price equals or exceeds $12.50 per share for 20 of any 30 consecutive trading days following the closing of the Business Combination; another 781,250 Lock-Up Shares will be released if the Volume Weighted Average Share Price equals or exceeds $15.00 per share for 20 of any 30 consecutive trading days following the closing of the Business Combination; and another 1,181,250 Lock-Up Shares will be released if the Volume Weighted Average Share Price equals or exceeds $17.50 per share for 20 of any 30 consecutive trading days following the closing of the Business Combination. Any Lock-Up Shares not released during the seven-year period following the closing of the Business Combination will be forfeited and canceled for no consideration.

Finders Agreement

On January 13, 2021, the Company and Neuberger entered into the Finders Agreement. Pursuant to the Finders Agreement, in exchange for Neuberger introducing the Company to LiveVox, the Company has agreed, following the closing of the Business Combination, to provide Neuberger compensation and registration rights. Neuberger shall not have any rights to compensation or registration rights if the Company does not consummate the Business Combination. The Finders Agreement provides that Neuberger is initially eligible to receive 781,250 shares of Class A Stock upon the earlier of (i) one year following the date of the consummation of the Business Combination and (ii) following the closing of the Business Combination (x) at such time when the last sale price of the Class A Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the closing of the Business Combination or (y) subject to certain conditions, upon the completion of a liquidation, merger stock exchange or other similar transaction. Additionally, Neuberger is eligible to receive up to an additional 1,943,750 shares of Class A Stock if the price of Class A Stock trading on Nasdaq exceeds the following thresholds during the seven-year period following the closing of the Business Combination: 781,250 of such shares will be issued to Neuberger if the Volume Weighted Average Share Price equals or exceeds $12.50 per share for 20 of any 30 consecutive trading days; another 781,250 of such shares will be issued to Neuberger if the Volume Weighted Average Share Price equals or exceeds $15.00 per share for 20 of any 30 consecutive trading days; and another 381,250 of such shares will be issued to Neuberger if the Volume Weighted Average Share Price equals or exceeds $17.50 per share for 20 of any 30 consecutive trading days.

The Finders Agreement also provides for certain registration rights. In particular, the Company is required to, within 60 calendar days after the issuance of any shares thereunder, file with the SEC a registration statement registering the resale of such shares. Additionally, the Company is required to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof.

Escrow Agreement

At the closing of the Business Combination, the Company, the Stockholder Representative and Citibank, N.A., as Escrow Agent, will enter into the Escrow Agreement pursuant to which, at the closing of the Business Combination, the Company will deposit $2,000,000 into the Adjustment Escrow Account as partial security for the obligations of the LiveVox Stockholder in connection with any downward post-closing adjustment to the merger consideration pursuant to the terms of the Merger Agreement. The Escrow Agent will hold such amount until the final merger consideration is finally determined in accordance with the Merger Agreement, at which point the Escrow Agent will release the funds in accordance with joint written instructions duly executed and delivered by the Company and the Stockholder Representative to the Escrow Agent.

Stockholders Agreement

Pursuant to the Merger Agreement, the Company and LiveVox have agreed to cooperate in good faith with the LiveVox Stockholder, Crescent and our Sponsor to negotiate and execute a stockholders agreement, which shall provide for, among other things, board composition rights (including the right of our Sponsor to initially nominate two directors, each of whom shall be independent as of the closing of the Business Combination), and shall contain such other customary terms and conditions as may be agreed among the parties, with such agreement to become effective as of, and subject to the occurrence of, the closing of the Business Combination.

Background of the Business Combination

We are a blank check company incorporated on November 17, 2017 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Business Combination was the result of an extensive search for a potential transaction utilizing the broad sourcing platform and investing and operating experience of our management team, our Sponsor and the Board. The terms of the Business Combination were the result of thorough negotiations between our management team, our Sponsor, Crescent Capital, and our independent directors and representatives of Golden Gate Capital, an affiliate of the LiveVox Stockholder. The following is a brief description of the background of such negotiations, the Business Combination and related transactions.

Prior to the consummation of our IPO on March 12, 2019, neither the Company, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with the Company.

After our IPO, the Company commenced an active search for prospective businesses and assets to acquire. Representatives of our management team and Crescent Capital contacted and were contacted by a number of individuals and entities with respect to acquisition opportunities.

In evaluating potential businesses and assets for an initial business combination, the Company, together with our management team and Crescent Capital, considered acquisition candidates across various industry categories, utilizing our Sponsor’s vast network of contacts for introductions to potential targets through its affiliates as well as Crescent Capital’s intimate knowledge of the private company marketplace. The Company generally focused on targets that: (i) are of sufficient size to be a public company, which the Company generally views as an enterprise value of at least $750 million or more; (ii) would benefit from growth capital and access to public markets to fund strategic initiatives; (iii) exhibit attractive growth characteristics; (iv) are led by exceptional management teams; and (v) are in industries undergoing secular change. When evaluating potential targets, the Company generally judged opportunities against these criteria, in addition to others.

Since our IPO, our management team, our Sponsor and Crescent Capital have considered and analyzed approximately 170 potential acquisition targets other than LiveVox (the “Other Potential Targets”), including conducting over 65 meetings and calls with the owners of other potential targets, operating across diverse industries such as retail, media and entertainment, leisure, advertising technology, fitness and financial services, amongst others. As part of the evaluation process of each potential target, our management team considered, among other things, the company’s growth characteristics, suitability as a public company, competitive positioning within its industry, historical profitability and predictability of financial performance. As a result of this analysis, we ultimately engaged in detailed discussions, negotiations and diligence with thirteen Other Potential Targets or their representatives. We signed non-disclosure agreements with over 65 such Other

Potential Targets, which contained customary terms for non-disclosure agreements between a special purpose acquisition company and a private company target, including confidentiality provisions and use restrictions for information provided by the target and expectations to such provisions.

Twelve of the Other Potential Target businesses that we considered in greater detail consisted of: (i) a company in the business services industry (“Company A”); (ii) a company in the leisure and entertainment industry (“Company B”); (iii) a company in the distribution industry (“Company C”); (iv) a company in the media and entertainment industry (“Company D”); (v) a company in the technology industry (“Company E”); (vi) a company in the consumer retail industry (“Company F”); (vii) a company in the advertising technology industry (“Company G”); (viii) a company in the financial services industry (“Company H”), (ix) a company in the financial technology industry (“Company I”), (x) a company in the electric vehicle industry (“Company J”), (xi) a company in the food retail industry (“Company K”) and (xii) a company in the consumer retail industry (“Company L”).

The Company engaged in discussions with Company A from March 18, 2019 through April 2019, but Company A ultimately decided to enter into a transaction with another acquirer. The Company engaged in discussions with Company B from May 2019 through July 2019, but Company B ultimately decided to focus on its previously planned initial public offering. The Company engaged in discussions with Company C from August 2019 to February 2020, but Company C ultimately decided to enter into a transaction with another acquirer. The Company engaged in discussions with Company D from October 2019 to February 2020, but the Company and Company D determined that the timing was not right for Company D to enter into a transaction with the Company. The Company engaged in discussions with Company E from November 2019 to December 2019, but Company E ultimately decided to enter into a transaction with another acquirer. The Company separately engaged in discussions with Company F from December 2019 to April 2020, Company G from February 2020 to April 2020, and Company H from February 2020 to April 2020. In April 2020, the Company engaged in discussions with F45 Training Holdings Inc., a Delaware corporation (“F45”) which is a franchisor of fitness studios. Upon the determination of the Company’s management team that F45 had a superior attractive long-term growth profile from that of each of Company F, Company G and Company H, the Company halted discussions with each of Company F, Company G and Company H in order to focus on a potential transaction with F45.

In connection with negotiations with F45, we engaged Skadden as legal counsel on April 24, 2020. We executed a merger agreement with F45 on June 24, 2020. However, due to the prolonged uncertainty around the COVID-19 pandemic and our and F45’s mutual decision that approaching the public markets in connection with a transaction with F45 at that time was not the right option, the Merger Agreement was terminated on October 5, 2020.

Subsequent to the termination of our merger agreement with F45, we engaged in discussions with each of Company I, Company J, Company K and Company L at the beginning of October. After determining that LiveVox had higher growth upside potential due to its differentiated product offering and secular tailwinds than any of Company I, Company J, Company K and Company L, the Company halted discussions with each of the foregoing parties to focus on a potential transaction with LiveVox.

On October 6, 2020, an investment banker with Credit Suisse, which serves as the Company’s financial advisor, reached out to Robert Beyer, Executive Chairman of the Company, to ascertain our interest in a potential investment opportunity in the software industry. He then introduced Mr. Beyer to a representative of Neuberger who gave a brief overview of the situation and LiveVox to see if he thought it would be a good fit. Mr. Beyer expressed his interest in learning more, and was subsequently introduced to Golden Gate Capital, a private equity firm based in San Francisco with a focus on technology and software that, through several of its affiliated funds, controls LiveVox, in exchange for a future finder’s fee consisting of equity in the Company if the business combination was successfully consummated.

On October 8, 2020, Mr. Beyer, along with Todd Purdy, Chief Executive Officer of the Company, and Eric Hall, a member of the investment team of Crescent Capital, had an introductory call with Golden Gate Capital representatives, including Rishi Chandna, Managing Director of Golden Gate Capital, and Thomas King, Vice President of Golden Gate Capital. During the call, Mr. Beyer gave an introduction of the Company to Messrs. Chandna and King, including the members of our management team as well as our investment process. Subsequently, Messrs. Chandna and King gave a brief introduction of LiveVox, including LiveVox’s evolution since Golden Gate Capital and its affiliates acquired LiveVox and the primary reasons for LiveVox to enter the public markets. Mr. Beyer and Mr. Purdy conveyed the desire of the Company to engage with LiveVox and perform due diligence in order to be able to provide a broad framework on a potential business combination and proposed timeline. After the introductory call, on October 13, 2020, the Company entered into a Confidentiality Agreement with LiveVox.

On October 14, 2020, the Company held a diligence call with various members of the Credit Suisse technology investment banking team. During the call, the Company and Credit Suisse discussed the CCaaS competitive landscape as well as LiveVox’s positioning in the public markets relative to its public peers. The discussion included a comparison to Five9, the only public pure-play CCaaS company at the time. The comparison between LiveVox and Five9 included, among other things, discussions regarding (i) competitive advantages, (ii) product offering, (iii) customer mix, (iv) go-to-market strategy and (v) historical revenue growth rates, all of which we considered as factors for the basis on which we evaluated LiveVox’s positioning.

On October 15, 2020, the Company held an introductory videoconference with Louis Summe, Chief Executive Officer of LiveVox, Gregg Clevenger, Chief Financial Officer of LiveVox, and Golden Gate Capital representatives. During the videoconference, Messrs. Summe and Clevenger provided an overview of LiveVox’s history, secular trends in the contact center space, product offerings, competitive differentiation, go-to-market strategy and financial performance. They gave an overview of recent customer acquisitions with case studies on why they won over the competition. Mr. Summe explained why LiveVox’s native CRM system stood out amongst the competition and allowed customers to integrate LiveVox’s software faster and easier versus competitive offerings. Messrs. Summe and Clevenger also detailed the impact of COVID-19 on their customers and the temporary impact it had on LiveVox’s financial performance.

The Company then commenced extensive due diligence, including numerous calls with members of the LiveVox and Golden Gate Capital teams, analysis of LiveVox’s customer acquisition strategy and win rates by use case and company profile, and historical revenue mix by customer and product line. In addition, due diligence was performed on the historical and projected financial performance of LiveVox. The Company’s commercial diligence review process continued up through the date of the Merger Agreement on January 13, 2021.

On October 23, 2020, the Company held a call with analysts at Neuberger to discuss LiveVox and its position in the CCaaS industry. Discussion included LiveVox’s go-to-market strategy and customer mix.

On October 23, 2020, the Company held an introductory call with Marcello Pantuliano, Principal of Golden Gate Capital, to discuss LiveVox’s go-to-market strategy and competitive differentiation, as well as its future positioning within the broader SaaS public market landscape.

On October 23, 2020, the Company held a due diligence videoconference with members of LiveVox and Golden Gate, during which they discussed historical customer-level revenue, go-to-market strategy as well as the impact of the COVID-19 pandemic on customer usage trends.

On October 26, 2020, the Company held a videoconference with Golden Gate Capital to discuss the outline of a transaction and agreed to draft proposed terms to send to Golden Gate Capital.

On October 27, 2020, the Company, Golden Gate Capital and Credit Suisse held a call, during which Credit Suisse provided their thoughts on LiveVox’s positioning in the public markets and the process for syndication of a private investment in public equity (“PIPE”).

Throughout October 2020, the Company worked with Credit Suisse, in its capacity as the Company’s financial advisor, to determine (i) the appropriate valuation of LiveVox, (ii) what amount of proceeds should go to LiveVox’s balance sheet to ensure ample growth capital is available, (iii) what form and mixture of consideration would provide appropriate incentives in order to consummate a transaction and maximize stockholder value, and (iv) what would be the optimum amount of PIPE financing in connection with a transaction with LiveVox. The valuation analysis centered around LiveVox’s historical and projected revenue growth rates, historical profitability and overall business size as compared to public comparables. Neither Credit Suisse nor any other investment bank or other independent entity that commonly renders valuation opinions provided a fairness opinion or valuation report in connection with a transaction with LiveVox.

On October 27, 2020, the Company sent Golden Gate Capital a letter of intent (“LOI”) outlining the proposed terms for a business transaction for discussion purposes. The terms of the LOI included a valuation, structuring considerations, sources and uses of capital, proposed governance and an illustrative timeline from the execution of the LOI through syndication of a PIPE and execution of a definitive merger agreement and up to the stockholder vote and transaction close. The LOI further provided for standard market terms regarding an equity incentive plan, registration rights, a lock-up on securities of the combined Company after the Business Combination to be held by the Sponsor and Golden Gate Capital and closing conditions. The LOI also contemplated the composition of the board of directors of the post-Business Combination Company. Pursuant to the LOI, it was agreed that two of our existing directors, Robert D. Beyer and Todd M. Purdy, would serve as directors of the post-Business Combination Company. None of our current officers will serve as officers of the post-Business Combination Company nor will they otherwise be employees of the post-Business Combination Company. Upon consummation of the Business Combination, all of our directors and officers, except for Robert D. Beyer and Todd M. Purdy, each in his capacity as a director, will resign from their positions.

On October 27, 2020, Mr. Beyer sent overview materials on LiveVox, including the Company’s preliminary investment memo, to the Board, and asked to schedule a meeting for October 29, 2020, to discuss potentially submitting the LOI.

On October 28 and 29, 2020, LiveVox held product demonstrations with the Company, during which members of LiveVox management went through the various product offerings, identifying key pain points that contact centers face and LiveVox’s solution to them.

On October 29, 2020, the Company held a special meeting of the Board. Representatives of Crescent Capital and members of the Company’s management team were in attendance by invitation of the Board. Messrs. Beyer and Purdy provided the other members of the Board with an overview of LiveVox and rationale for the transaction, went through the business due diligence performed to date and reviewed a draft LOI for the potential Business Combination with LiveVox. After a robust discussion, including with respect to LiveVox’s competitive differentiation, customer and product trends and impact from the COVID-19 pandemic and other aspects of LiveVox’s business, the Board approved submitting the draft LOI to Golden Gate Capital and LiveVox.

On October 29, 2020, Golden Gate Capital sent the Company proposed revisions to the LOI in order to clarify certain terms and held a videoconference on October 30, 2020 to walk through revisions to the proposed transaction. Subsequent to the call and further discussions, the Company sent an updated LOI to Golden Gate Capital and LiveVox, which was executed on October 30, 2020. The LOI provided for an exclusivity period through November 30, 2020.

On November 2, 2020, representatives of the Company, Golden Gate Capital and LiveVox met in San Francisco for dinner and to discuss the overall transaction, including scheduling an organizational call and preparation for the PIPE syndication process.

On November 2 and 3, 2020, the Company held due diligence calls with members of the Bank of America technology investment banking team to discuss LiveVox and its competitive positioning relative to its public peers. The Company and Bank of America discussed how LiveVox would compare to other public CCaaS players, with a focus on Five9 given a similar pure-play CCaaS offering and focus on enterprise customers. Additionally, the Company discussed LiveVox’s architecture, its artificial intelligence product offerings as well as the land and expand growth strategy relative to the competitive landscape.

On November 3, 2020, representatives of the Company, Golden Gate Capital, Credit Suisse, Bank of America and Goldman Sachs & Co, LiveVox’s financial advisor in connection with the Business Combination, held an initial organizational call to discuss timeline and deliverables for the period between PIPE preparation to transaction announcement and closing. Over the next two weeks, the Company, LiveVox, Golden Gate Capital, Credit Suisse, Goldman Sachs and representatives from Jefferies LLC, LiveVox’s financial advisor, held numerous working sessions to draft and finalize the investor presentation for the PIPE syndication process.

Also on November 3, 2020, the Company, Skadden, Golden Gate Capital, LiveVox and Kirkland & Ellis LLP (“Kirkland”), LiveVox’s legal counsel, held a legal organizational call to discuss the Merger Agreement and related transaction documents and the general timeline for the Business Combination. Given the importance and value of completing a transaction as efficiently as possible, the parties agreed that they would seek to complete a transaction on mutually agreeable market terms. The parties determined that the Company’s previously agreed to merger agreement and other transaction documents with F45 reflected fair market terms. The Company also believed that using the transaction documents from the F45 transaction was advantageous to the Company and its stockholders due to the speed and efficiencies of using precedent agreements and because it contained limited closing conditions, resulting in increased deal certainty. As a result of the foregoing, the parties agreed to use the F45 transaction documents as a starting point for their negotiations.

Later on November 3, 2020, Skadden provided the Company with an initial legal due diligence request list, to be sent to LiveVox. Golden Gate Capital set-up a new on-line data room for the potential transaction, and Skadden was first granted access to the data room on November 7, 2020.

On November 3, 2020, Skadden provided Kirkland with various F45 transaction documents, including the Merger Agreement and ancillary documents. Representatives of Skadden and Kirkland engaged in numerous telephone and email interactions from November 3, 2020 through January 13, 2021 to discuss terms of the merger agreement and ancillary documents, along with diligence process and related matters.

On November 4, 2020, the Company and Golden Gate Capital discussed governance roles as well as timing and process.

On November 5, 2020, the Company, Golden Gate Capital and LiveVox held a due diligence videoconference to go through 2020 year-to-date performance and the forecast for the remainder of the year and 2021.

On November 6, Skadden sent over an initial draft of the wall cross script for potential PIPE investors to Shearman & Sterling LLP (“Shearman”), Credit Suisse’s legal counsel in connection with the PIPE process. Through subsequent discussions and email correspondence between Skadden, Kirkland and Shearman from November 6, 2020 through November 13, 2020 the script was finalized.

On November 10, 2020, the Company, LiveVox and Credit Suisse had an auditor due diligence call with EY, LiveVox’s auditors, to discuss the audit review and process, accounting policies and other financial statement topics.

On November 10, 2020, Skadden, on behalf of the Company, distributed a draft of the PIPE subscription document to Shearman, on behalf of Credit Suisse, and Kirkland, on behalf of LiveVox.

On November 11, 2020, the Company, Golden Gate Capital, LiveVox, Skadden and Kirkland held a legal due diligence call to go through open legal diligence requests, including relating to obligations under LiveVox’s existing equity plans and agreements between LiveVox and its customers.

On November 11, 2020, the Company, Golden Gate Capital, LiveVox and Credit Suisse held a due diligence call to discuss LiveVox’s long-term projection model, including the projected rebound in usage and the build-out in the sales team.

On November 12, 2020, the Company held regularly scheduled Board and Audit Committee meetings to approve the Company’s Form 10-Q filing. Representatives of Crescent Capital and members of Company management were in attendance by invitation of the Board. During the meeting, Messrs. Beyer and Purdy provided an update on the transaction schedule, including a targeted start of November 16, 2020 for the PIPE process. After discussion, the Board approved the commencement of the PIPE process.

Later on November 12, 2020, Kirkland, on behalf of LiveVox, provided an initial draft of the Merger Agreement to Skadden, on behalf of the Company. On November 13, 2020, Kirkland provided Skadden a revised initial draft of the Merger Agreement with a few additional edits. Open item areas for discussion in the draft included (i) the amount to be held as the Adjustment Escrow Amount, (ii) the need for and potential cost of a waiver to the credit agreement due to the Mergers, (iii) thresholds and qualifications for various representations, warranties and covenants, (iv) the inclusion of certain company-related expenses in LiveVox transaction costs, (v) future equity compensation for LiveVox employees following the consummation of the Business Combination, and (vi) whether or not the LiveVox Stockholder would have the opportunity to receive additional compensation in the form of earnout shares.

On November 13, 2020, Kirkland, on behalf of LiveVox, called Skadden, on behalf of the Company, to discuss process regarding the Merger Agreement.

On November 14, 2020, Kirkland, on behalf of LiveVox, e-mailed to Skadden, on behalf of the Company, an initial draft of the Sponsor Support Agreement. From November 14, 2020 until January 13 2021, Skadden and Kirkland exchanged multiple drafts of this and various other ancillary agreements and documentation to be entered into in connection with the Business Combination on behalf of the Company and LiveVox, respectively, including the Forward Purchase Agreement, which was also executed on January 13, 2021, and the Amended and Restated Registration Rights Agreement, which will be executed at the closing of the Business Combination. See “ —Related Agreements” above for additional information.

On November 15, 2020, the Company executed an engagement letter with Credit Suisse and Bank of America to act as placement agents for the PIPE syndication process.

On November 16, 2020, the Company engaged EY to perform tax due diligence on behalf of the Company as part of the transaction. Representatives from EY were granted access to the data room and proceeded to conduct tax diligence on behalf of the Company up through the date of the Merger Agreement.

On November 17, 2020, the Company and Skadden had a call to discuss various open items in the Merger Agreement. Subsequent to the call, Skadden, on behalf of the Company, sent a revised draft Merger Agreement to Kirkland, on behalf of LiveVox.

Beginning on November 16, 2020 and continuing through December 2020, the Company, Golden Gate Capital and LiveVox met with certain investors via videoconference as part of the PIPE syndication process, to discuss their perspectives and solicit feedback on a potential PIPE investment in connection with the Business Combination. Each investor was informed in advance that the information that would be shared may constitute material non-public information, and each investor agreed to be bound by certain confidentiality obligations as well as a prohibition on trading the securities of the Company and using the information gleaned from these meetings for purposes other than such investor’s evaluation of the potential PIPE investment. During the meetings, Messrs. Beyer, Chandna, Summe, Clevenger and Purdy reviewed with the investors certain information regarding LiveVox and the post-Business Combination Company, including certain projected financial information regarding LiveVox’s business. See “ —Certain Projected Financial Information” below for additional information. The feedback and responses received from investors regarding the potential Business Combination between the Company and LiveVox were generally positive except for uncertainty around the proper valuation discount versus LiveVox’s public peers, with certain investors also looking to better understand LiveVox’s product offerings and where they sat within the broader competitive landscape.

On November 20, 2020, Kirkland, on behalf of LiveVox, e-mailed to Skadden, on behalf of the Company, an initial draft of the Escrow Agreement. From November 20, 2020 until November 23, 2020, Skadden and Kirkland exchanged multiple drafts of this agreement to be entered into in connection with the Business Combination on behalf of the Company and LiveVox, respectively.

On November 29, 2020, Kirkland, on behalf of LiveVox, e-mailed to Skadden, on behalf of the Company, an initial draft of the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. From November 29, 2020 until January 4, 2021, Skadden and Kirkland exchanged multiple drafts of these documents in connection with the Business Combination on behalf of the Company and LiveVox, respectively.

On November 30, 2020, the Company sent to Golden Gate Capital an exclusivity extension agreement, which was subsequently executed and extended exclusivity through December 15, 2020.

On November 30, 2020, Kirkland, on behalf of LiveVox, sent a revised merger agreement to Skadden, on behalf of the Company. Open items of disagreement included thresholds and qualifications for various representations, warranties and covenants, and whether or not the LiveVox Stockholder would have the opportunity to receive additional compensation in the form of earnout shares.

On December 3, 2020, Skadden, on behalf of the Company, sent a revised draft Merger Agreement to Kirkland, on behalf of LiveVox.

Starting on December 4, 2020, comments to the Subscription Agreement were received from various prospective investors and, following various phone calls and email exchanges, a substantially final Subscription Agreement was made available to prospective PIPE Investors on January 11, 2021.

On December 7, 2020, the Company, LiveVox and representatives from EY for both the Company and LiveVox held a tax due diligence call to discuss primarily federal, state, sales, real estate and property and employment taxes. There was also discussion around LiveVox’s net operating loss carryover balance and utilization rate.

On December 9, 2020, the Company, Golden Gate Capital and LiveVox held a business update and review videoconference to discuss recent results and near-term forecasts, in addition to detail on recent customer bookings.

On December 11, 2020, Kirkland, on behalf of LiveVox, provided LiveVox’s disclosure schedules with respect to the Merger Agreement to Skadden, on behalf of the Company. On January 5, 2021, Skadden, on behalf of the Company, provided a set of the Company’s disclosure schedules with respect to the Merger Agreement to Kirkland, on behalf of LiveVox. Skadden and Kirkland continued to exchange drafts of the disclosure schedules on behalf of the Company and LiveVox, respectively, up through the time the Merger Agreement was executed on January 13, 2021.

On December 14, 2020, Kirkland, on behalf of LiveVox, sent a revised merger agreement to Skadden, on behalf of the Company, which was subsequently agreed to be in substantially final form on December 15, 2020 pending resolution of whether or not the LiveVox Stockholder would have the opportunity to receive additional compensation in the form of earnout shares.

On December 29, 2020, the Company and Golden Gate Capital held a videoconference and discussed the overall PIPE process, including the investors they met and the feedback from the market. After substantial conversation between the Company, Credit Suisse, the Company’s financial advisor and PIPE placement agent, and Golden Gate Capital, the Company and Golden Gate Capital collectively agreed to revise the valuation, including by restructuring the economics of the transaction by shifting more value participation to the future, to be earned based on future stock price performance. As part of the revised structure, as an inducement to Golden Gate Capital to proceed with the transaction, the Sponsor agreed to place three-fourths of the founder shares into escrow, to be earned based on future stock price performance. Additionally, the Sponsor agreed to forfeit and cancel for no consideration 2,725,000 of the Founder Shares that it holds and all of the 7,000,000 Private Placement Warrants that it purchased concurrently with the IPO in order to reduce shareholder dilution post-closing of the Business Combination and to align Golden Gate Capital’s and Sponsor’s investment horizons. The Sponsor and Golden Gate Capital further agreed that any securities they will hold in the combined Company after the Business Combination would be subject to standard market lock-ups to maintain market price stability of securities. The revision to the valuation was driven in part by the inability to obtain adequate PIPE financing at the previous valuation as a result of PIPE market conditions and to provide a more meaningful spread in valuation between LiveVox and its public comparable companies. At the time the Company submitted the initial proposed valuation on October 27, 2020 in the draft LOI, the proposed enterprise value to 2021E revenue multiple represented a 44% discount to the average enterprise value to 2021E revenue multiple of LiveVox’s publicly traded peer group, with the 2021 revenue estimates of the peer group based on Wall Street consensus estimates. At that time, the discount to Five9’s enterprise value to 2021E revenue multiple was 63%. Subsequent to multiple discussions with interested parties during the PIPE syndication process, the Company and Golden Gate Capital agreed to reduce the valuation in order to increase the valuation spread to the peer group. The valuation spread increased to a 62% discount to the peer group’s average enterprise value to 2021E revenue multiple (75% discount to Five9), based on trading levels on January 8, 2021, resulting in a more meaningful valuation spread between LiveVox and the peer group, based on 2021E revenue multiple valuation metrics. The publicly traded peer group for LiveVox includes Five9 (Nasdaq: FIVN), LivePerson (Nasdaq: LPSN), NICE Ltd (TASE: NICE), RingCentral (NYSE: RNG) and Zendesk (NYSE: ZEN). Each of these companies was included in LiveVox’s peer group due to having (i) a similar business model and end market or (ii) a similar customer profile in adjacent markets with cloud-based solutions. Valuation analysis compared to the public comparable company set was centered on a 2021 projected revenue multiple. The projected revenue in 2021 was the basis for valuation as LiveVox, similar to its public comparable company set, is a high-growth company operating in an industry with strong secular tailwinds and a large total addressable market. Furthermore, as part of the revised deal, Golden Gate Capital and the Company agreed that the Company would assume the obligation to compensate Neuberger for introducing LiveVox to the Company.

On January 2, 2021, Skadden, on behalf of the Company, sent a revised draft Merger Agreement to Kirkland, on behalf of LiveVox, reflecting the revised business deal, along with drafts of the Share Escrow Agreement and revisions to the Sponsor Support Agreement. Skadden and Kirkland exchanged multiple drafts of the Share Escrow Agreement which was also executed on January 13, 2021. See “ —Related Agreements—Share Escrow Agreement” above for additional information.

On January 3, 2021, the Company posted the revised transaction summary to the data room for potential PIPE investors.

On January 4, 2021, Kirkland, on behalf of LiveVox, sent a revised draft of the Merger Agreement to Skadden, on behalf of the Company, and Skadden and Kirkland traded multiple drafts through January 6, 2021. Subsequently, on January 6, 2021, the draft Merger Agreement was posted to the data room for potential PIPE investors.

On January 6, 2021, the Company executed an engagement letter with Morgan Lewis & Bockius LLP (“Morgan Lewis”) to perform confirmatory due diligence on LiveVox’s compliance with FCC regulations on behalf of the Company. The Morgan Lewis team was provided access to the data room and held multiple calls with LiveVox and their outside FCC counsel on January 7, 2021 and January 8, 2021 to understand LiveVox’s compliance with various regulations.

On January 6, 2021, upon determination by the Company’s management team in its business judgement that LiveVox’s business and the terms of the transaction with LiveVox presented the best opportunity for the Company’s initial business combination, the Company sent to the Board the final deal terms and draft merger agreement for review.

On January 7, 2021, the Company held a special meeting with the Board to discuss anticipated final transaction terms and evaluate the Business Combination. Representatives of Crescent Capital and members of Company management were in attendance by invitation of the Board. Messrs. Beyer and Purdy provided an overview of the PIPE process, investor feedback and a review of the key transaction terms of the Business Combination, including the Merger Agreement, a copy of which was provided to the Board in advance of the meeting, and discussed the desirability for the Company to extend the deadline by which it must complete an initial business combination. Following discussion and consideration, the Board concluded, taking into account the criteria utilized by the Company to evaluate acquisition opportunities and based upon its evaluation of LiveVox, that the Merger Agreement, the other agreements contemplated thereby, the Business Combination and the extension of its deadline to complete an initial business combination were fair to, advisable and in the best interests of the Company and its stockholders and that it was advisable for the Company to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the PIPE Investment, as well as to extend its deadline to complete an initial business combination. Upon a motion duly made and seconded, the Board unanimously resolved that the Merger Agreement and each of the related agreements and the Business Combination, as well as the extension of the Company’s deadline to complete an initial business combination, be approved. Subsequently, on January 12, 2021, the Company’s Board approved the Company’s execution of the Finder’s Agreement with Neuberger as compensation for introducing LiveVox to the Company. Contingent upon the consummation of the Business Combination, the underwriters of our IPO, Credit Suisse, Bank of America and I-Bankers Securities, Inc., will be entitled to deferred underwriting compensation equal to 3.5% of the gross offering proceeds of our IPO, or $8,750,000, as set forth in the registration statement we filed in connection with our IPO, which closed on March 12, 2019. Further, as set forth in such registration statement, such underwriters received the nondeferred portion of the underwriting compensation equal to 2.0% of the gross offering proceeds of our IPO, or $5,000,000, at the closing of our IPO. Additionally, Bank of America and Credit Suisse will be entitled to customary fees in connection with the PIPE Investment, with payment due at, and conditioned upon, the closing of the Business Combination. Credit Suisse, Bank of America and I-Bankers Securities, Inc have also performed various services to certain of the parties to the Merger Agreement and their affiliates in the past. Credit Suisse will not be receiving additional compensation in connection with its services as the Company’s financial advisor. Credit Suisse has not received any payments from LiveVox or the Company over the last two years.

On January 13, 2021, the parties executed the Merger Agreement and other documentation related thereto, the Subscription Agreement were executed and delivered by the PIPE Investors and the Company and Neuberger entered into the Finders Agreement. See “The Merger Agreement” beginning on page 150 of this proxy statement for a discussion of the terms of the Merger Agreement. On the morning of January 14, 2021, before the stock market opened, the Company announced the execution of the Merger Agreement and the Business Combination.

On January 15, 2021, the Company filed a preliminary proxy statement in connection with a special meeting of the stockholders to be held to extend the date by which the Company must complete its initial business combination or cease its operations except for the purpose of winding up and redeem all of the outstanding shares of Class A Stock, and in which the Trustee must liquidate the Trust Account, from March 12, 2021 to June 30, 2021 so that the Company has sufficient time to complete the Business Combination.

On February 17, 2021, pursuant to a special meeting of the stockholders of the Company, the Company’s stockholders voted to amend our amended and restated certificate of incorporation to postpone the date by which the Company must complete its initial business combination or liquidate from March 12, 2021 to June 30, 2021.

Independent Director Oversight

Our Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including Crescent. In connection with the Business Combination, our independent directors, Mss. Briscoe and Naftzger and Messrs. Gauthier and Turner, took an active role in evaluating and negotiating the proposed terms of the Business Combination, including the Merger Agreement, the related agreements and the amendments to our amended and restated certificate of incorporation to take effect upon the completion of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor and its affiliates, including Crescent, that could arise with regard to the proposed terms of the Merger Agreement and amendments to our amended and restated certificate of incorporation to take effect upon the completion of the Business Combination (including the election not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders, which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

The Company’s Board of Directors’ Reasons for the Approval of the Business Combination

The Board, in evaluating the transaction with LiveVox, consulted with the Company’s management and its legal counsel, financial advisor and other advisors. In reaching its unanimous resolution (i) that the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Business Combination, are advisable, fair to and in the best interests of the Company and its stockholders and (ii) to recommend that the Company’s stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the Company’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” beginning on page 11 of this proxy statement.

The Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:

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Attractive Growth Profile. LiveVox has a demonstrated track record of healthy revenue growth, with a 31% CAGR in contracted revenue and a 20% CAGR in total revenue from January 2017 through September 2020. The attractive growth profile is driven in part by a proven land-and-expand strategy that has led to increased wallet share for LiveVox once a new customer comes onto the platform. With a focus on enterprise customers with large contact center operations, LiveVox sees significant opportunity to capitalize on the land-and-expand strategy going forward, with over $1 billion of whitespace opportunity within its current customer base.

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Differentiated Product Strategy. LiveVox built a native CRM system that aggregates data across disparate CRM platforms inside a company. This differentiated product offering lowers the barriers to adoption and allows customers to on-board faster and at a lower overall cost. The easier adoption process, coupled with strong compliance capabilities, results in high net retention rates and net promoter scores.

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LiveVox’s Proven and Experienced Management Team. The Board considered the fact that the post-Business Combination Company will be led by the senior management team of LiveVox, including co- founder and Chief Executive Officer Louis Summe, who has a track record of continuously innovating and improving the product offering to best serve the needs of the contact center.

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Large and Growing Total Addressable Market. The contact center software industry, currently $27 billion in size, is at the beginning of a long-term secular shift, as historical on-premise software solutions are being replaced by cloud-based platforms. This shift to the cloud, coupled with McKinsey’s projection that the size of the contact center software market will grow three times over the next decade as software replaces labor spend, means LiveVox will benefit from strong secular tailwinds.

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Attractive Valuation. The proposed valuation of LiveVox represents a significant discount relative to its public peer set based on a comparison of enterprise value to 2021E revenue multiples, with an even greater discount when adjusted for growth profiles. Relative to LiveVox’s main public comparable company Five9, the proposed valuation represented over a 70% multiple discount based on 2021E revenue multiple and over an 80% discount relative to growth-adjusted 2021E revenue multiple. To growth-adjust the 2021E revenue multiple, the multiple is divided by the 2020 to 2022 revenue CAGR. Additionally, relative to the average of the public comparable company set, the proposed LiveVox valuation represented over a 60% multiple discount based on 2021E revenue multiples. When combined with the projected growth rate and key performance indicators (or “KPI”s) of LiveVox, which was in-line or above its public peers, the Board viewed the valuation as attractive. The KPIs evaluated by the Board were (i) LiveVox’s historical cost of acquiring a customer (defined as trailing twelve months sales and marketing expense divided by quarter four subscription revenue annualized less quarter zero subscription revenue annualized), (ii) LTM net revenue retention rate (as defined in the section entitled “Non-GAAP Financial Measures”) and (iii) total lifetime value (defined as subscription gross margin divided by gross churn) to the associated cost of acquiring a customer (as described above). For both net dollar retention rate and total lifetime value to customer acquisition cost, LiveVox’s metrics were better than the entire peer group, while LiveVox ranked second behind Five9 for customer acquisition cost. The table below shows the metrics the Board evaluated for LiveVox and its peer group (the customer acquisition cost and lifetime value to customer acquisition cost metrics for LiveVox were for 2019, the net revenue retention rate metric for LiveVox was a three-year average from 2017 to 2019 and the corresponding metrics for the peer group were based on the latest available Wall Street research). As part of its assessment of LiveVox’s valuation, the Board also focused on these metrics in order to both evaluate and compare against its peer group LiveVox’s customer unit economics, ability to continue to grow profitability and strength of customer retention. The publicly traded peer group for LiveVox include Five9 (Nasdaq: FIVN), LivePerson (Nasdaq: LPSN), NICE Ltd. (TASE: NICE), RingCentral (NYSE: RNG) and Zendesk (NYSE: ZEN). Each of these companies was included in LiveVox’s peer group due to having (i) a similar business model and end market or (ii) a similar customer profile in adjacent markets with cloud-based solutions. Management and certain directors consulted with the Company’s financial advisor regarding this comparable analysis and briefed the Board.

Company	Customer Acquisition Cost	LifeTime Value to Customer Acquisition Cost	Net Revenue Retention Rate
LiveVox	1.3x	8.5x	118%

Five9	~1x	~6x (Enterprise) ~2x (Commercial)	105% to 107%

LivePerson	~2x	~4x	>105 to 115% Mid-Market/Enterprise

NICE Ltd	~3x	~2x	Not disclosed

RingCentral	~2x	~4x	Not disclosed

Zendesk	~2x	~3x	111%

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LiveVox’s Strong Balance Sheet. LiveVox’s balance sheet is projected to have a net cash position at close, which will provide flexibility for the company to, amongst other opportunities, accelerate investment in sales and marketing to capture additional market share, or fund opportunistic bolt-on acquisitions.

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Other Alternatives. The Board’s belief, after a thorough review of other business combination opportunities reasonably available to the Company, that the proposed Business Combination represents the best potential business combination for the Company and its stockholders based upon the process utilized to evaluate and assess other potential acquisition targets, and the Board’s and Company management’s belief that such process had not presented a better alternative.

•	Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Business Combination.

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Continued Support By Existing Shareholders. The Board considered that the LiveVox Stockholder would receive a significant amount of our Common Stock as part of its consideration and would be the largest stockholder of the Company following the Business Combination. The Board also considered that the LiveVox Stockholder agreed to accept a portion of its consideration in earnout shares that would only be realized if the value of the company appreciated. The Board considered these to be strong signs of the LiveVox Stockholder’s confidence in LiveVox and the benefits to be realized as a result of the Business Combination.

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Independent Director Role. The Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including Crescent. In connection with the Business Combination, our independent directors, Mss. Kathleen Briscoe and Sandra Naftzger and Messrs. John Gauthier and Jason Turner took an active role in evaluating the proposed terms of the Business Combination, including the Merger Agreement. Our independent directors evaluated and unanimously approved, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

The Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•	Benefits Not Achieved. The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

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COVID-19. Uncertainties regarding the potential impact of the COVID-19 pandemic and related economic disruption on LiveVox’s customer utilization rates, due to changes in consumer behavior, as well any temporary relief to minimums that LiveVox may offer to customers facing headwinds due to the COVID-19 pandemic.

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Outside Date. The Merger Agreement may be terminated if the Business Combination is not consummated by June 30, 2021; provided that the right to terminate because such date has passed is not granted to a party whose action or failure to act has caused the delay in the closing of the Business Combination. The date may be further extended to September 13, 2021 in case all conditions to consummate the Business Combination have been satisfied or waived other than regulatory conditions and to a limited extent in case of government shutdowns; provided, further, that such date shall be automatically extended day-for-day for each business day a government shutdown is in effect that prevents the consummation of the Business Combination for a maximum of 60 days unless otherwise mutually agreed in writing by the parties to the Merger Agreement.

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Liquidation of the Company. The risks and costs to the Company if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in the Company being unable to effect a business combination by June 30, 2021, and force the Company to liquidate and the Warrants to expire worthless.

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Exclusivity. The fact that the Merger Agreement includes an exclusivity provision that prohibits the Company from soliciting other business combination proposals, which restricts the Company’s ability to consider other potential business combinations to complete prior to the termination of the Merger Agreement by its terms or the completion of the Business Combination.

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No Survival of Remedies for Breach of Representations, Warranties or Covenants of LiveVox. The risk that the Company will not have any surviving remedies against the LiveVox Stockholder after the closing of the Business Combination to recover for losses as a result of any inaccuracies or breaches of LiveVox’s representations, warranties or covenants set forth in the Merger Agreement. As a result, the Company’s stockholders could be adversely affected by, among other things, a decrease in the financial performance or worsening of financial condition of LiveVox prior to the closing of the Business Combination without any ability to reduce the number of shares to be issued in the Business Combination or recover for the amount of any damages. The Board determined that this structure was appropriate and customary in light of the fact that several similar transactions include similar terms.

•	Stockholder Vote. The risk that the Company’s stockholders may fail to provide the respective votes necessary to complete the Business Combination.

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Redemptions. The risk that the Company’s current public stockholders may redeem their public shares for cash in connection with consummation of the Business Combination, thereby reducing the amount of cash available to the Company and potentially resulting in an inability to consummate the Business Combination if our total cash proceeds, after giving effect to the Purchase Agreement and PIPE Investment, does not equal or exceed $250,000,000.

•	Closing Conditions. The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within the Company’s control.

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Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•	Fees and Expenses. The fees and expenses associated with completing the Business Combination.

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Other Risks. Various other risks associated with the Business Combination, the business of the Company and the business of LiveVox described under “Risk Factors” beginning on page 63 of this proxy statement.

In addition to considering the factors described above, the Board also considered:

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Interests of Certain Persons. Some officers and directors of the Company may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of the Company’s stockholders (see “—Interests of Certain Persons in the Business Combination”). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

The Board concluded that the potential benefits that it expected the Company and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Board unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Business Combination, were advisable, fair to, and in the best interests of, the Company and its stockholders.

Satisfaction of 80% Test

It is a requirement under our amended and restated certificate of incorporation and Nasdaq listing requirements that the business or assets acquired in our initial business combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for our initial business combination. Based on the financial analysis of LiveVox generally used to approve the transaction, our Board determined that this requirement was met. Our Board determined that the consideration being paid in the Business Combination, which amount was negotiated at arm’s-length, was fair to and in the best interests of the Company and its stockholders and appropriately reflected LiveVox’s value. In reaching this determination, our Board concluded that it was appropriate to base such valuation in part on qualitative factors such as management strength and depth, competitive positioning, customer relationships, and technical skills, as well as quantitative factors such as its potential for future growth in revenue and profits. Our Board believes that the financial skills and background of its members qualify it to conclude that the acquisition of LiveVox met this requirement.

Certain Projected Financial Information

In October 2020, the Company received LiveVox’s internally prepared financial forecast for the fiscal years ending December 31, 2020, December 31, 2021 and December 31, 2022. The prospective financial information was not prepared with a view towards compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. There were adjustments made to the financial forecast (the “Projections”) to reflect additional levels of conservatism in LiveVox’s operating model in the context of the Business Combination. LiveVox’s revenue was temporarily impacted by the COVID-19 pandemic as disruptions at certain customers led to lower utilization rates. The Projections reflect a steady increase in contracted revenue, with growth rates in-line with historical levels, as well as a gradual return of usage revenue to historical levels. While the onset of the COVID-19 pandemic led to a slowdown in revenue growth, it also increased the growth in LiveVox’s sales pipeline, as the pandemic has accelerated the contact center industry’s shift to the cloud and increased need for automation. The Projections are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or holders. You are cautioned not to rely on the Projections in making a decision regarding the transaction, as the Projections may be materially different than actual results.

The Projections reflect numerous assumptions including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors in existence at the time of preparation, all of which are difficult to predict and many of which are beyond LiveVox’s or the Company’s control, such as the risks and uncertainties contained in the section entitled “Risk Factors.” The Projections reflect the consistent application of the accounting policies of LiveVox and should be read in conjunction with the accounting policies included in Note 2 to the accompanying historical audited consolidated financial statements of LiveVox included in this proxy statement.

The Projections for revenue and costs are forward-looking statements that are based on growth assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond LiveVox’s or the Company’s control. While all Projections are necessarily speculative, the Company believes that the prospective financial information covering periods beyond 12 months from its date of preparation carries increasingly higher levels of uncertainty and should be read in that context. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the Projections. The inclusion of the Projections in this proxy statement should not be regarded as an indication that LiveVox or its representatives considered or currently consider the Projections to be a reliable prediction of future events, and reliance should not be placed on the Projections.

The Projections are a component of our overall evaluation of LiveVox and are included in this proxy statement because they were provided to the Board for its evaluation of the Business Combination. LiveVox has not warranted the accuracy, reliability, appropriateness or completeness of the Projections to anyone, including us. Neither LiveVox’s management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of LiveVox compared to the information contained in the Projections, and none of them intends to or undertakes any obligation to update or otherwise revise the Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the Projections are shown to be in error. Accordingly, they should not be looked upon as “guidance” of any sort. The Company will not refer back to the Projections in future periodic reports filed under the Exchange Act following the Business Combination.

EY, LiveVox’s independent auditor, has not examined, compiled or otherwise applied procedures with respect to the accompanying prospective financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on it and assumes no responsibility for, and disclaims any association with, the prospective financial information. The EY report included in this proxy statement relates to historical financial information of LiveVox. The EY report does not extend to the Projections included herein and should not be read as if it does.

The key elements of the Projections provided to us are summarized below (in millions of dollars).

The COVID-19 pandemic impacted certain of LiveVox’s customer base, as it led to (i) a change in consumer behavior, (ii) a sudden shift to a work-from-home environment, causing contact center disruption, and (iii) temporary legislative changes due to the CARES Act. The combined factors noted above led to a slowdown in utilization rates with certain customers. We believe that as LiveVox sees the continued, gradual return of utilization rates to historical levels, revenue growth will return to pre-pandemic trend. In the Projections, revenue is forecast to grow at a two-year CAGR of 26% from 2020 to 2022, driven by a return to normalized levels of usage from current customers and continued growth in contracted revenue and new customer bookings. The growth in bookings is due to both the accelerated investment in sales and marketing as well as stronger growth in LiveVox’s sales pipeline, as the COVID-19 pandemic has accelerated the contact center industry’s shift from on-premise to cloud-based technology and amplified the need for increased automation.

	Fiscal Year Ending December 31,
	2021E	2022E
Revenue	$129	$163
% growth	26%	26%
Adjusted Gross Profit (1)	$85	$109
% margin	66%	67%
Adjusted EBITDA (1)	$0	$3
% margin	0%	2%

(1)

Adjusted to exclude certain one-time, non-recurring costs, non-cash costs, other costs unique to private company ownership, pre-acquisition financials for periods prior to U.S. GAAP consolidation and other items that are not indicative of ongoing operations. For a historical reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable U.S. GAAP measure of Net earnings (loss), please see the section entitled “Non-GAAP Financial Measures.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, certain members of our Board and officers, as well as our Sponsor, have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.

These interests include, among other things:

•	the fact that our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

•

the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation;

•

the fact that our Sponsor paid an aggregate of $25,000 for 6,250,000 shares of Class F Stock (75,000 of which have been transferred to our independent directors, after giving effect to the (i) surrender of 1,437,500 shares on November 29, 2017 and (ii) forfeiture of 937,500 shares in April 2019) which will be converted into Class A Stock upon the closing of the Business Combination, including the 2,725,000 shares that our Sponsor has agreed to cancel concurrently with the closing of the Business Combination and the Lock-Up Shares which will be subject to release only if the price of Class A Stock trading on Nasdaq or another national securities exchange exceeds certain thresholds during the seven-year period following the closing of the Business Combination and will otherwise be forfeited and canceled for no consideration, but which will have no value if an initial business combination is not consummated by the Expiration Date;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by the Expiration Date;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•

the fact that our Sponsor will have the right to nominate two independent directors of the post-Business Combination Company pursuant to a stockholders agreement to be entered into upon closing of the Business Combination;

•	the anticipated continuation of two of our existing directors, Robert D. Beyer and Todd M. Purdy, as directors of the post-Business Combination Company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by the Expiration Date;

•

that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

•

that, at the closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Sponsor, Crescent and their permitted transferees;

•

that Crescent has entered into the Forward Purchase Agreement with the Company, pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Forward Purchase Agreement and registration rights granted thereto, an aggregate of 2,500,000 shares of Class A Stock plus 833,333 Warrants for an aggregate purchase price of $25,000,000 in cash in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers); and

•

that Crescent, either alone or with our Sponsor, has the right but not the obligation to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent our total cash proceeds are less than $250,000,000.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Potential Purchases of Public Shares

In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors or officers or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of our directors or officers or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and would include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors or officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be completed at purchase prices that are in excess of the per-share pro rata portion of the Trust Account. The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Business Combination.

Total Company Shares to be Issued in the Business Combination

Crescent has agreed to purchase 2,500,000 shares of our Class A Stock and 833,333 Warrants for an aggregate purchase price of $25,000,000 in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers). Pursuant to the PIPE Investment, the PIPE Investors have collectively subscribed for 7,500,000 shares of Class A Stock for an aggregate purchase price of $75,000,000 in cash in private placements that will close immediately prior to the Business Combination. In addition, Crescent, either alone or with the Sponsor, has the right to purchase additional shares of our Class A Stock at $10.00 per share to the extent the total cash proceeds of the Company are otherwise less than $250,000,000. In this proxy statement, we assume that the proceeds from the Forward Purchase Agreement and the PIPE Investment, together with the funds in the Trust Account, and, to the extent the Company’s total cash proceeds are otherwise less than $250,000,000, any proceeds from the sale of additional shares of Class A Stock to Crescent and our Sponsor will be used to fund the cash consideration payable to the LiveVox Stockholder in the Business Combination, certain transaction fees and expenses relating to the Business Combination.

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders will retain an ownership interest of approximately 25.9% in the post-Business Combination Company; (ii) our Initial Stockholders will own approximately 3.6% of the post-Business Combination Company; (iii) the Forward Purchasers will own approximately 2.6% of the post-Business Combination Company; (iv) the PIPE Investors will own approximately 7.7% of the post-Business Combination Company; (v) the participants in the LiveVox Bonus Plans will own approximately 3.6% of the post-Business Combination Company; and (vi) the LiveVox Stockholder will own approximately 56.6% of the post-Business Combination Company. The ownership percentages with respect to the post-Business Combination Company (a) do not take into account (1) any redemption by our public stockholders (and the percentages therefore assume our total cash proceeds exceed $250,000,000 without the purchase of additional shares of Class A Stock by Crescent and our Sponsor) and (2) Warrants that will remain outstanding immediately following the Business Combination, but (b) do include (1) the issuance of Class A Stock pursuant to the Forward Purchase Agreement, (2) the issuance of Class A Stock pursuant to the PIPE Investment, (3) the issuance of Class A Stock pursuant to the LiveVox Bonus Plans, (4) the remaining Founder Shares, all of which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis, after the cancelation of 2,725,000 of such shares by our Sponsor, and (5) the Earn-Out Shares and Lock-Up Shares that will be placed into escrow because the LiveVox Stockholder and our Initial Stockholders, respectively, will maintain voting power over such shares, and therefore such interests represent voting power (and not necessarily pecuniary interests or dispositive power).

If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders and the ownership percentage of the LiveVox Stockholder in the post-Business Combination Company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Sources and Uses for the Business Combination

The following tables summarize the sources and uses for funding the Business Combination (all numbers in millions):

Sources & Uses

(No Redemption Scenario (assuming no redemptions of the outstanding shares of Class A Stock by the Company’s stockholders))

Sources		Uses
Estimated Parent Cash (1)	$254	Cash Consideration (2)	$220
Forward Purchase Investment	25	Debt Repayment (3)	5
PIPE Investment	75	Cash to Balance Sheet	90
LiveVox Rollover Shares	531	LiveVox Rollover Shares	531
		Transaction Costs	39

Total Sources	$885	Total Uses	$885

(1)

Assumes no Company stockholder has exercised its redemption rights to receive cash from the Trust Account but reflects the 0.05% of the outstanding shares of Class A Stock that were redeemed by the Company’s stockholders to receive cash from the Trust Account, reducing the Company’s cash by $0.1 million, in connection with our stockholders’ vote to amend our charter in February 2021 to extend the time by which we must consummate an initial business combination or liquidate. This amount will be reduced by the amount of cash used to satisfy any redemptions.

(2)

Cash consideration excludes LiveVox’s additional rollover contribution and includes $2.0 million to be placed into the Adjustment Escrow Account and the Stockholder Representative Expense Holdback Amount.

(3)	Assumes a full repayment of LiveVox’s current Line of Credit.

Sources & Uses

(Max Redemption Scenario (assuming 40.2% redemption of the outstanding shares of Class A Stock by the Company’s stockholders))

Sources		Uses
Estimated Parent Cash (1)	$152	Cash Consideration (2)	$120
Forward Purchase Investment	25	Debt Repayment (3)	5
PIPE Investment	75	Cash to Balance Sheet	88
LiveVox Rollover Shares	629	LiveVox Rollover Shares	629
		Transaction Costs	39

Total Sources	$881	Total Uses	$881

(1)

Assumes 40.2% of the outstanding shares of Class A Stock have been redeemed (including the 0.05% of the outstanding shares of Class A Stock already redeemed in February 2021 as described above) by the Company’s stockholders to receive cash from the Trust Account, reducing the amount of Company cash by $101.8 million.

(2)

Cash consideration excludes LiveVox’s additional rollover contribution and includes $2.0 million to be placed into the Adjustment Escrow Account and the Stockholder Representative Expense Holdback Amount.

(3)	Assumes a full repayment of LiveVox’s current Line of Credit.

Board of Directors of the Company Following the Business Combination

Upon consummation of the Business Combination, our Board anticipates increasing its size from seven directors to nine directors and providing for three classes of directors (Class I, Class II and Class III), with each Class I director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2022, each Class II director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2023 and each Class III director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. We anticipate having 3 Class I directors, 3 Class II directors and 3 Class III directors. As discussed above, in connection with the Business Combination, Louis Summe, Rishi Chandna, Marcello Pantuliano, Doug Ceto, Bernhard Nann, Stewart Bloom, Robert Beyer, Todd Purdy, Susan Morisato, Kathleen Pai and Leslie C.G. Campbell have each been nominated to serve as directors of the post-Business Combination Company upon consummation of the Business Combination. Please see the section entitled “Management after the Business Combination” for additional information.

Certificate of Incorporation; Bylaws

Pursuant to the terms of the Merger Agreement, upon the closing of the Business Combination, our amended and restated certificate of incorporation will be amended promptly to:

•	Amend the number of authorized shares of each class of our Common Stock to eliminate the Class F Stock;

•	Increase the number of authorized shares of Preferred Stock from 5,000,000 shares to 25,000,000 shares;

•	Provide for the relative voting, dividend and liquidation rights of all classes of Common Stock;

•

Provide that the number of directors will initially be nine and thereafter will be determined exclusively by our Board pursuant to a resolution adopted by a majority of the Board as will be provided in our Amended and Restated Bylaws;

•

Provide that the post-Business Combination Company will not be governed by Section 203 of the DGCL (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

•

Require the approval b (x) prior to the first date (the “Amendment Trigger Date”) on which GGC ceases to beneficially own in the aggregate (directly or indirectly) at least 50% of our Common Stock, the affirmative vote of the holders of at least a majority of the voting power of the post-Business Combination Company and (y) after the Amendment Trigger Date, the affirmative vote of the holders of at least two-thirds (66 2⁄3%) of the voting power of the post-Business Combination Company make certain amendments to the Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company;

•	Change the Company’s name to LiveVox Holdings, Inc.;

•	Change the purpose of the post-Business Combination Company to “to engage in any lawful act or activity for which a corporation may be organized under the DGCL”;

•	Remove the prior provisions relating to our status as a blank check company that will be no longer applicable following the Business Combination;

•

Provide that so long as GGC beneficially owns in the aggregate (directly or indirectly) at least 30% or more of the voting power of the capital stock of the post-Business Combination Company, the directors nominated by GGC shall be entitled to designate the chairperson of our Board;

•	Provide that so long as GGC beneficially owns in the aggregate (directly or indirectly) at least 35% or more of the voting power of the capital stock off the post-Business Combination Company:

•

any action which is required or permitted to be taken by our stockholders may be taken without a meeting by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted; and

•	the chairperson of the Board may call a special meeting of our stockholders by written request of the holders of a majority of the voting power of the then outstanding shares of our voting stock; and

•	Remove waivers regarding the doctrine of corporate opportunity.

For additional information, please see the section entitled “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation.”

Name; Headquarters

The name of the post-Business Combination Company will be LiveVox Holdings, Inc. and our headquarters will be located at 655 Montgomery St #1000, San Francisco, CA 94111.

Redemption Rights

Pursuant to our amended and restated certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our amended and restated certificate of incorporation. For illustrative purposes, based upon the amount held in our Trust Account of $253,628,041 as of December 31, 2020, and estimated interest income and taxes post-December 31, 2020, the Company estimates that the per-share price at which public stockholders may redeem their Class A Stock from cash held in the Trust Account will be approximately $10.14 at the time of the Special Meeting. If a holder exercises its, his or her redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-Business Combination Company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from exercising redemption rights with respect to more than fifteen percent (15%) of the shares of Class A Stock included in the units sold in our IPO. Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

We have no specified maximum redemption threshold under our amended and restated certificate of incorporation, other than the aforementioned 15% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held cash and investment securities with a fair value of $253,628,041 as of December 31, 2020. The Merger Agreement provides that our obligation and the obligation of LiveVox to consummate the Business Combination is conditioned on total cash proceeds of the Company equaling or exceeding $250,000,000. This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, this condition is not met (or waived), then we or LiveVox may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s net tangible assets equaling less than $5,000,001. Please see the section entitled “Special Meeting of Company Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination.

Accounting Treatment

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination will be accounted for as a reverse recapitalization under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or “ASC 805,” in accordance with U.S. GAAP. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes and LiveVox will be treated as the accounting acquirer. The Business Combination will be treated as the equivalent of LiveVox issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or intangible assets recorded. Operations prior to the Business Combination will be those of LiveVox. LiveVox has been determined to be the accounting acquirer under both the No Redemption Scenario and Max Redemption Scenarios based on the evaluation of the following facts and circumstances:

•

The LiveVox Stockholder and participants in the LiveVox Bonus Plans will retain an aggregate of between 60.1% (in the No Redemption Scenario) and 70.5% (in the Max Redemption Scenario) of the post-Business Combination Company’s voting rights, including the 3,454,881 shares of Class A Stock that will be issued pursuant to the LiveVox Bonus Plans and the 5,000,000 Earn-Out Shares that will be placed into escrow because the LiveVox Stockholder will maintain voting power over such shares;

•	Current LiveVox management team will comprise all key management positions of the post-Business Combination Company;

•	LiveVox comprises all the operations of the post-Business Combination Company; and

•	The LiveVox Stockholder will have the right to nominate a majority of the post-Business Combination Company’s Board.

United States Federal Income Tax Considerations for Stockholders Exercising Redemption Rights

The following is a discussion of U.S. federal income tax considerations for holders of our shares of Class A Stock that elect to have their Class A Stock redeemed for cash if the Business Combination is completed. This discussion applies only to Class A Stock that is held as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•	banks and financial institutions;

•	insurance companies;

•	brokers and dealers in securities, currencies or commodities;

•	dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Class A Stock;

•	regulated investment companies and real estate investment trusts;

•	governmental organizations and qualified foreign pension funds;

•	persons holding Class A Stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes (and investors in such entities);

•	certain former citizens or long-term residents of the United States;

•	controlled foreign corporations and passive foreign investment companies; and

•	tax-exempt entities.

If a partnership for U.S. federal income tax purposes holds shares of Class A Stock, the U.S. federal income tax treatment of the partners in the partnership will generally depend on the status of the partners and the activities of the partnership. Partners in partnerships holding shares of Class A Stock should consult their tax advisors.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein. No assurance can be given that the U.S. Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Redemption of Class A Stock

In the event that a holder’s shares of Class A Stock are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled “Special Meeting of Company Stockholders—Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or other exchange of shares of Class A Stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Class A Stock, a U.S. holder (as defined below) will be treated as described below under the section entitled “—U.S. holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock,” and a Non-U.S. holder (as defined below) will be treated as described below under the section entitled “ —Non-U.S. holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock.” If the redemption does not qualify as a sale of shares of Class A Stock, a holder will be treated as receiving a corporate distribution with the tax consequences to a U.S. holder described below under the section entitled “ —U.S. holders—Taxation of Distributions,” and the tax consequences to a Non-U.S. holder described below under the section entitled “ —Non-U.S. holders—Taxation of Distributions.”

Whether a redemption of shares of Class A Stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning warrants and any of our stock that a holder would directly or indirectly acquire pursuant to the Business Combination or otherwise) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A Stock will generally be treated as a sale of Class A Stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by it under certain attribution rules set forth in the Code. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Class A Stock which could be acquired pursuant to the exercise of the warrants. Moreover, any of our stock that a holder directly or constructively acquires pursuant to the Business Combination should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of Class A Stock must, among other requirements, be less than eighty percent (80%) of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions by other holders of Class A Stock and the Class A Stock to be issued pursuant to the Business Combination). There will be a complete termination of a holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the holder are redeemed or (ii) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The redemption of Class A Stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances.

The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of shares of Class A Stock will be treated as a corporate distribution to the redeemed holder and the tax effects to such U.S. holder will be as described below under the section entitled “ —U.S. holders—Taxation of Distributions,” and the tax effects to such Non-U.S. holder will be as described below under the section entitled “ —Non-U.S. holders—Taxation of Distributions.” After the application of those rules, any remaining tax basis of the holder in the redeemed Class A Stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

A holder should consult its tax advisors as to the tax consequences of a redemption.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Class A Stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax purposes regardless of its source; or

•

a trust, if (A) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (B) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Distributions. If our redemption of a U.S. holder’s shares of Class A Stock is treated as a distribution, as discussed above under the section entitled “ —Redemption of Class A Stock,” such distributions will generally constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Stock and will be treated as described below under the section entitled “ —U.S. holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock.”

Dividends received by a U.S. holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends received by a non-corporate U.S. holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate applicable to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A Stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock. If our redemption of a U.S. holder’s shares of Class A Stock is treated as a sale or other taxable disposition, as discussed above under the section entitled “ —Redemption of Class A Stock,” a U.S. holder will generally recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the shares of Class A Stock redeemed. Any such capital gain or loss will generally be long-term capital gain or loss if the U.S. holder’s holding period for the Class A Stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A Stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of Class A Stock (shares of Class A Stock purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Class A Stock so disposed of. A U.S. holder’s adjusted tax basis in its Class A Stock will generally equal the U.S. holder’s acquisition cost less any prior distributions paid to such U.S. holder with respect to its shares of Class A Stock treated as a return of capital.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our Class A Stock who or that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of a redemption.

Taxation of Distributions. If our redemption of a Non-U.S. holder’s shares of Class A Stock is treated as a distribution, as discussed above under the section entitled “ —Redemption of Class A Stock,” to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will constitute a dividend for U.S. federal income tax purposes and, provided such dividend is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30%), unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Stock, which will be treated as described below under the section entitled “ —Non-U.S. holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock.”

The withholding tax described above does not apply to a dividend paid to a Non-U.S. holder who provides an IRS Form W-8ECI, certifying that such dividend is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividend will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock. If our redemption of a Non-U.S. holder’s shares of Class A Stock is treated as a sale or other taxable disposition as discussed above under the section entitled “ —Redemption of Class A Stock,” subject to the discussions of FATCA and backup withholding, below a Non-U.S. holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A Stock, and, in the case where shares of our Class A Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A Stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. In the event the Non-U.S. holder is a corporation for U.S. federal income tax purposes, such gain may also be subject to an additional “branch profits tax” at a thirty percent (30%) rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other taxable disposition of shares of our Class A Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, unless our Class A Stock is regularly traded on an established securities market, a buyer of our Class A Stock (we would be treated as a buyer with respect to a redemption of Class A Stock) may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such disposition. There can be no assurance that our Class A Stock will be treated as regularly traded on an established securities market. We believe that we are not and have not been at any time since our formation a United States real property holding company and we do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends received pursuant to a redemption of stock) on our Class A Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN or W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders should consult their tax advisors regarding the effects of FATCA on a redemption of Class A Stock.

Information Reporting and Backup Withholding

Generally, information returns will be filed with the IRS in connection with payments resulting from our redemption of shares of Class A Stock.

Backup withholding of tax may apply to cash payments to which a Non-U.S. holder is entitled in connection with our redemption of shares of Class A Stock, unless the Non-U.S. holder submits an IRS Form W-8BEN (or other applicable IRS Form W-8), signed under penalties of perjury, attesting to such Non-U.S. holder’s status as non-U.S. person.

The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund; provided that the required information is timely furnished to the IRS.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain transactions may not be consummated until notification has been made to the Antitrust Division of the Department of Justice and the FTC and certain waiting period requirements have been satisfied or terminated. The Business Combination is subject to HSR notification and may not be completed until the expiration of a 30-day waiting period following the filing of the required Premerger Notification and Report Forms with the Antitrust Division of the Department of Justice and the FTC or until early termination of the waiting period is granted. Prior to the expiration of the waiting period, the FTC or the Antitrust Division of the Department of Justice has the ability to issue a Second Request. If the FTC or the Antitrust Division of the Department of Justice issues a Second Request, the waiting period with respect to the Business Combination would be extended for an additional period of 30 calendar days, to begin once both the Company and LiveVox have certified substantial compliance with the

Second Request. In practice, complying with a Second Request can take a significant period of time. On January 28, 2021, the Company and LiveVox filed the required notifications under the HSR Act with the FTC and the Antitrust Division of the Department of Justice. The 30-day waiting period with respect to the Business Combination, which cannot expire on a Saturday, Sunday or a U.S. federal holiday, expired at 11:59 p.m. Eastern Time on March 1, 2021.

Before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor LiveVox is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Vote Required for Approval

Each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals, the Director Election Proposals and the Incentive Plan Proposal is cross-conditioned on the approval of each other.

This Business Combination Proposal (and consequently, the Merger Agreement and the transactions contemplated thereby, including the Business Combination) will be adopted and approved only if at least a majority of the votes cast by holders of outstanding shares of our Common Stock represented virtually or by proxy and entitled to vote thereon at the Special Meeting vote “FOR” the Business Combination Proposal. Failure to vote by proxy or to vote virtually at the Special Meeting, abstentions and broker non-votes will have no effect on the Business Combination Proposal.

As of the date of this proxy statement, our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to vote any shares of Common Stock owned by them (including all of the Founder Shares) in favor of the Business Combination. As of the date hereof, such persons own approximately 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT OUR STOCKHOLDERS VOTE “FOR”

THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2—APPROVAL OF THE ISSUANCE OF

MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK

IN CONNECTION WITH THE BUSINESS COMBINATION

Overview

Assuming the Business Combination Proposal is approved, a portion of the consideration to be paid to the LiveVox Stockholder in connection with the Business Combination will consist of stock consideration, consisting of at least approximately 50 million newly issued shares of Class A Stock to be issued to as set forth in and pursuant to the terms of the Merger Agreement. For more information about the Merger Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

Crescent has agreed to purchase 2,500,000 shares of our Class A Stock and 833,333 Warrants for an aggregate purchase price of $25,000,000 in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers). Pursuant to the PIPE Investment, the PIPE Investors have collectively subscribed for 7,500,000 shares of Class A Stock for an aggregate purchase price of $75,000,000 in cash in private placements that will close immediately prior to the Business Combination. In addition, Crescent, either alone or with the Sponsor, has the right to purchase additional shares of our Class A Stock at $10.00 per share to the extent the total cash proceeds of the Company are otherwise less than $250,000,000. For more information on the Forward Purchase Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Forward Purchase Agreement.”

As contemplated by the Incentive Plan Proposal, we intend to reserve 9,770,000 shares for grants of awards under the Incentive Plan. For more information on the Incentive Plan Proposal, please see the section entitled “Proposal No. 5—Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve Under the Incentive Plan.”

The terms of the stock consideration payable pursuant to the Merger Agreement, the Forward Purchase Agreement and the PIPE Investment are complex and only briefly summarized above. For further information, please see the full text of the Merger Agreement, which is attached as Annex A hereto, the Forward Purchase Agreement, which is attached as Annex E hereto, the form of the Subscription Agreements entered into pursuant to the PIPE Investment, which is attached as Annex G hereto. The discussion herein is qualified in its entirety by reference to such documents.

Why the Company Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d).

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of Common Stock (or securities convertible into or exercisable for Common Stock); or (B) the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the stock or securities. Collectively, the Company may issue 20% or more of our outstanding Common Stock or 20% or more of the voting power, in each case outstanding before the issuance, pursuant to the issuance of Common Stock in connection with the Business Combination.

Under Nasdaq Listing Rule 5635(b), stockholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Nasdaq Listing Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. Certain of the LiveVox Stockholder are expected to receive more than 20% of the Common Stock as part of the stock consideration issued in the Business Combination.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of Common Stock (or securities convertible into or exercisable for Common Stock) at a price that is less than the greater of book or market value of the stock if the number of shares of Common Stock to be issued is or may be equal to 20% or more of the Common Stock, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, and assuming the Business Combination Proposal, the Charter Proposals, the Director Election Proposals and the Incentive Plan Proposal are also approved, (i) 2,500,000 shares of Class A Stock plus 833,333 Warrants will be issued in connection with the Forward Purchase Agreement, (ii) 7,500,000 shares of Class A Stock will be issued in connection with the PIPE Investment and (iii) at least approximately 51 million shares of Class A Stock will be issued as stock consideration pursuant to the terms of the Merger Agreement. The issuance of such shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

Vote Required for Approval

The approval of the Nasdaq Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). A Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting and broker non-votes will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote and broker non-votes will have no effect on the outcome of any vote on the Nasdaq Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote “AGAINST” the Nasdaq Proposal.

This Proposal No. 2 is conditioned upon the approval of the Business Combination Proposal, the Charter Proposals, the Director Election Proposals and the Incentive Plan Proposal. If such proposals are not approved, this Proposal No. 2 will have no effect, even if approved by our stockholders.

As of the date of this proxy statement, our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 shares of Class F Stock, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, such persons own approximately 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS

VOTE “FOR” THE NASDAQ PROPOSAL.

PROPOSAL NO. 3—APPROVAL OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Overview

Assuming the Business Combination Proposal and the Nasdaq Proposal are approved, our stockholders are also being asked to act upon seven separate proposals related to adopting the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex C, which, in the judgment of our Board, is necessary to adequately address the needs of the post-Business Combination Company.

The following is a summary of the key changes effected by the Second Amended and Restated Certificate of Incorporation. Each of these amendments was negotiated as part of the Business Combination. The Board’s reasons for proposing each of these amendments to the amended and restated certificate of incorporation are also set forth below.

This summary is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation, a copy of which is included as Annex C. All stockholders are encouraged to read the Second Amended and Restated Certificate of Incorporation in its entirety for a more complete description of its terms.

Proposal 3A: Authorized Shares and Conversion

Description of Amendments

•	Eliminate the Class F Stock.

•	Increase the number of authorized shares of Preferred Stock from 5,000,000 shares to 25,000,000 shares.

Reasons for Amendments

•

In connection with the Business Combination, a substantial amount of Class A Stock will be issued. Our Board believes that it is important for us to have available for issuance a number of authorized shares of Class A Stock sufficient to support our growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions). Our Board believes that these additional shares will provide us with needed flexibility to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay or the potential expense incident to obtaining stockholder approval for a particular issuance. Authorized but unissued shares of our Class A Stock may be used by the Company for any purpose permitted under Delaware law, including, but not limited to, paying stock dividends to stockholders, raising capital, providing equity incentives to employees, officers and directors to the extent authorized under our equity plans, and entering into transactions that the Board believes provide the potential for growth and profit.

•

Given the conversion of the Class F Stock into Class A Stock in connection with the consummation of the Business Combination and the elimination of the blank check Company provisions, our Board determined that there was no longer a need for our Class F Stock.

Proposal 3B: Number and Removal of Directors

Description of Amendment

•

Provide that the number of directors will initially be nine, and thereafter, be determined exclusively by the Board pursuant to a resolution adopted by a majority of the members of the Board as will be provided in our Amended and Restated Bylaws.

•

Amend the required affirmative vote of holders to remove a director from office from a majority of the voting power of all then outstanding shares and entitled to vote thereon to 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon.

Reasons for Amendment

•

The Board believes these changes should be included in the Second Amended and Restated Certificate of Incorporation to, among other things, (i) clarify how the number of directors on our Board is determined, (ii) reduce the vulnerability of the Company to a hostile change of control and (iii) enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company.

Proposal 3C: DGCL Section 203 and Business Combinations

Description of Amendment

•

Provide that the post-Business Combination Company will not be governed by Section 203 of the DGCL (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective).

Reasons for Amendment

•

The post-Business Combination Company will not be subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning fifteen percent (15%) or more of the corporation’s voting stock) for three years following the date that a person becomes an interested stockholder, unless (i) before such stockholder becomes an “interested stockholder,” the Board approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the outstanding stock of the corporation at the time of the transaction (excluding stock owned by certain persons), or (iii) at the time or after the stockholder became an interested stockholder, the Board and at least two-thirds (66 2⁄3%) of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in the certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

•

The Board has elected to opt out of Section 203 because the Board believes that the overall package of provisions in its governance documents provides adequate protections that are in the best interests of stockholders.

•

Section 203(b)(3) of the DGCL provides that this amendment will become effective 12 months after the date and time at which the Second Amended and Restated Certificate of Incorporation is filed and becomes effective.

Proposal 3D: Required Vote to Amend Certain Charter and Bylaws Provisions

Description of Amendment

•

Provide that amendments to (i) ARTICLE FIVE (Board of Directors), ARTICLE SIX (Limitation of Liability), ARTICLE SEVEN (Stockholder Actions by Written Consent and Special Meetings of Stockholders), ARTICLE NINE (DGCL Section 203 and Transactions with Interested Stockholders),

ARTICLE TEN (Amendments) or ARTICLE ELEVEN (Exclusive Forum) of the Second Amended and Restated Certificate of Incorporation or (ii) bylaws of the Company require the following votes:

•

prior to the first date (the “Amendment Trigger Date”) on which GGC ceases to beneficially own in the aggregate (directly or indirectly) at least 50% of the Voting Stock (as defined in the Second Amended and Restated Certificate of Incorporation), the approval by affirmative vote of the holders of at least a majority of the voting power of the post-Business Combination Company entitled to vote to make amendments; and

•	after the Amendment Trigger Date, the approval by affirmative vote of the holders of at least two-thirds (66 2⁄3%) of the voting power of the post-Business Combination Company.

Reasons for Amendment

•

The Board believes that, following the Amendment Trigger Date, these provisions will protect against arbitrary amendments by preventing a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders. A supermajority voting requirement encourages any person seeking control of the Company to negotiate with our Board to reach terms that are appropriate for all stockholders. The Board does not believe such protections are appropriate or beneficial while GGC continues to own a substantial portion of our outstanding capital stock.

Proposal 3E: Approval of Changes Related to GGC

Description of Amendments

•

Provide that so long as GGC beneficially owns in the aggregate (directly or indirectly) at least 30% or more of the voting power of our capital stock, the directors nominated by GGC shall be entitled to designate the chairperson of the Board.

•	Provide that so long as GGC beneficially owns in the aggregate (directly or indirectly) at least 35% or more of the voting power of our capital stock:

•

any action that is required or permitted to be taken by our stockholders may be taken without a meeting by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted; and

•	the chairperson of the Board may call a special meeting of our stockholders by written request of the holders of a majority of the voting power of the then outstanding shares of our voting stock.

Reasons for Amendments

•

The Board believes that, for so long as GGC continues to own a substantial portion of our outstanding capital stock, it is appropriate for directors nominated by GGC to select the chairperson of the Board.

•

The Board believes that, for so long as GGC continues to own a substantial portion of our outstanding capital stock, it is appropriate to preserve the flexibility for stockholders to act by written consent and for the chairperson of the Board to call a special meeting of the stockholders upon written request of the stockholders. However, once GGC no longer owns a substantial portion of our outstanding capital stock, the Board believes that prohibiting stockholder action by written consent and prohibiting stockholders from requesting that the chairperson call a special meeting are prudent corporate governance measures to reduce the possibility that a block of stockholders could take corporate actions that the Board deems undesirable, including for purposes of seeking to implement an opportunistic change in control of the Company without the support of the then incumbent board of directors or, in the case of an action by written consent, without the benefit of a stockholder meeting to consider important corporate issues.

Proposal 3F: Approval of Other General Changes

Description of Amendments

•

Change the Company’s name to LiveVox Holdings Inc. Change the purpose of the post-Business Combination Company to “to engage in any lawful act or activity for which a corporation may be organized under the DGCL.”

•	Remove the prior provisions relating to our status as a blank check company that will be no longer applicable following the Business Combination.

•	Remove waivers regarding the doctrine of corporate opportunity.

Reasons for Amendments

•

The Board believes the name of the post-Business Combination Company should more closely align with the name of the post-Business Combination operating business and therefore has proposed the name change.

•	The Board believes the change in the purpose of the Company is appropriate to remove language applicable to a blank check company.

•

Our amended and restated certificate of incorporation includes various provisions applicable to blank check companies. The elimination of such provisions is desirable because these provisions will no longer be applicable to the Company following the Business Combination, and many of these provisions terminate upon the consummation of the Company’s initial business combination.

•

The Second Amended and Restated Certificate of Incorporation will no longer contain language providing that certain transactions are not “corporate opportunities” and exempting certain persons from the doctrine of corporate opportunity because these provisions are solely for the benefit of those specific individuals, and such individuals did not request such language in negotiating the Business Combination.

Proposal 3G: Approval of Forum Selection Clause

Description of Amendment

•

Provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, the Exchange Act and any other claim for which the federal courts have exclusive jurisdiction.

Reasons for Amendment

•

Adopting the federal district courts of the United States as the exclusive forum for certain stockholder litigation under the Securities Act is intended to assist the Company in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise and should promote efficiency and cost-savings in the resolutions of such claims.

In addition, the amendments correct typographical errors and reflect that the certificate of incorporation of the post-Business Combination Company will be the Second Amended and Restated Certificate of Incorporation.

Vote Required for Approval

The approval of the Charter Proposals requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to any of these Charter Proposals will have the same effect as a vote “AGAINST” such Charter Proposal.

Each of the Charter Proposals is conditioned upon the approval of the Business Combination Proposal, the Nasdaq Proposal, the Director Election Proposals and the Incentive Plan Proposal. If such proposals are not approved, these Charter Proposals will have no effect, even if approved by our stockholders, and our amended and restated certificate of incorporation will remain in effect.

As of the date of this proxy statement, our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, such persons own 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS

VOTE “FOR” ALL PROPOSALS WITHIN PROPOSAL NO. 3.

PROPOSAL NO. 4—ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

Overview

Assuming the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Charter Proposals are approved at the Special Meeting, stockholders are being asked to elect nine directors to our Board, effective upon the closing of the Business Combination, with each Class I director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2022, each Class II director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2023 and each Class III director having a term that expires at the post-Business Combination Company’s annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The election of these directors is contingent upon approval of the Business Combination, the Nasdaq Proposal, the Incentive Plan Proposal and the Charter Proposals.

Louis Summe, Rishi Chandna, Marcello Pantuliano, Doug Ceto, Bernhard Nann, Stewart Bloom, Robert Beyer, Todd Purdy, Susan Morisato, Kathleen Pai and Leslie C.G. Campbell have each been nominated to serve as directors of the post-Business Combination Company, with Leslie C.G. Campbell, Marcello Pantuliano and Louis Summe to serve as Class I directors, Todd Purdy, Doug Ceto, Stewart Bloom and Susan Morisato to serve as Class II directors and Robert Beyer, Bernhard Nann, Rishi Chandna and Kathleen Pai to serve as Class III directors. For more information on the experience of each of these director nominees, see the section titled “Management After the Business Combination” of this proxy statement.

Vote Required for Approval

If a quorum is present, directors are elected by a plurality of the votes cast, virtually or by proxy. This means that the nine director nominees who receive the most affirmative votes will be elected. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Failure to vote by proxy or to vote virtually at the Special Meeting, abstentions and broker non-votes will have no effect on the vote.

This Proposal No. 4 is conditioned upon the approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Charter Proposals. If each of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Charter Proposals is not approved, this Proposal No. 4 will have no effect, even if approved by our stockholders.

As of the date of this proxy statement, our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 shares of Class F Stock, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of each director nominee. As of the date hereof, such persons own approximately 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NINE DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS IN THE DIRECTOR ELECTION PROPOSAL.

PROPOSAL NO. 5—APPROVAL OF THE 2021 EQUITY INCENTIVE PLAN,

INCLUDING THE AUTHORIZATION OF THE INITIAL SHARE RESERVE UNDER THE 2021 EQUITY INCENTIVE PLAN

Assuming the Business Combination Proposal, the Nasdaq Proposal, each of the Charter Proposals and the Director Election Proposals are approved, at the Special Meeting, stockholders will be asked to approve the 2021 Equity Incentive Plan (the “Incentive Plan”). The Board of Directors adopted the Incentive Plan on May 14, 2021, subject to its approval by our stockholders. If the stockholders approve the Incentive Plan, it will become effective upon the closing of the Business Combination. The Board of Directors unanimously recommends that the stockholders vote “FOR” approval of the Incentive Plan.

Equity Incentive Plan

We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools our Board of Directors regards as essential in addressing these human resource challenges is a competitive equity incentive program. Our employee equity incentive program provides a range of incentives with sufficient flexibility to permit the Board of Director’s Compensation Committee to implement strategies that will make the most effective use of the shares our stockholders authorize pursuant to the Incentive Plan. We intend to use these incentives to attract new key employees and to continue to retain existing key employees, directors and other service providers for the long-term benefit of the Company and its stockholders. Approval of our Incentive Plan by our stockholders will allow us to continue to grant equity incentive awards at levels determined by our Board of Directors and Compensation Committee. The Incentive Plan will also allow us to utilize a broad array of equity incentives in order to secure and retain the services of our employees, directors and other service providers, and to provide long-term incentives that align the interests of our employees, directors and other service providers with the interests of our stockholders.

Requested Share Authorization

The Incentive Plan authorizes our Board of Directors to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock and restricted stock units (“RSUs”). Under the Incentive Plan, we will be authorized to issue up to 9,770,000 shares.

Summary of the Incentive Plan

The following summary of the Incentive Plan is qualified in its entirety by the specific language of the Incentive Plan, a copy of which is attached to this proxy statement as Annex H.

General. The purpose of the Incentive Plan is to assist the Company in securing and retaining the services of eligible award recipients to provide incentives to employees, directors and consultants and promote the long-term financial success of the Company and thereby increase stockholder value.

Authorized Shares. Subject to adjustment provisions in the Incentive Plan, the maximum aggregate number of shares authorized for issuance under the Incentive Plan is 9,770,000 shares (the “Share Reserve”) which is approximately equal to 10% of the outstanding shares of our Common Stock on a fully diluted basis as of the closing of the Business Combination. Such shares shall consist of authorized but unissued or reacquired shares or any combination thereof. The Share Reserve will automatically increase on January 1st of each year beginning in 2022 and ending with a final increase on January 1, 2031, in an amount equal to 5% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year. The Board of Directors may provide that there will be no January 1st increase in the Share Reserve for any such year or that the increase in the Share Reserve for any such year will be a smaller number of shares of our Common Stock than would otherwise occur pursuant to the preceding sentence.

Share Counting. If an award granted under the Incentive Plan expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock or RSUs, is forfeited to or repurchased by us due to the failure to vest, the unpurchased shares (or for awards other than options or stock appreciation rights the forfeited or repurchased shares) that were subject thereto will become available for future grant or sale under the Incentive Plan (unless the Incentive Plan has been terminated). With respect to stock appreciation rights, only shares actually issued pursuant thereto will cease to be available under the Incentive Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the Incentive Plan (unless the Incentive Plan has been terminated). Shares that have actually been issued under the Incentive Plan under any award will not be returned to the Incentive Plan and will not become available for future distribution under the Incentive Plan; however, if shares issued pursuant to awards of restricted stock or RSUs are repurchased by us or are forfeited to us due to the failure to vest, such shares will become available for future grant under the Incentive Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale under the Incentive Plan. To the extent an award under the Incentive Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Incentive Plan.

Certain Adjustments. In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of common stock or our other securities, or other change in our corporate structure affecting the common stock occurs, the administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan, will adjust the number and class of shares that may be delivered under the Incentive Plan and/or the number, class, and price of shares covered by each outstanding award. In the event of our proposed dissolution or liquidation, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed action.

Limitation on Awards to Directors. The maximum grant date fair value for awards that may be issued to any one non-employee member of the Board of Directors during any given fiscal year of the Company is $750,000, increased to $1,000,000 in such director’s first year of service as a member of the Board of the Directors.

Other Award Limits. To comply with applicable tax rules, the Incentive Plan limits the number of shares that may be issued upon the exercise of incentive stock options granted under the Incentive Plan to 9,770,000.

Administration. The Board of Directors or a committee thereof has the authority to administer the Incentive Plan, provided that different committees may administer the Incentive Plan with respect to different groups of participants. The administrator has the authority to, in its discretion: (i) determine the fair market value of the Company’s common stock; (ii) engage consultants and obtain market studies and reports to assist in the administration of the Incentive Plan; (iii) select the employees, directors and consultants to whom awards may be granted; (iv) determine the number of shares to be covered by each award granted under the Incentive Plan; (v) approve forms of award agreements for use under the Incentive Plan; (vi) determine the terms and conditions, not inconsistent with the terms of the Incentive Plan, of awards, including, but not limited to, the exercise price, the time or times when awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto, based in each case on such factors as the administrator determines; (vii) construe and interpret the terms of the Incentive Plan and awards granted thereunder; (viii) prescribe, amend and rescind rules and regulations relating to the Incentive Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws; (ix) modify or amend each award, subject to the terms of the Incentive Plan, including, but not limited to, discretionary authority to extend the post-termination exercise period of awards, to extend the maximum term of an option, subject to the provisions of the Incentive Plan, and to accelerate, in whole or in part, the vesting of an award; (x) allow participants to satisfy withholding tax obligations in a manner prescribed in the Incentive Plan; (xi) authorize any person to execute on our behalf any instrument required to effect the grant of an award previously granted by the administrator; and (xii) make all other determinations deemed necessary or advisable for administration of the Incentive Plan. The administrator’s decisions, determinations and interpretations are final and binding on all participants and any other holders of awards under the Incentive Plan.

Eligibility. Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 31, 2021, giving pro forma effect to the Business Combination, we had approximately 536 employees, including 12 executive officers, and 10 non-employee directors and consultants who would be eligible under the Incentive Plan.

Stock Options. A stock option may be granted as an incentive stock option or a nonqualified stock option. The option exercise price will be determined by the administrator, but may not be less than the fair market value of the Company’s common stock subject to the option on the date the option is granted (or, with respect to incentive stock options, less than 110% of the fair market value if the recipient owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate, a “Ten Percent Stockholder”), unless the option was granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Sections 409A and 424(a) of the Code. Options will not be exercisable after the expiration of ten years from the date of grant (or five years, in the case of an incentive stock option issued to a Ten Percent Stockholder). Each award agreement will set forth the number of shares subject to each option, the vesting terms and the acceptable form of consideration for exercising an option, including the method of payment. As the administrator determines, such consideration may consist entirely of cash, check, promissory note, to the extent permitted by applicable laws, shares of common stock, cashless exercise, net exercise, such other consideration and method of payment to the extent permitted by applicable laws or any combination of the foregoing.

Stock Appreciation Rights. A stock appreciation right, or SAR, is a right that entitles the participant to receive, in cash or shares of common stock or a combination thereof, as determined by the administrator, value equal to or otherwise based on the excess of (i) the fair market value of a specified number of shares at the time of exercise over (ii) the exercise price of the right, as established by the administrator on the date of grant. Upon exercising a SAR, a participant is entitled to receive the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price of the SAR. The exercise price of each SAR may not be less than the fair market value of the stock subject to the award on the date the SAR is granted. SARs will not be exercisable after the expiration of ten years from the date of grant. Each award agreement will set forth the number of shares subject to the SAR. The vesting schedule applicable to any SAR, including any performance conditions, and other terms and conditions of any SAR will be as set forth in the award agreement.

Termination of Service. Except as otherwise provided in an applicable award document, upon a termination for any reason other than for cause or due to death or disability, a participant may exercise his or her option or SAR (to the extent such award was exercisable as of the date of termination) for a period of three months following the termination date or, if earlier, until the expiration of the term of such award. Upon a termination due to a participant’s death or disability, unless otherwise provided in an applicable award or other agreement, a participant (or a participant’s beneficiary, personal representative or estate, as applicable) may exercise his or her option or SAR (to the extent that such award was exercisable as of the date of termination) for a period of 12 months following the termination date or, if earlier, until the expiration of the term of such award. Unless provided otherwise in an award or other agreement, an option or SAR will terminate on the date that a participant is terminated for cause and the participant will not be permitted to exercise such award.

Restricted Stock and RSUs. Restricted shares are awards of shares, the grant, issuance, retention, vesting and/or transferability of which is subject, during specified periods of time, to such conditions (including continued employment) and terms as the administrator deems appropriate. RSUs are an award denominated in units under which the issuance of shares (or cash payment in lieu thereof) is subject to such conditions (including continued employment) and terms as the administrator deems appropriate. Each award document evidencing a grant of restricted stock or RSUs will set forth the terms and conditions of each award, including vesting and forfeiture provisions, transferability and, if applicable, right to receive dividends or dividend equivalents. Generally, unless the administrator provides otherwise, holders of restricted stock will be entitled to receive all dividends and other distributions paid with respect to such shares, provided that if any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid.

Transferability of Awards. Unless determined otherwise by the administrator, awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the participant only by the participant.

Change in Control. Unless provided otherwise in an award agreement or other written agreement between a participant and us or an affiliate or by the Board of Directors at the time of grant of an award, in the event of a Change in Control (as defined in the Incentive Plan), the Board of Directors may take one or more of the following actions with respect to awards, contingent upon the closing or completion of the Change in Control:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar stock award for the award (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders of the company pursuant to the Change in Control);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by us in respect of common stock issued pursuant to the award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Change in Control as determined by the Board of Directors (or, if no such determination is made, to the date that is five days prior to the effective date of the Change in Control), with such award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;

(v) cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as the Board of Directors, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board of Directors equal to the excess, if any, of (A) the value of the property a participant would have received upon the exercise of the award over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero if the value of the property is equal to or less than the exercise price.

The Board of Directors need not take the same action or actions with respect to all awards or portions thereof or with respect to all participants and may take different actions with respect to the vested and unvested portions of an award.

Withholding. Prior to the delivery of any shares or cash pursuant to an award, the Board of Directors will have the power and right to deduct or withhold from any and all payments made under the Incentive Plan, or to require the participant to remit to the Board of Directors an amount sufficient to satisfy federal, state, local, foreign or other taxes, if any, required by law to be withheld by the Company with respect to an award or the shares acquired pursuant thereto.

The administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a participant to satisfy such tax withholding obligation, in whole or in part by (without limitation): (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable shares having a fair market value equal to the statutory amount required to be withheld, (iii) delivering to the Company already-owned shares having a fair market value equal to the statutory amount required to be withheld, provided the delivery of such shares will not result in any adverse accounting consequences, as the administrator determines in its sole discretion, or (iv) selling a sufficient number of shares otherwise deliverable to the participant through such means as the administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the participant with respect to the award on the date that the amount of tax to be withheld is to be determined. The fair market value of the shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

Termination and Amendment, Term. The Board of Directors may at any time amend, alter, suspend or terminate the Incentive Plan, provided that stockholder approval will be obtained for any Incentive Plan amendment to the extent necessary and desirable to comply with applicable laws. No amendment, alteration, suspension or termination of the Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the administrator, which agreement must be in writing and signed by the participant and the Company. Termination of the Incentive Plan will not affect the administrator’s ability to exercise the powers granted to it under the Incentive Plan with respect to awards granted under the Incentive Plan prior to the date of such termination. The Incentive Plan became effective upon its adoption by the Board of Directors and, unless sooner terminated, will continue in effect for a term of ten years from the later of (a) the effective date of the Incentive Plan or (b) the earlier of the most recent Board of Directors or stockholder approval of an increase in the number of shares reserved for issuance under the Incentive Plan.

Clawback. All awards granted under the Incentive Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the administrator may impose such other clawback, recovery or recoupment provisions in an award agreement as the administrator determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of the Company’s common stock or other cash or property upon the occurrence of cause, as defined in the Incentive Plan. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an affiliate thereof.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Incentive Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code. In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

RSUs. A participant generally will recognize no income upon the receipt of a restricted stock unit. Upon the settlement of a restricted stock unit, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “—Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “—Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

No awards will be granted under the Incentive Plan prior to its approval by the stockholders of the Company. Any awards will be granted at the discretion of the committee, and, accordingly, are not yet determinable.

Vote Required for Approval

The approval of the Incentive Plan Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

The Incentive Plan Proposal is conditioned upon the approval of the Business Combination Proposal, the Nasdaq Proposal, each of the Charter Proposals and the Director Election Proposal. If such proposals are not approved, the Incentive Plan Proposal will have no effect, even if approved by our stockholders As of the date of this proxy statement, LiveVox TopCo, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 shares of Class F Stock, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, such persons own approximately 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADOPTION OF THE INCENTIVE PLAN.

PROPOSAL NO. 6—THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposals or the Director Election Proposals. In no event will our Board adjourn the Special Meeting or consummate the Business Combination beyond the Expiration Date.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the Charter Proposals.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are voted at the Special Meeting (whether represented by attending the virtual meeting or by proxy). A Company stockholder’s failure to vote by proxy or to vote virtually at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Adjournment Proposal will have no effect on the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Adjournment Proposal.

As of the date of this proxy statement, our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 shares of Class F Stock, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of this proposal. As of the date hereof, such persons own approximately 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE COMPANY

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to Crescent Acquisition Corp prior to the consummation of the Business Combination.

General

We are a blank check company incorporated on November 17, 2017 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Our Sponsor was established by Crescent and Robert D. Beyer, our Executive Chairman.

On March 12, 2019, we consummated our IPO of 25,000,000 Units of the Company. Each Unit consists of one share of Class A Stock and one-half of one Warrant, each whole Warrant entitling the holder thereof to purchase one share of Class A Stock at an exercise price of $11.50 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of equity or equity-linked securities) of Class A Stock. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to us of $250,000,000. Simultaneously with the IPO, we completed the private sale of an aggregate of 7,000,000 Private Placement Warrants to the Sponsor at a price of $1.00 per Private Placement Warrant, each exercisable to purchase one share of Class A Stock at $11.50 per share, generating gross proceeds to us of $7,000,000. The Private Placement Warrants have terms and provisions that are identical to those of the Warrants sold as part of the Units in the IPO, except that the Private Placement Warrants may be net share (cashless) settled and are not redeemable so long as they are held by the Sponsor or its permitted transferees. The sale of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On the IPO closing date, $250,000,000 of the gross proceeds from the IPO and the sale of the Private Placement Warrants was deposited in the Trust Account. Of the $7,000,000 held outside of the Trust Account, $5,000,000 was used to pay underwriting discounts and commissions, $300,000 was used to repay notes payable to our Sponsor and the balance was available to pay accrued offering and formation costs, business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Funds held in the Trust Account have been invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, that invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earliest of (i) the completion of the Business Combination; (ii) the redemption of any shares of Class A Stock properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of such shares of Class A Stock if we do not complete the Business Combination or any other initial business combination by the Expiration Date, and (iii) the redemption of 100% of the shares of Class A Stock if we are unable to complete the Business Combination or any other initial business combination by the Expiration Date (subject to applicable law).

On April 15, 2019, we announced that the holders of our Units may elect to separately trade the Class A Stock and Warrants included in the Units commencing on April 16, 2019, on Nasdaq under the symbols “CRSA” and “CRSAW,” respectively. Those Units not separated continued to trade on Nasdaq under the symbol “CRSAU.”

We believe our ability to consummate the Business Combination is enhanced by the Forward Purchase Agreement, pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Forward Purchase Agreement and registration rights granted thereto, an aggregate of 2,500,000 shares of Class A Stock plus 833,333 Warrants for an aggregate purchase price of $25,000,000 in cash in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers). The proceeds from the Forward Purchase Agreement will be used as part of the consideration to the LiveVox Stockholder in the Business Combination and expenses in connection therewith. These purchases will be made regardless of whether any shares of Class A Stock are redeemed by our public stockholders in connection with the Business Combination and are intended to provide us with a minimum funding level for our initial business combination.

With respect to the above, past performance of our senior management team or Crescent is not a guarantee of the ability to successfully consummate the Business Combination. You should not rely on the historical record of management or Crescent as indicative of future performance. Neither management nor Crescent has past experience with a blank check company or special purpose acquisition company.

Agreement for Business Combination

On January 13, 2021, we entered into the Merger Agreement with First Merger Sub, Second Merger Sub, LiveVox, and the Stockholder Representative, solely in its capacity as the representative, agent and attorney-in-fact of the stockholder of LiveVox. The Merger Agreement provides for, among other things, (i) the merger of First Merger Sub with and into LiveVox, with LiveVox continuing as the Surviving Corporation and becoming our direct, wholly owned subsidiary as a consequence and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of the Surviving Corporation with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity, which will be renamed such name as LiveVox shall designate no later than five business days prior to the closing of the transaction, in each case, in accordance with the terms and subject to the conditions of the Merger Agreement. Following the closing of the Business Combination, we will own, directly or indirectly, all the stock of LiveVox and its direct and indirect subsidiaries and the LiveVox Stockholder will hold a portion of the Company’s stock.

Consummation of the transactions contemplated by the Merger Agreement are subject to customary conditions of the respective parties, including the approval of the Business Combination and certain other actions related thereto by our stockholders, certain approvals or other determinations from certain regulatory authorities, as applicable, and the availability of a minimum amount of cash in the Trust Account (and/or from other specified sources, if necessary), after giving effect to redemptions by our public stockholders, if any. Accordingly, there can be no assurance that the Business Combination will be consummated.

For additional information regarding LiveVox, see “Information About LiveVox” and “LiveVox Management’s Discussion and Analysis of Financial Condition and Results of Operation.” For additional information regarding the Merger Agreement and the Business Combination, see “Proposal No. 1—Approval of the Business Combination.”

Extension Meeting

On February 17, 2021, pursuant to a special meeting of the stockholders of the Company, the Company’s stockholders voted to amend our amended and restated certificate of incorporation to postpone the date by which the Company must complete its initial business combination or liquidate from March 12, 2021 to June 30, 2021.

In connection with such extension, a total of eight of our stockholders elected to redeem an aggregate of 12,238 shares of Class A Stock, representing approximately 0.05% of the Company’s issued and outstanding Class A Stock at the time for an aggregate redemption amount of $124,138.

Initial Business Combination

Nasdaq Listing Rules require that an initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in our Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with an initial business combination. Our Board has determined that the Business Combination meets the 80% test.

Redemption Rights for Holders of Public Shares

We are providing our public stockholders with the opportunity to redeem their public shares for cash equal to a pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, upon the consummation of the Business Combination, subject to the limitations described herein. For illustrative purposes, based upon the amount held in our Trust Account of $253,628,041 as of December 31, 2020, and estimated interest income and taxes post-December 31, 2020, the Company estimates that the per-share price at which public stockholders may redeem their Class A Stock from cash held in the Trust Account will be approximately $10.14 at the time of the Special Meeting. Our Initial Stockholders, including our Sponsor, and our other current directors and officers have agreed to waive their redemption rights with respect to the Founder Shares and any public shares they may hold in connection with the consummation of the Business Combination. The Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Our Sponsor has also agreed to, in its capacity as holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation.

Submission of Our Initial Business Combination to a Stockholder Vote

The Special Meeting of our stockholders to which this proxy statement relates is to solicit your approval of the Business Combination. Unlike many other blank check companies, our public stockholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments.

Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. Our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (not including our independent directors, who own a total of 75,000 shares of Class F Stock, which represent 0.24% of our issued and outstanding shares of Common Stock) have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination and each of the proposals to be considered at the Special Meeting. Currently, our Sponsor and independent directors, in the aggregate, own approximately 20% of our issued and outstanding shares of Common Stock, including all shares of Class F Stock.

Limitations on Redemption Rights

Notwithstanding the foregoing our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from exercising redemptions with respect to more than an aggregate of 15% of the shares of Class A Stock included in the units sold in our IPO.

Employees

We currently have six officers and do not intend to have any full-time employees prior to the completion of the Business Combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed the Business Combination. We presently expect our officers to devote such amount of time as they reasonably believe is necessary to complete the Business Combination.

Competition

If we succeed in effecting the Business Combination, in all likelihood, we will face significant competition from LiveVox’s competitors. We cannot assure you that, subsequent to the Business Combination, we will have the resources or ability to compete effectively. Information regarding LiveVox’s competition is set forth in the sections entitled “Information about LiveVox—Competition.”

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending or to our knowledge, threatened against us or any members of our management team in their capacity as such.

Management

Directors and Officers

The directors and officers of the Company are as follows as of the date of this proxy statement:

Name	Age	Position
Robert D. Beyer	61	Executive Chairman
Jean-Marc Chapus	61	Chairman of the Board
Todd M. Purdy	46	Chief Executive Officer and Director
Christopher G. Wright	48	President
Al Hassanein	40	Chief Financial Officer and Treasurer
George P. Hawley	52	General Counsel and Secretary
Kathleen S. Briscoe	60	Director
John J. Gauthier	59	Director
Jason D. Turner	52	Director
Sandra V. Naftzger	59	Director

The biography for each of Messrs. Beyer and Purdy is set forth under “Management After the Business Combination—Management and Board of Directors—Directors.”

Jean-Marc Chapus has served as our Chairman of the Board, acting as Co-Chairman of the Board, since November 2017. Mr. Chapus is a Co-Founder and has been Managing Partner of Crescent Capital and a member of Crescent Capital’s Management Committee since 2011. Prior to 2011, Mr. Chapus was Group Managing Director of TCW, co-managing TCW’s Leveraged Finance Group. Mr. Chapus is also a member of the board of several non-profit organizations, including the Harvard-Westlake School Board of Trustees, and the Advisory Board of the Milwaukee Brewers Baseball Club. Mr. Chapus received his MBA and AB from Harvard University.

Christopher G. Wright has served as our President since November 2017. Mr. Wright is a Managing Director, the Head of Private Markets, a member of Crescent Capital’s Management Committee and a member of the board of directors of Crescent Capital BDC, Inc. Prior to joining Crescent in 2001, Mr. Wright completed the Financial Management Program with the General Electric Company and upon completion, worked in various finance roles within GE Industrial Systems. Mr. Wright is a current and former member or observer of the board of directors of numerous private companies, including the lead Director of Savers, Inc. In addition,

Mr. Wright is a member of the board of directors of other non-profit organizations including St. Raphael School Development Board. Mr. Wright received his MBA from Harvard Business School and his BA from Michigan State University.

Al Hassanein has served as our Chief Financial Officer and Treasurer since October 2019. Mr. Hassanein is also the Controller of Crescent Capital since September 2017. Prior to joining Crescent Capital, Mr. Hassanein served as Vice President and Assistant Controller at American Capital, Ltd., a position he held from August 2008 until June 2017. He started his career at Deloitte after receiving his BS in Accounting and Finance from the University of Maryland at College Park and is an active Certified Public Accountant.

George P. Hawley has served as our General Counsel and Secretary since November 2017. Mr. Hawley is Secretary of Crescent Capital BDC, Inc. In addition, Mr. Hawley serves as the general counsel for Crescent Capital. Prior to joining Crescent Capital in 2012, Mr. Hawley was senior vice president and associate general counsel at Trust Company of the West where he supported Crescent Capital on certain funds and accounts sub-advised by TCW to Crescent Capital. From 2000 to 2008, Mr. Hawley was an associate at Paul, Hastings, Janofsky & Walker LLP specializing in asset management, securities, finance and restructuring, and general corporate. Prior to joining Paul Hastings, Mr. Hawley began his legal career at Baker, Keener & Nahra LLP where he practiced litigation. Mr. Hawley received a JD from Loyola Law School and a BA from the University of Notre Dame.

Kathleen S. Briscoe serves as a member of our Board. Ms. Briscoe has been a private investor continually since 2004. In addition, Ms. Briscoe has served as Partner, Chief Capital Officer for Dermody Properties since March 2018. Ms. Briscoe was the Chief Investment Officer and Chief Operating Officer Real Estate of Cordia Capital Management from November 2013 to February 2017, served as a real estate consultant to Institutional Real Estate, Inc. and Crosswater Realty Advisors from November 2011 to November 2013, and was the Chief Investment Officer of IDS Real Estate Group from March 2009 to October 2011. Prior to that, Ms. Briscoe was a managing director at Buchanan Street Partners and an Executive Vice President at Lowe Enterprises Investors. Ms. Briscoe is a current director of Crescent Capital BDC, Inc. (Nasdaq: CCAP), a business development company managed by an affiliate of Crescent, Resmark Equity Partners, LLC and Griffin Capital Essential Asset REIT, Inc. Ms. Briscoe is also a member of the National Association of Corporate Directors. Ms. Briscoe received her MBA from Harvard Business School and her BA from Dartmouth College.

John J. Gauthier, CFA serves as a member of our Board. Mr. Gauthier runs his own investment governance consulting company, JJG Advisors, LLC, and is a Partner at Talcott Capital Partners, a third-party, investment placement agent. Mr. Gauthier served as EVP and Chief Investment Officer from February 2010 to February 2017 and SVP and Chief Investment Officer from October 2008 to February 2010 at Allied World Assurance Company Holdings, AG. He remained an employee of Allied World Assurance Company Holdings, AG through January 2018. Additionally, Mr. Gauthier was President of Allied World Financial Services from September 2012 to February 2017. Prior to his time at Allied, Mr. Gauthier was a Managing Director at Goldman, Sachs & Co. He was also a Managing Director at Conning Asset Management. Mr. Gauthier is a member of the board of directors of Reinsurance Group of America and was a member of the board of directors of MatlinPatterson Asset Management, L.P. from November 2012 to February 2017 and of Blue Vista Capital Management from October 2014 to February 2017. He is also a board member of Middlesex Health Systems (Middletown, CT). Mr. Gauthier received his MBA from The Wharton School, University of Pennsylvania and his BS from Quinnipiac University.

Jason D. Turner serves as a member of our Board. Mr. Turner has been the founder, president and Chief Executive Officer of Venbrook Group, LLC since July 2002. Mr. Turner was a board member of various private organizations, including Los Angeles Conservation Corps, American Red Cross (Los Angeles) and Young Presidents Organization. Mr. Turner received his BS from St. Mary’s College of Maryland.

Sandra V. Naftzger serves as a member of our Board. Ms. Naftzger runs family-owned businesses in California, concentrating in oil and gas production and cattle ranching. Ms. Naftzger’s previous work experience includes positions as Director of Business Development at The Times Mirror Company and Vice President of Corporate Finance at Drexel Burnham Lambert. Ms. Naftzger previously served on the board of directors of Water.org, a global nonprofit organization focused on providing access to safe water and sanitation solutions to those in need, as well as Children’s Bureau of Southern California, an agency focused on early childhood abuse prevention and treatment. Ms. Naftzger has also served on the Board of Trustees of the Diocesan Investment Trust of the Episcopal Diocese of Los Angeles, which is responsible for investing the collective funds of 150 church institutions in Southern California. Ms. Naftzger received her MBA from Harvard Business School and her BA from Stanford University.

Stockholder Communications

Our Board has established a process for stockholders to send communications to our Board. Stockholders may communicate with our Board generally or a specific director at any time by writing to the Company’s General Counsel, Crescent Acquisition Corp, 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to our Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to our Board generally, to the Chairman of our Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to our Board.

Director Independence

Nasdaq Listing Rules require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We currently have four “independent directors” as defined in the Nasdaq Listing Rules and applicable SEC rules: Mss. Briscoe and Naftzger and Messrs. Gauthier and Turner. The majority of our Board were comprised of independent directors within 12 months from the date of listing to comply with the majority independent board requirement in Rule 5605(b) of the Nasdaq Listing Rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Board Leadership Structure and Role in Risk Oversight

Our Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. Our governing documents also allow for two or more Co-Chairman, each with the power and authority to act as the Chairman of the Board. This has allowed our Board the flexibility to establish the most appropriate structure for the Company at any given time. Currently, our Chief Executive Officer and Chairman roles are separately held. Mr. Todd M. Purdy is our Chief Executive Officer. Messrs. Robert D. Beyer and Jean-Marc Chapus are our Executive Chairman and Chairman of the Board, respectively, both of whom act as Co-Chairmen of the Board.

Our Board is actively involved in overseeing our risk management process. Our Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to our Board include consideration of the challenges and risks of our businesses, and our Board and management actively engage in discussion on these topics. In addition, each of our Board’s committees considers risk within its area of responsibility. For example, our Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls. In addition, our Compensation Committee considers risk and structures our executive compensation programs, if any, to provide incentives to appropriately reward executives for growth without undue risk taking.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on our Board.

Number and Terms of Office of Officers and Directors

Our Board consists of seven members. Our Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. In accordance with Nasdaq corporate governance requirements, we were not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. The term of office of the first class of directors, consisting of Ms. Briscoe and Mr. Gauthier, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Turner, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Messrs. Chapus, Beyer and Purdy, will expire at the third annual meeting of stockholders.

Our officers are elected by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Co-Chairman of the Board, Executive Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, Vice Presidents, a Secretary, Assistant Secretaries, a Treasurer and such other offices as may be determined by the Board.

Committees of Our Board

Our Board has two standing committees: an Audit Committee and a Compensation Committee. Each of our Audit Committee and our Compensation Committee is composed solely of independent directors.

Audit Committee

The members of our audit committee are Mss. Briscoe and Naftzger and Messrs. Gauthier and Turner. Ms. Briscoe serves as chairman of the audit committee.

Each member of the audit committee is financially literate and our Board has determined that Ms. Briscoe qualifies as an “audit committee financial expert” as defined applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•

the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•

reviewing and discussing with the independent registered public accounting firm all relationships the independent registered public accounting firm have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Our audit committee charter is available on the Company’s corporate website under the heading “Investor Relations” at http://www.crescentspac.com. The Company’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement.

Compensation Committee

The members of our Compensation Committee are Mss. Briscoe and Naftzger and Messrs. Gauthier and Turner. Mr. Gauthier serves as chairman of the compensation committee.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Our compensation committee charter is available on the Company’s corporate website under the heading “Investor Relations” at http://www.crescentspac.com. The Company’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement.

Committee Membership, Meetings and Attendance

Each of the Audit Committee and Compensation Committee of our Board is comprised entirely of independent directors.

During the year ended December 31, 2020:

•	our Board held 4 meetings;

•	our Audit Committee held 4 meetings; and

•	our Compensation Committee held 1 meeting.

Each of our incumbent directors attended or participated in at least 75% of the meetings of our Board and the respective committees of which she or he is a member held during the period such incumbent director was a director during the year ended December.

In our last annual meeting of stockholders, which was held on December 17, 2020, three of our directors were in attendance.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee in connection with the Business Combination. In accordance with Rule 5605(e)(2) of the Nasdaq Listing Rules, a majority of the independent directors may recommend a director nominee for selection by the Board. The Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. In accordance with Rule 5605(e)(1)(A) of the Nasdaq Listing Rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Audit Committee Report

Our audit committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, which we refer to as “PCAOB.” Additionally, our audit committee has received the written disclosures and the letter from our independent accountant, as required by the applicable requirements of the PCAOB, and has discussed with the independent accountant the independent accountant’s independence. Based upon such review and discussion, our audit committee recommended to our Board that the audited financial statements for the year ended December 31, 2020 be included in our annual report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by:

Audit Committee of the Board of Directors,

Kathleen S. Briscoe

Sandra V. Naftzger

John J. Gauthier

Jason D. Turner

Principal Accountant Fees and Services and Pre-Approval Policy

Withum, our independent registered public accounting firm, has audited our financial statements for the fiscal years ended December 31, 2020 and 2019. Fees for professional services provided by our independent registered public accounting firm are as follows:

	For the year ended December 31,
	2020	2019
Audit fees (1)	$86,869	$65,340
Audit-related fees (2)	—	—
Tax fees (3)	11,625	7,500
All other fees (4)	—	—

Total	$81,499	$73,665

(1)

Audit Fees. Audit fees consist of fees for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent register public accounting firm in connection with statutory and regulatory filings.

(2)

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)	Tax Fees. Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.
(4)	All Other Fees. All other fees consist of fees billed for all other services.

Our audit committee was formed upon the consummation of our IPO. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our independent registered public accounting firm, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the year ended December 31, 2020 there were no delinquent filers.

Code of Ethics

We have adopted a code of ethics applicable to our directors, officers and employees. Our code of ethics is available on the Company’s corporate website under the heading “Investor Relations” at http://www.crescentspac.com. The Company’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement.

Conflicts of Interest

Certain of our directors and officers and affiliates of our Sponsor manage several investment vehicles. These entities may compete with us for acquisition opportunities in the same industries and sectors as we may target for our initial business combination. If these entities decide to pursue any such opportunity, we may be precluded from procuring such opportunities.

In addition, investment ideas generated within our Sponsor and other persons who may make decisions for the company, may be suitable for both us and for current or future entities managed by our directors, officers or affiliates of our Sponsor and may be directed to such investment vehicle rather than to us. As employees of Crescent or its affiliates, certain members of the management team are and in the future will be involved in the formation of and offerings by these companies as well as the identification, acquisition and management of investments by such companies. The letter agreement entered into with certain of our officers will not restrict them from undertaking any such activities. As a result, conflicts of interest may arise between our officers’ fiduciary and contractual obligations to these companies and our officers’ obligations to us. None of the members of our management team who are also employed by our Sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. Our management team, in their capacities as directors, officers or employees of our Sponsor or its affiliates in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future investment vehicles of our Sponsor or its affiliates, or third parties, before they present such opportunities to us, subject to applicable fiduciary duties.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor these obligations to present such business combination opportunity to such entity, subject to his or her fiduciary duties to us under Delaware law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete the Business Combination.

Potential investors should also be aware of the following other potential conflicts of interest:

•

the fact that our Sponsor, officers (other than our officer who was appointed subsequent to our IPO, who does not own any shares of our Common Stock) and directors (including our independent directors) have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, including all of the Founder Shares;

•

the fact that our Sponsor has agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation;

•

the fact that our Sponsor paid an aggregate of $25,000 for 6,250,000 shares of Class F Stock (75,000 of which have been transferred to our independent directors, after giving effect to the (i) surrender of 1,437,500 shares on November 29, 2017 and (ii) forfeiture of 937,500 shares in April 2019) which will be converted into Class A Stock upon the closing of the Business Combination, including the 2,725,000 shares that our Sponsor has agreed to cancel concurrently with the closing of the Business Combination and the Lock-Up Shares which will be subject to release only if the price of Class A Stock trading on Nasdaq or another national securities exchange exceeds certain thresholds during the seven-year period following the closing of the Business Combination and will otherwise be forfeited and canceled for no consideration, but which will have no value if an initial business combination is not consummated by the Expiration Date;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by the Expiration Date;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a third party or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•

the fact that our Sponsor will have the right to nominate two independent directors of the post-Business Combination Company pursuant to a stockholders agreement to be entered into upon closing of the Business Combination;

•	the anticipated continuation of two of our existing directors, Robert D. Beyer and Todd M. Purdy, as directors of the post-Business Combination Company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by the Expiration Date;

•

that, as described in the Charter Proposals and reflected in Annex C, our proposed Second Amended and Restated Certificate of Incorporation will be amended to expressly elect not to be bound or governed by, or otherwise subject to, Section 203 of the DGCL, thereby removing certain restrictions on business combinations with interested stockholders (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective);

•

that, at the closing of the Business Combination we will enter into the Amended and Restated Registration Rights Agreement, which provides for registration rights to, among others, our Sponsor, Crescent and their permitted transferees;

•

that Crescent has entered into the Forward Purchase Agreement with the Company, pursuant to which Crescent has committed to purchase, subject to the terms and conditions set forth in the Forward Purchase Agreement, including a lock-up period that restricts the transfer of securities issued pursuant to the Forward Purchase Agreement and registration rights granted thereto, an aggregate of 2,500,000 shares of Class A Stock plus 833,333 Warrants for an aggregate purchase price of $25,000,000 in cash in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers); and

•

that Crescent, either alone or with our Sponsor, has the right but not the obligation to purchase immediately prior to the closing of the Business Combination additional shares of Class A Stock at a purchase price of $10.00 per share, subject to reasonably acceptable terms to be provided in a separate agreement, to the extent our total cash proceeds are less than $250,000,000.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. Below is a table summarizing the entities to which our officers and directors currently have fiduciary duties or contractual obligations that may present a conflict of interest:

Name of Individual	Entity Name	Entity’s Business	Affiliation
Robert D. Beyer	Chaparal Investments LLC Jefferies Financial Group	Private investments Financial services	Chairman Director
Jean-Marc Chapus	Crescent Capital Group LP	Alternative credit investments	Managing Partner
Todd M. Purdy	N/A
Christopher G. Wright	Crescent Capital Group LP	Alternative credit investments	Managing Partner
Al Hassanein	Crescent Capital Group LP	Alternative credit investments	Controller
George P. Hawley	Crescent Capital Group LP	Alternative credit investments	General Counsel
Kathleen S. Briscoe	Dermody Properties Griffin Capital Resmark Equity Partners, LLC Crescent Capital BDC, Inc.	Real estate Asset management Real estate investments Business development	Partner, Chief Capital Officer Director Director Director
John J. Gauthier	JJG Advisory, LLC Reinsurance Group of America, Incorporated	Investment consulting Reinsurance	Principal Owner Director
Jason D. Turner	Venbrook Group, LLC	Insurance	Chief Executive Officer
Sandra V. Naftzger	N/A

Accordingly, if any of the above officers or directors become aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then current fiduciary or contractual obligations, he or she will honor these obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete the Business Combination. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our Company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

We are not prohibited from pursuing a business combination with a company that is affiliated with our Sponsor, officers or directors. In the event we seek to complete our business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such a business combination is fair to our Company from a financial point of view.

Our Initial Stockholders have agreed to vote their Founder Shares and their public shares, if any, in favor of the Business Combination.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have obtained a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Executive and Director Compensation

None of our officers or directors have received any cash compensation for services rendered to us. Commencing on March 12, 2019, we agreed to pay monthly recurring expenses of $10,000 to Crescent for office space, utilities, and administrative and secretarial support. Upon completion of a business combination or our liquidation, we will cease paying these monthly fees. In addition, we may pay our Sponsor or any of our existing officers or directors, or any entity with which they are affiliated, a finder’s fee, consulting fee or other compensation in connection with identifying, investigating and completing a business combination. Our Sponsor, officers, directors, or any of their respective affiliates, may be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors and our or their affiliates and will determine which fees and expenses and the amount of expenses that will be reimbursed. We note that some named executive officers have economic interests in our Sponsor. For more information about the interests of our Sponsor in the Business Combination, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Interests of Certain Persons in the Business Combination.”

After the completion of our Business Combination, our two existing directors who are anticipated to continue as directors of the post-Business Combination Company, Robert D. Beyer and Todd M. Purdy, may be entitled to director compensation. For a discussion of our executive compensation arrangements after the closing of the Business Combination, please see the section entitled “Management After the Business Combination.”

THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes of the Company included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We intend to effectuate the Business Combination using a combination of cash and stock (including Earn-Out Shares). Such cash is derived from the proceeds of our IPO, the sale of the Private Placement Warrants and the proceeds from the Forward Purchase Agreement and PIPE Investment, along with the right of Crescent and our Sponsor to purchase additional shares of Class A Stock to the extent our total cash proceeds are less than $250,000,000.

As of December 31, 2020, we had cash and cash equivalents of $306,626, current liabilities of $356,979 and deferred underwriting compensation of $8,750,000. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans, including the Business Combination. We cannot assure you that our plans to complete the Business Combination will be successful.

Restatement

The Company has restated its previously issued historical financial statements to reclassify its Warrants and Forward Purchase Agreement as derivative liabilities pursuant to ASC 815-40 rather than as a components of equity as the Company previously treated the Warrants and Forward Purchase Agreement. As part of the reclassification to derivative liabilities, we reclassed a portion of the offering costs associated with our initial public offering originally charged to stockholders’ equity, to an expense in the statement of operations in the amount of $1,465,314 based on a relative fair value basis. The fair value of the Private Placement Warrants was greater than the cash received from the proceeds for the Private Placement Warrants, resulting in a loss on sale of Private Placement Warrants of $5,110,000. The impact of the restatement is reflected in the Company’s Management’s Discussion & Analysis of Financial Condition and Results of Operations below. The impact of the restatement is more fully described in Note 2 to the Company’s financial statements included elsewhere in this proxy statement.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our primary activities since inception have been organizational activities and those necessary to prepare for our IPO which was consummated on March 12, 2019. Since March 12, 2019, our activities have included activities associated with our search for a business combination candidate and our costs have included the professional, insurance and other costs associated with operating a public company.

On March 11, 2020, the World Health Organization officially declared the outbreak of COVID-19 a “pandemic.” A significant outbreak of COVID-19 and other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of LiveVox or any other potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete the Business Combination or any other business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or LiveVox or other target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts the Business Combination or our search for an alternate business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate the Business Combination, or the operations of LiveVox or another target business with which we ultimately consummate a business combination, may be materially adversely affected. For additional information on how COVID-19 has impacted LiveVox’s business, please see the section entitled “LiveVox Management’s Discussion and Analysis of Financial Condition and Results Of Operations—Impact of COVID-19.”

Included in general and administrative expenses on the accompanying consolidated statements of operations, during the years ended December 31, 2020 and 2019, our principal operating expenses included $2,795,651 and $189,670, respectively, for professional, insurance and regulatory costs, $200,000 and $200,000, respectively, in franchise taxes, $149,164 and $38,890, respectively, in consulting and travel costs and $120,000 and $98,065, respectively, in administrative fees to an affiliate of the Sponsor. During the years ended December 31, 2020 and 2019, we also recorded $14,794,000 and $9,489,000, respectively, for the change in the fair value of the Warrant and Forward Purchase Agreement liability. During the year ended December 31, 2019, we recorded $2,035,000 related to the initial classification of Forward Purchase Agreement liability, $1,465,314 in offering cost associated with Warrants recorded as liabilities and $5,110,000 on the loss on sale of Private Placement Warrants. Further, during the year ended December 31, 2020, the Company generated $160,650 of interest income in the money market funds, meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government obligations, in the Trust Account as well as $749,420 of interest income on the U.S. Treasury bills in the Trust Account. During the year ended December 31, 2019, we generated $4,472,458 of interest income on the U.S. Treasury bills in the Trust Account. Such interest income is currently taxable and results in a provision for income taxes of $136,730 and $1,195,607 during the years ended December 31, 2020 and 2019, respectively, since the majority of our operating expenses are considered start-up costs and are not currently deductible. We will periodically withdraw funds from the Trust Account to fund the payment of income and franchise taxes.

Following the closing of our IPO in March 2019, we have not generated, and will not generate, any operating revenues until after completion of the Business Combination. As discussed above, we currently generate non-operating income in the form of interest income on cash and cash equivalents after our IPO and such income generates a currently payable provision for income taxes on such income since our operating expenses are considered start-up expenses and are not currently deductible. In addition to our taxes, administrative fees to an affiliate of the Sponsor and costs associated with our public reporting, we expect to incur increased expenses for our due diligence and other costs of identifying, documenting and closing a business combination and such costs are expected to be very significant and will vary with the stage of development of a business combination. We intend to pay our income and franchise taxes from the income of the Trust Account.

On June 24, 2020, we entered into an Agreement and Plan of Merger (the “F45 Merger Agreement”), by and among us, First Merger Sub, Second Merger Sub, F45 Training Holdings Inc., a Delaware corporation (“F45”), and Shareholder Representative Services LLC, a Colorado limited liability company, which provided for a business combination between us and F45 (the “F45 Business Combination”). Additional information regarding F45 and the F45 Business Combination is available in the proxy statement initially filed with the SEC on July 16, 2020. On October 5, 2020, the Company and F45 entered into a Termination and Release Agreement, effective as of such date, pursuant to which the parties agreed to mutually terminate the F45 Merger Agreement.

On January 13, 2021, we entered into the Merger Agreement with First Merger Sub, Second Merger Sub, LiveVox, and the Stockholder Representative, solely in its capacity as the representative, agent and attorney-in-

fact of the stockholder of LiveVox. The Merger Agreement provides for, among other things, (i) the merger of First Merger Sub with and into LiveVox, with LiveVox continuing as the Surviving Corporation and becoming our direct, wholly owned subsidiary as a consequence and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of the Surviving Corporation with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity, which will be renamed such name as LiveVox shall designate no later than five business days prior to the closing of the transaction, in each case, in accordance with the terms and subject to the conditions of the Merger Agreement. Following the closing of the Business Combination, we will own, directly or indirectly, all the stock of LiveVox and its direct and indirect subsidiaries and the LiveVox Stockholder will hold a portion of the Company’s stock.

Consummation of the transactions contemplated by the Merger Agreement are subject to customary conditions of the respective parties, including the approval of the Business Combination and certain other actions related thereto by our stockholders, certain approvals or other determinations from certain regulatory authorities, as applicable, and the availability of a minimum amount of cash in the Trust Account (and/or from other specified sources, if necessary), after giving effect to redemptions by our public stockholders, if any. Accordingly, there can be no assurance that the Business Combination will be consummated.

For additional information regarding LiveVox, see “Information About LiveVox” and “LiveVox Management’s Discussion and Analysis of Financial Condition and Results of Operation.” For additional information regarding the Merger Agreement and the Business Combination, see “Proposal No. 1—Approval of the Business Combination.”

On February 17, 2021, pursuant to a special meeting of the stockholders of the Company, the Company’s stockholders voted to amend our amended and restated certificate of incorporation to postpone the date by which the Company must complete its initial business combination or liquidate from March 12, 2021 to June 30, 2021.

In connection with such extension, a total of eight of our stockholders elected to redeem an aggregate of 12,238 shares of Class A Stock, representing approximately 0.05% of the Company’s issued and outstanding Class A Stock at the time for an aggregate redemption amount of $124,138.

Liquidity and Capital Resources

Prior to the completion of our IPO, our liquidity needs were satisfied through receipt of $25,000 from the sale of the Founder Shares to our Sponsor, $300,000 in note payable and $118,323 in advances from an affiliate of the Sponsor.

The net proceeds from (i) the sale of the Units in our IPO, after deducting offering expenses of approximately $900,000 and underwriting commissions of $5,000,000 (excluding deferred underwriting fees of $8,750,000), and (ii) the sale of the Private Placement Warrants for a purchase price of $7,000,000, were approximately $251,100,000. Of this amount, $250,000,000 was placed in the Trust Account, which includes up to $8,750,000 of deferred underwriting fees. The remaining approximately $1,100,000 was available to us for working capital and is not held in the Trust Account.

We intend to use the proceeds from the Forward Purchase Agreement and the PIPE Investment, together with the funds in the Trust Account, and, to the extent the Company’s total cash proceeds are otherwise less than $250,000,000, any proceeds from the sale of additional shares of Class A Stock to Crescent and our Sponsor to fund the cash consideration payable to the LiveVox Stockholder in the Business Combination, certain transaction fees and expenses relating to the Business Combination, and to provide the Company with additional liquidity. We may withdraw interest from the Trust Account to pay taxes. Delaware franchise tax is based on our authorized shares or on our assumed par and non-par capital, whichever yields a lower result. Our annual franchise tax obligation is expected to be capped at the maximum amount of annual franchise taxes payable by us as a Delaware corporation of $200,000. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the Trust Account. We plan to retain some cash to provide the post-Business Combination Company with additional liquidity.

As of December 31, 2020 and 2019, we had available to us $306,626 and $1,126,200, respectively, of cash held outside the Trust Account as well as certain amounts we may draw from the Trust Account to fund our taxes (as described above). We believe that such sources of liquidity are adequate to fund our operations for at least the next 12 months. We will use these funds primarily to complete the Business Combination, and we will use these funds to pay our professional and other costs of being a public company and pay taxes to the extent the interest earned on the Trust Account is not sufficient to pay our taxes. We do not expect to have any capital expenditures during 2021, except as may be incurred in connection with the Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with the Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete the Business Combination, we would repay such loaned amounts. In the event that the Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account.

Unless and until we complete the Business Combination, we expect our primary liquidity requirements during the 24-month period subsequent to our IPO to include legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; legal and accounting fees related to regulatory reporting requirements; Nasdaq and other regulatory fees; office space, administrative, consulting and support services provided under an agreement with our Sponsor and other working capital needs.

Off-balance Sheet Financing Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial agreements involving assets.

Contractual Obligations

As of the date of this proxy statement, we did not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities. On March 7, 2019, we entered into an administrative support agreement pursuant to which we have agreed to pay Crescent a total of $10,000 per month for office space, utilities, and administrative and support services. Upon the earlier of the completion of the Business Combination and our liquidation, we will cease paying these monthly fees. Pursuant to the administrative support agreement, for the years ended December 31, 2020 and 2019, the Company incurred expenses of $120,000 and $98,065, respectively, which are included in general and administrative expenses on our consolidated statements of operations, of which $0 and $60,000 were payable as of December 31, 2020 and 2019, respectively, and included in accounts payable and accrued expenses on our balance sheets.

The underwriters of the IPO are entitled to underwriting discounts and commissions of 5.5%, of which 2.0% ($5,000,000) was paid at the closing of the IPO and 3.5% ($8,750,000) was deferred. The deferred underwriting discount will be paid to the underwriters upon the completion of the Business Combination.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ materially.

Offering Costs

We comply with the requirements of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A—“Expenses of Offering.” We incurred offering costs in connection with our IPO of $903,147. These costs, together with the upfront underwriter discount and deferred discount of $13,750,000 (of which $8,750,000 was deferred), were charged to the shares of our Class A Stock and warrants upon the closing of our IPO.

Class A Stock Subject to Possible Redemption

The Company accounts for its Class A Stock subject to possible redemption in accordance with the guidance in FASB ASC 480, “Distinguishing Liabilities from Equity.” Shares of Class A Stock subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A Stock (including shares of Class A Stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares of Class A Stock are classified as stockholders’ equity. The Company’s Class A Stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Class A Stock will be affected by charges against additional paid-in capital. Accordingly, as of September 30, 2020 and December 31, 2019 and 2018, 24,005,310, 24,011,445 and 0, respectively, of the 25,000,000 public shares were classified outside of permanent equity.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible, because of the potential differences in accounting standards used.

New Accounting Standards

We do not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of December 31, 2019, we did not have any “off-balance sheet arrangements” as defined in Item 303(a)(4)(ii) of Regulation S-K, and did not have any commitments or contractual obligations other than obligations disclosed herein. No unaudited quarterly operating data is included in this proxy statement, as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” under the JOBS Act, and are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We have elected to delay the adoption of new or revised accounting standards, and, as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

As an “emerging growth company,” we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of the IPO or until we are no longer an “emerging growth company,” whichever is earlier.

INFORMATION ABOUT LIVEVOX

Overview

LiveVox’s mission is to enable next-generation cloud contact center experiences. LiveVox offers cloud-hosted Contact Center as a Service (or CCaaS) platform for business processing outsourcing (BPO) organizations, enterprises, and collections agencies. Its offerings include omnichannel and artificial intelligence (AI), customer relationship management (CRM) and workforce optimization (WFO). LiveVox’s platform provides customers with a scalable, cloud-based architecture and preintegrated AI capabilities to support enterprise-grade deployments. Additionally, LiveVox’s platform features a native CRM which unifies disparate, department-level systems of record to present contact center agents with a single view of its customers. LiveVox has built a differentiated approach to the contact center software market and is complemented by an attractive financial model. Key highlights of LiveVox’s business and market opportunity include:

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Large and growing CCaaS market opportunity: The contact center market is in the early stages of a shift to cloud-based solutions and LiveVox estimates that the vast majority of call center agents are not using cloud-based solutions today. Various trends are driving this transition, including digital transformation, the automation of manual contact center labor, and the need for AI-enabled analytics to support omnichannel workflows and agents. LiveVox estimates this market to be approximately $27 billion for 2020, of which approximately $5 billion is comprised of cloud-based solutions. LiveVox and other industry sources estimate the total spend to reach approximately $83 billion by 2030. As enterprises continue to execute on their digital transformation strategies, LiveVox is well positioned to capture a meaningful amount of this growth as it increases its investment in sales and marketing to educate more potential customers on its platform.

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Differentiated product: LiveVox offers a cloud-based, enterprise-focused contact center solution. The LiveVox platform consists of innovative cloud-based AI and omnichannel offerings, anchored by its native CRM solution. LiveVox’s products are designed to enable customers to remove legacy technology barriers and accelerate adoption of cloud-based solutions, regardless of digital transformation journey status. LiveVox’s platform is configured with features and functionalities as well as compliance standards and capabilities, and integrations with many existing third-party solutions, providing customers with a simple and scalable implementation process. LiveVox believes that its integrated offering accelerates the adoption of cloud-based contact center solutions, eliminates data silos, and allows its users to maximize engagement with their customers and create differentiated end user experiences. LiveVox believes that it is currently the only company to offer a product that integrates Omnichannel, Contact Center, CRM, WFO and AI capabilities in a single offering.

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Integration: LiveVox’s products integrate AI and omnichannel capabilities under one platform, alongside CRM and WFO functionalities, providing customers with a single platform to support their contact center capabilities while providing consistent platform-wide analysis and reporting.

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Approach to CRM and data: LiveVox’s products unify disparate, department-level systems of record to present a single view to contact center agents, eliminate data silos that exist between disparate and disconnected solutions, provide great customer experiences, and lower costs for its customers. Additionally, LiveVox’s approach enables simpler, more cost-efficient deployment and scaling when compared to competing solutions.

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Enterprise-grade architecture: LiveVox offers enterprise-grade compliance, security, and governance capabilities that benefit its customers, many of whom are in highly regulated industries. While LiveVox’s platform is scalable for businesses of all sizes, it primarily serves enterprise companies with complex contact center needs. Approximately 90% of LiveVox’s revenue comes from customers deploying greater than 50 seats with LiveVox.

•	Attractive financial profile, underpinned by several qualities:

○	Recurring revenue model: LiveVox’s revenue model consists of approximately 99% recurring revenue. For the years ended December 31, 2020, 2019, 2018 and 2017, LiveVox’s revenues were

$102.5 million, $92.8 million, $77.2 million and $60.6 million, respectively, representing year-over-year growth of 10%, 20% and 27%, respectively. LiveVox’s Adjusted EBITDA for the years ended December 31, 2020, 2019, 2018 and 2017 was $8.5 million, $13.3 million, $11.0 million and $3.8 million respectively.

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Attractive unit economics: LiveVox benefits from strong sales efficiency, driven by the productivity of its salesforce and flexible commercial model. This model seeks to meet customers at any stage of their digital transformation by utilizing a “land and expand” strategy that allows LiveVox to provide a subset of its full contact center solution to meet the initial requirement, and then expand that relationship by providing more features and functionality that empowers the customer to continue on their journey to greater digital and AI adoption. For the years ended December 31, 2020, 2019, 2018 and 2017, LiveVox’s LTM Net Revenue Retention Rates were 106%, 118%, 120% and 115%, respectively. Notwithstanding for the impact of COVID-19 on fiscal 2020, LiveVox’s average net revenue retention rate was 115% over the period 2017 to 2020. These qualities contribute to attractive unit economics. LiveVox estimates that the average calculated lifetime value of LiveVox’s customers is approximately seven times the associated cost of acquiring them for the time period from 2017 to 2020.

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Resilience: LiveVox has not experienced a sustained disruption in its overall business as a result of COVID-19. In the first half of 2020, LiveVox’s usage-based revenues were impacted due to lower volumes, although usage revenue returned to growth in the third quarter of fiscal 2020. LiveVox’s contracted revenues (comprising approximately two thirds of LiveVox’s overall revenue) has grown at least 18% in each quarter of 2020 compared to the respective quarters of 2019. In the second half of fiscal 2020, LiveVox’s business rebounded to normalized levels of growth, and its bookings outperformed its budgeted plan for 2020 (that was set in 2019 and not subsequently adjusted).

Since LiveVox’s acquisition by funds affiliated with Golden Gate Capital in 2014, it has invested in reaching product maturity and developing a differentiated value proposition for enterprise customers. Over this time period, LiveVox sustained its revenue growth and sustained attractive unit economics. LiveVox intends to build on this foundation and increase its sales and marketing investment to capture future opportunity, including by increasing the size and reach of its go-to-market organization, expanding its channel and geographic presence, and continuing to build on the efficiency and productivity of its salesforce.

Shift to Cloud-Based CCaaS Solutions

LiveVox believes that the vast majority of today’s businesses are still using on-premise solutions and the market for cloud-based contact center software is growing rapidly, driven by a number of factors LiveVox believes to be true, including the following:

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Digital transformation: Many companies continue to modernize all aspects of their businesses, incorporating digital, mobile, and cloud technologies in all areas. This is especially true for contact centers, where cloud-based solutions increase agility, flexibility, and efficiency.

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Automation of manual labor: Human labor has traditionally been a necessity and the largest area of spend for the contact center. However, modern AI and cloud technologies support offerings that streamline manual processes. As these solutions reach cost and performance parity with manual labor, LiveVox expects their penetration to further increase.

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Increased focus on customer experience: In the past, contact centers were viewed primarily as cost centers. Today, they are viewed as an important part of the customer experience, and, ultimately, the enterprise brand. As a result, the contact center is viewed as a key point of contact in facilitating a high-value customer experience. Contact centers are increasingly focused on user engagement, resulting in greater focus on AI-enabled analytics and CRM. Organizations are subsequently evaluating their technology strategies and the role of the contact center agent, and increasingly shifting to cloud-based solutions.

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Increased demand for work-from-home flexibility: Historically, organizations viewed on-premise infrastructure as better suited for deployments with significant security, compliance, and governance requirements. Those beliefs have evolved more towards acceptance of cloud-based solutions in recent years and the COVID-19 pandemic has accelerated this evolution as it caused a rapid increase in remote work and distributed workforces, accelerating the shift to cloud-based solutions.

Limitations to Broader Adoption of CCaaS

LiveVox believes that despite the clear need for cloud-based contact center software, existing competitors’ cloud solutions lack key functions and qualities, limiting the rate of adoption. LiveVox believes key factors limiting the broader adoption of cloud-based contact center solutions include:

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Data integration: Traditional contact center solutions offer bespoke, department-level integration with a customer’s existing systems of record, resulting in data generated outside the contact center being separately managed and not easily accessible to the agent, further creating poor end user experiences.

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Complex and costly implementation: Traditional contact center software vendors offer costly and time-intensive implementation processes that often require bespoke integration with disparate systems of record at each deployment site. These often require high upfront and ongoing maintenance costs, and considerable time invested by IT teams. As IT budgets become increasingly constrained, companies need solutions that are simple and cost-efficient to deploy and scale.

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Risk mitigation: Existing solutions lack the risk and compliance capabilities required of large, global businesses today. This creates a growing business risk for companies relying on their contact center for customer-facing deployments. Large enterprises require these advanced risk mitigation capabilities in particular, to adhere to their compliance standards.

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Investment in legacy infrastructure: Based on internal and industry estimates, LiveVox believes approximately 15% of current spend on contact center software solutions is comprised of cloud offerings. Businesses that have invested large amounts of capital into existing infrastructure often have upgrade cycles of greater than five years, further limiting their ability to quickly shift to cloud-based solutions.

LiveVox’s Opportunity

LiveVox’s CCaaS market opportunity consists of the total spend on contact center software solutions. LiveVox estimates this market to be approximately $27 billion in 2020, of which approximately $5 billion is comprised of cloud-based solutions and LiveVox estimates total spend to reach approximately $83 billion by 2030. This growth is driven in part by the increasing automation of manual workflows using AI. LiveVox believes that as enterprises continue to execute on their digital transformation strategies, it is well positioned to capture a meaningful amount of this cloud transition growth as it increases its investment in sales and marketing to educate more potential customers on its platform.

LiveVox believes that the majority of its addressable market is unpenetrated today. Over time, LiveVox expects its total addressable market to grow considerably, due to a combination of cloud-based market tailwinds and LiveVox’s shift into new products to expand its addressable market. LiveVox continues to expand into other solutions, and benefit from market tailwinds in the cloud-based contact center software market as on-premise solutions shift to the cloud and contact center labor is automated.

LiveVox’s Offerings

LiveVox’s cloud-based contact center platform features a comprehensive, integrated suite of omnichannel, AI, CRM, and WFO capabilities. LiveVox’s products are differentiated by the following characteristics:

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Comprehensive offering: LiveVox’s products provide voice, messaging, chat, AI, and WFO capabilities configured with LiveVox’s CRM. These products are provided in a single platform, with consistent user experiences across products and seamless integration with other systems of record.

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Pre-integrated: LiveVox’s native CRM is integrated to work with existing vendor solutions. As a result, the implementation process is simple for IT teams to deploy and scale the LiveVox software. LiveVox’s solutions can be implemented in as quickly as three weeks. Additionally, LiveVox’s products unify disparate, department-level systems of record to present a single view to the agent, which eliminates data silos and provides great customer experiences.

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Cloud-native architecture: LiveVox uses a cloud-based, multi-tenant architecture model, with an approach designed from the ground up to operate securely while adhering to compliance and governance requirements. These features allow customers to easily scale their use of LiveVox’s products and spend with LiveVox, including adding new features and receiving software upgrades.

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Enterprise-grade functionality: LiveVox’s products have strong enterprise grade compliance and security capabilities that help differentiate it from the competition. LiveVox offers advanced compliance capabilities that are demanded by its customers, many of whom are in highly regulated industries.

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Flexible commercial model: LiveVox’s commercial model consists of an optimized combination of contracted billing and usage-based billing, with products delivered through bundles. These bundles enable LiveVox to bring in customers at multiple points in their digital transformation.

Benefits to LiveVox’s Customers

LiveVox’s platform uses AI capabilities to accelerate digital transformation for its customers. LiveVox believes that the following key attributes differentiate its platform, to both its customers and their end users:

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Scalable, easy to use platform: LiveVox’s omnichannel/AI solution integrates with customers’ existing vendors, providing a flexible data platform that scales to reach customers as businesses grow. LiveVox allows businesses to rapidly adapt their strategies to meet the standards of changing technology and regulatory environments, in a simple product that is configured with value-added products built for mid-size and enterprise customers.

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Accelerating digital transformation: LiveVox’s products enhance customers’ abilities to transform their businesses, increase agility, and create amazing customer experiences. LiveVox’s advanced omnichannel / AI capabilities and WFO tools provide insights on both its customers’ contact center operations, as well as on their customers. These insights facilitate strong customer and end user experiences, while improving agent productivity.

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Cost-efficient: LiveVox’s commercial model typically requires lower implementation costs and resources when compared to other solutions, and following implementation, customers are able to scale their spend with their contact center needs. LiveVox’s AI-configured, native CRM facilitates faster deployments for its customers, enabling them to avoid long, costly integrations and the complexity that agents face when navigating multiple systems of record.

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Consistent and continuous experience for end users: LiveVox’s integrated suite of products improves the end user experience by combining all of a user’s information, providing them with a consistent experience across SMS, voice, web, chat, and other channels, with all of their information stored in one central location. Today’s modern contact center needs to route the right communication to the right agents, providing agents access to a single view of pertinent customer information in real time to facilitate a seamless customer journey.

Growth Strategies

LiveVox is driving considerable growth in its business by executing across a number of dimensions including:

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Acquire new customers: LiveVox is increasing its investment into sales and marketing to grow its customer base. LiveVox is growing its team of customer success managers and field-based reps, building its marketing capabilities to expand its reach, and investing in initiatives to improve salesforce productivity.

•	Increase revenue from existing customers: LiveVox benefits from a land and expand model in which its revenue from existing customers grows over time. This is driven by LiveVox’s focus on large enterprise customers, as well as its sales strategy in which LiveVox often “lands” in a single department or line of business, providing it a strong upsell potential over time to expand the amount of business it does with a customer. For the last four years ending December 31, 2020, LiveVox’s LTM Net Revenue Retention Rate was 115%, on average. LiveVox believes a considerable opportunity exists for additional revenue from its existing customers through the sale of additional seats and products. LiveVox has identified opportunities it believes will allow it to expand its revenue from existing customers based on seats that are not currently using LiveVox’s software. LiveVox will continue to invest resources into identifying and executing on opportunities for increased penetration with existing customers.

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Accelerate product innovation: LiveVox believes its platform is ideally suited for expansion and has a demonstrated track record of expanding the functionality and use cases of its products. Since 2014, LiveVox has expanded the functionality of its platform from an outbound-focused collections provider to an integrated omnichannel/AI platform that addresses all aspects of the agent experience. LiveVox will continue to invest in new technologies and harness existing ones.

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Grow the LiveVox platform offering through partnerships and opportunistic M&A: LiveVox plans to continue to solidify its position as an enterprise cloud-based contact center software company. In addition to ongoing organic investment and partnerships, LiveVox will continue to explore opportunistic M&A as a source of product expansion, geographic reach, and growth.

LiveVox’s Products

LiveVox’s cloud contact center software is provided to customers on a subscription basis and consists of three major families of products all fully integrated to deliver a comprehensive end-to-end solution for its customers: CRM, Omnichannel and AI, and WFO. LiveVox’s CRM platform, designed specifically for contact centers, acts as an orchestration layer, allowing customers to design customer journey, create smart campaigns and ensure each interaction is routed to the appropriate employee. The combination of a unified data layer joined with omnichannel, AI and WFO functionalities ensures that customers receive what LiveVox views as all of the key components necessary to operate a modern contact center. The platform is built upon a public cloud infrastructure with the utilization of a micro-service architecture and a robust set of APIs, allowing for robust integrations and a network of partners further enhancing the platform.

CRM

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Contact Manager and Extract, Transform, and Load (“ETL”) Tools – At the core of the LiveVox platform is a database layer that functions as a repository and orchestration layer for customers and their customer records. These records function as an index allowing each communication to be appropriately correlated to each customer. This database fulfills the need for customer service, sales, business process outsourcing (“BPO”) and other customers to ensure no single interaction is orphaned. The combination of historical data, consumer attributes and consent are utilized by multiple applications listed below to enhance consumers’ experiences in any channel and ensure that agents are provided relevant information and analytical models are appropriately set-up with the right data. Moreover, the application provides a visual layer, designed to understand customer population, create “what if” scenarios and execute simple and complex segmentation strategies for personalized campaign launches in an Omnichannel environment. Additionally, LiveVox has invested in a robust set of ETL tools designed to integrate with modern CRM platforms, systems of records and legacy systems, ensuring consistent management of data and high reliability of future AI deployments.

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U-CRM – Provides a visual layer, surfacing relevant information to agents during every interaction. This offering provides relevant customer details, helping to expedite calls through a shorter authentication and verification process. Access to prior interactions across voice, email, SMS, chat and other channels helps agents understand use history and gives better context to the conversation. All communication channels are exposed to agents allowing them in real-time to send notifications via SMS or follow-up with an email if the conversation requires it. Moreover, supporting attachments, key notes and account details are available through a single interface. A universal inbox ensures all non-voice interactions are routed to agents to easily access and respond to customer inquiries.

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U-Ticket – Creates support tickets and tracks all the relevant details to solve issues. This offering ensures that all communication including phone calls, emails, chat conversations and short message service (“SMS”) messages is tracked with all the details provided to customer teams, helping them solve problems quickly and empowering the team with visibility across the entire organization. It automates processes through simple configuration to route tickets to appropriate teams for quicker resolution, close out customer requests for increased satisfaction, and escalate urgent issues to appropriate teams and managers. It also provides access to channels, by offering digital forms that allow for simple ticket classification and identification by customers 24 hours a day, seven days a week.

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U-Script – A visual agent flow tool designed to provide guidance and visual navigation to agents. U-Script is commonly utilized to improve training for new employees. The tool can be configured and modified by administrators and provided to agents on demand. Compliance teams seek to ensure appropriate disclosures are presented during each and every conversation and any customer responses are captured and recorded in an indexed database.

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Phone Dial Attempt Supervisor (“PDAS”) – Enables contact centers to set rules and restrictions relative to the number of voice calls attempted to any particular phone number and/or account. The application provides holistic capability to manage both campaign-based and manually initiated attempts across a number of granular settings from account type, telephone number types and consumer residing state. The application provides a visual administrative layer allowing compliance professionals to set rules and restrictions based on their enterprise communication standards. This application helps customers ensure consistency in communication and respects consumer privacy and legal standards between consumers and their brands.

Omnichannel and AI

•	Voice

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Inbound – Provides customers with enterprise grade voice services and features. Utilizing LiveVox’s unified data model, callers are automatically identified through a combination of automatic number identification (“ANI”) match technology, third-party data lookups and/or customer self-authentication methods. Call history is dynamically retrieved, identifying prior agent conversations, agent ownership and/or unique customer attributes, helping to route calls via LiveVox’s automated call distributor (“ACD”). Callers are matched with agents based on a combination of availability, skills and proficiencies, ensuring the appropriate match of customer to agent. Administrators gain real-time visibility across their entire organization through a combination of dashboards, providing top-level metrics with drill-down capabilities and real-time coaching tools such as whisper, barge or take-over.

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Outbound – Provides what LiveVox believes to be best-in-class outbound voice applications that combine the scalability of its platform with compliance standards required by companies in highly regulated industries. LiveVox’s outbound voice capabilities function independently as a stand-alone as well as blended into inbound voice operations, allowing customers to maximize agent efficiency and adhere to inbound and outbound voice service level agreements (“SLA”). LiveVox believes that its architecture ensures that each outbound dialing system contains software and hardware separation necessary to comply with the highest of regulatory standards. LiveVox’s outbound applications include the following functions:

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Predictive dialing – a high-velocity dialing tool commonly utilized by sales organizations, enterprise customers as well as others obtaining strong forms of consent necessary to reach many customers in a short manner with live agents. The system utilizes predictive algorithms, which adjust in real-time to pair groups of agents with number of calls and consumer answer patterns.

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Unattended dialing – a high-velocity voice messaging tool designed to deliver critical time-sensitive messages to consumers. Utilized particularly for the education, health care and financial services verticals to remind consumers of appointments and other vital business matters.

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Outbound IVR (interactive voice response) – a messaging application allowing consumers to opt into conversations with agents based on confirmation of good/services or to serve as an immediate escalation point. Commonly utilized in the financial services and health-care verticals for reminders and ability to speak with a contact center individual.

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Manual dialing – a strictly manual environment allowing agents to manually initiate a call to consumer via a single click on a phone number and/or a manual entry of phone numbers into the agent phone panel. The manual systems do not contain any capability or capacity to make any other forms of calls and is commonly utilized by an organization unsure of current consent and/or a potential revocation of consent by the consumer.

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Human Call Initiator (HCI®) - a LiveVox-proprietary outbound dialing system that allows agents to launch calls manually via a single click (i.e., single click/single call). The user interface is optimized to deliver a single phone number to an agent to initiate a call while ensuring that no call is dialed automatically.

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IVR and contact flow – LiveVox provides customers the tools to create cross-channel, self-service journeys that are custom fit for their customers. LiveVox offers a wide array of features allowing its customers to customize their IVR’s with their bespoke needs, including drag-and-drop features, 40+ pre-built modules, Text to Speech (TTS) capabilities, a library of professionally recorded voice prompts, and omnichannel capabilities. Additionally, LiveVox’s application programming interfaces (“API”) modules within Contact Flow Editor permit customers to use representational state transfer (“REST”) APIs to integrate with existing systems. LiveVox’s IVR supports a “bring-your-own bot environment” while also providing a number of connectors to leading bot and virtual agent providers.

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Dashboard, Reporting, Wall-Boards – LiveVox provides a series of dashboard and reporting interfaces across the entire product suite, with the ability to drill-down to each individual interaction. A series of real-time dashboards provide valuable insights by displaying real-time contact center metrics across voice, email, SMS, and chat, including agent performance, tickets created or quality of interactions. The bi-directional nature of the dashboards provides true visibility into the contact center. Agent performance views provide the ability to understand agent status and monitor the exact conversation an agent is engaged in. The reporting suite offers a number of industry standards and best practice reports along with the capability to filter across multiple dimensions and combine interaction, agent and consumer data elements, providing true insight for enterprise organizations. Wall-boards are specifically designed for large scale display options within a contact center, providing contact center insight with a highly configurable interface with real-time alert capabilities.

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SMS Messaging – LiveVox provides a comprehensive SMS suite for customers ensuring that multiple use cases across many verticals are met. These offerings ensure that messages are delivered at a high through-put across short-code, long-code, toll-free number and 10-digit long code (“10-DLC”) formats. The platform provides an attachment library and facilitates messages via rich communications systems (“RCS”) protocols. LiveVox’s aggregator-agnostic architecture supports the ability to independently route volume to observe high SLA standards for message delivery. Strategies and hold-out timeframes along with key word response management ensure customer service is always top of mind. The LiveVox platform provides customers the ability to consistently observe guidelines published by Cellular Telecommunications and Internet Association (“CTIA”) and offers customer tools for visibility of opt-in and opt-outs across the consumer base. A universal inbox is provided to ensure SMS responses are appropriately routed, distributed and managed by agents.

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Email – LiveVox email offerings provide campaign and email response capabilities, ensuring all email interactions are stored at the customer level. The campaign-based function provides an HTML build tool, helping customers easily configure templates, insert variables and ensure content meets brand standards. A universal inbox provides agents access to email responses, eliminating race conditions and ensuring every interaction is joined with a customer profile. LiveVox provides the ability to comply with the requirements of the Controlling the Assault of Non-Solicited Pornography And Marketing Act of 2003, and every obtainment or removal of consent can be managed within the platform.

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WebChat – WebChat offers LiveVox customers the capability of providing service through a web-based or mobile channel, allowing customers to begin conversations instantly through any site. The WebChat product ensures text, images, documents and even screen-share can be easily shared between consumers and agent employees to deliver quick problem resolution.

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Virtual Agents & Bots – LiveVox provides an environment that offers customers the ability to automate and enhance conversations with consumers. The platform offers three variants of assisted conversations

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Managed Virtual Agent – a custom-created virtual agent capability combining Natural Language Processing, Automated Speech (Text) Recognition, Learning Intents & Suggestions paired with human oversight. This offering provides customers a fully managed service of tuning and maintaining Virtual Agents & Bots.

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Self-Service Virtual Agent – a self-directed model to create a virtual agent and/or Bot utilizing a visual layer to prescribe intents, analyze patterns and create new automated flows for the virtual agent and/or Bot. This is designed for simpler user cases, quicker deployments and smaller enterprise organizations needing to make small changes quickly.

○	Bring Your Own – provides the ability for our customers to integrate their own virtual agent provider into the LiveVox framework utilizing a low code environment provided through the LiveVox Platform.

All of the above paths for customers offer three advantages: expedited deployments, enhanced customer experience and ability to deploy against any communication channel. Expedited deployments allow customers in a low code setting to integrate or connect their virtual agent into the contact center setting and enrich each conversation through utilization of LiveVox CRM data directly within the virtual agent, which ensures the virtual agent has the proper context for many interactions. Enhanced customer experience is driven through virtual agent awareness of customers and their data through the LiveVox CRM. In addition, this CRM ensures seamless hand-offs between virtual agents and human agents within the contact center, should the need to escalate arise. Any of the virtual agent deployments maybe set against a single or multiple channels in which customers operate, decreasing the need to build separate logic for each channel at a time and ensuring consistency in virtual agent communication.

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Campaign management – LiveVox offers a sophisticated tool for managing segmentation and creating campaigns for customers. The visual editor allows for creation of a variety of scenarios based on consumer attributes, prior interaction outcomes as well as compliance-based restrictions. Furthermore, strategies are utilized to optimize calling windows and message delivery based on optimized windows of time or compliance-based restrictions enacted by the customer.

WFO

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Call and screen recording – Provides administrators the capability to record voice conversations as well as record agent screens to help facilitate quality management activities, and to help with compliance and audits for customers in highly regulated verticals. A reporting graphical user interface (“GUI”) provides the ability to look-up conversations and filter for auditing purposes.

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Business Intelligence – Provides administrators and operators business insight by combining CRM data with operational insight across channels through a combination of 150+ reports and dashboards. The LiveVox analyzer tool gives analysts insight to map new variables and create key metrics and dashboards to discover valuable insights. A number of machine learning models can also be applied to this tool to optimize enterprise performance.

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Quality management – Provides feedback loops between contact center operators and agents by routing contact center interactions to quality management teams for evaluation and analysis. Quality teams can assign values and create scorecards to evaluate every interaction and provide instant agent feedback to ensure agent performance is optimized, documented, and ultimately improved on. An intuitive interface ensures a connection between quality teams and the agent desktop providing a single system to manage quality management. A learning library supports these efforts giving operators the ability to assign learning material to further enhance agent conversations.

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Outside Collection Agency (OCA) analytics – Connects enterprise customers and the agencies that service them. This auditing tool provides enterprise customers the ability to track call volumes, agent performance, and call recordings to assess agency performance and compare against other outsourcers and create visibility through a normalized data set.

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Speech and Text analytics (SpeechIQ®) – Allows organizations to accurately and objectively monitor, analyze, and score all agent interactions with one intuitive tool. It provides an understanding of call categorization and sentiment in detail. The tool can be used to help identify regulatory risk, poor performance, or customer dissatisfaction, among other factors.

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Agent Scheduling – Provides an interface for administrators and agents to create, modify, bid, and forecast schedules. The tool provides the ability for customers to forecast needed volumes of agents based on inbound volume as well as set goals for service levels. The agent scheduling capability extends to agents with the ability to view, modify and/or trade shifts amongst other agents.

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CSAT (Customer Satisfaction) – Gives customers the ability to understand consumer sentiment following an interaction, creating custom surveys delivered through the voice channel. A visual GUI provides the ability to analyze results for a deeper understanding at the interaction, agent, or contact center level.

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Administration and APIs – LiveVox provides a robust set of APIs allowing customers to operate a number of customer or vertical solutions for consumer communications. The API set is highly scalable, allowing enterprise level customers to utilize it for various use cases including channel communication purposes, agent modification, and creation. A robust set of roles and permissions provide customers control of the LiveVox portal environment, which allows the customer to limit access points and ensure compliance and security standards are met for enterprise organizations.

Customers

LiveVox had approximately 324 customers as of December 31, 2020, including enterprises, Fortune 1,000 financial institutions, and BPO (business process outsourcing) firms. As of December 31, 2020, no single customer represented more than 10% of LiveVox’s revenues. LiveVox’s enterprise customers span a variety of industries, including financial services (including leading Banks and Fin-Techs), healthcare, consumer/retail, and telecommunications. In 2020, approximately 90% of LiveVox’s revenue came from customers deploying greater than 50 seats with LiveVox.

Sales & Marketing

LiveVox’s go-to-market strategy is led by its direct sales force. This team is primarily focused on enterprise and mid-market organizations, which LiveVox defines as organizations with (i) greater than 50 seats and (ii) the estimated potential to spend at least $5,000 per month on LiveVox’s services. LiveVox has divided the sales team into three groups: (1) the national sales team comprised of (A) “Hunters” (who are responsible for new logo generation and who generally keep accounts with upsell potential for the first year following initial booking) and (B) “Farmers” (who are responsible for account upsell and retention following the transition from a Hunter) focused on accounts greater than or equal to 250 agents (which LiveVox considers large accounts), (2) the mid-market sales team comprised of Hunters and Farmers focused on accounts between 50 and 250 agents and accounts where we estimate we do not have potential to increase the amount of business we do with such customer, and (3) overlay teams focused on facilitating sale leads from LiveVox’s channel partners and on specific products on an as needed basis. The overlay teams are responsible for assisting the Hunters in meeting their sales objectives in their area of expertise. LiveVox has developed a targeted and disciplined, outcomes-based land and expand sales strategy designed to enable its sales force to efficiently generate and close net new logo opportunities within LiveVox’s ideal customer profile (ICP). Additionally, LiveVox has a strategic cadence around upsell and cross-sell opportunities that center on regularly scheduled customer business reviews. These business reviews lead to additional products being showcased/positioned into LiveVox’s existing customer base. In addition, LiveVox intends to continue investing in initiatives to grow its team of business consultants, technical account managers and customer success managers, build out its marketing capabilities, and continue to improve salesforce productivity.

Supporting both the National Account and Mid-Market Hunters is LiveVox’s outbound lead generation (OLG) team. This OLG team cultivates and nurtures over 100,000 subscriber companies and prospects in partnership with the sales team while also fielding inbound prospect traffic (web chat and inbound inquiries) in an effort to bring them into the sales funnel as highly qualified leads.

LiveVox’s marketing team uses a data-driven approach for lead generation and nurture activities. LiveVox offers product “bundles” that align with customer needs and take advantage of its differentiating attributes. Using intent analytics, LiveVox crafts streams of content and advertising specifically geared to each prospect and their product interests, in an effort to establish relevant awareness and interaction, and ultimately purchase consideration. To accomplish this, the team employs a number of tactics, including content curation, a full array of digital marketing, trade shows, webinars, industry analyst programs, public relations, and more. LiveVox’s lead generation team works to establish a rapport with each prospect, ultimately introducing them to a sales Account Executive to continue the relationship.

Research and Development

LiveVox’s research and development drives continuous innovation cycles for its contact center platform. LiveVox’s functional, industry, and technology experts collaborate with customers and partners to analyze data trends, apply industry best practices, and innovate on new products that result in new features and functions regularly being added to the platform – a process LiveVox refers to as Data Driven Innovation (DDI). With its breadth of deeply integrated contact center products and over 300 customers, LiveVox has a wealth of data to drive new features for agent experience and customer experience including data analytics, machine learning, and artificial intelligence. These features are bundled and released as new platform releases three times a year.

LiveVox’s core research and development operations are based in San Francisco, California; Medellin, Colombia; and Bangalore, India. This geographic footprint allows for recruitment from broad and diverse talent pools. As of the date of this filing LiveVox had over 135 full-time equivalent employees in LiveVox’s research and development group. LiveVox’s U.S. GAAP research and development expenses totaled $20.2 million for the year ending December 31, 2020. LiveVox intends to increase its research and development team size over the near term to extend its opportunities for product innovation.

Professional Services

LiveVox offers comprehensive professional services to its customers to assist in the successful implementation and optimization of the LiveVox products. LiveVox’s professional services include application configuration, system integration, business process optimization, technical support and training. LiveVox’s customers may use its professional services team for initial implementation of the LiveVox products or when expanding their use of LiveVox’s application suite.

Being cloud-native reduces implementation time and complexity by removing the need for on-premise hardware or dedicated infrastructure. LiveVox believes that it can deploy and optimize its products in significantly less time than required for deployments of legacy on-premise contact center systems. Because of this, LiveVox’s professional services engagements typically focus on optimization and process improvement, rather than installation or logistics. A full contact center suite of products can be implemented by LiveVox in as little as three weeks as compared to what LiveVox believes to be as much as six months for its competitors.

Technology and Operations

LiveVox’s highly scalable SaaS platform was developed with the end customer in mind. LiveVox’s platform uses market-oriented research, as well as development and operational experience. LiveVox’s platform is comprised of in-house developed intellectual property, and open source and commercially available components. LiveVox’s platform is designed to be redundant and scalable, to leverage cloud-native capabilities in support of business continuity and disaster recovery (BCDR) functionality, and to support multi-tenancy from the ground up. In addition, the architecture is designed to support capacity increases on-demand, continuous integration and continuous development (CI/CD), and life cycle management with minimal or no impact to customers’ use of LiveVox’s products.

LiveVox currently delivers its products globally from five public cloud third-party data center facilities located in Virginia, Ohio, Oregon, Canada, and Germany, and one third-party co-location facility in New York. LiveVox’s infrastructure is designed to support real-time mission-critical telecommunications, applications, and operational support systems as well as multiple customer connectivity methods over carrier services as well as direct connect. LiveVox’s infrastructure is built with redundant, fault-tolerant components in distinct and secure availability zones forming protective layers for LiveVox’s applications and customer data.

LiveVox has implemented and maintained an operations team that focuses on four primary pillars: capacity management, performance, security, and availability. The 24x7x365 operations teams ensure continuous health and reliability by monitoring LiveVox’s data centers, applications, and carrier services for potential issues, capacity management, potential security incidents, and the overall health and integrity of LiveVox’s platform environments.

Competition

LiveVox believes that the cloud-based customer engagement and communications industry is highly competitive, and it expects competition to increase in the future. LiveVox faces competition from established providers as well as emerging startups focusing on niche services and channels. LiveVox’s key competitors include:

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traditional on-premise hardware business communications providers such as Avaya Inc., Aspect Software, Cisco Systems, Inc., Mitel Networks Corporation, and partners that resell or license their software;

•	cloud-based contact center software providers such as Five9, NICE InContact, Genesys, Serenova, 8x8, RingCentral and Talkdesk;

•	digital engagement providers such as eGain Corporation, Lithium Technologies and LivePerson; and

•	developer-focused software providers such as Amazon, and Twilio.

Most of LiveVox’s direct competitors have greater name recognition, longer operating histories, more diversified customer bases and larger marketing and development budgets. As a result, these competitors may have greater credibility with LiveVox’s existing and potential customers and may be better able to withstand an extended period of downward pricing pressure. Additionally, with cloud-deployment gaining ever more adherents and technology advancing rapidly, LiveVox expects intensified competition in the future.

LiveVox believes the principal competitive factors in its markets include, but are not limited to:

•	platform reliability and scalability

•	breadth and depth of platform features

•	compliance and security capabilities

•	ease of administration, integration, and use

•	ease and speed of deployment

•	domain expertise in contact center operations

•	strength of third-party partnership ecosystem

•	artificial intelligence capabilities

•	scale and expertise offered to the growing market for customer engagement and contact center services

Intellectual Property

LiveVox protects its proprietary information through a combination of contractual agreements (containing confidentiality provisions and licensing restrictions) and trade secret laws. LiveVox protects its brand through contractual provisions that require LiveVox’s consent before use of its brand, as well as through trademark registrations. Additionally, all LiveVox employees sign agreements containing confidentiality and intellectual property assignment provisions, whereby any intellectual property they might develop as LiveVox employees is to be assigned to LiveVox.

As of December 31, 2020, LiveVox’s intellectual property portfolio included four registered U.S. trademarks, three pending trademark applications, and one issued U.S. patent.

LiveVox uses third-party technology to support its software platform under various license agreements with those third parties. These license agreements contain standard and customary licensing rights to use the technology. Third-party infringement claims pertaining to this third-party technology could have a disruptive effect on LiveVox’s operations.

Seasonality

LiveVox believes that there can be seasonal factors that may cause its revenues in the first half of a year to be lower than its revenues in the second half of the year. During 2020, 2019, 2018 and 2017, 52%, 53%, 52%, and 52% of LiveVox’s total revenues were generated in the second half of each year. LiveVox believes this is due to increased activities in retail, healthcare and education in the second half of each year.

Employees

LiveVox’s workforce is an integral part of its success, with a team of professionals including those focused on technology and operations, research and development, sales and marketing and general and administrative functions. LiveVox’s culture focuses on trust and communication and empowers employees by focusing on a team structure that drives individual leadership and leverages the latest technology to help power its business success. LiveVox is mindful of diversity during the recruiting and retaining process and believes that diversity is key to LiveVox’s culture and long-term success. LiveVox strives to foster a supportive environment that cultivates professional growth and encourages employees to continuously develop their skills. LiveVox considers its relationship with employees to be vital, and it is focused on effective attraction, development, and retention of, and compensation to, human resource talent and creating a best place to work. As of December 31, 2020, LiveVox’s workforce consisted of 506 full-time employees, comprising 199 in technology and operations, 137 in research and development, 126 in sales and marketing and 44 in general and administrative. LiveVox’s employee relations record is strong; none of its employees are covered by collective bargaining agreements nor has LiveVox ever experienced any work stoppages.

Regulatory

The following summarizes important, but not all, regulations that could impact LiveVox’s operations. Regulations are subject to judicial proceedings and to legislative and administrative proposals that could materially affect how LiveVox and others in its industry operate. The specific impact, however, cannot be predicted at this time.

The Federal Communications Commission (“FCC”) has jurisdiction over interstate and international telecommunications services and VoIP telephony in the U.S. The FCC has not classified all Internet Protocol (“IP”)—enabled or Voice over Internet Protocol (“VoIP”) communications services as unregulated information services or as regulated telecommunications services. Based on the nature of LiveVox’s IP-enabled services, it believes that many of those services are information services. Nonetheless, LiveVox acknowledges that the regulatory classification of IP-enabled services remains uncertain, and changes to the regulatory treatment of IP-based communications services could significantly affect LiveVox’s business.

LiveVox is registered with the FCC to begin providing interconnected VoIP services in the second half of 2021. The FCC has imposed various regulatory requirements on interconnected VoIP providers that previously applied only to traditional telecommunications providers, such as obligations to provide 911 functionality, to contribute to the federal universal service fund, to comply with regulations relating to local number portability, to abide by the FCC’s service discontinuance rules, to contribute to the Telecommunications Relay Services fund and to abide by the regulations concerning Customer Proprietary Network Information, outage reporting, access for persons with disabilities, the Communications Assistance for Law Enforcement Act and expanded obligations with respect to the transmission of emergency calls. In some instances, these regulations indirectly affect LiveVox because they directly apply to its customers or its suppliers. LiveVox cannot predict whether the FCC will impose additional requirements, regulations or charges upon interconnected VoIP services or other services that may include some voice functionality. LiveVox’s IP-enabled services (including where applicable interconnected VoIP services), or customers who use such services, are or may be subject to some or all of the following regulations:

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The Telephone Consumer Protection Act of 1991 (TCPA), which regulates the use of automatic telephone dialing systems and artificial or prerecorded voice technologies to place calls and texts to wireless and residential landline telephone numbers. The FCC, the Federal Trade Commission and state attorneys general have the authority to enforce compliance with the TCPA. Moreover, the TCPA also allows aggrieved private parties to directly seek civil remedies and seek statutory-defined damages, which may be significant, for calls or text messages received without recipients’ proper consent. The scope and interpretation of these laws and regulations is inconsistent and continues to evolve and develop.

•

The TRACED Act, which is designed to limit “robocalls” to consumers through a variety of mechanisms, such as call authentication requirements. The TRACED Act directs the FCC to conduct a number of different rulemaking proceedings and increases the FCC’s enforcement authority. The FCC adopted new rules and is conducting several proceedings to understand and address fraud and abuse in the form of illegal robocalling, and LiveVox is continuing to assess the impact of such proceedings and subsequent regulations on its business. Currently, recently adopted rules allow carriers to block certain calls that they determine to be unlawful or unwanted. The TRACED Act also revised the FCC’s ability to enforce the TCPA, and LiveVox cannot predict the impact of the recent rules adopted by the FCC or what the impact of new rules may be on its business at this time.

•	The Telemarketing Sales Rule, which governs the manner of telemarketing outreach.

•

FCC Universal Service regulations, which implement universal service support for access to communications services in rural and high-cost areas and to low-income consumers at reasonable rates; and access to advanced communications services by schools, libraries and rural health care providers. Any change in the FCC assessment methodology may affect LiveVox’s revenue and expenses, but at this time, it is not possible to predict the extent LiveVox would be affected, if at all.

•	Federal Trade Commission enforcement authority and regulations, which generally relate to advertising, privacy practices, and avoiding unfair and deceptive trade practices.

•	The Fair Debt Collections Practices Act (FDCPA), which governs the manner of third-party debt collections.

•

Various privacy and data protection regulations such as the Health Insurance Portability and Accountability Act (HIPAA), General Data Protection Regulation (GDPR), and California Consumer Privacy Act (CCPA).

•	Consumer Financial Protection Bureau (CFPB) regulations

•	Office of the Comptroller of Currency (OCC) regulations

•

Various State Regulations LiveVox may also be subject to state laws and regulations affecting certain communications services or other parts of its business, including for example state requirements that are similar to the types of federal requirements discussed above.

•

Various International Regulations To the extent that LiveVox provides products or services internationally, it is subject to additional foreign regulations that may be ambiguous or more restrictive than domestic law and regulations, such as the GDPR.

The application and interpretation of the federal, state, and international laws and regulations to which LiveVox, its products and its customers are subject are often uncertain, particularly given the new and rapidly evolving industry in which LiveVox operates. Because these federal, state, and international laws and regulations have continued to develop and evolve rapidly, it is possible that LiveVox or its customers may not be, or may not have been, compliant with all applicable laws or regulations. If LiveVox or its customers do not comply with current or future rules or regulations that apply to their respective businesses, LiveVox and its customers may face reputational harm, fines, penalties, investigations, forfeitures, costs, and operational restrictions and LiveVox may have to restructure its products, create new products, and otherwise adapt to the changing legal and regulatory landscape, all of which could adversely affect its business operations. See “Risk Factors—Risks Related to LiveVox’s Business” for more information.

Legal Proceedings

LiveVox is currently, and from time to time may become, involved in legal or regulatory proceedings arising in the ordinary course of its business, including tort claims, employment disputes and commercial contract disputes. Although the outcome of such claims cannot be predicted with certainty, LiveVox is not currently a party to any litigation or regulatory proceeding that would reasonably be expected to be material to LiveVox’s business, results of operations, financial condition or cash flows.

Company Information

LiveVox was first incorporated in Delaware in 1998 under the name “Tools for Health” and in 2005 changed its name to “LiveVox, Inc.” LiveVox’s headquarters is 655 Montgomery Street, Suite 1000, San

Francisco, California, 94111. LiveVox also has offices in Alpharetta, Georgia; Greenwood Village, Colorado; Columbus, Ohio; and Fairview Heights, Illinois. LiveVox also has subsidiaries in Bangalore, India and Medellin, Colombia. LiveVox’s website address is www.livevox.com. LiveVox owns or has rights to trademarks that it uses in operating its business, including the LiveVox corporate name, logo, and domain names. LiveVox owns or has the rights to copyrights, trade secrets and other proprietary rights that protect the content of its products.

Management

Executive Officers and Senior Management Team

The following table sets forth certain information regarding LiveVox’s executive officers. LiveVox expects that these executive officers will continue as executive officers following the Business Combination.

Name	Age	Position Held
Louis Summe	53	President, Chief Executive Officer
Gregg Clevenger	57	Executive Vice President, Chief Financial Officer
Larry Siegel	54	Executive Vice President, Product Development
Erik Fowler	50	Executive Vice President, Worldwide Sales and Business Operations
Mark Mallah	58	General Counsel

The biography for each of Messrs. Summe, Clevenger, Siegel, Fowler and Mallah is set forth under “Management After the Business Combination—Management and Board of Directors.”

LIVEVOX MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Throughout this section, unless otherwise noted, “LiveVox,” “we,” “us,” and “our” refers to LiveVox Holdings, Inc., and its subsidiaries, collectively. You should read the following discussion and analysis of LiveVox’s financial condition and consolidated results of operations in conjunction with the section entitled “Selected Historical Consolidated Financial and Other Data of LiveVox.” and LiveVox’s consolidated financial statements and the related notes appearing elsewhere in this proxy statement. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. LiveVox’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in the section entitled “Risk factors—Risks Related to LiveVox’s Business and Industry” and elsewhere in this proxy statement.

Overview

LiveVox, Inc. was first incorporated in Delaware in 1998 under the name “Tools for Health” and in 2005 changed its name to “LiveVox, Inc.” LiveVox’s mission is to enable next-generation cloud contact center experiences. LiveVox offers a cloud contact-center-as-a-service (or CCaaS) platform for business processing outsourcing (BPO) organizations, enterprises, and collections agencies. Its offerings include omnichannel and artificial intelligence (AI), customer relationship management (CRM) and workforce optimization (WFO). LiveVox’s platform provides customers with a scalable, cloud-based architecture and pre-integrated AI capabilities to support enterprise-grade deployments. Additionally, LiveVox’s platform features a native CRM which unifies disparate, department-level systems of record to present contact center agents with a single view of its customers. LiveVox has built a differentiated approach to the contact center software market and is complemented by an attractive financial model. Key highlights of LiveVox’s business and market opportunity include:

•

Large and growing CCaaS market opportunity: The contact center market is in the early stages of a shift to cloud-based solutions and LiveVox estimates that the vast majority of contact call center agents are not using cloud-based solutions today. Various trends are driving this transition, including digital transformation, the automation of manual contact center labor, and the need for AI-enabled analytics to support omnichannel workflows and agents. LiveVox estimates this market to be approximately $27 billion for 2020, of which approximately $5 billion is comprised of cloud-based solutions. LiveVox and other industry sources estimate the total spend to reach approximately $83 billion by 2030. As enterprises continue to execute on their digital transformation strategies, LiveVox is well positioned to capture a meaningful amount of this growth as it increases its investment in sales and marketing to educate more potential customers on its platform.

•

Differentiated product: LiveVox offers a cloud-based, enterprise-focused contact center solution. The LiveVox platform consists of innovative cloud-based AI and omnichannel offerings, anchored by its native CRM solution. LiveVox’s products are designed to enable customers to remove legacy technology barriers and accelerate adoption of cloud-based solutions, regardless of digital transformation journey status. LiveVox’s platform is configured with features and functionalities as well as compliance standards and capabilities, and integrations with many existing third-party solutions, providing customers with a simple and scalable implementation process. LiveVox believes that its integrated offering accelerates the adoption of cloud-based contact center solutions, eliminates data silos, and allows its users to maximize engagement with their customers and create differentiated end user experiences. LiveVox believes that it is currently the only company to offer a product that integrates Omnichannel, Contact Center, CRM, WFO and AI capabilities in a single offering.

•	Attractive financial profile, underpinned by several qualities:

•	Recurring revenue model: LiveVox’s revenue model consists of approximately 99% recurring revenue. For the years ended December 31, 2020, 2019, 2018 and 2017, LiveVox’s revenues were

$102.5 million, $92.8 million, $77.2 million and $60.6 million, respectively, representing year-over-year growth of 10%, 20% and 27%, respectively. LiveVox’s Adjusted EBITDA for the years ended December 31, 2020, 2019, 2018 and 2017 was $8.5 million, $13.3 million, $11.0 million and $3.8 million, respectively.

•

Attractive unit economics: LiveVox benefits from strong sales efficiency, driven by the productivity of its salesforce and flexible commercial model. This model seeks to meet customers at any stage of their digital transformation by utilizing a “land and expand” strategy that allows LiveVox to provide a subset of its full contact center solution to meet the initial requirement, and then expand that relationship by providing more features and functionality that empowers the customer to continue on their journey to greater digital and AI adoption. For the years ended December 31, 2020, 2019, 2018 and 2017, LiveVox’s LTM Net Revenue Retention Rates were 106%, 118%, 120% and 115%, respectively. Notwithstanding for the impact of COVID-19 on fiscal 2020, LiveVox’s average net revenue retention rate was 115% over the period 2017 to 2020. These qualities contribute to attractive unit economics. LiveVox estimates that the average calculated lifetime value of LiveVox’s customers is approximately seven times the associated cost of acquiring them for the time period from 2017 to 2020.

•

Resilience: LiveVox has not experienced a sustained disruption in its overall business as a result of COVID-19. In the first half of 2020, LiveVox’s usage-based revenues were impacted due to lower volumes, although usage revenue returned to growth in the third quarter of fiscal 2020. LiveVox’s contracted revenues (comprising approximately two thirds of LiveVox’s overall revenue) has grown at least 18% in each quarter of 2020 compared to the respective quarters of 2019. In the second half of fiscal 2020, LiveVox’s business rebounded to normalized levels of growth, and its bookings outperformed its budgeted plan for 2020 (that was set in 2019 and not subsequently adjusted).

Our subscription revenue model includes contracted revenue and usage revenue, recognized on a monthly basis following deployment to the customer. Our revenue model consists of an optimized combination of contracted billing and usage-based billing, with products delivered through bundles which are designed to provide flexibility for customers at any stage of their cloud journey. Our contracted revenue is predominantly comprised of minimum contracted usage billing that is billed regardless of consumption, as well as our newer per-seat per-month fees. Usage revenue is billed for customer consumption above their contracted minimum, and a premium pricing model applies to this revenue exceeding contracted minimums. In addition, the minimum commitment helps drive upsell, and customers frequently move agents and units of service onto our platform as a trial, and then remain. Our contracted revenues (comprising approximately two thirds of our overall revenue) have grown at least 15% on a year-over-year basis for the last 10 quarters.

We leverage a land and expand sales model, focusing on “landing” agreements with large enterprises, and selling additional products and units of service over time. Our net revenue retention rate averaged 115% for the years ended December 31, 2017 to 2020, indicating a strong track record of growing revenue from existing customers. Going forward, we have identified opportunities we believe will allow us to expand our revenue from existing customers based on seats not currently using our software. Additionally, considerable upsell opportunity exists currently, with approximately 40% of customers using only one product as of December 31, 2020.

Our go-to-market strategy is led by a direct sales force. This team is primarily focused on enterprise and mid-market organizations, which LiveVox defines as organizations with (i) greater than 50 seats and (ii) the estimated potential to spend at least $5,000 per month on LiveVox’s services. We divided the team into three groups: (i) the National team composed of “Hunters” and “Farmers” focused on accounts greater than or equal to 250 seats (which we consider large accounts), (ii) the Mid-market Sales team composed of “Hunters” and “Farmers” focused on accounts between 50 and 250 seats as well as accounts where we estimate we do not have potential to increase the amount of business we do with such customer and (iii) an overlay team focused on facilitating channel leads and/or specific products on an as needed basis. “Hunters” are responsible for new logo generation and may keep accounts with upsell potential for the first year following initial booking. “Farmers” are responsible for upsell and retention following the transition from a “Hunter”. The overlay teams are responsible for assisting the “Hunters” in meeting the objectives for their area of expertise. In addition, we are investing in initiatives to grow our team of business consultants, technical account managers and customer success managers, build out our marketing capabilities, and continue to improve salesforce productivity.

Impact of COVID-19

While impacts associated with COVID-19 had certain adverse impacts on our business and operating results in the first two quarters of fiscal 2020, we have not experienced a sustained disruption in our overall business. In March 2020, we began to take measures to minimize disruptions to our products as a result of COVID-19. These measures included the drawdown on our revolving Credit Facility (as defined below) in the amount of $4.7 million on March 17, 2020. Additionally, we provided temporary relief to certain customers with business models that were impacted by COVID-19 and were not setup to work from home by removing contracted minimums in return for extending contract lengths to enable financial relief during the time required to transition to work from home agent models. This relief did not have a material impact on our financial results.

In the first two quarters of fiscal 2020, our usage-based revenues were impacted due to lower volumes. Our new revenue bookings (which we describe as “land” bookings) in the first quarter of fiscal 2020 were impacted by the pandemic, as many customers delayed new bookings to evaluate the impact of COVID-19 on their business models. However, revenue bookings from existing customers (which we describe as “expand” bookings) remained healthy over this period. Churn rates were temporarily elevated in the second quarter of 2020 as customers with business models that were severely impacted by COVID-19 ceased operations, including one of our top 10 customers by revenue.

In the third and fourth quarters of fiscal 2020, our business improved, and our bookings outperformed our budgeted plan for such periods (which was set in 2019 and not subsequently adjusted). Our contracted revenues (comprising approximately two thirds of our overall revenue) grew 21% for the six months ended December 31, 2020 compared to the six months ended December 31, 2019.

In fiscal 2020, we experienced a proportion of contracted revenue to total revenue that was higher than historical levels. We believe that when the impacts of COVID-19 decrease, our usage above contracted minimums and therefore the proportion of contracted revenue to total revenue will return to normalized historical levels. Our methodology for assessing normalized revenue adjusts for the variability in available dialing days in each monthly period and also accounts for reduced dialing behavior on weekends and holidays. Contracted revenue does not vary due to available dialing days.

Recent Developments

VCIP and OBIP Amendments

On October 31, 2020, LiveVox amended the OBIP and the VCIP. The result of the amendment added new terms that expanded the definition of a liquidity event (as described in the VCIP and OBIP). There is no financial impact as a result of the amendment until a liquidity event occurs.

Merger Agreement

On January 13, 2021 LiveVox signed a Merger Agreement contemplating a merger with Crescent Acquisition Company, a publicly traded special purpose acquisition company. The consummation of the merger is expected to result in LiveVox becoming the publicly traded platform. The Company expects this transaction to close in the second quarter of 2021, subject to the satisfaction of certain closing conditions.

Acquisition

On February 5, 2021, LiveVox entered into a Unit Purchase Agreement (the “Acquisition Agreement”) in connection with a pending acquisition opportunity (the “Acquisition”). The Acquisition is subject to customary purchase price adjustments and the total consideration transferred is contingent upon certain factors set forth in the Acquisition Agreement, up to a maximum cash consideration of $7 million that is due by September 2021. In connection with the Acquisition, the $1.1 million holdback related to the acquisition of SpeechIQ LLC was released, net of holdback adjustments.

(1)	Annualized Recurring Revenue (“ARR”) is contracted and usage revenue for products that are consumed during the entire contract lifecycle, normalized to a one-year period.

Key Factors and Trends Affecting Our Business

Going forward, we expect our business to continue to be driven by the following factors:

•

Market penetration of cloud contact center solutions: We view the market opportunity for cloud-based contact center solutions as significant. Factors such as remote working, digital transformation, and the shift to value-added services at the contact center level have driven a shift from on-premise to cloud-based solutions. We intend to continue investing in sales and marketing to reach new customers and expand our market position.

•

Product leadership: We have evolved from an outbound-focused software platform provider for collections agencies to an integrated omnichannel platform that addresses all aspects of the agent experience. We will continue to invest in new technologies and harness existing ones.

•

Investments in growth: We are growing our team of customer success managers and field-based representatives, building our marketing capabilities to expand our reach, and investing in initiatives to improve salesforce productivity.

•

Usage of our products: We employ a mix of contracted and usage-based revenue that is unique in our market. Thus, we depend on usage-based revenue for a component of our revenue. This stream of revenue provides additional upside, and over a long period of time, has generally been stable. In addition, this usage-based revenue stream allows us to grow with our customers as they scale.

LiveVox’s Segments

LiveVox has determined that its Chief Executive Officer is its chief operating decision maker. LiveVox’s Chief Executive Officer reviews financial information presented on a consolidated basis for purposes of assessing performance and making decisions on how to allocate resources. Accordingly, LiveVox has determined that it operates in a single reportable segment.

Key Operating and Non-GAAP Financial Performance Metrics

In addition to measures of financial performance presented in our consolidated financial statements, we monitor the key metrics set forth below to help us evaluate growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts and assess operational efficiencies.

LTM Net Revenue Retention Rate

We believe that our LTM Net Revenue Retention Rate provides us and investors with insight into our ability to retain and grow revenue from our customers and is a meaningful measure of the long-term value of our customer relationships. Our LTM Net Revenue Retention Rate is calculated by dividing the recurring revenues recognized during the most recent LTM period by the recurring revenues recognized during the LTM period immediately preceding the most recent LTM period, provided, however, that recurring revenues from any customer in the most recent LTM period are excluded from the calculation if recurring revenues were not recognized from such customer in the preceding LTM period. We define monthly recurring revenue as recurring monthly contracted and usage revenue, which we calculate separately from one-time, non-recurring revenue by month by customer. We consider all contracted and usage-based revenue, which represents 99% of our revenue to be recurring revenue as all of our contracts provide for a minimum commitment amount. We consider professional services revenue and one-time adjustments, which are booked on a one-time, nonrecurring basis, to be non-recurring revenue. Professional services and other one-time adjustments are generally not material to the result of the calculation. However, one-time non-recurring revenue is important with respect to timing as we bill installation and non-standard statement of work fees immediately and recognize the revenue as the work is completed, which is generally in advance of the beginning of recurring revenue.

The following table shows our LTM Net Revenue Retention Rate for the periods presented:

	Twelve months Ended December 31,
	2020	2019	2018
LTM Net Revenue Retention Rate	106%	118%	120%

Our LTM Net Revenue Retention Rate reflects the expansion over time of our existing customers as they add new products and additional units of service. A much higher percentage of our customers are contracted on our variable per minute pricing model with a minimum commitment as compared to our new per agent pricing model with a lower variable per minute component and minimum commitments for both agents and units of service.

Our LTM Net Revenue Retention Rate decreased by 12 percentage points, to 106% in the twelve months ended December 31, 2020 from 118% in the twelve months ended December 31, 2019 primarily as a result of the impacts of COVID-19 in combination with contracted and usage revenue mix. Despite the decline in LTM Net Revenue Retention Rate, monthly minimum contracted revenue for customers grew by 20% from fiscal 2019 to fiscal 2020.

Our LTM Net Revenue Retention Rate decreased by 2 percentage points, to 118% in fiscal 2019 from 120% in fiscal 2018 due in part to the uncertainty of the timing of U.S. income tax refunds in fiscal 2019 as a result of a federal U.S. government shutdown, which impacted our customers’ collection operations.

Adjusted EBITDA

We monitor Adjusted EBITDA, a non-generally accepted accounting principal (“Non-GAAP”) financial measure, to analyze our financial results and believe that it is useful to investors, as a supplement to U.S. GAAP measures, in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. We believe that Adjusted EBITDA helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that we exclude from Adjusted EBITDA. Furthermore, we use this measure to establish budgets and operational goals for managing our business and evaluating our performance. We also believe that Adjusted EBITDA provides an additional tool for investors to use in comparing our recurring core business operating results over multiple periods with other companies in our industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP, and our calculation of Adjusted EBITDA may differ from that of other companies in our industry. We compensate for the inherent limitations associated with using Adjusted EBITDA through disclosure of these limitations, presentation of our financial statements in accordance with U.S. GAAP and reconciliation of Adjusted EBITDA to the most directly comparable U.S. GAAP measure, net income (loss). We calculate Adjusted EBITDA as net income (loss) before (i) depreciation and amortization, (ii) stock-based compensation, (iii) interest income, expense and other, (iv) provision (benefit from) for income taxes, and (v) other items that do not directly affect what we consider to be our core operating performance.

The following table shows a reconciliation of net income (loss) to Adjusted EBITDA for the periods presented (in thousands):

	Year Ended December 31,
	2020	2019	2018
Net income (loss)	$(4,645)	$(6,913)	$1,886
Non-GAAP adjustments:
Depreciation and amortization	6,065	4,894	4,643
Long-term equity incentive bonus and stock-based compensation expense	1,323	9,182	—
Interest expense, net	3,890	3,320	3,281
Other expense (income), net	154	(22)	144
Acquisition and financing related fees and expenses	25	1,664	—
Transaction-related costs	707	—	—
Golden Gate Capital management fee expenses	781	732	606
Other non-recurring expenses	—	249	—
Provision for income taxes	196	149	406

Adjusted EBITDA	$8,496	$13,255	$10,966

Non-GAAP Gross Profit and Non-GAAP Gross Margin percentage

U.S. GAAP defines gross profit as revenue less cost of revenue. Cost of revenue includes all expenses associated with our various product offerings as more fully described under the caption “Components of

LiveVox’s Results of Operations—Cost of Revenue.” We define Non-GAAP gross profit as gross profit after adding back the following items:

•	depreciation and amortization;

•	long-term equity incentive bonus and stock-based compensation expense; and

•	other non-recurring expenses

We add back depreciation and amortization, long-term equity incentive bonus and stock-based compensation expense and other non-recurring expenses because they are one-time or non-cash items. We eliminate the impact of these one-time or non-cash items because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe showing gross margin, as Non-GAAP to remove the impact of these one-time or non-cash expenses is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance.

We calculate Non-GAAP gross margin percentage by dividing Non-GAAP gross profit by revenue, expressed as a percentage of revenue.

Management uses Non-GAAP gross profit and Non-GAAP gross margin percentage to evaluate operating performance and to determine resource allocation among our various product offerings. We believe Non-GAAP gross profit and Non-GAAP gross margin percentage provide useful information to investors and others to understand and evaluate our operating results in the same manner as our management and board of directors and allows for better comparison of financial results among our competitors. Non-GAAP gross profit and Non-GAAP gross margin percentage may not be comparable to similarly titled measures of other companies because other companies may not calculate Non-GAAP gross profit and Non-GAAP gross margin percentage or similarly titled measures in the same manner as we do.

The following table shows a reconciliation of gross profit to Non-GAAP gross margin percentage for the periods presented (in thousands):

	Year Ended December 31,
	2020	2019	2018
Gross profit	$63,069	$54,502	$43,720
Depreciation and amortization	3,826	3,130	2,946
Long-term equity incentive bonus and stock-based compensation expense	180	1,007	—
Other non-recurring expenses	—	211	—

Non-GAAP gross profit	$67,075	$58,850	$46,666
Non-GAAP gross margin %	65.4%	63.4%	60.5%

Components of LiveVox’s Results of Operations

Revenue

LiveVox derives revenues by providing products under a variety of pricing models. Voice has been historically provided under a usage-based pricing model with prices calculated on a per-minute basis with a contracted minimum commitment in accordance with the terms of the underlying pricing agreements. Voice is LiveVox’s predominant source of revenue. Other revenue sources are derived from products under the following pricing models:

1)	a per “unit of measure” with a minimum commitment (e.g., Speech IQ);

2)	the combination of per agent and per “unit of measure” models with minimum contracted commitments for each (e.g., SMS, email, U-CRM services);

3)	a per agent pricing model with a minimum agent commitment (e.g., U-Script, U-Ticket, U-Chat, U-Quality Management, U-Screen Capture, U-CSAT, U-BI); and

4)	a per agent pricing model with a minimum agent commitment with a monthly maximum commitment (e.g., PDAS–our compliance product, U-BI).

Outside of Voice, our pricing models detailed above are relatively new to the market and are not yet material to our business from a financial perspective.

Cost of Revenue

Our cost of revenue consists of personnel costs and associated costs such as travel, information technology, facility allocations and stock-based compensation for Implementation and Training Services, Customer Care, Technical Support, Professional Services, User Acceptance Quality Assurance, Technical Operations and Voice over Internet Protocol (VOIP) services to our customers. Other costs of revenue include non-cash costs associated with depreciation and amortization including acquired technology; charges from telecommunication providers for communications, data center costs and costs to providers of cloud communication services, software, equipment maintenance and support costs to maintain service delivery operations.

Our data center costs are transitioning from a model based on maintaining a co-location facility with our own capital equipment to a cloud strategy based on monthly recurring charges for capacity added in generally small step function increments. The transition began in fiscal 2019 and is expected to be complete in fiscal 2021. As a result, we have reduced our capital expenditures for data center equipment, which has slowed growth in depreciation and increased our data center costs for our cloud provisioning. We expect feature release efficiencies for our cloud operations as research and development resources eliminate the release effort associated with our co-location deployment. We have accelerated depreciation expense associated with the change in useful life estimate of the co-location facility.

As our business grows, we expect to realize economies of scale in our cost of revenue. We use the LiveVox platform to facilitate data-driven innovations to identify and facilitate efficiency improvement to our implementation, customer care and support, and technical operations teams. Additionally, our research and development priorities include ease of implementation, reliability and ease of use objectives that reduce costs and result in economies of scale relative to revenue growth.

Operating Expenses

We classify our operating expenses as sales and marketing, general and administrative and research and development.

Sales and Marketing. Sales and marketing expenses consist primarily of salaries and related expenses, including stock-based compensation, for personnel in sales and marketing, sales commissions, travel costs, as well as marketing pipeline management, content delivery, programs, campaigns, lead generation, and allocated overhead. We believe it is important to continue investing in sales and marketing to continue to generate revenue growth, and we expect sales and marketing expenses to increase in absolute dollars and fluctuate as a percentage of revenue as we continue to support our growth initiatives.

General and Administrative. General and administrative expenses consist primarily of salary and related expenses, including stock-based compensation, for management, finance and accounting, legal, information systems and human resources personnel, professional fees, compliance costs, other corporate expenses and allocated overhead. We expect that general and administrative expenses will fluctuate in absolute dollars from period to period but decline as a percentage of revenue over time.

Research and Development. Research and development expenses consist primarily of salary and related expenses, including stock-based compensation, for personnel related to the identification and development of improvements and expanded features for our products, as well as quality assurance, testing, product management and allocated overhead. Research and development costs are expensed as incurred. We have not performed research and development for internal-use software that would meet the qualifications for capitalization. We believe it is important to continue investing in research and development to continue to expand and improve our products and generate future revenue growth, and we expect research and development expenses to increase in absolute dollars and fluctuate as a percentage of revenue as we continue to support our growth initiatives.

Results of Operations

The following tables summarize key components of LiveVox’s results of operations for the periods indicated (in thousands, except per share data):

	Year Ended December 31,
	2020	2019	2018
Revenue	$102,545	$92,755	$77,177
Cost of revenue	39,476	38,253	33,457

Gross profit	63,069	54,502	43,720
Operating expenses:
Sales and marketing expense	29,023	24,423	15,926
General and administrative expense	14,291	16,938	9,720
Research and development expense	20,160	16,607	12,357

Total operating expenses	63,474	57,968	38,003

Income (loss) from operations	(405)	(3,466)	5,717
Interest expense, net	3,890	3,320	3,281
Other expense (income), net	154	(22)	144
Total other expense, net	4,044	3,298	3,425

(Loss) income before income taxes	(4,449)	(6,764)	2,292
Provision for (benefit from) income taxes	196	149	406

Net (loss) income	$(4,645)	$(6,913)	$1,886
Net (loss) income per share – basic and diluted	$(4,645)	$(6,913)	$1,886
Weighted average shares outstanding – basic and diluted	1	1	1

Comparison of the Years Ended December 31, 2020 and 2019 (in thousands):

Revenue

	Year Ended December 31, (Unaudited)
	2020	2019	$ Change	% Change
Revenue	$102,545	$92,755	$9,790	10.6%

Revenue increased by $9.8 million, or 10.6%, to $102.5 million in fiscal 2020 from $92.7 million in fiscal 2019, primarily due to the acquisition of new customers and upsells to our existing customer base. The COVID-19 pandemic reduced usage volumes for a select group of customers, which was more than offset by 20% growth in contracted revenue.

Cost of revenue

	Year Ended December 31,
	2020	2019	$ Change	% Change
Cost of revenue	$39,476	$38,253	$1,223	3.2%

% of revenue	38.5%	41.2%

Cost of revenue increased by $1.2 million, or 3.2%, to $39.5 million in fiscal 2020 from $38.3 million in fiscal 2019. The increase was attributable primarily to increases in cloud data center costs and secondarily due to increases in depreciation and cloud communications services spending partially offset by lower telecommunications costs and efficiencies in indirect cost of sales labor. Additionally, in connection with the change in useful life estimate of the co-location facility, we accelerated depreciation of our existing data center during fiscal 2020.

Gross profit

	Year Ended December 31,
	2020	2019	$ Change	% Change
Gross profit	$63,069	$54,502	$8,567	15.7%

Gross margin percentage	61.5%	58.8%

Gross profit increased by $8.6 million, or 15.7%, to $63.1 million in fiscal 2020 from $54.5 million in fiscal 2019. The increase in gross profit and gross margin was a result of higher revenue that offset the increased cloud data center costs we experienced while transitioning from the aforementioned co-location deployment. Additionally, we accelerated depreciation of our existing data center during fiscal 2020 in connection with the change in useful life estimate of the co-location facility.

Sales and marketing expense

	Year Ended December 31,
	2020	2019	$ Change	% Change
Sales and marketing expense	$29,023	$24,423	$4,600	18.8%

% of revenue	28.3%	26.3%

Sales and marketing expense increased by $4.6 million, or 18.8%, to $29.0 million in fiscal 2020 from $24.4 million in fiscal 2019. The increase was primarily due to increased personnel costs of $3.2 million and increased marketing, promotions and tradeshows costs of $1.3 million.

General and administrative expense

	Year Ended December 31,
	2020	2019	$ Change	% Change
General and administrative expense	$14,291	$16,938	$(2,647)	(15.6)%

% of revenue	13.9%	18.3%

General and administrative expense decreased by $2.6 million, or 15.6%, to $14.3 million in the fiscal 2020 from $16.9 million in fiscal 2019. The decrease was primarily due to decreased personnel costs of $3.0 million and $0.3 million in decreased travel costs. These decreases were offset by increased rent of $0.7 million.

Research and development expense

	Year Ended December 31,
	2020	2019	$ Change	% Change
Research and development expense	$20,160	$16,607	$3,553	21.4%

% of revenue	19.7%	17.9%

Research and development expenses increased by $3.6 million, or 21.4%, to $20.2 million in fiscal 2020 from $16.6 million in fiscal 2019. The increase was primarily due to increased personnel costs of $2.1 million, driven by increased headcount and above average salary increases to retain certain essential employees. Additionally, computing costs used in the development of software increased $1.7 million. These increases were offset by $0.3 million in decreased travel costs.

Interest expense, net

	Year Ended December 31,
	2020	2019	$ Change	% Change
Interest expense, net	$3,890	$3,320	$570	17.2%

% of revenue	3.8%	3.6%

Interest expense, net increased by $0.6 million, or 17.2%, to $3.9 million in fiscal 2020 from $3.3 million in fiscal 2019. The increase was attributable primarily to increased borrowings on our revolving Credit Facility (as defined below).

Comparison of the years ended December 31, 2019 and 2018

Revenue

	Year Ended December 31,
	2019	2018	$ Change	% Change
Revenue	$92,755	$77,177	$15,578	20.2%

Revenue increased by $15.6 million, or 20.2%, to $92.8 million in fiscal 2019 from $77.2 million in fiscal 2018 primarily due to the acquisition of new customers and upsells to our existing customer base.

Cost of revenue

	Year Ended December 31,
	2019	2018	$ Change	% Change
Cost of revenue	$38,253	$33,457	$4,796	14.3%

% of revenue	41.2%	43.4%

Cost of revenue increased by $4.8 million, or 14.3%, to $38.3 million in fiscal 2019 from $33.5 million in fiscal 2018. The increase was primarily attributable to $1.7 million of higher data center costs, $1.0 million for long-term equity incentive bonus expense and $1.0 million of incremental telecommunication expenses.

Gross profit

	Year Ended December 31,
	2019	2018	$ Change	% Change
Gross profit	$54,502	$43,720	$10,782	24.7%

Gross margin percentage	58.8%	56.6%

Gross profit increased by $10.8 million, or 24.7%, to $54.5 million in fiscal 2019 from $43.7 million in fiscal 2018, and our gross margin percentage increased to 58.8% in 2019 from 56.6% in 2018. The increase to gross profit and gross margin percentage was due in part to telephony, labor and labor related, and other costs growing slower than revenue, partially offset by costs that grew faster than revenue which included data center expenses in connection with the beginning of our transition to the cloud from our own data center as well as a one-time equity incentive bonus expense of $1.0 million in 2019.

Sales and marketing expense

	Year Ended December 31,
	2019	2018	$ Change	% Change
Sales and marketing expense	$24,423	$15,926	$8,497	53.4%

% of revenue	26.3%	20.6%

Sales and marketing expense increased by $8.5 million, or 53.4%, to $24.4 million in fiscal 2019 from $15.9 million in fiscal 2018. The increase was attributable primarily to investment in sales and marketing capacity including quota carrying headcount in 2019 and equity incentive bonus expense of $1.9 million paid to certain sales and marketing professionals.

General and administrative expense

	Year Ended December 31,
	2019	2018	$ Change	% Change
General and administrative expense	$16,938	$9,720	$7,218	74.3%

% of revenue	18.3%	12.6%

General and administrative expense increased by $7.2 million, or 74.3%, to $16.9 million in fiscal 2019 from $9.7 million in fiscal 2018. The increase was attributable primarily to $4.4 million equity incentive bonus expense, as well as legal and other costs related to acquisitions. Additional increases were due to increased headcount attributable to scaling with the growth of the business.

Research and development expense

	Year Ended December 31,
	2019	2018	$ Change	% Change
Research and development expense	$16,607	$12,357	$4,250	34.4%

% of revenue	17.9%	16.0%

Research and development expense increased by $4.2 million, or 34.4%, to $16.6 million in fiscal 2019 from $12.4 million in fiscal 2018. The increase was attributable primarily to $1.9 million increase in equity incentive bonus expense, as well as increased headcount.

Liquidity and Capital Resources

Overview

As of December 31, 2020, LiveVox held $18.1 million of cash and cash equivalents. In addition, we had restricted cash related to the holdback amount for the two acquisitions we made in 2019 of $1.5 million as of December 31, 2020 and $1.6 million as of December 31, 2019. LiveVox’s primary use of cash is for operation and administrative activities including employee related expenses, and general, operating and overhead expenses. Future capital requirements will depend on many factors, including our customer growth rate, customer retention, timing and extent of development efforts, the expansion of sales and marketing activities, the introduction of new and enhanced product offerings, the continuing market acceptance of our products, effective integration of acquisition activities, and maintaining our bank credit facility. The ongoing COVID-19 pandemic, which has had a broad global impact, may have a material effect on LiveVox. While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to predict, a widespread pandemic could result in significant disruption of global financial markets, reducing our ability to access capital, which could in the future negatively affect our liquidity. Our business, other business activities performed by third parties we rely upon and operations of our customers could be adversely affected by the effects of the recent COVID-19 pandemic.

On February 28, 2018, LiveVox entered into an amendment to its term loan and revolving credit facility with PNC Bank originally dated November 7, 2016 (as so amended, the “Credit Facility”) to provide for a $45,000,000 term loan, a $5,000,000 line of credit and a $1,500,000 letter of credit sub-facility. The agreement governing the Credit Facility had a five-year term ending November 7, 2021. The Credit Facility is collateralized by a first-priority perfected security interest in substantially all the assets of LiveVox and is subject to certain financial covenants before and after a covenant conversion date. Covenant conversion may be elected early by LiveVox if certain criteria are met, including, but not limited to meeting fixed charge coverage and liquidity ratio targets as of the most recent twelve-month period. Prior to the covenant conversion date, LiveVox is required to maintain minimum levels of liquidity and recurring revenue. As of the covenant conversion date, LiveVox is required to maintain the Fixed Charge Coverage Ratio and Leverage Ratio (as defined in the Credit Facility) measured on a quarter-end basis for the four-quarter period ending on each such date through the end of the agreement.

On December 16, 2019, LiveVox amended the Credit Facility (as amended, the “Amended Credit Facility”), increasing the term loan borrowing therein by $13,900,000 to $57,606,250 and amending certain terms and conditions. The Amended Credit Facility reset the minimum recurring revenue covenant and qualified cash amounts through December 31, 2021 and extended the quarterly measurement dates through September 30, 2023 and the maturity date to November 7, 2023. LiveVox was in compliance with all debt covenants at December 31, 2020 and was in compliance with all debt covenants as of the date of issuance of these consolidated financial statements. There was no unused borrowing capacity under the term loan portion of the Amended Credit Facility at December 31, 2019. On March 17, 2020, as a precautionary measure to ensure financial flexibility and maintain maximum liquidity in response to the COVID-19 pandemic, LiveVox drew down approximately $4.7 million under the revolving portion of the Amended Credit Facility.

LiveVox’s consolidated financial statements have been prepared assuming LiveVox will continue as a going concern for the 12 months from the date of issuance of the consolidated financial statements, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. LiveVox’s main sources of liquidity were cash generated by operating cash flows and the term loan and revolving credit facility.

Acquisition Opportunities

We believe that there may be opportunity for further consolidation in our industry. From time to time, we evaluate potential strategic opportunities, including acquisitions of other providers of cloud-based services. We have been in, and from time to time may engage in, discussions with counterparties in respect of various potential strategic acquisition and investment transactions. Some of these transactions could be material to our business and, if completed, could be difficult to integrate, result in increased leverage or dilution and/or subject us to unexpected liabilities. In connection with evaluating potential strategic acquisition and investment transactions, we may incur significant expenses for the evaluation and due diligence investigation of these potential transactions.

Cash flow (in thousands):

	Year Ended December 31,
	2020	2019	2018
Net cash provided by operating activities	$1,070	$1,568	$4,062
Net cash used in investing activities	(773)	(12,158)	(670)
Net cash provided by financing activities	2,768	11,753	9,015
Effect of foreign currency translation	(12)	(62)	20

Net change in cash and cash equivalents	$3,053	$1,101	$12,427

Net cash provided by operating activities

Net cash provided by operating activities in fiscal 2020 decreased by $0.5 million, or (31.8)%, to $1.1 million from $1.6 million in 2019. The decrease to net cash provided by operating activities was primarily attributable to a $2.3 million increase to net loss and an increase of $3.8 million in non-cash adjustments to net loss. These non-cash items primarily consisted of a $1.2 million increase in non-cash lease expense, $0.9 million increase of amortization of identified intangible assets, $0.6 million increase in stock-based compensation expense and a $0.4 million increase of amortization of deferred sales commissions. Net cash provided by operating activities has a decrease of $6.6 million in cash from operating assets and liabilities, primarily due to the timing of cash payments to vendors and cash receipts from customers.

Net cash provided by operating activities in fiscal 2019 decreased by $2.5 million, or (61.4)%, to $1.6 million, from $4.1 million in fiscal 2018, mainly related to operating loss in fiscal 2019. The decrease to net cash provided by operating activities was primarily attributable to an $8.8 million decrease of net income in fiscal 2018 to net loss in fiscal 2019 being offset by an increase of $0.3 million in non-cash adjustments to net loss. Those non-cash items primarily consisted of a $0.3 million increase of amortization of deferred sales commissions. Net cash provided by operating activities also benefited from an increase of $6.0 million in cash from operating assets and liabilities, primarily due to the timing of cash payments to vendors and cash receipts from customers. The primary driver of the reduction from net income in fiscal 2018 to net loss in fiscal 2019 was the one-time, long-term equity incentive bonus specifically for selected executives of $8.7 million in the fourth quarter of 2019, of which half was paid in the fourth quarter of 2019 and half was recorded in accrued bonuses, the primary driver of the $6.0 million increase in cash from liabilities. The remaining portion was paid in the fourth quarter of 2020.

Net cash used in investing activities

Net cash used in investing activities in fiscal 2020 decreased by $11.4 million, or (93.6)%, to ($0.8) million from ($12.2) million in fiscal 2019. Net cash used in investing activities in fiscal 2020 was comprised of $0.8 million in purchases of property and equipment.

Net cash used in investing activities in fiscal 2019 increased by $11.5 million to ($12.2) million from ($0.7) million in fiscal 2018. Net cash used in investing activities in fiscal 2019 was comprised of $11.0 million in business acquisitions and $1.1 million in purchases of property and equipment.

Net cash provided by financing activities

Net cash provided by financing activities in fiscal 2020 decreased by $8.9 million, or (76.4)%, to $2.8 million from $11.7 million in fiscal 2019, reflecting the drawdown on the revolving portion of the Amended Credit Facility of $4.7 million in March of 2020, offset by the increase in term loan borrowings under the Amended Credit Facility in December 2019.

Net cash provided by financing activities in fiscal 2019 increased by $2.7 million, or 30.4%, to $11.7 million, from $9.0 million in fiscal 2018, reflecting the increase of $13.6 million in term loan borrowing under the Amended Credit Facility in December of 2019.

Contractual Obligations and Commitments

Our principal contractual obligations consist of future payment obligations under our term loan, finance leases to finance computer and networking equipment, and operating leases for office facilities. Please see “Note 8—Borrowings Under Term Loan and Line of Credit” to the consolidated financial statements of LiveVox included elsewhere in this proxy statement for discussion of the contractual obligations under LiveVox’s term facility.

The following table summarizes our significant contractual obligations as of December 31, 2020 (in thousands):

	Payment Due by Period
	Total	1-3 Years	3-5 Years	More than 5 Years
Finance lease obligations (1)	$448	$436	$12	$—
Operating lease obligations (2)	4,999	3,142	1,549	308
Term loan (3)	56,454	4,320	52,134	—

Total	$61,901	$7,898	$53,695	$308

(1)	Represents financing of computer and networking equipment and software purchases for our co-location data centers.
(2)	Represents obligations to make payments under lease agreements for our corporate headquarters and worldwide offices.
(3)	Consists of principal payments only, excluding interest of $0.9 million. The principal amount is due November 7, 2023.

Off-Balance Sheet Arrangements

As of December 31, 2020, we did not have any off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of SEC Regulation S-K, such as the use of unconsolidated subsidiaries, structured finance, special purpose entities or variable interest entities.

Critical Accounting Policies and Use of Estimates

The preparation of the consolidated financial statements included elsewhere in this proxy statement in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant items subject to such estimates and assumptions include, but are not limited to, the determination of the useful lives of long-lived assets, allowances for doubtful accounts, fair value of goodwill and long-lived assets, fair value of incentive awards, valuation of deferred tax assets, income tax uncertainties, standalone selling price and other contingencies. Management periodically evaluates such estimates and they are adjusted prospectively based upon such periodic evaluation. Actual results could differ from those estimates. While our significant accounting policies are more fully described in the notes to the consolidated financial statements included elsewhere in this proxy statement, we believe that the following accounting policies and estimates are critical to our business operations and understanding of its financial results.

Impairment of long-lived assets, including intangible assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset and long-lived assets to be disposed of are reported at the lower of the carrying amount or fair value. No impairment losses have been recognized in any of the periods presented.

Through the year ended December 31, 2019, we performed our annual impairment review of goodwill at December 31, and when a triggering event occurs between annual impairment tests. In anticipation of the reporting requirements in connection with being a public company, we changed the date of our annual goodwill impairment test to October 1, effective for the year 2020. In testing for goodwill impairment, we first assess qualitative factors. If, based on the qualitative assessment, it is determined that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, including goodwill, we will perform the quantitative impairment test in accordance with Accounting Standards Codification (“ASC”) 350-20-35, as amended by Accounting Standards Update (“ASU”) 2017-04, to determine if the fair value of the reporting unit exceeds its carrying amount. If the fair value is determined to be less than the carrying value, an impairment charge is recorded for the amount by which the reporting unit’s carrying amount exceeds its fair value, limited to the total amount of goodwill allocated to that reporting unit. No impairment losses have been recognized in any of the periods presented.

Intangible assets, consisting of acquired developed technology, domain names and customer relationships, are carried at cost less accumulated amortization. All intangible assets have been determined to have definite lives and are amortized on a straight-line basis over their estimated remaining economic lives, ranging from three to seven years. Amortization expense related to developed technology is included in cost of revenue. Amortization expense related to customer relationships is included in sales and marketing expense. Amortization expense related to domain names is included in general and administrative expense. Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate an asset’s carrying value may not be recoverable. No impairment losses have been recognized in any of the periods presented.

Revenue Recognition

LiveVox recognizes revenue in accordance with U.S. generally accepted accounting principles, pursuant to FASB ASC 606, Revenue from Contracts with Customers.

LiveVox derives substantially all of its revenues by providing cloud-based contact center voice products under a usage-based model, with prices calculated on a per-call or, more typically, a per-minute basis and contracted minimum usage in accordance with the terms of the underlying agreements. Other immaterial ancillary revenues are derived from call recording, local caller identification packages, performance/speech analytics, text messaging services and professional services billed monthly on primarily usage-based fees, and to a lesser extent, fixed fees. Revenues are recognized when control of these services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those services excluding amounts collected on behalf of third parties such as sales taxes, which are collected on behalf of and remitted to governmental authorities based on local tax law.

We determine revenue recognition through the following steps:

a.	Identification of the contract, or contracts, with a customer;

b.	Identification of the performance obligations in the contract;
c.	Determination of the transaction price;
d.	Allocation of the transaction price to the performance obligations in the contract; and
e.	Recognition of revenue when, or as, the performance obligations are satisfied.

We enter into contracts that can include various combinations of services, each of which are distinct and accounted for as separate performance obligations. Our cloud-based contact center products typically include a promise to provide continuous access to our hosted technology platform solutions through one of our data centers. Arrangements with customers do not provide the customer with the right to take possession of LiveVox’s software platform at any time. Our performance obligations are satisfied over time as the customer simultaneously receives and consumes the benefits as we perform our services. Our contracts typically range from annual to three-year agreements with payment terms of net 10-60 days. As the services provided by LiveVox are generally billed monthly there is not a significant financing component in LiveVox’s arrangements.

LiveVox’s arrangements typically include monthly minimum usage commitments and specify the rate at which the customer must pay for actual usage above the monthly minimum. Additional usage in excess of contractual minimum commitments are deemed to be specific to the month that the usage occurs, since the minimum usage commitments reset at the beginning of each month. We have determined these arrangements meet the variable consideration allocation exception and therefore, we recognize contractual monthly commitments and any overages as revenue in the month they are earned.

LiveVox has service-level agreements with customers warranting defined levels of uptime reliability and performance. Customers may receive credits or refunds if LiveVox fails to meet such levels. If the services do not meet certain criteria, fees are subject to adjustment or refund representing a form of variable consideration. LiveVox records reductions to revenue for these estimated customer credits at the time the related revenue is recognized. These customer credits are estimated based on current and historical customer trends, and communications with its customers. Such customer credits have not been significant to date.

For contracts with multiple performance obligations, we allocate the contract price to each performance obligation based on its relative standalone selling price (SSP). We generally determine SSP based on the prices charged to customers. In instances where SSP is not directly observable, such as when we do not sell the service separately, we determine the SSP using information that generally includes market conditions or other observable inputs.

Professional services for configuration, system integration, optimization or education are billed on a fixed-price or on a time and material basis and are performed by LiveVox directly or, alternatively, customers may also choose to perform these services themselves or engage their own third-party service providers. Professional services revenue, which represents less than 1% of revenue, is recognized over time as the services are rendered.

Income Taxes

LiveVox accounts for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recognized for the future tax consequences arising from the temporary differences between the tax basis of an asset or liability and its reported amount in the consolidated financial statements, as well as from net operating loss and tax credit carryforwards. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will be paid or refunds received, as provided for under currently enacted tax law. A valuation allowance is provided for deferred tax assets that, based on available evidence, are not expected to be realized. LiveVox recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

LiveVox recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. LiveVox does not believe its consolidated financial statements include any uncertain tax positions. It is LiveVox’s policy to recognize interest and penalties accrued on any unrecognized tax benefit as a component of income tax expense.

Employee and Non-Employee Incentive Plans

During 2014, LiveVox established two bonus incentive plans, the Value Creation Incentive Plan (which we refer to as the “VCIP”) and the Option-based Incentive Plan (which we refer to as the “OBIP”), pursuant to which eligible participants will receive a predetermined bonus based on LiveVox’s equity value at the time of a liquidity event, if the stockholder return associated with the liquidity event exceeds certain thresholds (as defined in the VCIP and OBIP). All of LiveVox’s executive officers and certain other key employees are eligible to participate in the VCIP and certain other employees are eligible to participate in the OBIP. Awards under the VCIP and OBIP are subject to both time-based and performance-based vesting conditions. Awards under the VCIP and OBIP generally time vest over 5 years and performance vest upon certain liquidity event conditions, subject to continued service through the vesting dates. Under the VCIP, the value at payoff is further adjusted based on the stockholder returns resulting from the liquidity event while the OBIP has a minimum stockholder return. For a portion of each award, the liquidity event condition can be met post termination of service, as long as the time-based vesting period has been completed. The awards under the VCIP and OBIP may be settled in cash or shares, depending on the nature of the underlying liquidity event. LiveVox also has an option to repurchase both awards at an amount deemed to be fair value for which the time-based vesting period has been completed, contingent on the employee’s termination of service. Because vesting and payment under the VCIP and OBIP is contingent upon a liquidity event, LiveVox will not record compensation expense until a liquidity event occurs or unless they are repurchased, in which case LiveVox has recorded compensation expense equal to the repurchase amount. LiveVox remeasures the awards’ fair value at each reporting period. These awards are reflected as Level 3 in the fair value table. The awards’ fair value has historically been determined by the LiveVox board of directors with assistance of LiveVox management. The LiveVox board of directors has determined the fair value at each reporting period by considering a number of objective and subjective factors including important developments in LiveVox’s operations, valuations performed by an independent third party, actual results and financial performance, the conditions in the CCaaS industry, the economy in general and volatility of comparable public companies, among other factors.

During 2019, LiveVox implemented a one-time management liquidity program, in which certain executives with time-based vested VCIP awards were liquidated and paid out in cash. LiveVox recorded this event as compensation expense within cost of revenue and operating expenses within the financial statements for the year ended December 31, 2019 in the amount of $8.7 million, of which $4.3 million is recorded in accrued bonuses and was paid out within 12 months from December 31, 2019.

During 2019, LiveVox TopCo established a Management Incentive Unit program whereby the board of LiveVox TopCo has the power and discretion to approve the issuance of Class B Units of LiveVox TopCo that represent management incentive units (which LiveVox calls “Management Incentive Units”) to any manager, director, employee, officer or consultant of LiveVox. Vesting begins on the date of issuance, and the Management Incentive Units vest ratably over five years with 20% of the Management Incentive Units vesting on the first anniversary of a specified vesting commencement date, and then quarterly thereafter, subject to the grantee’s continued employment with LiveVox. Vesting of the Management Incentive Units will accelerate upon consummation of a “sale of the company”, which is defined by the LiveVox TopCo limited liability company agreement as (i) the sale or transfer of all or substantially all of the assets of LiveVox TopCo on a consolidated basis or (ii) any direct or indirect sale or transfer of a majority of interests in LiveVox TopCo and its subsidiaries on a consolidated basis, as a result of any party other than certain affiliates of Golden Gate Capital obtaining voting power to elect the majority of LiveVox TopCo’s governing body.

If a Management Incentive Unit holder terminates employment, any vested Management Incentive Units as of the termination date will be subject to a repurchase option held by LiveVox TopCo or funds affiliated with

Golden Gate Capital. The option to repurchase can be exercised for one year beginning on the latter of (a) the Management Incentive Unit holder’s termination date and (b) the 181st day following the initial acquisition of the Management Incentive Units by the Management Incentive Unit holder. The repurchased Management Incentive Units will be valued at fair market value as of the date that is 30 days prior to the date of the repurchase. However, if the fair market value is less than or equal to the participation threshold of the vested Management Incentive Units, the Management Incentive Units may be repurchased for no consideration.

The Company recognizes compensation expense on a straight-line basis over the requisite service period of five years.

Recently Adopted Accounting Pronouncements

See “Note 2—Summary of Significant Accounting Policies” to our consolidated financial statements included elsewhere in this proxy statement for recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted as of the dates of the statement of financial position included in this proxy statement.

JOBS Act

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to nonemerging growth companies but any such election to opt out is irrevocable. LiveVox has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies. LiveVox, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of LiveVox’s consolidated financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Quantitative and Qualitative Disclosures about Market Risk

Concentration risk

Financial instruments that potentially subject LiveVox to significant concentrations of credit risk consist primarily of cash and accounts receivable. Risks associated with cash are mitigated using what LiveVox considers creditworthy institutions. LiveVox performs ongoing credit evaluations of its customers’ financial condition. Substantially all of LiveVox’s assets are in the United States.

As of December 31, 2020 and 2019, no single customer represented more than 10% of LiveVox’s accounts receivable. For the years ended December 31, 2020 and 2019, no single customer represented more than 10% of LiveVox’s revenue.

LiveVox relies on third parties for telecommunication, bandwidth, and colocation services that are included in cost of sales.

As of December 31, 2020, two vendors accounted for approximately 55% of the Company’s accounts payable. As of December 31, 2019, one vendor accounted for approximately 14% of LiveVox’s accounts payable. No other single vendor exceeded 10% of LiveVox’s accounts payable in fiscal 2020 and fiscal 2019. LiveVox believes there could be a material impact on future operating results should a relationship with an existing supplier cease.

Interest Rate Sensitivity

The term loan portion of the Credit Facility is subject to interest rate risk, as the loan is termed as either a base rate loan or LIBOR rate loan (each as defined in the agreement governing the Credit Facility) and can be a combination of both. LIBOR interest elections are for one, two or three-month periods. Interest changes affect the fair value of the term loan but do not impact our financial position, cash flows or results of operations due to the fixed nature of the debt obligation.

Foreign exchange risk

LiveVox reports its results in U.S. dollars, which is its reporting currency. The functional currency of LiveVox’s foreign subsidiaries is the U.S. dollar. For these subsidiaries, the monetary assets and liabilities are re-measured into U.S. dollars at the current exchange rate as of the balance sheet date, and all non-monetary assets and liabilities are re-measured into U.S. dollars at historical exchange rates. Expenses are converted using average rates in effect on a monthly basis. Exchange gains and losses resulting from foreign currency transactions were not significant in any period and are reported in “Other expense (income), net” in the consolidated statements of operations and comprehensive income (loss).

MANAGEMENT AFTER THE BUSINESS COMBINATION

Management and Board of Directors

The following sets forth certain information, as of the date of this proxy statement, concerning the persons who are expected to serve as directors and executive officers of the Company following the consummation of the Business Combination and assuming the election of the nominees at the Special Meeting as set forth in “Proposal No. 4— Election of Directors to the Board of Directors.”

Name	Age	Position(s) Held
Louis Summe	53	Chief Executive Officer, Co-Founder and Director
Gregg Clevenger	57	Executive Vice President and Chief Financial Officer
Laurence Siegel	54	Executive Vice President, Product Development and Co-Founder
Erik Fowler	50	Executive Vice President, Worldwide Sales and Business Operations
Mark Mallah	58	General Counsel
Rishi Chandna	42	Director
Marcello Pantuliano	37	Director
Doug Ceto	35	Director
Bernhard Nann	58	Director
Stewart Bloom	63	Director
Robert D. Beyer	61	Director
Todd M. Purdy	46	Director
Leslie C. G. Campbell	62	Director
Susan Morisato	66	Director
Kathleen Pai	38	Director

The directors have been nominated pursuant to the director nomination rights that will be set forth in a stockholders agreement that we plan to enter into with the Sponsor and the LiveVox Stockholder at the closing of the Business Combination, which terms regarding director nomination rights were agreed to in advance pursuant to the Merger Agreement. See “Proposal No. 1—Approval of Business Combination—Related Agreements—Stockholders Agreement.”

Directors

Upon the consummation of the Business Combination, we anticipate increasing the initial size of the Board to nine directors, each of whom will be voted upon by our stockholders at the Special Meeting. If all director nominees are elected and the Business Combination is consummated, the Board will initially consist of nine directors.

Louis Summe is Co-founder of LiveVox and has served as Chief Executive Officer and a member of the Board of Directors since the company’s inception in 1998. The company was founded with the vision of eliminating the complexities and data siloes that prevent businesses from creating better customer experiences. Louis is a pioneer in leveraging the cloud to unify disparate applications and in doing so, he has created a new path for businesses to modernize their engagement with new channels and AI technology. From 1997 to 2000 Mr. Summe was VP of Product and Business Development for Physicians Online, a pioneer in healthcare internet services and held positions at Merck-Medco and EDS earlier in his career. Louis received his Masters of Business Administration at Columbia University and B.A. in Physics from Xavier University.

We believe Mr. Summe’s significant deep institutional knowledge and operating experience make him well qualified to serve as a member of our Board.

Rishi Chandna will serve as one of our directors upon consummation of the Business Combination. Mr. Chandna is a Managing Director of Golden Gate Capital, which he joined in 2002. Mr. Chandna oversees Golden Gate Capital’s investments in the broader technology sector with an emphasis on enterprise software, technology enabled services, business services, and information services. Prior to joining Golden Gate Capital, Mr. Chandna worked in the Los Angeles office of Bain & Company. Mr. Chandna has an MBA from Harvard Business School and a BA in Economics from the University of California, Berkeley.

We believe Mr. Chandna’s significant investment and financial expertise make him well qualified to serve as a member of our Board.

Marcello Pantuliano will serve as one of our directors upon consummation of the Business Combination. Mr. Pantuliano is a Managing Director at Golden Gate Capital, which he joined in 2009. Mr. Pantuliano focuses on both private and public equity at Golden Gate Capital and leads all public equity investing activity for the firm. Prior to joining Golden Gate Capital, Mr. Pantuliano was at Alesco Global Advisors, a long/short hedge fund, and at Bank of America as an investment banker. Mr. Pantuliano has a B.S. in Electrical Engineering from Stanford University.

We believe Mr. Pantuliano’s significant investment and financial expertise make him well qualified to serve as a member of our Board.

Doug Ceto will serve as one of our directors upon consummation of the Business Combination. Mr. Ceto is a Managing Director of Golden Gate Capital, which he joined in 2014. Prior to joining Golden Gate Capital, Mr. Ceto worked at Welsh, Carson, Anderson & Stowe in New York, New York from 2010 to 2014. Previously, he worked in the Global Leveraged Finance group at Bank of America Merrill Lynch in New York, New York from 2008 to 2010. Mr. Ceto has a BA from Dartmouth College.

We believe Mr. Ceto’s financial expertise and significant investment experience make him well qualified to serve as a member of our Board.

Bernhard Nann will serve as one of our directors upon consummation of the Business Combination. Mr. Nann is an Operating Executive with Golden Gate Capital, which he joined in 2015. He currently serves on the boards of 2020 Technologies, Ensemble Health Partners, LiveVox and Vorto and as an advisor to Neustar. Mr. Nann was on the board of Green Street Advisors, from 2016 to 2019. Prior to joining Golden Gate Capital, Mr. Nann served as chief executive officer of Opera Solutions in Jersey City, New Jersey from 2014 to 2015. Previously, he served as President, Operations and Technology and CTO for Symphony IRI Group in Chicago, Illinois from 2008 to 2013, in product and P&L roles and as the CTO for FICO (NYSE:FICO) from 2003 to 2008 and as the Founder and chief executive officer of NAREX Inc. from 1995 to 2003. Mr. Nann has a BS and MS in engineering from the University of Stuttgart and an MBA from Ohio State University, where he was a Fulbright Scholar.

We believe Mr. Nann’s significant technology and financial expertise make him well qualified to serve as a member of our Board.

Stewart Bloom will serve as one of our directors upon consummation of the Business Combination. Mr. Bloom has been an Operating Executive and independent advisor to Golden Gate capital since 2011. He currently serves as Chairman of LiveVox, Neustar and Vector Solutions and as an advisor to Ensemble Health Partners. Prior to joining Golden Gate Capital, Mr. Bloom served as Chairman and CEO of Aspect Software Inc. from August 2012 to July 2017. During his tenure at Aspect Software, Mr. Bloom guided the company through a financial restructuring that included a voluntary petition seeking relief under Chapter 11 of the U.S. Bankruptcy Code in March 2016, with Mr. Bloom continuing to serve as chief executive officer following Aspect Software’s emergence from bankruptcy in May 2016. Mr. Bloom was previously the chief executive officer of Escalate Retail from August 2006 to February 2011, and chief executive officer of GERS Retail Systems (predecessor to Escalate Retail) from May 2005 to August 2006. He served on the Boards of Golden Gate Capital portfolio companies Infor, from April 2012 to February 2017, Softbrands Holdings, from July 2011 to April 2012, and Symon Communications, from April 2012 to April 2013. Previously, he served as Vice President Americas

Technology Services of Capgemini from August 2001 to May 2005, as a Senior Vice President for Mainspring from June 2000 to August 2001, and as a Senior Partner with Ernst & Young Management Consulting from June 1995 to June 2000.

We believe Mr. Bloom’s significant technology and financial expertise make him well qualified to serve as a member of our Board.

Robert D. Beyer will serve as one of our directors upon consummation of the Business Combination. Mr. Beyer has served as our Chief Executive Officer from November 2017 to November 2018 and as our Executive Chairman, acting as Co-Chairman of the Board, since November 2018. Mr. Beyer is Chairman of Chaparal Investments LLC, a private investment firm and holding company which he founded in 2009. From 2005 to 2009, Mr. Beyer served as Chief Executive Officer of The TCW Group, Inc., a global investment management firm. Mr. Beyer previously served as Chief Investment Officer from 2000 to 2005. Mr. Beyer has been a director of Jefferies Financial Group Inc. since 2013. Mr. Beyer is the immediate past chair and a member of the Board of Councilors of USC Dornsife School of Letters, Arts and Sciences, a past chair and member of the Harvard-Westlake School Board of Trustees and a member of the Advisory Board of Milwaukee Brewers Baseball Club. Mr. Beyer was formerly a director of Société Générale Asset Management, S.A. and The TCW Group, Inc. Mr. Beyer was a director of The Allstate Corporation, an NYSE listed company, from 2006 through 2016. Mr. Beyer was a director at The Kroger Co., a NYSE listed company, from 1999 to 2019. Mr. Beyer received an MBA from the UCLA Anderson School of Management and a BS from the University of Southern California.

We believe Mr. Beyer’s significant investment and financial expertise make him well qualified to serve as a member of our Board.

Todd M. Purdy will serve as one of our directors upon consummation of the Business Combination. Mr. Purdy has served as our Chief Executive Officer since November 2018. Mr. Purdy is a seasoned private equity investor with 23 years of investment industry experience. Previously, Mr. Purdy was a Partner at Leonard Green & Partners, or LGP, a leading private equity investment firm based in Los Angeles, California, where he focused on investments in the consumer, retail and services sectors. During Mr. Purdy’s tenure with the firm from 2000 to 2018, LGP grew significantly from investing its third fund, a $1.2 billion pool of committed capital, to investing its seventh fund, a $9.6 billion pool of committed capital. During this time, Mr. Purdy was involved in the acquisitions of 12 portfolio companies, representing more than $15 billion of transaction enterprise value, which collectively completed more than 40 follow-on acquisitions. Prior to LGP, Mr. Purdy was an investment banker with Donaldson, Lufkin & Jenrette in Los Angeles and London. Mr. Purdy graduated from the Honors Business Administration Program at the Ivey Business School at Western University in Canada.

We believe Mr. Purdy’s significant investment and financial expertise make him well qualified to serve as a member of our Board.

Leslie C. G. Campbell will serve as one of our directors upon consummation of the Business Combination. Ms. Campbell previously served as the Chief Procurement Officer for Reed Elsevier, Inc., from September 2007 to December 2012. From March 1998 to September 2007, Ms. Campbell held a number of positions at Dell, Inc., most recently as the Vice President of Worldwide Procurement, and previously as the Vice President and General Manager, Global Segment EMEA. Ms. Campbell held a number of positions at Oracle Corporation from May 1990 to January 1998, most recently as Vice President, Corporate Purchasing. From August 1982 to May 1990, she held a number of positions at KPMG Peat Marwick LLP, a member firm of KPMG International, most recently as a Senior Manager. Ms. Campbell has served as a member of the board of directors of Coupa Software, Inc. since May 2016 and a member of the board of directors of PetMed Express, Inc. since July 2018. She also serves, or has served, on the advisory boards of several private and non-profit enterprises. Ms. Campbell holds a B.A. in Business Administration from the University of Washington.

We believe Ms. Campbell’s significant international operational and financial expertise and her substantial corporate governance experience make her well qualified to serve as a member of our Board.

Susan Morisato will serve as one of our directors upon consummation of the Business Combination. Ms. Morisato is the former President of Insurance Solutions, UnitedHealthcare Medicare & Retirement at UnitedHealth Group (NYSE: UNH) (“UnitedHealth”) from January 2009 to October 2019. Previously, she served as President - Federal Programs of United Health Group Alliances at UnitedHealth from August 2007 to December 2009 and Chief Operating Officer of Senior and Retiree Services for UnitedHealth from January 2005 to July 2007. Prior to this, she held various roles at Bankers Life and Casualty, where she managed aspects of the company’s health insurance products from June 1979 to December 2004, and served as Senior Vice President and Chief Actuary from 1996 to 2004. Ms. Morisato served on the Board of Directors for Symphonix Health Insurance from 2016 to 2019 and for Bankers Life and Casualty from 2000 to 2004. She received a Bachelor of Science degree in Mathematics and Education from the University of Illinois in Urbana, IL and a Master of Science in Mathematics at the University of Illinois in Urbana, IL.

We believe Ms. Morisato’s significant operational expertise and her board experience make her well qualified to serve as a member of our Board.

Kathleen Pai will serve as one of our directors upon consummation of the Business Combination. Ms. Pai has served as Executive Vice President, Chief People Officer, SolarWinds since March 2021. She previously served as Senior Vice President, Chief People Officer, SolarWinds beginning in January 2020. Prior to joining SolarWinds, Ms. Pai served as Vice President, People at Ultimate Software from October 2016 until January 2020. Prior to joining Ultimate Software, Ms. Pai held roles at Carnival Cruise Line, Citrix Systems and Lockheed Martin. Ms. Pai holds a M.B.A. from the University of Massachusetts - Amherst and a B.S. (summa cum laude) in Public Relations from the University of Florida.

We believe Ms. Pai’s significant operational and financial expertise make her well qualified to serve as a member of our Board.

Executive Officers

The biography for Mr. Summe is set forth above under “—Management and Board of Directors—Directors.”

Gregg Clevenger will serve as our Executive Vice President and Chief Financial Officer upon consummation of the Business Combination. Mr. Clevenger has served as LiveVox’s Executive Vice President and Chief Financial Officer since September 2020. From October 2018 to April 2020, Mr. Clevenger served as Chief Financial Officer of PowerSchool LLC, a provider of educational SaaS software to K-12 administrators, teachers, students and parents. From January 2017 to October 2018, Mr. Clevenger served as Executive Vice President and Chief Financial Officer of Aspect Software, a global provider of enterprise contact center and workforce optimization solutions. From June 2016 to January 2017, Mr. Clevenger provided CFO consulting services to The NanoSteel Company, an advanced materials company. From September 2014 to May 2015, Mr. Clevenger served as Chief Financial Officer of LanzaTech, a global leader in gas fermentation technology. From November 2010 to January 2014, Mr. Clevenger served as Executive Vice President and Chief Financial Officer of GXS Corp., a global cloud integration company. Earlier in his career, Mr. Clevenger was at Mpower Communications Corp., a publicly traded provider of telecommunications services where he served for nearly seven years in a variety of capacities including Senior Vice President of Corporate Development, Executive Vice President and Chief Financial Officer, and as a member of the board of directors. Mr. Clevenger previously held investment banking positions with Goldman Sachs, Morgan Stanley and Argent Group Ltd. Mr. Clevenger holds a Bachelor of Arts (Economics) degree and a Master of Business Administration degree from Washington University in St. Louis.

Laurence Siegel will serve as our Executive Vice President of Product Development upon consummation of the Business Combination. Mr. Siegel is a co-founder of LiveVox and has served as LiveVox’s Executive Vice President of Product Development since 2000. Mr. Siegel plays a key role in driving growth at LiveVox by helping transform a great vision into a cutting edge, yet highly practical product offering. From 1996-2000, Larry was Director of Network Development for what is now Northwell Health, the largest healthcare provider in New York. Larry received his Masters of Business Administration from Columbia University and a B.A. in Economics from Skidmore College

Erik Fowler will serve as our Executive Vice President of Worldwide Sales and Business Operations upon consummation of the Business Combination. Mr. Fowler has served as LiveVox’s Executive Vice President of Worldwide Sales and Business Operations since April 2014. Mr. Fowler brings extensive sales and management experience to LiveVox where he is charged with driving the company’s growth. Prior to joining LiveVox in 2009, Mr. Fowler was Vice President of Major Accounts at SoundBite (Genesys) from January 2004 to January 2009. Mr. Fowler has also held senior sales management roles at The CCS Companies and Parametric Technology Corporation (NASDAQ: PTC). Mr. Fowler holds a Bachelor of Arts degree in Political Science from Virginia Polytechnic Institute and State University. Mr. Fowler also spent seven years as a Naval Officer, most recently stationed on an AEGIS Cruiser, the USS Lake Erie (CG 70).

Mark Mallah will serve as our General Counsel upon consummation of the Business Combination. Mr. Mallah has served as LiveVox’s General Counsel since 2010. Prior to joining LiveVox in 2010, Mr. Mallah served as in-house counsel at Security Alarm Financing Enterprises, a security and alarm company. A graduate of the University of Rochester and American University, Washington College of Law, he has more than 30 years of wide-ranging legal experience spanning commercial transactions, compliance, litigation, and law enforcement.

Classified Board of Directors

In accordance with the proposed Second Amended and Restated Certificate of Incorporation, the Board of the post-Business Combination Company will be divided into three classes with only one class of directors being elected each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term.

As discussed above, in connection with the Business Combination, Louis Summe, Rishi Chandna, Marcello Pantuliano, Doug Ceto, Bernhard Nann, Stewart Bloom, Robert Beyer, Todd Purdy, Susan Morisato, Kathleen Pai and Leslie C. G. Campbell have each been nominated to serve as directors of the post-Business Combination Company upon completion of the Business Combination.

Committees of the Board of Directors

It is anticipated that the Board of the post-Business Combination Company will maintain the committees currently constituted by the Board of the Company, the audit committee and the compensation committee, and will adopt new charters in connection with the consummation of the Business Combination. We anticipate that the Board of the post-Business Combination Company will also form a corporate governance and nominating committee and adopt a charter for such committee. Upon consummation of the Business Combination, we anticipate that the composition of the committees of our Board will be as follows.

Audit Committee

Upon consummation of the Business Combination, it is anticipated that the audit committee will consist of Leslie C.G. Campbell, Robert Beyer, and Todd Purdy. Leslie C.G. Campbell is expected to serve as the chair of the audit committee.

Each member of the audit committee is financially literate and our Board has determined that qualifies as an “audit committee financial expert” as defined in the applicable SEC rules.

Compensation Committee

Upon consummation of the Business Combination, it is anticipated that the compensation committee will consist of Kathleen Pai, Rishi Chandna, and Bernhard Nann. Kathleen Pai is expected to serve as the chair of the compensation committee.

Corporate Governance and Nominating Committee

Upon consummation of the Business Combination, it is anticipated that our corporate governance and nominating committee will consist of Robert Beyer, Marcello Pantuliano, and Susan Morisato. Susan Morisato is expected to serve as chair of the corporate governance and nominating committee.

Director Independence

Nasdaq Listing Rules require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We expect to have 10 “independent directors” as defined in the Nasdaq Listing Rules and applicable SEC rules. Our Board has determined that each of Rishi Chandna, Marcello Pantuliano, Doug Ceto, Bernhard Nann, Stewart Bloom, Robert Beyer, Todd Purdy, Susan Morisato, Kathleen Pai and Leslie C.G. Campbell would be independent directors under applicable SEC and Nasdaq Listing Rules.

Code of Ethics

The post-Business Combination Company will have a code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics will be available on the post-Business Combination Company’s website, www.livevox.com. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on Form 8-K.

EXECUTIVE COMPENSATION

The Company

The following disclosure concerns the compensation of the Company’s officers and directors for the fiscal year ended December 31, 2020 (i.e., pre-Business Combination).

None of our officers or directors has received any cash compensation for services rendered to us. There are no agreements or understandings, whether written or unwritten, with our named executive officers concerning the information specified in Item 402(t)(2) or (3) (i.e., any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to the Business Combination). Since our formation, we have not granted any stock options or stock appreciation rights or any other awards under long-term incentive plans to any of our officers or directors. Commencing on March 12, 2019, we have agreed to pay monthly recurring expenses of $10,000 to Crescent for office space, utilities, and secretarial and administrative support. Upon completion of a Business Combination or our liquidation, we will cease paying these monthly fees. In addition, we may pay our Sponsor or any of our existing officers or directors, or any entity with which they are affiliated, a finder’s fee, consulting fee or other compensation in connection with identifying, investigating and completing a business combination. The individuals will also be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee, on a quarterly basis, will review all payments that were made to our Sponsor, executive officers or directors and our or their affiliates, and will determine which fees and expenses and the amount of expenses that will be reimbursed. For more information about the interests of our Sponsor in the Business Combination, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Interests of Certain Persons in the Business Combination.”

After the completion of our Business Combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. For a discussion of our executive compensation arrangements after the closing of the Business Combination, please see the section entitled “Management After the Business Combination” beginning on page 273 of this proxy statement.

LiveVox

The following discussion and analysis of compensation arrangements of the named executive officers of LiveVox for the fiscal year ended December 31, 2020 (i.e., pre-Business Combination) should be read together with the compensation tables and related disclosures provided below and in conjunction with LiveVox’s financial statements and related notes appearing elsewhere in this proxy statement. Compensation information included in the following discussion is presented in actual dollar amounts.

Introduction

As an “emerging growth company,” within the meaning of the Securities Act, for purposes of the SEC’s executive compensation disclosure rules, LiveVox has opted to comply with the executive compensation disclosure rules applicable to “emerging growth companies.” This section discusses the material components of the executive compensation program for LiveVox’s Chief Executive Officer and LiveVox’s two other most highly compensated executive officers who LiveVox refers to as its “Named Executive Officers.” As of the year ended December 31, 2020, LiveVox’s Named Executive Officers were Louis Summe, its Chief Executive Officer, Laurence Siegel, its Executive Vice President of Products, and Erik Fowler, its Executive Vice President of Worldwide Sales & Business Operations.

LiveVox’s compensation policies and philosophies are designed to align compensation with business objectives and the creation of stockholder value, while also enabling LiveVox to attract, motivate and retain individuals who contribute to its long-term success. LiveVox believes its executive compensation program must be competitive in order to attract and retain executive officers. LiveVox seeks to implement compensation policies and philosophies by linking a significant portion of LiveVox’s executive officers’ cash compensation to performance objectives and have historically provided a portion of their compensation as long-term incentive compensation in the form of equity awards in LiveVox TopCo.

To date, the compensation of LiveVox’s Named Executive Officers has consisted of a base salary, an annual cash incentive bonus, commissions, a long term-cash incentive plan, equity compensation in LiveVox TopCo and health and welfare benefits. Pursuant to their employment agreements, the Named Executive Officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances. Each of our executive officers, along with certain other members of LiveVox’s management, have been granted equity in LiveVox TopCo pursuant to the Amended and Restated Limited Liability Company Agreement of LiveVox TopCo (which LiveVox refers to as the “TopCo LLC Agreement”), as further described below.

The Compensation Committee of LiveVox’s board of directors has historically determined all of the components of compensation of LiveVox’s executive officers. As LiveVox transitions from a private company to a publicly traded company, the combined company will evaluate its compensation program as circumstances require. As part of the ongoing evaluation, it is expected that the Compensation Committee of the combined company will apply LiveVox’s policies and philosophies described above.

LiveVox expects that it will develop an executive compensation program that is consistent with LiveVox’s existing compensation policies and philosophies following the Business Combination, which are designed to align compensation with business objectives and the creation of stockholder value, while also enabling it to attract, motivate and retain individuals who contribute to LiveVox’s long-term success. The compensation reported in this summary compensation table below is not necessarily indicative of how LiveVox’s Named Executive Officers will be compensated in the future, and this discussion may contain forward-looking statements that are based on LiveVox’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that LiveVox adopts in the future may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

Name and Principal Position	Year	Salary		Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	Total
Louis Summe (3) Chief Executive Officer	2020	$375,000		$127,281	$1,120,125	$1,622,406
Laurence Siegel EVP of Products	2020	301,875		63,640	524,588	890,103
Erik Fowler EVP of Worldwide Sales & Business Operations	2020	450,633	(4)	63,640	636,063	1,150,336

(1)

Amounts represent the aggregate dollar amounts recognized for Management Incentive Units for financial statement reporting purposes for each respective fiscal year (disregarding any estimate of forfeitures related to service-based vesting conditions) in accordance with FASB ASC Topic 718. See note 2 to LiveVox’s audited consolidated financial statements included elsewhere in this proxy. The amounts included in that column include the following:

Name	Year	Management Incentive Units	Management Incentive Unit Value
Louis Summe	2020	715,061	$127,281
Laurence Siegel	2020	357,530	63,640
Erik Fowler	2020	357,530	63,640

(2)

Amounts represent the aggregate totals of LiveVox’s Named Executive Officer’s annual bonuses and the amounts received by each of LiveVox’s Named Executive Officers pursuant to a previous arrangement involving the Value Creation Incentive Plan. See “—Narrative to Summary Compensation Table—Employment Arrangements” and “—Narrative to Summary Compensation Table—Value Creation Incentive Plan” for additional information. The aggregate amounts received by each of LiveVox’s Named Executive Officers in 2020 are as follows:

Name	2020 Annual Bonuses	VCIP Payments	Total
Louis Summe	$240,000	$880,125	$1,120,125
Laurence Siegel	84,525	440,063	524,588
Erik Fowler	196,000	440,063	636,063

(3)	Mr. Summe also serves on LiveVox’s board of directors but does not receive any additional compensation for his service as a director.
(4)	Represents base salary of $260,000 and annual commission of $190,633.

Narrative to Summary Compensation Table

Employment Arrangements

LiveVox has entered into employment agreements with each of LiveVox’s Named Executive Officers. The material terms of the employment agreements are summarized below.

Summe Employment Agreement

Mr. Summe previously entered into an employment agreement with LiveVox, dated August 7, 2014 (which LiveVox refers to as the “Summe Agreement”). The Summe Agreement provides for an “at-will” term and may be terminated at any time by LiveVox upon written notice. The Summe Agreement provides for an annual base salary of $285,000 and an annual performance bonus in an amount up to $140,000 or such other amount as determined by the LiveVox’s board of directors. Mr. Summe is also eligible to participate in LiveVox’s employee and fringe benefit plans as may be in effect from time to time on the same basis as other similarly situated executives of LiveVox generally. As described in more detail below in “—Narrative to Summary Compensation Table—Potential Payments upon a Termination of Employment or a Change in Control,” upon certain terminations of Mr. Summe’s employment, Mr. Summe will be entitled to severance payments and benefits, including salary continuation and his annual bonus. The Summe Agreement also subjects Mr. Summe to the following restrictive covenants: (i) employment term and one-year post termination non-solicitation and non-hire of employees (including former employees who ceased to be employed by LiveVox or an affiliate within 180 days of Mr. Summe’s attempted hire of such employees), (ii) employment term and one-year post-termination non-solicitation of customers, suppliers, licensees, licensors, or other business relations of LiveVox or an affiliate, (iii) employment term and one-year post-termination non-competition (ii) perpetual confidentiality, and (iii) assignment of employee work product. For the 2020 calendar year, Mr. Summe’s annual base salary was $375,000 and Mr. Summe had an annual performance bonus target equal to 80% of Mr. Summe’s annual base salary.

Siegel Employment Agreement

Mr. Siegel previously entered into an employment agreement with Tools for Health, Inc. (the former name of LiveVox), dated May 23, 2000 (which LiveVox refers to as the “Siegel Agreement”). The Siegel Agreement is for an “at-will” term and may be terminated at any time by LiveVox upon written notice. The Siegel Agreement provides for an annual base salary of $90,000 and an annual performance bonus based on the achievement of performance objectives established by LiveVox. The Siegel Agreement also subjects Mr. Siegel to the following restrictive covenants: (i) employment term and one-year post-termination non-solicitation of employees, (ii) employment term and one-year post-termination non-compete, (iii) perpetual confidentiality, and (iv) assignment of work product. For the 2020 calendar year, Mr. Siegel’s annual base salary was $301,875 and Mr. Siegel had an annual performance bonus target equal to 35% of Mr. Siegel’s annual base salary.

Fowler Employment Agreement

Mr. Fowler previously entered into an employment agreement with LiveVox, dated November 17, 2009 (which LiveVox refers to as the “Fowler Agreement”). The Fowler Agreement is for an “at-will” term and may be terminated at any time by LiveVox upon written notice. The Fowler Agreement provides for an annual base salary of $140,000 and monthly commissions based on metrics determined by LiveVox. The Fowler Agreement also subjects Mr. Fowler to the following restrictive covenants: (i) employment term and one-year post-termination non-solicitation of employees and customers, (ii) employment term and one-year post-termination non-compete, (iii) perpetual confidentiality, and (iv) assignment of work product. For the 2020 calendar year, Mr. Fowler’s annual base salary was $260,000 and Mr. Fowler had an annual commission target of $245,000.

Value Creation Incentive Plan

LiveVox’s Named Executive Officers participate in the “VCIP”, pursuant to which LiveVox’s Named Executive Officers are entitled to a bonus (which LiveVox refers to as the “Value Creation Bonus”) equal to a percentage of the “eligible proceeds” (as defined in the VCIP) received by the equity holders of LiveVox TopCo in connection with a “liquidity event” (as defined in the VCIP). The Value Creation Bonus is subject to time-based and performance-based vesting conditions. The Business Combination will be deemed a “liquidity event” for the purposes of the VCIP upon which the vesting conditions of the Value Creation Bonuses will be fully achieved and the Value Creation Bonuses will be paid out to LiveVox’s Named Executive Officers.

Messrs. Summe, Fowler and Siegel initially received Value Creation Bonuses equal to 2%, 1%, and 1% of the eligible proceeds, respectively, and each of their Value Creation Bonuses became time-vested on March 21, 2019.

On December 31, 2020, LiveVox’s Named Executive Officers received a payment in connection with a previous arrangement involving the VCIP. Pursuant to the terms of this arrangement, LiveVox’s Named Executive Officers liquidated 50% of their Value Creation Bonuses in exchange for a cash payment and a grant of Management Incentive Units. The amount of the cash payment equaled 50% of the Value Creation Bonuses each Named Executive Officer would have received under the VCIP had a “liquidity event” occurred on December 31, 2019, and was payable in two installments on December 31, 2019 and December 31, 2020. As a result of this arrangement, Messrs. Summe, Fowler and Siegel currently have Value Creation Bonuses equal to 1%, 0.5% and 0.5% of the eligible proceeds, respectively. The amounts of the cash payments received in 2020 are summarized above in the “Summary Compensation Table,” and the terms of the Management Incentive Units are summarized below in the section “—Narrative to Summary Compensation Table—Management Incentive Units.”

Management Incentive Units.

Each Named Executive Officer is party to a Management Incentive Unit Agreement that provides for the grant of Class B Units of LiveVox TopCo that are intended to constitute “profits interests” for U.S. federal income tax purposes (which LiveVox refers to as “Management Incentive Units”), and represent the right to share in any increase in the equity value of LiveVox that exceeds a specified threshold. The Management Incentive Units generally vest ratably over five years, with 20% of the Management Incentive Units vesting on the first anniversary of the vesting commencement date of such units and then quarterly thereafter, subject to the Named Executive Officer’s continued employment with LiveVox on the applicable vesting date. In the event of a “sale of the company” (as defined in the TopCo LLC Agreement), all unvested Management Incentive Units will accelerate and fully vest, provided that the Named Executive Officer remains employed with LiveVox TopCo or its subsidiaries through the consummation of such “sale of the company.”

If the Named Executive Officer’s employment with LiveVox TopCo or its subsidiaries is terminated following the first anniversary of the vesting commencement date, any Management Incentive Units that would have vested in the year of termination will vest on a pro rata basis based on the number of full fiscal quarters of LiveVox TopCo that have elapsed since the prior vesting date, with any remaining unvested Management Incentive Units being forfeited for no additional consideration. If the Named Executive Officer violates the terms of the restrictive covenants set forth in the TopCo LLC Agreement, all outstanding Management Incentive Units will be automatically forfeited for no additional consideration. Following the Named Executive Officer’s termination of employment, LiveVox TopCo or funds affiliated with Golden Gate Capital will have the option to purchase some or all of the Named Executive Officers’ vested Management Incentive Units at the following repurchase prices: (i) upon a termination for “cause” at the lower of original cost or fair market value as of the date that is 30 days prior to the date of the repurchase and (ii) upon any terminations other than for “cause,” at fair market value as of the date that is 30 days prior to the date of the repurchase. If the fair market value is less than the required threshold set forth in the Management Incentive Unit Agreements, the Named Executive Officer’s outstanding Management Incentive Units can be repurchased for no further consideration. The option to repurchase can be exercised for one year beginning on the latter of (a) the Named Executive Officer’s date of termination and (b) the 181st day following the initial acquisition of the Management Incentive Units by the Named Executive Officer. Upon a “sale of the company,” LiveVox TopCo’s option to repurchase outstanding Management Incentive Units will expire. The Business Combination will not constitute a vesting acceleration event for purposes of the Management Incentive Units and the Management Incentive Units will continue to be subject to the foregoing vesting terms following consummation of this offering.

Health and Welfare Plans and Retirement Plans

Health and Welfare Plans. LiveVox’s Named Executive Officers are eligible to participate in employee benefit plans, including medical, life, and disability benefits on the same basis as other eligible employees. These benefits include:

•	health, dental and vision insurance;

•	vacation, paid holidays and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability; and

•	a 401(k) plan and health savings plan with matching contributions.

•	other fringe benefits, including an employee assistance program, nurse helpline, commuter benefits program, student loan refinancing program, and employee wellness benefits.

LiveVox believes these benefits are generally consistent with those offered by other companies and specifically with those companies with which it competes for employees.

Outstanding Equity Awards at 2020 Fiscal Year End

The following table summarizes the outstanding equity awards held as of December 31, 2020 by each of the Named Executive Officers.

	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (2)	Option Exercise Price (3)	Option Expiration Date (4)
Louis Summe	—	715,061	—	—
Laurence Siegel	—	357,530	—	—
Erik Fowler	—	357,530	—	—

(1)

Amounts listed are LiveVox’s Management Incentive Units issued to LiveVox’s Named Executive Officers. See “—Narrative to Summary Compensation Table—Management Incentive Units” for additional information.

(2)

Management Incentive Units become vested as follows: The Management Incentive Units vest in equal annual installments on the first five anniversaries of the vesting commencement date of January 1, 2020, such that 20% vested on January 1, 2021, 20% will vest on January 1, 2022, 20% will vest on January 1, 2023, 20% will vest on January 1, 2024, and 20% will vest on January 1, 2025, subject to continued employment through the applicable vesting date. The Management Incentive Units will also have accelerated vesting upon a “sale of the company” (as defined in the TopCo LLC Agreement) and pro rata vesting upon certain terminations. See “—Narrative to Summary Compensation Table—Management Incentive Units” for additional information.

(3)

The Management Incentive Units granted to LiveVox’s Named Executive Officers participate in distributions attributable to the appreciation in the fair market value of LiveVox TopCo, or profits of LiveVox TopCo, after their respective dates of grant. As of December 31, 2020, these Management Incentive Units would be entitled to participate in distributions to the extent the fair market value of the common equity of LiveVox TopCo exceeded $288.0 million.

(4)	Management Incentive Units have no expiration date.

Potential Payments upon a Termination of Employment or a Change in Control

Summe Agreement

If Mr. Summe is terminated without “cause” (as defined in the Summe Agreement), Mr. Summe will, subject to his timely execution of a release of all claims in favor of LiveVox, be entitled to 12 months of base salary continuation from his date of termination in accordance with LiveVox’s regular payroll schedule. If Mr. Summe is terminated after the end of LiveVox’s fiscal year but prior to the payment of his annual bonus, Mr. Summe will also be entitled to receive his annual bonus from the fiscal year to which the bonus relates in accordance with LiveVox’s normal payment practices, provided that no such bonus will be payable if Mr. Summe’s termination occurs following a “sale of the company” (as defined in the Summe Agreement). No further payments shall be due or payable if, prior to the end of the period during which Mr. Summe is receiving severance, Mr. Summe becomes employed or is engaged as a consultant or independent contractor on a full-time basis by any person or entity other than LiveVox or its affiliates; however, if Mr. Summe’s new base salary is less than his base salary provided for in the Summe Agreement, then Mr. Summe will be entitled to the difference between his base salary under the Summe Agreement and his base salary in his new position.

Value Creation Incentive Plan

As described in more detail above in “—Narrative to Summary Compensation Table—Value Creation Incentive Plan,” upon a “liquidity event” (as defined in the VCIP), which includes a change in control of LiveVox, LiveVox’s Named Executive Officers will be entitled to a Value Creation Bonus.

Management Incentive Units

As described above in “—Narrative to Summary Compensation Table—Management Incentive Units,” in the event of a “sale of the company” (as defined in the TopCo LLC Agreement), all unvested Management Incentive Units will accelerate and fully vest, provided that the Named Executive Officer remains employed with LiveVox TopCo or its subsidiaries through the consummation of such “sale of the company.”

Director Compensation

During 2020, two of LiveVox’s directors, Stewart Bloom and Bernhard Nann, received compensation in connection with their service on LiveVox’s board of directors. For their service on the LiveVox board of directors, (i) Mr. Bloom receives compensation as an employee of LiveVox and healthcare benefits for himself and his spouse on the same terms as LiveVox’s employees, and (ii) Mr. Nann invoices LiveVox on a monthly basis. Messrs. Bloom and Nann also participate in the VCIP and received Management Incentive Units, the terms of which are described in more detail above under the section “—Narrative to Summary Compensation Table—Value Creation Incentive Plan” and “—Narrative to Summary Compensation Table—Management Incentive Units.”

The following table presents the total compensation for each person who served as a director of LiveVox’s board of directors during 2020. Other than as set forth in the table and as described in more detail above, LiveVox did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other directors of LiveVox’s board of directors. Mr. Summe receives no compensation for his service as a director and, consequently, is not included in this table. The compensation received by Mr. Summe as an employee of LiveVox is presented in “—Summary Compensation Table”.

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Total
Stewart Bloom	$250,000	$37,848	$294,842	$582,690
Bernhard Nann	200,004	37,848	294,842	532,694

(1)	Mr. Bloom receives his payments as an employee of LiveVox on a bi-monthly basis in accordance with LiveVox’s regular payroll schedule. Mr. Nann is paid via invoices submitted to LiveVox.
(2)

The amounts reported in this column reflect the aggregate dollar amounts recognized for Management Incentive Units for financial statement reporting purposes for 2020 (disregarding any estimate of forfeitures related to service-based vesting conditions) in accordance with FASB ASC Topic 718. See note 2 to LiveVox’s audited consolidated financial statements included elsewhere in this prospectus. Represents the grant of 239,545 Management Incentive Units. Management Incentive Units become vested as follows: 20% vest on each of the first five anniversaries of the grant date, subject to continued membership on LiveVox’s board of directors through the applicable vesting date with accelerated vesting upon a “sale of the company” (as defined in the TopCo LLC Agreement) and pro rata vesting upon certain terminations of service. See “—Narrative to Summary Compensation Table—Management Incentive Units” for additional information regarding LiveVox’s Management Incentive Units.

(3)	Represents payments made with respect to the VCIP. See “—Narrative to Summary Compensation Table—Value Creation Incentive Plan” for additional information regarding these payments.

Post-Business Combination Company

Executive Compensation

Following the closing of the Business Combination, we intend to develop an executive compensation program that is consistent with LiveVox’s existing compensation policies and philosophies, which are designed to align compensation with business objectives and the creation of stockholder value, while enabling LiveVox to attract, motivate and retain individuals who contribute to long-term success.

Decisions on the executive compensation program will be made by the Compensation Committee. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the Compensation Committee. The executive compensation program actually adopted will depend on the judgment of the members of the Compensation Committee and may differ from that set forth in the following discussion.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive to attract and retain our executive officers. We anticipate that the Compensation Committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

We anticipate that compensation for our Named Executive Officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive-based compensation in the form of equity-based awards.

Base Salary

It is expected that our Named Executive Officers’ base salaries will initially continue as described under “—Employment Arrangements” and will be reviewed annually by the Compensation Committee based upon advice and counsel of its advisors.

Annual Bonuses

We intend to use annual cash incentive bonuses for the Named Executive Officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. We expect that, near the beginning of each year, the Compensation Committee may select performance targets, target amounts, target award opportunities and other term and conditions of the bonus opportunities for the Named Executive Officers, subject to the terms of any employment agreement. Following the end of each year, the Compensation Committee will determine the extent to which performance targets were achieved, if applicable, and the amount of the award that is payable to each of the Named Executive Officers.

Equity-Based Awards

We intend to use equity-based awards to reward long-term performance of the Named Executive Officers. We believe that providing a meaningful portion of the total compensation package in the form of equity-based awards will align the incentives of Named Executive Officers with the interests of our stockholders and serve to motivate and retain the individual executives. Equity-based awards will be awarded under the Incentive Plan, which is being submitted to our shareholders for approval at the extraordinary general meeting. For a description of the Incentive Plan, please see the section of this proxy statement/prospectus under the heading “Proposal No. 5 - Approval of the 2021 Equity Incentive Plan, Including the Authorization of the Initial Share Reserve Under the 2021 Equity Incentive Plan.”

Employment Agreements

We anticipate that the employment agreements for the Named Executive Officers will remain in place following the consummation of the Business Combination. Any new employment agreements for Named Executive Officers following the Business Combination will be subject to Compensation Committee approval.

Other Compensation

We expect to continue to maintain various employee benefit plans, including health and 401(k) plans, in which the Named Executive Officers will participate.

Director Compensation

Following the completion of the Business Combination, we expect that our Board or Compensation Committee will determine the annual compensation of directors. We anticipate that our compensation of directors will be competitive with relevant comparison companies, and support best practices in director compensation plan design.

DESCRIPTION OF SECURITIES

The following summary of the material terms of the post-Business Combination Company’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the proposed Second Amended and Restated Certificate of Incorporation is attached as Annex C to this proxy statement. We urge you to read our Second Amended and Restated Certificate of Incorporation in its entirety for a complete description of the rights and preferences of the post-Business Combination Company’s securities following the Business Combination.

Authorized and Outstanding Stock

The Second Amended and Restated Certificate of Incorporation authorizes the issuance of: (a) 500,000,000 shares of Common Stock, comprised of Class A Stock, and (b) 25,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our Common Stock are, and the shares of Common Stock issuable in connection with the Business Combination pursuant to the Merger Agreement will be, duly authorized, validly issued, fully paid and non-assessable.

As of the record date for the Special Meeting, there were 31,250,000 shares of Common Stock outstanding, held of record by approximately five holders of Common Stock, no shares of preferred stock outstanding, and 19,500,000 warrants outstanding, held of record by approximately two holders of warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Class A Stock

The Second Amended and Restated Certificate of Incorporation provides that the Class A Stock will have identical rights, powers, preferences and privileges to current Class A Stock, as set forth in more detail below.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the current amended and restated certificate of incorporation, the holders of Common Stock possess, or will possess, as applicable, all voting power for the election of our directors and all other matters requiring stockholder action and are entitled, or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders. The holders of Class A Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Common Stock under both the current amended and restated certificate of incorporation and the Second Amended and Restated Certificate of Incorporation.

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Second Amended and Restated Certificate of Incorporation, the holders of Class A Stock possess, or will possess, as applicable, all voting power for the election of our directors and all other matters requiring stockholder action and are entitled, or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders.

Dividends

Subject to the rights, if any, of the holders of any outstanding shares of preferred stock, under the current amended and restated certificate of incorporation, holders of Common Stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Subject to the rights, if any of the holders of any outstanding shares of preferred stock, under the Second Amended and Restated Certificate of Incorporation, holders of Class A Stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the post-Business Combination Company under both the current amended and restated certificate of incorporation and the Second Amended and Restated Certificate of Incorporation, the holders of Class A Stock will be entitled to receive all the remaining assets of the post-Business Combination Company available for distribution to stockholders, ratably in proportion to the number of shares of Class A Stock held by them, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Under both the current amended and restated certificate of incorporation and the Second Amended and Restated Certificate of Incorporation, our stockholders have no preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to our Common Stock.

Election of Directors

Our Board is currently divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term.

Under the terms of the Second Amended and Restated Certificate of Incorporation, upon the effectiveness thereof, the term of the Class I directors in place at such time will expire at the first annual meeting of the stockholders of the post-Business Combination Company following the effectiveness of the Second Amended and Restated Certificate of Incorporation; the term of the Class II directors in place at such time will expire at the second annual meeting of the stockholders of the post-Business Combination Company following the effectiveness of the Second Amended and Restated Certificate of Incorporation; and the term of the Class III directors in place at such time will expire at the third annual meeting of the stockholders of the post-Business Combination Company following the effectiveness of the Second Amended and Restated Certificate of Incorporation.

Under both the current amended and restated certificate of incorporation and the Second Amended and Restated Certificate of Incorporation, there is no cumulative voting with respect to the election of directors, with the result that directors will be elected by a plurality of the votes cast at a meeting of stockholders by holders of our Common Stock.

Capital Stock Prior to the Business Combination

We are providing stockholders with the opportunity to redeem their shares of Class A Stock upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. Our Initial Stockholders, directors and officers have agreed to waive their redemption rights with respect to the Founder Shares and any public shares they may hold in connection with the consummation of the Business Combination. Our Sponsor has also agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation.

We will consummate the Business Combination only if a majority of our outstanding shares of Common Stock entitled to vote and actually cast thereon at the Special Meeting are voted in favor of the Business Combination Proposal at the Special Meeting.

Our Initial Stockholders have agreed to vote their Founder Shares and any public shares purchased during or after our IPO in favor of the Business Combination. As of the date of filing this proxy statement, our Initial Stockholders, directors and officers do not currently hold any public shares. Public stockholders may elect to redeem their public shares whether they vote for or against the Business Combination.

Pursuant to our amended and restated certificate of incorporation, if we are unable to consummate a business combination by the Expiration Date, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our Initial Stockholders, officers and directors have agreed to waive their redemption rights with respect to the Founder Shares (i) in connection with the consummation of a business combination, (ii) if we fail to consummate our initial business combination by the Expiration Date, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) otherwise upon our liquidation or in the event our Board resolves to liquidate the Trust Account and ceases to pursue the consummation of a business combination prior to the Expiration Date. Our Sponsor has also agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation. However, if our Initial Stockholders or any of our officers, directors or affiliates acquire public shares, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination within the required time period.

In the event of a liquidation, dissolution or winding up of the Company after our initial business combination, holders of our Common Stock are entitled to share ratably, in proportion to the number of shares of Class A Stock (on an as converted basis with respect to the Class F Stock), in all assets remaining available for distribution to them after payment of the debts and other liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock.

Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to our Common Stock, except that upon the consummation of our initial business combination, subject to the limitations described herein, we will provide our stockholders with the opportunity to redeem their shares of our Class A Stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including any amounts representing interest earned on the Trust Account, less any interest released to the Company to pay its franchise and income taxes.

Founder Shares

The Founder Shares are identical to the shares of Class A Stock, except that: (i) our Sponsor and each of our officers and directors at the time of our IPO entered into a letter agreement with us, pursuant to which they have agreed to (a) waive their redemption rights with respect to any shares of our Common Stock they may hold (which includes all of the Founder Shares) in connection with the consummation of an initial business combination, (b) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to consummate an initial business combination by the Expiration Date (although they will be entitled to liquidating distributions from the Trust Account with respect to any shares of Class A Stock they hold if we fail to consummate an initial business combination by the Expiration Date) and (c) certain transfer restrictions on securities of the Company they may hold (which include all of the Founder Shares, such transfer restrictions described below); and (ii) our Sponsor entered into the Sponsor Support Agreement with us, certain of our officers and directors (not including our independent directors) and LiveVox, pursuant to which it agreed to, in its capacity as the holder of a majority of our Class F Stock, waive the right to a conversion price adjustment with respect to all shares of our Class F Stock in connection with the consummation of the Business Combination, such authority granted to the majority holders of our Class F Stock in our amended and restated certificate of incorporation, and (iii) the Founder Shares are automatically convertible into shares of Class A Stock at the time of the Business Combination, as described herein.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Company’s Class A Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Our Sponsor has agreed, pursuant to the Sponsor Support Agreement, to the cancelation of (i) the 7,000,000 Private Placement Warrants it holds and (ii) 2,725,000 Founder Shares it holds, in each case, for no consideration and concurrent with and contingent upon the consummation of the Business Combination. Furthermore, pursuant to the Share Escrow Agreement, our Sponsor and certain of our independent directors agreed, upon the closing of the Business Combination, to place a total of 2,743,750 shares of Class A Stock (following the automatic conversion of such shares upon the closing of the Business Combination from shares of Class F Stock into shares of Class A Stock) into an escrow account to be subject to release only if the price of Class A Stock trading on Nasdaq exceeds the following thresholds during the seven-year period following the closing of the Business Combination: 781,250 of such shares will be released if the Volume Weighted Average Share Price equals or exceeds $12.50 per share for 20 of any 30 consecutive trading days; another 781,250 of such shares will be released if the Volume Weighted Average Share Price equals or exceeds $15.00 per share for 20 of any 30 consecutive trading days; and another 1,181,250 of such shares will be released if the Volume Weighted Average Share Price equals or exceeds $17.50 per share for 20 of any 30 consecutive trading days. Any such securities not released during the seven-year period following the closing of the Business Combination will be forfeited and canceled for no consideration.

Preferred Stock

Our Second Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Warrants

Each Warrant entitles the registered holder to purchase one share of our Class A Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of our IPO or 30 days after the completion of an initial business combination. For example, if a Warrant holder holds one Warrant, such Warrant will be exercisable for one share of the company’s Class A Stock. Warrants must be exercised for a whole share. The Warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Class A Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant’s exercise unless a registration statement under the Securities Act with respect to the shares of Class A Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a Unit containing such Warrant will have paid the full purchase price for the Unit solely for the share of Class A Stock underlying such Unit.

We have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Stock issuable upon exercise of the Warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant Agent, and us. Notwithstanding the above, if our Class A Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to register the shares under applicable blue sky laws to the extent an exemption is not available.

Once the Warrants become exercisable, we may call the Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each Warrant holder; and

•

if, and only if, the last reported sale price of the Class A Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send the notice of redemption to the Warrant holders.

If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last criterion of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Class A Stock may fall below the $18.00 redemption trigger price as well as the $11.50 Warrant exercise price after the redemption notice is issued.

If we call the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value (defined below) by (y) the fair market value. The fair market value shall mean the average reported last sale price of the Class A Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Stock to be received upon exercise of the warrants, including the fair market value in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other Warrant holders would have been required to use had all Warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Stock is increased by a stock dividend payable in shares of Class A Stock, or by a split-up of shares of Class A Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Class A Stock. A rights offering to holders of Class A Stock entitling holders to purchase shares of Class A Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Stock equal to the product of (i) the number of shares of Class A Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Stock) multiplied by (ii) one minus the quotient of (x) the price per share of Class A Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Stock, in determining the price payable for Class A Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Stock on account of such shares of

Class A Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A Stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A Stock in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of Class A Stock if the Company does not complete a business combination within 24 months from the closing of the IPO, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Stock in respect of such event.

If the number of outstanding shares of our Class A Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Stock.

Whenever the number of shares of Class A Stock purchasable upon the exercise of the warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Stock (other than those described above or that solely affects the par value of such shares of Class A Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis of and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Company’s current amended and restated certificate of incorporation or as a result of the repurchase of shares of Class A Stock by the Company if a proposed initial business combination is presented to the stockholders of the Company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding shares of Class A Stock, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A Stock in such a transaction is payable in the form of Class A Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within 30 days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Warrant.

The warrants have been issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as Warrant Agent, and us. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement pertaining to our IPO, for a complete description of the terms and conditions applicable to the Warrants. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Class A Stock and any voting rights until they exercise their Warrants and receive shares of Class A Stock. After the issuance of shares of Class A Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrants may be exercised only for a whole number of shares of Class A Stock. No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Stock to be issued to the Warrant holder.

Private Placement Warrants

Our Sponsor purchased an aggregate of 7,000,000 Private Placement Warrants at a price of $1.00 per warrant for an aggregate purchase price of $7,000,000 in a private placement that occurred simultaneously with the closing of the IPO. $5,000,000 of the proceeds of the Private Placement Warrants were added to the proceeds from the IPO to be held in the Trust Account such that, at the closing of the IPO, $250,000,000 was held in the Trust Account. If the initial business combination is not completed within 24 months from the closing of the IPO (by the Expiration Date), the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the public shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. In April 2019, the underwriters’ over-allotment option expired and as a result the Sponsor’s agreement to purchase up to an additional 750,000 Private Placement Warrants also expired. The Private Placement Warrants (including the shares of Class A Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Stock for the ten trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is sent to the Warrant Agent. The reason that we have agreed that these Warrants will be exercisable on a cashless basis so long as they are held by our Sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their Warrants and sell the shares of Class A Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such Warrants on a cashless basis is appropriate.

Our Sponsor has agreed, pursuant to the Sponsor Support Agreement, to the cancelation of (i) the 7,000,000 Private Placement Warrants it holds and (ii) 2,725,000 Founder Shares it holds, in each case, for no consideration and concurrent with and contingent upon the consummation of the Business Combination.

Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and our general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

The Transfer Agent for our Common Stock and Warrant Agent for our Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as Transfer Agent and Warrant Agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

Provisions of the DGCL and our amended and restated certificate of incorporation and bylaws as well as provisions of the Second Amended and Restated Certificate of Incorporation could make it more difficult to acquire the post-Business Combination Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the post-Business Combination Company to first negotiate with the board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of our board of directors to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of the Common Stock.

Both our amended and restated certificate of incorporation and our Second Amended and Restated Certificate of Incorporation provide for certain other provisions that may have an anti-takeover effect:

•	There is no cumulative voting with respect to the election of directors.

•	Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances.

•	Directors may only be removed from the Board for cause.

•

There is a prohibition on stockholders calling a special meeting and a requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

•

Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

We are currently subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. However, assuming the approval of Proposal No. 3 at the Special Meeting, we will “opt out” of Section 203 (which amendment will become effective 12 months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective). Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder.

Such restriction lasts for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, such business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Forum Selection Clause

Our amended and restated certificate of incorporation and our Second Amended and Restated Certificate of Incorporation provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of the Company, (2) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or employee of the Company to the Company or its stockholders, (3) action asserting a claim pursuant to any provision of the DGCL or our amended and restated certificate of incorporation, or Second Amended and Restated Certificate of Incorporation, as applicable, or our bylaws, or (4) action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. Notwithstanding the foregoing, our Second Amended and Restated Certificate of Incorporation provides that the provision described in the preceding paragraph shall not apply to suits to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our Second Amended and Restated Certificate of Incorporation further provides the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our decision to adopt a federal forum provision for suits arising under federal securities laws in our Second Amended and Restated Certificate of Incorporation followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. However, such provision may not be enforceable under Section 22 of the Securities Act, and it may be possible for the Company to be sued in applicable state and local courts notwithstanding such provision.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Rule 144

Pursuant to Rule 144 of the Securities Act, which we refer to as “Rule 144,” a person who has beneficially owned restricted shares of our Common Stock or Warrants for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act’s periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period during which we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, pursuant to which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Common Stock then outstanding; or

•	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period during which the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our Sponsor will be able to sell its Founder Shares and Private Placement Warrants, as applicable, pursuant to Rule 144 without registration one year after we complete the Business Combination.

As of the date of this proxy statement, we have 31,237,762 shares of Common Stock outstanding. Of these shares, 24,987,762 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 6,250,000 Founder Shares owned by our Initial Stockholders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

As of the date of this proxy statement, there are 19,500,000 Warrants outstanding, consisting of 12,500,000 Public Warrants originally sold as part of the Units issued in the Company’s IPO and 7,000,000 Private Placement Warrants that were sold by the Company to our Sponsor in a private sale prior to the Company’s IPO. Each whole Warrant is exercisable for one share of our Class A Stock, in accordance with the terms of the Warrant agreement governing the Warrants. 12,500,000 of these Warrants are Public Warrants and are freely tradable. In addition, we will be obligated to file no later than 15 business days after the closing of the Business Combination a registration statement under the Securities Act covering the 12,500,000 shares of our Class A Stock that may be issued upon the exercise of the Public Warrants, and cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the Warrants.

We anticipate that following the consummation of the Business Combination, we will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Registration Rights

At the closing of the Business Combination, the Company will enter into the Amended and Restated Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with our Sponsor and certain other stockholders of the post-Business Combination Company, including the LiveVox Stockholder. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, (a) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants) of the Company held by a signatory thereto (besides the Company) as of the date of the Amended and Restated Registration Rights Agreement or thereafter acquired by a such holder (including the shares of Class A Stock issued upon conversion of the Class F Stock and upon exercise of any Private Placement Warrants or any other equity security of the Company) and (b) any other equity security of the Company issued or issuable with respect to any such share of Common Stock held by such holder by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, will be entitled to registration rights.

The Amended and Restated Registration Rights Agreement provides that the Company will, as soon as practicable, but in any event within 30 days after the consummation of the Business Combination, file with the SEC a shelf registration statement. Such shelf registration statement shall register the resale of all securities registrable pursuant to the Amended and Restated Registration Rights Agreement held by the signatories thereto (besides the Company) from time to time, and the Company will use commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the initial filing deadline. A majority of the signatories to the Amended and Restated Registration Rights Agreement associated with the Sponsor, as a group and the LiveVox Stockholder are each entitled to demand that the Company register shares of Common Stock held by such parties. The signatories affiliated with the Sponsor are entitled to make up to three such demands and the LiveVox Stockholder is entitled to make unlimited demands. In addition, the Amended and Restated Registration Rights Agreement provides certain “piggy-back” registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements pursuant to the terms of the Amended and Restated Registration Rights Agreement. The Company and the other signatories to the Amended and Restated Registration Rights Agreement will provide customary indemnification in connection with offerings of Common Stock effected pursuant to the terms of the Amended and Restated Registration Rights Agreement.

In the Amended and Restated Registration Rights Agreement, the LiveVox Stockholder also agreed to be bound by certain restrictions on the transfer of their Class A Stock acquired pursuant to the Merger Agreement. Such Class A Stock cannot be transferred, assigned or sold until the earlier to occur of: (A) 180 days after the completion of the Business Combination or (B) subsequent to the Business Combination, the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Separately, on March 7, 2019, we entered into a letter agreement with our Sponsor and our directors and officers at the time (which includes our Initial Stockholders), and, on February 14, 2020, we entered into a letter agreement with our subsequently appointed director, pursuant to which they agreed to restrictions on the transfer of any securities of the Company owned by them (including all of the Founder Shares and Private Placement Warrants), which (i) in the case of the Class F Stock, which will be converted into shares of Class A Stock at the consummation of the Business Combination on a one-for-one basis, is the earlier of (x) one year after the completion of the Business Combination, (y) the last sale price of shares of our Class A Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (z) the date on which Company completes a liquidation or similar transaction that results in all of the Company’s stockholders have the right to exchange their shares of Common Stock for cash, securities or other property, and (ii) in the case of the Private Placement Warrants and the respective Class A Stock underlying the Private Placement Warrants, is 30 days after the completion of the Business Combination.

The Finders Agreement provides for certain registration rights. In particular, the Company is required to, within 60 calendar days after the issuance of any shares thereunder, file with the SEC a registration statement registering the resale of such shares. Additionally, the Company is required to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof.

The Forward Purchase Agreement provides for certain registration rights. In particular, within 30 calendar days after the consummation of the Business Combination, the Company is required to file with the SEC a registration statement registering the resale of the securities issued pursuant to the Forward Purchase Agreement. Additionally, the Company is required to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof.

Listing of Securities

We intend to apply to continue the listing of our Class A Stock, Units and Public Warrants on Nasdaq under the symbols “LVOX,” “LVOXU” and “LVOXW,” respectively, upon the closing of the Business Combination.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding (i) the actual beneficial ownership of our Common Stock as of the record date (pre-Business Combination) and (ii) expected beneficial ownership of our Common Stock immediately following consummation of the Business Combination (post-Business Combination) in the No Redemption Scenario and the Max Redemption Scenario by:

•	each person who is, or is expected to be, the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock;

•	each of our current officers and directors;

•	each person who will become a named officer or director of the post-Business Combination Company; and

•	all officers and directors of the Company, as a group, and of the post-Business Combination Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or will become exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.

The beneficial ownership of our Class A Stock set forth in the table below in the pre-Business Combination period is based on 24,987,762 shares of Class A Stock issued and outstanding as of the date of this proxy statement. The beneficial ownership of our Class F Stock pre-Business Combination is based on 6,250,000 shares of Class F Stock issued and outstanding as of the date of this proxy statement. The combined voting power set forth in the table below in the pre-Business Combination period reflects the aggregate number of shares of our Class A Stock and Class F Stock, or 31,237,762 shares of Common Stock issued and outstanding as of the date of this proxy statement, because, pursuant to our amended and restated certificate of incorporation, holders of both classes of Common Stock are entitled to vote as a single class on all matters to be voted upon by our stockholders pre-Business Combination.

The expected beneficial ownership of our Class A Stock set forth in the period below in the post-Business Combination period in the No Redemption Scenario assumes that (i) no shares of Class A Stock are redeemed in connection with the Business Combination and (ii) an aggregate of 54,667,772 shares of Class A Stock are issued to the LiveVox Stockholder as stock consideration pursuant to the Merger Agreement, which includes the 5,000,000 Earn-Out Shares. The expected beneficial ownership of our Class A Stock set forth in the table below in the post-Business Combination period in the Max Redemption Scenario assumes that (i) 10,025,597 shares of Class A Stock are redeemed in connection with the Business Combination, being our estimate of the maximum number of shares that could be redeemed in connection with the Business Combination such that the minimum closing cash condition of our total cash proceeds being at least $250,000,000 pursuant to the terms of the Merger Agreement is still satisfied, and (ii) an aggregate of 64,467,772 shares of Class A Stock are issued to the LiveVox Stockholder as stock consideration pursuant to the Merger Agreement, which includes the 5,000,000 Earn-Out Shares. The expected beneficial ownership of our Class A Stock set forth in the table below in the post-Business Combination period in both the No Redemption Scenario and the Max Redemption Scenario includes the 2,743,750 Lock-Up Shares and is further based upon the following: (i) all shares of Class F Stock convert to shares of Class A Stock on a one-for-one basis upon the consummation of the Business Combination; (ii) 2,500,000 shares of Class A Stock and 833,333 Warrants are issued pursuant to the Forward Purchase Agreement; (iii) 7,500,000 shares of Class A Stock are issued pursuant to the PIPE Investment; (iv) the cancelation of (x) all of the 7,000,000 Private Placement Warrants held by our Sponsor and (y) 2,725,000 shares of Class F Stock held by our Sponsor; (v) an aggregate of 3,454,881 shares of Class A Stock are issued under the

LiveVox Bonus Plans; and (vi) none of the persons set forth in the table below purchase additional shares of Class A Stock, shares of Class F Stock or Warrants prior to the closing of the Business Combination, except for such securities purchased pursuant to the Forward Purchase Agreement. As a result of the foregoing assumptions, the calculations of beneficial ownership of our Class A Stock in the post-Business Combination period in the No Redemption Scenario and the Max Redemption Scenario are based on 96,635,415 and 96,409,818 shares of Class A Stock, respectively, issued and outstanding immediately following the consummation of the Business Combination.

	Pre-Business Combination and PIPE Investment					Post-Business Combination and PIPE Investment
						Assuming No Redemption		Assuming Max Redemption
Name and Address of Beneficial Owner (1)	Number of Shares of Class A Stock	% of Shares of Class A Stock	Number of Shares of Class F Stock	% of Class F Stock	% of Combined Voting Power	Number of Shares of Class A Stock	%	Number of Shares of Class A Stock	%
CFI Sponsor LLC (our sponsor) (2)(3)	—	—	6,175,000	98.8%	19.8%	3,450,000	3.6%	3,450,000	3.6%
Crescent Capital Group LP(3)	—	—	6,175,000	98.8%	19.8%	3,450,000	3.6%	3,450,000	3.6%
Mark Attanasio(3)	—	—	6,175,000	98.8%	19.8%	3,450,000	3.6%	3,450,000	3.6%
Robert D. Beyer(3)	—	—	6,175,000	98.8%	19.8%	3,450,000	3.6%	3,450,000	3.6%
Jean-Marc Chapus(3)	—	—	6,175,000	98.8%	19.8%	3,450,000	3.6%	3,450,000	3.6%
Todd M. Purdy(3)	—	—	6,175,000	98.8%	19.8%	3,450,000	3.6%	3,450,000	3.6%
Christopher G. Wright	—	—	—	—	—	—	—	—	—
Al Hassanein	—	—	—	—	—	—	—	—	—
George P. Hawley	—	—	—	—	—	—	—	—	—
Sandra V. Naftzger	—	—	—	—	—	—	—	—	—
Kathleen S. Briscoe (2)	—	—	25,000	*	*	25,000	*	25,000	*
John J. Gauthier (2)	—	—	25,000	*	*	25,000	*	25,000	*
Jason D. Turner (2)	—	—	25,000	*	*	25,000	*	25,000	*
HGC Investment Management Inc. (4)	2,004,504	8.0%	—	—	6.4%	2,004,504	2.1%	2,004,504	2.1%
Polar Asset Management Partners Inc. (5)	2,220,867	8.9%	—	—	7.1%	2,220,867	2.3%	2,220,867	2.3%
Magnetar Financial LLC (6)	1,886,800	7.6%	—	—	6.0%	1,886,800	1.9%	1,886,800	1.9%
EJF Capital LLC (7)	1,871,298	7.5%	—	—	6.0%	1,871,298	1.9%	1,871,298	1.9%
All directors and executive officers of the pre-Business Combination Company as a group (10 individuals)(2)(3)	—	—	6,250,000	100%	20%	3,525,000	3.6%	3,525,000	3.6%
Louis Summe (8)(9)	—	—	—	—	—	308,413	*	308,413	*
Gregg Clevenger (8)(9)	—	—	—	—	—	—	—	—	—
Larry Siegel (8)(9)	—	—	—	—	—	154,206	*	154,206	*
Erik Fowler (8)(9)	—	—	—	—	—	154,206	*	154,206	*
Mark Mallah (8)(9)	—	—	—	—	—	77,103	*	77,103	*
Rishi Chandna (9)	—	—	—	—	—	—	—	—	—
Marcello Pantuliano (9)	—	—	—	—	—	—	—	—	—

	Pre-Business Combination and PIPE Investment					Post-Business Combination and PIPE Investment
						Assuming No Redemption		Assuming Max Redemption
Name and Address of Beneficial Owner (1)	Number of Shares of Class A Stock	% of Shares of Class A Stock	Number of Shares of Class F Stock	% of Class F Stock	% of Combined Voting Power	Number of Shares of Class A Stock	%	Number of Shares of Class A Stock	%
Stewart Bloom (9)	—	—	—	—	—	103,318	*	103,318	*
Bernhard Nann (9)	—	—	—	—	—	103,318	*	103,318	*
Doug Ceto (9)	—	—	—	—	—	—	—	—	—
Leslie C. G. Campbell (8)	—	—	—	—	—	—	—	—	—
Susan Morisato (8)	—	—	—	—	—	—	—	—	—
Kathleen Pai (8)	—	—	—	—	—	—	—	—	—
LiveVox TopCo, LLC (9)	—	—	—	—	—	54,667,772	56.6%	64,467,772	66.9%
All directors and executive officers of the post-Business Combination Company as a group (12 individuals) (3)(9)(10)	—	—	6,175,000	98.8%	19.8%	4,352,426	4.5%	4,352,426	4.5%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025.
(2)

Interests shown consist solely of shares of Class F Stock. Such shares will automatically convert into shares of Class A Stock at the time of our initial business combination on a one-for-one basis, subject to adjustment. Interests shown include the 2,743,750 Lock-Up Shares that will be placed into escrow because our Sponsor and each of Ms. Briscoe, Mr. Gauthier and Mr. Turner will maintain voting power over 2,687,500 and 18,750, respectively, of such shares.

(3)

CFI Sponsor LLC is the record holder of the 6,175,000 shares of Class F Stock reported herein. Crescent Capital GP, LLC, Beyer Family Interests LLC and TSJD Family LLC control the voting and investment decisions with respect to such Class F Shares held by CFI Sponsor LLC. Messrs. Attanasio and Chapus are managing members of Crescent Capital GP, LLC. Mr. Beyer is a managing member of Beyer Family Interests LLC. Mr. Purdy is a managing member of TSJD Family LLC. As such, Messrs. Attanasio, Chapus, Beyer and Purdy may be deemed to have beneficial ownership of the shares of Class F Stock held by CFI Sponsor LLC.

(4)

According to a Schedule 13G filed with the SEC on February 14, 2020, HGC Investment Management Inc. serves as the investment manager to HGC Arbitrage Fund LP. HGC Investment Management Inc. has voting and dispositive power with regard to the 2,004,504 shares of the Company and their business address is 366 Adelaide, Suite 601, Toronto, Ontario M5V 1R9, Canada.

(5)

According to a Schedule 13G filed with the SEC on February 8, 2021, Polar Asset Management Partners Inc. serves as the investment manager to Polar Multi-Strategy Master Fund, a Cayman Islands exempted company and certain managed accounts. Polar Asset Management Partners Inc. has voting and dispositive power with regard to the 2,220,867 shares of the Company and their business address is 401 Bay Street, Suite 1900, PO Box 19, Toronto, Ontario M5H 2Y4, Canada.

(6)

According to a Schedule 13G/A filed with the SEC on February 12, 2021, Magnetar Financial LLC, a Delaware limited liability company (“Magnetar Financial”) shares voting and dispositive power with Magnetar Capital Partners LP, Supernova Management LLC and Alec N. Litowitz with regard to the 1,886,800 shares of the Company. These shares are held for Magnetar Constellation Master Fund, Ltd, Magnetar Constellation Fund II, Ltd, Magnetar Xing He Master Fund Ltd, Magnetar SC Fund Ltd, and

Magnetar Capital Master Fund Ltd, all Cayman Islands exempted companies, collectively (the “Magnetar Funds”). Magnetar Financial serves as the investment adviser to the Magnetar Funds, and as such, Magnetar Financial exercises voting and investment power over the common Shares held for the Magnetar Funds’ accounts. Magnetar Capital Partners LP serves as the sole member and parent holding company of Magnetar Financial. Supernova Management LLC is the general partner of Magnetar Capital Partners LP. The manager of Supernova Management LLC is Alec N. Litowitz. The address of the principal business office of each of Magnetar Financial, Magnetar Capital Partners LP, Supernova Management LLC and Alec N. Litowitz is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.
(7)

According to a Schedule 13G/A filed with the SEC on March 1, 2021, each of EJF Debt Opportunities Master Fund, L.P. and EJF Debt Opportunities Master Fund II, LP is the record owner of 1,443,518 and 427,780, respectively, shares of Class A Stock. EJF Debt Opportunities GP, LLC serves as the general partner of EJF Debt Opportunities Master Fund, L.P. and as investment manager of an affiliate thereof, and may be deemed to share beneficial ownership of the Class A Stock of which EJF Debt Opportunities Master Fund, L.P. is the record owner. EJF Debt Opportunities II GP, LLC serves as the general partner of EJF Debt Opportunities Master Fund II, LP and as investment manager of an affiliate thereof, and may be deemed to share beneficial ownership of the Class A Stock of which EJF Debt Opportunities Master Fund II, LP is the record owner. EJF Capital LLC is the sole member and manager of EJF Debt Opportunities GP, LLC and EJF Debt Opportunities II GP, LLC, and may be deemed to share beneficial ownership of the Class A Stock of which EJF Debt Opportunities GP, LLC and EJF Debt Opportunities II GP, LLC may share beneficial ownership. Emanuel J. Friedman is the controlling member of EJF Capital LLC and may be deemed to share beneficial ownership of the Class A Stock of which EJF Capital LLC may share beneficial ownership. The address of the principal business office of each of EJF Capital LLC, Emanuel J. Friedman, EJF Debt Opportunities Master Fund, L.P., EJF Debt Opportunities GP, LLC, EJF Debt Opportunities Master Fund II, LP and EJF Debt Opportunities II GP, LLC is 2107 Wilson Boulevard, Suite 410, Arlington, Virginia 22201.

(8)

The address of the principal business office of each of Messrs Summe, Clevenger, Siegel, Fowler and Mallah and Mses. Campbell, Morisato and Pai is c/o LiveVox, 655 Montgomery Street, Suite 1000, San Francisco, California, 94111.

(9)

The address of the principal business office of LiveVox TopCo, LLC and each of Messrs. Summe, Clevenger, Siegel, Fowler, Mallah, Chandna, Pantuliano, Bloom, Nann and Ceto. is c/o Golden Gate Private Equity, Inc., One Embarcadero Center, 39th Floor, San Francisco, California 94111. Interests in LiveVox TopCo are held directly or indirectly by a private investor group, including funds managed by Golden Gate Capital and Messrs. Summe, Siegel, Bloom, Clevenger, Fowler, Nann and Mallah. Although Messrs. Summe, Siegel, Bloom, Clevenger, Fowler, Nann and Mallah do not have voting or dispositive power over securities owned by LiveVox TopCo, each owns interests of LiveVox TopCo with varying rights to participate in distributions by LiveVox TopCo. The following table sets forth information as of May 14, 2021 regarding the beneficial ownership of our Class A Stock if LiveVox TopCo were to distribute its shares of our Class A Stock to its members. Interests shown (i) include the 5,000,000 Earn-Out Shares that will be placed into escrow because LiveVox TopCo will maintain voting power over such shares and (ii) exclude any other shares of our Class A Stock that are held directly by Messrs. Summe, Siegel, Fowler, Mallah, Bloom or Nann and are set forth on the table above. Each of the funds managed by Golden Gate Capital and Messrs. Summe, Siegel, Bloom, Clevenger, Fowler, Nann and Mallah disclaims membership in any group and disclaims beneficial ownership of the securities held by LiveVox TopCo, except to the extent of his or its pecuniary interest therein.

	Pre-Business Combination and PIPE Investment				Post-Business Combination and PIPE Investment
					Assuming No Redemption		Assuming Max Redemption
Name and Address of Beneficial Owner	Number of Shares of Class A Stock	% of Class A Stock	Number of Shares of Class F Stock	% of Class F Stock	Number of Shares of Class A Stock	%	Number of Shares of Class A Stock	%
Funds managed by Golden Gate Private Equity, Inc.	—	—	—	—	49,896,792	51.6%	58,917,616	61.1%
Louis Summe	—	—	—	—	2,030,125	2.1%	2,397,151	2.5%
Larry Siegel	—	—	—	—	787,950	*	930,403	*
Stewart Bloom	—	—	—	—	120,934	*	142,798	*
Gregg Clevenger	—	—	—	—	257,170	*	303,663	*
Erik Fowler	—	—	—	—	180,498	*	213,131	*
Mark Mallah	—	—	—	—	90,249	*	106,565	*
Bernhard Nann	—	—	—	—	120,934	*	142,798	*

(10)	Interests shown include 2,687,500 Lock-Up Shares that will be placed into escrow because our Sponsor will maintain voting power over such shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Related Party Transactions

Founder Shares

On November 29, 2017, our Sponsor purchased 8,625,000 Founder Shares for $25,000. In January 2018, the Sponsor surrendered 1,437,500 Founder Shares to the Company for no consideration, resulting in an aggregate of 7,187,500 Founder Shares outstanding. Up to 937,500 Founder Shares were subject to forfeiture to the extent that the over-allotment option was not exercised by the underwriters within 45 days from the effective date of the registration statement, March 7, 2019. In April 2019, the underwriters’ over-allotment option expired and as a result the Sponsor forfeited 937,500 shares of Class F Stock, resulting in an aggregate of 6,250,000 Founder Shares outstanding.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the Company’s Class A Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Our Sponsor has also agreed, pursuant to the Sponsor Support Agreement, to the cancelation of (i) the 7,000,000 Private Placement Warrants it holds and (ii) 2,725,000 Founder Shares it holds, in each case, for no consideration and concurrent with and contingent upon the consummation of the Business Combination. Furthermore, pursuant to the Share Escrow Agreement, our Sponsor and certain of our independent directors agreed, upon the closing of the Business Combination, to place a total of 2,743,750 shares of Class A Stock (following the automatic conversion of such shares upon the closing of the Business Combination from shares of Class F Stock into shares of Class A Stock) into an escrow account to be subject to release only if the price of Class A Stock trading on Nasdaq exceeds the following thresholds during the seven-year period following the closing of the Business Combination: 781,250 of such shares will be released if the Volume Weighted Average Share Price equals or exceeds $12.50 per share for 20 of any 30 consecutive trading days; another 781,250 of such shares will be released if the Volume Weighted Average Share Price equals or exceeds $15.00 per share for 20 of any 30 consecutive trading days; and another 1,181,250 of such shares will be released if the Volume Weighted Average Share Price equals or exceeds $17.50 per share for 20 of any 30 consecutive trading days. Any such securities not released during the seven-year period following the closing of the Business Combination will be forfeited and canceled for no consideration.

Private Placement Warrants

Our Sponsor purchased an aggregate of 7,000,000 Private Placement Warrants at a price of $1.00 per warrant for an aggregate purchase price of $7,000,000 in a private placement that occurred simultaneously with the closing of the IPO. Each Private Placement Warrant is exercisable for one whole share of Class A Stock at a price of $11.50 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of equity or equity-linked securities). $5,000,000 of the proceeds of the Private Placement Warrants were added to the proceeds from the IPO to be held in the Trust Account such that, at the closing of the IPO, $250,000,000 was held in the Trust Account. In April 2019, the underwriters’ over-allotment option expired and as a result the Sponsor’s agreement to purchase up to an additional 750,000 Private Placement Warrants also expired. Our Sponsor has agreed, pursuant to the Sponsor Support Agreement, to the cancelation of (i) the 7,000,000 Private Placement Warrants it holds and (ii) 2,725,000 Founder Shares it holds, in each case, for no consideration and concurrent with and contingent upon the consummation of the Business Combination.

Forward Purchase Agreement

On January 13, 2021, Crescent and the Company entered into the Forward Purchase Agreement, attached hereto as Annex E, pursuant to which Crescent has committed to purchase from the Company, subject to the terms and conditions set forth therein, 2,500,000 shares of Class A Stock plus 833,333 Warrants for an aggregate purchase price of $25,000,000 in a private placement that will close immediately prior to the Business Combination, which such commitment Crescent may assign, in whole or in part, to certain transferees, including, but not limited to, its current or prospective limited partners (Crescent and such possible transferees together comprising the Forward Purchasers). The securities issued pursuant to the Forward Purchase Agreement cannot be transferred, assigned or sold until the earlier to occur of: (A) 180 days after the completion of the Business Combination or (B) subsequent to the Business Combination, the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

The Forward Purchase Agreement provides for certain registration rights. In particular, within 30 calendar days after the consummation of the Business Combination, the Company is required to file with the SEC a registration statement registering the resale of the securities issued pursuant to the Forward Purchase Agreement. Additionally, the Company is required to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof.

Registration Rights

At the closing of the Business Combination, the Company will enter into the Amended and Restated Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with our Sponsor and certain other stockholders of the post-Business Combination Company, including the LiveVox Stockholder. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, (a) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants) of the Company held by a signatory thereto (besides the Company) as of the date of the Amended and Restated Registration Rights Agreement or thereafter acquired by a such holder (including the shares of Class A Stock issued upon conversion of the Class F Stock and upon exercise of any Private Placement Warrants or any other equity security of the Company) and (b) any other equity security of the Company issued or issuable with respect to any such share of Common Stock held by such holder by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, will be entitled to registration rights.

The Amended and Restated Registration Rights Agreement provides that the Company will, as soon as practicable, but in any event within 30 days after the consummation of the Business Combination, file with the SEC a shelf registration statement. Such shelf registration statement shall register the resale of all securities registrable pursuant to the Amended and Restated Registration Rights Agreement held by the signatories thereto (besides the Company) from time to time, and the Company will use commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the initial filing deadline. A majority of the signatories to the Amended and Restated Registration Rights Agreement associated with the Sponsor, as a group and the LiveVox Stockholder are each entitled to demand that the Company register shares of Common Stock held by such parties. The signatories affiliated with the Sponsor are entitled to make up to three such demands and the LiveVox Stockholder is entitled to make unlimited demands. In addition, the Amended and Restated Registration Rights Agreement provides certain “piggy-back” registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements pursuant to the terms of the Amended and Restated Registration Rights Agreement. The Company and the other signatories to the Amended and Restated Registration Rights Agreement will provide customary indemnification in connection with offerings of Common Stock effected pursuant to the terms of the Amended and Restated Registration Rights Agreement.

In the Amended and Restated Registration Rights Agreement, the LiveVox Stockholder also agreed to be bound by certain restrictions on the transfer of their Class A Stock acquired pursuant to the Merger Agreement. Such Class A Stock cannot be transferred, assigned or sold until the earlier to occur of: (A) 180 days after the completion of the Business Combination or (B) subsequent to the Business Combination, the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Separately, on March 7, 2019, we entered into a letter agreement with our Sponsor and our directors and officers at the time (which includes our Initial Stockholders), and, on February 14, 2020, we entered into a letter agreement with our subsequently appointed director, pursuant to which they agreed to restrictions on the transfer of any securities of the Company owned by them (including all of the Founder Shares and Private Placement Warrants), which (i) in the case of the Class F Stock, which will be converted into shares of Class A Stock at the consummation of the Business Combination on a one-for-one basis, is the earlier of (x) one year after the completion of the Business Combination, (y) the last sale price of shares of our Class A Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (z) the date on which Company completes a liquidation or similar transaction that results in all of the Company’s stockholders have the right to exchange their shares of Common Stock for cash, securities or other property, and (ii) in the case of the Private Placement Warrants and the respective Class A Stock underlying the Private Placement Warrants, is 30 days after the completion of the Business Combination.

The Finders Agreement provides for certain registration rights. In particular, the Company is required to, within 60 calendar days after the issuance of any shares thereunder, file with the SEC a registration statement registering the resale of such shares. Additionally, the Company is required to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof.

The Forward Purchase Agreement provides for certain registration rights. In particular, within 30 calendar days after the consummation of the Business Combination, the Company is required to file with the SEC a registration statement registering the resale of the securities issued pursuant to the Forward Purchase Agreement. Additionally, the Company is required to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof.

Related Party Loans and Advances

On November 21, 2017, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the IPO pursuant to an unsecured promissory note. This note was amended and restated on November 6, 2018. This note was non-interest bearing and payable on the earlier of December 31, 2019, or the closing of the IPO. On March 13, 2019, the note balance of $300,000 was repaid in full.

Crescent advanced the Company an aggregate of $118,323 to cover expenses related to the IPO. The advances were non-interest bearing and due on demand. On March 13, 2019, these advances were repaid in full.

As of September 30, 2020 and December 31, 2019, an affiliate of the Company paid administrative expenses for an aggregate of $591,835 and $454,757, respectively, of which $553,770 and $333,063, respectively, was repaid by the Company, for a net accrual of $38,065 and $121,694, respectively, which is reflected in the accompanying consolidated balance sheets. These amounts are due on demand and are non-interest bearing.

Administrative Support Agreement

On March 7, 2019, the Company entered into an agreement to pay $10,000 a month for office space, utilities, administrative and support services to an affiliate of the Sponsor and will terminate the agreement upon the earlier of an initial business combination or the liquidation of the Company. For the three and nine months ended September 30, 2020, the Company incurred expenses of $30,000 and $90,000, respectively, which are included in general and administrative expenses on the accompanying consolidated statements of operations, of which $30,000 were payable as of September 30, 2020 and included in accounts payable and accrued expenses on the accompanying consolidated balance sheets. For the three and nine months ended September 30, 2019, the Company incurred expenses of $30,000 and $68,065, respectively, which are included in general and administrative expenses on the accompanying consolidated statements of operations, of which $30,000 were payable as of September 30, 2019.

Related Party Policy

Our Sponsor, officers and directors or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on the Business Combination. Our Audit Committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or any of their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

On November 21, 2017, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to our IPO pursuant to a promissory note. Such promissory note was amended and restated on November 6, 2018. Such promissory note was non-interest-bearing and payable on the earlier of December 31, 2019, or the closing of the IPO. On March 13, 2019, the balance of such promissory note of $300,000 was repaid in full.

In addition, in order to finance transaction costs in connection with the Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete the Business Combination, we would repay such loaned amounts out of the proceeds of the Trust Account released to us. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account.

LiveVox Related Party Transactions

Policies and Procedures for Related Party Transactions

As a private company, LiveVox does not have a formal written related party transaction policy. The post-combination company will implement policies and procedures with respect to the approval of related party transactions in connection with the closing of the Business Combination.

Indemnification

Effective immediately upon the consummation of the Business Combination, the post-combination company will enter into indemnification agreements with each of the newly elected directors and newly appointed executive officers which provide that we will indemnify such directors and executive officers under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under Delaware law and the Amended and Restated Bylaws.

Advisory Agreement

LiveVox entered into an Advisory Agreement with GGC Administration, L.P., an affiliate of Golden Gate Capital, its majority shareholder, on March 21, 2014 for business advisory services. In exchange for those services LiveVox paid quarterly management fees plus reimbursement of expenses incurred on behalf of LiveVox to funds affiliated with Golden Gate Capital. During the nine months ended September 30, 2020, management fees and expense reimbursements totaled $373,813 and $15,321 respectively. During the year ended December 31, 2019, management fees, expense reimbursements and acquisition related expenses totaled $376,220, $62,319 and $641,968, respectively. During the year ended December 31, 2018, management fees and expense reimbursements totaled $250,000 and $78,928, respectively. The Advisory Agreement will terminate upon the closing of the Business Combination.

Agreements with Directors and Officers

LiveVox pays monthly board of director fees plus reimbursement of expenses incurred on behalf of LiveVox to two members of its board of directors and during fiscal 2019 LiveVox performed a management liquidity program which resulted in payments to certain individuals. Additionally, LiveVox TopCo issued incentive equity in the form of Management Incentive Units to executive officers of LiveVox. See “Executive Compensation—LiveVox” for additional information.

Transaction Bonuses

LiveVox intends to pay certain employees, including certain of its executive officers, cash bonuses in connection with a successful completion of the Business Combination. The bonuses will be paid in a single lump sum cash payment upon the completion of the Business Combination. LiveVox expects that the cash payment will be in an aggregate amount of approximately $386,000 for all employees.

MARKET PRICE INFORMATION

The Company

Our Units, each of which consists of one share of our Class A Stock and one-half of one Warrant, began trading on Nasdaq under the symbol “CRSAU” on March 12, 2019. On April 15, 2019, we announced that holders of our Units could elect to separately trade the Class A Stock and the Warrants included in the Units, or to continue to trade the Units without separating them. On April 16, 2019, the Class A Stock and Warrants began trading on Nasdaq under the symbols “CRSA” and “CRSAW,” respectively. Each Warrant entitles the holder to purchase one share of our Class A Stock at a price of $11.50 per share, subject to adjustments as described in our final prospectus dated March 11, 2019, which was filed with the SEC. Warrants may only be exercised for a whole number of shares of Class A Stock and will become exercisable 30 days after the completion of the Business Combination. Our Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation as described in our prospectus.

We intend to apply to continue the listing of our Class A Stock, Units and Warrants on Nasdaq under the symbols “LVOX,” “LVOXU” and “LVOXW,” respectively, upon the closing of the Business Combination, though such securities may not be listed, for instance if there is not a sufficient number of round lot holders.

On January 13, 2021, the last trading date before the public announcement of the Business Combination, the Company’s Class A Stock, Units and Warrants closed at $10.40, $11.59 and $1.75, respectively. On May 13, 2021, the most recent practicable trading date prior to the date of this proxy statement, the Company’s Class A Stock, Units and Public Warrants closed at $10.08, $10.41 and $1.13, respectively.

Holders of the Units, Class A Stock and Public Warrants should obtain current market quotations for their securities. The market price of our securities could vary at any time before the Business Combination.

LiveVox

Historical market price information regarding LiveVox is not provided because there is no public market for its securities. For information about distributions paid by LiveVox to its equity holders, please see the sections entitled “LiveVox Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Net Cash Provided by Financing Activities.”

INDEPENDENT REGISTERED ACCOUNTING FIRM

Representatives of our independent registered accounting firm, WithumSmith+Brown, PC, will be present at the annual meeting of the Company’s stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

APPRAISAL RIGHTS

Appraisal rights are not available to holders of our shares of Common Stock in connection with the Business Combination.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, we and services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of our annual report to stockholders and our proxy statement. Upon written or oral request, we will deliver a separate copy of the annual report to stockholders or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Company stockholders may notify us of their requests by calling (310) 235-5900 or by writing us at our principal executive offices at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA 90025.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2022 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our bylaws. Such proposals must be received by us at our executive offices a reasonable time before we begin to print and mail our 2022 annual meeting proxy materials in order to be considered for inclusion in our proxy materials for the 2022 annual meeting.

In addition, our Amended and Restated Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to us at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or 70 days after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or

(y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. Accordingly, for our 2022 annual meeting, assuming the meeting is held on December 19, 2022, notice of a nomination or proposal must be delivered to us no later than September 20, 2022 and no earlier than August 21, 2022. Nominations and proposals also must satisfy other requirements set forth in the Amended and Restated Bylaws. The chairman of our Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, the Company’s corporate website under the heading “Investor Relations” at http://www.crescentspac.com. The Company’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact the Company at the following address and telephone number:

Crescent Acquisition Corp

11100 Santa Monica Blvd., Suite 2000

Los Angeles, CA 90025

(310) 235-5900

Attention: George P. Hawley

Email: spacir@crescentcap.com

You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC

470 West Avenue

Stamford, CT 06902

Individuals, please call toll-free: (800) 662-5200

Banks and brokerages, please call: (203) 658-9400

Email: CRSA.info@investor.morrowsodali.com

If you are a stockholder of the Company and would like to request documents, please do so by June 9, 2021 (one week prior to the Special Meeting), in order to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to the Company has been supplied by the Company, and all such information relating to LiveVox has been supplied by LiveVox. Information provided by either the Company or LiveVox does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of the Company for the Special Meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, the Company or LiveVox that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

INDEX TO CONSOLIDATED FINANCIAL INFORMATION

Crescent Acquisition Corp and Subsidiaries

F-S-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Crescent Acquisition Corp

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Crescent Acquisition Corp (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and 2019, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Consolidated Financial Statements

As discussed in Note 2 to the consolidated financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 and 2019 consolidated financial statements have been restated to correct the accounting and related disclosure for the warrants.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by June 30, 2021 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such

F-S-2

procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2017.

New York, New York

May 6, 2021

F-S-3

CRESCENT ACQUISITION CORP

CONSOLIDATED BALANCE SHEETS

(RESTATED)

	As of December 31,
	2020	2019
Assets
Current assets:
Cash	$306,626	$1,126,200
Prepaid expenses	27,353	108,675
Other assets	23,000	—

Total current assets	356,979	1,234,875
Cash and investments held in Trust Account	253,628,041	253,569,459

Total assets	$253,985,020	$254,804,334

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$2,611,543	$326,401
Accrued franchise and income taxes	—	491,781
Advance from related party	493	121,694

Total current liabilities	2,612,036	939,876
Warrant liability	33,015,000	20,010,000
Forward Purchase Agreement liability	5,185,000	3,396,000
Deferred underwriting fee payable	8,750,000	8,750,000

Total liabilities	49,562,036	33,095,876

Commitments and Contingencies
Class A common stock subject to possible redemption, 19,942,298 and 21,670,845 shares at redemption value of approximately $10.00 per share as of December 31, 2020 and 2019, respectively	199,422,980	216,708,450
Stockholders’ Equity
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; 5,057,702 and 3,329,155 shares issued and outstanding (excluding 19,942,298 and 21,670,845 shares subject to possible redemption) as of December 31, 2020 and 2019, respectively	506	333
Class F common stock, $0.0001 par value; 25,000,000 shares authorized; 6,250,000 shares issued and outstanding as of December 31, 2020 and 2019	625	625
Additional paid-in capital	18,663,057	1,377,759
(Accumulated deficit) retained earnings	(13,664,184)	3,621,291

Total stockholders’ equity	5,000,004	5,000,008

Total liabilities and stockholders’ equity	$253,985,020	$254,804,334

See accompanying notes to consolidated financial statements.

F-S-4

CRESCENT ACQUISITION CORP

CONSOLIDATED STATEMENTS OF OPERATIONS

(RESTATED)

	For the years ended December 31,
	2020	2019
Revenues	$—	$—
General and administrative expenses	(3,264,815)	(526,625)

Loss from operations	(3,264,815)	(526,625)
Change in the fair value of the Warrant liability	(13,005,000)	10,850,000
Change in the fair value of the Forward Purchase Agreement liability	(1,789,000)	(1,361,000)
Initial classification of Forward Purchase Agreement liability	—	(2,035,000)
Offering cost associated with Warrants recorded as liabilities	—	(1,465,314)
Loss on sale of Private Placement Warrants	—	(5,110,000)
Interest income on Trust Account	910,070	4,472,458

(Loss) income before income taxes	(17,148,745)	4,824,519
Provision for income taxes	(136,730)	(1,195,607)

Net (loss) income	$(17,285,475)	$3,628,912

Net (loss) income per share information:
Weighted average Class A common stock outstanding (basic and diluted)	25,000,000	25,000,000

Net income per Class A common stock (basic and diluted)	$0.02	$0.12

Weighted average Class F common stock outstanding (basic and diluted)	6,250,000	6,250,000

Net loss (income) per Class F common stock (basic and diluted)	$(2.85)	$0.09

See accompanying notes to consolidated financial statements.

F-S-5

CRESCENT ACQUISITION CORP

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(RESTATED)

	Common Stock				Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
	Class A		Class F
	Shares	Amount	Shares	Amount
Balance at December 31, 2018	—	$—	7,187,500	$719	$24,281	$(7,621)	$17,379
Sale of Units in Initial Public Offering net of underwriter discount and offering cost less fair value of Public Warrants	25,000,000	2,500	—	—	218,059,667	—	218,062,167
Forfeited Class F common stock by Sponsor	—	—	(937,500)	(94)	94	—	—
Class A common stock subject to possible redemption	(21,670,845)	(2,167)	—	—	(216,706,283)	—	(216,708,450)
Net income	—	—	—	—	—	3,628,912	3,628,912

Balance at December 31, 2019	3,329,155	$333	6,250,000	$625	$1,377,759	$3,621,291	$5,000,008
Class A common stock subject to possible redemption	1,728,547	173	—	—	17,285,298	—	17,285,471
Net loss	—	—	—	—	—	(17,285,475)	(17,285,475)

Balance at December 31, 2020	5,057,702	$506	6,250,000	$625	$18,663,057	$(13,664,184)	$5,000,004

See accompanying notes to consolidated financial statements.

F-S-6

CRESCENT ACQUISITION CORP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(RESTATED)

	For the years ended December 31,
	2020	2019
Cash Flows from Operating Activities
Net (loss) income	$(17,285,475)	$3,628,912
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on securities held in Trust Account	(910,070)	(4,472,458)
Change in the fair value of the Warrant liability	13,005,000	(10,850,000)
Change in the fair value of the Forward Purchase Agreement liability	1,789,000	1,361,000
Initial classification of Forward Purchase Agreement liability	—	2,035,000
Offering cost associated with Warrants recorded as liabilities	—	1,465,314
Loss on sale of Private Placement Warrants	—	5,110,000
Changes in operating assets and liabilities:
Prepaid expenses	81,322	(108,675)
Other assets	(23,000)	—
Accounts payable and accrued expenses	2,285,142	83,660
Accrued franchise and income taxes	(491,781)	491,781

Net cash used in operating activities	(1,549,862)	(1,255,466)

Cash Flows from Investing Activities
Investment of cash in Trust Account	—	(250,000,000)
Interest income released from Trust Account to pay taxes	851,488	903,000

Net cash provided by (used in) investing activities	851,488	(249,097,000)

Cash Flows from Financing Activities
Proceeds from Initial Public Offering, net of underwriters’ discount	—	250,000,000
Proceeds from sale of Private Placement Warrants	—	7,000,000
Advances from related party	169,257	454,757
Repayment of advances from related party	(290,457)	(333,063)
Proceeds from note payable—related party	—	37,120
Repayment of note payable—related party	—	(300,000)
Payment of offering costs	—	(5,425,044)

Net cash (used in) provided by financing activities	(121,200)	251,433,770

Net (decrease) increase in cash	(819,574)	1,081,304
Cash—beginning of the year	1,126,200	44,896

Cash—end of the year	$306,626	$1,126,200

Supplemental disclosure of non-cash activities:
Deferred underwriting fee payable charged to additional paid-in capital in connection with the Initial Public Offering	$—	$8,750,000

Deferred offering costs charged to additional paid-in capital upon completion of the Initial Public Offering	$—	$478,104

Forfeiture of shares of Class F common stock	$—	$94

Class A common stock subject to possible redemption	$(17,285,470)	$216,708,450

Initial classification of Warrant liability	$—	$30,860,000

Supplemental cash flow disclosure:
Cash paid for taxes	$851,488	$903,000

See accompanying notes to consolidated financial statements.

F-S-7

CRESCENT ACQUISITION CORP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Organization and Business Operations

Organization and General

Crescent Acquisition Corp (formerly known as Crescent Funding Inc.) (the “Company”, “we”, “our” or “us”) was incorporated in Delaware on November 17, 2017. On October 30, 2018, the Company changed its name to Crescent Acquisition Corp. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of December 31, 2020, the Company had not yet commenced operations. All activity for the period from November 17, 2017 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), and since the closing of the Initial Public Offering, a search for a business combination as described below. The Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company has generated non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.

Sponsor and Financing

The Company’s sponsor is CFI Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on March 7, 2019. On March 12, 2019, the Company consummated the Initial Public Offering of 25,000,000 units (“Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $250,000,000 (see Note 5) and incurring offering costs of approximately $14,650,000, consisting principally of underwriter discounts of $13,750,000 (including $8,750,000 of which payment is deferred) and approximately $900,000 of other offering costs. The Company intends to finance its initial business combination with proceeds from the $250,000,000 Initial Public Offering of Units and a $7,000,000 private placement (see Note 5). Upon the closing of the Initial Public Offering and the private placement, $250,000,000 was placed in a trust account (the “Trust Account”).

Trust Account

Funds from the Initial Public Offering have been placed in the Trust Account. The proceeds held in the Trust Account will be invested only in U.S. Treasury obligations with a maturity of one hundred eighty (180) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and that invest only in direct U.S. Treasury obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of an initial business combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest earned on the funds held in the Trust Account that may be released to the Company to pay taxes, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of an initial business combination; (ii) the redemption of any Public Shares sold in the Initial Public Offering that have been properly

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submitted in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of such Public Shares if it does not complete an initial business combination by June 30, 2021 or (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an initial business combination by June 30, 2021 (subject to the requirements of law). The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

See Note 11 included in these consolidated financial statements for a subsequent event regarding an extension to complete an initial business combination.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an initial business combination. An initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (excluding any deferred underwriters fees and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into an initial business combination. Furthermore, there is no assurance that the Company will be able to successfully effect an initial business combination.

The Company, after signing a definitive agreement for an initial business combination, will either (i) seek stockholder approval of an initial business combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against an initial business combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of an initial business combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, or (ii) provide stockholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of an initial business combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes. The decision as to whether the Company will seek stockholder approval of an initial business combination or will allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by applicable law or under stock exchange listing requirements. If the Company seeks stockholder approval, it will complete its initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of an initial business combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related initial business combination, and instead may search for an alternate initial business combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an initial business combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of an initial business combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes. As a result, such shares of Class A common stock are recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity,” (“ASC 480”).

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Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete an initial business combination by June 30, 2021, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s officers and directors will enter into a letter agreement with the Company, pursuant to which they will agree to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete an initial business combination by June 30, 2021. However, if the Sponsor or any of the Company’s directors, officers or affiliates acquires shares of Class A common stock in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete an initial business combination within the prescribed time period. See Note 11 included in these consolidated financial statements for a subsequent event regarding an extension to complete an initial business combination.

In the event of a liquidation, dissolution or winding up of the Company after an initial business combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of an initial business combination, subject to the limitations described herein.

On June 24, 2020, the Company entered into an Agreement and Plan of Merger (the “F45 Merger Agreement”), by and among the Company, Function Acquisition I Corp, a Delaware corporation and a direct, wholly owned subsidiary of the Company, Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company, F45 Training Holdings Inc., a Delaware corporation (“F45”), and Shareholder Representative Services LLC, a Colorado limited liability company. On October 5, 2020, the Company and F45 entered into a Termination and Release Agreement, effective as of such date, pursuant to which the parties agreed to mutually terminate the F45 Merger Agreement.

On January 13, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Function Acquisition I Corp, a Delaware corporation and the Company’s direct, wholly owned subsidiary (“First Merger Sub”), Function Acquisition II LLC, a Delaware limited liability company and its direct, wholly owned subsidiary (“Second Merger Sub”), LiveVox Holdings, Inc., a Delaware corporation (“LiveVox”), and GGC Services Holdco, Inc., a Delaware corporation, solely in its capacity as the representative, agent and attorney-in-fact of the stockholder of LiveVox (in such capacity, the “Stockholder Representative”). The Merger Agreement provides for, among other things, (i) the merger of First Merger Sub with and into LiveVox, with LiveVox continuing as the surviving corporation (the “Surviving Corporation”) and becoming its direct, wholly owned subsidiary as a consequence (the “First Merger”) and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of the Surviving Corporation with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity, which will be renamed such name as LiveVox shall designate no later than five business days prior to the closing of the transaction (the “Second Merger” and, together with the First Merger, the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”), in each case, in accordance with the

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terms and subject to the conditions of the Merger Agreement. Following the closing of the Business Combination, the Company will own, directly or indirectly, all the stock of LiveVox and its direct and indirect subsidiaries and LiveVox TopCo, LLC, a Delaware limited liability company and the sole stockholder of LiveVox as of immediately prior to the effective time of the First Merger (the “LiveVox Stockholder”) will hold a portion of the Company’s stock.

The Company mailed to its shareholders of record as of January 22, 2021, a definitive proxy statement for a special meeting of shareholders to be held on February 17, 2021 (the “Special Meeting”) to approve an extension of time for the Company to complete its initial business combination through June 30, 2021 (the “Extension Date”). The Charter Extension and Trust Extension Proposals were approved, providing the Company’s shareholders with more time to evaluate its Business Combination.

In connection with the vote to approve the Charter Extension and Trust Extension Proposals, the holders of 12,238 Class A ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.14 per share, for an aggregate redemption amount of $124,138. As such, only approximately 0.05% of the Class A ordinary shares were redeemed and approximately 99.95% of the Class A ordinary shares remain outstanding. After the satisfaction of such redemptions, the balance in the Company’s trust account will be $253,467,308.

Going Concern Consideration

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of December 31, 2020, the Company had $306,626 available outside the Trust Account to fund its working capital requirements, $3,628,041 of investment income held in the Trust Account available to be released to pay for franchise and income taxes and working capital of $(2,255,057). Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans.

Prior to the completion of the Company’s Initial Public Offering, the Company’s liquidity needs were satisfied through receipt of $25,000 from the sale of the Founder Shares (as defined below) to the Company’s Sponsor, $300,000 in a note payable and $118,323 in advances from an affiliate of the Sponsor. The Company fully repaid these borrowings and advances from the Sponsor and related parties.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the current lack of liquidity, mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements contained in this report do not include any adjustments that might result from the Company’s inability to continue as a going concern, should the Company be required to liquidate after June 30, 2021. See Note 11 included in these consolidated financial statements for a subsequent event regarding an extension to complete an initial business combination.

Restatement of Previously Issued Financial Statements

The Company has restated its audited financial statements as of and for the years ended December 31, 2020 and 2019 as well as the audited balance sheet as of March 12, 2019. The Company has also restated its unaudited financial statements as of for the three months ended March 31, 2020 and 2019, the three and six months ended June 30, 2020 and 2019 and the three and nine months ended September 30, 2020 and 2019, to correct misstatements in those prior periods primarily related to misstatements identified in improperly applying accounting guidance on certain warrants and forward purchase agreement, recognizing them as equity instead of a warrant liability, under the guidance of ASC 815-40, “Contracts in Entity’s Own Equity” (“ASC 815-40”).

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2. Restatement of Previously Issued Audited and Unaudited Financial Statements

On April 12, 2021, the Staff of the SEC issued a statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies.” In the statement, the SEC Staff, among other things, highlighted potential accounting implications of certain terms that are common in warrants issued in connection with the initial public offerings of special purpose acquisition companies such as the Company. As a result of the Staff statement and in light of evolving views as to certain provisions commonly included in warrants issued by special purpose acquisition companies, we re-evaluated the accounting for Warrants (as defined in Note 5) and Forward Purchase Agreement (as defined in Note 5) under ASC 815-40 and concluded that they do not meet the criteria to be classified in stockholders’ equity. Since the Warrants and Forward Purchase Agreement meet the definition of a derivative under ASC 815-40, we have restated the financial statements to classify the Warrants and Forward Purchase Agreement as liabilities on the balance sheet at fair value, with subsequent changes in their respective fair values recognized in the consolidated statement of operations and comprehensive income (loss) at each reporting date.

The Company’s prior accounting treatment for the Warrants and Forward Purchase Agreement was equity classification rather than as derivative liabilities. Accounting for the Warrants and Forward Purchase Agreement as liabilities pursuant to ASC 815-40 requires that the Company re-measure the Warrants and Forward Purchase Agreement to their fair value each reporting period and record the changes in such value in the statement of operations. Accordingly, the Company has restated the value and classification of the Warrants and Forward Purchase Agreement in the Company’s financial statements included herein (“Restatement”).

The following summarizes the effect of the Restatement on each financial statement line item for each period presented herein, each prior interim period of the current fiscal year, and as of the date of the Company’s consummation of its IPO.

The following presents the restated financial statements as of and for the years ended December 31, 2020 and 2019.

	As of December 31, 2020 (audited)
	As filed	Adjustments	As restated
Balance Sheet
Warrant liability	$—	$33,015,000	$33,015,000
Forward Purchase Agreement liability	—	5,185,000	5,185,000
Total liabilities	11,362,036	38,200,000	49,562,036
Class A common stock subject to possible redemption	237,622,980	(38,200,000)	199,422,980
Class A common stock	124	382	506
Additional paid-in capital	4,748,125	13,914,932	18,663,057
Retained earnings (accumulated deficit)	251,130	(13,915,314)	(13,664,184)
Class A common stock subject to possible redemption—shares outstanding	23,762,298	(3,820,000)	19,942,298
Class A common stock—shares issued and outstanding	1,237,702	3,820,000	5,057,702

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	As of December 31, 2019 (audited)
	As filed	Adjustments	As restated
Balance Sheet
Warrant liability	$—	$20,010,000	$20,010,000
Forward Purchase Agreement liability	—	3,396,000	3,396,000
Total liabilities	9,689,876	23,406,000	33,095,876
Class A common stock subject to possible redemption	240,114,450	(23,406,000)	216,708,450
Class A common stock	99	234	333
Additional paid-in capital	2,256,679	(878,920)	1,377,759
Retained earnings	2,742,605	878,686	3,621,291
Class A common stock subject to possible redemption—shares outstanding	24,011,445	(2,340,600)	21,670,845
Class A common stock—shares issued and outstanding	988,555	2,340,600	3,329,155

	For the year ended December 31, 2020 (audited)
	As filed	Adjustments	As restated
Statements of Operations
Change in the fair value of the Warrant liability	$—	$(13,005,000)	$(13,005,000)
Change in the fair value of the Forward Purchase Agreement liability	—	(1,789,000)	(1,789,000)
Loss before income taxes	(2,354,745)	(14,794,000)	(17,148,745)
Net loss	(2,491,475)	(14,794,000)	(17,285,475)
Per Share Data:
Net loss per Class F common stock (basic and diluted)	$(0.49)	$(2.36)	$(2.85)

	For the year ended December 31, 2019 (audited)
	As filed	Adjustments	As restated
Statements of Operations
Change in the fair value of the Warrant liability	$—	$10,850,000	$10,850,000
Change in the fair value of the Forward Purchase Agreement liability	—	(1,361,000)	(1,361,000)
Initial classification of Forward Purchase Agreement liability	—	(2,035,000)	(2,035,000)
Offering cost associated with Warrants recorded as liabilities	—	(1,465,314)	(1,465,314)
Loss on sale of Private Placement Warrants	—	(5,110,000)	(5,110,000)
Income before income taxes	3,945,833	878,686	4,824,519
Net income	2,750,226	878,686	3,628,912
Per Share Data:
Net (loss) income per Class F common stock (basic and diluted)	$(0.05)	$0.14	$0.09

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	For the year ended December 31, 2020 (audited)
	As filed	Adjustments	As restated
Statement of Cash Flows
Net loss	$(2,491,475)	$(14,794,000)	$(17,285,475)
Change in the fair value of Warrant liability	—	13,005,000	13,005,000
Change in the fair value of the Forward Purchase Agreement liability	—	1,789,000	1,789,000
Net cash used in operating activities	(1,549,862)	—	(1,549,862)
Net cash provided by investing activities	851,488	—	851,488
Net cash used in financing activities	(121,200)	—	(121,200)
Net decrease in cash	(819,574)	—	(819,574)
Change in Class A common stock subject to possible redemption	(2,491,471)	(14,793,999)	(17,285,470)

	For the year ended December 31, 2019 (audited)
	As filed	Adjustments	As restated
Statement of Cash Flows
Net income	$2,750,226	$878,686	$3,628,912
Change in the fair value of Warrant liability	—	(10,850,000)	(10,850,000)
Change in the fair value of the Forward Purchase Agreement liability	—	1,361,000	1,361,000
Initial classification of Forward Purchase Agreement liability		2,035,000	2,035,000
Offering cost associated with Warrants recorded as liabilities	—	1,465,314	1,465,314
Loss on sale of Private Placement Warrant		5,110,000	5,110,000
Net cash used in operating activities	(1,255,466)	—	(1,255,466)
Net cash used in investing activities	(249,097,000)	—	(249,097,000)
Net cash provided by financing activities	251,433,770	—	251,433,770
Net increase in cash	1,081,304	—	1,081,304
Class A common stock subject to possible redemption	240,114,450	(23,406,000)	216,708,450
Initial classification of Warrant liability	—	30,860,000	30,860,000

F-S-14

The following presents the restatement of previously reported condensed balance sheets as of March 31, 2020, June 30, 2020, September 30, 2020, March 12, 2019, March 31, 2019, June 30, 2019 and September 30, 2019.

	As of March 31, 2020 (unaudited)
	As filed	Adjustments	As restated
Balance Sheet
Warrant liability	$—	$21,125,000	$21,125,000
Forward Purchase Agreement liability	—	1,992,000	1,992,000
Total liabilities	9,600,007	23,117,000	32,717,007
Class A common stock subject to possible redemption	240,599,870	(23,117,000)	217,482,870
Class A common stock	94	231	325
Additional paid-in capital	1,771,264	(1,167,917)	603,347
Retained earnings	3,228,027	1,167,686	4,395,713
Class A common stock subject to possible redemption—shares outstanding	24,059,987	(2,311,700)	21,748,287
Class A common stock—shares issued and outstanding	940,013	2,311,700	3,251,713

	As of June 30, 2020 (unaudited)
	As filed	Adjustments	As restated
Balance Sheet
Warrant liability	$—	$32,680,000	$32,680,000
Forward Purchase Agreement liability	—	5,221,000	5,221,000
Total liabilities	9,596,571	37,901,000	47,497,571
Class A common stock subject to possible redemption	240,470,140	(37,901,000)	202,569,140
Class A common stock	95	379	474
Additional paid-in capital	1,900,993	13,615,935	15,516,928
Retained earnings (accumulated deficit)	3,098,290	(13,616,314)	(10,518,024)
Class A common stock subject to possible redemption—shares outstanding	24,047,014	(3,790,100)	20,256,914
Class A common stock—shares issued and outstanding	952,986	3,790,100	4,743,086

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	As of September 30, 2020 (unaudited)
	As filed	Adjustments	As restated
Balance Sheet
Warrant liability	$—	$21,280,000	$21,280,000
Forward Purchase Agreement liability	—	2,761,000	2,761,000
Total liabilities	9,155,490	24,041,000	33,196,490
Class A common stock subject to possible redemption	240,053,100	(24,041,000)	216,012,100
Class A common stock	99	241	340
Additional paid-in capital	2,318,029	(243,927)	2,074,102
Retained earnings	2,681,257	243,686	2,924,943
Class A common stock subject to possible redemption—shares outstanding	24,005,310	(2,404,100)	21,601,210
Class A common stock—shares issued and outstanding	994,690	2,404,100	3,398,790

	As of March 12, 2019 (audited)
	As filed	Adjustments	As restated
Balance Sheet
Warrant liability	$—	$30,860,000	$30,860,000
Forward Purchase Agreement liability	—	2,035,000	2,035,000
Total liabilities	9,852,764	32,895,000	42,747,764
Class A common stock subject to possible redemption	237,363,330	(32,895,000)	204,468,330
Class A common stock	126	329	455
Additional paid-in capital	5,007,679	8,609,985	13,617,664
Accumulated deficit	(8,522)	(8,610,314)	(8,618,836)
Class A common stock subject to possible redemption—shares outstanding	23,736,333	(3,289,500)	20,446,833
Class A common stock—shares issued and outstanding	1,263,667	3,289,500	4,553,167

	As of March 31, 2019 (unaudited)
	As filed	Adjustments	As restated
Balance Sheet
Warrant liability	$—	$30,595,000	$30,595,000
Forward Purchase Agreement liability	—	1,824,000	1,824,000
Total liabilities	9,558,989	32,419,000	41,977,989
Class A common stock subject to possible redemption	237,535,590	(32,419,000)	205,116,590
Class A common stock	125	324	449
Additional paid-in capital	4,835,419	8,133,990	12,969,409
Retained earnings (accumulated deficit)	163,745	(8,134,314)	(7,970,569)
Class A common stock subject to possible redemption—shares outstanding	23,753,559	(3,241,900)	20,511,659
Class A common stock—shares issued and outstanding	1,246,441	3,241,900	4,488,341

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	As of June 30, 2019 (unaudited)
	As filed	Adjustments	As restated
Balance Sheet
Warrant liability	$—	$17,085,000	$17,085,000
Forward Purchase Agreement liability	—	2,497,000	2,497,000
Total liabilities	9,558,263	19,582,000	29,140,263
Class A common stock subject to possible redemption	238,585,190	(19,582,000)	219,003,190
Class A common stock	114	196	310
Additional paid-in capital	3,785,925	(4,702,882)	(916,957)
Retained earnings	1,213,338	4,702,686	5,916,024
Class A common stock subject to possible redemption—shares outstanding	23,858,519	(1,958,200)	21,900,319
Class A common stock—shares issued and outstanding	1,141,481	1,958,200	3,099,681

	As of September 30, 2019 (unaudited)
	As filed	Adjustments	As restated
Balance Sheet
Warrant liability	$—	$19,730,000	$19,730,000
Forward Purchase Agreement liability	—	3,053,000	3,053,000
Total liabilities	9,363,197	22,783,000	32,146,197
Class A common stock subject to possible redemption	239,638,660	(22,783,000)	216,855,660
Class A common stock	104	227	331
Additional paid-in capital	2,732,465	(1,501,913)	1,230,552
Retained earnings	2,266,811	1,501,686	3,768,497
Class A common stock subject to possible redemption—shares outstanding	23,963,866	(2,278,300)	21,685,566
Class A common stock—shares issued and outstanding	1,036,134	2,278,300	3,314,434

F-S-17

The following presents the restatement of previously reported unaudited condensed statements of operations for the three months ended March 31, 2020, the three and six months ended June 30, 2020, the three and nine months ended September 30, 2020, the three months ended March 31, 2019, the three and six months ended June 30, 2019 and the three and nine months ended September 30, 2019.

	For the three months ended March 31, 2020 (unaudited)
	As filed	Adjustments	As restated
Statements of Operations
Change in the fair value of the Warrant liability	$—	$(1,115,000)	$(1,115,000)
Change in the fair value of the Forward Purchase Agreement liability	—	1,404,000	1,404,000
Income before income taxes	704,813	289,000	993,813
Net income	485,422	289,000	774,422
Per Share Data:
Net (loss) income per Class F common stock (basic and diluted)	$(0.01)	$0.04	$0.03

	For the three months ended June 30, 2020 (unaudited)
	As filed	Adjustments	As restated
Statements of Operations
Change in the fair value of the Warrant liability	$—	$(11,555,000)	$(11,555,000)
Change in the fair value of the Forward Purchase Agreement liability	—	(3,229,000)	(3,229,000)
Loss before income taxes	(126,002)	(14,784,000)	(14,910,002)
Net loss	(129,737)	(14,784,000)	(14,913,737)
Per Share Data:
Net loss per Class F common stock (basic and diluted)	$(0.02)	$(2.37)	$(2.39)

	For the six months ended June 30, 2020 (unaudited)
	As filed	Adjustments	As restated
Statements of Operations
Change in the fair value of the Warrant liability	$—	$(12,670,000)	$(12,670,000)
Change in the fair value of the Forward Purchase Agreement liability	—	(1,825,000)	(1,825,000)
Income (loss) before income taxes	578,812	(14,495,000)	(13,916,188)
Net income (loss)	355,685	(14,495,000)	(14,139,315)
Per Share Data:
Net loss per Class F common stock (basic and diluted)	$(0.03)	$(2.32)	$(2.35)

F-S-18

	For the three months ended September 30, 2020 (unaudited)
	As filed	Adjustments	As restated
Statements of Operations
Change in the fair value of the Warrant liability	$—	$11,400,000	$11,400,000
Change in the fair value of the Forward Purchase Agreement liability	—	2,460,000	2,460,000
(Loss) income before income taxes	(429,235)	13,860,000	13,430,765
Net (loss) income	(417,033)	13,860,000	13,442,967
Per Share Data:
Net (loss) income per Class F common stock (basic and diluted)	$(0.07)	$2.23	$2.16

	For the nine months ended September 30, 2020 (unaudited)
	As filed	Adjustments	As restated
Statements of Operations
Change in the fair value of the Warrant liability	$—	$(1,270,000)	$(1,270,000)
Change in the fair value of the Forward Purchase Agreement liability	—	635,000	635,000
Income (loss) before income taxes	149,577	(635,000)	(485,423)
Net loss	(61,348)	(635,000)	(696,348)
Per Share Data:
Net loss per Class F common stock (basic and diluted)	$(0.10)	$(0.10)	$(0.20)

	For the three months ended March 31, 2019 (unaudited)
	As filed	Adjustments	As restated
Statements of Operations
Change in the fair value of the Warrant liability	$—	$265,000	$265,000
Change in the fair value of the Forward Purchase Agreement liability	—	211,000	211,000
Initial classification of Forward Purchase Agreement liability	—	(2,035,000)	(2,035,000)
Offering cost associated with Warrants recorded as liabilities	—	(1,465,314)	(1,465,314)
Loss on sale of Private Placement Warrants	—	(5,110,000)	(5,110,000)
Income (loss) before income taxes	216,918	(8,134,314)	(7,917,396)
Net income (loss)	171,366	(8,134,314)	(7,962,948)
Per Share Data:
Net loss per Class F common stock (basic and diluted)	$(0.01)	$(1.30)	$(1.31)

F-S-19

	For the three months ended June 30, 2019 (unaudited)
	As filed	Adjustments	As restated
Statements of Operations
Change in the fair value of the Warrant liability	$—	$13,510,000	$13,510,000
Change in the fair value of the Forward Purchase Agreement liability	—	(673,000)	(673,000)
Income before income taxes	1,369,240	12,837,000	14,206,240
Net income	1,049,594	12,837,000	13,886,594
Per Share Data:
Net (loss) income per Class F common stock (basic and diluted)	$(0.02)	$2.06	$2.04

	For the six months ended June 30, 2019 (unaudited)
	As filed	Adjustments	As restated
Statements of Operations
Change in the fair value of the Warrant liability	$—	$13,775,000	$13,775,000
Change in the fair value of the Forward Purchase Agreement liability	—	(462,000)	(462,000)
Initial classification of Forward Purchase Agreement liability	—	(2,035,000)	(2,035,000)
Offering cost associated with Warrants recorded as liabilities	—	(1,465,314)	(1,465,314)
Loss on sale of Private Placement Warrants	—	(5,110,000)	(5,110,000)
Income before income taxes	1,586,158	4,702,686	6,288,844
Net income	1,220,960	4,702,686	5,923,646
Per Share Data:
Net (loss) income per Class F common stock (basic and diluted)	$(0.02)	$0.75	$0.73

	For the three months ended September 30, 2019 (unaudited)
	As filed	Adjustments	As restated
Statements of Operations
Change in the fair value of the Warrant liability	$—	$(2,645,000)	$(2,645,000)
Change in the fair value of the Forward Purchase Agreement liability	—	(556,000)	(556,000)
Income (loss) before income taxes	1,353,400	(3,201,000)	(1,847,600)
Net income (loss)	1,053,472	(3,201,000)	(2,147,528)
Per Share Data:
Net loss per Class F common stock (basic and diluted)	$(0.01)	$(0.51)	$(0.52)

F-S-20

	For the nine months ended September 30, 2019 (unaudited)
	As filed	Adjustments	As restated
Statements of Operations
Change in the fair value of the Warrant liability	$—	$11,130,000	$11,130,000
Change in the fair value of the Forward Purchase Agreement liability	—	(1,018,000)	(1,018,000)
Initial classification of Forward Purchase Agreement liability	—	(2,035,000)	(2,035,000)
Offering cost associated with Warrants recorded as liabilities		(1,465,314)	(1,465,314)
Loss on sale of Private Placement Warrants		(5,110,000)	(5,110,000)
Income before income taxes	2,939,558	1,501,686	4,441,244
Net income	2,274,432	1,501,686	3,776,118
Per Share Data:
Net (loss) income per Class F common stock (basic and diluted)	$(0.04)	$0.24	$0.20

The following tables contain the restatement of previously reported unaudited condensed statements of cash flows for the three months ended March 31, 2020, the six months ended June 30, 2020, the nine months ended September 30, 2020, the three months ended March 31, 2019, the six months ended June 30, 2019, the nine months ended September 30, 2019.

	For the three months ended March 31, 2020 (unaudited)
	As filed	Adjustments	As restated
Statement of Cash Flows
Net income	$485,422	$289,000	$774,422
Change in the fair value of Warrant liability	—	1,115,000	1,115,000
Change in the fair value of the Forward Purchase Agreement liability	—	(1,404,000)	(1,404,000)
Net cash used in operating activities	(392,069)	—	(392,069)
Net cash provided by investing activities	200,000	—	200,000
Net cash used in financing activities	(73,736)	—	(73,736)
Net decrease in cash	(265,805)	—	(265,805)
Class A common stock subject to possible redemption	485,420	289,000	774,420

	For the six months ended June 30, 2020 (unaudited)
	As filed	Adjustments	As restated
Statement of Cash Flows
Net income (loss)	$355,685	$(14,495,000)	$(14,139,315)
Change in the fair value of Warrant liability	—	12,670,000	12,670,000
Change in the fair value of the Forward Purchase Agreement liability	—	1,825,000	1,825,000
Net cash used in operating activities	(561,642)	—	(561,642)
Net cash provided by investing activities	707,600	—	707,600
Net cash used in financing activities	(70,954)	—	(70,954)
Net increase in cash	75,004	—	75,004
Class A common stock subject to possible redemption	355,690	(14,495,000)	(14,139,310)

F-S-21

	For the nine months ended September 30, 2020 (unaudited)
	As filed	Adjustments	As restated
Statement of Cash Flows
Net loss	$(61,348)	$(635,000)	$(696,348)
Change in the fair value of Warrant liability	—	1,270,000	1,270,000
Change in the fair value of the Forward Purchase Agreement liability	—	(635,000)	(635,000)
Net cash used in operating activities	(1,373,968)	—	(1,373,968)
Net cash provided by investing activities	765,483	—	765,483
Net cash used in financing activities	(83,629)	—	(83,629)
Net decrease in cash	(692,114)	—	(692,114)
Class A common stock subject to possible redemption	(61,350)	(635,000)	(696,350)

	For the three months ended March 31, 2019 (unaudited)
	As filed	Adjustments	As restated
Statement of Cash Flows
Net income	$171,366	$(8,134,314)	$(7,962,948)
Change in the fair value of Warrant liability	—	(265,000)	(265,000)
Change in the fair value of the Forward Purchase Agreement liability	—	(211,000)	(211,000)
Initial classification of Forward Purchase Agreement liability	—	2,035,000	2,035,000
Offering cost associated with Warrants recorded as liabilities	—	1,465,314	1,465,314
Loss on sale of Private Placement Warrants	—	5,110,000	5,110,000
Net cash provided by (used in) operating activities	239,455	—	239,455
Net cash used in investing activities	(250,000,000)	—	(250,000,000)
Net cash provided by financing activities	251,342,222	—	251,342,222
Net increase in cash	1,581,677	—	1,581,677
Class A common stock subject to possible redemption	237,535,590	(32,419,000)	205,116,590
Initial classification of Warrant liability	—	30,860,000	30,860,000

F-S-22

	For the six months ended June 30, 2019 (unaudited)
	As filed	Adjustments	As restated
Statement of Cash Flows
Net income	$1,220,960	$4,702,686	$5,923,646
Change in the fair value of Warrant liability	—	(13,775,000)	(13,775,000)
Change in the fair value of the Forward Purchase Agreement liability	—	462,000	462,000
Initial classification of Forward Purchase Agreement liability	—	2,035,000	2,035,000
Offering cost associated with Warrants recorded as liabilities	—	1,465,314	1,465,314
Loss on sale of Private Placement Warrants	—	5,110,000	5,110,000
Net cash used in operating activities	(306,922)	—	(306,922)
Net cash used in investing activities	(250,000,000)	—	(250,000,000)
Net cash provided by financing activities	251,398,074	—	251,398,074
Net increase in cash	1,091,152	—	1,091,152
Change in Class A common stock subject to possible redemption	238,585,190	(19,582,000)	219,003,190
Initial classification of Warrant liability	—	30,860,000	30,860,000

	For the nine months ended September 30, 2019 (unaudited)
	As filed	Adjustments	As restated
Statement of Cash Flows
Net income	$2,274,432	$1,501,686	$3,776,118
Change in the fair value of Warrant liability	—	(11,130,000)	(11,130,000)
Change in the fair value of the Forward Purchase Agreement liability	—	1,018,000	1,018,000
Initial classification of Forward Purchase Agreement liability	—	2,035,000	2,035,000
Offering cost associated with Warrants recorded as liabilities	—	1,465,314	1,465,314
Loss on sale of Private Placement Warrants	—	5,110,000	5,110,000
Net cash used in operating activities	(856,547)	—	(856,547)
Net cash used in investing activities	(249,422,674)	—	(249,422,674)
Net cash provided by financing activities	251,360,801	—	251,360,801
Net increase in cash	1,081,580	—	1,081,580
Class A common stock subject to possible redemption	239,638,600	(22,783,000)	216,855,660
Initial classification of Warrant liability	—	30,860,000	30,860,000

3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in conformity with United States generally accepted accounting principles (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. The financial statements reflect all adjustments and reclassifications that, in the opinion of management, are necessary for the fair presentation of the Company’s results of operations and financial condition as of and for the periods presented.

F-S-23

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Function Acquisition I Corp and Function Acquisition II LLC, since their formation. All material intercompany balances and transactions have been eliminated.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income (Loss) Per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per share is computed by dividing net income applicable to common stockholders by the weighted average number of shares of common stock outstanding for the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement Warrants (as defined in Note 4) to purchase an aggregate of 19,500,000 shares of Class A common stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share is the same as basic earnings per share for the periods presented.

The Company’s accompanying consolidated statements of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. For the year ended December 31, 2020, net income per share, basic and diluted, for Class A common stock is calculated by dividing the investment income earned on the Trust Account of $910,070, net of applicable income and franchise taxes of $336,730, by the weighted average number of shares of Class A common stock outstanding of 25,000,000. For the year ended December 31, 2019, net income per share, basic and diluted, for Class A common stock is calculated by dividing the investment income earned on the Trust Account of $4,472,458, net of applicable income and franchise taxes of $1,395,607, by the weighted average number of shares of Class A common stock outstanding of 25,000,000. Net loss per share, basic and diluted, for Class F common stock is calculated by dividing the net income, less income attributable to Class A common stock, the change in the fair value of the Warrant liability, the change in the fair value of the Forward Purchase Agreement liability, the initial classification of the Forward Purchase Agreement liability, the offering cost associated with Warrants recorded as liabilities and the loss on sale of Private Placement Warrants, by the weighted average number of shares of Class F common stock outstanding for the period

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

F-S-24

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020 and 2019.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), approximates the carrying amounts represented in the accompanying consolidated balance sheets.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting periods. Actual results could differ from those estimates.

Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A—“Expenses of Offering.” Offering costs consist of costs incurred in connection with formation and preparation for the Initial Public Offering. Offering costs were allocated on a relative fair value basis between stockholders’ equity and expense. The portion of offering costs allocated to the Public Warrants and Private Placement Warrants has been charged to expense. The portion of offering costs allocated to the Class A common stock has been charged to stockholders’ equity. On March 12, 2019, offering costs totaled $14,653,147 (consisting of $5,000,000 of underwriting fees, $8,750,000 of deferred underwriting fees and $903,147 of other offering costs), of which $1,465,314 was charged to expense and $13,187,833 was charged to stockholders’ equity.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. As of December 31, 2020 and 2019, there were no unrecognized tax benefits. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2020 and 2019, no amounts were accrued for the payment of interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

As of December 31, 2020 and 2019, the Company had deferred tax assets of $885,206 and $70,106, respectively, which had a full valuation allowance recorded against them.

F-S-25

The Company’s current taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative costs are generally considered to be start-up costs and are not currently deductible. During the years ended December 31, 2020 and 2019, the Company recorded income tax expense of $136,730 and $1,195,607, respectively, primarily related to interest income earned on the Trust Account. For the years ended December 31, 2020 and 2019, the Company’s effective tax rate was (0.81)% and 8.90%, respectively, which differs from the expected income tax rate due to the start-up costs which are not currently deductible.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC 480. Shares of Class A common stock subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Class A common stock will be affected by charges against additional paid-in capital. Accordingly, as of December 31, 2020 and 2019, 19,942,298 and 21,670,845, respectively, of the 25,000,000 Public Shares were classified outside of permanent equity.

Warrant and Forward Purchase Agreement Liability

The Company accounts for the Warrants and Forward Purchase Agreement issued in connection with our initial public offering in accordance with ASC 815-40, under which the Warrants and the Forward Purchase Agreement do not meet the criteria for equity classification and must be recorded as liabilities. As the Warrants and Forward Purchase Agreement meet the definition of a derivative as contemplated in ASC 815, the Warrants and the Forward Purchase Agreement are measured at fair value at inception and at each reporting date in accordance with ASC 820, with changes in fair value recognized in the statement of operations in the period of change.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s accompanying consolidated financial statements.

4. Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 25,000,000 Units at a price of $10.00 per Unit. The Sponsor purchased an aggregate of 7,000,000 warrants at a price of $1.00 per warrant in a private placement that closed simultaneously with the Initial Public Offering.

Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one-half of one warrant (“Public Warrants”, and collectively with the Private Placement Warrants, the “Warrants”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of equity or equity-linked securities). No fractional warrants will be issued upon separation of the Units and only whole Public Warrants will trade. Each Public Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial business combination or 12 months from the closing of the Initial

F-S-26

Public Offering and will expire five years after the completion of the Company’s initial business combination or earlier upon redemption or liquidation. Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants in whole and not in part at a price of $0.01 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sent the notice of redemption to the Public Warrant holders.

The Company granted the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover any over-allotments at the Initial Public Offering price less the underwriting discounts and commissions. The Units that would be issued in connection with the over-allotment option would be identical to the Units issued in the Initial Public Offering. In April 2019, the Underwriters’ over-allotment option expired unexercised by the underwriters.

The Company paid an underwriting discount of 2.0% of the gross offering proceeds to the underwriters at the closing of the Initial Public Offering ($5,000,000), with an additional fee (the “Deferred Underwriting Fee”) of 3.5% of the gross offering proceeds ($8,750,000) payable upon the Company’s completion of an initial business combination. The Deferred Underwriting Fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial business combination.

5. Related Party Transactions

Founder Shares

On November 29, 2017, the Sponsor purchased 8,625,000 shares of Class F common stock (“Founder Shares”) for $25,000. In January 2018, the Sponsor surrendered 1,437,500 Founder Shares to the Company for no consideration, resulting in an aggregate of 7,187,500 Founder Shares outstanding. As used herein, unless the context otherwise requires, Founder Shares shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Class A common stock included in the Units sold in the Initial Public Offering except that the Founder Shares are shares of Class F common stock which automatically convert into shares of Class A common stock at the time of the Company’s initial business combination and are subject to certain transfer restrictions, as described in more detail below. Up to 937,500 Founder Shares were subject to forfeiture to the extent that the over-allotment option was not exercised by the underwriters within 45 days from the effective date of the registration statement, March 7, 2019. In April 2019, the Underwriters’ over-allotment option expired and as a result the Sponsor forfeited 937,500 shares of Class F common stock, resulting in an aggregate of 6,250,000 Founder Shares outstanding as of December 31, 2020 and 2019.

The holders of the Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of an initial business combination or (B) subsequent to an initial business combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after an initial business combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

The Sponsor purchased an aggregate of 7,000,000 private placement warrants at a price of $1.00 per warrant for an aggregate purchase price of $7,000,000 in a private placement that occurred simultaneously with the closing of the Initial Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant is exercisable

F-S-27

for one whole share of the Company’s Class A common stock at a price of $11.50 per share (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of equity or equity-linked securities). $5,000,000 of the proceeds of the Private Placement Warrants were added to the proceeds from the Initial Public Offering to be held in the Trust Account such that, at the closing of the Initial Public Offering, $250,000,000 was held in the Trust Account. If an initial business combination is not completed by the Extension Date, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. See Note 11 included in these consolidated financial statements for a subsequent event regarding an extension to complete an initial business combination.

The Sponsor and the Company’s officers and directors will agree, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of an initial business combination. In April 2019, the Underwriters’ over-allotment option expired and as a result the Sponsor’s agreement to purchase up to an additional 750,000 Private Placement Warrants also expired.

Forward Purchase Agreement

On February 26, 2019, the Company entered into a forward purchase agreement (the “Forward Purchase Agreement”) pursuant to which Crescent Capital Group LP (“Crescent”), in its capacity as investment advisor on behalf of one or more investment funds or accounts managed by Crescent and its affiliates (such funds or accounts, the “Crescent Funds”), has committed on behalf of the Crescent Funds, to purchase, subject to the terms and conditions set forth the Forward Purchase Agreement, including obtaining fund-level approvals by the relevant investment committee and/or other governing body of such funds, an aggregate of 5,000,000 forward purchase units (the “Forward Purchase Units”), each consisting of one share of the Company’s Class A common stock (such shares of Class A common stock to be issued pursuant to the Forward Purchase Agreement, the “Forward Purchase Shares”) and one-third of one warrant to purchase one share of the Company’s Class A common stock (such warrants to be issued pursuant to the Forward Purchase Agreement, the “Forward Purchase Warrants”), for $10.00 per unit, or an aggregate amount of $50,000,000, in a private placement that will close simultaneously with the closing of an initial business combination. The Forward Purchase Warrants will have the same terms as the Private Placement Warrants so long as they are held by a Crescent Fund purchasing the Forward Purchase Units (such Crescent Fund, the “Crescent Fund Purchaser”) or its permitted transferees, and the Forward Purchase Shares will be identical to the Public Shares sold in the Initial Public Offering, except the Forward Purchase Shares will be subject to transfer restrictions and certain registration rights. Any Forward Purchase Warrant held by a holder other than a Crescent Fund Purchaser or its permitted transferees will have the same terms as the Warrants included in the Units sold in the Initial Public Offering. The Forward Purchase Agreement was subsequently amended on January 13, 2021 which resulted in Crescent Capital Group Holdings LP committing to purchase 2,500,000 Forward Purchase Units, for $10.00 per unit, or an aggregate amount of $25,000,000.

Registration Rights

The holders of Founder Shares, Private Placement Warrants and Warrants that may be issued upon conversion of working capital loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) pursuant to a registration rights agreement dated March 7, 2019. The holders of these securities will be entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

F-S-28

Related Party Loans and Advances

On November 21, 2017, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to an unsecured promissory note (the ‘‘Note’’). This Note was amended and restated on November 6, 2018. This Note was non-interest bearing and payable on the earlier of June 30, 2019 or the closing of the Initial Public Offering. On March 13, 2019, the Note balance of $300,000 was repaid in full.

As of December 31, 2020 and 2019, an affiliate of the Company paid administrative expenses for an aggregate of $624,013 and $454,757, respectively, of which $623,520 and $333,063, respectively, was repaid by the Company, for a net accrual of $493 and $121,694, respectively, which is reflected in the accompanying consolidated balance sheets. These amounts are due on demand and are non-interest bearing.

Administrative Support Agreement

On March 7, 2019, the Company entered into an agreement to pay $10,000 a month for office space, utilities, administrative and support services to an affiliate of the Sponsor and will terminate the agreement upon the earlier of an initial business combination or the liquidation of the Company. For the years ended December 31, 2020 and 2019, the Company incurred expenses of $120,000 and $98,065, respectively, which are included in general and administrative expenses on the accompanying consolidated statements of operations, of which $0 and $60,000 were payable as of December 31, 2020 and 2019, respectively, and included in accounts payable and accrued expenses on the accompanying consolidated balance sheets.

6. Stockholders’ Equity

Common Stock

The authorized common stock of the Company includes up to 500,000,000 shares of Class A common stock and 25,000,000 shares of Class F common stock. If the Company enters into an initial business combination, it may (depending on the terms of such an initial business combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on an initial business combination to the extent the Company seeks stockholder approval in connection with an initial business combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock.

As of December 31, 2020 and 2019, there were 5,057,702 and 3,329,155, respectively, of Class A common stock issued and outstanding, excluding 19,942,298 and 21,670,845, respectively, shares of Class A common stock subject to possible redemption.

As of December 31, 2020 and 2019, there were 6,250,000 shares of Class F common stock issued and outstanding.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020 and 2019, there were no shares of preferred stock issued or outstanding.

7. Fair Value Measurements

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with FASB ASC 320 “Investments—Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost

F-S-29

on the accompanying consolidated balance sheets and adjusted for the amortization or accretion of premiums or discounts.

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2020 and 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

Description	December 31, 2020	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash and marketable securities held in Trust Account	$253,628,041	$253,628,041	$—	$—
Liabilities:
Warrant liability—Public Warrants	$18,875,000	$18,875,000	$—	$—
Warrant liability—Private Placement Warrants	$14,140,000	$—	$—	$14,140,000
Forward Purchase Agreement	$5,185,000	$—	$—	$5,185,000

Description	December 31, 2019	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash and marketable securities held in Trust Account	$253,557,444	$253,557,444	$—	$—
Liabilities:
Warrant liability—Public Warrants	$10,000,000	$10,000,000	$—	$—
Warrant liability—Private Placement Warrants	$10,010,000	$—	$—	$10,010,000
Forward Purchase Agreement	$3,396,000	$—	$—	$3,396,000

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1— Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2— Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

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Level 3— Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

As of December 31, 2020, assets held in the Trust Account were comprised of $253,628,041 in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government obligations. As of December 31, 2019, assets held in the Trust Account were comprised of $253,551,083 in U.S. Treasury bills and $18,376 in cash. Cash, money market funds and U.S. Treasury bills are classified as Level 1 securities.

The Company employed option pricing models to value the Warrants at each reporting period, with changes in fair value recognized in the statement of operations. In the case of the Public Warrants, we used a binomial/lattice model that assumes optimal exercise of the Company’s redemption option at the earliest possible date. In the case of the Private Placement Warrants, the Company used a Modified Black-Scholes Option Pricing Model since these instruments do not have an early redemption feature. However, if the Private Placement Warrants were also subject to the make-whole table, then the binomial/lattice model was used. Inherent in options pricing models are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility input based on observed price, otherwise it was assumed based on median volatility of the Russell 3000 Index constituents, or the volatility of the target company’s peer group. The risk-free interest rate is based on the U.S. Treasury curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. The liability for the Forward Purchase Agreement was valued using an adjusted net assets method, which is considered to be a Level 3 fair value measurement. Under the adjusted net assets method utilized, the aggregate commitment of $50,000,000 pursuant to the Forward Purchase Agreement is discounted to present value and compared to the fair value of the common stock and warrants to be issued pursuant to the Forward Purchase Agreement. The excess (liability) or deficit (asset) of the fair value of the common stock and warrants to be issued compared to the $50,000,000 fixed commitment is then reduced to account for the probability of consummation of a business combination. The primary unobservable input utilized in determining the fair value of the Forward Purchase Agreement is the probability of consummation of a business combination. For all of the periods presented, the probability assigned to the consummation of a business combination was 80%.

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. The estimated fair value of the Public Warrants as of the initial measurement date of $18,750,000 was transferred from a Level 3 fair value measurement to a Level 1 fair value measurement in April 2019, when the Public Warrants were separately listed and traded.

The following table provides quantitative information regarding fair value assumptions for the Public Warrants:

As of March 12, 2019 (Initial Measurement)
Asset price	$9.25
Exercise price	$11.50
Term (in years)	$5.50
Volatility	30.00%
Risk-free rate	2.40%
Dividend yield	0.00%
Fair value of each Public Warrant	$1.50

F-S-31

The following table provides quantitative information regarding fair value assumptions for the Private Placement Warrants:

	As of March 12, 2019 (Initial Measurement)	As of December 31, 2019	As of December 31, 2020
Asset price	$9.25	$10.02	$10.45
Exercise price	$11.50	$11.50	$11.50
Term (in years)	$5.50	$5.50	$5.50
Volatility	30.00%	21.50%	29.30%
Risk-free rate	2.40%	1.70%	0.40%
Dividend yield	0.00%	0.00%	0.00%
Fair value of each Private Placement Warrant	$1.73	$1.43	$2.02

The following table provides quantitative information regarding fair value assumptions for the Forward Purchase Agreement:

	As of March 12, 2019 (Initial Measurement)	As of December 31, 2019	As of December 31, 2020
Asset price	$9.25	$10.02	$10.45
Private Placement Warrant price	$1.73	$1.43	$2.02
Discount term (in years)	2.30	1.50	0.50
Probability of merger	80.00%	80.00%	80.00%
Risk-free rate	2.44%	1.59%	0.09%
Fair value of Forward Purchase Agreement	$2,035,000	$3,396,000	$5,185,000

The following table presents the changes in the fair value of the Warrant and Forward Purchase Agreement liabilities:

	Private Placement Warrants	Public Warrants	Forward Purchase Agreement	Liabilities
Initial measurement on March 12, 2019	$12,110,000	$18,750,000	$2,035,000	$32,895,000
Change in the fair value	(2,100,000)	(8,750,000)	1,361,000	(9,489,000)

Fair value as of December 31, 2019	10,010,000	10,000,000	3,396,000	23,406,000
Change in the fair value	4,130,000	8,875,000	1,789,000	14,794,000

Fair value as of December 31, 2020	$14,140,000	$18,875,000	$5,185,000	$38,200,000

The Company did not have any held to maturity securities as of December 31, 2020.

The gross holding gains and fair value of held-to-maturity securities as of December 31, 2019 are as follows:

Held-To-Maturity	Amortized Cost	Gross Holding Gains	Fair Value
U.S Treasury Securities (Mature 03/12/2020)	$253,551,083	$6,361	$253,557,444

F-S-32

8. Income Taxes

The income tax provision consists of the following:

	For the years ended December 31,
	2020	2019
Current
Federal	$93,518	$817,897
State	43,212	377,710
Deferred
Federal	(524,082)	(68,511)
State	(197,599)	—
Change in valuation allowance	721,681	68,511

Income tax provision expense	$136,730	$1,195,607

The Company’s net deferred tax assets are as follows:

	As of December 31,
	2020	2019
Deferred tax assets:
Startup/organizational costs	$885,206	$70,106
Valuation allowance	(885,206)	(70,106)

Deferred tax assets, net of allowance	$—	$—

As of December 31, 2020 and 2019, the Company had a deferred tax asset of $885,206 and $70,106, respectively, which had a full valuation allowance recorded against it.

The Company’s current taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative costs are generally considered to be start-up costs and are not currently deductible. During the years ended December 31, 2020 and 2019, the Company recorded income tax expense of $136,730 and $1,195,607, respectively, primarily related to interest income earned on the Trust Account.

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	For the years ended December 31,
	2020	2019
	As Restated	As Restated
Statutory federal income tax rate	21.00%	21.00%
State taxes, net of federal tax benefit	(0.20)%	2.22%
Other permanent items	(18.12)%	(14.83)%
Meals & entertainment	(0.02)%	0.00%
Valuation allowance	(3.47)%	0.51%

Effective tax rate	(0.81)%	8.90%

9. Commitments and Contingencies

Risks and Uncertainties

On March 11, 2020, the World Health Organization officially declared the outbreak of the novel coronavirus (“COVID-19”) a “pandemic.” A significant outbreak of COVID-19 and other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the

F-S-33

business of any potential target business with which the Company consummate an initial business combination could be materially and adversely affected. Furthermore, the Company may be unable to complete an initial business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts the Company’s search for an initial business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, the Company’s ability to consummate an initial business combination, or the operations of a target business with which the Company ultimately consummate an initial business combination, may be materially adversely affected.

10. Business Combination

On June 24, 2020, the Company entered into an Agreement and Plan of Merger (the “F45 Merger Agreement”), by and among the Company, Function Acquisition I Corp, a Delaware corporation and a direct, wholly owned subsidiary of the Company, Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company, F45 Training Holdings Inc., a Delaware corporation (“F45”), and Shareholder Representative Services LLC, a Colorado limited liability company. For more information, please see the Company’s proxy statement/prospectus filed with the SEC on July 16, 2020.

On October 5, 2020, the Company and F45 entered into a Termination and Release Agreement, effective as of such date, pursuant to which the parties agreed to mutually terminate the F45 Merger Agreement. As a result of the termination of the F45 Merger Agreement, the F45 Merger Agreement will be of no further force and effect as well as each of the transaction agreements entered into in connection with the F45 Merger Agreement. For more information, please see the Company’s Form 8-K filed with the SEC on October 6, 2020.

See Note 11 included in these consolidated financial statements for a subsequent event regarding an initial business combination.

11. Subsequent Events

Management has performed an evaluation of subsequent events through the date of issuance of the financial statements. The Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed below and in Note 2.

On January 13, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, First Merger Sub, Second Merger Sub, LiveVox Holdings, Inc., a Delaware corporation (“LiveVox”), and GGC Services Holdco, Inc., a Delaware corporation, which provides for, among other things: (a) the merger of First Merger Sub with and into LiveVox, with LiveVox being the surviving corporation of the merger and a direct, wholly owned subsidiary of the Company as a consequence of the merger (the “First Merger”); and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of LiveVox with and into Second Merger Sub, with Second Merger Sub being the surviving corporation of the merger (together with the First Merger, the “Mergers” and, collectively with the other transactions contemplated by the Merger Agreement, the “Business Combination”). The Merger Agreement and the transactions contemplated thereby were unanimously approved by the board of directors of the Company and LiveVox.

On February 17, 2021, the Company’s shareholders approved to extend the date by which the Company must (1) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, which the Company refers to as its initial business combination, (2) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and (3) redeem all of the shares of Class A Stock, included as part of the units sold in the Company’s Initial Public Offering, from March 12, 2021 to June 30, 2021.

F-S-34

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of LiveVox Holdings, Inc. and subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of LiveVox Holdings, Inc. and subsidiaries (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020 in conformity with U.S. generally accepted accounting principles.

Adoption of New Accounting Standard

As discussed in Note 2 to the consolidated financial statements, the Company changed its method for accounting for leases in 2020.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2014.

Salt Lake City, Utah

March 30, 2021

F-S-35

LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

As of December 31, 2020 and 2019

(In thousands, except per share data)

	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$18,098	$14,910
Restricted cash, current	1,368	171
Accounts receivable, net	13,817	16,388
Deferred sales commissions, current	1,521	1,028
Prepaid expenses and other current assets	2,880	2,430

Total current assets	37,684	34,927
Property and equipment, net	3,505	4,337
Goodwill	47,481	47,461
Intangible assets, net	18,688	22,877
Operating lease right-of-use assets	3,858	—
Deposits and other	2,334	537
Deferred sales commissions, net of current	3,208	2,495
Restricted cash, net of current	100	1,432

Total assets	$116,858	$114,066

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,521	$2,490
Accrued expenses	11,667	11,974
Deferred revenue, current	1,140	738
Term loan, current	1,440	1,152
Operating lease liabilities, current	1,353	—
Finance lease liabilities, current	392	739

Total current liabilities	19,513	17,093
Long term liabilities:
Line of credit	4,672	—
Deferred revenue, net of current	237	60
Term loan, net of current	54,604	55,901
Operating lease liabilities, net of current	3,088	—
Finance lease liabilities, net of current	38	368
Deferred tax liability, net	193	320
Other long-term liabilities	372	2,106

Total liabilities	82,717	75,848

Commitments and contingencies (Note 8 and 20)
Stockholders’ equity:
Common stock, $0.01 par value per share; 1 shares authorized as of December 31, 2020 and 2019; 1 shares issued and outstanding as of December 31, 2020 and 2019	—	—
Additional paid-in capital	59,175	58,619
Accumulated other comprehensive loss	(206)	(218)
Accumulated deficit	(24,828)	(20,183)

Total stockholders’ equity	34,141	38,218

Total liabilities & stockholders’ equity	$116,858	$114,066

The accompanying notes are an integral part of these consolidated financial statements.

F-S-36

LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Years Ended December 31, 2020, 2019 and 2018

(In thousands, except per share data)

	2020	2019	2018
Revenue	$102,545	$92,755	$77,177
Cost of revenue	39,476	38,253	33,457

Gross profit	63,069	54,502	43,720
Operating expenses
Sales and marketing expense	29,023	24,423	15,926
General and administrative expense	14,291	16,938	9,720
Research and development expense	20,160	16,607	12,357

Total operating expense	63,474	57,968	38,003

Income (loss) from operations	(405)	(3,466)	5,717
Interest expense	3,890	3,320	3,281
Other expense (income), net	154	(22)	144

Total other expense, net	4,044	3,298	3,425
Pre-tax income (loss)	$(4,449)	$(6,764)	$2,292
Provision for income taxes	196	149	406

Net income (loss)	$(4,645)	$(6,913)	$1,886

Comprehensive income (loss):
Net income (loss)	(4,645)	(6,913)	1,886

Other comprehensive income (loss)	12	(48)	(70)

Comprehensive income (loss)	(4,633)	(6,961)	1,816

Net income (loss) per share—basic and diluted	$(4,645)	$(6,913)	$1,886
Weighted average shares outstanding—basic and diluted	1	1	1

The accompanying notes are an integral part of these consolidated financial statements.

F-S-37

LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity

For the Years Ended December 31, 2020, 2019 and 2018

(In thousands)

	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total
	Shares	Amount
Balance at December 31, 2017	1	$—	$58,619	$(100)	$(16,964)	$41,555
Net reduction to opening accumulated deficit due to adoption of ASC 340 (1)					1,808	1,808
Foreign currency translation adjustment				(70)		(70)
Net income					1,886	1,886

Balance at December 31, 2018	1	$—	$58,619	$(170)	$(13,270)	$45,179

Foreign currency translation adjustment				(48)		(48)
Net loss					(6,913)	(6,913)

Balance at December 31, 2019	1	$—	$58,619	$(218)	$(20,183)	$38,218

Foreign currency translation adjustment				12		12
Stock-based compensation			556			556
Net loss					(4,645)	(4,645)

Balance at December 31, 2020	1	$—	$59,175	$(206)	$(24,828)	$34,141

(1)	Accounting Standards Codification (“ASC”) 340-40, Costs to Fulfill a Contract

The accompanying notes are an integral part of these consolidated financial statements.

F-S-38

LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2020, 2019 and 2018

(In thousands)

	2020	2019	2018
Cash flows provided by operating activities:
Net income (loss)	$(4,645)	$(6,913)	$1,886
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,876	1,559	1,384
Amortization of identified intangible assets	4,189	3,335	3,259
Amortization of deferred loan origination costs	143	154	225
Amortization of deferred sales commissions	1,259	889	547
Non-cash lease expense	1,241	—	—
Stock compensation expense	556	—	—
Bad debt expense	636	340	250
Loss on disposition of asset	54	—	13
Deferred income tax benefit	(127)	(288)	25
Changes in Assets and Liabilities
Accounts receivable	1,934	(4,439)	(2,295)
Other assets	(2,296)	(379)	(820)
Deferred sales commissions	(2,465)	(1,599)	(1,491)
Accounts payable	1,015	966	(436)
Accrued expenses	(1,666)	5,510	1,542
Deferred revenue	579	655	(54)
Operating lease liabilities	(1,281)	—	—
Other long-term liabilities	68	1,778	27

Net cash provided by operating activities:	1,070	1,568	4,062
Investing activities:
Purchases of property and equipment	(753)	(1,140)	(670)
Acquisition of businesses, net of cash acquired	(20)	(11,018)	—

Net cash used in investing activities:	(773)	(12,158)	(670)
Financing activities:
Proceeds from borrowing on term loans	—	13,635	10,171
Repayment on loan payable	(1,152)	(844)	(450)
Proceeds from drawdown on line of credit	4,672	—	—
Repayments on finance lease obligations	(752)	(1,038)	(706)

Net cash provided by financing activities	2,768	11,753	9,015

Effect of foreign currency translation	(12)	(62)	20
Net increase in cash, cash equivalents and restricted cash	3,053	1,101	12,427
Cash, cash equivalents, and restricted cash beginning of period	16,513	15,412	2,985

Cash, cash equivalents, and restricted cash end of period	$19,566	$16,513	$15,412

Supplemental disclosure of cash flow information:
Interest paid	$3,768	$3,329	$3,125
Income taxes paid	241	228	111
Supplemental schedule of noncash investing activities:
Equipment and software acquired under capital lease obligations	$74	$403	$1,167
Additional right-of-use assets	997	—	—

The accompanying notes are an integral part of these consolidated financial statements

F-S-39

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets (in thousands):

	2020	2019	2018
Cash and cash equivalents	$18,098	$14,910	$15,412
Restricted cash, current	1,368	171	—
Restricted cash, net of current	100	1,432	—

Total cash, cash equivalents and restricted cash	$19,566	$16,513	$15,412

F-S-40

LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

1.	Organization

LiveVox Inc. was first incorporated in Delaware in 1998 under the name “Tools for Health” and in 2005 changed its name to “LiveVox, Inc.” LiveVox Holdings, Inc. (together with its subsidiaries, the “Company,” “LiveVox,” “we,” “us” or “our”) is a Delaware corporation formed on February 25, 2014, for the purpose of acquiring LiveVox, Inc. The Company is wholly owned by LiveVox TopCo, LLC, which is majority owned by funds affiliated with Golden Gate Capital, a major US private equity firm. On March 21, 2014, LiveVox, Inc. and its subsidiaries were acquired (the “Acquisition”) by the Company. LiveVox, Inc. is a Delaware corporation with its principal United States operations located in San Francisco, California; New York City, New York, Columbus, Ohio and Atlanta, Georgia. LiveVox, Inc. has three main operating subsidiaries, LiveVox Colombia SAS which is wholly owned with an office located in Medellin, Colombia, LiveVox Private Solutions, LTD with an office located in Bangalore, India and Speech IQ, LLC located in Columbus, Ohio. Additionally, LiveVox, Inc. has a wholly owned subsidiary, LiveVox International, Inc. that is incorporated in Delaware. LiveVox, Inc. and LiveVox International, Inc. own 99.99% and 0.01%, respectively, of LiveVox Private Solutions, LTD.

LiveVox is engaged in the business of developing and marketing a cloud-hosted Contact Center as a Service customer engagement platform that leverages microservice technology to rapidly innovate and scale digital engagement functionality that also incorporates the capabilities of fully integrated multichannel enabled Customer Relationship Management and Workforce Optimization applications. LiveVox’s customers are located primarily in the United States. LiveVox’s services are used to initiate and manage customer contact campaigns primarily for companies in the accounts receivable management, tele- sales and customer care industries.

2.	Summary of Significant Accounting Policies

a)	Basis of Presentation and Principles of Consolidation

The consolidated financial statements of the Company are prepared using the accrual basis method of accounting in accordance with accounting principles generally accepted in the United States of America. All intercompany transactions and balances have been eliminated in consolidation.

b)	Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act of 1933, as amended (“Securities Act”) registration statement declared effective or do not have a class of securities registered under the Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to nonemerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

c)	Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and

F-S-41

LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates, and such differences could be material to the Company’s consolidated financial position and results of operations, requiring adjustment to these balances in future periods. Significant items subject to such estimates and assumptions include, but are not limited to, the determination of the useful lives of long-lived assets, allowances for doubtful accounts, fair value of goodwill and long-lived assets, fair value of incentive awards, establishing standalone selling price, valuation of deferred tax assets, income tax uncertainties and other contingencies, including the Company’s ability to exercise its right to repurchase incentive options from terminated employees.

d)	Segment Information

The Company has determined that its Chief Executive Officer is its chief operating decision maker. The Company’s Chief Executive Officer reviews financial information presented on a consolidated basis for purposes of assessing performance and making decisions on how to allocate resources. Accordingly, the Company has determined that it operates in a single reportable segment.

e)	Foreign Currency Translation

The financial position and results of the Company’s international subsidiaries are measured using the local currency as the functional currency. Revenues and expenses have been translated into U.S. dollars at average exchange rates prevailing during the periods. Assets and liabilities have been translated at the rates of exchange on the balance sheet date. The resulting translation gain and loss adjustments are recorded directly as a separate component of stockholders’ equity (accumulated other comprehensive loss), unless there is a sale or complete liquidation of the underlying foreign investments, or the adjustment is inconsequential.

f)	Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash, cash equivalents and accounts receivable approximate their fair values due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of debt and capital lease obligations approximates fair value. The Company’s OBIP and VCIP accrued liability for awards deemed probable of repurchase is measured at fair value on a recurring basis and is classified as Level 3 within the fair value hierarchy.

g)	Liquidity and Capital Resources

LiveVox’s consolidated financial statements have been prepared assuming the Company will continue as a going concern for twelve (12) months from the date of issuance of the consolidated financial statements, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company’s main sources of liquidity were cash generated by operating cash flows and debt. For the years ended December 31, 2020, 2019 and 2018, the Company’s cash flow from operations was $1.1 million, $1.6 million, and $4.1 million, respectively. The increase in cash for the years ended December 31, 2020, 2019 and 2018 was $3.1 million, $1.1 million, and $12.4 million, respectively. The Company had restricted cash related to the holdback amount for the two acquisitions the Company made in 2019. The Company had $1.5 million as of December 31, 2020 and $1.6 million as of December 31, 2019, and $0 in restricted

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LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

cash as of December 31, 2018, included in the change in cash. The Company’s primary use of cash is for operation and administrative activities including employee related expenses, and general, operating and overhead expenses. Future capital requirements will depend on many factors, including the Company’s customer growth rate, customer retention, timing and extent of development efforts, the expansion of sales and marketing activities, the introduction of new and enhanced services offerings, the continuing market acceptance of the Company’s services, effective integration of acquisition activities, and maintaining the Company’s bank credit facility. The ongoing COVID-19 pandemic, which has had a broad global impact, may have a material effect on the Company. On March 17, 2020, as a precautionary measure to ensure financial flexibility and maintain liquidity in response to the COVID-19 pandemic, LiveVox drew down approximately $4.7 million under the revolving portion of the Amended Credit Facility (as defined below). While the potential economic impact brought by, and the duration of, COVID-19 may be difficult to predict, a widespread pandemic could result in significant disruption of global financial markets, reducing the Company’s ability to access capital, which could in the future negatively affect the Company’s liquidity. In addition, the Company’s business, other business activities performed by third parties the Company relies upon and operations of the Company’s customers could be adversely affected by the effects of the recent COVID-19 pandemic. While the Company believes additional financing is available from its parent company, Golden Gate Capital, and will continue to be available to support current levels of operations, the Company believes it has sufficient financial resources for at least the next 12 months from the date of this report.

h)	Debt Discount and Issuance Costs

The Company’s debt issuance costs and debt discount are recorded as a direct reduction of the carrying amount of the debt liability and are amortized to interest expense over the contractual term of the term loan.

i)	Cash, cash equivalents and restricted cash

Cash and cash equivalents are stated at fair value. The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents. The Company limits its credit risk associated with the cash and cash equivalents by placing investments with banks it believes are highly credit worthy. The Company has exposure to credit risk to the extent cash balances exceed amounts covered by Federal deposit insurance. At December 31, 2020 and December 31, 2019, the Company had no cash equivalents, and cash consisted of bank deposits. Restricted cash consists entirely of amounts held back from stockholders of the Company’s two acquired businesses for indemnifications of outstanding liabilities. Such amounts are retained temporarily for a period ranging from of 3.5 to 22.5 months and then remitted to the applicable stockholders; net of fees paid for indemnification liabilities. Since restricted cash amounts represent funds held for others, there is also a corresponding liability account. As of December 31, 2020, the Company has identified $1.5 million as restricted cash as management’s intention is to use this cash for the specific purpose of fulfilling the obligations associated with the holdback amount from a recent acquisition. As of December 31, 2019, the Company had $1.6 million in restricted cash.

j)	Accounts Receivable

Trade accounts receivable are stated net of any write-offs and the allowance for doubtful accounts, at the amount the Company expects to collect. The Company performs ongoing credit evaluations of its

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LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

customers and generally does not require collateral unless a customer has previously defaulted. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectability of specific customer accounts: aging of the account receivable, customer creditworthiness, past transaction history with the customer, current economic and industry trends, and changes in customer payment trends. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. At December 31, 2020, 2019 and 2018, the allowance for doubtful accounts was $1.3 million, $1.0 million and $0.7 million, respectively. Accounts receivable are charged off against the allowance for doubtful accounts after all means of collection have been exhausted and the potential for recovery is considered remote. Recoveries of accounts receivable previously written off are recorded as income when received. There were no accounts receivable recoveries during the years ended December 31, 2020, 2019 and 2018. Bad debt expense recorded for the years ended December 31, 2020, 2019 and 2018 was $0.7 million, $0.3 million and $0.2 million, respectively. Accounts written off for the years ended December 31, 2020, 2019 and 2018 was $0.3 million, $0.3 million and $0.5 million, respectively.

k)	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs, including planned major maintenance activities, are charged to expense as incurred. When assets are retired or disposed, the asset’s original cost and related accumulated depreciation are eliminated from the accounts and any gain or loss is reflected in the consolidated statements of operations and comprehensive income (loss). Amortization expense on capitalized software is included in depreciation expense. Depreciation of leasehold improvements is recorded over the shorter of the estimated useful life of the leasehold improvement or lease terms that are reasonably assured.

Depreciation of property and equipment is provided using the straight-line method based on the following estimated useful lives:

Years
Computer equipment	3 - 5
Computer software	3
Furniture and fixtures	5 - 10
Leasehold improvements	5
Website development	2

l)	Identified Intangible Assets

On March 21, 2014, LiveVox, Inc. and subsidiaries were acquired by LiveVox Holdings, Inc. On October 16, 2019, the Company acquired the rights to certain assets of Teckst Inc. On December 16, 2019, the Company acquired the rights to Speech IQ, LLC. The acquisitions resulted in identified marketing-based, technology-based, customer-based and trademark-based intangible assets. The fair value of the identified assets was determined as of the date of the acquisition by management with the

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LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

assistance of an independent valuation firm. The identified intangible assets are being amortized using the straight-line method based on the following estimated useful lives:

Years
Marketing-based	7
Technology-based	4 - 10
Customer-based	7 - 16
Trademark-based	4

m)	Goodwill

Goodwill represents the excess of the purchase price of acquired business over the fair value of the underlying net tangible and intangible assets. Through the year ended December 31, 2019, the Company performed its annual impairment review of goodwill at December 31, and when a triggering event occurs between annual impairment tests. In anticipation of the reporting requirements in connection with being a public company, the Company changed the date of its annual goodwill impairment test to October 1, effective for the year 2020.

During the years ended December 31, 2020, 2019 and 2018, no triggering events have occurred that would require an impairment review of goodwill outside of the required annual impairment review. Refer to Note 5 for more information.

In testing for goodwill impairment, the Company first assesses qualitative factors. If based on the qualitative assessment, it is determined that it is more likely than not that the fair value of the Company’s single reporting unit is less than its carrying amount, including goodwill, the Company will perform the quantitative impairment test in accordance with Accounting Standards Codification (“ASC”) 350-20-35, as amended by Accounting Standards Update (“ASU”) 2017-04, to determine if the fair value of the reporting unit exceeds its carrying amount. If the fair value is determined to be less than the carrying value, an impairment charge is recorded for the amount by which the reporting unit’s carrying amount exceeds its fair value, limited to the total amount of goodwill allocated to that reporting unit. No impairment charges were recorded during the years ended December 31, 2020, 2019 and 2018.

n)	Impairment of Long-Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset and long-lived assets to be disposed of are reported at the lower of the carrying amount or fair value. No impairment loss was recognized during the years ended December 31, 2020, 2019 and 2018.

o)	Amounts Due to Related Parties

In the ordinary course of business, the Company has and expects to continue to have transactions, including borrowings, with its stockholders and affiliates. Refer to Note 10 for more information.

p)	Concentration of Risk

Customer Concentration:

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and accounts receivable. Risks associated with cash are mitigated using what

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LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

the Company considers creditworthy institutions. The Company performs ongoing credit evaluations of its customers’ financial condition. Substantially all the Company’s assets are in the United States. The Company’s customers are primarily in the receivables management, tele-sales and customer care industries.

During calendar year 2020, substantially all the Company’s revenue was generated in the United States. For the years ended December 31, 2020, 2019 and 2018, the Company did not have any customers that individually represented 10% or more of the Company’s total revenue or whose accounts receivable balance at December 31, 2020 and 2019 individually represented 10% or more of the Company’s total accounts receivable.

Supplier Concentration:

The Company relies on third parties for telecommunication, bandwidth, and co-location services that are included in cost of sales. At December 31, 2020, two vendors accounted for approximately 55% of the Company’s accounts payable. At December 31, 2019, one vendor accounted for approximately 14% of the Company’s accounts payable. No other single vendor exceeded 10% of the Company’s accounts payable in 2020 and 2019. The Company believes there could be a material impact on future operating results should a relationship with an existing supplier cease.

q)	Revenue Recognition

The Company recognizes revenue in accordance with U.S. generally accepted accounting principles, pursuant to the Financial Accounting Standards Board (“FASB”) ASC 606, Revenue from Contracts with Customers.

The Company derives substantially all of its revenues by providing cloud-based contact center voice products under a usage-based model, with prices calculated on a per-call or, more typically, a per-minute basis and contracted minimum usage in accordance with the terms of the underlying agreements. Other immaterial ancillary revenues are derived from call recording, local caller identification packages, performance/speech analytics, text messaging services and professional services billed monthly on primarily usage-based fees and to a lesser extent, fixed fees. Revenues are recognized when control of these services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those services excluding amounts collected on behalf of third parties such as sales taxes, which are collected on behalf of and remitted to governmental authorities based on local tax law.

We determine revenue recognition through the following steps:

a.	Identification of the contract, or contracts, with a customer;

b.	Identification of the performance obligations in the contract;

c.	Determination of the transaction price;

d.	Allocation of the transaction price to the performance obligations in the contract; and

e.	Recognition of revenue when, or as, the performance obligations are satisfied.

We enter into contracts that can include various combinations of services, each of which are distinct and accounted for as separate performance obligations. Our cloud-based contact center solutions typically include a promise to provide continuous access to our hosted technology platform solutions through one of our data centers. Arrangements with customers do not provide the customer with the

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LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

right to take possession of the Company’s software platform at any time. Our performance obligations are satisfied over time as the customer simultaneously receives and consumes the benefits as we perform our services. Our contracts typically range from annual to three-year agreements with payment terms of net 10-60 days. As the services provided by the Company are generally billed monthly there is not a significant financing component in the Company’s arrangements.

The Company’s arrangements typically include monthly minimum usage commitments and specify the rate at which the customer must pay for actual usage above the monthly minimum. Additional usage in excess of contractual minimum commitments are deemed to be specific to the month that the usage occurs, since the minimum usage commitments reset at the beginning of each month. We have determined these arrangements meet the variable consideration allocation exception and therefore, we recognize contractual monthly commitments and any overages as revenue in the month they are earned.

The Company has service-level agreements with customers warranting defined levels of uptime reliability and performance. Customers may receive credits or refunds if the Company fails to meet such levels. If the services do not meet certain criteria, fees are subject to adjustment or refund representing a form of variable consideration. The Company records reductions to revenue for these estimated customer credits at the time the related revenue is recognized. These customer credits are estimated based on current and historical customer trends, and communications with its customers. Such customer credits have not been significant to date.

For contracts with multiple performance obligations, we allocate the contract price to each performance obligation based on its relative standalone selling price (SSP). We generally determine SSP based on the prices charged to customers. In instances where SSP is not directly observable, such as when we do not sell the service separately, we determine the SSP using information that generally includes market conditions or other observable inputs.

Professional services for configuration, system integration, optimization or education are billed on a fixed-price or on a time and material basis and are performed by the Company directly or, alternatively, customers may also choose to perform these services themselves or engage their own third-party service providers. Professional services revenue, which represents less than 1% of revenue, is recognized over time as the services are rendered.

Deferred revenues represent billings or payments received in advance of revenue recognition and are recognized upon transfer of control. Balances consist primarily of annual or multi-year minimum usage agreements not yet provided as of the balance sheet date. Deferred revenues that will be recognized during the succeeding twelve-month period are recorded as deferred revenues, current in the consolidated balance sheets, with the remainder recorded as deferred revenue, net of current in the Company’s consolidated balance sheets.

r)	Costs to Obtain Customer Contracts (Deferred Sales Commissions)

Sales commissions are paid for initial contracts and expansions of existing customer contracts. Sales commissions and related expenses are considered incremental and recoverable costs of acquiring customer contracts. These costs are capitalized and amortized on a straight-line basis over the anticipated period of benefit, which the Company has estimated to be five years. The Company determined the period of benefit by taking into consideration the length of the Company’s customer contracts, the customer attrition rate, the life of the technology provided and other factors. Amortization expense is recorded in sales and marketing expense within the Company’s consolidated statements of operations and comprehensive income (loss).

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LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

s)	Advertising

The Company expenses non-direct response advertising costs as they are incurred. There were no advertising costs capitalized during the years ended December 31, 2020, 2019 and 2018. Advertising expense for the years ended December 31, 2020, 2019 and 2018 was approximately $0.6 million, $0.4 million and $0.1 million, respectively. Advertising expense is included under “Sales and marketing expense” in the accompanying consolidated statements of operations and comprehensive income (loss).

t)	Research and Development Costs

Research and development costs, not related to the development of internal use software, are charged to operations as incurred. Research and development expenses primarily include payroll and employee benefit, consulting services, travel related, and software and support costs.

u)	Software Development Costs

The Company capitalizes costs of materials, consultants, payroll, and payroll-related costs of employees incurred in developing internal-use software after certain capitalization criteria are met and includes these costs in computer software. Refer to Note 4 for additional information. Software development costs are expensed as incurred until preliminary development efforts are successfully completed, management has authorized and committed project funding, and it is probable that the project will be completed and the software will be used as intended. To date, all software development costs have been charged to research and development expense in the accompanying consolidated statements of operations and comprehensive income (loss). There were no capitalized software development costs related to internal-use software during the years ended December 31, 2020, 2019 and 2018.

v)	Income Taxes

Deferred Taxes:

The Company accounts for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recognized for the future tax consequences arising from the temporary differences between the tax basis of an asset or liability and its reported amount in the consolidated financial statements, as well as from net operating loss and tax credit carryforwards. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will be paid or refunds received, as provided for under currently enacted tax law. A valuation allowance is provided for deferred tax assets that, based on available evidence, are not expected to be realized. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

Uncertain Tax Positions:

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. The Company does not believe its consolidated financial statements include any uncertain tax positions. It is the Company’s policy to recognize interest and penalties accrued on any unrecognized tax benefit as a component of income tax expense.

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LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Enactment of the Tax Cuts and Jobs Act in 2017 subjects a U.S. shareholder to current tax on global intangible low-taxed income (“GILTI”) earned by certain foreign subsidiaries. Under U.S. GAAP, an entity can make an accounting policy election to either recognize deferred taxes for temporary differences expected to reverse as GILTI in future years or provide for the tax expense related to GILTI resulting from those items in the year of the GILTI inclusion (i.e., as a period expense). The Company has elected to recognize the tax on GILTI as a period expense in the period of inclusion. As such, no deferred taxes are recorded on the Company’s temporary differences that might reverse as GILTI in future years.

w)	Employee and Non-Employee Incentive Plans

During 2014, the Company established two bonus incentive plans, the Value Creation Incentive Plan (which we refer to as the “VCIP”) and the Option-based Incentive Plan (which we refer to as the “OBIP”), pursuant to which eligible participants will receive a predetermined bonus based on the Company’s equity value at the time of a liquidity event, if the stockholder return associated with the liquidity event exceeds certain thresholds (as defined in the VCIP and OBIP). All of the Company’s executive officers and certain other key employees are eligible to participate in the VCIP and certain other employees are eligible to participate in the OBIP. Awards under the VCIP and OBIP are subject to both time-based and performance-based vesting conditions. Awards under the VCIP and OBIP generally time vest over 5 years and performance vest upon certain liquidity event conditions, subject to continued service through the vesting dates. Under the VCIP, the value at payoff is further adjusted based on the stockholder returns resulting from the liquidity event while the OBIP has a minimum stockholder return. For a portion of each award, the liquidity event condition can be met post termination of service, as long as the time-based vesting period has been completed. The awards under the VCIP and OBIP may be settled in cash or shares, depending on the nature of the underlying liquidity event. As of December 31, 2020, the total value of the incentive plans was $21.2 million, of which $13.7 million had met the time-based vesting condition. As of December 31, 2019, the total value of the incentive plans was $17.7 million, of which $10.5 million had met the time-based vesting condition. The VCIP is structured as a percentage of stockholder returns following a liquidity event for which 15% is allocated for distribution and, as of December 31, 2020, we have granted 9.3%, of which 5.7% have met the time-based vesting condition. As of December 31, 2019, we have granted 9.4%, of which 5.3% have met the time-based vesting condition. The OBIP has 2.0 million potential award units and we have granted 1.8 million award units as of December 31, 2020, of which 1.5 million have met the time-based vesting condition. As of December 31, 2019, we have granted 1.9 million award units of which 1.4 million have met the time-based vesting condition. For accounting purposes, the vested awards based on time-based conditions are not reflected as issued or outstanding in the accompanying consolidated statements of stockholders’ equity until the liquidity event is met. The Company also has an option to repurchase both awards at an amount deemed to be fair value for which the time-based vesting period has been completed, contingent on the employee’s termination of service. Because vesting and payment under the VCIP and OBIP is contingent upon a liquidity event, the Company will not record compensation expense until a liquidity event occurs or unless they are repurchased, in which case the Company has recorded compensation expense equal to the repurchase amount. The liability accrued for the two plans was $0.3 million as of December 31, 2020 and 2019 for the awards deemed probable of repurchase. The Company remeasures the awards’ fair value at each reporting period. These awards are reflected as Level 3 in the fair value table.

The fair value used by the Company has historically been determined by the LiveVox board of directors with assistance of management. The LiveVox board of directors has determined the fair value at each reporting period by considering a number of objective and subjective factors including

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LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

important developments in the Company’s operations, valuations performed by an independent third party, actual results and financial performance, the conditions in the CCaaS industry and the economy in general, volatility of comparable public companies, among other factors.

During 2019, the LiveVox board of directors approved a one-time management liquidity program, in which certain executives with time-based vested VCIP awards were liquidated and paid out in cash. The Company has recorded this event as compensation expense within cost of revenue and operating expenses within the financial statements for the year ended December 31, 2019 in the amount of $8.7 million, of which $4.3 million is recorded in accrued bonuses and was paid out in fiscal 2020. There were no compensation expenses related to VCIPs in 2018.

On October 31, 2020, the Company amended the VCIP and OBIP to expand the definition of a liquidity event to include a transaction where the Company merges with a special purpose acquisition company (which we refer to as a “SPAC”). In the event the Company merges with a SPAC, the vested VCIPs and OBIPs can be settled in cash, shares of the SPAC or a combination of both, at the sole discretion of the Company.

During 2020 and 2019, the Company repurchased in cash a portion of time-based vested OBIPs and VCIPs from terminated employees at an amount deemed to be fair value. These transactions were recorded within the Company’s consolidated financial statements within cost of revenue and operating expenses as compensation expense for the years ended December 31, 2020 and 2019 in the amounts of $0.8 million and $0.1 million, respectively. There were no compensation expenses related to repurchases in 2018.

During 2019, LiveVox TopCo established a Management Incentive Unit program whereby the LiveVox board of directors has the power and discretion to approve the issuance of Class B Units that represent management incentive units (which we call “Management Incentive Units” or “MIU” or the “Units”) to any manager, director, employee, officer or consultant of the Company or its subsidiaries. Vesting begins on the date of issuance, and the Management Incentive Units vest ratably over five years with 20% of the Management Incentive Units vesting on the first anniversary of a specified vesting commencement date, and then quarterly thereafter, subject to the grantee’s continued employment with the Company on the applicable vesting date. Vesting of the Management Incentive Units will accelerate upon consummation of a “sale of the company,” which is defined by the LiveVox TopCo limited liability company agreement as (i) the sale or transfer of all or substantially all of the assets of LiveVox TopCo on a consolidated basis or (ii) any direct or indirect sale or transfer of a majority of interests in LiveVox TopCo and its subsidiaries on a consolidated basis, as a result of any party other than certain affiliates of Golden Gate Capital obtaining voting power to elect the majority of LiveVox TopCo’s governing body. Since the aforementioned SPAC does not meet the limited liability company agreement’s definition of a sale, it would not cause acceleration in vesting of the unvested Units and the Units will continue to vest based on the service condition.

If a Management Incentive Unit holder terminates employment, any vested Management Incentive Units as of the termination date will be subject to a repurchase option held by LiveVox TopCo or funds affiliated with Golden Gate Capital. The option to repurchase can be exercised for one year beginning on the latter of (a) the Management Incentive Unit holder’s termination date and (b) the 181st day following the initial acquisition of the Management Incentive Units by the Management Incentive Unit holder. The repurchased Management Incentive Units will be valued at fair market value as of the date that is 30 days prior to the date of the repurchase. However, if the fair market value is less than or equal to the participation threshold of the vested Management Incentive Units, the Management Incentive Units may be repurchased for no consideration.

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LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

On December 19, 2019, 3,518,096 Class B Units were issued to twelve recipients. The Company records compensation expense for the issued and outstanding Units based on the service condition reduced for actual forfeited Units. The Company recognizes compensation expense on a straight-line basis over the requisite service period of five years. For the year ended December 31, 2020, $0.6 million of stock-based compensation expense related to the Management Incentive Units has been recorded in the Company’s statement of operations. For the year ended December 31, 2019, stock-based compensation expense related to the Management Incentive Units was immaterial. As of December 31, 2020, unrecognized stock-based compensation expense was approximately $2.2 million to be amortized over 5 years. Stock-based compensation for Management Incentive Units is measured based on the grant date fair value of the award.

x)	Recently Adopted Accounting Pronouncements

In March 2016, the FASB issued ASU No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This ASU simplifies several aspects of the accounting for share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. The Company adopted the standard on January 1, 2020 with the implementation of the Management Incentive Unit plan. The Company recorded compensation expense of $0.6 million and $0 for the years ended December 31, 2020 and 2019 for the issued and outstanding units, respectively.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e. lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Accounting Standards Codification (“ASC 842”) provides a lessee with an option to not account for leases with a term of 12 month or less as leases in the scope of ASC 842. The Company elected the available practical expedients to enable the preparation of financial information upon adoption. Therefore, the Company did not reassess prior conclusions on whether contracts are or contain a lease, lease classification, and initial direct costs. The Company did not use hindsight when determining the lease term. The adoption of ASC 842 resulted in the recognition of operating lease liabilities of $4.7 million and operating lease right-of-use, or ROU, assets of $4.0 million, net of deferred rent. The Company’s accounting for finance leases remained substantially unchanged. See Note 7 for more information.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820) – Changes to the Disclosure Requirements for Fair Value Measurement. The ASU eliminates certain disclosure requirements for fair value measurements for all entities and modifies some disclosure requirements. This ASU is effective for the Company’s fiscal year beginning after December 15, 2019, with early adoption permitted. The Company adopted the standard on January 1, 2020. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

y)	Recently Issued Accounting Pronouncements

As an emerging growth company (“EGC”), the JOBS Act allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies. The Company has elected to use this extended transition period

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LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

under the JOBS Act until such time the Company is no longer considered to be an EGC. The adoption dates discussed below reflect this election.

ASU 2018-15—Intangibles—Goodwill and Other—Internal Use Software (Subtopic 350-40)

In August 2018, the FASB issued ASU 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract (“ASU 2018-15”), which clarifies the accounting for implementation costs in cloud computing arrangements. The guidance is effective for public business entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. For all other entities, for annual reporting periods beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021. The Company will adopt this standard effective January 1, 2021. The Company does not expect the adoption of ASU 2018-15 to have a material impact on the Company’s financial position and results of operations.

ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses: Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets. The new model uses a forward-looking expected loss method, which will generally result in earlier recognition of allowances for losses. In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, which clarifies that receivables arising from operating leases are not within the scope of Topic 326, Financial Instruments—Credit Losses. Instead, impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842, Leases. In April 2019, the FASB issued ASU 2019- 04, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, which clarifies treatment of certain credit losses. In May 2019, the FASB issued ASU 2019-05, Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief, which permits an entity, upon adoption of ASU 2016-13, to irrevocably elect the fair value option (on an instrument-by-instrument basis) for eligible financial assets measured at amortized cost basis. In November 2019, the FASB issued ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, which included various narrow-scope improvements and clarifications. In November 2019, FASB issued ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842). The guidance is effective for public business entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. For all other entities, for annual reporting periods beginning after December 15, 2022 and interim periods within those fiscal years. The Company will adopt this standard effective January 1, 2023. The Company is currently evaluating the impact this pronouncement will have on its consolidated financial statements.

ASU No. 2019-12, Income Taxes (Topic 740)

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740), which enhances and simplifies various aspects of the income tax accounting guidance, including requirements such as tax basis step-up in goodwill obtained in a transaction that is not a business combination, ownership changes in investments and interim-period accounting for enacted changes in tax law. The guidance is effective for public business entities for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. For all other entities, for annual reporting periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The

F-S-52

LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Company will adopt this standard effective January 1, 2022. The Company is currently evaluating the impact this pronouncement will have on its consolidated financial statements.

3.	Revenue

Contract Balance

The following table provides information about accounts receivable, net, and contract liabilities from contracts with customers. The Company did not have any contract assets as of December 31, 2020 or December 31, 2019 (in thousands):

	December 31, 2020	December 31, 2019
Accounts receivable, net	$13,817	$16,388
Contract liabilities, current (deferred revenue)	1,140	738
Contract liabilities, non-current (deferred revenue)	237	60

Contract liabilities, non-current are recorded in deferred revenue, net of current, and contract liabilities, current are recorded in deferred revenue, current, respectively.

Changes in the contract liabilities balances are as follows (in thousands):

	December 31, 2020	December 31, 2019	$ Change
Contract liabilities (deferred revenue)	$1,377	$798	$579

The increase in deferred revenue was due to billings in advance of performance obligations being satisfied, net of revenue recognized for services rendered during the period. Revenue of $0.7 million was recognized during the year ended December 31, 2020 which were included in the deferred revenue balance at the beginning of the period.

Remaining Performance Obligations

The Company’s contract terms typically range from one to three years. Revenue as of December 31, 2020 that has not yet been recognized was approximately $105.0 million and represents the contracted minimum usage commitments and does not include an estimate of additional usage in excess of contractual minimum commitments. The Company expects to recognize revenue on the remaining performance obligations over the next 36 months.

4.	Property and Equipment

Property and equipment consisted of the following at December 31, 2020 and December 31, 2019 (in thousands):

	2020	2019
Computer software	$1,226	$977
Computer equipment	7,965	7,594
Furniture and fixtures	1,152	1,114
Leasehold improvements	1,064	535

Total	11,407	10,220
Accumulated depreciation and amortization	(7,902)	(5,883)

Property and equipment, net	$3,505	$4,337

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LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Depreciation and amortization expense for property and equipment for the years ended December 31, 2020, 2019 and 2018 totaled $1.9 million, $1.6 million and $1.4 million, respectively. Amortization of computer software charged to operations for the years ended December 31, 2020, 2019 and 2018 was $0.2 million, $0.2 million and $0.2 million, respectively, and is included in depreciation expense.

5.	Goodwill and Identified Intangible Assets

Goodwill

Goodwill was recorded as a result of the acquisition of the Company in 2014 by funds affiliated with Golden Gate Capital and the acquisitions made by the Company in 2019 for Teckst Inc. and SpeechIQ LLC.

During the fourth quarter of 2020, the Company completed its annual goodwill impairment test. Based on its assessment of the qualitative factors, the Company’s management concluded that the fair value of the Company’s goodwill was more likely than not greater than its carrying amount as of October 1, 2020. As such, it was not necessary to perform the step 1 quantitative goodwill impairment test. Subsequent to the 2020 annual impairment test, the Company believes there have been no significant events or circumstances negatively affecting the valuation of goodwill. For the years ended December 31, 2020, 2019 and 2018, there was no impairment to the carrying value of the Company’s goodwill.

Intangible Assets

Intangible assets were acquired in connection with the Company’s acquisition from Golden Gate Capital, Teckst Inc. and SpeechIQ LLC in March 2014, October 2019, and December 2019, respectively.

For the years ended December 31, 2020, 2019 and 2018, amortization expense related to the Company’s identified intangible assets was $4.2 million, $3.3 million and $3.3 million, respectively. On the face of the consolidated statements of operations amortization of technology-based intangible assets is included within cost of revenue, and amortization of marketing-based and customer-based intangible assets are included within sales and marketing expense.

Identified intangible assets consisted of the following at December 31, 2020 (in thousands):

	Cost	Accumulated Amortization	Carrying Amount	Weighted Average Remaining Life (In Years)
Marketing-based	$1,400	$(1,144)	$256	2.59
Technology-based	18,300	(13,484)	4,816	2.56
Customer-based	22,100	(8,484)	13,616	9.05

	$41,800	$(23,112)	$18,688

Identified intangible assets consisted of the following at December 31, 2019 (in thousands):

	Cost	Accumulated Amortization	Carrying Amount	Weighted Average Remaining Life (In Years)
Marketing-based	$1,400	$(912)	$488	2.88
Technology-based	18,300	(11,043)	7,257	3.36
Customer-based	22,100	(6,968)	15,132	10.05

	$41,800	$(18,923)	$22,877

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LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Future amortization of identified intangible assets at December 31, 2020 is shown below (in thousands):

Amount
2021	$3,932
2022	2,881
2023	2,591
2024	1,730
2025 and beyond	7,554

Total future identified intangible asset amortization	$18,688

6.	Accrued Expenses

Accrued expenses consisted of the following at December 31, 2020 and 2019 (in thousands):

	2020	2019
Accrued bonuses	$3,602	$6,959
Accrued paid time-off	2,240	1,747
Accrued commissions	1,036	1,019
Other accrued expenses	4,789	2,249

Total accrued liabilities	$11,667	$11,974

7.	Leases and ASC 842 Adoption Impact

The Company has leases for offices, data centers and other computer and networking equipment that expire at various dates through 2027. The Company’s leases have remaining terms of one to seven years, and some of the leases include a Company option to extend the leases. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. As the Company’s leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The Company has elected the practical expedient on not separating lease components from non-lease components for right-of-use assets.

The Company adopted ASC 842 using the modified retrospective method on January 1, 2020. The most significant impact of the adoption of ASC 842 was the recognition of right-of-use, or ROU, assets and lease liabilities for operating leases. The Company’s accounting for finance leases remained substantially unchanged. The adoption of ASC 842 did not have a material impact on the Company’s operating results or cash flows, nor the Company’s compliance with its financial covenants associated with its credit facility.

The components of lease expenses were as follows (in thousands):

	Year ended December 31,
	2020	2019	2018
Operating lease cost	$1,515	$—	$—

Finance lease cost:
Amortization of right-of-use assets	$534	$522	$465
Interest on lease liabilities	59	119	115

Total finance lease cost	$593	$641	$580

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LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Supplemental cash flow information related to leases was as follows (in thousands):

	Year ended December 31,
	2020	2019	2018
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash used in operating leases	$1,608	$—	$—
Financing cash used in finance leases	810	1,022	932
Right of use assets obtained in exchange for lease obligations:
Operating leases	997	—	—
Finance leases	74	—	—

Supplemental balance sheet information related to leases was as follows (in thousands):

	December 31, 2020	December 31, 2019
Operating leases
Operating lease right-of-use assets	$3,858	$—

Operating lease liabilities:
Operating lease	$1,353	$—
Operating lease liabilities—less current portion	3,088	—

Total operating lease liabilities	$4,441	$—

Finance leases
Property and equipment, gross	$2,182	$1,953
Less: accumulated depreciation and amortization	(1,159)	(664)

Property and equipment, net	$1,023	$1,289

Finance lease liabilities:
Finance leases	$392	$739
Finance lease liabilities—less current portion	38	368

Total finance lease liabilities	$430	$1,107

Weighted average remaining terms were as follows:

	December 31,	December 31,
	2020	2019
Weighted average remaining lease term
Operating leases	3.64 years	3.87 years
Finance leases	1.05 years	1.55 years

Weighted average discount rates were as follows:

	December 31,	December 31,
	2020	2019
Weighted average discount rate
Operating leases	6.9%	—
Finance leases	7.6%	7.5%

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LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Maturities of lease liabilities were as follows (in thousands):

As of December 31, 2020	Operating Leases	Finance Leases
2021	$1,596	$408
2022	1,546	28
2023	1,093	12
2024	349	—
2025 and beyond	415

Total lease payments	4,999	448
Less: imputed interest	(558)	(18)

Total	$4,441	$430

As of December 31, 2020, the Company did not have any operating leases that had not yet commenced.

Impact on Consolidated Balance Sheet

The impact of the adoption of ASC 842 on select consolidated balance sheet line items, was as follows (in thousands):

	As Reported 12/31/2019	Adoption of ASC 842	As Adjusted 1/1/2020
Assets:
Operating lease right-of-use assets	$—	$4,023	$4,023
Liabilities:
Operating lease liabilities	—	1,247	1,247
Operating lease liabilities – net of current portion	—	3,478	3,478

8.	Borrowings Under Term Loan and Line of Credit

At December 31, 2020 and 2019, term loan borrowings were as follows (in thousands):

	2020	2019
Total term loan obligations	$56,044	$57,053
Less current portion of term loan	(1,440)	(1,152)

Long-term loan obligations	$54,604	$55,901

On February 28, 2018, LiveVox entered into an amendment to its term loan and revolving credit facility with PNC Bank originally dated November 7, 2016 (as so amended the “Credit Facility”) to provide for a $45.0 million term loan, a $5.0 million line of credit and a $1.5 million letter of credit sub-facility. The agreement governing the Credit Facility has a five-year term ending November 7, 2021.

The Credit Facility is collateralized by a first-priority perfected security interest in substantially all the assets of the Company and is subject to certain financial covenants before and after a covenant conversion date. Covenant conversion may be elected early by the Company if certain criteria are met, including, but not limited to meeting fixed charge coverage and liquidity ratio targets as of the most recent twelve-month period. Prior to the covenant conversion date, the Company is required to maintain minimum levels of liquidity and recurring revenue. As of the covenant conversion date, the Company is required to maintain

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LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

the Fixed Charge Coverage Ratio and Leverage Ratio (as defined in the Credit Facility) measured on a quarter-end basis for the four-quarter period ending on each such date through the end of the agreement.

The Company may elect that the term and revolving loans bear interest under a base rate or a LIBOR rate definition within the Credit Facility. LIBOR interest elections are for one, two or three-month periods. Loans are termed as either a Base Rate loan or LIBOR Rate loan and can be a combination of both.

On December 16, 2019, the Company amended the Credit Facility (as amended, the “Amended Credit Facility”), increasing the term loan borrowing therein by $13.9 million to $57.6 million and amending certain terms and conditions. The Amended Credit Facility reset the minimum recurring revenue covenant and qualified cash amounts through December 31, 2021 and extended the quarterly measurement dates through September 30, 2023. The Amended Credit Facility also reset the mandatory covenant commencement date of the Fixed Charge Coverage Ratio and Leverage Ratio (as defined in the Amended Credit Facility) to March 31, 2022 and reset the applicable ratio amounts. Under the Amended Credit Facility, principal on the term loan is to be repaid in quarterly installments of $0.3 million beginning on March 31, 2020 through December 31, 2020, $0.4 million on March 31, 2021 through December 31, 2021, and $0.7 million on each quarter thereafter. During the years ended December 31, 2020, 2019 and 2018, term loan repayments made by the Company totaled $1.2 million, $0.8 million and $0.5 million, respectively. All other terms and conditions of the original Credit Facility remain in effect.

LiveVox, Inc. will account for previously deferred original issue discount and loan fees in the amount of $0.3 million related to the November 7, 2016 Credit Agreement and First Amendment to Credit Agreement dated February 28, 2018 by amortizing and recording to interest expense over the remaining term of the amended credit agreement. Third party loan fees totaling $0.1 million associated with the $13.9 million increase of the term loan are expensed upon close of the loan, and the original issue discount of $0.3 million will be amortized over the loan term. Total unamortized loan costs associated with the term loan totaled $0.4 and $0.6 million at December 31, 2020 and 2019, respectively and are recorded within term loan, net of current portion. The Company was in compliance with all debt covenants at December 31, 2020 and 2019 and was in compliance with all debt covenants as of the date of issuance of these financial statements. There was no unused borrowing capacity under the term loan portion of the Amended Credit Facility at December 31, 2020 and 2019. On March 17, 2020, as a precautionary measure to ensure financial flexibility and maintain maximum liquidity in response to COVID-19 pandemic, LiveVox drew down approximately $4.7 million under the revolving portion of the Amended Credit Facility.

Aggregate principal maturities of the term loan as of December 31, 2020 was as follows (in thousands):

Period	Amount to Mature
2021	$1,440
2022	2,880
2023	52,134

Total	$56,454

The net carrying amount of the liability component of the term loan was as follows (in thousands):

	December 31, 2020	December 31, 2019
Principal	$56,454	$57,606
Unamortized issuance costs	(410)	(553)

Net carrying amount	$56,044	$57,053

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LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

9.	Letters of Credit

On November 8, 2016, the Company established an irrevocable letter of credit in the amount of $0.3 million using a sub-facility under the Credit Facility, to serve as a security deposit for the Company’s San Francisco office. The letter of credit automatically extends for one-year periods from the expiration date, September 10, 2017, unless written notice is presented to the beneficiary at least sixty (60) days prior to the expiration date. During 2017, the Company expanded its San Francisco office with lease terms that required an additional $0.1 million deposit. On April 26, 2017, the Company’s irrevocable letter of credit was amended, increasing the total amount to $0.5 million and providing for decreases in the letter of credit as specified in the lease, in the amount of $0.1 million on each of the following dates: February 1, 2019, February 3, 2020, February 1, 2021 and February 1, 2022. All other terms and conditions remained the same.

10.	Related Party Transactions

The Company pays quarterly management fees plus reimbursement of expenses incurred on behalf of the Company to funds affiliated with Golden Gate Capital, its majority shareholder. During the year ended December 31, 2020, management fees and expense reimbursements totaled $0.5 million and $0, respectively. As of December 31, 2020, there was no balance outstanding.

During the year ended December 31, 2019, management fees, expense reimbursements and acquisition related expenses totaled $0.4 million, $0.1 million, and $0.6 million respectively, of which $0.5 million was unpaid as of December 31, 2019. During the year ended December 31, 2018, management fees and expense reimbursements totaled $0.3 million and $0.1 million, respectively, of which $0 was unpaid at December 31, 2018.

The Company pays monthly board of director fees plus reimbursement of expenses incurred on behalf of the Company to two members of the Company’s board of directors. During the year ended December 31, 2020, board of director fees and expense reimbursements totaled $0.5 million and $0, respectively. As of December 31, 2020, the unpaid balance of board of director fees due to related parties was $0.

During the year ended December 31, 2019, board of director fees and expense reimbursements totaled $0.5 million and $0, respectively. As of December 31, 2019, the unpaid balance of board of director fees due to related parties was $0. The Company also performed a one-time management liquidity program, in which certain executives with vested VCIP awards were liquidated and paid out, which resulted in $0.3 million in related expenses incurred to a Director of the Board. During the year ended December 31, 2018, board of director fees and expense reimbursements totaled $0.5 million and $0, respectively. As of December 31, 2018, the unpaid balance of board of director fees due to related parties was $0. No related party accounts receivable were outstanding as of December 31, 2020, 2019 and December 31, 2018.

11.	Stockholders’ Equity

At December 31, 2020 and 2019, the Company had authorized 1,000 shares of $0.01 par value common stock, of which 1,000 shares were issued and outstanding. There is no preferred stock issued and outstanding as of December 31, 2020 and 2019. The cumulative translation adjustment and accumulated deficit is included in Stockholders’ Equity.

At December 31, 2020 and 2019, the cumulative translation adjustment totaled $0.2 million and $0.2 million, respectively. The Company’s accumulated deficit totaled $24.8 million and $20.2 million at December 31, 2020 and 2019, respectively.

F-S-59

LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

12.	Stock-Based Compensation

Stock-based compensation expenses related to Management Incentive Units for the years ended December 31, 2020, 2019 and 2018 were as follows (in thousands):

	Year December 31,
	2020	2019	2018
Cost of Revenue	$57	$—	$—
Sales and marketing	113	—	—
General and administrative	273	—	—
Research and development	113	—	—

Total stock-based compensation expenses	$556	$—	$—

As of December 31, 2020, unrecognized stock-based compensation expense by award type and their expected weighted-average recognition periods are summarized in the following table (in thousands):

Management Incentive Units
Unrecognized stock-based compensation expense	$2,223
Weighted-average amortization period	4.0 years

For the twelve months ended December 31, 2020 there were no new grants, vesting or forfeitures. The Company estimates the fair value of each Management Incentive Unit on the date of grant using a Monte Carlo simulation and using the assumptions disclosed in the table below. The holding period is the expected period until a major liquidity event is expected to occur. The expected volatility assumption is based on the historical volatility of a peer group of publicly traded companies. The discount for lack of marketability is driven by (i) the assumed participation threshold as outlined in Management Incentive Units Agreements and (ii) the assumed holding period of two years. The risk-free rate for the expected term of the awards is based on U.S. Treasury zero-coupon issues at the time of grant.

The weighted average assumptions used to value Management Incentive Units during the periods presented are as follows:

	Years ended December 31,
	2020	2019	2018
Holding period	2.0	2.0	—
Volatility	45.0%	45.0%	—
Discount for lack of marketability	28.0%	28.0%	—
Risk-free rate	1.6%	1.6%	—

F-S-60

LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Management Incentive Units activities for the years ended December 31, 2018, 2019 and 2020 are summarized as follows:

	Number of shares	Weighted Average Grant Date Fair Value	Holding Period (in years)
Balance at December 31, 2018	—	—	—

Granted	3,518,096	0.79	2
Vested	—	—	—
Forfeited	—	—	—

Balance at December 31, 2019	3,518,096	0.79	2

Granted	—	—	—
Vested	—	—	—
Forfeited	—	—	—

Balance at December 31, 2020	3,518,096	$0.79	2

13.	Analysis of the Change in Cumulative Foreign Currency Translation Adjustments

Accumulated other comprehensive loss represents foreign currency translation items associated with the Company’s foreign operations. Following is an analysis of the changes in the cumulative foreign currency translation adjustment account (in thousands):

Amount
Accumulated other comprehensive loss—December 31, 2020	$(206)
Foreign currency translation adjustment	12

Accumulated other comprehensive loss—December 31, 2019	(218)
Foreign currency translation adjustment	(48)

Accumulated other comprehensive loss—December 31, 2018	$(170)

14.	Geographic Information

Disaggregation of Revenue

The following table disaggregates the Company’s revenue by geographic area for the years ended December 31, 2020, 2019 and 2018 (in thousands):

	Year ended December 31,
	2020	2019	2018
United States	$97,034	$90,522	$75,135
Americas (excluding United States)	1,870	1,227	1,112
Asia	3,509	864	877
Europe	132	142	53

Total revenue	$102,545	$92,755	$77,177

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LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

The following table summarizes total property and equipment, net in the respective locations (in thousands):

	December 31, 2020	December 31, 2019
United States	$3,174	$4,011
Americas (excluding United States)	192	193
Asia	139	133

Property & equipment, net	$3,505	$4,337

The geographical location of the Company’s customers effects the nature, amount, timing and uncertainty of revenue and cash flows due to the potential for unfavorable and uncertain regulatory, political, economic and tax conditions. These uncertainties can impact the amount of revenues recognized through price adjustments and uncertainty of cash flows that may arise due to local regulations.

15.	Business Combinations

Teckst, Inc.

On October 16, 2019 the Company entered into an agreement with the shareholders of Teckst, Inc., a provider of an enterprise grade two-way messaging platform, for the purchase of specific assets and liabilities that meet the definition of a business under ASC 805. The total aggregate purchase price amounted to $2.0 million, of which $1.6 million of cash was paid immediately to Teckst’s shareholders. In addition, there is $0.4 million in Holdback Amount that will be used to satisfy any indemnity claims made by the Company after the closing date. The Holdback Amount is recorded in Restricted Cash and is expected to be paid out in 8 months, 15 months and 37 months following the close date in the amounts of $0.2 million, $0.2 million and $0.1 million, respectively. Acquisition related expenses amount to $0.4 million. The Company performed this acquisition to acquire the technology owned by Teckst and accelerate its product timeline for the related services Teckst offered.

The Company recorded the acquired tangible and identifiable intangible assets and liabilities assumed based on their estimated fair values. The excess of the consideration transferred over the aggregate fair values of the assets acquired and liabilities assumed was recorded as goodwill. The amount of goodwill recognized was primarily attributable to the expected contributions of the entity to the overall corporate strategy in addition to synergies and assembled workforce of the acquired business. The fair value assigned to identifiable intangible assets acquired was based on estimates and assumptions made by management using an income approach method.

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LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

The acquisition of Teckst was accounted for under ASC 805, Business Combinations, using the acquisition method of accounting. As a result, the Company determined its allocation of the fair values of the assets acquired, and liabilities assumed at the acquisition date are as follows (in thousands):

Fair Value
Assets acquired:
Accounts receivable	123
Deposits and other	10
Intangible assets:
Customer relationship	600
Technology	700

Total assets acquired	1,433

Liabilities assumed:
Accounts payable	91
Accrued expenses	13

Total liabilities assumed	104

Net identifiable assets acquired	1,329
Goodwill	697

Total consideration transferred	$2,026

The identified intangible assets acquired as part of this business combination were customer relationships and developed technology recorded at their fair values of $0.6 million and $0.7 million, respectively with their estimated useful lives of 7 years and 5 years, respectively. Intangible assets are amortized on a straight-line basis.

Revenue from assets acquired from Teckst Inc. to December 31, 2019 were immaterial. Acquisition related expenses amounted to $0.4 million and are recorded within the General & Administrative section of the Statements of Operations. Pro Forma adjustments have not been presented as the impact to the Company’s consolidated financial statements were not material.

SpeechIQ

On December 16, 2019, the Company entered into an agreement with the shareholders of SpeechIQ, LLC, a provider of speech analytics solutions for contact centers, and other parties affiliated with the shareholder for the purchase of the entire share capital of SpeechIQ, LLC that meets the definition of a business under ASC 805. The total aggregate purchase price was $9.0 million of which $7.9 million of cash was paid to SpeechIQ’s shareholders. In addition, there is $1.2 million in Holdback Amount that will be used to satisfy any indemnity claims made by the Company after the closing date. The Holdback Amount is recorded in Restricted Cash and is expected to be paid out in 15 months after the close date. Acquisition related expenses amounted to $0.4 million. The Company performed this acquisition to acquire the technology owned by SpeechIQ and accelerate its product timeline for the related services SpeechIQ offered. Goodwill recognized of $4.5 million is deductible for tax purposes. The amount of goodwill recognized was primarily attributable to the expected contributions of the entity to the overall corporate strategy in addition to synergies and assembled workforce of the acquired business.

The Company recorded the acquired tangible and identifiable intangible assets and liabilities assumed based on their estimated fair values. The excess of the consideration transferred over the aggregate fair values of the assets acquired and liabilities assumed was recorded as goodwill. The fair value assigned to identifiable

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LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

intangible assets acquired was based on estimates and assumptions made by management using an income approach method. Intangible assets are amortized on a straight-line basis.

The acquisition of SpeechIQ was accounted for under ASC 805, Business Combinations, using the acquisition method of accounting. As a result, the Company determined its allocation of the fair values of the assets acquired, and liabilities assumed at the acquisition date are as follows (in thousands):

Fair Value
Assets acquired:
Cash	$48
Accounts receivable	417
Deposits and other	30
Property and equipment	6
Intangible assets:
Trademarks	300
Customer relationship	2,300
Technology	1,600

Total assets acquired	4,701

Liabilities assumed:
Accounts payable	151
Accrued expenses	17

Total liabilities assumed	168

Net identifiable assets acquired	4,533
Goodwill	4,507

Total consideration transferred	$9,040

The identified intangible assets acquired as part of this business combination were trademarks used in marketing, customer relationships and developed technology recorded at their fair values of $0.3 million $2.3 million and $1.6 million, respectively, with their estimated useful lives of 4 years, 10 years and 4 years, respectively.

Revenue from SpeechIQ, LLC to December 31, 2019 was immaterial. Acquisition related expenses amounted to $0.1 million and are recorded within the General & Administrative section of the Statements of Operations. Pro Forma adjustments have not been presented as the impact to the Company’s consolidated financial statements were not material.

F-S-64

LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

16.	Income Taxes

The provision for income taxes charged to operations consisted of the following for the years ended December 31, 2020, 2019 and 2018 (in thousands):

	2020	2019	2018
Current tax expense:
Federal	$(2)	$(2)	$(4)
State	8	188	86
Foreign	317	251	298

Total current tax expense:	323	437	380

Deferred tax expense:
Federal	2	2	4
State	(124)	(282)	25
Foreign	(5)	(8)	(3)

Total deferred current tax expense (benefit):	(127)	(288)	26

Provision for income taxes	$196	$149	$406

A reconciliation between the Company’s federal statutory tax rate and its effective tax rate for the years ended December 31, 2020, 2019 and 2018 is as follows:

	2020	2019	2018
Federal statutory tax rate	21.00%	21.00%	21.00%
State tax, net of federal benefit	3.93%	0.55%	4.72%
Meals and entertainment	(1.07)%	(1.69)%	2.78%
Global intangible low-taxed income inclusion	(2.41)%	(1.07)%	0.00%
Share-based compensation	(2.83)%	0.00%	0.00%
Prior year provision to return true-up	(2.13)%	(1.16)%	(0.20)%
Change in valuation allowance	(18.90)%	(19.94)%	(13.20)%
Foreign tax differential and permanent items	(2.27)%	0.07%	2.06%
Other	(0.08)%	(0.06)%	0.55%

Effective tax rate	(4.76)%	(2.30)%	17.71%

F-S-65

LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities consisted of the following at December 31, 2020 and 2019 (in thousands):

	2020	2019
Deferred tax assets:
Net operating loss carryforward	$9,779	$8,437
Compensation accruals	675	1,698
Foreign tax credits	552	585
Bad debt reserve	321	245
Interest expense limitation	274	558
Goodwill	78	175
Lease liability	1,119	—
Other	187	175

Total deferred tax assets	12,985	11,873
Deferred tax liabilities:
Capitalized commissions	(1,192)	(894)
Right of use asset	(972)	—
Fixed assets depreciation	(143)	(232)
Other intangibles amortization	(3,423)	(4,424)
Other	(25)	—

Total deferred tax liabilities	(5,755)	(5,550)
Net deferred tax assets before valuation allowance	7,230	6,323
Valuation allowance	(7,423)	(6,643)

Net deferred tax liabilities	$(193)	$(320)

At December 31, 2020, the Company had available federal and combined state net operating loss carryforwards which may offset future taxable income of $23.4 million and $66.9 million, respectively, with varying expirations from 2022 through 2035. In addition, the Company has federal net operating loss carryforwards at December 31, 2020, of $4.1 million that do not expire. There were insufficient federal and state deferred tax liabilities to offset the federal and state deferred tax assets at December 31, 2020 and 2019; therefore, based on this and other available evidence, management believes it is more likely than not that the net federal and state deferred assets of LiveVox will not be fully realized. Therefore, the Company has recorded valuation allowances in the amounts of $7.4 million and $6.6 million as of December 31, 2020 and 2019, respectively.

Past ownership changes and other equity transactions have triggered Section 382 and 383 provisions of the Internal Revenue Code, resulting in certain annual limitations on the utilization of existing federal and state net operating losses and credits. Such provisions limit the potential future tax benefit to be realized by the Company from its accumulated net operating losses and credits.

Historically, the Company had not accrued a provision for U.S. deferred taxes or foreign withholding taxes on undistributed earnings of the Company’s wholly owned foreign subsidiaries because it was the intention of management to reinvest the undistributed earnings indefinitely in foreign operations. Undistributed earnings are generally no longer subject to U.S. tax upon repatriation beginning January 1, 2018; however, undistributed earnings may remain subject to state income and foreign withholding taxes. It remains the intention of management to reinvest the undistributed earnings indefinitely in foreign operations. The Company also believes that any such state income or foreign withholding taxes would be immaterial.

F-S-66

LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

On March 27, 2020, the Coronavirus Aid, Relief and Economic Security (“CARES”) Act was enacted and signed into law. The CARES Act contains certain income tax relief provisions, including a modification to the limitation of business interest expense for tax years beginning in 2019 and 2020. The modification to the interest expense limitation increases the allowable business interest deduction from 30% of adjusted taxable income to 50% of adjusted taxable income. This modification resulted in the allowance of additional interest expense for the Company, resulting in an increase in its net operating loss carryforwards. The Company does not anticipate any other material tax impacts from the CARES Act.

The Company files income tax returns in the U.S. federal jurisdiction, various state jurisdictions, India and Colombia. The tax returns are subject to statutes of limitations that vary by jurisdiction. At December 31, 2020, the Company remains subject to income tax examinations in the U.S. for tax years 2017 through 2019, and in various states for tax years 2016 through 2019. However, due to the Company’s net operating loss carry forwards in various jurisdictions, tax authorities have the ability to adjust carry forwards related to closed years.

17.	Retirement Benefit Plan

The Company amended its existing 401(k) plan (the “Plan”) effective on July 1, 2018. The amended Plan covers eligible employees immediately upon employment with the Company. Participants may contribute up to a maximum percentage of their annual compensation to the Plan as determined by the Company limited to the maximum annual amount set by the Internal Revenue Service. The Plan provides for traditional tax-deferred and Roth 401(k) contribution options. Prior to the Plan amendment, the Company did not provide a matching contribution. The Company began matching fifty percent of the employee contribution up to a maximum of two-hundred dollars per pay period, limited to twenty-four hundred dollars annually, upon adoption of the Plan. One hundred percent of the employer match vests immediately. The Company made matching contributions totaling $0.8 million, $0.6 million and $0.3 million during the years ended December 31, 2020, 2019 and 2018, respectively.

18.	Fair Value Measurement

An assets and liability classification within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The valuation techniques used maximize the use of relevant observable inputs and minimize the use of unobservable inputs. Three levels of inputs may be used to measure fair value as follows:

Level 1—Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2—Includes other inputs that are directly or indirectly observable in the marketplace.

Level 3—Unobservable inputs that are supported by little or no market activity.

The Company’s OBIP and VCIP accrued liability for awards deemed probable of repurchase is measured at fair value on a recurring basis and is classified as Level 3 within the fair value hierarchy. There were no other assets or liabilities measured at fair value on a recurring basis at December 31, 2020 and 2019 and there were no gains or losses recognized during the years ended December 31, 2020, 2019 and 2018.

F-S-67

LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

The following table sets forth the fair value of the Company’s assets and liabilities at December 31, 2020 (in thousands):

	Level 1	Level 2	Level 3	Totals
Cash and cash equivalents	$18,098	$—	$—	$18,098
Restricted cash	1,468	—	—	1,468

Total assets	$19,566	$—	$—	$19,566

Term loan	—	56,044	—	56,044
Capital lease obligations	—	430	—	430
OBIP/VCIP liability	—	—	286	286

Total liabilities	$—	$56,474	$286	$56,760

The following table sets forth the fair value of the Company’s assets and liabilities at December 30, 2019 (in thousands):

	Level 1	Level 2	Level 3	Totals
Cash and cash equivalents	$14,910	$—	$—	$14,910
Restricted cash	1,603	—	—	1,603

Total assets	$16,513	$—	$—	$16,513

Term loan	—	57,053	—	57,053
Capital lease obligations	—	1,107	—	1,107
OBIP/VCIP liability	—	—	286	286

Total liabilities	$—	$58,160	$286	$58,446

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. Observable or market inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s assumptions based on the best information available.

As of December 31, 2020 the fair value of the term loan approximated its carrying value. The fair value was determined based on observable inputs on the price of the term loan in the market and has been classified as Level 2 of the fair value hierarchy. The Company’s OBIP and VCIP accrued liability for awards deemed probable of repurchase is measured at fair value on a recurring basis and is classified as Level 3 within the fair value hierarchy.

The changes in fair value of the Level 3 liabilities are as follows (amounts in thousands):

	December 31, 2020	December 31, 2019
Balance, beginning of the year	$286	$—
Accrued liability	—	286
Payments	—	—

Balance, end of the year	$286	$286

F-S-68

LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

19.	Basic and diluted (loss) earnings per share

Basic net (loss) earnings per share is calculated by dividing net (loss) earnings by the weighted average number of shares of common stock outstanding during the period, and excludes any dilutive effects of employee stock-based awards. Diluted net (loss) earnings per share is computed giving effect to all potentially dilutive shares of common stock, including common stock issuable upon vesting of stock based payment awards. For the years ended December 31, 2020, 2019 and 2018, the Company did not have any dilutive shares.

The computation of (loss) earnings per share and weighted average shares of the Company’s common stock outstanding for the years ended December 31, 2020, 2019 and 2018 are as follows (in thousands, except per share data):

	Year Ended
	2020	2019	2018
Numerator:
(Loss) income attributable to common stockholders—basic and diluted	$(4,645)	$(6,913)	$1,886
Denominator:
Weighted average shares outstanding—basic and diluted	1	1	1
(Loss) earnings per share:
Basic and diluted	$(4,645)	$(6,913)	$1,886

The VCIP and OBIP awards are not included in weighted average shares outstanding for basic and diluted (loss) earnings per share as they represent contingently issuable shares and the conditions were not met at the end of the periods. Class B units are not considered participating securities as they do not participate in dividends by LiveVox Holdings, Inc. to LiveVox TopCo, LLC (i.e., the parent entity that issued Class B Units) and therefore, would not be included in the calculation of both the basic or diluted (loss) earnings per share.

20.	Commitments and Contingencies

Commitments

As of December 31, 2020 and 2019, $56.5 million and $57.6 million of the term loan principal was outstanding, respectively. The term loan is due November 7, 2023. See Note 8 for more information.

Contingencies

The Company is subject to the possibility of various gain or loss contingencies arising in the ordinary course of business that will ultimately be resolved depending on future events. The Company considers the likelihood of loss or impairment of an asset, or the incurrence of a liability, as well as the ability to reasonably estimate the amount of loss, in determining loss contingencies. An estimated loss contingency is accrued when information available prior to issuance of the consolidated financial statements indicates that it is probable that an asset has been impaired or a liability has been incurred at the date of the consolidated financial statements, and the amount or range of loss can be reasonably estimated. Legal costs are expensed as incurred. Gain contingencies are not recognized until they’re realized or realizable.

F-S-69

LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

Indemnification Agreements

The Company has entered into indemnification agreements with our directors, officers and certain employees that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors, officers or employees. There are no claims that we are aware of that could have a material effect on our consolidated balance sheet, consolidated statement of operations and comprehensive loss, or consolidated statement of cash flow.

Litigation and Claims

From time to time and in the ordinary course of business, the Company may be subject to various claims, charges, investigations, and litigation.

The Company is engaged in four collection actions against former customers who defaulted in their contractual obligations. Three of those customers have filed counterclaims against LiveVox, also alleging breach of contract. LiveVox is vigorously defending against these counterclaims while pursuing its own claims and believes that the counterclaims are without merit. The Company does not expect that any of the three cases will have a material adverse effect on its business operations or financial position. As of the date of issuance of these financial statements, a potential loss as a result of the aforementioned cases is neither probable nor estimable.

21.	Subsequent Events

Merger Agreement

On January 13, 2021 the Company signed a Merger Agreement contemplating a merger with Crescent Acquisition Corp, a publicly traded special purpose acquisition company. The consummation of the merger is expected to result in the Company becoming the publicly traded platform. The Company expects this transaction to close in the second quarter of 2021, subject to the satisfaction of certain closing conditions.

Acquisition

On February 5, 2021, the Company entered into a Unit Purchase Agreement (the “Acquisition Agreement”) in connection with a pending acquisition opportunity (the “2021 Acquisition”). The 2021 Acquisition is subject to customary purchase price adjustments and the total consideration transferred is contingent upon certain factors set forth in the Acquisition Agreement, up to a maximum cash consideration of $7 million that is due by September 2021. In connection with the 2021 Acquisition, the $1.1 million holdback related to the acquisition of SpeechIQ LLC was released, net of holdback adjustments.

Lease Agreement

On February 15, 2021, the Company entered into a new lease to rent approximately 27,746 for the 9th and 10th floor of office space located in Bengaluru, India. The lease is for 5 years, beginning on February 15, 2021 with an option to renew for subsequent periods on the same terms and conditions as the prior term. Base rent is approximately $49,400 per month for the first 10 months of the lease, with the rate increasing by approximately 5% on each anniversary of the lease. The company is responsible for paying its share of building and common area expenses. The Company is entitled to full rent abatement for the first 3 months of the lease term. The Company will pay to the landlord a security deposit in the amount of approximately $0.3 million, which may be drawn down in the event of the Company defaults under the lease.

F-S-70

LIVEVOX HOLDINGS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements

All of the effects of subsequent events that provide additional evidence about conditions that existed at the consolidated balance sheet date, including the estimates inherent in the process of preparing the consolidated financial statements, are recognized in the consolidated financial statements. Subsequent events have been evaluated through March 30, 2021, which is the date the consolidated financial statements were available to be issued.

F-S-71

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

CRESCENT ACQUISITION CORP,

FUNCTION ACQUISITION I CORP,

FUNCTION ACQUISITION II LLC,

LIVEVOX HOLDINGS, INC.,

and

GGC SERVICES HOLDCO, INC.,

IN ITS CAPACITY AS THE STOCKHOLDER REPRESENTATIVE

DATED AS OF JANUARY 13, 2021

A-i

4.20	Insurance	A-31
4.21	Interested Party Transactions	A-31
4.22	Information Supplied	A-31
4.23	Anti-Bribery; Anti-Corruption	A-32
4.24	Customs & International Trade; Sanctions	A-32
4.25	Indebtedness	A-33
4.26	Suppliers	A-33
4.27	Customers	A-33
4.28	Disclaimer of Other Warranties	A-34

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB		A-35
5.1	Organization and Qualification	A-35
5.2	Parent Subsidiaries	A-35
5.3	Capitalization	A-35
5.4	Authority Relative to this Agreement	A-37
5.5	No Conflict; Required Filings and Consents	A-38
5.6	Compliance; Approvals	A-38
5.7	Parent SEC Reports and Financial Statements	A-38
5.8	Absence of Certain Changes or Events	A-39
5.9	Litigation	A-39
5.10	Business Activities	A-40
5.11	Parent Material Contracts	A-40
5.12	Parent Listing	A-40
5.13	Trust Account	A-40
5.14	Taxes	A-41
5.15	Information Supplied	A-41
5.16	Employees; Benefit Plans	A-42
5.17	Board Approval; Stockholder Vote	A-42
5.18	Title to Assets	A-42
5.19	Affiliate Transactions	A-42
5.20	Forward Purchase Agreement	A-42
5.21	PIPE Investment	A-43
5.22	Investment Company Act; JOBS Act	A-43
5.23	No Undisclosed Liabilities	A-43
5.24	Brokers	A-44
5.25	Disclaimer of Other Warranties	A-44

ARTICLE VI CONDUCT PRIOR TO THE CLOSING DATE		A-45
6.1	Conduct of Business by the Company and the Company Subsidiaries	A-45
6.2	Conduct of Business by Parent, First Merger Sub and Second Merger Sub	A-48

ARTICLE VII ADDITIONAL AGREEMENTS		A-50
7.1	Proxy Statement; Special Meeting	A-50
7.2	Certain Regulatory Matters	A-52
7.3	Other Filings; Press Release	A-53
7.4	Confidentiality; Communications Plan; Access to Information	A-53
7.5	Reasonable Best Efforts	A-55
7.6	No Parent Securities Transactions	A-55
7.7	No Claim Against Trust Account	A-55
7.8	Disclosure of Certain Matters	A-56
7.9	Securities Listing	A-56
7.10	No Solicitation	A-56

A-ii

7.11	Trust Account	A-57
7.12	Directors’ and Officers’ Liability Insurance	A-57
7.13	Tax Matters	A-58
7.14	Section 16 Matters	A-59
7.15	Qualification as an Emerging Growth Company	A-59
7.16	Board of Directors	A-59
7.17	Payoff of Borrowed Indebtedness	A-59
7.18	Insufficient Parent Cash; Additional Purchase Right	A-59
7.19	Forward Purchase Transaction	A-59
7.20	Equity Incentive Plan	A-60
7.21	Release	A-60
7.22	Employment Matters	A-60
7.23	D&O Indemnification Agreements	A-60
7.24	Stockholders Agreement	A-60
7.25	PIPE Investment	A-61
7.26	Required Extension	A-61

ARTICLE VIII CONDITIONS TO THE TRANSACTION		A-62
8.1	Conditions to Obligations of Each Party’s Obligations	A-62
8.2	Additional Conditions to Obligations of the Company	A-62
8.3	Additional Conditions to the Obligations of Parent, First Merger Sub and Second Merger Sub	A-63

ARTICLE IX TERMINATION		A-64
9.1	Termination	A-64
9.2	Notice of Termination; Effect of Termination	A-66

ARTICLE X NO SURVIVAL		A-66
10.1	No Survival	A-66

ARTICLE XI GENERAL PROVISIONS		A-66
11.1	Stockholder Representative	A-66
11.2	Notices	A-68
11.3	Interpretation	A-70
11.4	Counterparts; Electronic Delivery	A-70
11.5	Entire Agreement; Third-Party Beneficiaries	A-70
11.6	Severability	A-70
11.7	Other Remedies; Specific Performance	A-71
11.8	Governing Law	A-72
11.9	Consent to Jurisdiction; Waiver of Jury Trial	A-72
11.10	Independent Counsel	A-73
11.11	Expenses	A-73
11.12	Assignment	A-73
11.13	Amendment	A-73
11.14	Extension; Waiver	A-73
11.15	No Recourse	A-73
11.16	Legal Representation	A-73
11.17	Disclosure Letters and Exhibits	A-75

EXHIBITS

Exhibit A	Form of Support Agreement
Exhibit B	Form of Sponsor Support Agreement
Exhibit C	Form of Parent A&R Charter

A-iii

Exhibit D	Form of Parent A&R Bylaws
Exhibit E	Form of Forward Purchase Agreement
Exhibit F	Form of A&R Registration Rights Agreement

SCHEDULES

Schedule A	Defined Terms

A-iv

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of January 13, 2021, by and among Crescent Acquisition Corp, a Delaware corporation (“Parent”), Function Acquisition I Corp, a Delaware corporation and a direct, wholly owned subsidiary of Parent (“First Merger Sub”), Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Second Merger Sub”), LiveVox Holdings, Inc., a Delaware corporation (the “Company”), and GGC Services Holdco, Inc., a Delaware corporation, solely in its capacity as the representative, agent and attorney-in-fact of the Company Stockholder hereunder (in such capacity, the “Stockholder Representative”). Each of the Company, Parent, First Merger Sub, Second Merger Sub and the Stockholder Representative shall individually be referred to herein as a “Party” and, collectively, the “Parties”. The term “Agreement” as used herein refers to this Agreement and Plan of Merger, as the same may be amended from time to time, and all schedules, exhibits and annexes hereto (including the Company Disclosure Letter and the Parent Disclosure Letter, as defined herein). Defined terms used in this Agreement are listed alphabetically in Schedule A, together with the section and, if applicable, subsection in which the definition of each such term is located.

RECITALS

WHEREAS, Parent is a special purpose acquisition company incorporated in Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the General Limited Liability Company Act of the State of Delaware (the “DLLCA”) and other applicable Legal Requirements (collectively, as applicable based on context, the “Applicable Legal Requirements”), the Parties intend to enter into a business combination transaction by which: (a) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger and a direct, wholly owned subsidiary of Parent as a consequence of the First Merger (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”); and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving entity of the Second Merger (Second Merger Sub, in its capacity as the surviving entity of the Second Merger, is sometimes referred to herein as the “Surviving Entity”);

WHEREAS, for U.S. federal income tax purposes, each of the Parties intends that the First Merger and the Second Merger, taken together, will constitute an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations, and that this Agreement be adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g);

WHEREAS, the board of directors of the Company has unanimously: (a) determined that it is in the best interests of the Company and the stockholder of the Company, and declared it advisable, to enter into this Agreement providing for the Mergers in accordance with the DGCL and DLLCA, as applicable; (b) approved this Agreement and the Transactions, including the Mergers in accordance with the DGCL and DLLCA, as applicable, on the terms and subject to the conditions of this Agreement; and (c) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted by the stockholder of the Company;

WHEREAS, (a) the Company Stockholder has entered into, and simultaneously with entry into this Agreement has delivered to Parent, a support agreement substantially in the form attached hereto as Exhibit A

(the “Support Agreement”) and (b) the holder of all the shares of Company Common Stock will approve and adopt this Agreement, the First Merger and the other Transactions in accordance with Section 251 of the DGCL (the “Company Stockholder Approval”) and agree to be bound by all of the terms of this Agreement through a unanimous written consent pursuant to Section 228 of the DGCL, as promptly as practicable after the execution and delivery of this Agreement, and in any event within 24 hours;

WHEREAS, the board of directors of Parent (the “Parent Board”) has unanimously: (a) determined that it is in the best interests of Parent and the stockholders of Parent, and declared it advisable, to enter into this Agreement providing for the Mergers in accordance with the DGCL and DLLCA, as applicable; (b) approved this Agreement and the Transactions, including the Mergers in accordance with the DGCL and DLLCA, as applicable, on the terms and subject to the conditions of this Agreement; and (c) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted by the stockholders of Parent (the “Parent Recommendation”);

WHEREAS, CFI Sponsor LLC (“Sponsor”), each of the other Persons set forth on Schedule A thereto, the Company and Parent have entered into, and simultaneously with entry into this Agreement have delivered to the Company, a support agreement substantially in the form attached hereto as Exhibit B (the “Sponsor Support Agreement”) pursuant to which, among other things, Sponsor will surrender 7,000,000 Private Placement Warrants and 2,725,000 shares of Parent Class F Stock to Parent for cancellation and vote in favor of the transactions contemplated hereby;

WHEREAS, prior to the Closing and the closing of the PIPE Investment, Parent shall: (a) subject to obtaining the approval of the Parent Stockholder Matters, adopt the Second Amended and Restated Certificate of Incorporation of Parent (the “Parent A&R Charter”) substantially in the form attached hereto as Exhibit C; and (b) adopt the Second Amended and Restated Bylaws of Parent (the “Parent A&R Bylaws”) substantially in the form attached hereto as Exhibit D, in each case, to be effective as of the Closing;

WHEREAS, Parent and Crescent Capital Group Holdings LP (“Crescent”) have entered into, and simultaneously with entry into this Agreement have delivered to the Company, a Forward Purchase Agreement (the “Forward Purchase Agreement”) substantially in the form attached hereto as Exhibit E, whereby, among other things, Crescent has agreed to acquire 2,500,000 Parent Units consisting of 2,500,000 shares of Parent Class A Stock and 833,333 warrants to purchase one share of Parent Class A Stock for an aggregate purchase price of $25 million (the “Forward Purchase Investment Amount”) in a private placement that will close immediately prior to the consummation of the First Merger (such transaction, the “Forward Purchase Transaction”);

WHEREAS, in connection with the consummation of the First Merger, (a) Parent, the Company Stockholder, Crescent and the Sponsor will enter into an amended and restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) substantially in the form attached hereto as Exhibit F pursuant to which, among other things, the Company Stockholder will agree to a lock-up of shares of Parent Class A Stock issued to the Company Stockholder as part of the Final Merger Consideration for a period of 180 days, subject to customary exceptions and (b) Parent, the Company Stockholder, Crescent and the Sponsor will enter into a stockholders agreement in accordance with Section 7.24 (the “Stockholders Agreement”);

WHEREAS, as an inducement to the Company Stockholder to enter into this Agreement, Sponsor has agreed to place 2,743,750 shares of Parent Class F Stock (or shares of Parent Class A Stock issued upon conversion of such shares) held by Sponsor, certain independent directors of Parent or its or their transferees into an escrow account to be released, if at all, on substantially the same terms as the Earn Out Shares (the “Escrow Shares”);

WHEREAS, on or prior to the date hereof, Parent has obtained commitments from certain investors for a private placement of at least 7,500,000 shares of Parent Class A Stock (the “PIPE Investment”) pursuant to the terms of one or more subscription agreements (each, a “Subscription Agreement”) for consideration in an aggregate amount of at least $75,000,000 (the “PIPE Investment Amount”), and such private placements are to be consummated prior to the consummation of the Transactions; and

WHEREAS, the Company Stockholder has provided the Initial Spreadsheet to Parent which is included as Schedule 1.1 of the Company Disclosure Letter, which Initial Spreadsheet demonstrates the allocation of cash and equity consideration to the Company Stockholder and its beneficial owners.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE CLOSING TRANSACTIONS

1.1    Closing. Upon the terms and subject to the conditions of this Agreement, the consummation of the Transactions (the “Closing”) shall occur by electronic exchange of documents at a time and date to be specified in writing by the Parties, which shall be no later than the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other time, date and location as the Parties agree in writing (the date on which the Closing occurs, the “Closing Date”). The Parties agree that the Closing signatures may be transmitted by email pdf files.

1.2    Closing Documents.

(a)    At the Closing, Parent, First Merger Sub or Second Merger Sub shall, as applicable, deliver or have delivered to the Company:

(i)    a certified copy of the Parent A&R Charter issued by the Secretary of State of the State of Delaware;

(ii)    a certificate, dated as of the Closing Date, signed by the Secretary of Parent certifying that the bylaws of Parent attached thereto is a true and correct copy of the Parent A&R Bylaws in effect at the Closing;

(iii)    a copy of the A&R Registration Rights Agreement, duly executed by Parent, Crescent and the Sponsor;

(iv)    a copy of the Second Certificate of Merger, duly executed by the Second Merger Sub;

(v)    copies of resolutions and actions taken by Parent’s, First Merger Sub’s and Second Merger Sub’s board of directors and stockholders (or managers and members, as applicable) in connection with the approval of this Agreement and the Transactions;

(vi)    a copy of the Escrow Agreement, duly executed by Parent and the Escrow Agent;

(vii)    a copy of the Earn Out Escrow Agreement, duly executed by Parent, the Sponsor and the Earn Out Escrow Agent;

(viii)    a copy of the Stockholders Agreement, duly executed by Parent, Crescent and the Sponsor; and

(ix)    (A) all other documents, instruments or certificates required to be delivered by Parent at or prior to the Closing pursuant to Section 8.2; and (B) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the Transactions.

(b)    At the Closing, the Company shall deliver or have delivered to Parent:

(i)    a copy of the First Certificate of Merger, duly executed by the Company;

(ii)    a copy of the A&R Registration Rights Agreement, duly executed by the Company Stockholder;

(iii)    a copy of the Escrow Agreement, duly executed by the Stockholder Representative;

(iv)    a copy of the Earn Out Escrow Agreement, duly executed by the Company Stockholder and the Stockholder Representative;

(v)    a copy of the Stockholders Agreement, duly executed by the Company Stockholder;

(vi)    a copy of the Final Spreadsheet;

(vii)    copies of resolutions and actions taken by the Company’s board of directors and the Company Stockholder in connection with the approval of this Agreement and the Transactions; and

(viii)    (A) all other documents, instruments or certificates required to be delivered by the Company at or prior to the Closing pursuant to Section 8.3; and (B) such other documents or certificates as shall reasonably be required by Parent and its counsel in order to consummate the Transactions.

1.3    Closing Transactions. At the Closing and on the Closing Date, the Parties shall cause the consummation of the following transactions in the following order, upon the terms and subject to the conditions of this Agreement:

(a)    Parent shall make any payments required to be made by Parent in connection with the Parent Stockholder Redemption;

(b)    Parent shall pay, or cause to be paid, Estimated Parent Transaction Costs to the applicable payees set forth on the Parent Estimated Adjustment Statement, to the extent not paid prior to the Closing;

(c)    Parent shall contribute to First Merger Sub: (i) the amount of cash remaining in the Trust Account, (ii) the Aggregate Forward Purchase Investment Amount and (iii) the PIPE Investment Amount, in each case after giving effect to the Parent Stockholder Redemption and the payment of the amounts provided for in Section 1.3(b);

(d)    The certificate of merger with respect to the First Merger shall be prepared and executed in accordance with the relevant provisions of the DGCL (the “First Certificate of Merger”) and Parent shall cause the First Certificate of Merger to be filed with the Secretary of State of the State of Delaware and become effective;

(e)    The certificate of merger with respect to the Second Merger shall be prepared and executed in accordance with the relevant provisions of the DLLCA (the “Second Certificate of Merger” and, together with the First Certificate of Merger, the “Certificates of Merger”) and Parent shall cause the Second Certificate of Merger to be filed with the Secretary of State of the State of Delaware and become effective;

(f)    Parent shall deposit (or cause to be deposited) with the Escrow Agent the Adjustment Escrow Amount;

(g)    Parent shall deposit (or cause to be deposited) with the Stockholder Representative the Stockholder Representative Expense Holdback Amount;

(h)    Parent shall (on behalf of the Company) pay, or cause to be paid, all Estimated Company Transaction Costs to the extent not paid by the Company prior to the Closing, to the applicable payees as set forth on the Company Estimated Adjustment Statement by wire transfer of immediately available funds;

(i)    Parent shall deliver (or cause to be delivered) to the Company Stockholder the Closing Cash Payment Amount and the Closing Number of Securities as set forth on the Final Spreadsheet; and

(j)    Parent shall accept the 7,000,000 Private Placement Warrants and 2,725,000 shares of Parent Class F Stock surrendered by Sponsor for cancellation.

ARTICLE II

THE MERGERS

2.1    Effective Times. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Company and First Merger Sub shall cause the First Merger to be consummated by filing the First Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by the Company and Parent and specified in the First Certificate of Merger, being the “Effective Time”). As soon as practicable following the Effective Time and in any case on the same day as the Effective Time, the Surviving Corporation and Second Merger Sub shall cause the Second Merger to be consummated by filing the Second Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DLLCA (the time of such filing, or such later time as may be agreed in writing by the Company and Parent and specified in the Second Certificate of Merger, being the “Second Effective Time”).

2.2    The Mergers.

(a)    At the Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL, First Merger Sub and the Company shall consummate the First Merger, pursuant to which First Merger Sub shall be merged with and into the Company, following which the separate existence of First Merger Sub shall cease and the Company shall continue as the Surviving Corporation after the First Merger and as a direct, wholly owned subsidiary of Parent (provided that references to the Company for periods after the Effective Time until the Second Effective Time shall include the Surviving Corporation).

(b)    At the Second Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DLLCA, the Surviving Corporation shall be merged with and into Second Merger Sub, following which the separate existence of the Surviving Corporation shall cease and Second Merger Sub shall continue as the Surviving Entity after the Second Merger and as a direct, wholly owned subsidiary of Parent (provided that references to the Company or the Surviving Corporation for periods after the Second Effective Time shall include the Surviving Entity).

2.3    Effect of the Mergers.

(a)    At the Effective Time, the effect of the First Merger shall be as provided in this Agreement, the First Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and debts, liabilities, duties and obligations of First Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of First Merger Sub and the Company set forth in this Agreement to be performed after the Effective Time.

(b)    At the Second Effective Time, the effect of the Second Merger shall be as provided in this Agreement, the Second Certificate of Merger and the applicable provisions of the DGCL and DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the property, rights, privileges, agreements, powers and debts, liabilities, duties and obligations of Second Merger Sub and the Surviving Corporation shall become the property, rights, privileges, agreements, powers and debts, liabilities, duties and obligations of the Surviving Entity, which shall include the assumption by the Surviving Entity of any and all agreements, covenants, duties and obligations of Surviving Entity and the Surviving Corporation set forth in this Agreement to be performed after the Second Effective Time.

2.4    Governing Documents. Subject to Section 7.12, (a) at the Effective Time, by virtue of the First Merger, the certificate of incorporation of the Company shall be amended and restated to read in its entirety as the certificate of incorporation of First Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be such name as is reasonably determined by the Company no later than five (5) Business Days prior to the Closing Date and (b) the parties shall take all actions necessary so that the bylaws of the Company shall be amended and restated as of the Effective Time to read in their entirety as the bylaws of First Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be such name as is reasonably determined by the Company no later than five (5) Business Days prior to the Closing Date. Subject to Section 7.12, at the Second Effective Time, the certificate of formation and operating agreement of Second Merger Sub as in effect immediately prior to the Second Effective Time shall be amended to change the name of the Surviving Entity to such name as is determined by the Company no later than five (5) Business Days prior to the Closing Date, but otherwise shall continue to be the certificate of formation and operating agreement of the Surviving Entity until thereafter amended in accordance with their terms and as provided by Applicable Legal Requirements.

2.5    Directors and Officers of the Surviving Corporation and the Surviving Entity. The parties shall take all actions necessary such that immediately after the Effective Time, the board of directors and executive officers of the Surviving Corporation shall be the persons who are the board of directors and executive officers of First Merger Sub immediately prior to the Effective Time. The parties shall take all actions necessary such that immediately after the Second Effective Time, the board of directors and executive officers of the Surviving Entity shall be the directors and executive officers set forth on Schedule 2.5 of the Company Disclosure Letter.

2.6    Merger Consideration.

(a)    Upon the terms and subject to the conditions of this Agreement, the aggregate consideration to be paid to the Company Stockholder shall be: (i) an amount equal to the Final Merger Consideration and (ii) any amounts that may be payable from the Adjustment Escrow Amount as provided in Section 2.11(h) or the Stockholder Representative Expense Holdback Amount as provided in Section 11.1(c); and (iii) the Earn Out Shares in accordance with Article III (collectively, the “Total Consideration”).

(b)    The Final Merger Consideration shall be paid in the form of: (i) an amount in cash equal to the Closing Cash Payment Amount; (ii) the Closing Number of Securities; and (iii) any amount in cash or shares of Parent Class A Stock payable pursuant to Section 2.11. The Company Stockholder shall be entitled to receive such consideration as is set forth in Section 2.7.

2.7    Effect of the First Merger on the Company Common Stock. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the First Merger and without any further action on the part of Parent, First Merger Sub, the Company, the Company Stockholder or the holders of any of the securities of Parent, the following shall occur:

(a)    Each share of Company Common Stock (other than Excluded Shares) issued and outstanding immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive the Total Consideration, with the Company Stockholder being entitled to receive the (i) Closing Cash Payment Amount, (ii) Closing Number of Securities, (iii) Adjustment Escrow Amount to the extent payable to the Company Stockholder pursuant to Section 2.11, (iv) Stockholder Representative Expense Holdback Amount to

the extent payable to the Company Stockholder pursuant to Section 11.1(c) and (v) number of Earn Out Shares in the Final Spreadsheet, which is incorporated herein and made a part hereof, in each case, without interest, upon surrender of the stock certificate representing all of the Company Stockholder’s Company Common Stock (the “Certificate”) and delivery of the other documents and information required pursuant to Section 2.9. As of the Effective Time, the Company Stockholder shall cease to have any other rights in and to the Company or the Surviving Corporation or the Surviving Entity, and the Certificate relating to the ownership of shares of Company Common Stock (other than Excluded Shares) shall thereafter represent only the right to receive the Total Consideration set forth on the Final Spreadsheet.

(b)    No fraction of a share of Parent Class A Stock will be issued by virtue of the First Merger, and if the Company Stockholder would otherwise be entitled to a fraction of a share of Parent Class A Stock in accordance with the Final Spreadsheet then the Company Stockholder shall receive from Parent, in lieu of such fractional share: (i) one share of Parent Class A Stock if the aggregate amount of fractional shares of Parent Class A Stock the Company Stockholder would otherwise be entitled to is equal to or exceeds 0.50; or (ii) no shares of Parent Class A Stock if the aggregate amount of fractional shares of Parent Class A Stock the Company Stockholder would otherwise be entitled to is less than 0.50.

(c)    Each issued and outstanding share of common stock of First Merger Sub as of immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of First Merger Sub as of immediately prior to the Effective Time shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(d)    Each share of Company Common Stock held in the Company’s treasury prior to the Effective Time (each an “Excluded Share”) shall be cancelled and no consideration shall be paid or payable with respect thereto.

(e)    The numbers of shares of Parent Class A Stock that the Company Stockholder is entitled to receive as a result of the First Merger and as otherwise contemplated by this Agreement shall be adjusted to reflect appropriately the effect of any stock split, split-up, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Parent Class A Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Class A Stock occurring on or after the date hereof and prior to the Closing. The number of Earn Out Shares that the Company Stockholder is entitled to receive as a result of the First Merger and as otherwise contemplated by this Agreement shall be equitably adjusted to reflect appropriately the effect of any stock split, split-up, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Parent Class A Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Class A Stock occurring on or after the date hereof and prior to the Closing. Nothing in this Section 2.7(e) shall be construed to permit Parent to take any action with respect to its securities that is prohibited by the terms of this Agreement.

2.8    Effect of the Second Merger. Upon the terms and subject to the conditions of this Agreement, at the Second Effective Time, by virtue of the Second Merger and without any action on the part of any Party or the Company Stockholder or the holders of any shares of capital stock of Parent or the Surviving Corporation or membership interests in Second Merger Sub: (a) each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be cancelled and shall cease to exist without any conversion thereof or payment therefor; and (b) each membership interest in Second Merger Sub issued and outstanding immediately prior to the Second Effective Time shall be converted into and become one validly issued, fully paid and non-assessable membership interest in the Surviving Entity, which shall constitute the only outstanding equity of the Surviving Entity. From and after the Second Effective Time, all certificates, if any, representing membership interests in Second Merger Sub shall be deemed for all purposes to represent the number of membership interests of the Surviving Entity into which they were converted in accordance with the immediately preceding sentence.

2.9    Surrender of Company Certificate and Disbursement of Estimated Merger Consideration and Earn Out Shares.

(a)    Subject to this Section 2.9, at the Effective Time, Parent shall deliver, or cause to be delivered, to the Company Stockholder the Estimated Merger Consideration and the Earn Out Shares as set forth on the Final Spreadsheet and the Company Stockholder will deliver, or will cause to be delivered, the Certificate to the Parent.

(b)    From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time.

(c)    Notwithstanding the foregoing, none of the Surviving Corporation, the Surviving Entity, Parent or any other Person shall be liable to the former Company Stockholder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Legal Requirements.

2.10    Adjustment Escrow Deposit. At the Closing, Parent shall deposit with the Escrow Agent an amount equal to $2,000,000 in cash (the “Adjustment Escrow Amount”) by wire transfer of immediately available funds in U.S. dollars into a designated non-interest bearing account (the “Adjustment Escrow Account”). Pursuant to an escrow agreement to be entered into on the Closing Date by and among Parent, the Stockholder Representative and the Escrow Agent in form and substance reasonably acceptable to the parties thereto (the “Escrow Agreement”), Parent and the Stockholder Representative will appoint the Escrow Agent to hold the Adjustment Escrow Amount until the final determination of the Final Merger Consideration and disburse the Adjustment Escrow Amount as provided herein and in the Escrow Agreement.

2.11    Closing Calculations; Adjustment.

(a)    No later than four (4) Business Days prior to the Closing Date, the Company shall deliver to Parent a statement (the “Company Estimated Adjustment Statement”) setting forth the Company’s good faith estimate of: (i) the Closing Indebtedness Amount (the “Estimated Closing Indebtedness Amount”); (ii) the Company Transaction Costs (the “Estimated Company Transaction Costs”); and (iii) the Company Cash (the “Estimated Company Cash”), together with (x) instructions that list the applicable bank accounts designated to facilitate payment by Parent of the Company Transaction Costs and (y) reasonable supporting documentation used by the Company in calculating such amounts, including with respect to the Company Transaction Costs, all invoices or similar documentation accounting for such costs. Parent and its Representatives shall have a reasonable opportunity to review and discuss with the Company and its Representatives the documentation provided in connection with the delivery of the Company Estimated Adjustment Statement and any relevant books and records of the Company and its Subsidiaries required for Parent to conduct its review of the Company Estimated Adjustment Statement. The Company and its Subsidiaries shall reasonably assist Parent and its Representatives in its review of such documentation and shall consider in good faith Parent’s comments to the Company Estimated Adjustment Statement, and if any adjustments are made to the Company Estimated Adjustment Statement prior to the Closing, such adjusted Company Estimated Adjustment Statement shall thereafter become the Company Estimated Adjustment Statement for all purposes of this Agreement; provided that Parent shall provide any such comments to the Company no later than two (2) Business Days prior to the Closing Date; provided, further, for the avoidance of doubt, that, following the Company’s consideration in good faith of Parent’s comments to the Company Estimated Adjustment Statement, the Company may determine, in its sole and absolute discretion, not to make any adjustments to the Company Estimated Adjustment Statement, in which case the Company Estimated Adjustment Statement shall be the Company Estimated Adjustment

Statement delivered by the Company to Parent. In no event will the determination of the amounts set forth in the Company Estimated Adjustment Statement, whether mutually agreed to or the subject of a disagreement, prejudice the rights of Parent pursuant to this Section 2.11. The Company Estimated Adjustment Statement and the determinations contained therein shall be prepared in accordance with the applicable definitions contained in this Agreement.

(b)    No later than four (4) Business Days prior to the Closing Date, Parent shall deliver to the Company a statement (the “Parent Estimated Adjustment Statement”) setting forth Parent’s good faith estimate of (i) the Parent Transaction Costs (the “Estimated Parent Transaction Costs”), (ii) the Trust Account Interest (“Estimated Trust Account Interest”), (iii) the aggregate amount of cash proceeds that will be required to satisfy any exercise of the Parent Stockholder Redemptions; (iv) the estimated amount of Parent Cash as of the Closing; and (v) the number of shares of Parent Class A Stock to be outstanding as of the Closing after giving effect to the Parent Stockholder Redemptions, the issuance of shares of Parent Units pursuant to the Forward Purchase Agreement and the Subscription Agreements and any issuance of Parent Class A Stock pursuant to Section 7.17, together with (x) instructions that list the applicable bank accounts designated to facilitate payment by Parent of the Parent Transaction Cost and (y) reasonable supporting documentation used by Parent in calculating such amounts, including all invoices or similar documentation accounting for such costs. The Company and its Representatives shall have a reasonable opportunity to review and discuss with Parent and its Representatives the documentation provided in connection with the delivery of the Parent Estimated Adjustment Statement and any relevant books and records of Parent required for the Company to conduct its review of the Parent Estimated Adjustment Statement. Parent shall reasonably assist the Company and its Representatives in its review of such documentation and shall consider in good faith the Company’s comments to the Parent Estimated Adjustment Statement, and if any adjustments are made to the Parent Estimated Adjustment Statement prior to the Closing, such adjusted Parent Estimated Adjustment Statement shall thereafter become the Parent Estimated Adjustment Statement for all purposes of this Agreement; provided that the Company shall provide any such comments to Parent no later than two (2) Business Days prior to the Closing Date; provided, further, for the avoidance of doubt, that, following Parent’s consideration in good faith of the Company’s comments to the Parent Estimated Adjustment Statement, Parent may determine, in its sole and absolute discretion, not to make any adjustments to the Parent Estimated Adjustment Statement, in which case the Parent Estimated Adjustment Statement shall be the Parent Estimated Adjustment Statement delivered by Parent to the Company. In no event will the determination of the amounts set forth in the Parent Estimated Adjustment Statement, whether mutually agreed to or the subject of a disagreement, prejudice the rights of the Company pursuant to this Section 2.11. The Parent Estimated Adjustment Statement and the determinations contained therein shall be prepared in accordance with the applicable definitions contained in this Agreement.

(c)    No later than two (2) Business Days prior to the Closing, the Company shall deliver a draft of the Final Spreadsheet to Parent based upon the amounts contained in the Company Estimated Adjustment Statement and the Parent Estimated Adjustment Statement, and shall provide to Parent any such documents as Parent may reasonably request evidencing the amounts set forth on the Final Spreadsheet. Other than as may be agreed to by Parent in writing, the Final Spreadsheet shall be prepared in accordance with, and shall not deviate in any material respect from, the principles and percentages set forth in the Initial Spreadsheet. The Company shall reasonably consider any comments timely provided by Parent to the Final Spreadsheet.

(d)    Within sixty (60) days after the Closing Date, Parent will prepare, or cause to be prepared, and deliver to the Stockholder Representative an unaudited statement (the “Adjustment Statement”), which shall set forth Parent’s good faith calculation of each of:

(i)    Company Cash;

(ii)    the Closing Indebtedness Amount;

(iii)    the Trust Account Interest; and

(iv)    the Closing Transaction Costs (including a detailed breakdown of the Company Transaction Costs and the Parent Transaction Costs).

To the extent any amounts in the calculation of the foregoing are not U.S. dollars, such amounts shall be converted to U.S. dollars using the average exchange rate to U.S. dollars for the Closing Date as reported by Bloomberg L.P.

(e)    Upon receipt from Parent, the Stockholder Representative shall have thirty (30) days to review the Adjustment Statement (the “Adjustment Review Period”). At the request of the Stockholder Representative, Parent shall: (i) reasonably cooperate and assist, and shall cause its Subsidiaries, including the Surviving Entity, and each of their respective Representatives to reasonably cooperate and assist, the Stockholder Representative and its Representatives in the review of the Adjustment Statement (including by requesting their respective accountants to deliver to the Stockholder Representative and its Representatives copies of their work papers relating to the Surviving Entity; provided that customary confidentiality and hold harmless agreements relating to access such working papers in form and substance reasonably acceptable to any auditors or independent accountants are signed by the Stockholders Representative and its Representatives, as applicable); and (ii) provide the Stockholder Representative and its Representatives with any information reasonably requested by the Stockholder Representative that is necessary for their review of the Adjustment Statement. If the Stockholder Representative disagrees with Parent’s computation of the Closing Transaction Costs, Company Cash, the Closing Indebtedness Amount or the Trust Account Interest (each as set forth in the Adjustment Statement), the Stockholder Representative shall, on or prior to the last day of the Adjustment Review Period, deliver a written notice to Parent (the “Adjustment Notice of Objection”) that sets forth the Stockholder Representative’s objections to Parent’s calculation of the Closing Transaction Costs, Company Cash, the Closing Indebtedness Amount, and the Trust Account Interest, as applicable. Any Adjustment Notice of Objection shall specify those items or amounts with which the Stockholder Representative disagrees and shall set forth the Stockholder Representative’s calculation of the Closing Transaction Costs (including a detailed breakdown of the Company Transaction Costs and the Parent Transaction Costs to the extent these differ from Parent’s calculation thereof), Company Cash, the Closing Indebtedness Amount or the Trust Account Interest, as applicable, based on such objections.

(f)    If the Stockholder Representative does not deliver an Adjustment Notice of Objection to Parent with respect to an item contained in the Adjustment Statement within the Adjustment Review Period, the Stockholder Representative shall be deemed to have accepted Parent’s calculation of the underlying item of the Closing Transaction Costs, Company Cash, the Closing Indebtedness Amount, and the Trust Account Interest, as applicable, and such calculation shall be final, conclusive and binding on the Parties. If the Stockholder Representative delivers an Adjustment Notice of Objection to Parent within the Adjustment Review Period, Parent and the Stockholder Representative shall, during the thirty (30) days following such delivery or any mutually agreed extension thereof, use their good faith efforts to reach agreement on the disputed items and amounts in order to determine the amount of the disputed Closing Transaction Costs (along with the amount of the Company Transaction Costs and the Parent Transaction Costs included therein), Company Cash, the Closing Indebtedness Amount or the Trust Account Interest, as applicable. If, at the end of such period or any mutually agreed extension thereof, Parent and the Stockholder Representative are unable to resolve their disagreements, they shall jointly retain and refer their disagreements to a nationally recognized independent accounting firm mutually acceptable to Parent and the Stockholder Representative (such firm or individual, the “Independent Expert”), who shall act as an independent accounting expert and not as an arbiter. The Parties shall instruct the Independent Expert promptly to review this Section 2.11, as well as the Adjustment Statement, Adjustment Notice of Objection and any other materials reasonably requested by the Independent Expert, and to determine, solely with respect to the disputed items and amounts so submitted, whether and to what extent, if any, the Closing Transaction Costs (along with the amount of the Company Transaction Costs and the Parent Transaction Costs included therein), Company Cash, the Closing Indebtedness Amount or the Trust Account Interest, as applicable, set forth in the Adjustment Statement requires adjustment pursuant to the terms of this Agreement. The Independent Expert shall base its determination solely on written submissions by Parent and the Stockholder Representative and not on an independent review. Parent and the Stockholder Representative shall make available to the Independent Expert all relevant books and records and other items reasonably requested by the Independent Expert. As promptly as practicable, but in any event in accordance with the timeline set forth in the engagement letter with the Independent Expert, the Independent Expert shall deliver to Parent and the Stockholder Representative a report that sets forth its resolution of the disputed items and amounts and its calculation of the Closing Transaction Costs (including its detailed breakdown of the Company Transaction Costs and the Parent Transaction Costs), Company Cash, the Closing Indebtedness Amount or the Trust Account Interest, as applicable; provided, however, that the Independent Expert may not assign a value to any item greater than the greatest value for such item claimed by Parent, on one hand, and the Stockholder Representative, on the other hand, nor less than the smallest value for such item claimed by Parent, on one hand, and the Stockholder Representative, on the other hand, in each case, as set forth in the Company Estimated Adjustment Statement, Parent Estimated Adjustment Statement or Adjustment Statement, as applicable. The decision of the Independent Expert shall be final, conclusive and binding on the Parties. The costs and expenses of the Independent Expert shall be allocated between Parent, on the one hand, and the Stockholder Representative (solely on behalf of the Company Stockholder), on the other hand, based upon the percentage that the portion of the aggregate contested amount not awarded to each Party bears to the aggregate amount actually contested by such Party, as determined by the Independent Expert.

(g)    For purposes of this Agreement, “Final Company Cash”, “Final Closing Indebtedness Amount”, “Final Trust Account Interest” and “Final Closing Transaction Costs” mean the amount of such items: (i) as shown in the Adjustment Statement delivered by Parent to the Stockholder Representative pursuant to Section 2.11(d) if no Adjustment Notice of Objection with respect thereto is timely delivered by the Stockholder Representative to Parent pursuant to Section 2.11(f); or (ii) if an Adjustment Notice of Objection is so delivered: (A) as agreed by Parent and the Stockholder Representative pursuant to Section 2.11(f); or (B) in the absence of such agreement, as determined in the Independent Expert’s report delivered pursuant to Section 2.11(f).

(h)    Within five (5) Business Days after the Final Merger Consideration has been finally determined pursuant to this Section 2.11:

(i)    if the Final Merger Consideration is less than the Estimated Merger Consideration, Parent shall be entitled to receive a payment in cash out of the Adjustment Escrow Account in an amount equal to such difference; provided that if such amount exceeds the Adjustment Escrow Amount: (A) Parent shall be entitled to receive the entire Adjustment Escrow Amount; and (B) the Company Stockholder shall pay to Parent the amount of such difference, at the election of the Company Stockholder either in cash or by transfer of shares of Parent Class A Stock, with a share of Parent Class A Stock valued at $10 per share for such purpose (provided that the Company Stockholder shall not be permitted to make any payment pursuant to this Section 2.11(h)(i) by transfer of shares of Parent Class A Stock if the Stockholder Representative determines, in its sole discretion, that transferring such shares could jeopardize the qualification of the Mergers, taken together, as a reorganization within the meaning of Section 368(a) of the Code); provided, further, that if such amount is less than the Adjustment Escrow Amount, then the amount left in the Adjustment Escrow Account after payment to Parent shall be distributed to the Company Stockholder;

(ii)    if the Final Merger Consideration is equal to the Estimated Merger Consideration, the Company Stockholder shall be entitled to receive the Adjustment Escrow Amount in cash; and

(iii)    if the Final Merger Consideration is greater than the Estimated Merger Consideration, the Company Stockholder shall be entitled to receive the Adjustment Escrow Amount in cash; provided that if such amount exceeds the Adjustment Escrow Amount, at the election of Parent, Parent shall either issue additional shares of Parent Class A Stock valued at $10 per share for such purpose or the Surviving Entity shall pay to the Company Stockholder an amount in cash equal to the amount of such difference.

(i)    Any cash payment required to be made by: (i) the Company Stockholder pursuant to this Section 2.11 shall be made by wire transfer of immediately available funds in U.S. dollars to the account of the Surviving Entity designated in writing by Parent at least one (1) Business Day prior to such transfer; and (ii) the Surviving Entity on behalf of Parent pursuant to this Section 2.11 shall be made by wire transfer of immediately available funds in U.S. dollars in accordance with instructions provided by the Company Stockholder in the letter of transmittal (which instructions may be updated in writing by the Stockholder Representative (on behalf of the Company Stockholder) at least one (1) Business Day prior to such transfer).

(j)    Any payments made pursuant to this Section 2.11 shall be treated as an adjustment to the Total Consideration by the Parties for Tax purposes, unless otherwise required by Applicable Legal Requirements.

(k)    No fraction of a share of Parent Class A Stock will be issued by virtue of this Section 2.11, and if the Company Stockholder would otherwise be entitled to a fraction of a share of Parent Class A Stock shall receive from Parent, in lieu of such fractional share: (i) one share of Parent Class A Stock if the aggregate amount of fractional shares of Parent Class A Stock would otherwise be entitled to is equal to or exceeds 0.50; or (ii) no shares of Parent Class A Stock if the aggregate amount of fractional shares of Parent Class A Stock would otherwise be entitled to is less than 0.50.

2.12    Tax Treatment of the Mergers.

(a)    Each of the parties hereto adopts this Agreement as a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g) and Section 1.368-3(a). The Parties shall not take or cause to be taken any action, or fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the Mergers, taken together, from constituting an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations.

(b)    For U.S. federal income tax purposes (and for purposes of any applicable state or local Tax that follows the U.S. federal income tax treatment), the Parties shall prepare and file all Tax Returns consistent with the treatment of the Mergers, taken together, as an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations (and any comparable provisions of state and local Tax law) and shall not take any inconsistent position on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code.

2.13    Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, Parent, First Merger Sub, Second Merger Sub, the Company, the Surviving Corporation, the Surviving Entity and their Affiliates shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under Applicable Legal Requirements; provided, that if Parent, First Merger Sub, Second Merger Sub or any of their respective Affiliates determine that any payment to the Company Stockholder hereunder is subject to deduction and/or withholding, then (a) Parent shall provide notice to the Company (for payments made at the Closing) or the Stockholder Representative (for payments made after the Closing) as soon as reasonably practicable after such determination and (b) each Party shall expend commercially reasonable efforts to avail itself of any available exemptions from, or any refunds, credits or other recovery of, any such Tax deductions and withholdings and shall cooperate with the other Parties in providing any information and documentation (including an Internal Revenue Service Form W-9 or other applicable Form) that may be necessary to obtain such exemptions, refunds, credits or other recovery. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

2.14    Taking of Necessary Action; Further Action. If, at any time after the Effective Time or the Second Effective Time, any further action is necessary to carry out the purposes of this Agreement and to vest the Surviving Corporation following the First Merger and the Surviving Entity following the Second Merger with full right, title and possession to all assets, property, rights, privileges and powers of the Company, First Merger Sub and Second Merger Sub, the officers and directors (or their designees) of the Company, First Merger Sub and Second Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE III

EARN OUT

3.1    Delivery of Earn Out Shares. At the Closing, and as additional consideration for the Mergers and the other Transactions, Parent shall issue or cause to be issued to the Company Stockholder 5,000,000 shares of Parent Class A Stock (the “Earn Out Shares”) in accordance with the Final Spreadsheet, which Earn Out Shares shall be subject to the conditions set forth in this Agreement and the other Transaction Agreements, to be held by the Earn Out Escrow Agent.

3.2    Procedures Applicable to the Earn Out Shares.

(a)    The Company Stockholder will place the Earn Out Shares in an escrow account (the “Earn Out Escrow Account”) to be held by an escrow agent reasonably selected by Parent (the “Earn Out Escrow Agent”) in accordance with an escrow agreement in form and substance reasonably acceptable to Parent and the Company Stockholder, to be entered into on the Closing Date by and among Parent, the Stockholder Representative, the Company Stockholder, the Sponsor and the Earn Out Escrow Agent (the “Earn Out Escrow Agreement”). The Parties hereto agree that the Company Stockholder shall be treated as the owner of the Earn Out Shares for so long as they are in the Earn Out Escrow Account for income Tax purposes, and shall file all Tax Returns consistent with such treatment.

(b)    Promptly upon the occurrence of any Earn Out Triggering Event, or as soon as practicable after Parent becomes aware of the occurrence of such Earn Out Triggering Event or receives written notice of a Earn Out Triggering Event from the Company Stockholder or the Stockholder Representative, Parent shall prepare and deliver, or cause to be prepared and delivered, a written notice to the Earn Out Escrow Agent, the Sponsor and to the Company Stockholder (a “Release Notice”), which Release Notice shall set forth in reasonable detail the Earn Out Triggering Event giving rise to the requested release and the specific release instructions with respect thereto (including the number of Earn Out Shares to be released).

(c)    The Company Stockholder shall not, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, any of the Earn Out Shares until the date on which the relevant vesting triggers have been satisfied as described in Section 3.3 and such shares have been released to the Company Stockholder.

(d)    Other than the Escrow Shares, no additional shares of capital stock of Parent or the Company will be placed in the Earn Out Escrow Account. Upon release of all of the Earn Out Shares and Escrow Shares in the Earn Out Escrow Account in accordance with this Article III and the share escrow agreement governing the Escrow Shares (the “Share Escrow Agreement”), as applicable, the Earn Out Escrow Agreement shall terminate pursuant to its terms and the provisions of this Article III shall no longer have any force or effect. Notwithstanding the foregoing, any Earn Out Shares not eligible to be released from the Earn Out Escrow Account in accordance with the terms of Section 3.3 on or before the seventh (7th) anniversary of the Closing Date shall immediately thereafter be forfeited to Parent and canceled and the Company Stockholder shall not have any rights with respect thereto.

(e)    Effective as of the Closing, the Company Stockholder shall have the right to vote each of the Earn Out Shares until such Earn Out Shares are forfeited as if the Company Stockholder was the owner of record of such Earn Out Shares.

(f)    Until Earn Out Shares have been released or been forfeited hereunder, an amount equal to any dividends or distributions that would have been payable to the Company Stockholder if the Earn Out Shares had been released prior to the record date for such dividends or distributions shall be delivered by Parent to the Earn Out Escrow Agent for the benefit of the Company Stockholder with respect to the Earn Out Shares (the

“Withholding Amount”). If any securities of Parent or any other Person are included in the Withholding Amount, then any dividends or distributions in respect of or in exchange for any of such securities in the Withholding Amount, whether by way of stock splits or otherwise, shall be delivered to the Earn Out Escrow Agent and included in the “Withholding Amount”, and will be released to the Company Stockholder upon the release of the corresponding securities. If and when the Earn Out Shares are released in accordance with this Article III, the Earn Out Escrow Agent shall release to the Company Stockholder the aggregate amount of the Withholding Amount attributable to such Earn Out Shares that have been released and, if applicable, shall continue to withhold any remaining Withholding Amount that is attributable to such Earn Out Shares that have not yet been released until such Earn Out Shares are released, in which case such remaining Withholding Amount shall be released to the Company Stockholder. If all or any portion of the Earn Out Shares are forfeited to Parent in accordance with this Article III, then the portion of the Withholding Amount attributable to the portion of the Earn Out Shares that have been forfeited to Parent shall be automatically forfeited to Parent without consideration and with no further action required of any person.

(g)    Notwithstanding anything to the contrary herein, in the event that any of the Escrow Shares are released from the Earn Out Escrow Account and distributed to Sponsor, Kathleen S. Briscoe, John J. Gauthier or Jason D. Turner or any other Person for any reason, then a corresponding percentage of then outstanding Earn Out Shares shall be simultaneously released from the Earn Out Escrow Account and distributed to the Company Stockholder, and the number of shares of Parent Class A Stock eligible to be released from the Earn Out Escrow Account pursuant to this Article III shall be reduced to reflect such distribution.

3.3    Release of Earn Out Shares. The Earn Out Shares shall be released and delivered as follows (each, an “Earn Out Triggering Event”):

(a)    one-third (1/3) of the Earn Out Shares (and any applicable stock powers), rounded down, will be released from the Earn Out Escrow Account and distributed to or on behalf of the Company Stockholder upon receipt of the applicable Release Notice by the Earn Out Escrow Agent if the Volume Weighted Average Share Price equals or exceeds $12.50 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on the Nasdaq or any other national securities exchange;

(b)    one-third (1/3) of the Earn Out Shares (and any applicable stock powers), rounded down, will be released from the Earn Out Escrow Account and distributed to or on behalf of the Company Stockholder upon receipt of the applicable Release Notice by the Earn Out Escrow Agent if the Volume Weighted Average Share Price equals or exceeds $15.00 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on the Nasdaq or any other national securities exchange; and

(c)    the remaining Earn Out Shares (and any applicable stock powers) will be released from the Earn Out Escrow Account and distributed to or on behalf of the Company Stockholder upon receipt of the applicable Release Notice by the Earn Out Escrow Agent if the Volume Weighted Average Share Price equals or exceeds $17.50 per share for twenty (20) of any thirty (30) consecutive trading days commencing after the Closing on the Nasdaq or any other national securities exchange.

3.4    Equitable Adjustments. The Volume Weighted Average Share Price targets set forth in Section 3.3 and the number of shares of Parent Class A Stock to be released from the Earn Out Escrow Account pursuant to Section 3.3 shall be equitably adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event affecting the Parent Class A Stock after the date of this Agreement.

3.5    Acceleration Event. If, on or before the seventh (7th) anniversary of the Closing Date, there is a Change of Control that will result in the holders of Parent Class A Stock receiving a per share price equal to or in excess of the applicable Volume Weighted Average Share Price required in connection with any Earn Out Triggering Event, then immediately prior to the consummation of such Change of Control: (a) any such Earn Out

Triggering Event that has not previously occurred shall be deemed to have occurred; and (b) Parent shall cause the Escrow Agent to release the applicable Earn Out Shares to the Company Stockholder, and the Company Stockholder shall be eligible to participate in such Change of Control.

3.6    Tax Treatment of Earn Out Shares. The issuance of Earn Out Shares shall be treated as an adjustment to the Total Consideration by the Parties for Tax purposes, unless otherwise required by Applicable Legal Requirements.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the letter dated as of the date of this Agreement delivered by the Company to Parent, First Merger Sub and Second Merger Sub prior to or in connection with the execution and delivery of this Agreement (the “Company Disclosure Letter”) and as a material inducement for Parent, First Merger Sub and Second Merger Sub to enter into this Agreement, the Company hereby represents and warrants to Parent, First Merger Sub and Second Merger Sub as of the date hereof as follows (except for such representations and warranties expressly made as of a different date, which shall instead be made only as of such date):

4.1    Organization and Qualification. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the Legal Requirements of the State of Delaware and (b) has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except in the case of this clause (b) as would not be material to the Group Companies, taken as a whole. The Company is duly qualified to do business in each jurisdiction in which it is conducting its business, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Complete and correct copies of the Governing Documents of the Company as currently in effect, have been made available to Parent. The Company is not in violation of any of the provisions of the Company’s Governing Documents.

4.2    Company Subsidiaries.

(a)    The Company’s direct and indirect Subsidiaries, together with their jurisdiction of incorporation or organization, as applicable, are listed on Schedule 4.2(a) of the Company Disclosure Letter (the “Company Subsidiaries”). The Company owns, directly or indirectly, all of the outstanding equity securities of the Company Subsidiaries, free and clear of all Liens (other than Permitted Liens). Except for the Company Subsidiaries, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any written, oral or other Contract, binding understanding, option, warranty or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

(b)    Each Company Subsidiary is duly incorporated, formed or organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of incorporation, formation or organization and has the requisite corporate, limited liability company or equivalent power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. Each Company Subsidiary is duly qualified to do business in each jurisdiction in which the conduct of its business, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to be material to the Group

Companies, taken as a whole. Complete and correct copies of the Governing Documents of each Company Subsidiary, as amended and currently in effect, have been made available to Parent. No Company Subsidiary is in violation of any of the provisions of its Governing Documents.

(c)    All issued and outstanding shares of capital stock and equity interests of each Company Subsidiary (i) have been duly authorized, validly issued, fully paid and are non-assessable (in each case, to the extent that such concepts are applicable), (ii) are not subject to, nor have been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right and (iii) have been offered, sold and issued in compliance with Applicable Legal Requirements and their respective Governing Documents.

(d)    Other than as set forth on Schedule 4.2(d) of the Company Disclosure Letter, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which any Company Subsidiary is a party or by which it is bound obligating such Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any ownership interests of such Company Subsidiary or obligating such Company Subsidiary to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

4.3    Capitalization of the Company.

(a)    As of the date of this Agreement, 1,000 shares of Company Common Stock are authorized and 1,000 shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) are issued and outstanding. The information included in the Initial Spreadsheet is true and correct as of the date hereof and when such items are updated in the Final Spreadsheet shall be true and correct as of the Closing Date (without giving effect to the Mergers).

(b)    All issued and outstanding shares of Company Common Stock (i) have been duly authorized, validly issued, fully paid and are non-assessable, (ii) are not subject to, nor have been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, (iii) have been offered, sold and issued in compliance with Applicable Legal Requirements and the Company’s Governing Documents and (iv) are free and clear of all Liens (other than Permitted Liens). As of the Closing Date, all issued and outstanding shares of Company Common Stock (i) will have been duly authorized, validly issued, fully paid and are non-assessable, (ii) will not be subject to, nor have been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, (iii) will have been offered, sold and issued in compliance with Applicable Legal Requirements and the Company’s then-current Governing Documents and (iv) will be free and clear of all Liens (other than Permitted Liens).

(c)    Other than as set forth on Schedule 4.3(c) of the Company Disclosure Letter, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There are no stock appreciation, stock option, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit or other equity or equity-based compensation award or similar rights with respect to the Company or any of its subsidiaries or Company Common Stock.

(d)    Except as set forth in the Company’s Governing Documents and in connection with the Transactions, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which the Company is a party or by which the Company is bound with respect to any ownership interests of the Company.

(e)    Except as provided for in this Agreement, as a result of the consummation of the Transactions, no shares of capital stock, warrants, options or other securities of the Company are issuable and no rights in connection with any shares, warrants, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

4.4    Authority Relative to this Agreement. The Company has all requisite power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that the Company has executed or delivered or is to execute or deliver pursuant to this Agreement; and (b) carry out the Company’s obligations hereunder and thereunder and to consummate the Transactions (including the Mergers). The execution and delivery by the Company of this Agreement and the other Transaction Agreements to which it is a party and the consummation by the Company of the Transactions (including the Mergers) have been duly and validly authorized by all requisite action on the part of the Company (including the approval by its board of directors and, following receipt of the Company Stockholder Approval, the Company Stockholder as required by the DGCL), and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions. This Agreement and the other Transaction Agreements to which it is a party have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other Parties, constitute the legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

4.5    No Conflict; Required Filings and Consents.

(a)    Subject to the receipt of the Company Stockholder Approval, the execution and delivery by the Company of this Agreement and the other Transaction Agreements to which it is a party do not, the performance of this Agreement and the other Transaction Agreements to which it is a party by the Company shall not, and the consummation of the Transactions will not: (i) conflict with or violate the Company’s Governing Documents; (ii) assuming that the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 4.5(b) are duly and timely obtained or made, conflict with or violate any Applicable Legal Requirements; (iii) result in any breach of or constitute a default (with or without notice or lapse of time, or both) under, or materially impair the Company’s or any of its Subsidiaries’ rights or, in a manner adverse to any of the Group Companies, alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration (including any forced repurchase) or cancellation under, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of any of the Group Companies pursuant to, any Company Material Contracts, except, with respect to clause (iii) as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)    The execution and delivery of this Agreement by the Company, or the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for: (i) the filing of the First Certificate of Merger and the Second Certificate of Merger in accordance with the DGCL and DLLCA; (ii) applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, foreign securities laws and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business; (iii) the filing of any notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), any other filings required pursuant to antitrust laws, and the expiration of the required waiting periods thereunder; (iv) the consents, approvals, authorizations and permits described on Schedule 4.5(b) of the Company Disclosure Letter; and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, or reasonably be expected to prevent or materially delay or materially impair the consummation of the Transactions or the ability of the Company to perform its obligations under this Agreement or the other Transaction Agreements.

4.6    Compliance; Approvals. Each of the Group Companies has, during the last three (3) years, complied with and is not in violation of any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not been and are not reasonably likely to be material to the Group Companies, taken as a whole. No written, or to the Knowledge of the Company, oral notice of material non-compliance with any Applicable Legal Requirements has been received by any of the Group Companies from any Governmental Entity in the last three (3) years. Each Group Company is in possession of all grants, authorizations, licenses, permits, consents, certificates, approvals and orders from Governmental Entities (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, and Schedule 4.6 of the Company Disclosure Letter sets forth a true, correct and complete list of each of such Approvals. Each Approval held by the Group Companies is valid, binding and in full force and effect. None of the Group Companies (a) are in default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation) of any material term, condition or provision of any such Approval, or (b) have received any written notice from a Governmental Entity that has issued any such Approval that it intends to cancel, terminate, modify or not renew any such Approval except, in the case of clauses (a) and (b), as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, or reasonably be expected to prevent or materially delay or materially impair the consummation of the Transactions or the ability of the Company to perform its obligations under this Agreement or the other Transaction Agreements.

4.7    Financial Statements.

(a)    The Company has made available to Parent true and complete copies of: (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2019 and December 31, 2018, and the audited consolidated statements of operation comprehensive income, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries for each of the years ended December 31, 2019 and December 31, 2018 (the “Audited Financial Statements”) and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2020, and summary of operating results, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries for the three (3) month periods ended September 30, 2020 and September 30, 2019 (the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements: (x) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries, as at the respective dates thereof, and the consolidated results of earnings, income, changes in equity and cash flows for the respective periods then ended (subject, in the case of the Unaudited Financial Statements, to normal year-end adjustments and the inclusion of footnotes); (y) were prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and, in the case of the Unaudited Financial Statements, the inclusion of footnotes); and (z) were prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries.

(b)    The Company has established and maintained a system of internal controls. Such internal controls are sufficient to provide reasonable assurance (i) that transactions, receipts and expenditures of the Company and its Subsidiaries are being executed and made only in accordance with appropriate authorizations of management of the Company, (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries and (iv) that accounts, notes and other receivables and inventory are recorded accurately. Other than as set forth on Schedule 4.7(b) of the Company Disclosure Letter, the Company has not identified or been made aware of, and has not received from its independent auditors any notification of, any (x) “significant deficiency” in the internal controls over financial reporting of the Company and its Subsidiaries, (y) “material weakness” in the internal controls over financial reporting of the Company and its Subsidiaries or (z) fraud, whether or not material, that involves management or other employees of the Company and its Subsidiaries who have a role in the internal controls over financial reporting of the Company and its Subsidiaries.

(c)    There are no outstanding loans or other extensions of credit made by any of the Group Companies to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

4.8    No Undisclosed Liabilities.

Except as disclosed on Schedule 4.8 of the Company Disclosure Letter, the Company and its Subsidiaries have no liabilities (whether direct or indirect, absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet in accordance with U.S. GAAP, except for liabilities: (a) provided for in, or otherwise disclosed or reflected in the most recent balance sheet included on the face of the Financial Statements; (b) arising in the Ordinary Course of Business since September 30, 2020; (c) incurred since September 30, 2020 pursuant to or in connection with this Agreement or the Transactions; or (d) which would not reasonably be expected to be material to the Company and its Subsidiaries, as a whole.

4.9    Absence of Certain Changes or Events. Except as disclosed on Schedule 4.9 of the Company Disclosure Letter or as contemplated by this Agreement, since December 31, 2019, each of the Group Companies has conducted its business in the Ordinary Course of Business and there has not been: (a) any Company Material Adverse Effect; (b) any purchase, redemption or other acquisition by the Company of any of the shares of Company Common Stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such Company Common Stock or other securities; (c) any split, combination or reclassification of any of the shares of Company Common Stock; (d) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements; (e) any change in the auditors of the Company; (f) any issuance of shares of Company Common Stock; (g) any revaluation by the Company of any of its tangible assets, including any sale of assets of the Company other than with respect to (A) sales in the Ordinary Course of Business and (B) sales of assets of any of the Group Companies that are not reasonably required for use in the businesses of any of the Group Companies and that individually or in the aggregate are not material to the Group Companies taken as a whole; or (h) any action taken or agreed upon by any of the Group Companies that would be prohibited by Section 6.1 if such action were taken on or after the date hereof without the consent of Parent.

4.10    Litigation. Except as disclosed on Schedule 4.10 of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, there is: (a) no pending or, to the Knowledge of the Company, threatened, Legal Proceeding against any Group Company or any of its properties or assets, or any of the directors, managers or officers of any Group Company with regard to their actions as such, and, to the Knowledge of the Company, no facts exist that would reasonably be expected to form the basis for any such Legal Proceeding; (b) no pending or, to the Knowledge of the Company, threatened in writing, audit, examination or investigation by any Governmental Entity against any Company or any of its properties or assets, or any of the directors, managers or officers of any Group Company with regard to their actions as such, and, to the Knowledge of the Company, no facts exist that would reasonably be expected to form the basis for any such audit, examination or investigation; (c) no pending or threatened Legal Proceeding by any Group Company against any third party; (d) to the Knowledge of the Company, no pending or threatened Legal Proceeding against any party challenging the Company’s Human Call Initiator, or Intellectual Property of the Company related thereto, as an automated telephone dialing system, as such term is defined under the Telephone Consumer Protection Act of 1991, or pending or threatened Legal Proceeding that would result in a similar effect to such under federal or state law or the laws of any jurisdiction outside the United States; (e) no settlement or similar agreement that imposes any material ongoing obligation or restriction on any Group Company; and (f) no Order imposed or, to the Knowledge of the Company, threatened to be imposed upon any Group Company or any of its respective properties or assets, or any of the directors, managers or officers of any Group Company with regard to their actions as such. The Company has used commercially reasonable efforts in establishing a monitoring system to identify Legal Proceedings against any party challenging the Company’s dialing systems, including the Human Call Initiator, or Intellectual Property of the Company related thereto, as an automated telephone dialing system.

4.11    Employee Benefit Plans.

(a)    Schedule 4.11(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each material Employee Benefit Plan, excluding any employment or consulting agreement or offer letter that either: (i) is terminable by the Company with 30 days or less notice; or (ii) provides for notice and/or garden leave obligations as required by Applicable Legal Requirements, in each case, so long as such agreement or offer letter does not provide for: (A) severance or similar obligations; (B) transaction bonuses or change in control payments; or (C) tax gross-ups; provided that a form of such excluded agreement or offer letter is listed. Schedule 4.11(a)(ii) of the Company Disclosure Letter sets forth each Value Creation Bonus and each Option Incentive Bonus, that is outstanding under the Bonus Plans, including the name of each Value Creation Bonus holder or Option Incentive Bonus holder (as applicable) and the portion vested and unvested as of the date hereof and there are no rights or interests under the Bonus Plans except as set forth in Schedule 4.11(a)(ii) of the Company Disclosure Letter.

(b)    With respect to each Employee Benefit Plan, the Company has provided a true, correct and complete copy of the following documents, to the extent applicable: (i) all plan documents, including any related trust documents, insurance contracts or other funding arrangements, and all amendments thereto; (ii) for the most recent plan years: (A) the IRS Form 5500 and all schedules thereto; (B) audited financial statements; and (C) actuarial or other valuation reports; (iii) the most recent IRS determination letter or opinion letter, as applicable; (iv) any other documents which are required to be filed with any regulatory authority together with all other tax clearances and approvals necessary to obtain favorable tax treatment for the Employee Benefit Plans; (v) any non-routine correspondence with any Governmental Entity regarding any Employee Benefits Plan during the past three (3) years, and (vi) the most recent summary plan descriptions.

(c)    Each Employee Benefit Plan has been established, maintained and administered in all material respects in accordance with its terms and with all Applicable Legal Requirements. No non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan.

(d)    Each Employee Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that such Employee Benefit Plan meets the requirements of Section 401(a) of the Code and nothing has occurred with respect to the operation of the Employee Benefit Plans that would reasonably be expected to cause the denial or loss of such qualification or exemption.

(e)    No Group Company sponsors, contributes to, or has any liability or has ever sponsored, contributed to or had any liability (including on account of an ERISA Affiliate) in respect of: (i) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (including any “multiemployer plan” within the meaning of Section (3)(37) of ERISA); (ii) a “multiple employer plan” as defined in Section 413(c) of the Code; or (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(f)    None of the Employee Benefit Plans provide for, and the Group Companies have no liability in respect of, post-retiree health, welfare or life insurance benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state or other Legal Requirements, with respect to which such participant or the participant’s beneficiary pays the full premium cost.

(g)    With respect to any Employee Benefit Plan no actions, suits, claims (other than routine claims for benefits in the Ordinary Course of Business), audits, inquiries, proceedings or lawsuits are pending, or, to the Knowledge of the Company, threatened against any Employee Benefit Plan, the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of any Employee Benefit Plan with respect to the operation thereof. No event has occurred, and to the Knowledge of the Company, no condition exists that would, by reason of the Company’s affiliation with any of its ERISA Affiliates, subject the Company to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other Legal Requirements.

(h)    All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Employee Benefit Plans have been timely made or accrued in all material respects.

(i)    Except as disclosed on Schedule 4.11(i) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or in connection with any other event(s): (1) result in any payment or benefit becoming due to any current or former employee, contractor who is a natural person or director of the Company or its subsidiaries or under any Employee Benefit Plan; (2) increase any amount of compensation or benefits otherwise payable to any such employee, contractor or director under any Employee Benefit Plan; (3) result in the acceleration of the time of payment, funding or vesting of any benefits to any such employee, contractor or director under any Employee Benefit Plan; or (4) limit the right to merge, amend or terminate any Employee Benefit Plan.

(j)    Neither the execution and delivery of this Agreement nor the consummation of the Transactions shall, either alone or in connection with any other event(s) give rise to any “excess parachute payment” as defined in Section 280G(b)(1) of the Code, any excise tax owing under Section 4999 of the Code or any other amount that would not be deductible under Section 280G of the Code.

(k)    The Company maintains no obligations to gross-up or reimburse any individual for any tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

(l)    Each Employee Benefit Plan that is a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been established, operated and maintained in compliance with Section 409A of the Code in all material respects.

(m)    With respect to each Employee Benefit Plan subject to the Legal Requirements of any jurisdiction outside the United States, (i) all employer contributions to each such Employee Benefit Plan required by Applicable Legal Requirements or by the terms of such Employee Benefit Plan have been made with only immaterial exceptions; (ii) each such Employee Benefit Plan required to be registered has been registered and has been maintained in all material respects in good standing with applicable regulatory authorities and, to the Knowledge of the Company, no event has occurred since the date of the most recent approval or application therefor relating to any such Employee Benefit Plan that would reasonably be expected to adversely affect any such approval or good standing; and (iii) each such Employee Benefit Plan required to be fully funded or fully insured, is fully funded or fully insured, including any back-service obligations, (determined using reasonable actuarial assumptions) in compliance in all material respects with all Applicable Legal Requirements. Each Employee Benefit Plan subject to the laws of any jurisdiction outside the United States which provides retirement benefits is a defined contribution plan.

4.12    Labor Matters.

(a)    Except as disclosed on Schedule 4.12(a) of the Company Disclosure Letter, no Group Company is a party to or bound by any labor agreement, collective bargaining agreement or other labor Contract applicable to persons employed by any Group Company. No employees of the Group Companies are represented by any labor or trade union, employee representative body or association, labor organization, or works council with respect to their employment with the Group Companies. There are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal, nor has any such representation proceeding, petition, or demand been brought, filed, made, or, to the Knowledge of the Company, threatened within the last three (3) years. Since January 1, 2017, there have been no pending or threatened labor organizing activities involving any Group Company or with respect to any employees of the Group Companies.

(b)    Since January 1, 2017, there have been no material grievances, unfair labor practice charges or other labor disputes against the Group Companies involving any employee of the Group Companies, nor are any such matters pending or, to the Knowledge of the Company, threatened.

(c)    As of the date hereof, to the Knowledge of the Company, none of the Company’s officers or key employees has given notice to the Company of any intent to terminate his or her employment with the Company. The Group Companies are in compliance in all material respects and, to the Knowledge of the Company, each of their employees and consultants are in compliance in all material respects, with the terms of any employment, nondisclosure, restrictive covenant, and consulting agreements between any Group Company and such individuals.

(d)    None of the Group Companies is party to a settlement agreement with a current or former officer, employee or independent contractor of any Group Company that involves allegations relating to sexual harassment by either (i) an officer of any Group Company or (ii) an employee of any Group Company at the level of Vice President or above. During the past three (3) years, no allegations of sexual harassment or sexual misconduct have been made against (i) any officer or director of any Group Company or (ii) an employee of any Group Company at the level of Vice President or above.

(e)    Except as set forth on Schedule 4.12(e) of the Company Disclosure Letter, there are no material complaints, charges, proceeding, investigation or claims against the Group Companies pending or, to Knowledge of the Company, threatened to be brought or filed, with any Governmental Entity based on, arising out of, in connection with or otherwise relating to the employment or termination of employment or failure to employ by any Group Company, of any individual. Each Group Company is in material compliance with all Applicable Legal Requirements respecting employment and employment practices, including all laws respecting terms and conditions of employment, wages and hours, the Worker Adjustment and Retraining Notification Act (“WARN”), and any similar foreign, state or local “mass layoff” or “plant closing” laws, collective bargaining, immigration, employee benefits, labor relations, discrimination, civil rights, harassment, worker classification, wages and hours, pay equity, affirmative action, safety and health, employee leave, workers’ compensation and the collection and payment of withholding and/or social security taxes and any similar tax.

(f)    There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to any Group Company within the six (6) months prior to the Closing.

(g)    Except as set forth on Schedule 4.12(g) of the Company Disclosure Letter, the Group Companies are not and have not been: (i) a “contractor” or “subcontractor” (as defined by Executive Order 11246), (ii) required to comply with Executive Order 11246 or (iii) required to maintain an affirmative action plan.

(h)    Except as set forth on Schedule 4.12(h) of the Company Disclosure Letter, no Group Company is liable for any arrears of a material amount of wages or any related penalties. All material amounts that the Group Companies are legally required to withhold from their employees’ wages and to pay to any Governmental Entity as required by Applicable Legal Requirements have been withheld and paid, and the Group Companies do not have any outstanding obligations to make any such withholding or payment, other than with respect to an open payroll period or as would not result in material liability to the Group Companies, taken as a whole. There are no pending, or to the Knowledge of the Company, threatened in writing Legal Proceedings against any Group Company by any employee in connection with such employee’s employment or termination of employment by such Group Company.

(i)    No employee or former employee of the Group Companies is owed any wages, material benefits or other compensation for past services (other than wages, benefits and compensation accrued during the current pay period and any accrued pay or benefits for services, which by their terms or under Applicable Legal Requirements, are payable in the future, such as but not limited to accrued vacation, commission payments, recreation leave and severance pay).

4.13    Real Property; Tangible Property.

(a)    The Group Companies do not own any real property.

(b)    Each Group Company has a valid, binding and enforceable leasehold interest for each of the real properties for which it is a lessee (the “Company Leased Properties”), free and clear of all Liens (other than Permitted Liens) and each of the leases, lease guarantees, agreements and documents related to any Company Leased Properties, including all amendments, terminations and modifications thereof (collectively, the “Company Real Property Leases”), is in full force and effect. The Company has made available to Parent true, correct and complete copies of all material Company Real Property Leases. No Group Company is in breach of or default under any Company Real Property Lease, and, to the Knowledge of the Company, no event has occurred and no circumstance exists which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a default, except for such breaches or defaults as would not individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. To the Knowledge of the Company, (i) there are no pending condemnation proceedings with respect to any of the Company Leased Properties and (ii) the current use of the Company Leased Properties does not violate any local planning, zoning or similar land use restrictions of any Governmental Entity in any material respect. No Group Company has received or given any written notice of any default or event that with notice or lapse of time, or both, would constitute a breach or default by any Group Company under any of the Company Real Property Leases and, to the Knowledge of the Company, no other party is in breach or default thereof, except for such breaches or defaults as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole. No party to any Company Real Property Lease has exercised any termination rights with respect thereto. Except as set forth on Schedule 4.13(b)(i) of the Company Disclosure Letter and except as permitted after the occurrence of an event of default thereunder or as otherwise set forth in the applicable Company Real Property Leases, no party has the right to terminate any of the Company Real Property Leases. Schedule 4.13(b)(ii) of the Company Disclosure Letter contains a true and correct list of all Company Real Property Leases. Other than the rights of lessors under the Company Real Property Leases, no Person other than the Group Companies has the right to use the Company Leased Properties.

(c)    Each Group Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its tangible assets, free and clear of all Liens other than: (i) Permitted Liens; (ii) the rights of lessors under any Company Real Property Lease; and (iii) the Liens specifically identified on Schedule 4.13(c)(iii) of the Company Disclosure Letter. The tangible assets (together with the Intellectual Property rights and contractual rights) of the Group Companies: (A) constitute all of the assets, rights and properties that are currently being used for the operation of the businesses of the Group Companies as they are now conducted, and taken together, are adequate and sufficient for the operation of the businesses of the Group Companies as currently conducted; and (B) have been maintained in all material respects in accordance with generally applicable accepted industry practice, are in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable for the uses to which they are being put, in each case of clauses (A) and (B) except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

4.14    Taxes.

(a)    Except as set forth on Schedule 4.14(a) of the Company Disclosure Letter, all material Tax Returns required to be filed by or on behalf of each Group Company have been duly and timely filed with the appropriate Governmental Entity and all such Tax Returns are true, correct and complete in all material respects. All material amounts of Taxes payable by or on behalf of each Group Company (whether or not shown on any Tax Return) have been fully and timely paid.

(b)    Except as set forth on Schedule 4.14(b) of the Company Disclosure Letter, each of the Group Companies has complied in all material respects with all Applicable Legal Requirements relating to the withholding and remittance of all material amounts of Taxes and withheld and paid all material amounts of Taxes required to have been withheld and paid to the appropriate Governmental Entity.

(c)    Except as set forth on Schedule 4.14(c) of the Company Disclosure Letter, no claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Entity in writing (nor to the Company’s Knowledge is there any) against any Group Company which has not been paid or resolved.

(d)    Except as set forth on Schedule 4.14(d) of the Company Disclosure Letter, no material Tax audit or other examination of any Group Company by any Governmental Entity is presently in progress, nor has the Company been notified in writing of any (nor to the Company’s Knowledge is there any) request or threat for such an audit or other examination.

(e)    There are no liens for Taxes (other than Permitted Liens) upon any of the assets of the Group Companies.

(f)    No Group Company has any liability for a material amount of unpaid Taxes which has not been accrued for or reserved on the Company’s Financial Statements, other than any liability for unpaid Taxes that has been incurred since the end of the most recent fiscal year in connection with the operation of the business of the Group Companies in the Ordinary Course of Business.

(g)    Except as set forth on Schedule 4.14(g) of the Company Disclosure Letter, no Group Company: (i) has any liability for the Taxes of another Person (other than any Group Company) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirements) or as a transferee or a successor or by Contract (other than pursuant to commercial agreements entered into in the Ordinary Course of Business and the principal purpose of which is not related to Taxes); (ii) is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (excluding commercial agreements entered into in the Ordinary Course of Business and the principal purpose of which is not related to Taxes); or (iii) has, within the last three (3) years, ever been a member of an affiliated, consolidated, combined or unitary group filing for U.S. federal, state or local income Tax purposes, other than a group the common parent of which was or is any Group Company.

(h)    No Group Company: (i) has consented to extend the time in which any Tax may be assessed or collected by any Governmental Entity (other than pursuant to automatic extensions of time to file Tax Returns obtained in the Ordinary Course of Business), which extension is still in effect; or (ii) has entered into or been a party to any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code for a taxable period for which the applicable statute of limitations remains open.

(i)    Except as set forth on Schedule 4.14(i) of the Company Disclosure Letter, no Group Company has a permanent establishment in any country other than the country of its organization for income Tax purposes, or is subject to income Tax in a jurisdiction outside the country of its organization, in each case, where it is required to file material income Tax Returns and did not file such Tax Returns.

(j)    Except as set forth on Schedule 4.14(j) of the Company Disclosure Letter, each Group Company has paid all material sales, use, value added or any similar Transfer Taxes in jurisdictions where it is required by law to pay such Taxes and has filed with the appropriate Governmental Entity all material Tax Returns required to be filed by it in respect of such Taxes, and all such Tax Returns are true, correct and complete in all material respects.

(k)    No Group Company has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(l)    No Group Company will be required to include any material item of income in, or exclude any material item or deduction from, taxable income for any taxable period beginning after the Closing Date or, in the case of any taxable period beginning on or before and ending after the Closing Date, the portion of such period beginning after the Closing Date, as a result of: (i) an installment sale or open transaction disposition that occurred on or prior to the Closing Date; (ii) any change in method of accounting on or prior to the Closing Date, including by reason of the application of Section 481 of the Code (or any analogous provision of state, local or foreign Legal Requirements); (iii) any prepaid amount received or deferred revenue recognized on or prior to the Closing Date, other than in respect of such amounts reflected in the balance sheets included in the Financial Statements, or received in the Ordinary Course of Business since the date of the most recent balance sheet included in the Financial Statements; (iv) to the Company’s Knowledge, any intercompany transaction described in Treasury Regulations under Section 1502 (or any corresponding or similar provision of state or local Legal Requirements); or (v) any closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Legal Requirements.

(m)    No Group Company has made an election described in Section 965(h) of the Code.

(n)    Within the last three (3) years, no claim has been made in writing (nor to the Company’s Knowledge has any claim been made) by any Governmental Entity in a jurisdiction in which any Group Company does not file Tax Returns that is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

(o)    To the Company’s Knowledge, the Company has not been, is not, and immediately prior to the Effective Time will not be, treated as an “investment company” within the meaning of Section 368(a)(2)(F) of the Code.

(p)    The Company has not taken any action, and it is not aware of any fact or circumstance that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from constituting an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations.

4.15    Environmental Matters.

(a)    Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole:

(i)    The Group Companies are and, for the past four (4) years, have been in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with any Order which a Group Company is subject to which arises under or is related to Environmental Laws;

(ii)    (A) The Group Companies possess all governmental permits, approvals, authorizations, consents, licenses or certificates required by all applicable Environmental Laws (collectively, “Environmental Permits”); (B) all such Environmental Permits are valid and in full force and effect; and (C) no Group Company is in default, and, to the Knowledge of Company, no environmental condition exists at the Company Leased Properties that with lapse of time would constitute a default, under such Environmental Permits;

(iii)    Neither the Company nor its Subsidiaries are party to any unresolved, pending or, to the Knowledge of the Company, threatened (in writing) complaints, claims, actions, suits, investigations, inquiries, notices, judgments, decrees, injunctions, orders, requests for information or proceedings arising under or related to Environmental Laws. To the Knowledge of the Company, no Hazardous Substances currently exist at the Company Leased Properties that would reasonably be expected to result in any of the Group Companies incurring liabilities or obligations under Environmental Laws; and

(iv)    No portion of any property currently or, to the Knowledge of the Company, formerly owned, used, leased, or operated by any Group Company has been used by any Group Company for the handling, manufacturing, processing, generation, storage or disposal of Hazardous Substances in a manner other than in compliance with applicable Environmental Law and associated Environmental Permits, and no Group Company has released Hazardous Substances into the environment (including soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air) in a manner or in quantities that would result in a violation of or give rise to a liability of any Group Company under Environmental Laws at any currently or formerly owned, used, leased or operated property or facility of any Group Company.

(b)    The Group Companies have made available to Parent copies of all material environmental assessments, studies, audits, analyses or reports relating to Company Leased Properties or the Group Companies and copies of all material, non-privileged documents relating to any material and outstanding liabilities of any of the Group Companies under Environmental Law to the extent such are in the possession, custody, or reasonable control of the Group Companies.

4.16    Brokers; Third-Party Expenses. Except as set forth on Schedule 4.16 of the Company Disclosure Letter, the Group Companies have not incurred, nor will any of them incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or the Transactions.

4.17    Intellectual Property.

(a)    Schedule 4.17(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of all of the following that are material Intellectual Property used in any of the businesses of the Group Companies and owned by the Group Companies: (i) registered Patents and pending applications for Patents; (ii) registered Trademarks and pending applications for registration of Trademarks; (iii) registered Copyrights and pending applications for registration of Copyrights (the Intellectual Property referred to in clauses (i) through (iii), collectively, the “Company Registered Intellectual Property”); (iv) Internet domain names; and (v) social media accounts. All of the Company Registered Intellectual Property is subsisting and, to the Knowledge of the Company and excepting any pending applications included therein, valid and enforceable.

(b)    One of the Group Companies is the sole and exclusive owner of all right, title and interest in and to all material Owned Intellectual Property and has a license, sublicense or otherwise possesses legally enforceable rights, to use all other Intellectual Property used in the conduct of the business of the Group Companies as presently conducted, free and clear of all Liens (other than Permitted Liens); provided that the foregoing representation and warranty does not constitute a representation and warranty of non-infringement by any Group Company. The Owned Intellectual Property and the Licensed Intellectual Property when used within the scope of the applicable Inbound License and all applicable license agreements to which such Group Company is a party include all of the material Intellectual Property necessary for each of the Group Companies to conduct its business as currently conducted; provided that the foregoing representation and warranty does not constitute a representation and warranty of non-infringement by any Group Company.

(c)    Except as disclosed on Schedule 4.17(c) of the Company Disclosure Letter, to the Knowledge of the Company, the conduct of the businesses of the Group Companies has not, within the past six (6) years, infringed, misappropriated or otherwise violated and is not infringing, misappropriating or otherwise violating any Intellectual Property rights of any Person. To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated or is infringing, misappropriating or otherwise violating any of the Owned Intellectual Property and no such claims have been made in writing against any third party by any of the Group Companies in the three (3) years prior to the date of this Agreement.

(d)    There is no action pending or, to the Knowledge of the Company, threatened, against any of the Group Companies, and no Group Company has received in the three (3) years prior to the date of this Agreement any written notice from any Person pursuant to which any Person is: (i) alleging that the conduct of the business of any Group Company is infringing, misappropriating or otherwise violating any Intellectual Property rights of any third party; or (ii) contesting the use, ownership, validity or enforceability of any of the Owned Intellectual Property. None of the material Owned Intellectual Property is subject to any pending or outstanding injunction, order, judgment, settlement, consent order, ruling or other disposition of dispute that materially adversely restricts the use, transfer or registration of, or adversely affects the validity or enforceability of, any such Owned Intellectual Property, in each case, in any material respect.

(e)    To the Knowledge of the Company, no past or present director, officer or employee of any Group Company owns (or has any claim, or any right (whether or not currently exercisable) to any ownership interest, in or to) any material Owned Intellectual Property. Each of past or present director, officer, employee, consultant or independent contractor of any of the Group Companies who are or have been engaged in creating or developing for such Group Company any material Owned Intellectual Property in the course of such Person’s employment or retention thereby has executed and delivered a written agreement, pursuant to which such Person has: (i) agreed to hold all confidential information of such Group Company in confidence both during and after such Person’s employment or retention, as applicable; and (ii) presently assigned to such Group Company all of such Person’s rights, title and interest in and to all Intellectual Property created or developed for such Group Company in the course of such Person’s employment or retention thereby. To the Knowledge of the Company, there has been no and there is currently no breach by any such Person with respect to material Intellectual Property under any such agreement.

(f)    Each of the Group Companies has taken reasonable steps to maintain the secrecy, confidentiality and value of all material Trade Secrets included in the Owned Intellectual Property. No Trade Secret that is material to the business of the Group Companies, or any Trade Secret of any third party received subject to confidentiality obligations, has been authorized to be disclosed, or, to the Knowledge of the Company, has been disclosed to any of the Group Companies’ past or present employees or any other Person, other than subject to an agreement restricting the disclosure and use of such Trade Secret.

(g)    No funding, facilities or personnel of any Governmental Entity or any university, college, research institute or other educational institution has been or is being used in any material respect to create, in whole or in part, any material Owned Intellectual Property.

(h)    A Group Company owns or has a valid right to access and use pursuant to a written agreement (which, for the avoidance of doubt, shall include standard click-through agreements), all computer systems, including the Software, firmware, hardware, networks, interfaces, platforms and related systems, databases, websites and equipment necessary for each Group Company to process, store, maintain and operate data, information and functions that are material to the business of the Group Companies (collectively, the “Company

IT Systems”). The Company IT Systems are adequate in all material respects for the operation of the business of the Group Companies as currently conducted. In the last three (3) years, there have been no material failures, breakdowns, continued substandard performance or other adverse events adversely affecting any such Company IT Systems that have caused a disruption or interruption in or to the business of the Group Companies in any material respect. To the Knowledge of the Company, the Company IT Systems do not contain any viruses, worms, Trojan horses, bugs, faults or other devices, errors, contaminants or effect that materially disrupt or adversely affect the functionality of the Company IT Systems or enable any Person to access without authorization any Company IT Systems.

(i)    No source code for any Software currently used in the business of any Group Company that constitutes material Owned Intellectual Property (“Group Company Software”) has been delivered, licensed or made available to any escrow agent or other Person. None of the Group Companies has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Group Company Software to any escrow agent or other Person and no event has occurred and, to the Knowledge of the Company, no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the delivery, license or disclosure of the source code for any Group Company Software to any other Person.

(j)    None of the Group Companies has incorporated or used any Open Source Code in or with any material Software used by any of the Group Companies in a manner that requires the contribution or disclosure to any third party of any material portion of the source code of any Group Company Software. The Group Companies are in material compliance with the terms and conditions of all relevant Open Source Licenses used in the business of the Group Companies.

(k)    The execution and delivery of this Agreement by the Group Companies and the consummation of the Transactions will not, on the part of the Group Companies: (i) result in the material breach of, or create on behalf of any third party the right to terminate or modify, any agreement relating to any material Owned Intellectual Property or material Licensed Intellectual Property; (ii) result in or require under any Contract to which any of the Group Companies is a party, the grant, assignment or transfer to any other Person (other than Parent, First Merger Sub, Second Merger Sub or any of their respective Affiliates) of any license or other right or interest under, to or in any material Owned Intellectual Property or any of the Intellectual Property of Parent, First Merger Sub, Second Merger Sub or any of their respective Affiliates; or (iii) cause a material loss or impairment of any material Owned Intellectual Property or material Licensed Intellectual Property.

4.18    Privacy.

(a)    Each of the Group Companies and, to the Company’s Knowledge, any Person acting for or on behalf of any of the Group Companies, has for the past three (3) years complied in all material respects, as applicable to such Group Company, with: (i) all applicable Privacy Laws; (ii) all of the applicable Group Company’s policies and notices regarding Personal Data; and (iii) all of such Group Company’s contractual obligations with respect to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical and administrative), disposal, destruction, disclosure, or transfer (including cross-border) (collectively, “Processing”) of Personal Data. None of the Group Companies have received in the three (3) years prior to the date of this Agreement any written notice of any claims (including written notice from third parties acting on its or their behalves), of, or been charged with, the violation of, any Privacy Laws, applicable privacy policies, or contractual commitments with respect to Personal Data. None of the Group Companies is in material violation of its privacy policies or notices or contractual obligations with respect to Processing Personal Data.

(b)    Each of the Group Companies has, in the past three (3) years, as applicable: (i) implemented and maintained reasonable technical, physical and administrative safeguards, procedures and practices, which safeguards, procedures and practices are consistent with practices in the industry in which the applicable Group

Company operates and are appropriate to the nature of the information, to protect Personal Data and other confidential information in its possession or under its control against loss, theft, misuse or unauthorized access, use, modification or disclosure; (ii) entered into written agreements with all third-party service providers, outsourcers, processors or other third parties who Process, store or otherwise handle Personal Data for or on behalf of the applicable Group Company that obligate such Persons to comply with applicable Privacy Laws and to take reasonable steps to protect and secure Personal Data from loss, theft, misuse or unauthorized access; and (iii) to the Knowledge of the Company, any third party who has provided Personal Data to any of the Group Companies has done so in compliance with Privacy Laws applicable to it, including providing any notice and obtaining any consent required under such Privacy Laws.

(c)    In the last three (3) years, there have been no breaches, security incidents or misuse of or unauthorized access to any material Company IT Systems or Personal Data in the control of any of the Group Companies or, to the Knowledge of the Company, collected, used or processed by a third party on behalf of the Group Companies, and none of the Group Companies have provided or been legally or contractually required to provide any notices to any Person in connection with any breaches, security incidents, misuse of or unauthorized access to any material Company IT Systems or Personal Data. Each of the Group Companies has implemented commercially reasonable disaster recovery and business continuity plans, and taken actions materially consistent with such plans, to the extent required, to safeguard the data and Personal Data in its possession or control. Each of the applicable Group Companies has conducted commercially reasonable privacy and data security testing or audits at reasonable intervals and have resolved or remediated in all material respects any material privacy or data security issues or vulnerabilities identified.

4.19    Agreements, Contracts and Commitments.

(a)    Schedule 4.19(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each Company Material Contract (as defined below) that is in effect as of the date of this Agreement. For purposes of this Agreement, “Company Material Contract” of the Group Companies shall mean:

(i)    any Contract or purchase commitment reasonably expected to result in future payments to or by any Group Company in excess of $500,000 per annum;

(ii)    any Contract between a Group Company and one of the top 20 customers of the Group Companies’ operations as determined by the dollar volume of revenue and considering the Group Companies as a whole during the 12-month period prior to the date of this Agreement;

(iii)    any Contract between a Group Company and one of the top 10 suppliers of the Group Companies’ operations (the “Material Suppliers”) as determined by dollar volume of payments and considering the Group Companies as a whole during the 12-month period prior to the date of this Agreement;

(iv)    any material Contract with any college or other academic institution;

(v)    any Contract that purports to limit (A) the localities in which the Group Companies’ businesses are conducted, (B) any Group Company from engaging in any line of business or (C) any Group Company from developing, marketing or selling products or services, in each case, in any manner that is material to the Group Companies, taken as a whole, including any non-compete agreements or agreements limiting the ability of any of the Group Companies to solicit customers or employees, in a manner that is material to the Group Companies, taken as a whole;

(vi)    any Contract that imposes obligations on any of the Group Companies to provide “most favored nation” pricing to any of its customers, or that contains any “take or pay” or minimum requirements with any of its suppliers, right of first refusal or other similar provisions with respect to any transaction engaged in by any of the Group Companies;

(vii)    any Contract that is related to the governance or operation of any joint venture, partnership or similar arrangement, other than such contract solely between or among any of the Group Companies;

(viii)    any Contract for or relating to any borrowing of money by or from the Company, including the Existing Credit Agreement;

(ix)    any employment, consulting (with respect to an individual, independent contractor) or management Contract providing for annual payments in excess of $200,000, excluding any such employment, consulting, or management Contract that either: (A) is terminable by the Company upon 30 days or less of notice; or (B) provides for notice and/or garden leave obligations as required by Applicable Legal Requirements, in each case, so long as such Contract does not provide for: (1) severance or similar obligations; (2) transaction bonuses or change in control payments; or (3) tax gross-ups;

(x)    any Contract: (A) providing for the grant of any preferential rights to purchase or lease any asset of the Company; or (B) providing for any right (exclusive or non-exclusive) to sell or distribute any material product or service of any of the Group Companies (in the case of clauses (A) and (B), other than Contracts for the purchase or sale of inventory, or supplies entered into in the Ordinary Course of Business);

(xi)    any Contract that includes an obligation to register any Company Common Stock or other securities of any Group Company with any Governmental Entity (other than requirements of foreign Applicable Legal Requirements in the Ordinary Course of Business related to the recording with an applicable Governmental Entity of the ownership of non-U.S. Group Companies);

(xii)    any Contracts for: (A) the sale of any of the business, properties or assets of any Group Company in an amount in excess of $100,000; or (B) the acquisition by any Group Company of any operating business, properties or assets, whether by merger, purchase or sale of stock or assets or otherwise (in the case of clauses (A) and (B), other than Contracts for the purchase or sale of inventory, or supplies entered into in the Ordinary Course of Business);

(xiii)    any Contract that includes an obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(xiv)    any labor agreement, collective bargaining agreement, or any other labor-related agreements with any labor or trade union, employee representative body or association, labor organization, or works council;

(xv)    any Contract for the use by any of the Group Companies of any tangible property where the annual lease payments are greater than $100,000 (other than any lease of vehicles, office equipment or operating equipment made in the Ordinary Course of Business); and

(xvi)    any Contract under which any of the Group Companies: (A) licenses Intellectual Property from any third party (other than licenses for Intellectual Property entered into in the Ordinary Course of Business that are (x) subject to a total fee of less than $300,000 per year or $600,000 in the aggregate, for off-the-shelf Software in object code form or (y) merely incidental to the transaction contemplated in such agreement, the commercial purpose of which is primarily for something other than such license, such as an agreement to purchase or lease equipment (e.g., a photocopier, computer, or mobile phone) that also contains a non-exclusive license of embedded Intellectual Property (“Inbound License”)); (B) licenses Intellectual Property to any third party (excluding any licenses granted to customers on a non-exclusive basis in the Ordinary Course of Business); (C) has acquired from or transferred to any third party any material patents or other material Intellectual Property (other than agreements with employees, consultants, or contractors entered into in the Ordinary Course of Business that assign all Intellectual Property developed by the employee, consultant, or contractor to a Group Company); or (D) otherwise permits or agrees to permit any other Person to enforce or register any material Owned Intellectual Property, including any coexistence agreements or covenants not to sue.

(b)    Each Company Material Contract is in full force and effect and represents a legal, valid and binding obligation of the applicable Group Company party thereto and, to the Knowledge of the Company, represents a legal, valid and binding obligation of the counterparties thereto, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’

rights generally or by principles governing the availability of equitable remedies. True, correct and complete copies of all Company Material Contracts have been made available to Parent.

(c)    Neither the Company nor, to the Knowledge of the Company, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Company Material Contract, and no party to any Company Material Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to be material to the Group Companies, taken as a whole.

4.20    Insurance. Each of the Group Companies maintains insurance policies or fidelity or surety bonds covering its assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”) covering all material insurable risks in respect of its business and assets, the Insurance Policies are in full force and effect, all material premiums due to date thereunder have been paid in full, and no Group Company is in default with respect to any other material obligations thereunder. The coverages provided by such Insurance Policies are usual and customary in amount and scope for the Group Companies’ business and operations as concurrently conducted, and sufficient to comply with any insurance required to be maintained by Company Material Contracts, and, to the Knowledge of the Company, there have been no material claims or events with respect to the business of the Group Companies that would be covered under a usual or customary insurance policy but for which coverage was not purchased by the Group Companies. No written notice of cancellation or termination has been received by any Group Company with respect to any of the effective Insurance Policies. There is no pending material claim by any Group Company against any insurance carrier under any of the existing Insurance Policies for which (i) coverage has been denied or disputed by the applicable insurance carrier or (ii) that is being handled subject to a reservation of rights notice. As of the date hereof, no Group Company has received written notice of any outstanding requirements under any existing Insurance Policy for risk improvements that are reasonably likely to give rise to a material capital expenditure after the Closing. To the Knowledge of the Company, all incidents which would reasonably be expected to result in a material claim after the Closing have been notified to the relevant insurers under the Insurance Policies.

4.21    Interested Party Transactions.

(a)    Except as set forth on Schedule 4.21(a) of the Company Disclosure Letter, no (1) employee, officer or director of any Group Company, (2) Company Stockholder or holder of securities or derivative securities of any Group Company or (3) a member of any of the respective immediate families of any of the foregoing is indebted to any Group Company for borrowed money, nor are any of the Group Companies indebted for borrowed money (or committed to make loans or extend or guarantee credit) to any of such Persons, other than: (i) for payment of salary, bonuses and other compensation for services rendered; (ii) reimbursement for reasonable expenses incurred in connection with any of the Group Companies; and (iii) for other employee benefits made generally available to all employees.

(b)    Except as set forth on Schedule 4.21(b) of the Company Disclosure Letter, to the Knowledge of the Company, no officer, director, employee, Company Stockholder or holder of securities or derivative securities of the Group Companies (each, an “Insider”) or any member of an Insider’s immediate family is, directly or indirectly, interested in any Contract with any of the Group Companies (other than such Contracts relate to any such Person’s ownership of Company Common Stock or other securities of the Group Companies or such Person’s employment or consulting arrangements with the Group Companies).

4.22    Information Supplied. The information relating to the Group Companies supplied by the Company for inclusion in the Proxy Statement will not, as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to holders of Parent Class A Stock or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to: (a) statements made or incorporated by reference therein based on information supplied by Parent, First Merger Sub or Second Merger Sub for inclusion or incorporation by reference in the Proxy Statement or any Parent SEC Reports; or (b) any projections or forecasts included in the Proxy Statement.

4.23    Anti-Bribery; Anti-Corruption. None of the Group Companies or, to the Knowledge of any of the Company, any of the Group Companies’ respective directors, officers, employees, Affiliates or any other Persons acting on their behalf, at their direction or for their benefit has, within the past five (5) years, in connection with the operation of the business of the Group Companies, directly or indirectly: (a) made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind, to or for the benefit of any government official, candidate for public office, political party or political campaign, or any official of such party or campaign, for the purpose of: (i) influencing any act or decision of such government official, candidate, party or campaign or any official of such party or campaign; (ii) inducing such government official, candidate, party or campaign or any official of such party or campaign to do or omit to do any act in violation of a lawful duty; (iii) obtaining or retaining business for or with any Person; (iv) expediting or securing the performance of official acts of a routine nature; or (v) otherwise securing any improper advantage; (b) paid, offered or agreed or promised to make or offer any bribe, payoff, influence payment, kickback, unlawful rebate or other similar unlawful payment of any nature; (c) made, offered or agreed or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures; (d) established or maintained any unlawful fund of corporate monies or other properties; (e) created or caused the creation of any false or inaccurate books and records related to any of the foregoing; or (f) otherwise violated any applicable Anti-Corruption Laws. None of the Group Companies or, to the Knowledge of the Company, any of the Group Companies’ respective directors, officers, employees, Affiliates or any other Persons acting on their behalf, at their direction or for their benefit (i) is or has been within the past five (5) years the subject of an unresolved claim or allegation relating to (A) any potential violation of the Anti-Corruption Laws or (B) any potentially unlawful payment, contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment or the provision of anything of value, directly or indirectly, to an official, to any political party or official thereof or to any candidate for political office, or (ii) has received within the past five (5) years any notice or other communication from, or made a voluntary disclosure to, any Governmental Entity regarding any actual, alleged or potential violation of, or failure to comply with, any Anti-Corruption Law. The Group Companies have had and maintained within the past five (5) years a system or systems of internal controls reasonably designed to (x) ensure compliance with the Anti-Corruption Laws and (y) prevent and detect violations of the Anti-Corruption Laws.

4.24    Customs & International Trade; Sanctions.

(a)    During the past five (5) years, the Group Companies and, to the Knowledge of the Company, the Group Companies’ respective directors, officers, employees, Affiliates or any other Persons acting on their behalf have, in connection with the operation of the business of the Group Companies, been in material compliance with all applicable Customs & International Trade Laws. Without limiting the foregoing, during the past five (5) years to the Knowledge of the Company, (a) the Group Companies and the Group Companies’ respective directors, officers, employees, Affiliates or any other Persons acting on their behalf have obtained all import and export licenses and all other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings required for the export, deemed export, import, re-export, deemed re-export or transfer of goods, services, software and technology required for the operation of the respective businesses of the Group Companies, including the Customs & International Trade Authorizations; (b) no Governmental Entity has initiated any action or imposed any civil or criminal fine, penalty, seizure, forfeiture, revocation of a Customs & International Trade Authorization, debarment or denial of future Customs & International Trade Authorizations against any of the Group Companies or any of their respective directors, officers, employees, Affiliates, or any other Persons acting on their behalf in connection with any actual or alleged violation of any applicable Customs & International Trade Laws; and (c) there have been no actual or threatened claims, investigations or requests for information by a Governmental Entity with respect to the Group Companies’ or any of their respective Affiliates’ Customs & International Trade Authorizations and

compliance with applicable Customs & International Trade Laws and no disclosures made to any Governmental Entity regarding any violation of the Customs & International Trade Laws. The Group Companies have in place adequate controls and systems reasonably designed to ensure compliance with applicable Customs & International Trade Laws in each of the jurisdictions in which the Group Companies or any of their respective Affiliates is incorporated or does or has done business.

(b)    None of the Group Companies or, to the Knowledge of the Company, any of the Group Companies’ respective directors, officers, employees, Affiliates or any other Persons acting on their behalf, in connection with the operation of the business of the Group Companies, is a Sanctioned Person. During the past five (5) years, to the Knowledge of the Company, (a) the Group Companies and the Group Companies’ respective directors, officers, employees, Affiliates or any other Persons acting on their behalf have, in connection with the operation of the business of the Group Companies, been in compliance with Sanctions, (b) no Governmental Entity has initiated any action or imposed any civil or criminal fine, penalty, seizure, forfeiture, revocation of an authorization, debarment or denial of future authorizations against any of the Group Companies or any of their respective directors, officers, employees, Affiliates, or any other Persons acting on their behalf in connection with any actual or alleged violation of any Sanctions, and (c) there have been no actual or threatened claims, investigations or requests for information by a Governmental Entity with respect to the Group Companies’ or any of their respective Affiliates’ compliance with Sanctions and no disclosures have been made to any Governmental Entity regarding any actual or potential noncompliance with Sanctions. The Group Companies have in place adequate controls and systems reasonably designed to ensure compliance with Sanctions in each of the jurisdictions in which the Group Companies or any of their respective Affiliates is incorporated or does or has done business.

4.25    Indebtedness. Schedule 4.25 of the Company Disclosure Letter sets forth the (a) outstanding principal amount of all of the Borrowed Indebtedness, as of the date hereof, of the Group Companies and (b) amount of all of the outstanding Indebtedness, as of the date hereof, of the Group Companies, other than Borrowed Indebtedness.

4.26    Suppliers. Since January 1, 2017, no Group Company has received any written or, to the Knowledge of the Company, oral notice that any Group Company is in material breach of or material default under any Contract with any Material Supplier or that any such Material Supplier intends to cease doing business with any Group Company or materially decrease the volume of business that it is presently conducting with any Group Company.

4.27    Customers.

(a)    Since January 1, 2017, no Group Company has received any written notice that any Group Company is in material breach of or material default under any Contract with any of the top 50 customers of the Group Companies’ operations as determined by the dollar volume of revenue and considering the Group Companies as a whole during the 12-month period prior to the date of this Agreement, or that any such customer intends to cease doing business with any Group Company, terminate any Contract with any Group Company, materially decrease the volume of business that it is presently conducting with any Group Company or materially decrease the amount of revenue it will provide to any Group Company relative to the amount of revenue it provided to such Group Company in the 12-month period prior to the date of such notice.

(b)    Since January 1, 2020, no Group Company has received, to the Knowledge of the Company, any oral notice that any Group Company is in material breach of or material default under any Contract with any of the top 20 customers of the Group Companies’ operations as determined by the dollar volume of revenue and considering the Group Companies as a whole during the 12-month period prior to the date of this Agreement, or that any such customer intends to cease doing business with any Group Company, terminate any Contract with any Group Company, materially decrease the volume of business that it is presently conducting with any Group Company or materially decrease the amount of revenue it will provide to any Group Company relative to the amount of revenue it provided to such Group Company in the 12-month period prior to the date of such notice.

4.28    Disclaimer of Other Warranties. THE COMPANY HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE V, THE OTHER TRANSACTION AGREEMENTS AND THE FORWARD PURCHASE AGREEMENT (COLLECTIVELY, THE “SPECIFIED REPRESENTATIONS”), NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB, SPONSOR OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO THE COMPANY, ANY OF ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB, SPONSOR OR ANY OF THEIR RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS, IN EACH CASE, IN CONNECTION WITH THE TRANSACTIONS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB, SPONSOR OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO THE COMPANY, THE COMPANY STOCKHOLDER OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY IN CONNECTION WITH THE TRANSACTIONS OTHER THAN AS EXPRESSLY MADE BY PARENT, FIRST MERGER SUB AND SECOND MERGER SUB TO THE COMPANY IN THE SPECIFIED REPRESENTATIONS; AND (B) NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB, SPONSOR NOR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO THE COMPANY, THE COMPANY STOCKHOLDER, OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (I) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO THEM BY OR ON BEHALF OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR SPONSOR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (II) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (III) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB, SPONSOR OR ANY OF THEIR RESPECTIVE BUSINESSES, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITIONS, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. THE COMPANY HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY IN CONNECTION WITH THE TRANSACTIONS OTHER THAN THE SPECIFIED REPRESENTATIONS. THE COMPANY ACKNOWLEDGES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB AND THE BUSINESSES, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITIONS, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF EACH OF THE FOREGOING AND, IN MAKING ITS DETERMINATION THE COMPANY HAS RELIED ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF PARENT, FIRST MERGER SUB, AND SECOND MERGER SUB EXPRESSLY AND SPECIFICALLY SET FORTH IN THE SPECIFIED REPRESENTATIONS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 4.28, CLAIMS AGAINST PARENT, FIRST MERGER SUB, SECOND MERGER SUB, SPONSOR OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF FRAUD IN THE MAKING OF THE SPECIFIED REPRESENTATIONS BY SUCH PERSON. THE COMPANY HEREBY ACKNOWLEDGES THAT NONE OF PARENT, FIRST MERGER SUB, SECOND MERGER SUB OR SPONSOR MAKES ANY REPRESENTATION, WARRANTY OR COVENANT WITH RESPECT TO (X) STATEMENTS MADE OR INCORPORATED BY REFERENCE IN ANY PARENT SEC REPORTS OR ADDITIONAL PARENT SEC REPORTS BASED ON INFORMATION SUPPLIED BY THE GROUP COMPANIES FOR INCLUSION OR INCORPORATION BY REFERENCE IN THE PROXY STATEMENT, OR (Y) ANY PROJECTIONS OR FORECASTS INCLUDED IN THE PROXY STATEMENT.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT,

FIRST MERGER SUB AND SECOND MERGER SUB

Except: (i) as set forth in the letter dated as of the date of this Agreement and delivered by Parent, First Merger Sub and Second Merger Sub to the Company on or prior to the date of this Agreement (the “Parent Disclosure Letter”); and (ii) as disclosed in the Parent SEC Reports filed with the SEC prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Parent SEC Reports) excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements (it being (i) understood that any matter disclosed in any Parent SEC Reports will be deemed to be disclosed in a section of the Parent Disclosure Letter only to the extent that it is readily apparent on the face of such disclosure in such Parent SEC Report that it is applicable to such section of the Parent Disclosure Letter; and (ii) acknowledged that nothing disclosed in the Parent SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 5.3 or Section 5.8(a)), as a material inducement for the Company to enter into this Agreement, Parent, First Merger Sub and Second Merger Sub represent and warrant to the Company as of the date hereof as follows:

5.1    Organization and Qualification.

(a)    Each of Parent, First Merger Sub and Second Merger Sub is a company duly incorporated or organized, validly existing and in good standing under the laws of the State of Delaware, and as of immediately prior to the Closing, will be a company duly incorporated or organized, validly existing and in good standing under the laws of the State of Delaware.

(b)    Each of Parent, First Merger Sub and Second Merger Sub has the requisite corporate or limited liability power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to Parent, First Merger Sub and Second Merger Sub, taken as a whole.

(c)    None of Parent, First Merger Sub or Second Merger Sub are in violation of any of the provisions of their respective Governing Documents.

(d)    Each of Parent, First Merger Sub and Second Merger Sub is duly qualified or licensed to do business as a foreign corporation or limited liability company and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. Each jurisdiction in which Parent, First Merger Sub and Second Merger Sub are so qualified or licensed is listed on Schedule 5.1(d) of the Parent Disclosure Letter.

5.2    Parent Subsidiaries. Parent has no direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated, other than First Merger Sub and Second Merger Sub. Neither First Merger Sub nor Second Merger Sub has any assets or properties of any kind, does not now conduct and has never conducted any business, and has and will have at the Closing no obligations or liabilities of any nature whatsoever, except for such obligations as are imposed under this Agreement. First Merger Sub and Second Merger Sub are entities that have been formed solely for the purpose of engaging in a business combination.

5.3    Capitalization.

(a)    As of the date of this Agreement: (i) 5,000,000 shares of undesignated preferred stock, par value $0.0001 per share, of Parent (“Parent Preferred Stock”) are authorized and none are issued and outstanding; (ii)

500,000,000 Class A common shares of Parent, par value $0.0001 per share (“Parent Class A Stock”), are authorized and 25,000,000 are issued and outstanding; (iii) 25,000,000 Class F common shares of Parent, par value $0.0001 per share (“Parent Class F Stock” and, together with the Parent Preferred Stock and the Parent Class A Stock, the “Parent Shares”), are authorized and 6,250,000 are issued and outstanding, and upon the closing of the transactions contemplated by the (A) Forward Purchase Agreement, Parent has committed to issue an additional 2,500,000 shares of Parent Class A Stock and 833,333 warrants to purchase one share of Parent Class A Stock to Crescent and (B) the Subscription Agreements, Parent has committed to issue an additional 7,500,000 shares of shares of Parent Class A Stock; (iv) 7,000,000 warrants to purchase one share of Parent Class A Stock (the “Private Placement Warrants”) are outstanding; and (v) 12,500,000 warrants to purchase one share of Parent Class A Stock (the “Public Warrants”, collectively with the Private Placement Warrants, the “Parent Warrants”) are outstanding. All outstanding Parent Class A Stock, Parent Class F Stock, Private Placement Warrants and Public Warrants have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to, nor have been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right. The Parent Warrants have been validly issued, and constitute valid and binding obligations of Parent, enforceable against Parent in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

(b)    The authorized capital stock of First Merger Sub consists of 1,000 shares of common stock, par value $0.0001 per share (the “First Merger Sub Common Stock”). As of the date hereof, 1,000 shares of First Merger Sub Common Stock are issued and outstanding. All outstanding shares of First Merger Sub Common Stock (i) have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, and (ii) are owned by Parent, free and clear of all Liens (other than Permitted Liens).

(c)    As of the date hereof, all outstanding membership interests of Second Merger Sub (i) have been duly authorized, validly issued and are not subject to any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right, and (ii) are owned by Parent, free and clear of all Liens (other than Permitted Liens).

(d)    Except for the Parent Warrants, the Forward Purchase Agreement, the Subscription Agreements and the right of the Sponsor or certain of the Company’s officers and directors to convert up to $1,500,000 of any working capital loans they may make into warrants to purchase one share of Parent Class A Stock (which such right has been waived pursuant to the Sponsor Support Agreement), there are no outstanding options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments or Contracts of any kind to which Parent, First Merger Sub or Second Merger Sub is a party or by which any of them is bound obligating Parent, First Merger Sub or Second Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional Parent Shares, First Merger Sub Common Stock, Second Merger Sub membership interests or any other shares of capital stock or other interest or participation in, or any security convertible or exercisable for or exchangeable into Parent Shares, First Merger Sub Common Stock, Second Merger Sub membership interests or any other shares of capital stock or membership interests or other interest or participation in Parent, First Merger Sub or Second Merger Sub.

(e)    Each Parent Share, share of First Merger Sub Common Stock and Second Merger Sub membership interests and Parent Warrant: (i) has been issued in compliance in all material respects with: (A) Applicable Legal Requirements; and (B) the Governing Documents of Parent, First Merger Sub or Second Merger Sub, as applicable; and (ii) was not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any Applicable Legal Requirements, the Governing Documents of Parent, First Merger Sub or Second Merger Sub, as applicable or any Contract to which any of Parent, First Merger Sub or Second Merger Sub is a party or otherwise bound by.

(f)    All outstanding shares of capital stock of the Subsidiaries of Parent are owned by Parent, or a direct or indirect wholly owned Subsidiary of Parent, free and clear of all Liens (other than Permitted Liens).

(g)    Subject to approval of the Parent Stockholder Matters, the shares of Parent Common Stock to be issued by Parent in connection with the Transactions and the Forward Purchase Transaction, in each case, solely with respect to shares to be issued at the Closing, upon issuance in accordance with the terms of this Agreement (i) will be duly authorized, validly issued, fully paid and non-assessable, (ii) will be issued in compliance with all Applicable Legal Requirements, (iii) will not be issued in violation of any options, warrants, calls, rights (including preemptive rights), the Governing Documents of Parent or commitments or agreements to which Parent is a party or by which it is bound, and (iv) will not be subject to any preemptive rights of any other stockholder of Parent or restrictions on transfer (other than applicable federal or state securities or “blue sky” laws and any restrictions on transfer set forth in the A&R Registration Rights Agreement, the Parent A&R Charter, the Subscription Agreements and the Forward Purchase Agreement) and will be capable of effectively vesting in the Company Stockholder title to all such securities, free and clear of all Liens (other than applicable federal or state securities or “blue sky” laws and any restrictions on transfer set forth in the A&R Registration Rights Agreement, the Parent A&R Charter, the Subscription Agreements and the Forward Purchase Agreement). There are no securities or instruments issued by or to which Parent is a party containing anti-dilution or similar provisions that will be triggered by the consummation of the Transactions or the transactions contemplated by the Forward Purchase Agreement or the Subscription Agreements, in each case, that have not been or will be waived on or prior to the Closing Date.

(h)    Each holder of any of the Parent Shares initially issued to the Sponsor in connection with Parent’s initial public offering: (i) is obligated to vote all of such Parent Shares in favor of approving the Transactions; and (ii) is not entitled to elect to redeem any of such holder’s Parent Shares pursuant to the Parent Organizational Documents.

(i)    Except as set forth in the Parent Organizational Documents or the Current Registration Rights Agreement or in connection with the Transactions, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreements or understandings to which Parent is a party or by which Parent is bound with respect to any ownership interests of Parent.

(j)    The holders of the Parent Class F Stock have waived any adjustment to the Initial Conversion Ratio (as defined in the Parent Charter).

5.4    Authority Relative to this Agreement. Each of Parent, First Merger Sub and Second Merger Sub has the requisite power and authority to: (a) execute, deliver and perform this Agreement and the other Transaction Agreements to which it is a party, and each ancillary document that it has executed or delivered or is to execute or deliver pursuant to this Agreement; and (b) carry out its obligations hereunder and thereunder and to consummate the Transactions (including the Mergers). The execution and delivery by Parent, First Merger Sub and Second Merger Sub of this Agreement and the other Transaction Agreements to which each of them is a party, and the consummation by Parent, First Merger Sub and Second Merger Sub of the Transactions (including the Mergers) have been duly and validly authorized by all necessary corporate or limited liability company action on the part of each of Parent, First Merger Sub and Second Merger Sub, and no other proceedings on the part of Parent, First Merger Sub or Second Merger Sub are necessary to authorize this Agreement or the other Transaction Agreements to which each of them is a party or to consummate the transactions contemplated thereby, other than approval of the Parent Stockholder Matters. This Agreement and the other Transaction Agreements to which each of them is a party have been duly and validly executed and delivered by Parent, First Merger Sub and Second Merger Sub and, assuming the due authorization, execution and delivery thereof by the other Parties, constitute the legal and binding obligations of Parent, First Merger Sub and Second Merger Sub (as applicable), enforceable against Parent, First Merger Sub and Second Merger Sub (as applicable) in accordance with their terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies.

5.5    No Conflict; Required Filings and Consents.

(a)    Subject to the approval by the stockholders of Parent of the Parent Stockholder Matters, neither the execution, delivery nor performance by Parent, First Merger Sub and Second Merger Sub of this Agreement or the other Transaction Agreements to which each of them is a party, nor the consummation of the Transactions shall: (i) conflict with or violate their respective Governing Documents; (ii) assuming that the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 5.5(b) are duly and timely obtained or made, conflict with or violate any Applicable Legal Requirements; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair their respective rights or alter the rights or obligations of any third party under, or give to others any rights of consent, termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any Contracts, except, with respect to clause (iii), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b)    The execution and delivery by each of Parent, First Merger Sub and Second Merger Sub of this Agreement and the other Transaction Agreements to which it is a party, does not, and the performance of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except: (i) for the filing of the Certificates of Merger in accordance with the DGCL and DLLCA, as applicable; (ii) for applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, foreign securities laws and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which Parent is qualified to do business; (iii) for the filing of any notifications required under the HSR Act, any filings required pursuant to antitrust laws and the expiration of the required waiting periods thereunder; and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to Parent or reasonably be expected to prevent or materially delay or materially impair the consummation of the Transactions or the ability of Parent to perform its obligations under this Agreement or the other Transaction Agreements.

5.6    Compliance; Approvals. Since its incorporation or organization, as applicable, each of Parent, First Merger Sub and Second Merger Sub has complied in all material respects with and has not been in violation of any Applicable Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business. Since the date of its incorporation or organization, as applicable, to the Knowledge of Parent, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries has been pending or threatened. No written, or to the Knowledge of Parent, oral notice of non-compliance with any Applicable Legal Requirements has been received by any of Parent, First Merger Sub or Second Merger Sub. Each of Parent, First Merger Sub and Second Merger Sub is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to Parent, First Merger Sub and Second Merger Sub, taken as a whole. Each Approval held by Parent, First Merger Sub and Second Merger Sub is valid, binding and in full force and effect. None of Parent, First Merger Sub or Second Merger Sub: (a) are in default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation) of any material term, condition or provision of any such Approval; or (b) have received any notice from a Governmental Entity that has issued any such Approval that it intends to cancel, terminate, modify or not renew any such Approval.

5.7    Parent SEC Reports and Financial Statements.

(a)    Parent has filed all forms, reports, schedules, statements and other documents required to be filed or furnished by Parent with the SEC under the Exchange Act or the Securities Act since Parent’s incorporation to the date of this Agreement, together with any amendments, restatements or supplements thereto (all of the foregoing filed prior to the date of this Agreement, the “Parent SEC Reports”), and will have filed all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement through the Closing Date (the “Additional Parent SEC Reports”). All Parent SEC Reports, Additional Parent SEC Reports, any correspondence from or to the SEC or Nasdaq (other than such correspondence in connection with the initial public offering of Parent) and all certifications and statements required by: (i) Rule 13a-14 or 15d-14 under the Exchange Act; or (ii) 18 U.S.C. § 1350 (Section 906) of the Sarbanes-Oxley Act with respect to any of the foregoing (collectively, the “Certifications”) are available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system (EDGAR) in full without redaction. Parent has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by Parent with the SEC to all agreements, documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect. The Parent SEC Reports were, and the Additional Parent SEC Reports will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Reports did not, and the Additional Parent SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Certifications are each true and correct in all material respects. Parent maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. Each director and executive officer of Parent has filed with the SEC on a timely basis all statements required with respect to Parent by Section 16(a) of the Exchange Act and the rules and regulations thereunder. As used in this Section 5.7(a), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or Nasdaq.

(b)    The financial statements and notes of Parent contained or incorporated by reference in the Parent SEC Reports fairly present in all material respects, and the financial statements and notes of Parent to be contained in or to be incorporated by reference in the Additional Parent SEC Reports will fairly present in all material respects the financial condition and the results of operations, changes in stockholders’ equity and cash flows of Parent as at the respective dates of, and for the periods referred to, in such financial statements, all in accordance with: (i) U.S. GAAP; and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. Parent has no off-balance sheet arrangements that are not disclosed in the Parent SEC Reports. No financial statements other than those of Parent are required by U.S. GAAP to be included in the consolidated financial statements of Parent.

5.8    Absence of Certain Changes or Events. Except as set forth in Parent SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since December 31, 2019, there has not been: (a) any Parent Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend on, or other distribution in respect of, any of Parent’s capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent’s capital stock or any other securities of Parent or any options, warrants, calls or rights to acquire any such shares or other securities; (c) any split, combination or reclassification of any of Parent’s capital stock; (d) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements; (e) any change in the auditors of Parent; (f) any issuance of capital stock of Parent; (g) any revaluation by Parent of any of its assets, including any sale of assets of Parent other than in the Ordinary Course of Business; or (h) any action taken or agreed upon by Parent or any of its Subsidiaries that would be prohibited by Section 6.2 if such action were taken on or after the date hereof without the consent of the Company.

5.9    Litigation. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened in writing against or otherwise relating to Parent or any of its Subsidiaries, before any Governmental Entity: (a) challenging or seeking to enjoining, alter or materially delay the Transactions or (b) that would, individually or in the aggregate, reasonably be expected to be material to Parent.

5.10    Business Activities. Since their respective dates of incorporation, none of Parent, First Merger Sub or Second Merger Sub has conducted any business activities other than activities: (a) in connection with its organization; (b) in connection with its initial public offering; or (c) directed toward the accomplishment of a business combination. Except as set forth in the Parent Organizational Documents, there is no Contract or Order binding upon Parent, First Merger Sub or Second Merger Sub or to which any of them is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it, any acquisition of property by it or the conduct of business by it as currently conducted or as currently contemplated to be conducted (including, in each case, following the Closing).

5.11    Parent Material Contracts. Schedule 5.11 of the Parent Disclosure Letter sets forth a true, correct and complete list of each “material contract” (as such term is defined in Regulation S-K) to which Parent, First Merger Sub or Second Merger Sub is party (the “Parent Material Contracts”), other than any such Parent Material Contract that is listed as an exhibit to Parent’s annual report on Form 10-K for the year ended December 31, 2019.

5.12    Parent Listing. The Parent Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Markets (“Nasdaq”) under the symbol “CRSAU”. The issued and outstanding shares of Parent Class A Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “CRSA”. The issued and outstanding Parent Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “CRSAW”. Parent is a member in good standing with Nasdaq. Parent has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq, including the requirements for continued listing of the Parent Units, Parent Class A Stock and Parent Warrants on Nasdaq. There is no action or proceeding pending or, to the Knowledge of Parent, threatened in writing against Parent by Nasdaq or the SEC with respect to any intention by such entity to deregister the Parent Units, the shares of Parent Class A Stock or Parent Warrants or to terminate the listing of Parent on Nasdaq. None of Parent or any of its Affiliates has taken any action in an attempt to terminate the registration of the Parent Units, the Parent Class A Stock or Parent Warrants under the Exchange Act.

5.13    Trust Account.

(a)    As of December 31, 2020, Parent had $253,628,041.09 in a trust account (the “Trust Account”), maintained and invested pursuant to that certain Investment Management Trust Agreement (the “Trust Agreement”) effective as of March 7, 2019, by and between Parent and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”) for the benefit of its public stockholders, with such funds invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. As of December 31, 2020, Parent held $306,625.77 in cash or cash equivalents outside of the Trust Account. Other than pursuant to the Trust Agreement and the Forward Purchase Agreement, the obligations of Parent under this Agreement are not subject to any conditions regarding Parent’s, its Affiliates’, or any other Person’s ability to obtain financing for the consummation of the Transactions.

(b)    The Trust Agreement has not been amended or modified and, to the Knowledge of Parent with respect to Continental, is valid and in full force and effect and is enforceable in accordance with its terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies. Parent has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event that, with the giving of notice or the lapse of time, would constitute such a breach or default by Parent or, to the Knowledge of Parent, Continental. There are no separate Contracts, side letters or other understandings (whether written or unwritten, express or implied): (i) between Parent and Continental that would cause the description of the Trust Agreement in the Parent SEC Reports to be inaccurate in any material respect; or (ii) to the Knowledge of Parent, that would entitle any Person (other than stockholders of Parent holding Parent Class A Stock sold in Parent’s initial public offering who shall have elected to redeem their shares of Parent Class A Stock pursuant to Parent’s Governing Documents or the underwriters of the initial public offering with respect to any deferred underwriting compensation) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and taxes from any interest income earned in the Trust Account; and (B) to redeem Parent Class A Stock in accordance with the provisions of Parent’s Governing Documents. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened in writing with respect to the Trust Account.

5.14    Taxes.

(a)    All material Tax Returns required to be filed by or on behalf of Parent, First Merger Sub and Second Merger Sub have been duly and timely filed with the appropriate Governmental Entity and all such Tax Returns are true, correct and complete in all material respects. All material amounts of Taxes payable by or on behalf of Parent, First Merger Sub and Second Merger Sub (whether or not shown on any Tax Return) have been fully and timely paid.

(b)    No claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted or assessed by any Governmental Entity in writing (or otherwise to the Knowledge of Parent) against Parent, First Merger Sub and Second Merger Sub which has not been paid or resolved. No material Tax audit or other examination of Parent, First Merger Sub or Second Merger Sub by any Governmental Entity is presently in progress, nor has Parent been notified in writing of (nor to the Knowledge of Parent has there been) any request or threat for such an audit or other examination. There are no liens for Taxes (other than Permitted Liens) upon any of the assets of Parent, First Merger Sub or Second Merger Sub. Neither Parent, First Merger Sub nor Second Merger Sub has: (i) consented to extend the time in which any material amount of Tax may be assessed or collected by any Governmental Entity (other than pursuant to extensions of time to file Tax Returns obtained in the Ordinary Course of Business), which extension is still in effect; or (ii) has entered into or been a party to any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code. Neither Parent, First Merger Sub nor Second Merger Sub has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement. Neither Parent, First Merger Sub nor Second Merger Sub has any liability for the Taxes of another Person (other than the Parent, First Merger Sub or Second Merger Sub) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirements) or as a transferee or a successor or by Contract (other than pursuant to the Transaction Agreements or pursuant to commercial agreements entered into in the Ordinary Course of Business and the principal purpose of which is not related to Taxes).

(c)    Parent has not taken any action and is not aware of any fact or circumstance that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from constituting an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations.

(d)    All of the membership interests in Second Merger Sub are owned by Parent, and Second Merger Sub is, and has been since formation, disregarded as an entity (within the meaning of Section 301.7701-3 of the Treasury Regulations) separate from Parent for United States federal income tax purposes.

5.15    Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to stockholders of Parent or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to: (a) statements made or incorporated by reference therein based on information supplied by the Group Companies for inclusion or incorporation by reference in the Proxy Statement; or (b) any projections or forecasts included in the Proxy Statement.

5.16    Employees; Benefit Plans. Other than any former officers or as described in the Parent SEC Reports, Parent has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by Parent’s officers and directors in connection with activities on Parent’s behalf in an aggregate amount not in excess of the amount of cash held by Parent outside of the Trust Account, Parent has no unsatisfied material liability with respect to any employee. Parent does not currently maintain or have any direct liability under any benefit plan, and neither the execution and delivery of this Agreement or the other Transaction Agreements nor the consummation of the Transactions will: (a) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of Parent; or (b) result in the acceleration of the time of payment or vesting of any such benefits.

5.17    Board Approval; Stockholder Vote. The Parent Board (including any required committee or subgroup of the Parent Board) has, as of the date of this Agreement, unanimously: (a) approved and declared the advisability of this Agreement, the other Transaction Agreements and the consummation of the Transactions; and (b) determined that the consummation of the Transactions is in the best interest of the stockholders of Parent. Other than the approval of the by the stockholders of Parent of the Parent Stockholder Matters, no other corporate proceedings on the part of Parent are necessary to approve the consummation of the Transactions.

5.18    Title to Assets. Subject to the restrictions on use of the Trust Account set forth in the Trust Agreement, Parent owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by Parent in the operation of its business and that are material to Parent, free and clear of any Liens (other than Permitted Liens).

5.19    Affiliate Transactions. Except for equity ownership or employment relationships (including any employment or similar Contract) expressly contemplated by this Agreement, any non-disclosure or confidentiality Contract entered into in connection with the “wall-crossing” of Parent’s stockholders, any Transaction Agreement, or as set forth in Section 5.19 of the Parent Disclosure Letter, (a) there are no transactions or Contracts, or series of related transactions or Contracts, between Parent, on the one hand, and any Related Party of Parent, Sponsor, Crescent, any beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of five percent (5%) or more of Parent Shares or, to the Knowledge of Parent, any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, nor is any Indebtedness owed by or to Parent, on the one hand, to or by Sponsor, Crescent or any such Related Party, beneficial owner, associate or immediate family member, and (b) none of the officers or directors (or members of a similar governing body) of Parent, Sponsor, Crescent, any beneficial owner of five percent (5%) or more of Parent Shares or, to the Knowledge of Parent, their respective “associates” or “immediate family members” owns directly or indirectly in whole or in part, or has any other material interest in, (i) any material tangible or real property that Parent or uses, owns or leases (other than through any equity interest in Parent) or (ii) any customer, vendor or other material business relation of Parent, Sponsor or Crescent.

5.20    Forward Purchase Agreement. Parent has delivered to the Company and the Stockholder Representative a true, accurate and complete copy of the Forward Purchase Agreement. The Forward Purchase Agreement is in full force and effect and has not been withdrawn, terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Parent, and the commitments contained in the Forward Purchase Agreement have not been withdrawn, terminated or rescinded by Crescent in any respect. The Forward Purchase Agreement is a legal, valid and binding obligation of Parent and Crescent, enforceable in accordance with its terms. The Forward Purchase Agreement provides that the Company and the Stockholder Representative are third-party beneficiaries thereof and are entitled to enforce such agreement. There are no other agreements, side letters, or arrangements between Parent and any other

Person (including Crescent) relating to the Forward Purchase Transaction, and, as of the date hereof, Parent does not know of any facts or circumstances that would reasonably be expected to result in any of the conditions set forth in the Forward Purchase Agreement not being satisfied, or the Forward Purchase Investment Amount not being available to Parent, on the Closing Date. The Forward Purchase Agreement contains all of the conditions precedent to the obligations of Crescent to contribute to Parent the Forward Purchase Investment Amount on the terms therein. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Crescent under any condition precedent or material term of the Forward Purchase Agreement and, as of the date hereof, Parent has no reason to believe that any of the conditions to the consummation of the Forward Purchase Transaction will not be satisfied, and, as of the date hereof, Parent is not aware of the existence of any fact or event that would or would reasonably be expected to cause such conditions not to be satisfied.

5.21    PIPE Investment.

(a)    Parent has delivered to the Company and the Stockholder Representative true, correct and complete copies of each of the Subscription Agreements entered into by Parent with the applicable PIPE Investors named therein, pursuant to which such PIPE Investors have committed to provide equity financing to Parent solely for purposes of consummating the Transactions in the aggregate amount of at least the PIPE Investment Amount. With respect to each PIPE Investor, the Subscription Agreement with such PIPE Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Parent. Each Subscription Agreement is a legal, valid and binding obligation of Parent and, to the Knowledge of Parent, each PIPE Investor, and neither the execution or delivery by any party thereto nor the performance of any party’s obligations under any such Subscription Agreement violates any laws. The Subscription Agreements provide that the Company and the Stockholder Representative is a party thereto and is entitled to enforce such agreements against the PIPE Investor. There are no other agreements, side letters, or arrangements between Parent and any PIPE Investor relating to any Subscription Agreement that could affect the obligation of such PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreement of such PIPE Investors, and, as of the date hereof, Parent does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the PIPE Investment Amount not being available to Parent, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent under any material term or condition of any Subscription Agreement and, as of the date hereof, Parent has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement. The Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Agreements) to the obligations of the PIPE Investors to contribute to Parent the applicable portion of such PIPE Investor’s PIPE Investment Amount set forth in the Subscription Agreements on the terms therein.

(b)    No fees, consideration or other discounts are payable or have been agreed by Parent or any of its Subsidiaries (including, from and after the Closing, the Company and its Subsidiaries) to any PIPE Investor in respect of such PIPE Investor’s PIPE Investment or, except as set forth in the Subscription Agreements.

5.22    Investment Company Act; JOBS Act. Parent is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company,” in each case, within the meaning of the Investment Company Act. Parent constitutes an “emerging growth company” within the meaning of the JOBS Act.

5.23    No Undisclosed Liabilities. Parent and its Subsidiaries have no liabilities (whether direct or indirect, absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet in accordance with U.S. GAAP, except for liabilities: (a) provided for in, or otherwise disclosed or reflected in the most recent balance sheet included in Parent’s quarterly report on Form 10-Q for the quarterly period ended September 30,

2020; (b) arising in the Ordinary Course of Business since September 30, 2020; (c) incurred since September 30, 2020 pursuant to or in connection with this Agreement or the Transactions; (d) disclosed in this Agreement (or its schedules); or (e) which would not reasonably be expected to be material to Parent and its Subsidiaries, as a whole.

5.24    Brokers. None of Parent, First Merger Sub, Second Merger Sub, nor any of their respective Affiliates, including Sponsor, has any liability or obligation to pay, or is entitled to receive, any fees or commissions to any broker, finder or agent with respect to the Transactions.

5.25    Disclaimer of Other Warranties. PARENT, FIRST MERGER SUB AND SECOND MERGER SUB HEREBY ACKNOWLEDGE THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE IV AND THE OTHER TRANSACTION AGREEMENTS, NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES, THE COMPANY STOCKHOLDER OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB, THE SPONSOR OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO THE COMPANY STOCKHOLDER, ANY OTHER INSIDER, ANY OF THE GROUP COMPANIES OR ANY OF THEIR RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS, IN EACH CASE, IN CONNECTION WITH THE TRANSACTIONS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES, THE COMPANY STOCKHOLDER OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB, OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY IN CONNECTION WITH THE TRANSACTIONS OTHER THAN AS EXPRESSLY MADE BY THE COMPANY OR THE COMPANY STOCKHOLDER TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB AND THE SPONSOR IN ARTICLE IV AND THE OTHER TRANSACTION AGREEMENTS; AND (B) NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES, THE COMPANY STOCKHOLDER NOR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO PARENT, FIRST MERGER SUB, SECOND MERGER SUB, THE SPONSOR OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (1) THE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO PARENT OR ITS REPRESENTATIVES BY OR ON BEHALF OF THE COMPANY OR THE COMPANY STOCKHOLDER IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (2) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (3) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO THE COMPANY, ANY OF ITS SUBSIDIARIES, THE COMPANY STOCKHOLDER AND/OR ANY OF THEIR RESPECTIVE BUSINESSES, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS. EACH OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB HEREBY ACKNOWLEDGES AND AGREES THAT IT HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY OTHER THAN ARTICLE IV OF THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS. EACH OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB ACKNOWLEDGES AND AGREES THAT IT HAS CONDUCTED, TO ITS SATISFACTION, AN INDEPENDENT INVESTIGATION AND VERIFICATION OF THE COMPANY, ITS SUBSIDIARIES, THE COMPANY STOCKHOLDER AND THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITIONS, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF EACH OF THE FOREGOING AND, IN MAKING ITS DETERMINATION TO PROCEED WITH THE TRANSACTIONS, EACH OF PARENT, FIRST MERGER SUB AND SECOND MERGER SUB HAS RELIED

ON THE RESULTS OF ITS OWN INDEPENDENT INVESTIGATION AND VERIFICATION, IN ADDITION TO THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE COMPANY STOCKHOLDER EXPRESSLY AND SPECIFICALLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 5.25, CLAIMS AGAINST THE COMPANY OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF FRAUD IN THE MAKING THE OF THE REPRESENTATIONS AND WARRANTIES IN ARTICLE IV AND THE OTHER TRANSACTION AGREEMENTS BY SUCH PERSON.

ARTICLE VI

CONDUCT PRIOR TO THE CLOSING DATE

6.1    Conduct of Business by the Company and the Company Subsidiaries During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, carry on its business in the Ordinary Course of Business and in accordance with Applicable Legal Requirements, except: (a) to the extent that Parent shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned); or (b) as expressly contemplated by this Agreement or Schedule 6.1 of the Company Disclosure Letter. Without limiting the generality of the foregoing, except as required or expressly permitted by the terms of this Agreement or the Company Disclosure Letter, or as required by Applicable Legal Requirements, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Company shall not, and shall cause the Company Subsidiaries not to, do any of the following:

(a)    except as otherwise required by any existing Employee Benefit Plan or Applicable Legal Requirements: (i) materially increase or grant any material increase in the compensation, bonus, fringe or other benefits of, or pay, grant or promise any material bonus to, any current or former employee, director or independent contractor except for any increases in the rate of base salary or wage that does not exceed ten percent (10%) of such Person’s current base salary or wage pursuant to: (A) annual adjustments in the Ordinary Course of Business; or (B) in connection with any promotion or material increase in responsibility of any officer or employee in the Ordinary Course of Business; (ii) grant or pay any severance or change in control pay or benefits to, or otherwise increase the severance or change in control pay or benefits of, any current or former employee, director or independent contractor; (iii) enter into, amend (other than immaterial amendments) or terminate any material Employee Benefit Plan or any employee benefit plan, policy, program, agreement, trust or arrangement that would have constituted a material Employee Benefit Plan if it had been in effect on the date of this Agreement; (iv) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any Employee Benefit Plan; (v) grant any equity or equity-based compensation awards; (vi) grant any award, right, payment or other amount, contingent or otherwise, under the Bonus Plans; (vii) hire any individual as an employee or independent contractor, unless such hiring is in the Ordinary Course of Business, in each case, with individual annual base compensation not to exceed $300,000 or the equivalent thereof, or terminate the employment of any employee (other than for cause) with an individual annual base salary in excess of $300,000 or the equivalent thereof; (viii) enter into, extend, renew or amend any labor agreement, collective bargaining agreement, or any other labor-related agreements with any labor or trade union, employee representative body or association, labor organization, or works council; (ix) recognize or certify any labor or trade union, employee representative body or association, labor organization, or works council or group of employees as the bargaining representative for any employees; or (x) waive the restrictive covenant obligation of any employee with individual annual base compensation in excess of $300,000;

(b)    (i) transfer, sell, assign, license, sublicense, encumber, impair, abandon, fail to diligently maintain, transfer or otherwise dispose of any right, title or interest of the Company in any material Owned

Intellectual Property or material Licensed Intellectual Property; (ii) extend, amend, waive, cancel or modify any material rights in or to any Owned Intellectual Property or Licensed Intellectual Property, in each case, that is material to any business of the Group Companies; (iii) fail to diligently prosecute the patent or trademark applications owned by the Company other than applications the Company, in the exercise of its good faith business judgment, has determined to abandon; or (iv) divulge, furnish to or make accessible, or subject to any obligation to divulge, furnish or make accessible, any Trade Secrets (including the source code for Group Company Software) within Owned Intellectual Property to any third party who is not subject to a written agreement to maintain the confidentiality of such Trade Secrets, other than, in each of (i) through (iii), in the Ordinary Course of Business; provided that in no event shall the Company license on an exclusive basis or sell, assign or otherwise transfer any material Owned Intellectual Property;

(c)    modify in any material respect any of the Group Companies’ privacy policies, or any administrative, technical or physical safeguards related to privacy or cybersecurity, except (A) to remediate any security issue, (B) to enhance data security or integrity, (C) to comply with Applicable Legal Requirements, or (D) as otherwise directed or required by a Governmental Entity;

(d)    except for transactions solely among the Company and the Company Subsidiaries: (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any membership interests, capital stock or any other equity interests, as applicable, in any Group Company; (iii) grant, issue sell or otherwise dispose, or authorize to issue sell, or otherwise dispose any membership interests, capital stock or any other equity or equity-based interests (such as stock options, stock units, restricted stock or other Contracts for the purchase or acquisition of or based on such capital stock), as applicable, in any Group Company; (iv) declare, set aside or pay any dividend or make any other distribution; or (v) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or ownership interests or any securities convertible into or exchangeable for shares of capital stock or other equity securities or other ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, equity securities or other ownership interests or convertible or exchangeable securities;

(e)    amend its Governing Documents, or form or establish any Subsidiary;

(f)    (i) merge, consolidate or combine with any Person; or (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(g)    terminate, amend or modify in any material respect any Company Real Property Lease (other than any termination, amendment or modification of a Company Real Property Lease that will take place automatically by its terms);

(h)    other than with respect to the Company Real Property Leases, sell, lease, license, sublicense, abandon, divest, transfer, assign, cancel, abandon or permit to lapse or expire, dedicate to the public, or otherwise dispose of, or agree to do any of the foregoing, or otherwise dispose of material assets or properties, other than pursuant to agreements existing on the date hereof and set forth on Schedule 6.1(h) of the Company Disclosure Letter;

(i)    (i) issue or sell any debt securities or rights to acquire any debt securities of any of the Group Companies or guarantee any debt securities of another Person; (ii) make or create any loans, advances or capital contributions to, or investments in, any Person other than any of the Group Companies; (iii) create, incur, assume, guarantee or otherwise become liable for, any Indebtedness other than guarantees of any Indebtedness of any Subsidiaries or guarantees by the Company Subsidiaries of the Indebtedness of the Company; (iv) except in the Ordinary Course of Business, create any Liens on any material property or material assets of any of the Group Companies in connection with any Indebtedness thereof (other than Permitted Liens); (v) fail to comply with the terms of the Existing Credit Agreement or take any action, or omit to take any action, that would constitute or result in a default or event of default under the Existing Credit Agreement; or (vi) cancel or forgive any Indebtedness owed to any of the Group Companies;

(j)    (i) fail to manage the working capital of the Group Companies in the Ordinary Course of Business; (ii) accelerate or delay in any respect material to the Company and its Subsidiaries (A) the collection of any accounts receivable or (B) payment of any accounts payable or accrued expenses, in the case of each of clauses (A) and (B), in advance or beyond the Closing Date (as calculated in accordance with the past practice of the Group Companies) except as consistent with the Ordinary Course of Business; (iii) fail to pay any material Taxes that are required to be paid by the Group Companies after the date hereof and prior to the Closing Date (as calculated in accordance with the past practice of the Group Companies (including reporting positions, elections and accounting methods) in preparing Tax Returns and calculating Taxes due or payable) except where such failure is consistent with the Ordinary Course of Business; and (iv) fail to maintain and manage inventory levels in the Ordinary Course of Business;

(k)    release, assign, compromise, settle or agree to settle any Legal Proceeding material to the Group Companies or their respective properties or assets;

(l)    (i) except in the Ordinary Course of Business: (A) modify, amend in a manner that is adverse to the applicable Group Company or terminate any Company Material Contract; (B) enter into any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement; (C) waive, delay the exercise of, release or assign any material rights or claims under any Company Material Contract; or (D) incur or enter into a Contract requiring the Company to pay an increase over prior or existing commitments in excess of $500,000 in any 12-month period or (ii) modify or amend any material term under the Existing Credit Agreement or terminate or allow the termination of the Existing Credit Agreement or any commitments thereunder;

(m)    except as required by U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements, make any change in accounting methods, principles or practices;

(n)    (i) make, change or revoke any material Tax election, (ii) settle or compromise any material Tax claim; (iii) change (or request to change) any method of accounting for Tax purposes; (iv) file any material amended Tax Return; (v) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (vi) knowingly surrender any claim for a refund of Taxes; or (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Legal Requirement) with any Governmental Entity;

(o)    authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization, dissolution or winding-up;

(p)    subject to clause (a) above, enter into or amend any agreement with, or pay, distribute or advance any assets or property to, any of its officers, directors, employees, partners, stockholders or other Affiliates, other than payments or distributions relating to obligations in respect of arm’s length commercial transactions pursuant to the agreements set forth on Schedule 6.1(p) of the Company Disclosure Letter as existing on the date of this Agreement;

(q)    engage in any material new line of business;

(r)    take any action or fail to take any action that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from constituting an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations;

(s)    (i) limit the rights of any Group Company: (A) to engage in any line of business or in any geographic area; (B) to develop, market or sell products or services; or (C) to compete with any Person; or (ii) grant any exclusive rights to any Person;

(t)    terminate or amend, in a manner materially detrimental to any Group Company, any material insurance policy insuring the business of any Group Company;

(u)    amend in a manner materially detrimental to any Group Company, terminate, permit to lapse or fail to use reasonable best efforts to maintain any Approval; or

(v)    agree in writing or otherwise agree, commit or resolve to take any of the actions described in Sections 6.1(a) through (u) above.

6.2    Conduct of Business by Parent, First Merger Sub and Second Merger Sub. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, Parent shall, and shall cause its Subsidiaries to, carry on its business in the Ordinary Course of Business and in accordance with Applicable Legal Requirements, except (a) to the extent that the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned) or (b) as expressly contemplated by this Agreement (including as contemplated by the Forward Purchase Transaction) or Schedule 6.2 of the Parent Disclosure Letter. Notwithstanding anything to the contrary in this Section 6.2, nothing in this Agreement shall prohibit or restrict Parent from extending one or more times, in accordance with Parent Organizational Documents, the deadline by which it must complete its Parent Business Combination (an “Extension”), and no consent of any other Party shall be required in connection therewith, including incurring any expenses in connection therewith (including any additional amounts paid to the Trust Account in connection with such Extension). Without limiting the generality of the foregoing, except as required or permitted by the terms of this Agreement or as required by Applicable Legal Requirements, without the prior written consent of the Company, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent shall not, and shall cause its Subsidiaries not to, do any of the following:

(a)    declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock (or warrant) or split, combine or reclassify any capital stock (or warrant), effect a recapitalization or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or warrant, or effect any like change in capitalization;

(b)    purchase, redeem or otherwise acquire, directly or indirectly, any equity securities of Parent or any of its Subsidiaries;

(c)    other than in connection with the Forward Purchase Transaction, Subscription Agreements or Crescent’s right to purchase additional shares of Parent Class A Stock pursuant to Section 7.17, grant, issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or subscriptions, rights, warrants or options to acquire any shares of capital stock or other equity securities or any securities convertible into or exchangeable for shares of capital stock or other equity securities, or enter into other agreements or commitments of any character obligating it to issue any such shares of capital stock or equity securities or convertible or exchangeable securities;

(d)    amend its Governing Documents or form or establish any Subsidiary;

(e)    (i) merge, consolidate or combine with any Person; or (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or enter into any joint ventures, strategic partnerships or alliances;

(f)    incur any Indebtedness or guarantee any such Indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the Ordinary Course of Business; provided, however, that Parent shall be permitted to incur Indebtedness from its Affiliates and stockholders in order to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of Parent in due course on a non-interest basis and otherwise on terms and conditions no less favorable than arm’s length and repayable at Closing;

(g)    except as required by U.S. GAAP (or any interpretation thereof) or Applicable Legal Requirements, make any change in accounting methods, principles or practices;

(h)    (i) settle or compromise any material Tax claim; (ii) change (or request to change) any method of accounting for Tax purposes; (iii) file any material amended Tax Return; (iv) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return); (v) knowingly surrender any claim for a refund of Taxes; (vi) enter into any “closing agreement” as described in Section 7121 of the Code (or any similar Legal Requirement) with any Governmental Entity or (vii) make, change or revoke any material Tax election;

(i)    take any action or fail to take any action that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from constituting an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations;

(j)    except in the Ordinary Course of Business, create any Liens on any material property or material assets of Parent, First Merger Sub or Second Merger Sub in connection with any Indebtedness thereof (other than Permitted Liens);

(k)    liquidate, dissolve, reorganize or otherwise wind up the business or operations of Parent, First Merger Sub or Second Merger Sub;

(l)    commence, settle or compromise any Legal Proceeding material to Parent, First Merger Sub or Second Merger Sub or their respective properties or assets;

(m)    engage in any new line of business;

(n)    amend the Trust Agreement or any other agreement related to the Trust Account; or

(o)    agree in writing or otherwise agree, commit or resolve to take any of the actions described in Sections 6.2(a) through (n) above.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1    Proxy Statement; Special Meeting.

(a)     Proxy Statement.

(i)    As promptly as practicable following the execution and delivery of this Agreement, Parent shall, in accordance with this Section 7.1(a), prepare and file with the SEC, in preliminary form, a proxy statement in connection with the Transactions (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the stockholders of Parent relating to the Special Meeting, for the purpose of, among other things: (A) providing Parent’s stockholders with notice of the opportunity to redeem shares of Parent Class A Stock (the “Parent Stockholder Redemption”); and (B) soliciting proxies from holders of Parent Class A Stock to vote at the Special Meeting in favor of: (1) the adoption of this Agreement and approval of the Transactions; (2) the issuance of shares of Parent Class A Stock in connection with Section 2.6; (3) the amendment and restatement of the Parent Organizational Documents substantially in the form of the Parent A&R Charter attached hereto as Exhibit C; (4) adoption of an equity incentive plan in accordance with Section 7.20; and (5) any other proposals the Parties deem necessary or desirable to consummate the Transactions (collectively, with such changes as are mutually agreed by Parent and the Company, the “Parent Stockholder Matters”). Without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), the Parent Stockholder Matters shall be the only matters (other than procedural matters) which Parent shall propose to be acted on by the Parent’s stockholders at the Special Meeting. The Proxy Statement will comply as to form and substance with the applicable requirements of the Exchange Act and the rules and regulations thereunder. Parent shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed to its stockholders of record, as of the record date to be established by the Parent Board, as promptly as practicable following the earlier to occur of: (Y) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; and (Z) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC (such earlier date, the “Proxy Clearance Date”).

(ii)    Prior to filing with the SEC, Parent will make available to the Company drafts of the Proxy Statement and any other documents to be filed with the SEC related to the Transactions, both preliminary and final, and any amendment or supplement to the Proxy Statement or such other document and will provide the Company with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. Parent shall not file any such documents with the SEC without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Parent will advise the Company promptly after it receives notice thereof of: (A) the time when the Proxy Statement has been filed; (B) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; (C) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (D) the filing of any supplement or amendment to the Proxy Statement; (E) the issuance of any stop order by the SEC; (F) any request by the SEC for amendment of the Proxy Statement; (G) any comments from the SEC relating to the Proxy Statement and responses thereto; and (H) requests by the SEC for additional information relating to the Proxy Statement. Parent shall promptly respond to any SEC comments on the Proxy Statement and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as promptly as practicable; provided that prior to responding to any requests or comments from the SEC, Parent will make available to the Company drafts of any such response and provide the Company with a reasonable opportunity to comment on such drafts.

(iii)    If, at any time prior to the Special Meeting, there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent shall promptly file an amendment or supplement to the Proxy Statement containing such information. If, at any time prior to the Closing, the Company discovers any information, event or circumstance relating to the Company, its business or any of its Affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Company shall promptly inform Parent of such information, event or circumstance.

(iv)    Parent shall make all necessary filings with respect to the Transactions under the Securities Act, the Exchange Act and applicable “blue sky” laws, and any rules and regulations thereunder. The Company agrees to promptly provide Parent with all information concerning the business, management, operations and financial condition of the Company and the Company Subsidiaries, in each case, reasonably requested by Parent for inclusion in the Proxy Statement. The Company shall cause the officers and employees of the Company and the Company Subsidiaries to be reasonably available to Parent and its counsel, auditors and other advisors in connection with the drafting of the Proxy Statement and responding in a timely manner to comments on the Proxy Statement from the SEC.

(b)    Parent shall, as promptly as practicable following the Proxy Clearance Date, establish a record date (which date shall be mutually agreed with the Company) for, duly call and give notice of, the Special Meeting. Parent shall convene and hold a meeting of Parent’s stockholders (the “Special Meeting”), for the purpose of obtaining the approval of the Parent Stockholder Matters, which meeting shall be held not more than forty-five (45) days after the date on which Parent mails the Proxy Statement to its stockholders. Parent shall use its reasonable best efforts to obtain the approval of the Parent Stockholder Matters at the Special Meeting, including by soliciting proxies as promptly as practicable in accordance with Applicable Legal Requirements for the purpose of seeking the approval of the Parent Stockholder Matters. Subject to the proviso in the immediately following sentence, Parent shall include the Parent Recommendation in the Proxy Statement.

(c)    The Parent Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Parent Recommendation (a “Change in Recommendation”); provided that the Parent Board may make a Change in Recommendation in response to either a Superior Proposal or an Intervening Event if it determines in good faith, after consultation with its outside legal counsel, that a failure to make a Change in Recommendation would constitute a breach by the Parent Board of its fiduciary obligations to Parent’s stockholders under Applicable Legal Requirements; provided, further, that the Parent Board may not make Change in Recommendation in response to a Superior Proposal unless:

(i)    Parent notifies the Company in writing at least four (4) Business Days before taking that action of its intention to do so (the “Notice Period”), and specifies the reasons therefor, including the terms and conditions of, and the identity of the Person making, such Superior Proposal, and contemporaneously furnishes a copy (if any) of the proposed Alternative Acquisition Agreement and any other relevant transaction documents (it being understood and agreed that if there is any material amendment to the financial terms (including any such material amendment (it being understood that there may be multiple extensions)) or other terms of such Superior Proposal after the commencement of the Notice Period, the Notice Period shall be extended to ensure that at least two (2) Business Days remain in the Notice Period subsequent to the date Parent notifies the Company of the material amendment); and

(ii)    if the Company makes a proposal during such Notice Period to adjust the terms and conditions of this Agreement, the Parent Board, after taking into consideration the adjusted terms and conditions of this Agreement as proposed by the Company, continues to determine in good faith (after consultation with outside counsel and its financial advisor) that such Superior Proposal continues to be a Superior Proposal and that the failure to make a Change in Recommendation or terminate this Agreement, as applicable, would result in a breach of its fiduciary duties to the stockholders of Parent under Applicable Legal Requirements;

provided, further, that the Parent Board may not make a Change in Recommendation in response to an Intervening Event unless:

(iii)    Parent provides the Company with written information describing such Intervening Event in reasonable detail as soon as reasonably practicable after becoming aware of it;

(iv)    Parent keeps the Company reasonably informed of developments with respect to such Intervening Event;

(v)    Parent notifies the Company in writing at least four (4) Business Days before making a Change in Recommendation with respect to such Intervening Event of its intention to do so and specifies the reasons therefor; and

(vi)    if the Company makes a proposal during such four (4) Business Day period to adjust the terms and conditions of this Agreement, the Parent Board, after taking into consideration the adjusted terms and conditions of this Agreement as proposed by the Company, continues to determine in good faith (after consultation with outside counsel) that the failure to make such Change in Recommendation would result in a breach of its fiduciary obligations to the stockholders of Parent under Applicable Legal Requirements.

(d)    During the Notice Period prior to its effecting a Change in Recommendation, Parent shall, and shall cause its financial and legal advisors to, negotiate with the Company in good faith (to the extent the Company seeks to negotiate) regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by the Company. Notwithstanding anything to the contrary contained herein, neither Parent nor any of its Subsidiaries shall enter into any Alternative Acquisition Agreement unless this Agreement has been terminated in accordance with its terms.

(e)    Parent agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of seeking approval of the Parent Stockholder Matters (and its obligation to use its reasonable best efforts to obtain such approvals) shall not be affected by any Change in Recommendation, and Parent agrees to establish a record date for, duly call, give notice of, convene and hold the Special Meeting and submit for the approval of its stockholders the matters contemplated by the Proxy Statement as contemplated by this Section 7.1(e), regardless of whether or not there shall have occurred any Change in Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Parent shall be entitled to postpone or adjourn the Special Meeting: (i) to ensure that any supplement or amendment to the Proxy Statement that the Parent Board has determined in good faith is required by Applicable Legal Requirements is disclosed to Parent’s stockholders and for such supplement or amendment to be promptly disseminated to Parent’s stockholders prior to the Special Meeting; (ii) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Parent Class A Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; (iii) to seek withdrawals of redemption requests from Parent’s stockholders if Parent reasonably expects the Parent Stockholder Redemption payments would cause the condition in Section 8.1(f) not be satisfied at the Closing; or (iv) in order to solicit additional proxies from stockholders for purposes of obtaining approval of the Parent Stockholder Matters; provided that unless the Company shall otherwise consent in writing in its sole discretion, Parent may not postpone or adjourn the Special Meeting more than a total of two times pursuant to clauses (ii), (iii) and (iv) of this Section 7.1(e); provided, further, that in the event of a postponement or adjournment pursuant to clauses (i) or (ii) above, the Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.

7.2    Certain Regulatory Matters. As promptly as practicable after the date of this Agreement and in any event within ten (10) Business Days after the date of this Agreement, Parent and the Company shall each prepare and file the notification required of it under the HSR Act in connection with the Transactions (and such filings shall specifically not request early termination of the waiting period thereunder) and any other required filings under other applicable antitrust laws and shall promptly and in good faith respond to all information requested of it by the U.S. Federal Trade Commission, U.S. Department of Justice and otherwise cooperate in good faith with each other and such Governmental Entities. Each Party (other than the Stockholder Representative) will promptly furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act or other applicable antitrust laws and will take all other actions necessary or desirable to cause the expiration or termination of the applicable waiting periods as soon as practicable. Each Party will promptly provide the other with copies of all written communications (and memoranda setting forth the substance of all oral communications) between each of them, any of their Affiliates and their respective agents, representatives and advisors, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the Transactions. Without limiting the foregoing, Parent and the Company shall: (a) promptly inform the other of any substantive communication to or from the U.S. Federal Trade Commission, the U.S. Department of Justice or any other Governmental Entity regarding the Transactions; (b) permit each other to review in advance any proposed substantive written communication to any such Governmental Entity and incorporate reasonable comments thereto; (c) give the other prompt written notice of the commencement of any Legal Proceeding with respect to such transactions; (d) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Transactions unless, to the extent reasonably practicable, it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend; (e) keep the other reasonably informed as to the status of any such Legal Proceeding; and (f) promptly furnish each other with copies of all correspondence, filings (to the extent allowed under Applicable Legal Requirements and provided that copies of filings under the HSR Act may be redacted as necessary to protect valuation information or provided on an outside counsel basis) and written communications between such Party and their Affiliates and their respective agents, representatives and advisors, on one hand, and any such Governmental Entity, on the other hand, in each case, with respect to this Agreement and the Transactions; provided, however, that any materials shared between Parent and the Company may be redacted to preserve attorney-client privilege or protect reasonable confidentiality concerns; provided further that the Parties may limit distribution of such materials to outside counsel only. Parent, on the one hand, and the Company, on the other hand, shall each pay fifty percent (50%) of any filing fees required by Governmental Entities, including with respect to any registrations, declarations and filings required in connection with the execution and delivery of this Agreement, including filing fees in connection with filings under the HSR Act and any other applicable antitrust laws.

7.3    Other Filings; Press Release.

(a)    As promptly as practicable after execution of this Agreement, Parent will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, the form and substance of which shall be approved in advance in writing by the Company.

(b)    Promptly after the execution of this Agreement, Parent and the Company shall also issue a joint press release announcing the execution of this Agreement.

(c)    Parent shall prepare a draft Current Report on Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Transactions in any report or form to be filed with the SEC (“Closing Form 8-K”), the form and substance of which shall be approved in advance in writing by the Company. Prior to Closing, Parent and the Company shall prepare a joint press release announcing the consummation of the Transactions hereunder (“Closing Press Release”). Substantially concurrently with the Closing, Parent shall issue the Closing Press Release. Concurrently with the Closing, or as soon as practicable thereafter, Parent shall file the Closing Form 8-K with the SEC.

7.4    Confidentiality; Communications Plan; Access to Information.

(a)    Parent and the Company acknowledge that they are parties to the Confidentiality Agreement, the terms of which are incorporated herein by reference. Following Closing, the Confidentiality Agreement shall be superseded in its entirety by the provisions of this Agreement; provided, however, that if for any reason this Agreement is terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms. Beginning on the date hereof and ending on the second anniversary of this Agreement, each Party agrees to maintain in confidence any non-public information received from the other Parties, and to use such non-public information only for purposes of consummating the Transactions. Such confidentiality obligations will not apply to: (i) information which was known to one Party or its agents or representatives prior to receipt from the Company or the Company Stockholder, on the one hand, or Parent, First Merger Sub or Second Merger Sub, on the other hand, as applicable; (ii) information which is or becomes generally known to the public without breach of this Agreement or an existing obligation of confidentiality; (iii) information acquired by a Party or their respective agents from a third party who was not bound to an obligation of confidentiality; (iv) information developed by such Party independently without any reliance on the non-public information received from any other Party; (v) disclosure required by Applicable Legal Requirement or stock exchange rule; or (vi) disclosure consented to in writing by Parent, First Merger Sub or Second Merger Sub (in the case of the Company Stockholder and, prior to the Closing, the Company) or the Stockholder Representative (in the case of Parent, First Merger Sub or Second Merger Sub and, following the Closing, the Company). Notwithstanding anything in this Agreement to the contrary, following Closing, the Stockholder Representative shall be permitted to disclose information as required by law or to employees, advisors, agents or consultants of the Stockholder Representative and to the Company Stockholder, in each case who have a need to know such information, provided that such persons are subject to confidentiality obligations with respect thereto.

(b)    Parent and the Company shall reasonably cooperate to create and implement a communications plan regarding the Transactions (the “Communications Plan”) promptly following the date hereof. Notwithstanding the foregoing, none of the Parties will make any public announcement or issue any public communication regarding this Agreement, the other Transaction Agreements or the Transactions or any matter related to the foregoing, without the prior written consent of the Company, in the case of a public announcement by Parent, or Parent, in the case of a public announcement by the Stockholder Representative, any Company Stockholder or the Company (such consents, in either case, not to be unreasonably withheld, conditioned or delayed), except: (i) if such announcement or other communication is required by Applicable Legal Requirements, in which case the disclosing Party shall, to the extent permitted by Applicable Legal Requirements, first allow such other Parties to review such announcement or communication and have the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith; (ii) no consent of the Stockholder Representative, the Company or the Company Stockholder shall be required with respect to announcement by Parent or its Affiliates, if such announcement or other communication is made in connection with fundraising or other investment related activities and is made to such Person’s direct and indirect investors or potential investors or financing sources subject to an obligation of confidentiality; (iii) to the extent provided for in the Communications Plan, internal announcements to employees of the Group Companies; (iv) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with Section 7.1(e) or this Section 7.4(b); and (v) announcements and communications to Governmental Entities in connection with registrations, declarations and filings relating to the Transactions required to be made under this Agreement. Notwithstanding anything in this Agreement to the contrary, following Closing and after the public announcement of the Mergers, the Stockholder Representative shall be permitted to publicly announce that it has been engaged to serve as the Stockholder Representative in connection with the Mergers as long as such announcement does not disclose any of the other terms of the Mergers or the other transactions contemplated herein.

(c)    The Company will afford Parent and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including the status of business development efforts, properties, results of operations and personnel of the Company, as Parent may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be conducted in a manner not to materially interfere with the businesses or operations of the Company. Parent will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books, records and personnel of Parent during the period prior to the Closing to obtain all information concerning the business, including properties, results of operations and personnel of Parent, as the Company may reasonably request in connection with the consummation of the Transactions; provided, however, that any such access shall be conducted in a manner not to interfere with the businesses or operations of Parent.

7.5    Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties (other than the Stockholder Representative) agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other Transactions, including using reasonable best efforts to accomplish the following: (a) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in Article VIII to be satisfied; (b) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings, including registrations, declarations and filings with Governmental Entities, if any, and any filings required pursuant to antitrust laws and the taking of all commercially reasonable steps as may be necessary to avoid any Legal Proceeding; (c) the obtaining of all consents, approvals or waivers from third parties required as a result of the Transactions, including any consents referred to on Schedule 4.5(b) of the Company Disclosure Letter (it being understood, for the avoidance of doubt, that nothing herein shall require the Company in connection therewith to incur any liability or expense or subject itself, any of its Subsidiaries or the business of the foregoing to any imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of their assets or properties); (d) the termination of each agreement set forth on Schedule 7.5(d) of the Company Disclosure Letter; (e) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (f) the execution or delivery of any additional instruments reasonably necessary to consummate, and to fully carry out the purposes of, the Transactions. This obligation shall include, on the part of Parent, sending a termination letter to Continental substantially in the applicable form attached to the Trust Agreement (the “Trust Termination Letter”). Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or the Company to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, the imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of their respective assets, properties and capital stock, or the incurrence of any liability or expense.

7.6    No Parent Securities Transactions. Neither the Company nor any of its controlled Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the filing of the Form 8-K in accordance with Section 7.3(a). The Company shall instruct its directors, officers and employees to comply with the foregoing requirement.

7.7    No Claim Against Trust Account. For and in consideration of Parent entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each of the Company and the Stockholder Representative hereby irrevocably waives any right, title, interest or claim of any kind it has or may have in the future in or to the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, contracts or agreements with Parent; provided that: (a) nothing herein shall serve to limit or prohibit the Company’s or the Stockholder Representative’s right to pursue a claim against Parent pursuant to this Agreement for legal relief against monies or other assets of Parent held outside the Trust Account or for specific performance or other equitable relief in connection with the Transactions (so long as such claim would not affect Parent’s ability to fulfill its obligation to effectuate any Parent Stockholder Redemption) or for Fraud in the making of the representations and warranties in Article V; and (b) nothing herein shall serve to limit or prohibit any claims that the Company or the Stockholder Representative may have in the future pursuant to this Agreement against Parent’s assets or funds that are not held in the Trust Account.

7.8    Disclosure of Certain Matters. Each of Parent, First Merger Sub, Second Merger Sub, the Company and the Stockholder Representative will promptly provide the other Parties with prompt written notice of any event, development or condition of which they have Knowledge that: (a) is reasonably likely to cause any of the conditions set forth in Article VIII not to be satisfied; or (b) would require any amendment or supplement to the Proxy Statement.

7.9    Securities Listing. Parent will use its reasonable best efforts to cause the shares of Parent Class A Stock issued in connection with the Transactions to be approved for listing on Nasdaq at Closing. During the period from the date hereof until the Closing, Parent shall use its reasonable best efforts to keep the Parent Class A Stock and Parent Warrants listed for trading on Nasdaq. After the Closing, Parent shall use commercially reasonable efforts to (a) continue the listing for trading of the Parent Class A Stock and Public Warrants on Nasdaq and (b) in the event any Earn Out Shares become issuable pursuant to Article III, cause such Earn Out Shares, if required, to be approved for listing on Nasdaq. Parent shall take all necessary actions and use commercially reasonable efforts to remain listed as a public company on the Nasdaq.

7.10    No Solicitation.

(a)    During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, the Company shall not, and shall cause its Subsidiaries, and shall direct its employees, agents, officers, directors, representatives and advisors (collectively, “Representatives”) not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than Parent, its Affiliates and their respective Representatives) concerning any merger, sale of ownership interests and/or assets (other than asset sales in the Ordinary Course of Business) of the Company, recapitalization or similar transaction, in each case other than the Transactions (each, a “Company Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Company Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Company Business Combination. In addition, the Company (x) shall, and shall cause its Subsidiaries and the Company Stockholder to, and shall cause their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Company Business Combination and (y) shall cause the Company Stockholder to comply with Section 11 of the Support Agreement.

(b)    During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, Parent, First Merger Sub and Second Merger Sub shall not, and shall direct their respective Representatives not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than the Company and its Representatives) concerning any merger, purchase of ownership interests or assets of Parent, recapitalization or similar business combination transaction or any other “Business Combination” (as defined in the Parent Charter), in each case other than the Transactions (each, a “Parent Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Parent Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Parent Business Combination. Parent, First Merger Sub and Second Merger Sub shall, and shall cause their respective Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person with respect to any Parent Business Combination.

(c)    Each Party shall promptly (and in no event later than 24 hours after becoming aware of such inquiry, proposal, offer or submission) notify the other Parties (and in the case of Parent’s receipt of a Parent

Business Combination proposal, Parent shall also provide notice to the Company) if it or, to its Knowledge, any of its or its Representatives receives any inquiry, proposal, offer or submission with respect to a Company Business Combination or Parent Business Combination, as applicable (including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement. If either Party or its Representatives receives an inquiry, proposal, offer or submission with respect to a Company Business Combination or Parent Business Combination, as applicable, such Party shall provide the other Parties with a copy of such inquiry, proposal, offer or submission.

7.11    Trust Account. Upon satisfaction or waiver of the conditions set forth in Article VIII and provision of notice thereof to Continental (which notice Parent shall provide to Continental in accordance with the terms of the Trust Agreement): (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Parent: (i) shall cause the documents, opinions and notices required to be delivered to Continental pursuant to the Trust Agreement to be so delivered, including providing Continental with the Trust Termination Letter; and (ii) shall use its reasonable best efforts to cause Continental to, and Continental shall thereupon be obligated to, distribute the Trust Account as directed in the Trust Termination Letter in accordance with and pursuant to the Trust Agreement; and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

7.12    Directors’ and Officers’ Liability Insurance.

(a)    Parent agrees that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors or officers, as the case may be, of Parent or any Group Company (each, together with such person’s heirs, executors or administrators, a “D&O Indemnified Party”), as provided in their respective Governing Documents or in any indemnification agreement with Parent set forth on Schedule 7.12(a) of the Parent Disclosure Letter or any Group Company set forth on Schedule 7.12(a) of the Company Disclosure Letter shall survive the Closing and shall continue in full force and effect. For a period of six (6) years from the Closing Date, Parent and the Surviving Entity shall (i) indemnify and hold harmless each D&O Indemnified Party against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement incurred in connection with any actual or threatened Legal Proceeding arising out of, relating to or in connection with matters existing or occurring at or prior to the Effective Time (including by reason of the fact that such Person is or was a director or officer of Parent, the Company or any of its subsidiaries or, while a director or officer of Parent, the Company or any of its Subsidiaries, was serving at the request of Parent, the Company or such Subsidiary as a director, officer, employee or agent of another Person (including serving at the request of Parent, the Company or any such Subsidiary with respect to any employee benefit plan), or for any acts or omissions occurring or alleged to occur prior to the Effective Time), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Parent or the Company would have been permitted under Applicable Legal Requirements to indemnify such Person and Parent or the Surviving Entity shall advance expenses (including reasonable legal fees and expenses) incurred by such Person in the defense of any Legal Proceeding in advance of its prior disposition, including any expenses incurred in enforcing such Person’s rights under this Section 7.12, regardless of whether indemnification with respect to or advancement of such expenses is authorized under the certificate of formation or operating agreement of the Surviving Entity or the certificate of incorporation and bylaws, or equivalent organizational documents, of any Subsidiary and (ii) cause Parent and the Group Companies to maintain in effect the exculpation, indemnification and advancement of expenses provisions of Parent’s and such Group Company’s Governing Documents as in effect immediately prior to the Closing Date or in any indemnification agreements of Parent’s and each Group Company with any D&O Indemnified Party as in effect immediately prior to the Closing Date, and Parent shall, and shall cause the Group Companies to, not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Party; provided, however, that all rights to indemnification or advancement of expenses in respect of any Legal Proceedings pending or asserted or any claim made within such period shall continue until the disposition of such Legal Proceeding or resolution of such claim. From and after the Closing Date, Parent shall, and shall cause the Group Companies to, honor, in accordance with their respective terms, each of the covenants contained in this Section 7.12 without limit as to time.

(b)    Prior to the Closing, Parent has obtained a “tail” or “runoff” directors’ and officers’ liability insurance policy (the “D&O Tail”) in respect of acts or omissions occurring prior to the Effective Time covering each such Person that is a director or officer of Parent currently covered by Parent’s directors’ and officers’ liability insurance policies on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on the date of this Agreement for the six (6) year period following the Closing. Parent shall, and shall cause the Surviving Entity to, maintain the D&O Tail in full force and effect for its full term and cause all obligations thereunder to be honored by Parent and no other party shall have any further obligation to purchase or pay for such insurance pursuant to this Section 7.12(b).

(c)    The rights of each D&O Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such person may have under the Governing Documents of Parent or any Group Company, any other indemnification arrangement, any Legal Requirement or otherwise. The obligations of Parent and the Group Companies under this Section 7.12 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the consent of such D&O Indemnified Party. The provisions of this Section 7.12 shall survive the Closing and expressly are intended to benefit, and are enforceable by, each of the D&O Indemnified Parties and their respective heirs and representatives, each of whom is an intended third-party beneficiary of this Section 7.12.

(d)    If Parent or, after the Closing, any Group Company, or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person or effects any division or similar transaction, then, in each such case, proper provision shall be made so that the successors and assigns of Parent or such Group Company, as applicable, assume the obligations set forth in this Section 7.12.

7.13    Tax Matters.

(a)    Parent agrees that it shall not make any election under Section 338 or 336(e) of the Code, or any similar provision of state, local or foreign Legal Requirements, with respect to the Transactions.

(b)    All transfer, documentary, sales, use, stamp, registration, excise, recording, registration value added and other such similar Taxes and fees (including any penalties and interest) that become payable in connection with or by reason of the execution of this Agreement and the Transactions (collectively, “Transfer Taxes”) shall be borne and paid by Parent. Unless otherwise required by applicable law, Parent shall timely file any Tax Return or other document with respect to such Taxes or fees (and the Stockholder Representative and Parent shall reasonably cooperate with respect thereto as necessary).

(c)    On the Closing Date, the Company shall provide Parent with a certificate on behalf of the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), 1.897-2(h) and 1.1445-2(c)(3), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the Internal Revenue Service prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2); provided that, notwithstanding anything to the contrary, Parent’s sole remedy in the event the Company fails to deliver such certificate shall be to make a proper withholding of Tax to the extent required by Applicable Legal Requirements.

(d)    The Parties shall cooperate fully, as and to the extent reasonably requested by any other Party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such Tax Return or audit and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

7.14    Section 16 Matters. Prior to the Effective Time, Parent shall take all reasonable steps as may be required or permitted to cause any acquisition or disposition of the Parent Class A Stock (including derivative securities with respect to such Parent Class A Stock) that occurs or is deemed to occur by reason of or pursuant to the Transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matters.

7.15    Qualification as an Emerging Growth Company. Parent shall, at all times during the period from the date hereof until the Closing: (a) take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”); and (b) not take any action that would cause Parent to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

7.16    Board of Directors. The Parties shall use commercially reasonable efforts to ensure that the persons listed on Schedule 7.16 of the Company Disclosure Letter and the other persons identified by the applicable Party (as if the Stockholders Agreement were in effect) following the date hereof are elected and appointed as directors of Parent effective upon or immediately after the Closing; provided that any such persons not listed on Schedule 7.16 of the Company Disclosure Letter shall be identified as promptly as practicable following the date hereof (but in no event later than the date on which the Proxy Statement is filed with the SEC).

7.17    Payoff of Borrowed Indebtedness.

(a)    At or prior to the Closing, the Company shall repay all Revolving Loans (as defined in the Existing Credit Agreement) that are outstanding (including any interest or fees payable thereon) under the Existing Credit Agreement as of the Closing Date.

7.18    Insufficient Parent Cash; Additional Purchase Right. In the event that at Closing the Parent Cash would not be sufficient to satisfy the condition in Section 8.1(f), then (a) Parent shall promptly deliver written notice thereof to the Company and Crescent and (b) Crescent (either alone or with the Sponsor) shall have the right (but not the obligation) to purchase immediately prior to the Closing additional shares of Parent Class A Stock, valued at $10 per share for such purpose up to the amount of such deficiency subject to, substantially the same terms and conditions set forth in the Forward Purchase Agreement; provided, however, such purchase right shall not include a corresponding right to purchase Forward Purchase Warrants (as defined in the Forward Purchase Agreement) or the 5 Business Day advance notice period in Section 1(a)(iv) of the Forward Purchase Agreement; provided, further, that Crescent (and the Sponsor, if applicable) shall enter into a purchase agreement in respect of such additional shares of Parent Class A Stock on terms and conditions reasonably acceptable to the Company and shall consummate such purchase of additional shares of Parent Class A Stock for cash immediately prior to the Closing (such investment amount, if any, the “Incremental Forward Purchase Investment Amount”).

7.19    Forward Purchase Transaction. Parent shall not permit any termination, amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, the Forward Purchase Agreement or any other agreement required for the consummation of the Forward Purchase Transaction; provided, however, that, for the avoidance of doubt, this covenant shall in no way restrict Crescent from transferring or assigning its rights and obligations under the Forward Purchase Agreement pursuant to and in accordance with the terms of Section 4(b) thereof. Parent shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Forward Purchase Agreement, on or prior to the Closing Date, on the terms and conditions described therein, including maintaining in effect the Forward Purchase Agreement and using its commercially reasonable efforts to: (i) satisfy in all material respects on a timely basis all conditions and covenants applicable to Parent in the Forward Purchase Agreement and otherwise comply with its obligations thereunder (including deliver all notices it is required to deliver under the Forward Purchase Agreement on a timely basis in order to cause Crescent to consummate the Forward Purchase Transaction concurrently with the Closing); (ii) in the event that all conditions in the Forward Purchase Agreement (other than conditions that Parent or any of its Subsidiaries control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate transactions contemplated by the Forward Purchase Agreement at or prior to Closing; and (iii) take, or cause to be taken, all actions required to obtain the Forward Purchase Investment Amount, including enforce its rights under the Forward Purchase Agreement in the event that all conditions in the Forward Purchase Agreement (other than conditions that Parent or any of its Subsidiaries control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause Crescent to contribute to Parent the Forward Purchase Investment Amount set forth in the Forward Purchase Agreement at or prior to the Closing. Without limiting the generality of the foregoing, Parent shall give the Company or the Stockholder Representative, prompt (and, in any event within three (3) Business Days) written notice: (A) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to the Forward Purchase Agreement known to Parent; (B) of the receipt of any written notice or other written communication from any party to the Forward Purchase Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to the Forward Purchase Agreement or any provisions of the Forward Purchase Agreement; and (C) if Parent does not expect to receive all or any portion of the Forward Purchase Investment Amount on the terms, in the manner or from the sources contemplated by the Forward Purchase Agreement.

7.20    Equity Incentive Plan. Prior to the Closing Date, Parent shall approve and adopt an incentive equity plan, the terms of which shall be mutually agreed between Parent and the Company.

7.21    Release. Effective upon and following the Closing, each of Parent and the Company, on its own behalf and on behalf of its respective Affiliates and Representatives, generally, irrevocably, unconditionally and completely releases and forever discharges each stockholder of Parent, the Company Stockholder, each of their respective Affiliates and each of their and their respective Affiliates’ respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the “Stockholder Released Parties”) from all disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning Parent or any Group Company occurring prior to the Closing Date (other than as contemplated by this Agreement), including for controlling equityholder liability or breach of any fiduciary duty relating to any pre-Closing actions or failures to act by the Stockholder Released Parties; provided, however, that nothing in this Section 7.21 shall release any Stockholder Released Parties from: (i) their obligations under this Agreement or the other Transaction Agreements; or (ii) as applicable, any disputes, claims, losses, controversies, demands, rights, liabilities, breaches of fiduciary duty, actions and causes of action arising out of such Stockholder Released Party’s employment by Parent or any Group Company.

7.22    Employment Matters. Prior to the Closing, (a) the Company or its Subsidiaries may enter into employment agreements with such officers of the Company or its Subsidiaries, and on such terms, as shall be determined by the Company (provided that, for the avoidance of doubt, that failure to enter into any such employment agreements shall not be a breach of this Agreement), with such agreements to become effective as of, and subject to the occurrence of, the Closing.

7.23    D&O Indemnification Agreements. Prior to the Closing, Parent shall enter into indemnification agreements reasonably agreed upon between the Company and the persons who will serve as a director or officer of Parent immediately following the Closing, with such agreements to become effective as of, and subject to the occurrence of, the Closing; provided, however, that failure of a director nominee or officer to enter into such an indemnification agreement shall not be a breach of this Agreement.

7.24    Stockholders Agreement. Parent and the Company shall cooperate in good faith with the Company Stockholder, Crescent and Sponsor to negotiate and execute the Stockholders Agreement, which shall provide for, among other things, board composition rights (including the right of Sponsor to initially nominate two directors, each of whom shall be independent as of the Closing), and shall contain such other customary terms and conditions as may be agreed among the parties, with such agreement to become effective as of, and subject to the occurrence of, the Closing.

7.25    PIPE Investment. Unless otherwise approved in writing by the Company, Parent shall not permit any amendment or modification to be made to, any waiver (in whole or in part) or provide consent to (including consent to termination), of any provision or remedy under, or any replacements of, any of the Subscription Agreements in a manner adverse to the Company (which consent or approval shall not be unreasonably withheld, conditioned or delayed). Parent shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including maintaining in effect the Subscription Agreements and to: (i) satisfy in all material respects on a timely basis all conditions and covenants applicable to Parent in the Subscription Agreements and otherwise comply with its obligations thereunder, (ii) in the event that all conditions in the Subscription Agreements (other than conditions that Parent or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate transactions contemplated by the Subscription Agreements at or prior to Closing; (iii) confer with the Company regarding timing of the Scheduled Closing Date (as defined in the Subscription Agreements); (iv) deliver notices to counterparties to the Subscription Agreements sufficiently in advance of the Closing to cause them to fund their obligations as far in advance of the Closing as permitted by the Subscription Agreements; and (v) without limiting the Company’s rights to enforce certain of such Subscription Agreements thereunder, enforce its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements (other than conditions that Parent or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the applicable PIPE Investors to pay to (or as directed by) Parent the applicable portion of the PIPE Investment Amount, as applicable, set forth in the Subscription Agreements in accordance with their terms. Without limiting the generality of the foregoing, Parent shall give the Company, prompt written notice: (A) of any amendment to any Subscription Agreement (other than as a result of any assignments or transfers contemplated therein or otherwise permitted thereby); (B) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to Parent; (C) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement; and (D) if Parent does not expect to receive all or any portion of the PIPE Investment Amount on the terms, in the manner or from the PIPE Investors as contemplated by the Subscription Agreements. Parent shall deliver all notices it is required to deliver under the Subscription Agreements on a timely basis in order to cause the PIPE Investors to consummate the PIPE Investment concurrently with the Closing and shall take all actions required under any Subscription Agreements with respect to the timely issuance and delivery of any physical certificates evidencing the shares of Parent Class A Stock as and when required under any such Subscription Agreements.

7.26    Required Extension. Parent hereby agrees that it will seek, and use its reasonable best efforts to obtain, from Parent’s stockholders an Extension (the “Required Extension”) of Parent’s current deadline to consummate a Parent Business Combination by March 12, 2021, with such Required Extension to extend such deadline to June 30, 2021 unless otherwise consented to by the Company (such consent not to be unreasonably withheld, delayed or conditioned), or such other period as agreed by Parent and the Company. Notwithstanding the foregoing or anything else to the contrary in this Agreement, Parent may, but shall not be required to, pay additional amounts to the Trust Account in connection with any Extension.

ARTICLE VIII

CONDITIONS TO THE TRANSACTION

8.1    Conditions to Obligations of Each Party’s Obligations. The respective obligations of each Party to this Agreement to effect the Mergers and the other Transactions shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a)    At the Special Meeting (including any adjournments thereof), the Parent Stockholder Matters shall have been duly adopted by the stockholders of Parent in accordance with the DGCL, the Parent Organizational Documents and the Nasdaq rules and regulations, as applicable.

(b)    Parent shall have at least $5,000,001 of net tangible assets following the exercise by the holders of Parent Class A Stock issued in Parent’s initial public offering of securities and outstanding immediately before the Closing of their right to redeem their Parent Class A Stock held by them into a pro rata share of the Trust Account in accordance with Parent Organizational Documents.

(c)    All applicable waiting periods (and any extensions thereof) under the HSR Act will have expired or otherwise been terminated, and the Parties will have received or have been deemed to have received all other necessary pre-closing authorizations, consents, clearances, waivers and approvals of the Governmental Entities set forth on Section 8.1(c) of the Parent Disclosure Letter in connection with the execution, delivery and performance of this Agreement and the Transactions (or any applicable waiting period thereunder shall have expired or been terminated).

(d)    No provision of any Applicable Legal Requirement prohibiting, enjoining, restricting or making illegal the consummation of the Transactions shall be in effect and no temporary, preliminary or permanent restraining Order enjoining, restricting or making illegal the consummation of the Transactions will be in effect or shall be threatened in writing by a Governmental Entity.

(e)    The shares of Parent Class A Stock to be issued in connection with the Closing shall be conditionally approved for listing upon the Closing on Nasdaq subject to any requirement to have a sufficient number of round lot holders of the Parent Class A Stock.

(f)    Parent Cash shall equal or exceed $250,000,000.

8.2    Additional Conditions to Obligations of the Company. The obligations of the Company to consummate and effect the Mergers and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a)    The Fundamental Representations of Parent, other than the representations of Parent in Section 5.3, shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation contain therein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); the representations and warranties of Parent set forth in Section 5.3 shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation contained therein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for any de minimis failure of such representations and warranties of Parent to be so true and correct; and all other representations and warranties of Parent set forth in Article V hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation contained therein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of Parent to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Parent Material Adverse Effect.

(b)    Parent, First Merger Sub and Second Merger Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, in each case, in all material respects.

(c)    Parent shall have delivered to the Company a certificate, signed by an executive officer of Parent and dated as of the Closing Date, certifying as to the matters set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(d).

(d)    No Parent Material Adverse Effect shall have occurred since the date of this Agreement.

(e)    Unless such person is nominated as a director by Sponsor pursuant to the terms of the Stockholders Agreement, the persons listed on Schedule 8.2(e) of the Company Disclosure Letter shall have resigned from all of their positions and offices with Parent, First Merger Sub and Second Merger Sub, in each case, to be effective as of the Closing.

(f)    Parent shall have delivered or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder, including copies of the documents to be delivered by Parent pursuant to Section 1.2(a), duly executed by Parent, First Merger Sub, Second Merger Sub, the Escrow Agent, Crescent, each FPA Transferee and the Sponsor, as applicable.

(g)    The Parent Charter shall be amended and restated substantially in the form of the Parent A&R Charter and the Parent Bylaws shall be amended and restated substantially in the form of the Parent A&R Bylaws, in each case, to be effective as of the Closing.

(h)    All conditions to the funding of the Forward Purchase Investment Amount and the Incremental Forward Purchase Investment Amount, if any, shall have been satisfied, and the Forward Purchase Investment Amount shall have been delivered by the Crescent to Parent at least one (1) Business Day prior to the Closing Date in accordance with the Forward Purchase Agreement, such that the funding of the Aggregate Forward Purchase Investment Amount will be consummated immediately prior to the Closing in accordance with the terms of the Forward Purchase Agreement.

(i)    All conditions to the funding of the PIPE Investment Amount shall have been satisfied, and the PIPE Investment Amount shall have been delivered by the PIPE Investors to Parent at least two (2) Business Days prior to the Closing Date in accordance with the Subscription Agreements, such that the funding of the PIPE Investment Amount will be consummated immediately prior to the Closing in accordance with the terms of the Subscription Agreements.

(j)    Parent shall have made appropriate arrangements to have the Trust Account, less amounts paid and to be paid pursuant to Section 7.11, available to Parent for payment of the Closing Cash Payment Amount, the Company Transaction Costs and the Parent Transaction Costs at the Closing.

8.3    Additional Conditions to the Obligations of Parent, First Merger Sub and Second Merger Sub. The obligations of Parent, First Merger Sub, and Second Merger Sub to consummate and effect the Mergers and the other Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a)    The Fundamental Representations of the Company, other than the representations of the Company in Section 4.3, shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contained therein) on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); the representations and warranties of the Company set forth in Section 4.3 shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contained therein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for any de minimis failure of such representations and warranties of the Company to be so true and correct; and all other representations and warranties of the Company set forth in Article IV hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contained therein) on and as of the date of this Agreement and on as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect.

(b)    The Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, in each case, in all material respects.

(c)    The Company shall have delivered to Parent a certificate, signed by an executive officer of the Company and dated as of the Closing Date, certifying as to the matters set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(d).

(d)    No Company Material Adverse Effect shall have occurred since the date of this Agreement.

(e)    The Company shall have delivered, or caused to be delivered, or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder, including copies of the documents to be delivered by the Company pursuant to Section 1.2(b), duly executed by the Company.

ARTICLE IX

TERMINATION

9.1    Termination. This Agreement may be terminated at any time prior to the Closing:

(a)    by mutual written agreement of Parent and the Company at any time;

(b)    by either Parent or the Company if the Transactions shall not have been consummated by March 12, 2021 (the “Outside Date”); provided, however, that (x) if the Parent’s stockholders approve the Required Extension, the Outside Date will be automatically extend to the earlier of (i) such extension date and (ii) July 13, 2021 and (y) that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose action or failure to act (or, in the case of Parent, of First Merger Sub or Second

Merger Sub’s action or failure to act) has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; provided, further, that either Parent or the Company may extend the Outside Date to September 13, 2021 if all of the conditions set forth in Section 8.1, Section 8.2 and Section 8.3 have been satisfied or waived at the Outside Date, other than the condition set forth in Section 8.1(c) and those conditions which by their terms would be satisfied at the Closing; provided, further, that to the extent a Government Shutdown prevents the consummation of the Transactions prior to the Outside Date, the Outside Date shall be automatically extended day-for-day, for each Business Day the Government Shutdown is in effect for a maximum of sixty (60) days unless otherwise mutually agreed by the Parties in writing;

(c)    by either Parent or the Company if a Governmental Entity shall have issued an Order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions, including the Mergers, which Order or other action is final and nonappealable;

(d)    by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Parent, First Merger Sub or Second Merger Sub, or if any representation or warranty of Parent, First Merger Sub or Second Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 8.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such breach by Parent, First Merger Sub or Second Merger Sub is curable by Parent, First Merger Sub or Second Merger Sub prior to the Closing, then the Company must first provide written notice of such breach and may not terminate this Agreement under this Section 9.1(d) until the earlier of: (i) thirty (30) days after delivery of written notice from the Company to Parent of such breach; and (ii) the Outside Date; provided, further, that each of Parent, First Merger Sub and Second Merger Sub continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 9.1(d) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) if such breach by Parent, First Merger Sub or Second Merger Sub is cured during such thirty (30) day period);

(e)    by Parent, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.3 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such breach is curable by the Company prior to the Closing, then Parent must first provide written notice of such breach and may not terminate this Agreement under this Section 9.1(e) until the earlier of: (i) thirty (30) days after delivery of written notice from Parent to the Company of such breach; and (ii) the Outside Date; provided, further, that the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 9.1(e) if: (A) it shall have materially breached this Agreement and such breach has not been cured; or (B) if such breach by the Company is cured during such 30-day period);

(f)    by either Parent or the Company, if, at the Special Meeting (including any adjournments thereof), the Parent Stockholder Matters are not duly adopted by the stockholders of Parent by the requisite vote under the DGCL, the Parent Organizational Document and the Nasdaq rules and regulations, as applicable; provided, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 9.1(f) if the failure to obtain such approval of the Parent Stockholder Matters is proximately caused by any action or failure to act of Parent that constitutes a breach of this Agreement;

(g)    by the Company, if (i) a Change in Recommendation shall have occurred, (ii) Parent shall have failed to publicly reaffirm its recommendation of the Transactions within 10 Business Days after the date any Acquisition Proposal or any material modification thereto is first commenced, publicly announced, distributed or disseminated to Parent’s stockholders upon a request to do so by the Company, (iii) Parent or the Parent Board shall have breached or failed to perform any of its obligations set forth in Sections 7.1(b), 7.1(c), 7.1(d) or 7.1(e)

or (iv) Parent or the Parent Board (or any committee thereof) shall have formally resolved or publicly authorized or proposed to take any of the foregoing actions;

(h)    by either Parent or the Company, if (i) the Parent Stockholder Redemption elections have resulted in the condition set forth in Section 8.1(f) becoming incapable of being satisfied at the Closing and (ii) within seven (7) Business Days after delivery of written notice thereof by Parent to Crescent in accordance with Section 7.17, Crescent does not increase (or cause to be increased) the amount of Parent Cash in accordance with Section 7.17, such that the condition set forth in Section 8.1(f) is satisfied or will be satisfied at the Closing; or

(i)    by Parent, if the Company Stockholder Approval shall not have been obtained within 24 hours following the execution and delivery of this Agreement by each of the parties hereto.

9.2    Notice of Termination; Effect of Termination.

(a)    Any termination of this Agreement under Section 9.1 above will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties.

(b)    In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect and the Transactions shall be abandoned, except for and subject to the following: (i) Section 7.4, Section 7.7, this Section 9.2, Article XI (General Provisions) and the Confidentiality Agreement shall survive the termination of this Agreement; and (ii) nothing herein shall relieve any Party from liability for any intentional breach of this Agreement or intentional and actual Fraud in the making of the representations and warranties in this Agreement.

ARTICLE X

NO SURVIVAL

10.1    No Survival. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing. Notwithstanding the foregoing, neither this Section 10.1 nor anything else in this Agreement to the contrary shall limit: (a) the survival of any covenant or agreement of the Parties which by its terms is required to be performed or complied with in whole or in part after the Closing, which covenants and agreements shall survive the Closing in accordance with their respective terms; or (b) any claim against any Person with respect to Fraud in the making of the representations and warranties by such Person in Article IV or Article V, as applicable.

ARTICLE XI

GENERAL PROVISIONS

11.1    Stockholder Representative.

(a)    By executing the Support Agreement, voting in favor of the adoption of this Agreement, the approval of the principal terms of the Mergers, and the consummation of the Merger or participating in the Merger and receiving the benefits thereof, including the right to receive the consideration payable in connection with the Mergers, the Company Stockholder shall be deemed to have approved the designation of, and hereby designates, GGC Services Holdco, Inc. as the Stockholder Representative for all purposes in connection with this Agreement and the agreements ancillary hereto. The Stockholder Representative shall act as the representative of the Company Stockholder in respect of all matters arising under this Agreement or the Transaction Agreements, and shall be authorized to act, or refrain from acting, with respect to any actions to be taken by or on behalf of the Company Stockholder or the Stockholder Representative, including to enforce any rights granted to the Company Stockholder hereunder, in each case as the Stockholder Representative believes is necessary or appropriate under this Agreement and the Transaction Agreements, for and on behalf of the Company Stockholder. The Company Stockholder shall be bound by all such actions taken by the Stockholder Representative and the Company Stockholder shall not be permitted to take any such actions. The Stockholder Representative is serving as the Stockholder Representative solely for purposes of administrative convenience, and is not personally liable (except in its capacity as the Company Stockholder hereunder if applicable) for any of the obligations of the Company, any of its Subsidiaries or the Company Stockholder hereunder, and Parent (on behalf of itself and its Affiliates) agrees that it will not look to the Stockholder Representative or the underlying assets of the Stockholder Representative for the satisfaction of any obligations of the Company, any of its Subsidiaries or the Company Stockholder. The Stockholder Representative shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, in connection with the performance by the Stockholder Representative of the Stockholder Representative’s duties or the exercise by the Stockholder Representative of the Stockholder Representative’s rights and remedies under this Agreement, any Transaction Agreement or any agreement ancillary hereto, except in the case of its Fraud, bad faith or willful misconduct. No bond shall be required of the Stockholder Representative. The Stockholder Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Stockholder Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Transaction Agreement. Without limiting the generality of the foregoing, the Stockholder Representative shall have the full power and authority to interpret all the terms and provisions of this Agreement and the Transaction Agreements, and to consent to any amendment hereof or thereof on behalf of the Company Stockholder and its successor. Parent shall be entitled to rely on all statements, representations, decisions of, and actions taken or omitted to be taken by, the Stockholder Representative relating to this Agreement or any Transaction Agreement.

(b)    The Company Stockholder will indemnify and hold harmless the Stockholder Representative from and against any and all liabilities and Losses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) arising out of or in connection with the Stockholder Representative’s execution and performance of this Agreement and the Transaction Agreement, in each case as such Loss is suffered or incurred; provided that in the event that any such Loss is finally adjudicated to have been directly caused by the Fraud, bad faith, gross negligence or willful misconduct of the Stockholder Representative, the Stockholder Representative will reimburse the Company Stockholder the amount of such indemnified Loss to the extent attributable to such Fraud, bad faith, gross negligence or willful misconduct. If not paid directly to the Stockholder Representative by the Company Stockholder, any such liabilities or Losses may be recovered by the Stockholder Representative from (i) the Stockholder Representative Expense Holdback Amount and (ii) any other funds that become payable to the Company Stockholder under this Agreement at such time as such amounts would otherwise be distributable to the Company Stockholder; provided, that while this section allows the Stockholder Representative to be paid from the aforementioned sources of funds, this does not relieve the Company Stockholder from its obligation to promptly pay such liabilities or Losses as they are suffered or incurred, nor does it prevent the Stockholder Representative from seeking any remedies available to it at law or otherwise. In no event will the Stockholder Representative be required to advance its own funds on behalf of the Company Stockholder or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Company Stockholder set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Stockholder Representative under this section. The Company Stockholder acknowledges and agrees that the foregoing indemnities will survive the resignation or removal of the Stockholder Representative or the termination of this Agreement.

(c)    The Stockholder Representative Expense Holdback Amount will be used for the purposes of paying directly, or reimbursing the Stockholder Representative for, any third party expenses pursuant to this Agreement and any agreements ancillary hereto. The Company Stockholder will not receive any interest or earnings on the Stockholder Representative Expense Holdback Amount and irrevocably transfer and assign to the Stockholder Representative any ownership right that they may otherwise have had in any such interest or earnings. The Stockholder Representative will not be liable for any loss of principal of the Stockholder Representative Expense Holdback Amount other than as a result of its gross negligence or willful misconduct. The Stockholder Representative will hold these funds separate from its corporate funds, will not use these funds for its operating expenses or any other corporate purposes and will not voluntarily make these funds available to its creditors in the event of bankruptcy. As soon as practicable following the completion of the Stockholder Representative’s responsibilities, the Stockholder Representative shall cause (at the Company Stockholder’s expense) the disbursement of any remaining balance of the Stockholder Representative Expense Holdback Amount to the Company Stockholder, except in the case of payments to employees or former employees of the Company for which employment tax withholding is required, which such amounts shall be delivered to Parent or the Surviving Corporation and paid through Parent’s or the Surviving Corporation’s payroll processing service or system. For tax purposes, the Stockholder Representative Expense Holdback Amount shall be treated as having been received and voluntarily set aside by the Company Stockholder at the time of Closing. The parties agree that the Stockholder Representative is not acting as a withholding agent or in any similar capacity in connection with the Stockholder Representative Expense Holdback Amount.

(d)    The Stockholder Representative may resign at any time by giving twenty (20) days’ notice to Parent and the Company Stockholder; provided, however, in the event of the resignation or removal of the Stockholder Representative, a new Stockholder Representative (who shall be reasonably acceptable to Parent) shall be appointed by the vote or written consent of a majority of the shares of Parent Common Stock, voting together as a single class (with each such share entitled to one vote), then held by the Company Stockholder.

11.2    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date delivered, if delivered by email of a pdf document; or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to Parent, First Merger Sub or Second Merger Sub, to:

Crescent Acquisition Corp

11100 Santa Monica Blvd., Suite 2000

Los Angeles, CA 90025

Attention:         George Hawley

Email:               george.hawley@crescentcap.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite #1400

Palo Alto, CA 94301

Attention:        Michael J. Mies

E-mail:            michael.mies@skadden.com

if to the Company to:

LiveVox, Inc.

450 Sansome Street, 9th Floor

San Francisco CA 94111

Attention:        Mark Mallah

E-mail:            MMallah@livevox.com

and to:

Golden Gate Private Equity, Inc.

One Embarcadero Center, Suite 3900

San Francisco, CA 94111

Attention:        Stephen D. Oetgen and Rishi Chandna

E-mail:            rchandna@goldengatecap.com

                         soetgen@goldengatecap.com

                         legal@goldengatecap.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

555 California Street, Suite 2900

San Francisco, CA 94104

Attention:        Jeremy M. Veit, P.C.; James W. Beach

Facsimile:        (415) 453-1500

E-mail:             jeremy.veit@kirkland.com

                          james.beach@kirkland.com

if to the Stockholder Representative to:

GGC Services Holdco, Inc.

One Embarcadero Center, Suite 3900

San Francisco, CA 94111

Attention:        Stephen D. Oetgen and Rishi Chandna

E-mail:             rchandna@goldengatecap.com

                          soetgen@goldengatecap.com

                          legal@goldengatecap.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

555 California Street, Suite 2900

San Francisco, CA 94104

Attention:        Jeremy M. Veit, P.C.; James W. Beach

Facsimile:       (415) 453-1500

E-mail:            jeremy.veit@kirkland.com

                         james.beach@kirkland.com

or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

11.3    Interpretation. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The words “made available” mean that the subject documents or other materials were included in and available at the “Catalina - Legal Diligence” online datasite hosted by Box, Inc. prior to the execution of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The word “or” shall be disjunctive but not exclusive. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. References to a particular statute or regulation including all rules and regulations thereunder and any predecessor or successor statute, rule, or regulation, in each case as amended or otherwise modified from time to time. All references to currency amounts in this Agreement shall mean United States dollars.

11.4    Counterparts; Electronic Delivery. This Agreement, the Transaction Agreements and each other document executed in connection with the Transactions, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

11.5    Entire Agreement; Third-Party Beneficiaries. This Agreement, the other Transaction Agreements and any other documents and instruments and agreements among the Parties as contemplated by or referred to herein, including the Exhibits and Schedules hereto: (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; and (b) other than the rights, at and after the Effective Time, of Persons pursuant to the provisions of Section 7.12 and Section 11.15 (which will be for the benefit of the Persons set forth therein), are not intended to confer upon any other Person other than the Parties any rights or remedies.

11.6    Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Legal Requirement: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

11.7    Other Remedies; Specific Performance.

(a)    Except as otherwise provided herein, prior to the Closing, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to enforce specifically the terms and provisions of this Agreement in any court having jurisdiction pursuant to Section 11.9, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each of the Parties hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each Party hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

(b)    The parties further agree that the Company would suffer irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties to the Forward Purchase Agreement do not perform their obligations under the provisions of the Forward Purchase Agreement (including failing to take such actions as are required of them thereunder to consummate the Forward Purchase Transaction) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) if the parties to the Forward Purchase Agreement do not perform their obligations under the provisions of the Forward Purchase Agreement, then (1) the Company shall have the right to either (at the Company’s election) (I) on behalf of Parent, seek an injunction, specific performance, or other equitable relief, to prevent breaches of the Forward Purchase Agreement and to enforce specifically the terms and provisions thereof, without proof of damages or (II) seek an injunction, specific performance, or other equitable relief, to cause Parent to prevent breaches of the Forward Purchase Agreement and to cause Parent to enforce specifically the terms and provisions thereof, without proof of damages, in each case of the foregoing clauses (I) and (II), prior to the valid termination of this Agreement in accordance with Section 9.1, this being in addition to any other remedy to which it is entitled under this Agreement, and (2) Parent shall not object or otherwise oppose any Legal Proceeding pursuant to which the Company is exercising its rights pursuant to the foregoing clause (1), and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement.

(c)    The parties further agree that the Company would suffer irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties to the Subscription Agreements do not perform their obligations under the provisions of the Subscription Agreements (including failing to take such actions as are required of them thereunder to consummate the PIPE Investment) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) if the parties to the Subscription Agreements do not perform their obligations under the provisions of the Subscription Agreements, then (1) the Company shall have the right to either (at the Company’s election) (I) on behalf of Parent, seek an injunction, specific performance, or other equitable relief, to prevent breaches of the Subscription Agreements and to enforce specifically the terms and provisions thereof, without proof of damages or (II) seek an injunction, specific performance, or other equitable relief, to cause Parent to prevent breaches of the Subscription Agreements and to cause Parent to enforce specifically the terms and provisions thereof, without proof of damages, in each case of the foregoing clauses (I) and (II), prior to the valid termination of this Agreement in accordance with Section 9.1, this being in addition to any other remedy to which it is entitled under this Agreement, and (2) Parent shall not object or otherwise oppose any Legal Proceeding pursuant to which the

Company is exercising its rights pursuant to the foregoing clause (1), and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement.

11.8    Governing Law. This Agreement and the consummation the Transactions, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

11.9    Consent to Jurisdiction; Waiver of Jury Trial.

(a)    Except as provided in Sections 2.11(f) and 7.13, each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, solely to the extent that such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware and the United States District Court for the District of Delaware), in each case in connection with any matter based upon or arising out of this Agreement, the other Transaction Agreements and the consummation of the Transactions, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each Party and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (a) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (b) such Legal Proceeding may not be brought or is not maintainable in such court; (c) such Person’s property is exempt or immune from execution; (d) such Legal Proceeding is brought in an inconvenient forum; or (e) the venue of such Legal Proceeding is improper. Each Party and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.2. Notwithstanding the foregoing in this Section 11.9, any Party may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b)    TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

11.10    Independent Counsel. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each Party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

11.11    Expenses. Except as otherwise expressly provided in this Agreement or the Sponsor Support Agreement, whether or not the Transactions are consummated, each Party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the Transaction Agreements and the consummation of the Transactions.

11.12    Assignment. No Party may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Subject to the first sentence of this Section 11.12, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

11.13    Amendment. This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties.

11.14    Extension; Waiver. At any time prior to the Closing, Parent (on behalf of itself, First Merger Sub and Second Merger Sub), on the one hand, and the Company (on behalf of itself and the Company Stockholder), on the other hand, may, to the extent not prohibited by Applicable Legal Requirements: (a) extend the time for the performance of any of the obligations or other acts of the other Party; (b) waive any inaccuracies in the representations and warranties made to the other Party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right. In the event any provision of any of the other Transaction Agreement in any way conflicts with the provisions of this Agreement (except where a provision therein expressly provides that it is intended to take precedence over this Agreement), this Agreement shall control.

11.15    No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any Legal Proceeding for breach of this Agreement may only be made against, the entities that are expressly identified herein as Parties to this Agreement, and no Related Party of a Party shall have any liability for any liabilities or obligations of the Parties for any Legal Proceeding (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith. No Party shall have any right of recovery in respect hereof against any Related Party of a Party and no personal liability shall attach to any Related Party of a Party through such Party, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment, fine or penalty or by virtue of any Legal Requirement or otherwise. The provisions of this Section 11.15 are intended to be for the benefit of, and enforceable by the Related Parties of the Parties and each such Person shall be a third-party beneficiary of this Section 11.15. This Section 11.15 shall be binding on all successors and assigns of Parties. Notwithstanding anything in this Agreement to the contrary, this Section 11.15 shall not apply to Section 11.1, which shall be enforceable by the Stockholder Representative in its entirety against the Company Stockholder.

11.16    Legal Representation. i) Kirkland & Ellis LLP and Nob Hill Law Group, P.C. (together the “Company Law Firms”) has represented the Company, the Company Subsidiaries, the Company Stockholder and the Stockholder Representative and (b) Skadden, Arps, Slate, Meagher & Flom LLP (the “Prior Parent Counsel”) has represented Parent, First Merger Sub and Second Merger Sub. All of the parties recognize and agree the commonality of interest that exists and will continue to exist until Closing, and the parties agree that such commonality of interest should continue to be recognized after the Closing and the parties recognize and agree that (i) the communications between or among Company Law Firms, the Company, the Company Subsidiaries, the Company Stockholder and the Stockholder Representative are protected under certain privileges and doctrines, including the attorney-client privilege and the common interest doctrine and (ii) the communications between or among Prior Parent Counsel and Parent, First Merger Sub and Second Merger Sub are protected under certain privileges and doctrines, including the attorney-client privilege. Specifically, the parties agree that (a) (i) neither Parent nor First Merger Sub nor Second Merger Sub shall, nor shall they cause the Company to, seek to have Company Law Firms disqualified from representing the Stockholder Representative, the Company Stockholder and their respective Affiliates, and each of the foregoing’s respective officers, directors, managers, employees, shareholders, equityholders, agents and representatives (collectively, the “Seller Parties”) in connection with any dispute that may arise between the Seller Parties and Parent, First Merger Sub, Second Merger Sub or the Company and the Company Subsidiaries in connection with this Agreement or the transactions contemplated hereby, and the Company and the Company Subsidiaries expressly waive any claim that Company Law Firms has a conflict of interest that would preclude it from engaging in such a representation (ii) none of the Company, the Company Subsidiaries, the Company Stockholder and the Stockholder Representative shall seek to have Prior Parent Counsel disqualified from representing Parent, First Merger Sub, Second Merger Sub, the Sponsor and its respective Affiliates, and each of the foregoing’s respective officers, directors, managers, employees, shareholders, equityholders, agents and representatives (collectively, the “Parent Parties”) in connection with any dispute that may arise between the Parent Parties and Seller Parties or the Company and the Company Subsidiaries and Parent, First Merger Sub, Second Merger Sub in connection with this Agreement or the transactions contemplated hereby, and the Company and the Company Subsidiaries expressly waive any claim that Prior Parent Counsel has a conflict of interest that would preclude it from engaging in such a representation and (b) (i) in connection with any such dispute that may arise between the Seller Parties and Parent, First Merger Sub, Second Merger Sub or the Company and the Company Subsidiaries, the Stockholder Representative, the Seller Parties or their respective Affiliates involved in such dispute (and not Parent, First Merger Sub, Second Merger Sub or the Company and the Company Subsidiaries) will have the right to decide whether or not to waive the attorney-client privilege that may apply to any communications between the Company, any of the Company Subsidiaries and Company Law Firms that occurred before the Closing in connection with this Agreement and the transactions contemplated hereby and (ii) in connection with any such dispute that may arise between the Parent Parties and Seller Parties or the Company and the Company Subsidiaries and Parent, First Merger Sub, Second Merger Sub, the Parent Parties or their respective Affiliates involved in such dispute (and not the Stockholder Representative, the Seller Parties or their respective Affiliates or the Company and the Company Subsidiaries) will have the right to decide whether or not to waive the attorney-client privilege that may apply to any communications between the Parent, First Merger Sub, Second Merger Sub and their respective Affiliates and Prior Parent Counsel that occurred before the Closing in connection with this Agreement and the transactions contemplated hereby.

(a)    Parent further agrees, on behalf of itself, First Merger Sub, Second Merger Sub and, after the Closing, on behalf of the Company and the Company Subsidiaries, that all communications in any form or format whatsoever between or among any of Company Law Firms, the Stockholder Representative, the Seller Parties that relate in any way to the negotiation, documentation and consummation of the transactions contemplated by this Agreement or any dispute arising under this Agreement (collectively, the “Company Deal Communications”) shall be deemed to be retained and owned collectively by the Company Stockholders, shall be controlled by the Stockholder Representative on behalf of the Company Stockholders and shall not pass to (by operation of law or otherwise) or be claimed by Parent or the Company and the Company Subsidiaries. All Company Deal Communications that are attorney-client privileged “Privileged Company Communications” shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Stockholder Representative and the Company Stockholder, shall be controlled by the Stockholder Representative on behalf of the Company Stockholder and shall not pass to or be claimed by Parent or the Company and the Company Subsidiaries.

(b)    The Company further agrees, on behalf of itself and the Company Subsidiaries, that all communications in any form or format whatsoever between or among Prior Parent Counsel and the Parent Parties that relate in any way to the negotiation, documentation and consummation of the transactions contemplated by this Agreement or any dispute arising under this Agreement (collectively, the “Parent Deal Communications”) shall be deemed to be retained and owned by the Sponsor and shall not pass to (by operation of law or otherwise) or be claimed by Parent or the Company and the Company Subsidiaries. All Parent Deal Communications that are attorney-client privileged “Privileged Parent Communications” shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Sponsor and shall not pass to or be claimed by Parent or the Company and the Company Subsidiaries.

(c)    Notwithstanding the foregoing, in the event that a dispute arises between Parent or the Company and the Company Subsidiaries, on the one hand, and a third party other than the Stockholder Representative or the Seller Parties, on the other hand, Parent or the Company and the Company Subsidiaries may assert the attorney-client privilege to prevent the disclosure of (i) the Privileged Company Communications to such third party and if requested by Parent, the Company Stockholder and Stockholder Representative shall assert such privilege and (ii) the Privileged Parent Communications to such third party and if requested by Parent, the Sponsor shall assert such privilege; provided, however, that none of Parent or the Company and the Company Subsidiaries may waive such privilege without the prior written consent of the Stockholder Representative or the Sponsor, as applicable. In the event that Parent or the Company and the Company Subsidiaries is legally required by governmental order or otherwise to access or obtain a copy of all or a portion of (i) the Company Deal Communications, Parent shall immediately (and, in any event, within two (2) Business Days) notify the Stockholder Representative in writing (including by making specific reference to this Section) so that the Stockholder Representative can seek (at its expense) a protective order or (ii) the Parent Deal Communications, Parent shall immediately (and, in any event, within two (2) Business Days) notify the Sponsor in writing (including by making specific reference to this Section) so that the Sponsor can seek (at its expense) a protective order and, in each case, Parent agrees to use all commercially reasonable efforts to assist therewith.

11.17    Disclosure Letters and Exhibits. The Company Disclosure Letter and the Parent Disclosure Letter shall each be arranged in separate parts corresponding to the numbered and lettered sections and subsections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered Section or subsection of this Agreement, except to the extent that: (a) such information is cross-referenced in another part of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable; or (b) it is reasonably apparent on the face of the disclosure (without reference to any document referred to therein or any independent knowledge on the part of the reader regarding the matter disclosed) that such information qualifies another representation and warranty of the Company or Parent, as applicable, in this Agreement. Certain information set forth in the Company Disclosure Letter and the Parent Disclosure Letter is or may be included solely for informational purposes, is not an admission of liability with respect to the matters covered by the information, and may not be required to be disclosed pursuant to this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Company Disclosure Letter and the Parent Disclosure Letter is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Letter or the Parent Disclosure Letter in any dispute or controversy between the Parties as to whether any obligation, item, or matter not described herein or included in Company Disclosure Letter or the Parent Disclosure Letter is or is not material for purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

CRESCENT ACQUISITION CORP

By:	/s/ Christopher G. Wright
Name:	Christopher G. Wright
Title:	President

FUNCTION ACQUISITION I CORP

By:	/s/ Todd M. Purdy
Name:	Todd M. Purdy
Title:	President

FUNCTION ACQUISITION II LLC

By:	/s/ Todd M. Purdy
Name:	Todd M. Purdy
Title:	President

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

LIVEVOX HOLDINGS, INC.

By:	/s/ Louis Summe
Name:	Louis Summe
Title:	President

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

GGC SERVICES HOLDCO, INC., solely in its capacity as the Stockholder Representative

By:	/s/ Stephen D. Oetgen
Name:	Stephen D. Oetgen
Title:	President and Secretary

SCHEDULE A

DEFINED TERMS

1.1    Defined Terms. Terms defined in this Agreement are organized alphabetically as follows, together with the section and, where applicable, paragraph number in which the definition of each such term is located:

A&R Registration Rights Agreement	Recitals
Acquisition Proposal	Section 1.2 of Schedule A
Additional Parent SEC Reports	5.7(a)
Adjustment Escrow Account	2.10
Adjustment Escrow Amount	2.10
Adjustment Notice of Objection	2.11(e)
Adjustment Review Period	2.11(e)
Adjustment Statement	2.11(d)
Affiliate	Section 1.2 of Schedule A
Aggregate Forward Purchase Investment Amount	Section 1.2 of Schedule A
Agreement	Preamble
Alternative Acquisition Agreement	Section 1.2 of Schedule A
Anti-Corruption Laws	Section 1.2 of Schedule A
Applicable Legal Requirements	Recitals
Approvals	4.6
Audited Financial Statements	4.7(a)
Base Value	Section 1.2 of Schedule A
Bonus Plan Payments	Section 1.2 of Schedule A
Bonus Plans	Section 1.2 of Schedule A
Borrowed Indebtedness	Section 1.2 of Schedule A
Business Day	Section 1.2 of Schedule A
Cash and Cash Equivalents	Section 1.2 of Schedule A
Certificate	2.7(a)
Certificates of Merger	1.3(e)
Certifications	5.7(a)
Change in Recommendation	7.1(c)
Change of Control	Section 1.2 of Schedule A
Closing	1.1
Closing Cash Payment Amount	Section 1.2 of Schedule A
Closing Date	1.1
Closing Form 8-K	7.3(c)
Closing Indebtedness Amount	Section 1.2 of Schedule A
Closing Number of Securities	Section 1.2 of Schedule A
Closing Press Release	7.3(c)
Closing Securities Payment Amount	Section 1.2 of Schedule A
Closing Transaction Costs	Section 1.2 of Schedule A
Code	Section 1.2 of Schedule A
Communications Plan	7.4(b)
Company	Preamble
Company Business Combination	7.10(a)
Company Cash	Section 1.2 of Schedule A
Company Common Stock	4.3(a)
Company Deal Communications	11.16(b)
Company Disclosure Letter	IV
Company Estimated Adjustment Statement	2.11(a)

Company IT Systems	4.17(h)
Company Law Firms	11.16(a)
Company Leased Properties	4.13(b)
Company Material Adverse Effect	Section 1.2 of Schedule A
Company Material Contract	4.19(a)
Company Real Property Leases	4.13(b)
Company Registered Intellectual Property	4.17(a)
Company Stockholder	Section 1.2 of Schedule A
Company Stockholder Approval	Recitals
Company Subsidiaries	4.2(a)
Company Transaction Costs	Section 1.2 of Schedule A
Confidentiality Agreement	Section 1.2 of Schedule A
Continental	5.13(a)
Contract	Section 1.2 of Schedule A
Copyrights	Section 1.2 of Schedule A
COVID Action	Section 1.2 of Schedule A
Crescent	Recitals
Current Registration Rights Agreement	Section 1.2 of Schedule A
Customs & International Trade Authorizations	Section 1.2 of Schedule A
Customs & International Trade Laws	Section 1.2 of Schedule A
D&O Indemnified Party	7.12(a)
D&O Tail	7.12(b)
DGCL	Recitals
DLLCA	Recitals
Earn Out Escrow Account	3.2(a)
Earn Out Escrow Agent	3.2(a)
Earn Out Escrow Agreement	3.2(a)
Earn Out Shares	3.1
Earn Out Triggering Event	3.3
Effective Time	2.1
Employee Benefit Plan	Section 1.2 of Schedule A
Environmental Law	Section 1.2 of Schedule A
Environmental Permits	4.15(a)(ii)
ERISA Affiliate	Section 1.2 of Schedule A
Escrow Agent	Section 1.2 of Schedule A
Escrow Agreement	2.10
Escrow Shares	Recitals
Estimated Closing Indebtedness Amount	2.11(a)
Estimated Closing Transaction Costs	Section 1.2 of Schedule A
Estimated Company Cash	2.11(a)
Estimated Company Transaction Costs	2.11(a)
Estimated Merger Consideration	Section 1.2 of Schedule A
Estimated Parent Transaction Costs	2.11(b)
Estimated Trust Account Interest	2.11(b)
Exchange Act	Section 1.2 of Schedule A
Excluded Share	2.7(d)
Existing Credit Agreement	Section 1.2 of Schedule A
Extension	6.2
Final Closing Indebtedness Amount	2.11(g)
Final Closing Transaction Costs	2.11(g)
Final Company Cash	2.11(g)
Final Merger Consideration	Section 1.2 of Schedule A

Final Spreadsheet	Section 1.2 of Schedule A
Final Trust Account Interest	2.11(g)
Financial Statements	4.7(a)
First Certificate of Merger	1.3(d)
First Merger	Recitals
First Merger Sub	Preamble
First Merger Sub Common Stock	5.3(b)
Forward Purchase Agreement	Recitals
Forward Purchase Investment Amount	Recitals
Forward Purchase Transaction	Recitals
FPA Transferee	Section 1.2 of Schedule A
Fraud	Section 1.2 of Schedule A
Fundamental Representations	Section 1.2 of Schedule A
Governing Documents	Section 1.2 of Schedule A
Government Shutdown	Section 1.2 of Schedule A
Governmental Entity	Section 1.2 of Schedule A
Group Companies	Section 1.2 of Schedule A
Group Company Software	4.17(i)
Hazardous Substance	Section 1.2 of Schedule A
HSR Act	4.5(b)
Inbound License	4.19(a)(xvi)
Incremental Forward Purchase Investment Amount	7.18
Indebtedness	Section 1.2 of Schedule A
Independent Expert	2.11(f)
Initial Spreadsheet	Section 1.2 of Schedule A
Insider	4.21(b)
Insurance Policies	4.20
Intellectual Property	Section 1.2 of Schedule A
Intervening Event	Section 1.2 of Schedule A
JOBS Act	7.15
Knowledge	Section 1.2 of Schedule A
Legal Proceeding	Section 1.2 of Schedule A
Legal Requirements	Section 1.2 of Schedule A
Licensed Intellectual Property	Section 1.2 of Schedule A
Lien	Section 1.2 of Schedule A
Losses	Section 1.2 of Schedule A
Material Suppliers	4.19(a)(iii)
Mergers	Recitals
Nasdaq	5.12
Notice Period	7.1(c)(i)
Open Source Code	Section 1.2 of Schedule A
Open Source License	Section 1.2 of Schedule A
Order	Section 1.2 of Schedule A
Ordinary Course of Business	Section 1.2 of Schedule A
Outside Date	9.1(b)
Owned Intellectual Property	Section 1.2 of Schedule A
Parent	Preamble
Parent A&R Bylaws	Recitals
Parent A&R Charter	Recitals
Parent Board	Recitals
Parent Business Combination	7.10(b)
Parent Bylaws	Section 1.2 of Schedule A

Parent Cash	Section 1.2 of Schedule A
Parent Charter	Section 1.2 of Schedule A
Parent Class A Stock	5.3(a)
Parent Class F Stock	5.3(a)
Parent Common Stock	Section 1.2 of Schedule A
Parent Deal Communications	11.16(c)
Parent Disclosure Letter	V
Parent Estimated Adjustment Statement	2.11(b)
Parent Material Adverse Effect	Section 1.2 of Schedule A
Parent Material Contracts	5.11
Parent Organizational Documents	Section 1.2 of Schedule A
Parent Parties	11.16(a)
Parent Preferred Stock	5.3(a)
Parent Recommendation	Recitals
Parent SEC Reports	5.7(a)
Parent Shares	5.3(a)
Parent Stockholder Matters	7.1(a)(i)
Parent Stockholder Redemption	7.1(a)(i)
Parent Transaction Costs	Section 1.2 of Schedule A
Parent Units	Section 1.2 of Schedule A
Parent Warrants	5.3(a)
Parties	Preamble
Party	Preamble
Patents	Section 1.2 of Schedule A
Permitted Lien	Section 1.2 of Schedule A
Person	Section 1.2 of Schedule A
Personal Data	Section 1.2 of Schedule A
PIPE Investment	Recitals
PIPE Investment Amount	Recitals
PIPE Investor	Section 1.2 of Schedule A
Prior Parent Counsel	11.16(a)
Privacy Laws	Section 1.2 of Schedule A
Private Placement Warrants	5.3(a)
Privileged Company Communications	11.16(b)
Privileged Parent Communications	11.16(c)
Processing	4.18(a)
Proxy Clearance Date	7.1(a)(i)
Proxy Statement	7.1(a)(i)
Public Warrants	5.3(a)
Related Parties	Section 1.2 of Schedule A
Release Notice	3.2(b)
Representatives	7.10(a)
Required Extension	7.26
Restricted Cash	Section 1.2 of Schedule A
Retained Cash	Section 1.2 of Schedule A
Sanctioned Jurisdiction	Section 1.2 of Schedule A
Sanctioned Person	Section 1.2 of Schedule A
Sanctions	Section 1.2 of Schedule A
SEC	Section 1.2 of Schedule A
Second Certificate of Merger	1.3(e)
Second Effective Time	2.1
Second Merger	Recitals

Second Merger Sub	Preamble
Securities Act	Section 1.2 of Schedule A
Seller Parties	11.16(a)
Share Escrow Agreement	3.2(d)
Software	Section 1.2 of Schedule A
Special Meeting	7.1(b)
Specified Representations	4.28
Sponsor	Recitals
Sponsor Support Agreement	Recitals
Stockholder Released Parties	7.21
Stockholder Representative	Preamble
Stockholder Representative Expense Holdback Amount	Section 1.2 of Schedule A
Stockholders Agreement	Recitals
Subscription Agreement	Recitals
Subsidiary	Section 1.2 of Schedule A
Superior Proposal	Section 1.2 of Schedule A
Support Agreement	Recitals
Surviving Corporation	Recitals
Surviving Entity	Recitals
Tax	Section 1.2 of Schedule A
Tax Return	Section 1.2 of Schedule A
Taxes	Section 1.2 of Schedule A
Total Consideration	2.6(a)
Trade Secrets	Section 1.2 of Schedule A
Trademarks	Section 1.2 of Schedule A
Transaction Agreements	Section 1.2 of Schedule A
Transactions	Section 1.2 of Schedule A
Transfer Taxes	7.13(b)
Treasury Regulations	Section 1.2 of Schedule A
Trust Account	5.13(a)
Trust Account Interest	Section 1.2 of Schedule A
Trust Agreement	5.13(a)
Trust Termination Letter	7.5
U.S. GAAP	4.7(a)
Unaudited Financial Statements	4.7(a)
Volume Weighted Average Share Price	Section 1.2 of Schedule A
WARN	4.12(e)
Withholding Amount	3.2(f)

1.2    Additional Terms. For purposes of this Agreement, the following capitalized terms have the following meanings:

“Acquisition Proposal” shall mean any proposal or offer with respect to any direct or indirect acquisition or purchase or license, in one transaction or a series of transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture, licensing or similar transaction, or otherwise, of (A) assets or businesses of any Person and its Subsidiaries that generate 20% or more of the net revenues or net income (for the 12 month period ending on the last day of such Person’s most recently completed fiscal quarter) or that represent 20% or more of the total assets (based on fair market value) of such Person and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (B) 20% or more of any class of capital stock, other equity securities or voting power of any Person, any of its Subsidiaries or any resulting parent company of such Person, in each case other than the Transactions.

“Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Forward Purchase Investment Amount” shall mean an amount equal to (a) the Forward Purchase Investment Amount; plus (b) the Incremental Forward Purchase Investment Amount, if any.

“Alternative Acquisition Agreement” shall mean any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract constituting or related to, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal.

“Anti-Corruption Laws” shall mean the U.S. Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§78dd-1, et seq., the United Kingdom Bribery Act 2010, and any other applicable anti-corruption or anti-bribery Legal Requirements.

“Base Value” shall mean an amount equal to $824,375,000.

“Bonus Plans” shall mean, together, the Option-Based Incentive Plan and the Value Creation Incentive Plan, in each case, as amended, and any applicable award agreements thereunder.

“Bonus Plan Payments” shall mean the aggregate value of all “Option Incentive Bonuses” (as defined in the Option-Based Incentive Plan) and all “Value Creation Bonuses” (as defined in the Value Creation Incentive Plan) under the Bonus Plans, determined based on the terms of this Agreement and the terms of the Bonus Plans, assuming for these purposes that one hundred percent (100%) of the vesting of rights under the Bonus Plans, including the rights to payments under the Bonus Plans, have accelerated and have been paid in full in connection with the consummation of the Transactions, and each individual payment payable under the Bonus Plans, a “Bonus Plan Payment.”

“Borrowed Indebtedness” shall mean, as of the applicable date of determination, the aggregate principal amount of outstanding Indebtedness of the Group Companies under the Existing Credit Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York or San Francisco, CA are authorized or required by Legal Requirements to be closed.

“Cash and Cash Equivalents” shall mean cash and cash equivalents, including checks, money orders, marketable securities, short-term instruments, negotiable instruments, funds in time and demand deposits or similar accounts on hand, in lock boxes, in financial institutions or elsewhere, together with all accrued but unpaid interest thereon, and all bank, brokerage or other similar accounts; provided that the amount of Cash and Cash Equivalents as of any given time shall be: (a) decreased by any Restricted Cash; (b) increased by any uncleared checks, wire transfers and drafts deposited for the account of the Company or any of its Subsidiaries at such time; and (c) decreased by any issued but uncleared checks, wire transfers and drafts written or issued by the Company or any of its Subsidiaries at such time.

“Change of Control” shall mean any transaction or series of transactions, the result of which is: (a) the acquisition by any Person or “group” (as defined in the Exchange Act) of Persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities of Parent; (b) a merger, consolidation, reorganization or other business combination, however effected, resulting in any Person or “group” (as defined in the Exchange Act) acquiring at least 50% of the combined voting power of the then outstanding securities of Parent or the surviving Person outstanding immediately after such combination; or (c) a sale of all or substantially all of the assets of Parent.

“Closing Cash Payment Amount” shall mean an amount equal to: (a) Parent Cash; minus (b) Estimated Closing Transaction Costs, to the extent not paid prior to the Closing; minus (c) the Retained Cash; provided that in no case shall the Closing Cash Payment Amount exceed $220,000,000 minus the Adjustment Escrow Amount.

“Closing Indebtedness Amount” shall mean, as of 12:01 a.m., Eastern Time, on the Closing Date, the aggregate amount of the Indebtedness of the Company.

“Closing Number of Securities” shall mean the number of shares of Parent Class A Stock equal to: (a) the Closing Securities Payment Amount; divided by (b) $10, as set forth in the Final Spreadsheet.

“Closing Securities Payment Amount” shall mean an amount equal to: (a) the Estimated Merger Consideration; minus (b) the Closing Cash Payment Amount.

“Closing Transaction Costs” shall mean the sum of (a) the Company Transaction Costs and (b) the Parent Transaction Costs.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Cash” shall mean, as of 12:01 a.m., Eastern Time, on the Closing Date, an amount equal to all Cash and Cash Equivalents of the Group Companies.

“Company Material Adverse Effect” shall mean any state of facts, development, change, circumstance, occurrence, event or effect, that, individually or in the aggregate: (a) has had, or would reasonably be expected to have, a materially adverse effect on the business, assets, financial condition or results of operations of the Group Companies, taken as a whole; or (b) has prevented or materially delayed or materially impaired, or is reasonably likely to prevent or materially delay or materially impair, the ability of the Company to consummate the Transactions; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be taken into account in determining whether a Company Material Adverse Effect on or in respect of the Group Companies pursuant to clause (a) or (b) has occurred: (i) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (ii) earthquakes, hurricanes, tornados, pandemics (including COVID-19) or other natural disasters; (iii) changes attributable to the public announcement or pendency of the Transactions (including the impact thereof on relationships with customers, suppliers or employees); (iv) changes or proposed changes in Applicable Legal Requirements, regulations or interpretations thereof or decisions by courts or any Governmental Entity after the date of this Agreement; (v) changes or proposed changes in U.S. GAAP (or any interpretation thereof) after the date of this Agreement; (vi) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (vii) events or conditions generally affecting the industries and markets in which the Company operates; (viii) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position; provided that this clause (viii) shall not prevent a determination that the underlying facts and circumstances resulting in such failure has resulted in a Company Material Adverse Effect; or (ix) any actions required to be taken, or required not to be taken, pursuant to the terms of this Agreement; provided, however, that if any state of facts, developments, changes, circumstances, occurrences, events or effects related to clauses (i), (ii), (iv), (v), (vi) or (vii) above disproportionately and adversely affect the business, assets, financial condition or results of operations of the Group Companies, taken as a whole, relative to similarly situated companies in the industries in which the Group Companies conduct their respective operations, then such impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.

“Company Stockholder” shall mean the sole holder of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

“Company Transaction Costs” shall mean, in each case, to the extent unpaid as of the Closing: (a) all fees, costs and expenses to be borne by any Group Company and incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements and the consummation of the Transactions, including any Company Transaction Costs which are triggered by or become payable as a result of the Closing; (b) all bonuses, change in control payments, severance payments, retirement payments, retention or similar payments or success fees payable by any Group Company solely in connection with or in anticipation of the consummation of the Transactions or any such payments or fees payable in response to any prior add-on acquisition solely to the extent such payment or fee is payable upon the consummation of the Transaction, and, in each case, the employer portion of payroll Taxes payable as a result of the foregoing amounts; (c) all Bonus Plan Payments; and (d) all transaction, deal, brokerage, financial advisory or any similar fees payable in connection with or anticipation of the consummation of the Transaction.

“Confidentiality Agreement” shall mean that certain Mutual Confidentiality and Non-Disclosure Agreement, dated October 13, 2020, by and between and Parent, Golden Gate Private Equity, Inc. and LiveVox, Inc., as amended and joined from time to time.

“Contract” shall mean any contract, subcontract, agreement, indenture, note, bond, loan or credit agreement, instrument, installment obligation, lease, mortgage, deed of trust, franchise, license, sublicense, commitment, power of attorney, guaranty or other legally binding commitment, arrangement, understanding or obligation, whether written or oral, in each case, as amended and supplemented from time to time and including all schedules, annexes and exhibits thereto.

“COVID Action” means any commercially reasonable action taken after the date hereof (i) that the Company reasonably determines to be necessary or prudent for the Company or its Subsidiaries to take in connection with (a) events surrounding any pandemic or public health emergency caused by COVID-19, (b) reinitiating operation of all or a portion of the Group Companies’ respective businesses, (c) mitigating the effects of such events, pandemic or public health emergency on the business of one or more of the Group Companies, or (d) protecting the health and safety of customers, employees, and other business relationships and to ensure compliance with any Legal Requirements and (ii) the Company shall keep Parent reasonably informed as to the actions taken or proposed to be taken and, where reasonably practicable, provide prior notice to the Parent and a reasonable opportunity to review and comment with respect thereto (and where such prior notice has not been provided, provide notice to Parent reasonably promptly thereafter), and consult with the Parent in good faith and consider in good faith any comments by Parent in connection therewith.

“Current Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of March 7, 2019, by and among Parent, the Sponsor and the other parties thereto.

“Customs & International Trade Authorizations” shall mean any and all licenses, license exceptions, notification requirements, registrations and approvals required pursuant to the Customs & International Trade Laws for the lawful export, deemed export, re-export, deemed re-export transfer or import of goods, software, technology, technical data and services.

“Customs & International Trade Laws” shall mean the applicable import, customs and trade, export and anti-boycott laws of any jurisdiction in which the Company or any of its Subsidiaries is incorporated or does business, including: (i) the laws, regulations, and programs administered or enforced by U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement, the U.S. Department of Commerce (International Trade Administration and Bureau of Industry and Security), the U.S. International Trade Commission, the U.S. Department of State (Directorate of Defense Trade Controls) and their predecessor agencies; (ii) the Tariff Act of 1930, as amended; (iii) the Export Administration Act of 1979, as amended;

(iv) the Export Control Reform Act of 2018; (v) the Export Administration Regulations, including related restrictions with regard to transactions involving Persons on the U.S. Department of Commerce Denied Persons List, Unverified List or Entity List; (vi) the Arms Export Control Act, as amended; (vii) the International Traffic in Arms Regulations, including related restrictions with regard to transactions involving Persons on the U.S. Department of State Debarred List; (viii) the Foreign Trade Regulations pursuant to 15 C.F.R. Part 30; (ix) the anti-boycott laws and regulations administered by the U.S. Department of Commerce; and (x) the anti-boycott laws and regulations administered by the U.S. Department of the Treasury, and other corollary laws implemented by the United Kingdom and in other applicable jurisdictions.

“Employee Benefit Plan” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and each other retirement, supplemental retirement, deferred compensation, employment, bonus, incentive compensation, stock purchase, employee stock ownership, equity-based, phantom-equity, profit-sharing, severance, termination protection, change in control, retention, employee loan, retiree medical or life insurance, educational, employee assistance, fringe benefit and all other employee benefit plan, policy, agreement, program or arrangement, whether or not subject to ERISA, whether formal or informal, oral or written, which any Group Company sponsors or maintains for the benefit of its current or former employees, individuals who provide services and are compensated as individual independent contractors or directors, or with respect to which any Group Company has any direct or indirect present or future liability, in each case other than plans or arrangements required under Applicable Legal Requirements and that do not provide benefits greater than that provided by Applicable Legal Requirements.

“Environmental Law” shall mean any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (a) the protection, investigation or restoration of the environment, health and safety (concerning exposure to Hazardous Substances), or natural resources; (b) the handling, use, presence, disposal, release or threatened release into the environment of any Hazardous Substance; or (c) noise (as it relates to occupational safety), odor, wetlands, pollution, contamination or any injury or threat of injury to employees, and shall include, but not be limited to, federal statues known as the Clean Air Act, Clean Water Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Endangered Species Act, Hazardous Materials Transportation Act, Migratory Bird Treaty Act, National Environmental Policy Act, Occupational Safety and Health Act, Oil Pollution Act of 1990, Resource Conservation and Recovery Act, Safe Drinking Water Act, and Toxic Substances Control Act.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company or any of its subsidiaries, is treated as a single employer under Section 414 of the Code.

“Escrow Agent” shall mean Goldman Sachs Bank USA, or such other escrow agent as is mutually agreed upon (a) by Parent and (b) the Company (prior to the Closing) or the Stockholder Representative (following the Closing).

“Estimated Closing Transaction Costs” shall mean the sum of (a) the Estimated Company Transaction Costs and (b) the Estimated Parent Transaction Costs.

“Estimated Merger Consideration” shall mean an amount equal to: (a) the Base Value; plus (b) the Estimated Company Cash; minus (c) the Estimated Closing Indebtedness Amount; minus (d) the Estimated Closing Transaction Costs (in the case of Estimated Company Transaction Costs, to the extent not paid by the Company prior to the Closing); plus (e) the Estimated Trust Account Interest; minus (f) the Adjustment Escrow Amount; minus (g) the Stockholder Representative Expense Holdback Amount.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Credit Agreement” shall mean the Credit Agreement, dated as of November 7, 2016, by and among the Company, certain of its subsidiaries, as guarantors, the lenders party thereto and PNC Bank, National Association as administrative agent, as amended or otherwise modified on or prior to the date hereof and as further amended or otherwise modified following the date hereof in accordance with the terms hereof.

“Final Merger Consideration” shall mean an amount equal to: (a) the Base Value; plus (b) the Final Company Cash; minus (c) the Final Closing Indebtedness Amount; minus (d) the Final Closing Transaction Costs (in the case of Company Transaction Costs, to the extent not paid by the Company prior to the Closing); plus (e) the Final Trust Account Interest; minus (f) the Adjustment Escrow Amount; minus (g) the Stockholder Representative Expense Holdback Amount.

“Final Spreadsheet” shall mean the Initial Spreadsheet, updated as of the Closing Date to set forth, as of the Closing Date and immediately prior to the Effective Time, the calculation of the dollar amounts and shares, as applicable, payable to the Company Stockholder based on the amounts set forth in the Company Estimated Adjustment Statement and the Parent Estimated Adjustment Statement.

“FPA Transferee” shall mean a Transferee as defined in the Forward Purchase Agreement.

“Fraud” by any party means actual and intentional fraud with respect to the specific representations and warranties in Article IV or Article V, as the case may be, (a) with the actual knowledge (as opposed to imputed or constructive knowledge, knowledge that could have been obtained after inquiry, or reckless disregard) that the applicable representation and warranty was actually untrue when made, and with the express intention that another party rely thereon to its detriment, (b) the other party did not have actual knowledge (as opposed to imputed or constructive knowledge, knowledge that could have been obtained after inquiry, or reckless disregard) that such representation or warranty was untrue as of the execution of this Agreement, (c) the other party acted or did not act in justifiable reliance on the representation or warranty made and (d) as a result of such untrue representation or warranty, the other party suffered damages.

“Fundamental Representations” shall mean: (a) in the case of the Company, the representations and warranties contained in: Section 4.1 (Organization and Qualification); Section 4.3 (Capitalization of the Company); Section 4.4 (Authority Relative to this Agreement); and Section 4.16 (Brokers; Third-Party Expenses); and (b) in the case of Parent, the representations and warranties contained in Section 5.1(a) (Organization and Qualification); Section 5.2 (Parent Subsidiaries); Section 5.3 (Capitalization); Section 5.4 (Authority Relative to this Agreement); Section 5.10 (Business Activities); and Section 5.24 (Brokers).

“Governing Documents” shall mean the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a Delaware corporation are its certificate of incorporation and bylaws.

“Government Shutdown” means any shutdown of or material interruption to, prior to the Outside Date, the Governmental Entities providing, approving or reviewing the applicable consents, authorizations, orders and approvals of (or filings or registrations with) relating to the Transactions, in each case that relates to the ongoing COVID-19 pandemic.

“Governmental Entity” shall mean: (a) any federal, provincial, state, local, municipal, national or international court, governmental commission, government or governmental authority, department, regulatory or administrative agency, board, bureau, agency or instrumentality, tribunal, arbitrator or arbitral body (public or private), or similar body; (b) any self-regulatory organization; or (c) any political subdivision of any of the foregoing.

“Group Companies” shall mean the Company and all of its direct and indirect Subsidiaries.

“Hazardous Substance” shall mean any substance, waste or material defined or listed as a “pollutant,” “hazardous,” or a “contaminant” under any Applicable Legal Requirements pertaining to the environment or otherwise regulated as toxic, radioactive, ignitable, corrosive, reactive or hazardous under any Applicable Legal Requirements pertaining to the environment, including petroleum, its derivatives, by-products and other hydrocarbons.

“Indebtedness” shall mean any of the following: (a) any indebtedness for borrowed money, including the Borrowed Indebtedness and any premiums; fees and expenses related to the paydown of any Borrowed Indebtedness; (b) any obligations evidenced by bonds, debentures, notes or other similar instruments; (c) any obligations to pay the deferred purchase price or holdbacks of property, stock or services (except for any deferred purchase price up to a maximum of $10,000,000 in connection with any acquisitions approved by Parent); (d) any obligations as lessee under capitalized leases; (e) any obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities to the extent drawn; (f) obligations under derivative or hedging financial instruments, including interest rate or currency swaps; (g) any guaranty of any of the foregoing; (h) any accrued interest, fees and charges in respect of any of the foregoing; and (i) any prepayment premiums and penalties actually due and payable, and any other fees, expenses, indemnities and other amounts actually payable as a result of the prepayment or discharge of any of the foregoing.

“Initial Spreadsheet” shall mean a spreadsheet which shall set forth the consideration payable to Company Stockholder including the percentage of the Closing Cash Payment Amount, the Closing Number of Securities and the Earn Out Shares to be allocated to each beneficial owner of the Company Stockholder, along with an illustrative sample calculation of the dollar amount and shares, as applicable, to be allocated to each such Person using the Company’s good faith estimate of the Estimated Merger Consideration as of the date hereof.

“Intellectual Property” shall mean all rights, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (a) all patents and patent applications, including provisional patent applications and similar filings and any and all substitutions, divisions, continuations, continuations-in-part, divisions, reissues, renewals, extensions, reexaminations, patents of addition, supplementary protection certificates, utility models, inventors’ certificates, or the like and any foreign equivalents of the foregoing (including certificates of invention and any applications therefor) (collectively, “Patents”); (b) all domestic and foreign copyrights, copyright registrations, copyright applications, including any of the foregoing that protect original works of authorship fixed in any tangible medium of expression, including literary works (including all forms and types of Software, including all source code, object code, firmware, development tools, files, records and data, and all documentation related to any of the foregoing), pictorial and graphic works (collectively, “Copyrights”); (c) all trademarks, service marks, trade names, business marks, service names, brand names, trade dress rights, logos, corporate names, trade styles, and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof (collectively, “Trademarks”); (d) all Internet domain names and social media accounts; (e) trade secrets, technology, discoveries and improvements, know-how, proprietary rights, formulae, confidential and proprietary information, technical information, techniques, inventions (including conceptions and/or reductions to practice), designs, drawings, procedures, processes, models, formulations, manuals and systems, whether or not patentable or copyrightable (collectively “Trade Secrets”); and (f) moral rights, publicity rights and all other intellectual property rights, proprietary rights, or confidential information and materials.

“Intervening Event” shall mean a material event or circumstance that was not known or reasonably foreseeable to the Parent Board prior to the execution of this Agreement (or if known, the consequences of which were not known or reasonably foreseeable), which event or circumstance, or any material consequence thereof, becomes known to the Parent Board prior to the approval of the Transactions by the stockholders of Parent that does not relate to (A) an Acquisition Proposal, (B) the Company or its Subsidiaries (including any Parent Material Adverse Effect as it relates to the Company or its Subsidiaries), (C) any actions taken pursuant to this Agreement or (D) any changes in the price of Parent Shares.

“Knowledge” shall mean the actual knowledge or awareness as to a specified fact or event, following reasonable inquiry, of: (a) with respect to the Company, the individuals listed on Schedule 1.2 of the Company Disclosure Letter; and (b) with respect to Parent, First Merger Sub or Second Merger Sub, the individuals listed on Schedule 1.2 of the Parent Disclosure Letter.

“Legal Proceeding” shall mean any action, suit, hearing, claim, charge, audit, lawsuit, litigation, investigation (formal or informal), inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) whether or not by or before a Governmental Entity.

“Legal Requirements” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment, order, assessment, writ or other legal requirement, administrative policy or guidance, or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Licensed Intellectual Property” shall mean any Intellectual Property licensed to any of the Group Companies.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, license, grant, restriction or charge of any kind (including, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any security interest and any restriction relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership).

“Losses” shall mean any and all deficiencies, judgments, settlements, losses, damages, interest, fines, penalties, Taxes, costs and expenses (including reasonable legal, accounting and other costs and expenses of professionals incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification, compensation or reimbursement therefor).

“Open Source Code” means any Software that is distributed under “open source” or “free software” terms, such as the GPL, LGPL, Mozilla License, Apache License, Common Public License, BSD license or similar terms and including any Software distributed with any license term or condition (an “Open Source License”) that: (a) requires or conditions, the use or distribution of such Software on the disclosure, licensing, or distribution of any source code for any portion of such Software or any derivative work of such Software; or (b) otherwise imposes any limitation, restriction, or condition on the right or ability of the licensee of such Software to use or distribute such Software or any derivative work of such Software.

“Order” shall mean any award, injunction, judgment, regulatory or supervisory mandate, order, writ, decree or ruling entered, issued, made, or rendered by any Governmental Entity that possesses competent jurisdiction.

“Ordinary Course of Business” shall describe any action taken by a Person if such action is (a) consistent with such Person’s past practices and is taken in the ordinary course of such Person’s normal day-to-day operations or (b) in the case of an action taken by the Company or any of its Subsidiaries, a COVID Action.

“Owned Intellectual Property” shall mean all Intellectual Property owned or purported to be owned by any of the Group Companies.

“Parent Cash” shall mean an amount equal to (a) the aggregate amount of cash contained in the Trust Account immediately prior to the Closing (including the Trust Account Interest); plus (b) all cash and cash equivalents held by Parent outside of the Trust Account immediately prior to the Closing; minus (c) any payments to be made in connection with the Parent Stockholder Redemption; minus (d) the Adjustment Escrow Amount; minus (e) the Stockholder Representative Expense Holdback Amount; plus (f) the Aggregate Forward Purchase Investment Amount; plus (g) the PIPE Investment Amount.

“Parent Common Stock” shall mean, collectively, the Parent Class A Stock.

“Parent Material Adverse Effect” shall mean any state of facts, development, change, circumstance, occurrence, event or effect that, individually or in the aggregate: (a) has had, or would reasonably be expected to have, a materially adverse effect on the business, assets, financial condition or results of operations of Parent, First Merger Sub and Second Merger Sub, taken as a whole; or (b) does, or would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the ability of Parent, First Merger Sub or Second Merger Sub to perform their respective obligations under this Agreement or to consummate the Transactions or the Forward Purchase Transaction.

“Parent Organizational Documents” shall mean the Amended and Restated Certificate of Incorporation of Parent, dated as of March 7, 2019 (the “Parent Charter”), the Bylaws of Parent currently in effect (the “Parent Bylaws”) and any other similar organization documents of Parent, as each may be amended, modified or supplemented.

“Parent Transaction Costs” shall mean: (a) all fees, costs and expenses of Parent incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements and the consummation of the Transactions, whether paid or unpaid prior to the Closing and (b) any Indebtedness of Parent or its Subsidiaries owed to its Affiliates or stockholders.

“Parent Units” shall mean equity securities of Parent each consisting of one share of Parent Class A Stock and one-third of one Public Warrant.

“Permitted Lien” shall mean (a) Liens for current period Taxes not yet delinquent or for Taxes that are being contested in good faith by appropriate proceedings and in each case that are sufficiently reserved for on the Financial Statements in accordance with U.S. GAAP; (b) statutory and contractual Liens of landlords with respect to leased real property; (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the Ordinary Course of Business and: (i) not yet delinquent; or (ii) that are being contested in good faith through appropriate proceedings; (d) in the case of leased real property, zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other irregularities in title, to the extent they do not, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by any of the Group Companies; (e) Liens securing the Indebtedness of any of the Group Companies; (f) purchase money Liens and Liens securing rental payments in connection with capital lease obligations of any of the Group Companies; (g) non-exclusive licenses and covenants not to sue with respect to Intellectual Property granted in the Ordinary Course of Business and (h) all exceptions, restrictions, easements, imperfections of title, charges, rights-of-way and other Liens of record that do not materially interfere with the present use of the assets of the Group Companies and the rights under the Company Real Property Leases, taken as a whole and do not result in a material liability to the Group Companies.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

“Personal Data” shall mean any information defined as “personal data,” “personally identifiable information,” “personal information” or similar term under any Privacy Laws.

“PIPE Investor” shall mean an investor party to a Subscription Agreement.

“Privacy Laws” shall mean any and all Applicable Legal Requirements (including of any applicable foreign jurisdiction) relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of

Personal Data, including the Federal Trade Commission Act, General Data Protection Regulation, Regulation 2016/679/EU on the protection of natural persons with regard to the processing of personal data and on the free movement of such data (GDPR), California Consumer Privacy Act, California Civil Code Title 1.81.5, (CCPA), and any and all Applicable Legal Requirements relating to breach notification in connection with Personal Data, as well as the applicable version of the Payment Card Industry Data Security Standard, as adopted by the PCI Security Standards Council, LLC.

“Related Parties” shall mean, with respect to a Person, such Person’s former, current and future direct or indirect equityholders, controlling Persons, shareholders, optionholders, members, general or limited partners, Affiliates, Representatives, and each of their respective successors and assigns.

“Restricted Cash” shall mean any: (i) cash deposited as collateral; (ii) cash subject to dividend blocks; (iii) cash held in trust or in escrow; (iv) deposits for rent; and (v) cash held for the purposes of meeting regulatory requirements (including cash-backed bonds or guarantees).

“Retained Cash” shall mean (a) $100,000,000, minus (b) the amount by which Estimated Closing Transaction Costs (excluding for purposes of this calculation clause (c) of the definition of “Company Transaction Costs”) exceeds $30,000,000.

“Sanctioned Jurisdiction” shall mean a country, region or territory which is itself the subject or target of comprehensive Sanctions broadly prohibiting and restricting dealings in and with such country, region or territory (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” shall mean (a) a person or entity that has been designated to the U.S. Department of the Treasury’s list of Specially Designated Nationals and Blocked Persons, or any equivalent list of sanctioned persons issued by the United Kingdom, the United Nations, the European Union or European Union member states, (b) any Person operating, organized or resident in a Sanctioned Jurisdiction or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b).

“Sanctions” shall mean all applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the United States, including regulations promulgated by the U.S. Department of the Treasury’s Office of Foreign Assets Control, U.S. Department of Commerce or the U.S. Department of State; (b) the United Kingdom, including Her Majesty’s Treasury; (c) the United Nations Security Council or (d) the European Union or any European Union member state.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software” means computer software (including web sites, HTML code, and firmware and other software embedded in hardware devices, whether in source code or object code form), application programming interfaces (APIs), software development kits (SDKs), software tools, and user interfaces.

“Stockholder Representative Expense Holdback Amount” means $100,000.

“Subsidiary” shall mean, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof; or (c) in any case, such Person controls the management thereof.

“Superior Proposal” means any unsolicited bona fide binding written Acquisition Proposal that the Parent Board determines in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, is (a) more favorable to the stockholders of Parent from a financial point of view than the Transactions (including any adjustment to the terms and conditions proposed by the Company in response to such proposal) and (b) reasonably likely of being completed on the terms proposed on a timely basis; provided, that, for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “20%” shall be deemed to be references to “50%.”

“Tax” or “Taxes” shall mean any and all federal, state, local and foreign taxes, including gross receipts, income, profits, license, sales, use, estimated, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, net worth, employment, escheat and unclaimed property obligations, excise and property taxes, assessments, stamp, environmental, registration, governmental charges, duties, levies and other similar charges, in each case, imposed by a Governmental Entity, (whether disputed or not) together with all interest, penalties and additions imposed by a Governmental Entity with respect to any such amounts.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes that is filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto and any amendment thereof.

“Transaction Agreements” shall mean this Agreement, the A&R Registration Rights Agreement, the Confidentiality Agreement, the Parent A&R Charter, the Parent A&R Bylaws, the Support Agreement, the Sponsor Support Agreement, the Stockholders Agreement, the Escrow Agreement, the Earn Out Escrow Agreement, the Share Escrow Agreement and all the agreements documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transactions” shall mean the transactions contemplated pursuant to this Agreement, including the Mergers, and the Subscription Agreements.

“Treasury Regulations” shall mean the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code.

“Trust Account Interest” shall mean the amount of interest accrued on the amount on deposit in the Trust Account since the initial public offering of Parent contained in the Trust Account, after giving effect to the Parent Stockholder Redemption and net of any cash Taxes actually paid or required to be paid by Parent immediately prior to the Closing in respect of such interest income.

“Volume Weighted Average Share Price” shall mean the volume weighted average share price of the Parent Class A Stock on The Nasdaq Stock Market LLC or any other national securities exchange on which the Parent Class A Stock is listed for trading as displayed on Bloomberg (or any successor service) in respect of the period from 9:30 a.m. to 4:00 p.m. (or such hours of the trading day as the relevant market shall be open in the event of an abbreviated trading day), New York City time, on such trading day.

Annex B

EXECUTION VERSION

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of January 13, 2020, by and among LiveVox Holdings, Inc., a Delaware corporation (the “Company”), CFI Sponsor LLC, a Delaware limited liability company (“Sponsor”), each of the other Persons set forth on Schedule A hereto (each of such Persons and the Sponsor, a “Supporting Party” and, collectively, the “Supporting Parties”), and Crescent Acquisition Corp, a Delaware corporation (“Parent”).

RECITALS

A. Parent, Function Acquisition I Corp, a Delaware corporation and a direct, wholly owned subsidiary of Parent (“First Merger Sub”),Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Second Merger Sub”), the Company, and GGC Services Holdco, Inc., a Delaware corporation, solely in its capacity as representative, agent and attorney-in-fact of the Company Stockholder thereunder (in such capacity, the “Stockholder Representative”) are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides (upon the terms and subject to the conditions set forth therein) for a business combination transaction by which: (i) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”); and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”) with Second Merger Sub being the surviving entity of the Second Merger and a wholly owned subsidiary of Parent (Second Merger Sub, in its capacity as the surviving entity of the Second Merger, is sometimes referred to as the “Surviving Entity”).

B. The Supporting Parties are the beneficial and record owners of such number and type of Parent equity securities as are indicated next to each Supporting Party’s name on Schedule A (together with any New Subject Securities (as defined below), the “Subject Securities”).

C. The Supporting Parties and Parent are entering into this Agreement in order to induce the Company to enter into the Merger Agreement and cause the Transactions to be consummated.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Associated Parties” shall mean (a) each Supporting Party’s predecessors, successors, executors, administrators, trusts, spouse, heirs and estate; (b) each Supporting Party’s past, present and future assigns; (c) each entity that each Supporting Party, as applicable, has the power to bind (by such Supporting Party’s acts or signature) or over which such Supporting Party directly or indirectly exercises control; and (d) each entity of which each Supporting Party owns, directly or indirectly, at least a majority of the outstanding equity, beneficial, proprietary, ownership or voting interests.

“Claim” shall mean all past, present and future Legal Proceedings, disputes, controversies, demands, rights, obligations, damages, liabilities (whether direct or indirect, absolute, accrued, contingent or otherwise), contracts and causes of action of every kind and nature (whether matured or unmatured, absolute or contingent), including any unknown, inchoate, unsuspected or undisclosed claim.

“Consent” shall mean any consent, approval, authorization, permit or notice.

“Expiration Time” shall mean the earliest to occur of (a) the Effective Time, and (b) such date and time as the Merger Agreement shall have been terminated validly in accordance with its terms.

“Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

“Permitted Transferee” shall mean: (a) with respect to any Person that is an individual, any member of such individual’s Immediate Family and/or any trust, partnership, limited liability company, or other similar estate planning vehicle that such individual controls and the beneficiaries of which are only such individual or such individual’s Immediate Family, and any other transferee who receives Subject Securities by will or the laws of descent and distribution; and (b) with respect to any other Person, any Affiliate or equityholder of such Person.

“Releasees” shall mean: (a) Parent; (b) the Group Companies; (c) Parent’s current and future Affiliates (including First Merger Sub, Second Merger Sub, following the First Merger, the Surviving Corporation, and, following the Second Merger, the Surviving Entity); (d) the respective Representatives of the Persons referred to in clauses “(a)” through “(c)” above; and (e) the respective successors and assigns of the Persons identified or otherwise referred to in the foregoing clauses “(a)” through “(d).”

“Voting Period” shall mean the period commencing on (and including) the date of this Agreement and ending on (and including) the Expiration Time.

2. Agreement to Retain the Subject Securities and Cancellation of Certain Securities.

(a) No Transfer of Subject Securities. Each Supporting Party agrees not to, directly or indirectly, at any time during the Voting Period, other than as may be required by a court order or other Legal Requirement or provided in or permitted by the Merger Agreement (including the disclosure schedules thereto), (i) sell, assign, transfer (including by operation of law), pledge, dispose of or otherwise encumber, or otherwise agree to do any of the foregoing in respect of (each, a “Transfer”) any of the Subject Securities, (ii) deposit any Subject Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of law) or other disposition by such Supporting Party of any Subject Securities, or (iv) take any action that would make any representation or warranty of such Supporting Party herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Supporting Party from performing such Supporting Party’s obligations hereunder, except, in each case, pursuant to, or in furtherance of, the Transactions; provided, however, that any Supporting Party may transfer Subject Securities to Permitted Transferees; provided that prior to and as a condition to the effectiveness of such transfer, each Person to whom any Subject Securities or any interest in any of such Subject Securities is or may be transferred shall have executed and delivered to the Company a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement, and shall have agreed in writing with the Company to hold such Subject Securities or interest in such Subject Securities subject to all of the terms and provisions of this Agreement.

(b) Additional Securities. Each Supporting Party agrees that any equity securities of Parent that it purchases or otherwise hereafter acquires (including as a result of a stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event) or with respect to which it otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Time (the “New Subject Securities”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Subject Securities set forth on Schedule A attached hereto.

(c) Unpermitted Transfers. Any Transfer or attempted Transfer of any Subject Securities or New Subject Securities in violation of any provision of this Agreement shall be void ab initio and of no force or effect.

(d) Cancellation of Certain Securities. Notwithstanding anything to the contrary, Sponsor hereby agrees to, substantially concurrent with and contingent upon the Closing, transfer, convey and assign to Parent all of its right, title and interest in and to 7,000,000 Private Placement Warrants and 2,725,000 shares of Parent Class F Stock, and Parent hereby agrees to cancel and retire such Private Placement Warrants upon receipt.

3. Agreement to Vote and Approve; No Redemption.

(a) Each Supporting Party irrevocably and unconditionally agrees that, from and after the date hereof until the Expiration Time (the “Voting Period”), at any meeting of the stockholders of Parent or any adjournment or postponement thereof, or in connection with any action by written consent of the stockholders of Parent, it shall: (i) appear at each such meeting or otherwise cause all Subject Securities beneficially owned which such Supporting Party has a right to vote or owned of record by such Supporting Party to be counted as present thereat for purposes of calculating a quorum; and (ii) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, the Subject Securities beneficially owned which such Supporting Party has a right to vote or owned of record by such Supporting Party, (A) in favor of the approval of (1) the adoption of the Merger Agreement and approval of the Transactions; (2) the issuance of shares of Parent Class A Stock in connection with Section 2.6 of the Merger Agreement; (3) the amendment and restatement of the Parent Charter substantially in the form of the Parent A&R Charter attached to the Merger Agreement as Exhibit C; (4) adoption of an equity incentive plan in accordance with Section 7.20 of the Merger Agreement; and (5) any other proposals or actions the Parties deem necessary or desirable to consummate the Transaction (collectively, the “Transaction Proposals”), (B) against any Acquisition Proposal with respect to any Person other than the Company, (C) against any action that would be a breach of Parent’s representations, warranties, covenants or agreements in the Merger Agreement, and (D) against the following actions (other than pursuant to, or in furtherance of, the Transactions): (1) any reorganization, recapitalization, dissolution or liquidation of Parent; (2) any change in a majority of the Parent Board; (3) any amendment to the Parent Organizational Documents (other than adoption of the Parent A&R Charter and the Parent A&R Bylaws); (4) any change in the capitalization of Parent or Parent’s corporate structure; and (5) any other action, proposal, agreement or transaction or proposed transaction that is intended, or would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Transactions. For the avoidance of doubt, each Supporting Party, as applicable, shall retain at all times the right to vote any Subject Securities, including New Subject Securities, beneficially owned which such Supporting Party has a right to vote or owned of record by such Supporting Party in such Supporting Party’s sole discretion, and without any other limitation, on any matters other than those explicitly set forth in this Agreement that are at any time or from time to time presented for consideration to Parent’s stockholders.

(b) Each Supporting Party irrevocably and unconditionally agrees that, during the Voting Period, such Supporting Party shall not elect to cause Parent to redeem any Subject Securities beneficially owned or owned of record by such Supporting Party in connection with the Transaction Proposals.

(c) The obligations of the Supporting Parties specified in this Agreement, including this Section 3, shall apply whether or not the Parent Board shall have effected a Change in Recommendation.

(d) During the Voting Period, no Supporting Party shall enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with this Section 3.

4. Waiver of Anti-Dilution Provision; Release.

(a) Each Supporting Party hereby waives (for itself, for its successors, heirs and assigns), to the fullest extent permitted by law, the ability to adjust the Initial Conversion Ratio (as defined in the Parent Charter) pursuant to Section 4.3(b)(ii) of the Parent Charter in connection with the issuance of additional Parent Class A Stock in the Transactions—and each Supporting Party, for the avoidance of doubt, hereby consents to such waiver. This waiver shall be applicable only in connection with the Transactions and this Agreement (and any Parent Class A Stock issued in connection with the Transactions) and shall be void and of no force and effect following the Expiration Time.

(b) In exchange for the Company’s and Parent’s entry into the Merger Agreement, this Agreement and agreement to consummate the Transactions, which constitute good and valuable consideration for this release of Claims, effective as of the Effective Time, each Supporting Party, on such Supporting Party’s behalf and on behalf of each of the applicable Associated Parties, hereby (i) irrevocably, unconditionally and completely releases, acquits and forever discharges each of the Releasees of and from any and all Claims, and (ii) irrevocably, unconditionally and completely waives and relinquishes each and every Claim, in the case of each of clauses (i) and (ii), that such Supporting Party or any of the applicable Associated Parties may have had in the past, may now have or may have in the future against any of the Releasees to the extent relating to or arising out of such Supporting Party’s or any of the applicable Associated Parties’ (A) employment or consulting relationship with Parent at any time up to and including the date of this Agreement, (B) current or former status as a director, officer or consultant of or to Parent at any time up to and including the date of this Agreement, or (C) current or former status as a stockholder, holder of warrants, stock options or other equity securities of Parent, including (1) Claims relating to the preparation, negotiation, execution or consummation of this Agreement, the Merger Agreement, or any other agreement, document, certificate or instrument delivered in connection with the Transactions, and (2) Claims in respect of a breach by the Parent Board or its individual directors and officers of their fiduciary obligations, including in connection with the negotiation and execution of the Merger Agreement and the consummation of the Transactions; provided, however, that (w) such Supporting Party is not releasing any rights available to it under the Merger Agreement or any other agreement entered into by such Supporting Party in connection with the Transactions, or any other amount payable pursuant to any retention or equity incentive plan established by Parent in connection with the Mergers for the benefit of such Supporting Party; (x) if (and only if) such Supporting Party is an officer or director of Parent, such Supporting Party is not releasing Supporting Party’s rights, if any, to indemnification that Supporting Party may have under Parent’s Governing Documents or any indemnification agreement between such Supporting Party and Parent, as well as with respect to any directors’ and officers’ liability insurance policy maintained by Parent; (y) such Supporting Party is not releasing any rights set forth in Section 9 of that certain Letter Agreement, dated March 7, 2019, by and among Parent, Sponsor and each of the Parent’s then officers and directors, including each of the other Support Parties (the “Letter Agreement”); and (z) if applicable to such Supporting Party, such Supporting Party is not releasing any rights available to it to receive salaries, bonuses, benefits, accrued vacation, expense reimbursements and expenses or other compensation earned in respect of employment with, or services provided to, Parent.

(c) Each Supporting Party, on such Supporting Party’s behalf and on behalf of each of the applicable Associated Parties, hereby irrevocably covenants to refrain from asserting any Claim, or commencing, instituting or causing to be commenced, any Legal Proceeding of any kind against any Releasee based upon any Claim released or purported to be released pursuant to this Section 4. If such Supporting Party (or any of the applicable Associated Parties) brings any claim, suit, action or manner of action against any Releasee in administrative proceedings, in arbitration or admiralty, at law, in equity, or mixed, with respect to any Claim released pursuant to this Section 4, then such Supporting Party shall indemnify such Releasee in the amount or value of any final judgment or settlement (monetary or other) and any related cost (including reasonable legal fees) entered against, paid or incurred by the Releasee.

(d) Each Supporting Party, on such Supporting Party’s behalf and on behalf of each of the applicable Associated Parties, expressly waives and releases any and all rights and benefits under Section 1542 of the California Civil Code (or any analogous law of any other state), which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASING PARTY.

(e) Each Supporting Party understands and acknowledges (on its own behalf and on behalf of each of the applicable Associated Parties) that it may discover facts different from, or in addition to, those which it knows or believes to be true with respect to the Claims, and agrees that this release shall be and remain effective in all respects notwithstanding any subsequent discovery of different and/or additional facts.

5. Entry into Closing Agreements. Sponsor hereby agrees that it shall execute and deliver to Parent a copy of each of the Stockholders Agreement and the A&R Registration Rights Agreement (each in substantially the form attached to the Merger Agreement) at Closing.

6. Loans and Advances. Sponsor represents and warrants to Parent that, as of the date hereof, there are no outstanding loans or advances from the Supporting Parties or their respective Affiliates to Parent or its subsidiaries. Notwithstanding anything herein to the contrary, each Supporting Party waives any rights under the Letter Agreement to convert all or any portion of any amounts loaned or advanced to Parent or its subsidiaries at any time prior to or at the Closing into warrants to purchase shares of Parent Class A Stock.

7. Representations and Warranties of the Supporting Parties. Each of the Supporting Parties hereby represents and warrants (severally and not jointly) to Parent and the Company as follows:

(a) Authorization, etc. Such Supporting Party has the power, authority and capacity to execute and deliver this Agreement and to perform such Supporting Party’s obligations hereunder. This Agreement has been duly executed and delivered by such Supporting Party and constitutes a legal, valid and binding obligation of such Supporting Party, enforceable against such Supporting Party in accordance with its terms, subject only to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. To the extent that such Supporting Party is a natural person who is married and is a resident in a community property state, such Supporting Party represents and warrants that such Supporting Party has the absolute and unrestricted power, authority and capacity to execute and deliver this Agreement and to perform such Supporting Party’s obligations hereunder, notwithstanding any laws related to community property. To the extent that such Supporting Party is not a natural person, including if such Supporting Party is a trust, such Supporting Party hereby further represents and warrants that: (A) such Supporting Party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized; (B) the undersigned has the power to execute and deliver this Agreement on behalf of such Supporting Party; (C) such Supporting Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and (D) the execution, delivery and performance of this Agreement by such Supporting Party will not violate any provision of such Supporting Party’s Governing Documents. Such Supporting Party has read and understood this Agreement, including the complete release of Claims and waiver of jury trial contained herein, has consulted, or had the opportunity to consult, with such Supporting Party’s legal counsel or other advisors with respect thereto, has knowingly and voluntarily elected to sign and accept this Agreement, and has not relied upon any promise, statement, or representation that is not set forth explicitly herein in deciding to sign and accept this Agreement.

(b) No Conflicts or Consents. The execution and delivery of this Agreement by such Supporting Party do not, and the performance of this Agreement by such Supporting Party will not: (i) conflict with or violate any

Legal Requirement or Order applicable to such Supporting Party or by which such Supporting Party or any of such Supporting Party’s assets is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Lien on any of the securities of Parent owned by such Supporting Party pursuant to, any Contract to which such Supporting Party is a party or by which such Supporting Party or any of such Supporting Party’s Affiliates or assets is or may be bound or affected. The execution and delivery of this Agreement by such Supporting Party do not, and the performance of this Agreement by such Supporting Party will not, require any Consent of any Person.

(c) Title to Securities. As of the date of this Agreement: (i) such Supporting Party has good and valid title to and holds of record (free and clear of any Liens other than those arising under applicable securities laws or as would not otherwise restrict the performance of such Supporting Party’s obligations pursuant to this Agreement) the number, class and series of shares of Subject Securities set forth next to such Supporting Party’s name on Schedule A; and (ii) such Supporting Party does not own any shares of capital stock or other securities of Parent or any option, warrant, convertible note or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of Parent, other than as set forth on Schedule A.

(d) Litigation. There is no Legal Proceeding by or before any Governmental Entity pending or, to the best of the knowledge of such Supporting Party, threatened against such Supporting Party or any of its Affiliates that challenges or would challenge the execution and delivery of this Agreement or the taking of any of the actions required to be taken by such Supporting Party under this Agreement.

8. Representations and Warranties of Parent. Parent hereby represents and warrants to the other parties hereto as follows:

(a) Authorization, etc. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject only to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Parent hereby further represents and warrants that: (A) Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware; (B) the undersigned has the power to execute and deliver this Agreement on behalf of Parent; (C) Parent has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and (D) the execution, delivery and performance of this Agreement by Parent will not violate any provision of Parent’s Governing Documents.

(b) No Conflicts or Consents. The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not: (i) conflict with or violate any Legal Requirement or Order applicable to Parent or by which Parent or any of its assets is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of any Contract to which Parent is a party or by which Parent or any of its Affiliates or assets is or may be bound or affected. The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, require any Consent of any Person.

(c) Litigation. There is no Legal Proceeding by or before any Governmental Entity pending or, to the best of the knowledge of Parent, threatened against Parent or any of its Affiliates that challenges or would challenge the execution and delivery of this Agreement or the taking of any of the actions required to be taken by Parent under this Agreement.

9. Representations and Warranties of the Company. The Company hereby represents and warrants to the other parties hereto as follows:

(a) Authorization, etc. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject only to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company hereby further represents and warrants that: (A) the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware; (B) the undersigned has the power to execute and deliver this Agreement on behalf of the Company; (C) the Company has taken all necessary action to authorize the execution, delivery and performance of this Agreement; and (D) the execution, delivery and performance of this Agreement by the Company will not violate any provision of the Company’s Governing Documents.

(b) No Conflicts or Consents. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not: (i) conflict with or violate any Legal Requirement or Order applicable to the Company or by which the Company or any of its assets is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of any Contract to which the Company is a party or by which the Company or any of its Affiliates or assets is or may be bound or affected. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any Consent of any Person.

(c) Litigation. There is no Legal Proceeding by or before any Governmental Entity pending or, to the best of the Knowledge of the Company, threatened against the Company or any of its Affiliates that challenges or would challenge the execution and delivery of this Agreement or the taking of any of the actions required to be taken by the Company under this Agreement.

10. No Solicitation.

(a) During the period from the date of this Agreement and continuing until the termination of this Agreement in accordance with Section 10, no Supporting Party shall, and each Supporting Party shall cause or direct, as applicable, its Affiliates and Representatives not to, directly or indirectly: (i) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person (other than the Company and its Representatives) concerning any merger, sale of ownership interests and/or assets of Parent, recapitalization or similar transaction or any other “Business Combination” (as defined in the Parent Charter), in each case other than the Transactions (each, a “Parent Business Combination”); (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Parent Business Combination; or (iii) commence, continue or renew any due diligence investigation regarding a Parent Business Combination. Each Supporting Party shall, and shall cause its respective Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person (other than the Company and its Representatives) with respect to any Parent Business Combination. Each Supporting Party agrees to promptly inform such Person’s Representatives of the obligations undertaken in this Section 10(a).

(b) Each Supporting Party shall promptly (and in no event later than 24 hours after becoming aware of such inquiry, proposal, offer or submission) notify the other parties hereto if it or, to the best of its knowledge, any of its or its Representatives receives any inquiry, proposal, offer or submission with respect to a Parent Business Combination (including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement. If any Supporting Party or its Representatives receives an inquiry, proposal, offer or submission with respect to a Parent Business Combination, such Supporting Party shall provide the other parties hereto with a copy of such inquiry, proposal, offer or submission.

11. Termination. This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall have no further effect upon the Expiration Time. No such termination, however, shall relieve any party hereto of any liability or damages to the other party hereto resulting from any deliberate breach of this Agreement prior to its termination.

12. Capacity; Publicity.

(a) Notwithstanding anything in this Agreement to the contrary, but without limitation of any obligations under the Merger Agreement, each Supporting Party is entering into this Agreement solely in its capacity as a record holder or beneficial owner of shares of Subject Securities and not in its (or any Affiliate’s) capacity as an officer or director of Parent or its subsidiaries, if applicable. Notwithstanding any asserted conflict, nothing herein will limit or affect any Supporting Party’s ability to act as an officer or director of Parent or its Subsidiaries.

(b) No Supporting Party nor any of such Supporting Party’s Affiliates shall issue or make any press release or other public announcement concerning (or otherwise disclose to any Person the existence or terms of) this Agreement, the Merger Agreement or any of the Transactions, without Parent’s and the Company’s prior written consent.

13. Miscellaneous.

(a) Further Assurances. From time to time and without additional consideration, Supporting Party shall use its reasonable best efforts to execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, Consents and other instruments (including the Surrender Documentation), and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement and the Merger Agreement.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (i) on the date established by the sender as having been delivered personally; (ii) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (iii) on the date delivered, if delivered by email of a pdf document; or (iv) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to Parent, to:

Crescent Acquisition Corp

11100 Santa Monica Blvd., Suite 2000

Los Angeles, CA 90025

Attention:        George Hawley

Email:              george.hawley@crescentcap.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite #1400

Palo Alto, CA 94301

Attention:        Michael J. Mies

Email:              michael.mies@skadden.com

if to the Company, to:

LiveVox, Inc.

450 Sansome Street, 9th Floor

San Francisco CA 94111

Attention:       Mark Mallah

E-mail:           MMallah@livevox.com

and to:

Golden Gate Private Equity, Inc.

One Embarcadero Center, Suite 3900

San Francisco, CA 94111

Attention: Stephen D. Oetgen and Rishi Chandna

E-mail:              rchandna@goldengatecap.com

             soetgen@goldengatecap.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

555 California Street, Suite 2900

San Francisco, CA 94104

Attention: Jeremy M. Veit, P.C.; James W. Beach

Facsimile:       (415) 453-1500

E-mail:             jeremy.veit@kirkland.com

            james.beach@kirkland.com

if to a Supporting Party, to the address or email address of such Person set forth next to the name of such Person on Schedule A.

or to such other address or to the attention of such Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

(c) Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Legal Requirement: (i) such provision will be fully severable; (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

(d) Entire Agreement. This Agreement, the Merger Agreement and the other Transaction Agreements, if applicable, and any other documents and instruments and agreements among the parties hereto as contemplated by or referred to herein or therein, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

(e) Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

(f) Assignment; Binding Effect; No Third-Party Rights. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party hereto, and any attempted or purported assignment or delegation of any of such interests or obligations shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto, their respective heirs, estates, executors and personal representatives (if applicable) and their respective successors and assigns, and shall inure to the benefit of each of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer on any Person (other than Parent, the Company and the Supporting Parties and their respective successors and assigns) any rights or remedies of any nature. Notwithstanding anything to the contrary herein (including the preceding sentence), the Stockholder Representative shall be an intended third party beneficiary of this Agreement.

(g) Other Remedies; Specific Performance. Except as otherwise provided herein, prior to the Closing, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party hereto, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to enforce specifically the terms and provisions of this Agreement in any court having jurisdiction pursuant to Section 13(i), without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties hereto. Each of the parties hereto hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereto hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

(h) Governing Law. This Agreement and the consummation of the Transactions, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

(i) Consent to Jurisdiction; Waiver of Jury Trial.

(i) Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery in the State of Delaware (or, to the extent that such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware and the United States District Court for the District of Delaware), in each case in connection with any matter based upon or arising out of this Agreement, the other Transaction Agreements and the consummation of the Transactions, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each party hereto and any Person asserting rights as a third-party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that: (A) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (B) such Legal Proceeding may not be brought or is not maintainable in such court; (C) such Person’s property is exempt or immune from execution; (D) such Legal Proceeding is brought in an inconvenient forum; or (E) the venue of such Legal Proceeding is improper. Each party hereto and any Person asserting rights as a third-party beneficiary hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13(b). Notwithstanding the foregoing in this Section 13(i), any party hereto may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(ii) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT, EACH OF THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS AND THE CONSUMMATION OF THE TRANSACTIONS. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(j) Counterparts; Electronic Delivery. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Delivery by electronic transmission to counsel for the other parties hereto of a counterpart executed by a party hereto shall be deemed to meet the requirements of the previous sentence.

(k) Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(l) Extension; Waiver. At any time prior to the Closing, Parent, the Company and each Supporting Party may, to the extent not prohibited by Applicable Legal Requirements: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties made to the other parties hereto contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

(m) Independence of Obligations. The covenants and obligations of each Supporting Party set forth in this Agreement shall be construed as independent of any other Contract between such Supporting Party, on the one hand, and the Company or Parent, on the other hand. The existence of any claim or cause of action by any such Supporting Party against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against such Supporting Party. Nothing in this Agreement shall limit any of the rights or remedies of Parent or the Company under the Merger Agreement, or any of the rights or remedies of Parent or the Company or any of the obligations such Supporting Party under any agreement between such

Supporting Party and Parent or the Company or any certificate or instrument executed by such Supporting Party in favor of Parent or the Company; and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Parent or the Company or any of the obligations of such Supporting Party under this Agreement.

(n) No Presumption Against Drafting Party. Each party hereto waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(o) Interpretation. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The word “or” shall be disjunctive but not exclusive. References to a particular statute or regulation including all rules and regulations thereunder and any predecessor or successor statute, rule, or regulation, in each case as amended or otherwise modified from time to time. All references to currency amounts in this Agreement shall mean United States dollars.

The remainder of this page is intentionally left blank.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SPONSOR

CFI SPONSOR LLC

By:	/s/ Robert D. Beyer
	Name:	Robert D. Beyer
	Title:	Member

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SUPPORTING PARTY

/s/ Robert D. Beyer
Robert D. Beyer

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SUPPORTING PARTY

/s/ Jean-Marc Chapus
Jean-Marc Chapus

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SUPPORTING PARTY

/s/ Todd M. Purdy
Todd M. Purdy

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SUPPORTING PARTY

/s/ Christopher G. Wright
Christopher G. Wright

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SUPPORTING PARTY

/s/ George P. Hawley
George P. Hawley

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

CRESCENT ACQUISITION CORP

By:	/s/ Christopher G. Wright
	Name:	Christopher G. Wright
	Title:	President

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

LIVEVOX HOLDINGS, INC.

By:	/s/ Louis Summe
	Name:	Louis Summe
	Title:	President

SIGNATURE PAGE TO SPONSOR SUPPORT AGREEMENT

SCHEDULE A1

Name	Notice Address	Class A Stock	Class F Stock	Warrants
CFI Sponsor LLC	11100 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025 Attention: George Hawley Email: george.hawley@crescentcap.com	0	6,175,000	7,000,000
Robert D. Beyer	c/o CFI Sponsor LLC 11100 Santa Monica Blvd., Suite 2000 Los Angeles, CA 90025 Attention: George Hawley Email: george.hawley@crescentcap.com	0	6,175,000	7,000,000
Jean-Marc Chapus		0	6,175,000	7,000,000
Todd M. Purdy		0	6,175,000	7,000,000
Christopher G. Wright		0	0	0
George P. Hawley		0	0	0
	TOTAL:	0	6,175,000	7,000,000

[1]

Table does not include the shares of Parent Class A Stock underlying private placement warrants beneficially held or to be beneficially held by the Supporting Parties because these securities are not exercisable within 60 days of the date hereof. Sponsor is the record holder of the 6,175,000 shares of Parent Class F Stock reported herein. Crescent Capital GP, LLC, Beyer Family Interests LLC and TSJD Family LLC control the voting and investment decisions with respect to such Class F Shares held by Sponsor. Messrs. Attanasio and Chapus are managing members of Crescent Capital GP, LLC. Mr. Beyer is a managing member of Beyer Family Interests LLC. Mr. Purdy is a managing member of TSJD Family LLC. As such, Messrs. Attanasio, Chapus, Beyer and Purdy may be deemed to have beneficial ownership of the shares of Parent Class F Stock held by Sponsor.

Annex C

FORM OF SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CRESCENT ACQUISITION CORP

* * * * *

[●], being the Chief Executive Officer of Crescent Acquisition Corp, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The present name of the Corporation is Crescent Acquisition Corp. The Corporation was originally incorporated under the name Crescent Funding Corporation by the filing of its original Certificate of Incorporation with the Delaware Secretary of State on November 17, 2017, and was amended by the Certificates of Amendment filed with the Secretary of State of the State of Delaware on November 21, 2017 and October 30, 2018 (as so amended, the “Original Certificate”).

SECOND: The Original Certificate was amended and restated in its entirety by the filing of the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware on March 7, 2019 and was amended by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on [●], 2021 (as so amended, the “Amended and Restated Certificate of Incorporation”).

THIRD: This Second Amended and Restated Certificate of Incorporation of the Corporation (the “Second Amended and Restated Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

FOURTH: The text of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as set forth in Exhibit A.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this [●] day of [●], 2021.

CRESCENT ACQUISITION CORP

By:	/S/
Name:	[●]
Title:	[●]

Exhibit A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LIVEVOX HOLDINGS, INC.

ARTICLE ONE

The name of the corporation is LiveVox Holdings, Inc. (the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is Cogency Global Inc. 850 New Burton Road, Suite 201, in the City of Dover, County of Kent, Delaware 19904. The name of its registered agent at such address is National Corporate Research, Ltd.

ARTICLE THREE

The nature and purpose of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

ARTICLE FOUR

Section 1. Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is [●] shares, consisting of:

1. [●] shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”);

2. [●] shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”).

The Preferred Stock and the Class A Common Stock shall have the designations, rights, powers and preferences and the qualifications, restrictions and limitations thereof, if any, set forth below.

Section 2. Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is authorized, subject to limitations prescribed by law, to provide, by resolution or resolutions for the issuance of shares of Preferred Stock in one or more series, and with respect to each series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other special rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof. The powers (including voting powers), preferences, and relative, participating, optional and other special rights of each series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the approval of the Board of Directors and by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, without the separate vote of the holders of the Preferred Stock as a class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 3. Class A Common Stock.

(a) Voting Rights. Except as otherwise required by the DGCL or as provided by or pursuant to the provisions of this Certificate of Incorporation:

(i) Each holder of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held of record by such holder.

(ii) Except as otherwise required in this Certificate of Incorporation or by applicable law, the holders of Class A Common Stock shall vote together as a single class on all matters on which stockholders are generally entitled to vote (and, if any holders of Preferred Stock are entitled to vote together with the holders of Class A Common Stock, as a single class with such holders of Preferred Stock).

(iii) The holders of shares of Class A Common Stock shall not have cumulative voting rights.

(iv) The holders of the outstanding shares of Class A Common Stock shall be entitled to vote separately as a class upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event or otherwise) that would increase or decrease the par value of a class of stock or alter or change the powers, preferences, or special rights of a class of stock so as to affect them adversely.

(b) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends in cash, stock or property of the Corporation, such dividends may be declared and paid on the Class A Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board of Directors in its discretion shall determine.

(c) Liquidation, Dissolution, etc. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation as required by law and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Class A Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder.

(d) No Preemptive or Subscription Rights. No holder of shares of Class A Common Stock shall be entitled to preemptive or subscription rights.

ARTICLE FIVE

Section 1. Board of Directors. Except as otherwise provided in this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Number of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances or otherwise, the number of directors which shall constitute the Board of Directors shall initially be nine (9) and, thereafter, shall be fixed from time to time exclusively by resolution of the Board.

Section 3. Classes of Directors. The directors of the Corporation, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, as nearly equal in number as possible, hereby designated Class I, Class II and Class III.

Section 4. Election and Term of Office. The directors shall be elected by a plurality of the votes of the shares cast; provided that, whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more directors pursuant to the provisions of this Certificate of Incorporation (including, but not limited to, any duly authorized certificate of designation), such directors shall be elected by a plurality of the votes cast by such holders. The term of office of the initial Class I directors shall expire at the first annual meeting of stockholders following the date the Class A Common Stock is first publicly traded (the “IPO Date”), the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders after the IPO Date and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders after the IPO Date. For the purposes hereof, the Board of Directors may assign directors already in office to Class I, Class II and Class III, in accordance with the terms of that certain Stockholder Agreement, dated on or about the date hereof (as amended and/or restated or supplemented in accordance with its terms, the “Stockholder Agreement”), by and among the Corporation and the investors named therein. At each annual meeting of stockholders after the IPO Date, directors elected to replace those of a class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting after their election and until their respective successors shall have been duly elected and qualified. Each director shall hold office until the annual meeting of stockholders for the year in which such director’s term expires and a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Nothing in this Certificate of Incorporation shall preclude a director from serving consecutive terms. Elections of directors need not be by written ballot unless the Bylaws of the Corporation (as amended and/or restated, the “Bylaws”) shall so provide.

Section 5. Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding and except as otherwise set forth in the Stockholder Agreement, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or any other cause may be filled only by resolution of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and may not be filled in any other manner. A director elected or appointed to fill a vacancy shall serve for the unexpired term of his or her predecessor in office and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. A director elected or appointed to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been elected or appointed and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 6. Removal of Directors. Subject to the rights of the holders of any outstanding shares of any series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the stock outstanding and entitled to vote thereon.

Section 7. Rights of Holders of Preferred Stock. Notwithstanding the provisions of this ARTICLE FIVE, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be subject to the rights of such series of Preferred Stock. During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

Section 8. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 9. Chairman of the Board. So long as any of LiveVox TopCo, LLC, Golden Gate Capital Opportunity Fund, L.P., Golden Gate Capital Opportunity Fund-A, L.P., GGCOF Third-Party Co-Invest, L.P., GGCOF Executive Co-Invest, L.P., GGCOF IRA Co-Invest, L.P. (collectively, the “Principal Stockholder”) beneficially owns in the aggregate (directly or indirectly) at least 30% or more of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, the Chair of the Board of Directors may be designated by a majority of the directors nominated or designated for nomination by the Principal Stockholder.

ARTICLE SIX

Section 1. Limitation of Liability.

(a) To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader exculpation than permitted prior thereto), no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director.

(b) Any amendment, repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or modification with respect to any act, omission or other matter occurring prior to such amendment, repeal or modification.

ARTICLE SEVEN

Section 1. Action by Written Consent. Prior to the first date (the “Stockholder Consent Trigger Date”) on which the Principal Stockholder and its Affiliated Companies cease to beneficially own in the aggregate (directly or indirectly) at least thirty five percent (35%) of the Voting Stock, any action which is required or permitted to be taken by the Corporation’s stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the Corporation’s stock entitled to vote thereon were present and voted. From and after the Stockholder Consent Trigger Date, any action required or permitted to be taken by the Corporation’s stockholders may be taken only at a duly called annual or special meeting of the Corporation’s stockholders and the power of stockholders to consent in writing without a meeting is specifically denied; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided the resolutions creating such series of Preferred Stock.

Section 2. Special Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock then outstanding and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only (i) by or at the direction of the Board of Directors or the Chairman of the Board of Directors pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that the Corporation would have if there were no vacancies, or (ii) prior to the Stockholder Consent Trigger Date, by the Chairman of the Board of Directors at the written request of the holders of a majority of the voting power of the then outstanding shares of Voting Stock in the manner provided for in the Bylaws. Any business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of the meeting.

ARTICLE EIGHT

Section 1. Certain Acknowledgments. In recognition and anticipation that (i) certain of the directors, partners, principals, officers, members, managers and/or employees of the Principal Stockholder or its Affiliated Companies may serve as directors or officers of the Corporation and (ii) the Principal Stockholder and its Affiliated Companies engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) that the Corporation and its Affiliated Companies may engage in material business transactions with the Principal Stockholder and its Affiliated Companies, and that the Corporation is expected to benefit therefrom, the provisions of this ARTICLE EIGHT are set forth to regulate and define to the fullest extent permitted by law the conduct of certain affairs of the Corporation as they may involve the Principal Stockholder, Crescent Capital Group, LP, and/or their respective Affiliated Companies and/or their respective directors, partners, principals, officers, members, managers and/or employees, including any of the foregoing who serve as officers or directors of the Corporation (collectively, the “Exempted Persons”), and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. “Affiliated Companies” means (a) in respect of the Principal Stockholder, any entity that Controls, is Controlled by or is under common Control with the Principal Stockholder (other than the Corporation and any entity that is Controlled by the Corporation) and any investment funds managed by the Principal Stockholder, (b) in respect of the Crescent Capital Group, LP, any entity that Controls, is Controlled by or is under common Control with the Crescent Capital Group, LP (other than the Corporation and any entity that is Controlled by the Corporation) and any investment funds managed by the Crescent Capital Group, LP and (c) in respect of the Corporation, any entity Controlled by the Corporation. “Control” is defined in ARTICLE NINE.

Section 2. Competition and Corporate Opportunities. To the fullest extent permitted by applicable law, none of the Exempted Persons shall have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its Affiliated Companies, and no Exempted Person shall be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of any such activities of the Principal Stockholder, its Affiliated Companies or such Exempted Person. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its Affiliated Companies, renounces any interest or expectancy of the Corporation and its Affiliated Companies in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Corporation or its Affiliated Companies might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation or its Affiliated Companies and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation, any of its Affiliated Companies or its stockholders for breach of any fiduciary or other duty, as a director, officer or stockholder of the Corporation solely, by reason of the fact that the Principal Stockholder, one of its Affiliated Companies or any such Exempted Person pursues or acquires such business opportunity, sells, assigns, transfers or directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or any of its Affiliated Companies. Notwithstanding anything to the contrary in this Section 2, the Corporation does not renounce any interest or expectancy it may have in any business opportunity that is expressly offered to any Exempted Person solely in his or her capacity as a director or officer of the Corporation, and not in any other capacity.

Section 3. Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this ARTICLE EIGHT, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

Section 4. Amendment of this Article. Notwithstanding anything to the contrary elsewhere contained in this Certificate of Incorporation, subject to the rights of the holders of any series of Preferred Stock then outstanding, and in addition to any vote required by applicable law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this ARTICLE EIGHT; provided however, that, to the fullest extent permitted by law, neither the alteration, amendment or repeal of this ARTICLE EIGHT nor the adoption of any provision of this Certificate of Incorporation inconsistent with this ARTICLE EIGHT shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities which such Exempted Person becomes aware prior to such alteration, amendment, repeal or adoption.

Section 5. Deemed Notice. Any person or entity purchasing or otherwise acquiring or holding any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE EIGHT.

ARTICLE NINE

Section 1. Section 203 of the DGCL. The Corporation expressly elects not to be subject to the provisions of Section 203 of the DGCL.

Section 2. Business Combinations with Interested Stockholders. Notwithstanding any other provision in this Certificate of Incorporation to the contrary, the Corporation shall not engage in any Business Combination (as defined hereinafter) at any point in time at which the Class A Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”), with any Interested Stockholder (as defined hereinafter) for a period of three years following the time that such stockholder became an Interested Stockholder, unless:

(a) prior to such time the Board of Directors approved either the Business Combination or the transaction which resulted in such stockholder becoming an Interested Stockholder;

(b) upon consummation of the transaction which resulted in such stockholder becoming an Interested Stockholder, such stockholder owned at least eighty-five percent (85%) of the Voting Stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock owned by such Interested Stockholder) those shares owned (i) by Persons (as defined hereinafter) who are directors and also officers of the Corporation and (ii) employee stock plans of the Corporation in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(c) at or subsequent to such time the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Voting Stock which is not owned by such Interested Stockholder.

Section 3. Exceptions to Prohibition on Interested Stockholder Transactions. The restrictions contained in this ARTICLE NINE shall not apply if:

(a) a stockholder becomes an Interested Stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an Interested Stockholder; and (ii) would not, at any time within the three year period immediately prior to a Business Combination between the Corporation and such stockholder, have been an Interested Stockholder but for the inadvertent acquisition of ownership; or

(b) the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this Section 3(b) of ARTICLE NINE; (ii) is with or by a Person who either was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the Board of Directors; and (iii) is approved or not opposed by a majority of the directors then in office (but not less than one) who were directors prior to any Person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to Section 251(f) of the DGCL, no vote of the stockholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary or to the Corporation) having an aggregate market value equal to fifty percent (50%) or more of either that aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock (as defined hereinafter) of the Corporation; or (z) a proposed tender or exchange offer for fifty percent (50%) or more of the outstanding Voting Stock of the Corporation. The Corporation shall give not less than 20 days’ notice to all Interested Stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this Section 3(b) of ARTICLE NINE.

Section 4. Definitions. As used in this ARTICLE NINE and, solely with respect to the term “Control,” as also used in ARTICLE FIVE, Section 6, only, and unless otherwise provided by the express terms of this ARTICLE NINE, the following terms shall have the meanings ascribed to them as set forth in this Section 4:

(a) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person;

(b) “Associate,” when used to indicate a relationship with any Person, means: (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or general partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of Voting Stock; (ii) any trust or other estate in which such Person has at least a twenty percent (20%) beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person;

(c) “Business Combination” means:

(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with (A) the Interested Stockholder, or (B) any other corporation, partnership, unincorporated association or entity if the merger or consolidation is caused by the Interested Stockholder and as a result of such merger or consolidation Section 2 of this ARTICLE NINE is not applicable to the surviving entity;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock of the Corporation;

(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any Stock of the Corporation or of such subsidiary to the Interested Stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of Stock of the Corporation subsequent to the time the Interested Stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase Stock made on the same terms to all holders of such Stock; or (E) any issuance or transfer of Stock by the Corporation; provided however, that in no case under items (C)-(E) of this Section 4(c)(iii) of ARTICLE NINE shall there be an increase in the Interested Stockholder’s proportionate share of the Stock of any class or series of the Corporation or of the Voting Stock of the Corporation;

(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the Stock of any class or series, or securities convertible into the Stock of any class or series, of the Corporation or of any such subsidiary which is owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of Stock not caused, directly or indirectly, by the Interested Stockholder; or

(v) any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in Sections 4(c)(i)-(iv) of ARTICLE NINE) provided by or through the Corporation or any direct or indirect majority-owned subsidiary of the Corporation;

(d) “Control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. A Person who is the owner of twenty percent (20%) or more of the outstanding Voting Stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; notwithstanding the foregoing, a presumption of control shall not apply where such Person holds Voting Stock, in good faith and not for the purpose of circumventing this ARTICLE NINE, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as such Rule is in effect as of the date of this Certificate of Incorporation) have control of such entity;

(e) “Interested Stockholder” means any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of fifteen percent (15%) or more of the outstanding Voting Stock of the Corporation, or (ii) is an Affiliate or Associate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding Voting Stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the affiliates and associates of such Person. Notwithstanding anything in this ARTICLE NINE to the contrary, the term “Interested Stockholder” shall not include: (x) the Principal Stockholder or any of its Affiliated Companies, or any other Person with whom any of the foregoing are acting as a group or in concert for the purpose of acquiring, holding, voting or disposing of shares of Stock of the Corporation, (y) any Person who would otherwise be an Interested Stockholder either in connection with or because of a transfer, sale, assignment, conveyance, hypothecation, encumbrance, or other disposition of five percent (5%) or more of the outstanding Voting Stock of the Corporation (in one transaction or a series of transactions) by the Principal Stockholder or any of its affiliates or associates to such Person; provided, however, that such Person was not an Interested Stockholder prior to such transfer, sale, assignment, conveyance, hypothecation, encumbrance, or other disposition; or (z) any Person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of action taken solely by the Corporation, provided that, for purposes of this clause (z) only, such Person shall be an Interested Stockholder if thereafter such Person acquires additional shares of Voting Stock of the Corporation, except as a result of further action by the Corporation not caused, directly or indirectly, by such Person;

(f) “Owner,” including the terms “own” and “owned,” when used with respect to any Stock, means a Person that individually or with or through any of its Affiliates or Associates beneficially owns such Stock, directly or indirectly; or has (A) the right to acquire such Stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the owner of Stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered Stock is accepted for purchase or exchange; or (B) the right to vote such Stock pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the owner of any Stock because of such Person’s right to vote such Stock if the agreement, arrangement or understanding to vote such Stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Persons; or (C) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in (B) of this Section 4(f) of ARTICLE NINE), or disposing of such Stock with any other Person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such Stock; provided, that, for the purpose of determining whether a Person is an Interested Stockholder, the Voting Stock of the Corporation deemed to be outstanding shall include Stock deemed to be owned by the Person through application of this definition of “owned” but shall not include any other unissued Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

(g) “Person” means any individual, corporation, partnership, unincorporated association or other entity;

(h) “Stock” means, with respect to any corporation, any capital stock of such corporation and, with respect to any other entity, any equity interest of such entity; and

(i) “Voting Stock” means, with respect to any corporation, Stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of Voting Stock shall refer to such percentage of the votes of such Voting Stock.

ARTICLE TEN

Section 1. Amendments to the Bylaws. Subject to the rights of holders of any series of Preferred Stock then outstanding, in furtherance and not in limitation of the powers conferred by law, prior to the first date (the “Amendment Trigger Date”) on which the Principal Stockholder and its Affiliated Companies cease to beneficially own in the aggregate (directly or indirectly) at least 50% of the Voting Stock, the Bylaws may be amended, altered or repealed and new bylaws made by (i) the Board or (ii) the stockholders with, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any resolution setting forth the terms of any series of Preferred Stock) and any other vote otherwise required by applicable law, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of Voting Stock. On and after the Amendment Trigger Date, the Bylaws may be amended, altered or repealed and new bylaws made by (i) the Board or (ii) by the stockholders with, in addition to the vote of any holders of any class or series of capital stock of the Corporation required herein (including any resolution setting forth the terms of any series of Preferred Stock), the Bylaws or applicable law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding shares of Voting Stock, voting together as a single class.

Section 2. Amendments to this Certificate of Incorporation. Subject to the rights of holders of any series of Preferred Stock then outstanding, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law or otherwise, no provision of ARTICLE FIVE, ARTICLE SIX, ARTICLE SEVEN, ARTICLE NINE, ARTICLE TEN or ARTICLE ELEVEN of this Certificate of Incorporation may be altered, amended or repealed in any respect, nor may any provision of this Certificate of Incorporation or the Bylaws inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporation or otherwise required by law, (i) prior to the Amendment Trigger Date, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, and (ii) from and after the Amendment Trigger Date, such alteration, amendment, repeal or adoption is approved by the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding shares of Voting Stock, voting together as a single class.

ARTICLE ELEVEN

Section 1. Exclusive Forum. Unless this Corporation consents in writing to the selection of an alternative forum, (A) the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, the Certificate of Incorporation or the Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine; provided that for the avoidance of doubt, this provision, including for any “derivative action”, will not apply to suits to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Section 2. Notice. Any Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation (including, without limitation, shares of Class A Common Stock) shall be deemed to have notice of and to have consented to the provisions of this ARTICLE ELEVEN.

ARTICLE TWELVE

Section 1. Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby.

Annex D

FORM OF SECOND AMENDED AND RESTATED BYLAWS

OF

LIVEVOX HOLDINGS, INC.

A Delaware corporation

(Adopted as of [●], 2021)

ARTICLE I

OFFICES

Section 1. Offices. LiveVox Holdings, Inc. (the “Corporation”) may have an office or offices other than its registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require. The registered office of the Corporation in the State of Delaware shall be as stated in the Corporation’s certificate of incorporation as then in effect (the “Certificate of Incorporation”).

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. The Board of Directors may designate a place, if any, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of stockholders. The Board of Directors may, in its sole discretion, determine that the annual meeting or special meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware (“DGCL”) and Section 15 below.

Section 2. Annual Meeting. An annual meeting of the stockholders shall be held at such date and time as is specified by resolution of the Board of Directors. At the annual meeting, stockholders shall elect directors to succeed those whose terms expire at such annual meeting and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of this ARTICLE II of these Second Amended and Restated Bylaws (these “Bylaws”). The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 3. Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Certificate of Incorporation. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take action at a meeting, notice of the meeting shall be given that shall state the place, if any, date, and time of the meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders not physically present may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the DGCL) or the Certificate of Incorporation.

(a) Form of Notice. All such notices shall be delivered in writing or in any other manner permitted by the DGCL. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. If delivered by courier service, notice shall be deemed given at the earlier of when the notice is received or left at such stockholder’s address as the same appears on the records of the Corporation. If given by electronic mail, notice shall be deemed given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL. Notice to stockholders may also be given by other forms of electronic transmission consented to by the stockholder. If given by facsimile telecommunication, such notice shall be deemed given when directed to a number at which the stockholder has consented to receive notice by facsimile. If given by a posting on an electronic network together with separate notice to the stockholder of such specific posting, such notice shall be deemed given upon the later of (x) such posting and (y) the giving of such separate notice. If notice is given by any other form of electronic transmission, such notice shall be deemed given when directed to the stockholder. An affidavit of the secretary or an assistant secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b) Waiver of Notice. Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission given by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders of the Corporation need be specified in any waiver of notice of such meeting. Attendance of a stockholder of the Corporation at a meeting of such stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and does not further participate in the meeting.

(c) Notice by Electronic Transmission. Notwithstanding Section 4(a) of this ARTICLE II, a notice may not be given by electronic transmission from and after the time: (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation; and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these Bylaws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the corporation who is available to assist with accessing such files or information.

Section 5. List of Stockholders. The Corporation shall prepare, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the list shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5 or to vote in person or by proxy at any meeting of stockholders.

Section 6. Quorum. The holders of a majority in voting power of the outstanding capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Certificate of Incorporation or these Bylaws. If a quorum is not present, the chair of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting to another time and/or place from time to time until a quorum shall be present in person or represented by proxy. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a separate class or series, the holders of a majority in voting power of the outstanding stock of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business. A quorum once established at a meeting shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 7. Adjourned Meetings. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than 60 days nor less than 10 days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 8. Vote Required. Subject to the rights of the holders of any series of preferred stock then outstanding, when a quorum has been established, all matters other than the election of directors shall be determined by the affirmative vote of the majority of voting power of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, unless by express provisions of the DGCL or other an applicable law, the rules of any stock exchange upon which the Corporation’s securities are listed, any regulation applicable to the Corporation or its securities, the Certificate of Incorporation or these Bylaws a minimum or different vote is required, in which case such minimum or different vote shall be the required vote for such matter. Except as otherwise provide in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast.

Section 9. Voting Rights. Subject to the rights of the holders of any series of preferred stock then outstanding, except as otherwise provided by the DGCL or the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 11. Advance Notice of Stockholder Business and Director Nominations.

(a) Business at Annual Meetings of Stockholders.

(i) Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) of this ARTICLE II) shall be conducted at an annual meeting of the stockholders as shall have been brought before the meeting (A) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any duly authorized committee thereof, (B) by or at the direction of the Board of Directors or any duly authorized committee thereof, or (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in Section 11(a)(iii) of this ARTICLE II, on the record date for determination of stockholders of the Corporation entitled to vote at the meeting, and at the time of the annual meeting, (2) at the time of the meeting, is entitled to vote at the meeting and (3) complies with the notice procedures set forth in Section 11(a)(iii) of this ARTICLE II. For the avoidance of doubt, the foregoing clause (C) of this Section 11(a)(i) of ARTICLE II shall be the exclusive means for a stockholder to propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or business brought by the Principal Stockholder (as defined below) and any entity that controls, is controlled by or under common control with the Principal Stockholder (other than the Corporation and any company that is controlled by the Corporation) and any investment vehicles or funds managed or controlled, directly or indirectly, by or otherwise affiliated with the Principal Stockholder (the “Principal Stockholder Affiliates”) at any time prior to the Advance Notice Trigger Date (as defined below)) before an annual meeting of stockholders.

(ii) For any business (other than (A) nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) of this ARTICLE II or (B) business brought by any of LiveVox TopCo, LLC, Golden Gate Capital Opportunity Fund, L.P., Golden Gate Capital Opportunity Fund-A, L.P., GGCOF Third-Party Co-Invest, L.P., GGCOF Executive Co-Invest, L.P., GGCOF IRA Co-Invest, L.P. (collectively, the “Principal Stockholder”) and the Principal Stockholder Affiliates at any time prior to the date when the Principal Stockholder ceases to beneficially own in the aggregate (directly or indirectly) at least 10% of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors (the “Advance Notice Trigger Date”)) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form as described in Section 11(a)(iii) of this ARTICLE II to the Secretary; any such proposed business must be a proper matter for stockholder action and the stockholder and the Stockholder Associated Person (as defined in Section 11(e) of this ARTICLE II) must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in Section 11(a)(iii) of this ARTICLE II) required by these Bylaws. To be timely, a stockholder’s notice for such business (other than such a notice by the Principal Stockholder prior to the Advance Notice Trigger Date, which may be delivered at any time prior to the mailing of the definitive proxy statement pursuant to Section 14(a) of the Exchange Act related to the next annual meeting of stockholders) must be delivered by hand and received by the

Secretary at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Class A Common Stock are first publicly traded, be deemed to have occurred on [●], 20211); provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, or if no annual meeting was held in the preceding year (other than for purposes of the Corporation’s first annual meeting of stockholders after its shares of Class A Common Stock are first publicly traded), such stockholder’s notice must be delivered by the later of (A) the tenth day following the day the Public Announcement (as defined in Section 11(e) of this ARTICLE II) of the date of the annual meeting is first made or (B) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to Section 11(a) of this ARTICLE II will be deemed received on any given day only if received prior to the Close of Business on such day (and otherwise shall be deemed received on the next succeeding Business Day).

(iii) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter of business the stockholder proposes to bring before the annual meeting:

(A) a brief description of the business desired to be brought before the annual meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend these Bylaws, the specific language of the proposed amendment) and the reasons for conducting such business at the annual meeting,

(B) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, the name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person,

(C) the class or series and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person, a description of any Derivative Positions (as defined in Section 11(e) of this ARTICLE II) directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, and whether and to the extent to which a Hedging Transaction (as defined in Section 11(e) of this ARTICLE II) has been entered into by or on behalf of such stockholder or any Stockholder Associated Person,

(D) a description of all arrangements or understandings between or among such stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder, any Stockholder Associated Person or such other person or entity in such business,

(E) a representation that such stockholder is a stockholder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the annual meeting to bring such business before the meeting,

(F) any other information related to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such stockholder or Stockholder Associated Person in support of the business

[1]	NTD: To be the closing date.

proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act, and the rules, regulations and schedules promulgated thereunder, and

(G) a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to the holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposal or otherwise to solicit proxies or votes from stockholders in support of the proposal (such representation, a “Solicitation Statement”).

In addition, any stockholder who submits a notice pursuant to Section 11(a) of this ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(d) of this ARTICLE II.

(iv) Notwithstanding anything in these Bylaws to the contrary, no business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) of this ARTICLE II) shall be conducted at an annual meeting except in accordance with the procedures set forth in Section 11(a) of this ARTICLE II.

(b) Nominations at Annual Meetings of Stockholders.

(i) Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 11(b) of ARTICLE II shall be eligible for election to the Board of Directors at an annual meeting of stockholders.

(ii) Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors or any duly authorized committee thereof or (B) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in this Section 11(b) of ARTICLE II on the record date for determination of stockholders of the Corporation entitled to vote at the meeting, and at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Section 11(b) of ARTICLE II. For the avoidance of doubt, clause (B) of this Section 11(b)(ii) of ARTICLE II shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an annual meeting of stockholders. For nominations to be properly brought by a stockholder at an annual meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in Section 11(b)(iii) of this ARTICLE II to the Secretary and the stockholder and the Stockholder Associated Person must have acted in accordance with the representations set forth in the Nomination Solicitation Statement required by these Bylaws. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors (other than such a notice by the Principal Stockholder prior to the Advance Notice Trigger Date, which may be delivered at any time up to thirty-five (35) days prior to the next annual meeting of stockholders) must be delivered to the Secretary at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Class A Common Stock are first publicly traded, be deemed to have occurred on [●], 20212); provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, or if no annual meeting was held in the preceding year (other than for purposes of the Corporation’s first annual meeting of stockholders after its shares of Class A Common Stock are first publicly traded), such stockholder’s notice

[2]	NTD: To be the closing date.

must be delivered by the later of the tenth day following the day the Public Announcement of the date of the annual meeting is first made and the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to this Section 11(b) of ARTICLE II will be deemed received on any given day if received prior to the Close of Business on such day (and otherwise on the next succeeding day). For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws.

(iii) To be in proper written form, a stockholder’s notice to the Secretary shall set forth:

(A) as to each person that the stockholder proposes to nominate for election or re-election as a director of the Corporation, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the Corporation which are directly or indirectly owned beneficially or of record by the person, (4) the date such shares were acquired and the investment intent of such acquisition and (5) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Exchange Act, and the rules, regulations and schedules promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee of the stockholder, if applicable, and to serving as a director if elected),

(B) as to the stockholder giving the notice, the name and address of such stockholder, as they appear on the Corporation’s books, the name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person,

(C) the class or series and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person with respect to the Corporation’s securities, a description of any Derivative Positions directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person,

(D) a description of all arrangements or understandings (including financial transactions and direct or indirect compensation) between or among such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such stockholder,

(E) a representation that such stockholder is a holder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons named in its notice,

(F) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Exchange Act, and the rules, regulations and schedules promulgated thereunder, and

(G) a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to the holders of a sufficient number of the Corporation’s outstanding shares reasonably believed by the stockholder or any Stockholder Associated Person, as the case may be, to elect each proposed nominee or otherwise to solicit proxies or votes from stockholders in support of the nomination (such representation, a “Nomination Solicitation Statement”).

In addition, any stockholder who submits a notice pursuant to this Section 11(b) of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(d) of this ARTICLE II and shall comply with Section 11(f) of this ARTICLE II.

(iv) Notwithstanding anything in Section 11(b)(ii) of this ARTICLE II to the contrary, if the number of directors to be elected to the Board of Directors is increased effective after the time period for which nominations would otherwise be due under paragraph 11(b)(ii) of this Article II and there is no Public Announcement naming the nominees for additional directorships at least ten (10) days prior to the last day a stockholder may deliver a notice of nomination in accordance with Section 11(b)(ii), a stockholder’s notice required by Section 11(b)(ii) of this ARTICLE II shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the tenth day following the day on which such Public Announcement is first made by the Corporation. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

(c) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 11(c) of ARTICLE II shall be eligible for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting only (i) by or at the direction of the Board of Directors, any duly authorized committee thereof, or stockholders (if stockholders are permitted to call a special meeting of stockholders pursuant to Section 2 of Article EIGHT of the Certificate of Incorporation) or (ii) provided that the Board of Directors or stockholders (if stockholders are permitted to call a special meeting of stockholders pursuant to Section 2 of Article Eight of the Certificate of Incorporation) has determined that directors are to be elected at such special meeting, by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in this Section 11(c) of ARTICLE II and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures provided for in this Section 11(c) of ARTICLE II. For the avoidance of doubt, the foregoing clause (ii) of this Section 11(c) of ARTICLE II shall be the exclusive means for a stockholder to propose nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected. For nominations to be properly brought by a stockholder at a special meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in this Section 11(c) of ARTICLE II to the Secretary. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors (other than such a notice by the Principal Stockholder prior to the Advance Notice Trigger Date, which may be delivered at any time up to the later of (i) thirty-five (35) days prior to the special meeting of stockholders and (ii) the tenth day following the day on which a Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting) must be received by the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the Close of Business on the later of the 90th day prior to such special meeting or the tenth day following the day on which a Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to this Section 11(c) of ARTICLE II will be deemed received on any given day if received prior to the Close of Business on such day (and otherwise on the next succeeding day). To be in proper written form, such stockholder’s notice shall set forth all of the information required by, and otherwise be in compliance with, Section 11(b)(iii) of this ARTICLE II. In addition, any stockholder who submits a notice pursuant to this Section 11(c) of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(d) of this ARTICLE II and shall comply with Section 11(f) of this ARTICLE II. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting.

(d) Update and Supplement of Stockholder’s Notice. Any stockholder who submits a notice of proposal for business or nomination for election pursuant to this Section 11 of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting of stockholders and as of the date that is ten (10) Business Days prior to such meeting of the stockholders or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the fifth Business Day after the record date for the meeting of stockholders (in the case of the update and supplement required to be made as of the record date), and not later than the Close of Business on the eighth Business Day prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting of stockholders or any adjournment or postponement thereof).

(e) Definitions. For purposes of this Section 11 of ARTICLE II, the term:

(i) “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in San Francisco, CA or New York, NY are authorized or obligated by law or executive order to close;

(ii) “Close of Business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day;

(iii) “Derivative Positions” means, with respect to a stockholder or any Stockholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and any performance-related fees to which such stockholder or any Stockholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation;

(iv) “Hedging Transaction” means, with respect to a stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities;

(v) “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and

(vi) “Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or (C) any person directly or indirectly controlling, controlled by or under common control with such Stockholder Associated Person.

(f) Submission of Questionnaire, Representation and Agreement. To be qualified to be a nominee for election or re-election as a director of the Corporation, a person must deliver (in the case of a person nominated by a stockholder in accordance with Sections 11(b) or 11(c) of this ARTICLE II, in accordance with the time periods prescribed for delivery of notice under such sections) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and a written representation and agreement (in the form provided by the Secretary upon written request written request of any stockholder of record identified by name within five Business Days of such) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (iii) would be in compliance, and if elected as a director of the Corporation will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(g) Update and Supplement of Nominee Information. The Corporation may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting, require any Stockholder Associated Person or proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may reasonably be requested by the Corporation, including such other information as may be reasonably required by the Board, in its sole discretion, to determine (A) the eligibility of such proposed nominee to serve as a director of the Corporation, (B) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, Securities and Exchange Commission and stock exchange rules or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (C) such other information that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(h) Authority of Chair; General Provisions. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the chair of the meeting shall have the power and duty to determine whether any nomination or other business proposed to be brought before the meeting was made or brought in accordance with the procedures set forth in these Bylaws (including whether the stockholder or Stockholder Associated Person, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 11(a)(iii)(G) or Section 11(b)(iii)(G), as applicable, of these Bylaws) and, if any nomination or other business is not made or brought in compliance with these Bylaws, to declare that such nomination or proposal of other business be disregarded and not acted upon. Notwithstanding the foregoing provisions of this Section 11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(i) Compliance with Exchange Act. Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules, regulations and schedules promulgated thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules, regulations and schedules promulgated thereunder are not intended to and shall not limit the requirements applicable to any nomination or other business to be considered pursuant to Section 11 of this ARTICLE II.

(j) Effect on Other Rights. Nothing in these Bylaws shall be deemed to (A) affect any rights of the stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (B) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, except as set forth in the Certificate of Incorporation or these Bylaws, (C) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or (D) limit the exercise, the method or timing of the exercise of, the rights of any person granted by the Corporation to nominate directors (including pursuant to that Stockholder Agreement, dated as of on or about [●], 20213 (as amended and/or restated or supplemented from time to time, the “Stockholder Agreement”)), by and among the Corporation and the investors named therein, which rights may be exercised without compliance with the provisions of this Section 11 of ARTICLE II.

Section 12. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting in conformity herewith; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 12 at the adjourned meeting.

[3]	NTD: To be the closing date.

Section 13. Action by Stockholders Without a Meeting. So long as stockholders of the Corporation have the right to act by written consent in accordance with Section 1 of ARTICLE EIGHT of the Certificate of Incorporation, the following provisions shall apply:

(a) Record Date. For the purpose of determining the stockholders entitled to consent to corporate action without a meeting as may be permitted by the Certificate of Incorporation or the certificate of designation relating to any outstanding class or series of preferred stock, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) (or the maximum number permitted by applicable law) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take action by written consent shall, by written notice delivered to the Secretary at the Corporation’s principal place of business during regular business hours, request that the Board of Directors fix a record date, which notice shall include the text of any proposed resolutions. Notices delivered pursuant to Section 13(a) of this ARTICLE II will be deemed received on any given day only if received prior to the close of business on such day (and otherwise shall be deemed received on the next succeeding business day). The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is properly delivered to and deemed received by the Secretary, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 13(a)). If no record date has been fixed by the Board of Directors pursuant to this Section 13(a) or otherwise within ten (10) days of receipt of a valid request by a stockholder, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required pursuant to applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation pursuant to Section 13(b); provided, however, that if prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall in such an event be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(b) Generally. No consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation, in the manner required by this Section 13, within sixty (60) (or the maximum number permitted by applicable law) days of the first date on which a consent is delivered to the Corporation in the manner required by applicable law. The validity of any consent executed by a proxy for a stockholder pursuant to an electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given by the Corporation (at its expense) to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 14. Conduct of Meetings.

(a) Generally. Meetings of stockholders shall be presided over by the Chair of the Board, if any, or in the Chair’s absence or disability, by the Chief Executive Officer, or in the Chief Executive Officer’s absence or disability, by the President, or in the President’s absence or disability, by a Vice President (in the order as determined by the Board of Directors), or in the absence or disability of the foregoing persons by a chair designated by the Board of Directors, or in the absence or disability of such person, by a chair chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence or disability the chair of the meeting may appoint any person to act as secretary of the meeting.

(b) Rules, Regulations and Procedures. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) restrictions on the use of mobile phones, audio or video recording devices and similar devices at the meeting. The chair of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting and if such chair should so determine, such chair shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chair of the meeting shall have the power, right and authority, for any or no reason, to convene, recess and/or adjourn any meeting of stockholders.

(c) Inspectors of Elections. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. No person who is a candidate for an office at an election may serve as an inspector at such election. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

Section 15. Remote Communication. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(a) participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that

(i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

DIRECTORS

Section 1. General Powers. Except as otherwise provided in this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Annual Meetings. The annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. In the event that the annual meeting of stockholders takes place telephonically or through any other means by which the stockholders do not convene in any one location, the annual meeting of the Board of Directors shall be held at the principal offices of the Corporation immediately after the annual meeting of the stockholders.

Section 3. Regular Meetings and Special Meetings. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors and publicized among all directors. Special meetings of the Board of Directors may be called by (i) the Chair of the Board, if any, (ii) by the Secretary upon the written request of a majority of the directors then in office or (iii) if the Board of Directors then includes a director nominated or designated for nomination by the Principal Stockholder, by any director nominated or designated for nomination by the Principal Stockholder, and in each case shall be held at the place, if any, on the date and at the time as he, she or they shall fix. Any and all business may be transacted at a special meeting of the Board of Directors.

Section 4. Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice is required, shall be given by the Secretary as hereinafter provided in this Section 4. Such notice shall be state the date, time and place, if any, of the meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by overnight courier, telecopy, electronic transmission, email or similar means or (b) five (5) days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, electronic transmission, email or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 5. Waiver of Notice. Any director may waive notice of any meeting of directors by a writing signed by the director or by electronic transmission. Any member of the Board of Directors or any committee thereof who is present at a meeting shall have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and does not further participate in the meeting. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 6. Chair of the Board, Quorum, Required Vote and Adjournment. The Board of Directors may elect a Chair of the Board. The Chair of the Board must be a director and may be an officer of the Corporation. Subject to the provisions of these Bylaws and the direction of the Board of Directors, he or she shall perform all duties and have all powers which are commonly incident to the position of Chair of the Board or which are delegated to him or her by the Board of Directors, preside at all meetings of the stockholders and Board of Directors at which he or she is present and have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the Chair of the Board is not present at a meeting of the Board of Directors, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the Chair of the Board) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting, a majority of the directors present at such meeting shall elect one of the directors present at the meeting to so preside. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, provided, however, that a quorum shall never be less than one-third the total number of directors. Unless by express provision of an applicable law, the Certificate of Incorporation or these Bylaws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may, to the fullest extent permitted by law, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Committees.

(a) The Board of Directors may designate one or more committees, including an executive committee, consisting of one or more of the directors of the Corporation, and any committees required by the rules and regulations of such exchange as any securities of the Corporation are listed. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided by the DGCL and in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

(b) Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. All matters shall be determined by a majority vote of the members present at a meeting at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 8. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. After the action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the board or committee in the same paper form or electronic form as the minutes are maintained.

Section 9. Compensation. The Board of Directors shall have the authority to fix the compensation, including fees, reimbursement of expenses and equity compensation, of directors for services to the Corporation in any capacity, including for attendance of meetings of the Board of Directors or participation on any committees. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 10. Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such member’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 11. Telephonic and Other Meetings. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV

OFFICERS

Section 1. Number and Election. Subject to the authority of Chief Executive Officer to appoint officers as set forth in Section 11 of this Article IV, the officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer, a Treasurer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.

Section 2. Term of Office. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal. Any officer or agent of the Corporation may be removed with or without cause by the Board of Directors, a duly authorized committee thereof or by such officers as may be designated by a resolution of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer appointed by the Chief Executive Officer in accordance with Section 11 of this Article IV may also be removed by the Chief Executive Officer in his or her sole discretion.

Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors or the Chief Executive Officer in accordance with Section 11 of this Article IV.

Section 5. Compensation. Compensation of all executive officers shall be approved by the Board of Directors or a duly authorized committee thereof, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 6. Chief Executive Officer. The Chief Executive Officer shall have the powers and perform the duties incident to that position. The Chief Executive Officer shall, in the absence of the Chair of the Board, or if a Chair of the Board shall not have been elected, preside at each meeting of (a) the Board of Directors if the Chief Executive Officer is a director and (b) the stockholders. Subject to the powers of the Board of Directors and the Chair of the Board, the Chief Executive Officer shall be in general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these Bylaws. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Whenever the President is unable to serve, by reason of sickness, absence or otherwise, the Chief Executive Officer shall perform all the duties and responsibilities and exercise all the powers of the President.

Section 7. The President. The President of the Corporation shall, subject to the powers of the Board of Directors, the Chair of the Board and the Chief Executive Officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall, in the absence of the Chief Executive Officer, act with all of the powers and be subject to all of the restrictions of the Chief Executive Officer. The President shall have such other powers and perform such other duties as may be prescribed by the Chair of the Board, the Chief Executive Officer, the Board of Directors or as may be provided in these Bylaws or otherwise are incident to the position of President.

Section 8. Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors or the Chair of the Board, shall, perform such duties and have such powers as the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe or which otherwise are incident to the position of Vice President. The Vice Presidents may also be designated as Executive Vice Presidents or Senior Vice Presidents, as the Board of Directors may from time to time prescribe.

Section 9. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors (other than executive sessions thereof) and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the Board of Directors’ supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe or which otherwise are incident to the position of Secretary; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President, or Secretary may, from time to time, prescribe.

Section 10. The Chief Financial Officer and the Treasurer. The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chair of the Board or the Board of Directors; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the financial condition and operations of the Corporation; shall have such powers and perform such duties as the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe or which otherwise are incident to the position of Chief Financial Officer. The Treasurer, if any, shall in the absence or disability of the Chief Financial Officer, perform the duties and exercise the powers of the chief financial officer, subject to the power of the board of directors. The Treasurer, if any, shall perform such other duties and have such other powers as the board of directors may, from time to time, prescribe.

Section 11. Appointed Officers. In addition to officers designated by the Board in accordance with this ARTICLE IV, the Chief Executive Officer shall have the authority to appoint other officers below the level of Board-appointed Vice President as the Chief Executive Officer may from time to time deem expedient and may designate for such officers titles that appropriately reflect their positions and responsibilities. Such appointed officers shall have such powers and shall perform such duties as may be assigned to them by the Chief Executive Officer or the senior officer to whom they report, consistent with corporate policies. An appointed officer shall serve until the earlier of such officer’s resignation or such officer’s removal by the Chief Executive Officer or the Board of Directors at any time, either with or without cause.

Section 12. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 13. Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

Section 14. Delegation of Authority. The Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

CERTIFICATES OF STOCK

Section 1. Form. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board of Directors. Each certificate shall certify the number of shares owned by such holder in the Corporation and shall be signed by, or in the name of the Corporation by two authorized officers of the Corporation including, but not limited to, the Chair of the Board (if an officer), the President, a Vice President, the Treasurer, the Secretary and an Assistant Secretary of the Corporation. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar of the Corporation at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each holder of record, together with such holder’s address and the number and class or series of shares held by such holder and the date of issue. When shares are represented by certificates, the Corporation shall issue and deliver to each holder to whom such shares have been issued or transferred, certificates representing the shares owned by such holder, and shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or its designated transfer agent or other agent of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. When shares are not represented by certificates, shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps, and within a reasonable time after the issuance or transfer of such shares, the Corporation shall, if required by applicable law, send the holder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the Certificate of Incorporation, Bylaws or any other instrument, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 2. Lost Certificates. The Corporation may issue or direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of the lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct, sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 3. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as otherwise required by applicable law. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

Section 4. Fixing a Record Date for Purposes Other Than Stockholder Meetings or Actions by Written Consent. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action (other than stockholder meetings and stockholder written consents which are expressly governed by Sections 12 and 13 of ARTICLE II hereof), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Dividends. Subject to and in accordance with applicable law, the Certificate of Incorporation and any certificate of designation relating to any series of preferred stock, dividends upon the shares of capital stock of the Corporation may be declared and paid by the Board of Directors, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock, subject to the provisions of applicable law and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose. The Board of Directors may modify or abolish any such reserves in the manner in which they were created.

Section 2. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 3. Contracts. In addition to the powers otherwise granted to officers pursuant to ARTICLE IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 5. Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Notwithstanding the foregoing, no seal shall be required by virtue of this Section.

Section 6. Voting Securities Owned By Corporation. Voting securities in any other corporation or entity held by the Corporation shall be voted by the Chair of the Board, Chief Executive Officer, the President or the Chief Financial Officer, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 7. Facsimile/Electronic Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws and subject to applicable law, facsimile and other forms of electronic signatures of any officer or officers of the Corporation may be used.

Section 8. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 9. Inconsistent Provisions. In the event that any provision (or part thereof) of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL, any other applicable law or the Stockholder Agreement, the provision (or part thereof) of these Bylaws shall be construed and deemed to have been revised to conform to the applicable provision of the Certificate of Incorporation, the DGCL, other applicable law or the Stockholder Agreement, as the case may be, the applicable provisions of which shall be deemed incorporated herein by reference so as to eliminate any such inconsistency.

ARTICLE VII

INDEMNIFICATION

Section 1. Right to Indemnification and Advancement. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the

Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”) and any other penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in this Section 2 of this ARTICLE VII with respect to proceedings to enforce rights to indemnification and advance of expenses (as defined below), the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized in the specific case by the Board of Directors of the Corporation. In addition to the right to indemnification conferred herein, an indemnitee shall also have the right, to the fullest extent not prohibited by law, to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that if and to the extent that the DGCL requires, an advance of expenses shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise. The Corporation may also, by action of its Board of Directors, provide indemnification and advancement to employees and agents of the Corporation. Any reference to an officer of the Corporation in this ARTICLE VII shall be deemed to refer exclusively to the Chair of the Board of Directors, Chief Executive Officer, President, Secretary and Treasurer of the Corporation appointed pursuant to ARTICLE IV, and to any Vice President, Assistant Secretary, Assistant Treasurer or other officer of the Corporation appointed by the Board of Directors pursuant to ARTICLE IV of these By-laws, and any reference to an officer of any other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other enterprise for purposes of this ARTICLE VII unless such person’s appointment to such office was approved by the board of directors pursuant to ARTICLE VII.

Section 2. Procedure for Indemnification. Any claim for indemnification or advance of expenses by an indemnitee under this Section 2 of ARTICLE VII shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 1 of this ARTICLE VII if required), upon the written request of the indemnitee. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the indemnitee has delivered the undertaking contemplated by Section 1 of this ARTICLE VII if required), the right to indemnification or advances as granted by this ARTICLE VII shall be enforceable by the indemnitee in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 1 of this ARTICLE VII, if any, has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proof shall be on the Corporation to the fullest extent permitted by law. Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

Section 4. Service for Subsidiaries. Any person serving as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for purposes of this ARTICLE VII) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 5. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE VII in entering into or continuing such service. To the fullest extent permitted by law, the rights to indemnification and to the advance of expenses conferred in this ARTICLE VII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. Any amendment, alteration or repeal of this ARTICLE VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 6. Non-Exclusivity of Rights; Continuation of Rights of Indemnification. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification under this ARTICLE VII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this ARTICLE VII is in effect. Any repeal or modification of this ARTICLE VII or repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

Section 7. Merger or Consolidation. For purposes of this ARTICLE VII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 8. Savings Clause. To the fullest extent permitted by law, if this ARTICLE VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 1 of this ARTICLE VII as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification and advancement of expenses is available to such person pursuant to this ARTICLE VII to the fullest extent permitted by any applicable portion of this ARTICLE VII that shall not have been invalidated.

ARTICLE VIII

AMENDMENTS

These Bylaws may be amended, altered, changed or repealed or new Bylaws adopted only in accordance with Section 1 of ARTICLE TEN of the Certificate of Incorporation.

* * * * *

Annex E

EXECUTION VERSION

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of January 13, 2021, between Crescent Acquisition Corp, a Delaware corporation (the “Company”), and Crescent Capital Group Holdings LP, a Delaware limited partnership (the “Purchaser”).

Recitals

WHEREAS, the Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, on January 13, 2021, the Company entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Function Acquisition I Corp, a Delaware corporation and a direct, wholly owned subsidiary of the Company, Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company, LiveVox Holdings, Inc., a Delaware corporation (“LiveVox”), and GGC Services Holdco, Inc., a Delaware corporation, solely in its capacity as representative, agent and attorney-in-fact of the Company Stockholder (as defined in the Merger Agreement) thereunder (in such capacity, the “Stockholder Representative”), which provides for, among other things, a Business Combination involving the Company and LiveVox;

WHEREAS, the Company, pursuant to a prospectus dated March 17, 2019, sold in its initial public offering (“IPO”) 25,000,000 units (the “Public Units”), at a price of $10.00 per Public Unit, each Public Unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Shares,” and the Class A Shares included in the Public Units, the “Public Shares”), and one-half of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share (the “Warrants,” and the Warrants included in the Public Units, the “Public Warrants”);

WHEREAS, in connection with the IPO, the Company’s sponsor, CFI Sponsor LLC, purchased an aggregate of 7,000,000 warrants at a price of $1.00 per warrant in a private placement that closed simultaneously with the closing of the IPO (such warrants, the “Private Placement Warrants”); and

WHEREAS, the parties hereto wish to enter into this agreement, pursuant to which immediately prior to the closing of the Business Combination (the “Business Combination Closing”), among other things, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, on a private placement basis, certain securities of the Company as set forth herein subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.     Sale and Purchase.

(a)     Forward Purchase Securities.

(i)     The Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 2,500,000 Class A Shares (the “Forward Purchase Shares”), plus 833,333 warrants (the “Forward Purchase Warrants” and, together with the Forward Purchase Shares, the “Forward Purchase Securities”), in each case determined as set forth in clause 1(a)(ii), for an aggregate purchase price of $10.00 per unit (the “Forward Purchase Price”) of one Forward Purchase Share and one-third of one Forward Purchase Warrant (each, a “Forward Purchase Unit”), or $25,000,000 in the aggregate

Notwithstanding anything to the contrary contained herein, to the extent the Company obtains alternative financing to fund the Business Combination in substitution or replacement of the commitment(s) to purchase Forward Purchase Units hereunder (“Alternative Financing”), the aggregate commitments hereunder shall be reduced by the amount of the Alternative Financing solely to the extent, and on a dollar-for-dollar basis, by the amount of such Alternative Financing actually funding at the Business Combination Closing.

(ii)     The Forward Purchase Units to be issued and sold by the Company and purchased by the Purchaser hereunder will, if the conditions set forth herein are satisfied, result in gross proceeds to the Company in an aggregate amount equal to the amount of funds necessary for the Company to consummate the initial Business Combination and pay related fees and expenses, less amounts available to the Company from the Trust Account (after payment of the deferred underwriting discount and after giving effect to any redemptions of Public Shares), plus any additional amounts that may be retained by the post-Business Combination company for working capital or other purposes.

(iii)     Each Forward Purchase Warrant will have the same terms as each Private Placement Warrant, and will be subject to the terms and conditions of the Warrant Agreement entered into between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, in connection with the IPO on March 7, 2019 (the “Warrant Agreement”). Each Forward Purchase Warrant will entitle the holder thereof to purchase one Class A Share at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement, and only whole Forward Purchase Warrants will be exercisable. The Forward Purchase Warrants will become exercisable 30 days after the Business Combination Closing, and will expire five years after the Business Combination Closing or earlier upon the liquidation of the Company, as described in the Warrant Agreement. The Forward Purchase Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Purchaser or its Transferees (as defined below). If the Forward Purchase Warrants are held by Persons (as defined below) other than the Purchaser or its Transferees, the Forward Purchase Warrants will have the same terms as the Public Warrants, as set forth in the Warrant Agreement. Each Forward Purchase Share will have the same terms as each Public Share, except as provided herein.

(iv)     The Company shall require the Purchaser to purchase the Forward Purchase Securities by delivering notice to the Purchaser, at least five (5) Business Days before the Business Combination Closing, specifying the number of Forward Purchase Shares and Forward Purchase Warrants the Purchaser is required to purchase, the date of the Business Combination Closing, the aggregate Forward Purchase Price and instructions for wiring the Forward Purchase Price. The closing of the sale of Forward Purchase Securities (the “Forward Closing”) shall be held on the same date and immediately prior to the Business Combination Closing (such date being referred to as the “Forward Closing Date”). At least one (1) Business

Day prior to the Forward Closing Date, the Purchaser shall deliver to the Company, to be held in escrow until the Forward Closing, the Forward Purchase Price for the Forward Purchase Securities by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in such notice. Immediately prior to the Forward Closing on the Forward Closing Date, (A) the Forward Purchase Price shall be released from escrow automatically and without further action by the Company or the Purchaser, and (B) upon such release, the Company shall issue the Forward Purchase Securities to the Purchaser in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or this Agreement), registered in the name of the Purchaser (or its nominee in accordance with its delivery instructions), or to a custodian designated by the Purchaser, as applicable. In the event the Business Combination Closing does not occur on the date scheduled for closing, the Forward Closing shall not occur and the Company shall promptly (but not later than one (1) Business Day thereafter) return the Forward Purchase Price to the Purchaser. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(b)     Legends. Each book entry for the Forward Purchase Securities shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT BY AND AMONG THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

2.     Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof and as of the Forward Closing Date:

(a)     Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)     Authorization. The Purchaser has full power and authority to enter into this Agreement. To the extent applicable, this Agreement has been approved by the applicable governing entity of the Purchaser and the Business Combination contemplated by the Merger Agreement is contemplated with a company engaged in a business that is within the investment objectives, guidelines and restrictions of the Purchaser and not in violation of any conflict of interest provisions applicable to the Purchaser. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights (as defined below) may be limited by applicable federal or state securities laws.

(c)     Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)     Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)     Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Forward Purchase Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)     Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Securities, as well as the terms of the Company’s proposed Business Combination, with the Company’s management.

(g)     Restricted Securities. The Purchaser understands that the offer and sale of the Forward Purchase Securities to the Purchaser has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Forward Purchase Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Forward Purchase Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Forward Purchase Securities, or any Class A Shares for which they may be exercised, for resale, except as provided herein (the “Registration Rights”). The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company filed a registration statement on Form S-1 (File No. 333-229718) in connection with its IPO. The Purchaser understands that the offering of the Forward Purchase Securities was not and was not intended to be part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act.

(h)     High Degree of Risk. The Purchaser understands that its agreement to purchase the Forward Purchase Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(i)     Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(j)     No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(k)     Residence. The Purchaser’s principal place of business is the office or offices located at the address of the Purchaser set forth on the signature page hereof.

(l)     Adequacy of Financing. At the time of the Forward Closing, the Purchaser will have available to it sufficient funds to satisfy its obligations under this Agreement.

(m)     OFAC/Patriot Act. The Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Purchaser is permitted to do so under applicable law. If the Purchaser is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required by law, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by law, it maintains policies and procedures reasonably designed to ensure that the funds held by the Purchaser and used to purchase the Forward Purchase Securities were legally derived.

(n)     No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3.     Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows on the date hereof and as of the Forward Closing Date:

(a)     Organization and Corporate Power. The Company is a corporation duly incorporated and validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)     Capitalization. On the date hereof, the authorized share capital of the Company consists of:

(i)     500,000,000 Class A Shares, 25,000,000 of which are issued and outstanding.

(ii)     25,000,000 Class F common stock, par value $0.0001 per share (the “Class F Shares”), 6,250,000 of which are issued and outstanding as of the date hereof. All of the outstanding Class F Shares have been duly authorized, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws.

(iii)     5,000,000 preferred shares, none of which are issued and outstanding.

(c)     Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Forward

Purchase Securities at the Forward Closing, and the securities issuable upon exercise of the Forward Purchase Warrants, has been taken or will be taken prior to the Forward Closing. All action on the part of the stockholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Forward Closing, and the issuance and delivery of the Forward Purchase Securities and the securities issuable upon exercise of the Forward Purchase Warrants has been taken or will be taken prior to the Forward Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)     Valid Issuance of Securities. The Forward Purchase Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, and the securities issuable upon exercise of the Forward Purchase Warrants, when issued in accordance with the terms of the Forward Purchase Warrants and this Agreement, will be validly issued, fully paid and non-assessable, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Securities will be issued in compliance with all applicable federal and state securities laws.

(e)     Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws, if any, and pursuant to the Registration Rights.

(f)     Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Company’s certificate of incorporation, as it may be amended from time to time (the “Charter”), bylaws or other governing documents of the Company, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)     No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or stockholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(h)     No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.	Registration Rights; Transfer

(a)	Registration Rights.

(i) The Company agrees that it will use its commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”) (at the Company’s sole cost and expense), within thirty (30) calendar days after the Business Combination Closing, a registration statement (the “Forward Registration Statement”) registering the resale of the Forward Purchase Securities and the Class A Shares underlying the Forward Purchase Warrants (collectively, the “Registrable Securities”), and the Company shall use its commercially reasonable efforts to have the Forward Registration Statement declared effective as soon as practicable after the filing thereof; provided, however, that the Company’s obligations to include the Registrable Securities in the Forward Registration Statement are contingent upon the Purchaser furnishing in writing to the Company such information regarding the Purchaser, the securities of the Company held by the Purchaser and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder.

(ii)     Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Forward Registration Statement, and from time to time to require Purchaser not to sell under the Forward Registration Statement or to suspend the effectiveness thereof, if the Company determines that in order for the Forward Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or its subsidiaries or would require additional disclosure by the Company in the Forward Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential (each such circumstance, a “Suspension Event”); provided, however, that (i) the Company may not delay or suspend the Forward Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve-month period and (ii) the Company shall use commercially reasonable efforts to make the Forward Registration Statement available for sale by the Purchaser of its Registrable Securities as soon as practicable thereafter. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Forward Registration Statement is effective or if as a result of a Suspension Event the Forward Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Purchaser agrees that it will immediately discontinue offers and sales of the Registrable Securities under the Forward Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Purchaser receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales; provided, for the avoidance of doubt, that the Company shall not include any material non-public information in any such written notice. If so directed by the Company, Purchaser will deliver to the Company or, in Purchaser’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Purchaser’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent Purchaser is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(b)	Indemnification.

(i) The Company shall indemnify Purchaser (to the extent a seller under the Forward Registration Statement), its officers, directors, partners, members, managers, employees, stockholders, advisers and agents, and each person who controls Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including without limitation reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Forward Registration Statement (or incorporated by reference therein), any prospectus included in the Forward Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements or alleged untrue statements or omissions or alleged omissions, are based upon information regarding Purchaser furnished in writing to Company by Purchaser expressly for use therein.(ii) The Purchaser shall, severally and not jointly with any other selling stockholder named in the Forward Registration Statement, indemnify and hold harmless the Issuer, its directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Forward Registration Statement, any prospectus included in the Forward Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or alleged untrue statements, or omissions, or alleged omissions, are based upon information regarding Purchaser furnished in writing to the Company by Purchaser expressly for use therein provided, however, that the indemnification contained in this Section 4(b)(ii) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of Purchaser exceed the net proceeds received by Purchaser upon the sale of the Acquired Shares giving rise to such indemnification obligation. Purchaser shall notify the Issuer promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which Purchaser is aware.

(iii) If the indemnification provided under this Section 4 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 6 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 4(b)(iii) shall be individual, not joint and several, and in no event shall the liability of Purchaser hereunder exceed the net proceeds received by Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)     Transfer. This Agreement and all of the Purchaser’s rights and obligations hereunder (including the Purchaser’s obligation to purchase the Forward Purchase Securities) may be transferred or assigned, at any time and from time to time, in whole or in part, to one or more third parties (each such transferee, a “Transferee”); provided that:

(i)     the applicable Transferee shall execute and deliver to the Company a signature page to this Agreement, substantially in the form of Exhibit A hereto (the “Transferee Joinder”), which shall reflect the number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by such Transferee (the “Transferee Securities”), and, upon such execution, such Transferee shall have all the same rights and obligations of the Purchaser hereunder with respect to the Transferee Securities, and references herein to the “Purchaser” shall be deemed to refer to and include any such Transferee with respect to such Transferee and to its Transferee Securities; provided, that any representations, warranties, covenants and agreements of the Purchaser and any such Transferee shall be several and not joint and shall be made as to the Purchaser or any such Transferee, as applicable, as to itself only; and

(ii)     upon a Transferee’s execution and delivery of a Transferee Joinder, the number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by the Purchaser hereunder shall be reduced by the total number of Forward Purchase Shares and Forward Purchase Warrants to be purchased by the applicable Transferee pursuant to the applicable Transferee Joinder, which reduction shall be evidenced by the Purchaser, the Transferee and the Company, as applicable, amending Exhibit B to this Agreement to reflect each transfer and updating the “Number of Forward Purchase Shares”, “Number of Forward Purchase Warrants”, and “Aggregate Purchase Price for Forward Purchase Securities” on the Purchaser’s signature page hereto to reflect such reduced number of Forward Purchase Securities; provided, that the Purchaser shall not be released from its obligation to purchase such Transferee Securities hereunder unless and until the Transferee satisfies it obligation in full to purchase the number of Forward Purchase Shares and Forward Purchase Warrants set forth in the Transferee Joinder and on the terms and conditions set forth in this Agreement; provided, further, that the Company’s and LiveVox’s sole recourse under this Section 4(c)(ii) shall be against Purchaser. For the avoidance of doubt, this Agreement need not be amended and restated in its entirety, but only Exhibit B and the Purchaser’s signature page hereto need be so amended and updated and executed by each of the Purchaser, the Transferee and the Company upon the occurrence of any such transfer of Transferee Securities.

5.	Additional Agreements and Acknowledgements of the Purchaser.

(a)     Forward Purchase Share Lock-up; Transfer Restrictions. The Purchaser agrees that it shall not Transfer (as defined below) any Forward Purchase Shares until the earlier of (i) 180 days after the Business Combination Closing or (ii) the date following the Business Combination Closing on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the prior sentence, Transfers of the Forward Purchase Shares are permitted (any such transferees, the “Permitted Transferees”) (A) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Purchaser, or any affiliates of the Purchaser; (B) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of individual’s immediate family or an affiliate of such person, or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; (E) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (F) in the event of the Company’s liquidation prior to the completion of a Business Combination; (G) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Class A Shares for cash, securities or other property subsequent to the completion of a Business Combination; (H) as a distribution to limited partners, members or stockholders of the Purchaser; (I) to the Purchaser’s affiliates, to any investment fund or other entity controlled or managed by the Purchaser or any of its affiliates, or to any investment manager or investment advisor of the Purchaser or an affiliate of any such investment manager or investment advisor; (J) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (I) above; (K) to the Purchaser or any Transferee hereunder; (L) by virtue of the laws of the Purchaser’s jurisdiction of formation or its organizational documents upon dissolution of the Purchaser; and (M) pursuant to an order of a court or regulatory agency; provided, however, that in the case of clauses (A) through (E) and (H) through (L), these Permitted Transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. For purposes of this Section, “Transfer” shall mean the (x) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Forward Purchase Securities (excluding any pledges in the ordinary course of business for bona fide financing purposes or as part of prime brokerage arrangements), (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Forward Purchase Securities, whether any such transaction is to be settled by delivery of such Forward Purchase Securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y).

(b)     Warrant Lock-up; Transfer Restrictions. The Purchaser agrees that it shall not Transfer any Forward Purchase Warrants (or Class A Shares issued or issuable upon the exercise of any such warrants) until 30 days after the completion of the initial Business Combination, except that Transfers of the Forward Purchase Warrants are permitted to any Permitted Transferee.

(c)     Trust Account.

(i)     The Purchaser hereby acknowledges that it is aware that the Company has established a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), in an amount equal to the gross proceeds from the IPO for the benefit of its public stockholders. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(ii)     The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(d)     Redemption and Liquidation. The Purchaser hereby waives, with respect to any Forward Purchase Shares held by it, any redemption rights it may have in connection with (i) the consummation of the initial

Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination and (ii) any stockholder vote to approve an amendment to the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Class A Shares sold in the IPO if the Company has not consummated an initial Business Combination within 24 months from the closing of the IPO or in the context of a tender offer made by the Company to purchase Class A Shares, it being understood that the Purchaser shall be entitled to redemption and liquidation rights with respect to any Public Shares held by it.

(e)     Voting. The Purchaser hereby agrees that if the Company seeks stockholder approval of a proposed initial Business Combination, then in connection with such proposed Business Combination, the Purchaser shall vote any Class F Shares and Class A Shares owned by it in favor of any proposed Business Combination and all other proposals contemplated in the Merger Agreement.

(f)     No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

6.     Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Shares and Public Warrants on The Nasdaq Capital Market (or another national securities exchange).

7.     Forward Closing Conditions.

(a)     The obligation of the Purchaser to purchase the Forward Purchase Securities at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i)     The initial Business Combination shall be approved by a unanimous vote of the Company’s Board of Directors;

(ii)     The initial Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Securities;

(iii)     The Company shall have delivered to the Purchaser a certificate evidencing the Company’s good standing as a Delaware corporation;

(iv)     The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(v)     The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Forward Closing; and

(vi)     No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Securities.

(b)     The obligation of the Company to sell the Forward Purchase Securities at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)     The initial Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Securities;

(ii)     The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii)     The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Forward Closing;

(iv)     No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Securities; and

8.     Termination. This Agreement may be terminated at any time prior to the Forward Closing:

(a)     by mutual written consent of the Company and the Purchaser;

(b)     automatically

(i)     if the Merger Agreement is validly terminated in accordance with its terms; or

(ii)     if the Company becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of the Company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment.

In the event of any termination of this Agreement pursuant to this Section 8, the Forward Purchase Price (and interest thereon, if any), if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

9.     General Provisions.

(a)     Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025, Attention: General Counsel.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b)     No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)     Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Forward Closing.

(d)     Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)     Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding the foregoing, each of LiveVox and the Stockholder Representative shall be a third party beneficiary of this Agreement.

(f)     Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g)     Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)     Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)     Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York.

(j)     Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)     Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l)     Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m)     Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)     Expenses. Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all The Depository Trust Company fees associated with the issuance of the Forward Purchase Securities and the securities issuable upon exercise of the Forward Purchase Warrants.

(o)     Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)     Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)     Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

CRESCENT CAPITAL GROUP HOLDINGS LP

By: CRESCENT CAPITAL GP, LLC, its general partner

By:	/s/ Jean-Marc Chapus
Name:	Jean-Marc Chapus
Title:	Member

COMPANY:

CRESCENT ACQUISITION CORP

By:	/s/ Christopher G. Wright
Name:	Christopher G. Wright
Title:	President

[Signature Page to Amended & Restated Forward Purchase Agreement]

EXHIBIT A

FORM OF TRANSFEREE JOINDER

Number of Forward Purchase Shares:

Number of Forward Purchase Warrants:

Aggregate Purchase Price for Forward Purchase Securities:	$

TO BE EXECUTED UPON ANY ASSIGNMENT IN ACCORDANCE WITH THIS AGREEMENT TO “NUMBER OF FORWARD PURCHASE SHARES,” “NUMBER OF FORWARD PURCHASE WARRANTS” AND “AGGREGATE PURCHASE PRICE FOR FORWARD PURCHASE SECURITIES” SET FORTH ABOVE:

Number of Forward Purchase Shares, Number of Forward Purchase Warrants and Aggregate Purchase Price for Forward Purchase Securities as of             , 20[        ], accepted and agreed to as of this day of             , 20[        ].

TRANSFEREE:

[ ]

By:
Name:
Title:

COMPANY:

CRESCENT ACQUISITION CORP

By:
Name:
Title:

EXHIBIT B

SCHEDULE OF TRANSFERS OF FORWARD PURCHASE SECURITIES

The following transfers of a portion of the number of Forward Purchase Shares and Forward Purchase Warrants has been made:

Date of Transfer	Transferee	Number of Forward Purchase Shares to be Transferred	Number of Forward Purchase Warrants to be Transferred	Purchaser Revised Forward Purchase Share Amount	Purchaser Revised Forward Purchase Warrant Amount

TO BE EXECUTED UPON ANY ASSIGNMENT OF FORWARD PURCHASE SECURITIES:

Exhibit B as of             , 20[        ], accepted and agreed to as of this day of         , 20[        ] by:

TRANSFEREE:

[ ]

By:
Name:
Title:

COMPANY:

CRESCENT ACQUISITION CORP

By:
Name:
Title:

Annex F

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [                ], 2021, is made and entered into by and among (i) [                ] (fka Crescent Acquisition Corp), a Delaware corporation (the “Company”), (ii) Kathleen Briscoe, John J. Gauthier and Jason D. Turner (such individuals, collectively, the “Director Holders”), (iii) CFI Sponsor LLC, a Delaware limited liability company (the “Sponsor” and, together with the Director Holders and its and their respective Permitted Transferees, the “Sponsor Holders”), and (iv) the stockholders of LiveVox, Inc., a Delaware corporation (“Target”) party hereto (together with their Permitted Transferees, the “Target Holders”). The Sponsor, the Director Holders and the Target Holders, together with the other parties listed on the signature pages hereto and any Person who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement are each referred to herein as a “Holder” and collectively the “Holders.”

RECITALS

WHEREAS, the Company and the Sponsor entered into that certain Amended and Restated Securities Subscription Agreement, dated as of November 29, 2017, pursuant to which the Sponsor purchased an aggregate of 8,625,000 shares (which includes 1,437,500 shares which were surrendered to the Company in January 2018 for no consideration and 937,500 shares that were forfeited by the Sponsor following the expiration of the unexercised portion of the underwriters’ over-allotment option in connection with the Company’s initial public offering) of the Company’s Class F common stock, par value $0.0001 per share (the “Sponsor Shares”);

WHEREAS, in February 2019, the Sponsor transferred 25,000 Sponsor Shares to each of the Director Holders, for a total of 75,000 Sponsor Shares;

WHEREAS, upon the closing of the transactions (the “Transactions”) contemplated by that certain Agreement and Plan of Merger, dated as of January 13, 2021, by and among the Company, Function Acquisition I Corp, a Delaware corporation and a direct, wholly owned subsidiary of the Company, Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company, LiveVox Holdings, Inc., a Delaware corporation and GGC Services Holdco, Inc., a Delaware corporation (the “Merger Agreement”) (i) the Sponsor shall surrender for no consideration 2,725,000 Sponsor Shares for cancellation and (ii) the remaining 3,525,000 Sponsor Shares will automatically convert into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), on a one-for-one basis on the terms provided in the Company’s amended and restated certificate of incorporation;

WHEREAS, in connection with the Transactions, the Company is conducting a private placement of its Class A Stock (the “PIPE Investment”) pursuant to the terms of one or more subscription agreements;

WHEREAS, on January 13, 2021, the Company entered into the Forward Purchase Agreement (as defined herein) with Crescent Capital Group Holdings LP, pursuant to which Crescent Capital Group Holdings LP purchased, subject to the terms and conditions in such agreement, an aggregate of 2,500,000 shares of Common Stock (the “Forward Purchase Shares”) and 833,333 warrants to purchase one share of Common Stock (the “Forward Purchase Warrants”);

WHEREAS, on March 7, 2019, the Company and the Sponsor Holders entered into that certain Registration Rights Agreement (the “Existing Registration Rights Agreement”), pursuant to which the Company granted the Sponsor Holders certain registration rights;

WHEREAS, upon consummation of the Transactions, in accordance with the Merger Agreement, the Target Holders shall receive shares of Common Stock (the “Target Holder Shares”), along with the opportunity to acquire up to 5,000,000 shares of Common Stock that shall be placed in escrow to be released to the Target Holders, if at, all in accordance with the Merger Agreement (the “Earnout Shares”);

WHEREAS, pursuant to Section 5.5 of the Existing Registration Rights Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Existing Registration Rights Agreement) of at least a majority-in-interest of the Registrable Securities (as defined in the Existing Registration Rights Agreement) at the time in question; and

WHEREAS, the Company and the Sponsor Holders desire to amend and restate the Existing Registration Rights Agreement in order to provide the Holders hereunder with registration rights with respect to the Registrable Securities on the terms set forth herein.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any Misstatement, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person and, in the case of an individual, also includes any member of such individual’s Immediate Family; provided that the Company and its subsidiaries will not be deemed to be Affiliates of any holder of Registrable Securities. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) will mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Agreement” shall have the meaning given in the Preamble hereto.

“Automatic Shelf Registration Statement” shall mean an automatic shelf registration statement as defined in Rule 405.

“Block Trade” means an offering or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) effected pursuant to a Registration Statement without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean a day that is not a Saturday or Sunday or a day on which banks in New York City are authorized or requested by law to close.

“Closing Date” shall mean the date of the consummation of the Transactions pursuant to the Merger Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble hereto.

“Demand Registration” shall have the meaning given in subsection 2.2.1.

“Demanding Holder” shall mean (i) the Holders of at least a majority in interest of the then-outstanding number of Registrable Securities collectively held by the Sponsor Holders and their respective Permitted Transferees (collectively, the “Sponsor Demanding Holders”) and (ii) the Holders of at least a majority in interest of the then-outstanding number of Registrable Securities collectively held by all Target Holders.

“Director Holders” shall have the meaning given in the Preamble hereto.

“Earnout Shares” shall have the meaning given in the Recitals hereto.

“Effectiveness Deadline” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Form S-3 Shelf” shall have the meaning given in subsection 2.3.5.

“Forward Purchase Agreement” shall mean the Third Amended and Restated Forward Purchase Agreement between the Company and Crescent Capital Group Holdings LP, in such form that has been filed with the Commission as of the date hereof.

“Holders” shall have the meaning given in the Preamble hereto.

“Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

“Insider Letter” shall mean that certain letter agreement, dated as of March 7, 2019, by and among the Company, the Sponsor Holders and each of the Company’s then officers and directors, in such form that has been filed with the Commission as of the date hereof.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading.

“Nasdaq” shall have the meaning given in subsection 3.1.4.

“Permitted Transferees” shall mean (i) a Person to whom Sponsor Holders are permitted to transfer such Registrable Securities under Section 7(c) of the Insider Letter (other than clauses (e) and (f) thereof) and (ii) a Person to whom a Holder of Registrable Securities transfers such Registrable Securities (a) in the case of an individual (1) by gift to a member of the individual’s Immediate Family, to a trust, the beneficiary of which is a member of the individual’s Immediate Family or an Affiliate of such Person, or to a charitable organization, (2) by virtue of laws of descent and distribution upon death of the individual and (3) pursuant to a qualified domestic relations order or (b) in the case of an entity, (1) by distribution to such entity’s members, partners, stockholders or equityholders, (2) to the such entity’s Affiliates, to any investment fund or other entity controlled or managed by such entity or any of its Affiliates, or to any investment manager or investment advisor of such entity or an Affiliate of any such investment manager or investment advisor; and (3) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clause (ii) of this definition, in each case who has agreed to become bound by the terms and provisions of this Agreement in accordance with subsection 5.2.2 hereof.

“Person” means any individual, corporation, partnership, unincorporated association or other entity.

“Piggyback Registration” shall have the meaning given in subsection 2.3.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (i) the shares of Common Stock issued or issuable upon the conversion of any Sponsor Shares and any other equity securities (including shares of Common Stock) of the Company acquired by the Sponsor Holders at a time that they otherwise hold Registrable Securities, (ii) the Target Holder Shares and any other equity securities (including shares of Common Stock) of the Company acquired by the Target Holders at a time that they otherwise hold Registrable Securities, (iii) the Earnout Shares, (iv) any other outstanding share of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement[, (v) any equity securities (including the shares of Common Stock issued or issuable upon the exercise of any such equity security) of the Company issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to the Company by a Holder]1 and (vi) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; (d) such securities are eligible for transfer without registration pursuant to Rule 144 (but with no volume or other restrictions or limitations); or (e) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. Notwithstanding anything to the contrary, (i) any particular Registrable Securities shall also cease to be Registrable Securities hereunder when such Registrable Securities have been transferred by a Holder to any transferee that is not a Permitted Transferee and (ii) the Forward Purchase Shares and any shares of Common Stock issued or issuable upon the conversion of any Forward Purchase Warrants shall not be Registerable Securities.

[1]	Note to Draft: To be deleted if no loans at closing.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(i)

all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(ii)

fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(iii)	printing, messenger, telephone and delivery expenses;

(iv)	reasonable fees and disbursements of counsel for the Company;

(v)	reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(vi)	reasonable fees and expenses of one (1) legal counsel selected by the Target Holders.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.2.1.

“Rule 144”, “Rule 158”, “Rule 405”, and “Rule 415” shall mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Commission, as the same will be amended or interpreted from time to time, or any successor rule then in force.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereafter, all as the same shall be in effect from time to time.

“Shelf Registered Securities” shall mean all Registrable Securities registered under the shelf registration statement required by subsection 2.1.1.

“Shelf Registration” shall have the meaning given in subsection 2.2.1.

“Shelf Underwritten Offering” shall mean an underwritten offering that is registered pursuant to a shelf registration statement, including a Block Trade.

“Sponsor” shall have the meaning given in the Preamble hereto.

“Sponsor Holders” shall have the meaning given in the Preamble hereto.

“Sponsor Shares” shall have the meaning given in the Recitals and shall be deemed to include the shares of Common Stock issuable upon conversion thereof.

“Target” shall have the meaning given in the Preamble hereto.

“Target Holder Shares” shall have the meaning given in the Recitals hereto.

“Target Holders” shall have the meaning given in the Preamble hereto.

“Transactions” shall have the meaning given in the Recitals hereto.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

ARTICLE II

REGISTRATIONS

2.1 Shelf Registration.

2.1.1 Shelf Registration. The Company shall, as soon as practicable, but in any event with thirty (30) days after the Closing Date (the “Filing Deadline”), file a Registration Statement under the Securities Act (the “Initial Shelf”) to permit the public resale of all of the Registrable Securities, in each case held by the applicable Holders from time to time as permitted by Rule 415 on the terms and conditions specified in this subsection 2.1.1, and shall use its commercially reasonable efforts to cause such Initial Shelf to be declared effective as soon as practicable after the filing thereof, but in no event later than sixty (60) days following the Filing Deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to ninety (90) days after the Filing Deadline if the Initial Shelf is reviewed by, and receives comments from, the Commission. The Initial Shelf shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, and shall contain a Prospectus in such form as to permit any applicable Holder to sell such Registrable Securities pursuant to Rule 415 at any time beginning on the effective date for such Initial Shelf. The Initial Shelf shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the applicable Holders. The Company shall use its commercially reasonable efforts to cause the Initial Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Initial Shelf is available or, if not available, that another Registration Statement is available, for the resale of all such Registrable Securities held by the applicable Holders until the earliest of (a) the date as of which all of the Registrable Securities specified in such Initial Shelf have ceased to be Registrable Securities, (b) such shorter period as all of the Holders of Shelf Registered Securities (as defined below) shall agree in writing and (c) the three-year anniversary of the date of effectiveness of such Initial Shelf (such period, the “Initial Effectiveness Period”). As soon as practicable following the effective date of the Initial Shelf, but in any event within one (1) business day of such date, the Company shall notify the applicable Holders of the effectiveness of such Initial Shelf.

2.1.2 Form of Shelf Registration. If the Company files the Initial Shelf on Form S-3 and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall use its commercially reasonable efforts to file the Initial Shelf on Form S-1 as promptly as practicable to replace the shelf registration statement that is on Form S-3 and have the Initial Shelf declared effective as promptly as practicable and to cause such Initial Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities subject to this Section 2.1 held by the applicable Holders until the end of the Initial Effectiveness Period.

2.1.3 Underwritten Shelf Takedowns. At any time and from time to time following the effectiveness of the Initial Shelf, the Demanding Holders may request to sell all or a portion of their Shelf Registered Securities in a Shelf Underwritten Offering. All requests for a Shelf Underwritten Offering shall be made by following the procedures set forth in Section 2.2 as if it applied to an Initial Shelf or Section 2.5, as applicable. Notwithstanding anything to the contrary set forth in this subsection 2.1.3, the Sponsor Demanding Holders may not request more than one (1) Shelf Underwritten Offering pursuant to this subsection 2.1.3 in any 12-month period.

2.2 Demand Registration.

2.2.1 Request for Registration. Subject to the provisions of subsection 2.2.4 and Section 2.5 hereof, at any time and from time to time on or after the Closing Date that the Initial Shelf is not otherwise effective, each of the Demanding Holders may make a written demand for Registration under the Securities Act of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof and to the extent the distribution is an Underwritten Offering, the expected price range and underwriting discounts and commissions (if known) of such Underwritten Offering (such written demand a “Demand Registration”). The Company shall, within two (2) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration, including by filing a Registration Statement relating thereto as soon as practicable, but not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration, and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as soon after such filing as practicable. Under no circumstances shall the Company be obligated to effect more than (a) an aggregate of three (3) Demand Registrations initiated by the Sponsor Demanding Holders or (b) one (1) Demand Registration initiated by the Sponsor Demanding Holders in each 12-month period, in each case under this subsection 2.2.1 with respect to any or all Registrable Securities. The Target Holders will be entitled to request an unlimited number of Demand Registrations.

2.2.2 Effective Registration. Notwithstanding the provisions of subsection 2.2.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission, (ii) the Company has complied with all of its obligations under this Agreement with respect thereto and (iii) all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Demand Registration have been sold. If, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until (a) such stop order or injunction is removed, rescinded or otherwise terminated and (b) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election. The Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.2.3 Underwritten Offering. Subject to the provisions of Section 2.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) for such Underwritten Offering. The Company will not include in any Underwritten Registration any securities that are not Registrable Securities without the prior written consent of majority-in-interest of the Target Holders.

2.2.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum number of such securities, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows:

(i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities;

(ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders (Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested) exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, without exceeding the Maximum Number of Securities;

(iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and

(iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.2.5 Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any), pursuant to a Registration under subsection 2.1.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.2.5.

2.3 Piggyback Registration.

2.3.1 Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.2 hereof), other than a Registration Statement (i) filed pursuant to Section 2.1 above, (ii) filed in connection with any employee stock option or other benefit plan, (iii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iv) for an offering of debt that is convertible into equity securities of the Company or (v) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than fourteen (14) days before the anticipated filing date of such Registration Statement, which notice shall (a) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (b) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within seven (7) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.3.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.3.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.3.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the Common Stock that the Company desires to sell, taken together with (i) the Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.3 hereof, and (iii) the Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(i) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (1) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (2) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (1), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested, which can be sold without exceeding the Maximum Number of Securities; and (3) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (1) and (2), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(ii) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (1) first, the Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (2) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (1), the

Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1, Pro Rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (3) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (1) and (2), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (4) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (1), (2) and (3), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.3.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw all or any portion of its Registrable Securities from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration at any time prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.3.3.

2.3.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof.

2.3.5 Registrations on Form S-3. The Demanding Holders may at any time, and from time to time, request in writing that the Company, file a Registration Statement under the Securities Act on Form S-3 or any similar short-form registration statement that may be available at such time (the “Form S-3 Shelf”) to permit the public resale of all of the Registrable Securities, in each case held by the applicable Holders from time to time as permitted by Rule 415 on the terms and conditions specified in this subsection 2.3.5. Within five (5) days of the Company’s receipt of a written request from a Demanding Holder or Demanding Holders of Registrable Securities for a Form S-3 Shelf, the Company shall promptly give written notice of the proposed Form S-3 Shelf to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Form S-3 Shelf shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. As soon as practicable thereafter, the Company shall file a Form S-3 Shelf relating to all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided, however, that the Company shall not be obligated to effect any such Registration pursuant to this subsection 2.3.5 if a Form S-3 is not available for such offering. If the Company is a WKSI at the time any request for a Form S-3 Shelf is submitted or will become one by the time of the filing of such Form S-3 Shelf, then such Form S-3 Shelf shall be filed as an Automatic Shelf Registration Statement.

2.4 Restrictions on Registration Rights.

2.4.1 General Restrictions. If (i) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty

(120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.2.1 and it continues to actively employ, in good faith, all commercially reasonable efforts to cause the applicable Registration Statement to become effective; (ii) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (iii) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board (or, if applicable, any Co-Chairman of the Board), Executive Chairman, the Chief Executive Officer, the President or the Secretary of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period.

2.4.2 Lock-up Periods.

(i) Notwithstanding anything to the contrary contained in this Agreement, except with respect to transfers to a Permitted Transferee, each Target Holder agrees not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144, any shares of Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company during the period beginning on the date of this Agreement and ending on the earlier of (i) one hundred eighty days following the Closing Date and (ii) the date following the Closing Date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

(ii) Notwithstanding anything to the contrary contained in this Agreement, except with respect to transfers to a Permitted Transferee, each of the Sponsor Holders agrees not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144, any shares of Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company during the period beginning on the date of this Agreement and ending on the earlier of (i) one year following the Closing Date and (ii) after the Closing Date, (x) if the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date or (y) the date on which the Company completes a liquidation, merger stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

(iii) Each Holder participating in a Registration and each other Holder of 1% or more of the outstanding shares of Common Stock at the time of an offering hereunder that is party hereto (each, a “Restricted Holder”) agrees, to the extent requested in writing by a managing Underwriter, if any, of any Underwritten Offering hereunder, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144, any shares of Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company other than as part of such underwritten public offering during the time period reasonably requested by the managing underwriter, not to exceed 90 days from the date such Underwritten Offering is priced. Notwithstanding the foregoing, (i) no Restricted Holder shall be required to agree to any such restrictions unless each other Restricted Holder is also required to agree to such restrictions, (ii) the managing Underwriter (if any) may waive such restrictions in its reasonable discretion upon the written request of a Holder, subject to the terms set forth in any written lock-up agreement with respect thereto, and (iii) any waiver or release of such lock-up, holdback or similar agreement shall be on a consistent basis among the Restricted Holders.

2.5 Block Trades. Notwithstanding any other provision of this Agreement, but subject to 2.4 and 3.4, if the Target Holders desire to effect a Block Trade, then notwithstanding any other time periods in this Article II, the Target Holders shall provide written notice to the Company at least two (2) business days prior to the date such Block Trade is anticipated to commence. If requested by the Target Holders, the Company will promptly notify other Holders of such Block Trade and such notified Holders may elect whether or not to participate no later than the next Business Day (i.e., one (1) Business Day prior to the day such offering is to commence) (unless a longer period is agreed to by the Target Holders), and the Company will as expeditiously as possible use its best efforts to facilitate such Block Trade (which may close as early as two (2) Business Days after the date it commences). Notwithstanding anything to the contrary in this Agreement, no Holder (other than a Target Holder) will be permitted to participate in an Block Trade without the consent of the Target Holders. Any Holder’s request to participate in a Block Trade shall be binding on such Holder.

2.6 Selection of Underwriters. The legal counsel to the Company, the investment banker(s) and manager(s) to administer any Underwritten Registration or Underwritten Offering in connection with any Demand Registration or Shelf Underwritten Offering shall be selected by a majority in interest of the Target Holders.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. If at any time on or after the Closing Date, the Company is required to effect the Registration of Registrable Securities, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof. When effective, the Registration Statements filed pursuant to this Agreement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain a Misstatement. In connection with effecting a Registration of Registrable Securities pursuant to this Agreement, the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and, except as otherwise set forth herein, use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the majority-in-interest of the applicable Holders with Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities or securities exchanges, including the applicable Nasdaq Stock Market (“Nasdaq”), as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days (or, in the case of a Block Trade, at least one (1) day) prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 permit a representative of the Holders (such representative to be selected by a majority in interest of the Target Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration that the participating Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering. The representations, warranties and covenants of the Company in any underwriting agreement that are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Holders whose Registrable Securities are included in such Registration Statement. No Holder whose Registrable Securities are included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Holder’s material agreements and organizational documents, and with respect to written information relating to such Holder that such Holder has furnished in writing expressly for inclusion in such Registration Statement;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the applicable Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Insider Trading; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest possible period of time required to resolve such issue, but in no event more than sixty (60) days, determined in good faith by the

Company to be necessary for such purpose; provided, that such right to suspend the use of a Registration Statement shall be exercised by the Company not more than once in any twelve (12) month period. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4. The Holders agree that, except as required by applicable law, the Holders shall treat as confidential the receipt of written notice from the Company under this Section 3.4 (provided that in no event shall such notice contain any material nonpublic information of the Company) and shall not disclose or use the information contained in such written notice without the prior written consent of the Company until such time as the information contained therein is or becomes public, other than as a result of disclosure by a holder of Registrable Securities in breach of the terms of this Agreement.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.6 Information. The Holders shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and agents and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any Misstatement or alleged Misstatement, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any

Misstatement or alleged Misstatement, but only to the extent that such Misstatement is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any Misstatement or alleged Misstatement, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No Person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third Business Day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed to the Company, 655 Montgomery Street, Suite 1000, San Francisco, CA 94111, Attn: General Counsel, and to the Holder, at such Holder’s address as found in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 A Holder may only assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee, but only if such Permitted Transferee agrees to become bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement).

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS

AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B), AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THE AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

5.5 Amendments and Modifications. Upon the written consent of (i) the Company, (ii) the Holders of at least a majority in interest of the then-outstanding number of Registrable Securities collectively held by the Sponsor Holders and their respective Permitted Transferees and (iii) the Target Holders of at least a majority in interest of the Registrable Securities held by the Target Holders at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified. Notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Sponsor Demanding Holder or Target Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Sponsor Demanding Holders or Target Holders, as applicable (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6 Other Registration Rights. The Company represents and warrants that, except in connection with the PIPE Investment and the Forward Purchase Agreement, no Person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other Person. The Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. Except as provided in this Agreement and for the registration rights already granted in connection with the PIPE Investment, the Company will not grant to any Person(s) the right to request the Company or any of its subsidiaries to register any equity securities of the Company or any of its subsidiaries, or any securities convertible or exchange into or exercisable for such securities, without the prior written consent of a majority in interest of the Target Holders.

5.7 Term. This Agreement shall terminate upon the earlier of the date as of which (a) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) and (b) the Holders of all Registrable Securities are permitted to sell the Registrable Securities without registration pursuant to Rule 144 (but with no volume or other restrictions or limitations). The provisions of Section 3.5 and Article IV shall survive any termination of this Agreement.

5.8 Rules of Construction. Any provision of this Agreement that refers to the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” References to numbered or letter articles, sections and subsections refer to articles, sections and subsections, respectively, of this Agreement unless expressly stated otherwise. All references to this Agreement include, whether or not expressly referenced, the exhibits and schedules attached hereto. References to a Section, paragraph, Exhibit or Schedule, such reference shall be to a Section or paragraph of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument, law or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein unless otherwise indicated. References to a Person are also to its permitted successors and assigns. In the event that any claim is made by any Person relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Person or its counsel.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

CRESCENT ACQUISITION CORP a Delaware corporation

By:
Name:
Title:

SPONSOR:

CFI SPONSOR LLC a Delaware limited liability company

By: Crescent Capital Group Holdings LP, its Member

By:
Name: George P. Hawley
Title: General Counsel and Secretary

By: Beyer Family Interests LLC, its Member

By:
Name: Robert D. Beyer
Title: Its Manager

By: TSJD Family LLC

By:
Name: Todd M. Purdy
Title: Manager

[Signature Page to Registration Rights Agreement]

DIRECTOR HOLDERS:

Kathleen S. Briscoe

John J. Gauthier

Jason D. Turner

TARGET HOLDERS:

[Signature Page to Registration Rights Agreement]

Annex G

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 13th day of January, 2021, by and among Crescent Acquisition Corp., a Delaware corporation (the “Issuer”), and the undersigned subscriber (“Subscriber”).

WHEREAS, concurrently with the execution and delivery of this Subscription Agreement, the Issuer is entering into that certain Agreement and Plan of Merger, dated as of the date of this Subscription Agreement (as may be amended or supplemented from time to time, and including all schedules and exhibits thereto, the “Merger Agreement”), among the Issuer, LiveVox Inc., a Delaware corporation (“LiveVox”), and the other parties named therein, pursuant to which, inter alia, a direct, wholly owned subsidiary of the Issuer will be merged with and into LiveVox, with LiveVox surviving as a wholly owned subsidiary of the Issuer, and immediately thereafter LiveVox will be merged with and into another direct, wholly owned subsidiary of LiveVox, with such subsidiary surviving as a wholly owned subsidiary of the Issuer (together, the “Mergers”), on the terms and subject to the conditions set forth therein (the Mergers, together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, in connection with the Transactions, on the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber desires to subscribe for and purchase from the Issuer the number of shares of the Issuer’s Class A common stock, par value $0.0001 per share (the “Class A Shares”), set forth on the signature page hereto (the “Acquired Shares”) for a purchase price of $10.00 per share (the “Share Purchase Price”), or the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber on the Closing Date the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer at or prior to the Closing Date; and

WHEREAS, in connection with the Transactions, certain other institutional “accredited investors” (as such term is defined in Rule 501 under the Securities Act of 1933 (codified at 15 U.S.C. Sec. 77a et seq., and hereinafter the “Securities Act”)), have entered into subscription agreements with the Issuer substantially similar to this Subscription Agreement, pursuant to which such other investors have agreed to subscribe for and purchase, and the Issuer has agreed to issue and sell to such other investors (the “Other Subscribers”), on the Closing Date, Class A Shares at the Share Purchase Price (the “Other Subscription Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”). Notwithstanding anything herein to the contrary, the consummation of the Subscription is contingent upon the subsequent occurrence of the closing of the Transactions.

2. Closing.

a. [Subject to the satisfaction or waiver of the conditions set forth in Section 2(c), the closing of the Subscription contemplated hereby (the “Closing”) shall occur on the date of (the “Closing Date”), and immediately prior to, the closing of the Transactions. Not less than five (5) business days prior to the scheduled Closing Date (the “Scheduled Closing Date”), the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of the Scheduled Closing Date. Subscriber shall deliver to the Issuer at least two (2) business days prior to the Closing Date, to be held in escrow until the Closing, the Purchase Price for the Acquired Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the

Closing Notice. On the Closing Date, the Issuer shall deliver to Subscriber the Acquired Shares in book entry form, and the Purchase Price shall be released from escrow automatically and without further action by the Issuer or Subscriber. In the event the Closing does not occur within three (3) business days of the Scheduled Closing Date, the Issuer shall promptly (but not later than two (2) business days thereafter) return the Purchase Price to Subscriber, and any book-entries for the Shares shall be deemed cancelled; provided that, unless this Agreement has been terminated pursuant to Section 6 hereof, such return of funds shall not terminate this Agreement or relieve the Subscriber of its obligation to purchase the Shares at the Closing.]

[In place of the above, the below will be included for mutual funds:

Subject to the satisfaction or waiver of the conditions set forth in Section 2(c), the closing of the Subscription contemplated hereby (the “Closing”) shall occur on the date of (the “Closing Date”), and immediately prior to, the closing of the Transactions. Not less than five (5) business days prior to the scheduled Closing Date (the “Scheduled Closing Date”), the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of the Scheduled Closing Date. The Subscriber shall deliver Purchase Price on the Scheduled Closing Date by wire transfer of United States dollars in immediately available funds to the account(s) specified by the Issuer in the Closing Notice. On the Closing Date and prior to the release of its Purchase Price by the Subscriber, the Issuer shall issue the Shares against payment of the Purchase Price to the Subscriber and cause the Shares to be registered in book entry form in the name of the Subscriber on the Issuer’s share register and will provide to the Subscriber evidence of such issuance from the Issuer’s transfer agent. In the event the Closing does not occur within three (3) business days of the Scheduled Closing Date, the Issuer shall promptly (but not later than two (2) business days thereafter) return the Purchase Price to Subscriber, and any book-entries for the Shares shall be deemed cancelled; provided that, unless this Agreement has been terminated pursuant to Section 6 hereof, such return of funds shall not terminate this Agreement or relieve the Subscriber of its obligation to purchase the Shares at the Closing.]

b. On the Closing Date, the Issuer shall deliver to Subscriber the Acquired Shares against and upon payment by the Subscriber in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. Each book entry for the Acquired Shares shall contain a notation in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

c. The Closing shall be subject to the satisfaction on the Closing Date, or the waiver by each of the parties hereto, of each of the following conditions:

(i) no suspension of the qualification of the Acquired Shares for offering or sale or trading in any jurisdiction shall have occurred;

(ii) all representations and warranties of the Issuer and Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), as the case may be, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), as the case may be, which representations and warranties shall be true and correct in all respects) as of such date);

(iii) the Issuer and Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing;

(iv) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition; and

(v) except to the extent consented to in writing by Subscriber, no amendment, modification or waiver of any provision of the Merger Agreement shall have occurred that materially and adversely affects the economic benefits that Subscriber or the Issuer would reasonably expect to receive under this Subscription Agreement.

d. At or prior to the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

3. Issuer Representations and Warranties. The Issuer represents and warrants to Subscriber that:

a. The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. The Acquired Shares have been duly authorized by the Issuer and, when issued and delivered to Subscriber against full payment for the Acquired Shares in accordance with the terms of this Subscription Agreement and registered with the Issuer’s transfer agent, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s certificate of incorporation and bylaws or under the laws of the State of Delaware.

c. This Subscription Agreement, the Other Subscription Agreements and the Merger Agreement (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Issuer and are enforceable against the Issuer in accordance with their respective terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d. The execution and delivery by the Issuer of the Transaction Documents, and the performance by the Issuer of its obligations under the Transaction Documents, including the issuance and sale of the Acquired Shares and the consummation of the other transactions contemplated herein, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that, in the cases of clauses (i) and (iii), would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (A) the business, properties, financial condition, stockholders’ equity or results of operations of the Issuer (a “Material Adverse Effect”) or materially affect the validity or enforceability of the Acquired Shares or (B) the ability or legal authority of the Issuer to (I) comply in all material respects with this Subscription Agreement and (II) consummate the transactions contemplated hereby, including the issuance and sale of the Acquired Shares.

e. There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares, (ii) the Class A Shares to

be issued pursuant to any Other Subscription Agreement or (iii) any securities to be issued pursuant to the Forward Purchase Agreement, dated February 26, 2019 (as amended, the “Forward Purchase Agreement”), among the Issuer and Crescent Capital Group LP, that have not been or will not be validly waived on or prior to the Closing Date.

f. The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Issuer is now a party or by which the Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

g. The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined below), (ii) the filings required by applicable state or federal securities laws, (iii) the filings required in accordance with Section 9(n), (iv) those required by the Nasdaq Stock Market (“Nasdaq”), including with respect to obtaining stockholder approval, and (v) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

h. The authorized capital stock of the Issuer as of the date hereof consists of (i) 5,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), (ii) 500,000,000 Class A Shares and (iii) 25,000,000 shares of Class F common stock, par value $0.0001 per share (“Class F Shares”). As of the date hereof: (i) no shares of Preferred Stock are issued and outstanding, (ii) 25,000,000 Class A Shares are issued and outstanding, (iii) 6,250,000 Class F Shares are issued and outstanding, (iv) 19,500,000 warrants, each of which entitles the holder thereof to purchase one Class A Share at an exercise price of $11.50 per Class A Share, are outstanding.

i. The Issuer has not received any written communication from a governmental entity that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

j. The issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq and, upon consummation of the Transactions, will continue to be so registered and listed. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by Nasdaq or the Commission with respect to any intention by such entity to deregister the Class A Shares or prohibit or terminate the listing of the Class A Shares on Nasdaq. The Issuer has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act or the listing of the Class A Shares on Nasdaq.

k. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Issuer to Subscriber in the manner contemplated by this Subscription Agreement.

l. Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Acquired Shares.

m. The Issuer has not entered into any subscription agreement, side letter or understanding, or similar agreement with any investor in connection with such investor’s direct or indirect investment in the Issuer other than (i) the Merger Agreement, (ii) the Other Subscription Agreements and (iii) the Forward Purchase Agreement. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement and reflect the same Share Purchase Price and material terms that are no more favorable in the aggregate to any such Other Subscriber thereunder than the terms of this Subscription Agreement.

n. The Issuer has made available to Subscriber (including via the Commission’s EDGAR system) a copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Issuer with the Commission since its initial registration of the Class A Shares (the “SEC Documents”), which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act or the Securities Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. None of the SEC Documents filed under the Exchange Act or the Securities Act (except to the extent that information contained in any SEC Document has been superseded by a later timely filed SEC Document) contained, when filed any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its inception. There are no material outstanding or unresolved comments in comment letters from the Staff of the Commission with respect to any of the SEC Documents. The financial statements of the Issuer included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Issuer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

o. Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) proceeding pending, or, to the knowledge of the Issuer, threatened against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer.

p. Except for placement fees payable to Credit Suisse Securities (USA) LLC and BofA Securities, Inc., in their capacities as placement agents for the offer and sale of the Acquired Shares (in such capacities, the “Placement Agents”), the Issuer has not paid, and is not obligated to pay, any brokerage, finder’s or other commission or similar fee in connection with its issuance and sale of the Acquired Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate, as defined in Rule 144 under the Securities Act (“Affiliate”), of the Issuer.

q. The Issuer is not, and immediately after receipt of payment for the Acquired Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4. Subscriber Representations and Warranties. Subscriber represents and warrants to Issuer that:

a. Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

c. The execution and delivery by Subscriber of this Subscription Agreement, and the performance by Subscriber of its obligations under this Subscription Agreement, including the purchase of the Acquired Shares and the consummation of the other transactions contemplated herein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of Subscriber’s properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby.

d. Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined above) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares.

e. Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates or book-entry records representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that it may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares. The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, the Acquired Shares may be pledged by Subscriber in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of Acquired Shares shall not be required to provide the Issuer with any notice thereof; provided, however, that neither the Issuer or their counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Acquired Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by the Issuer in all respects.

f. Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Issuer or any of its officers or directors, any Placement Agent or any of its Affiliates, or any of its or its Affiliates’ officers, directors, employees or representatives, or any other party to the transaction, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

g. If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), Subscriber’s acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of ERISA, section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

h. In making its decision to subscribe for and purchase the Acquired Shares, Subscriber represents that it has relied solely upon its own independent investigation. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by any Placement Agent or any of its Affiliates, or any of its or its Affiliates’ officers, directors, employees or representatives, concerning the Issuer or the Acquired Shares or the offer and sale of the Acquired Shares. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Issuer and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Subscriber has been furnished with all materials that it considers relevant to an investment in the Acquired Shares, has had a full opportunity to ask questions of and receive answers from the Issuer or any person or persons acting on behalf of the Issuer concerning the terms and conditions of the offering of the Acquired Shares to Subscriber; and that Subscriber is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, including, without limitation, the Placement Agents, except for the statements, representations and warranties contained in this Subscription Agreement.

i. Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Issuer, a representative of the Issuer, LiveVox, or the Placement Agents, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer, LiveVox or the Placement Agents. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Acquired Shares (i) were not offered to Subscriber by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

j. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

k. Subscriber acknowledges and agrees that neither the Placement Agents nor any Affiliate of the Placement Agents (or any officer, director, employee or representative of the Placement Agents or any Affiliate thereof) has provided Subscriber with any information or advice with respect to the Acquired Shares nor is such information or advice necessary or desired. Subscriber acknowledges that the Placement Agents, any Affiliate of the Placement Agents (or any officer, director, employee or representative of the Placement Agents or any Affiliate thereof) (i) have not made any representation as to the Issuer or the quality of the Acquired Shares, (ii) may have acquired non-public information with respect to the Issuer which Subscriber agrees need not be provided to it, (iii) have made no independent investigation with respect to the Issuer or the Acquired Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer, (iv) have not acted as Subscriber’s financial advisor or fiduciary in connection with the issue and purchase of the Acquired Shares and (v) have not prepared a disclosure or offering document in connection with the offer and sale of the Acquired Shares.

l. Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

m. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of an investment in the Acquired Shares.

n. Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

o. If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) to its knowledge, neither Issuer, nor any of its respective Affiliates that the Issuer has disclosed to Subscriber for purposes of determining compliance with this section (the “Transactions Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transactions Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares; (ii) the decision to invest in the Acquired Shares has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of US Code of Federal Regulations 29 C.F.R. section 2510.3 21(c), as amended from time to time (the “Fiduciary Rule”) who is (A) independent of the Transactions Parties; (B) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (C) is a fiduciary (under ERISA and/or section 4975 of the Code) with respect to Subscriber’s investment in the Acquired Shares and is responsible for exercising independent judgment in evaluating the investment in the Acquired Shares; and (D) is aware of and acknowledges that (I) none of the Transactions Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the Acquired Shares, and (II) the Transactions Parties have a financial interest in the purchaser’s investment in the Acquired Shares on account of the fees and other remuneration they expect to receive in connection with transactions contemplated hereunder.

p. Subscriber at the Closing will have sufficient funds to pay the Purchase Price pursuant to Section 2(a).

5. Registration Rights.

a. The Issuer agrees that, within thirty (30) calendar days after the consummation of the Transactions (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Acquired Shares (the “Registration Statement”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing and (ii) the 10th business day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include the Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Acquired Shares as shall be reasonably requested by the Issuer to effect the registration of the Acquired Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided that Subscriber shall not in connection with the foregoing be required to execute any lock up or similar agreement providing contractual restrictions on the Subscriber’s ability to transfer the Acquired Shares. The Issuer will provide a draft of the Registration Statement to the Subscriber for review at least two (2) business days in advance of filing the Registration Statement. Unless otherwise agreed to in writing by the Subscriber, the Subscriber shall not be identified as a statutory underwriter in the Registration Statement unless requested by the Commission or another regulatory agency; provided, that if the Commission or another regulatory agency requests that a Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Issuer. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Acquired Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Acquired Shares which is equal to the maximum number of Acquired Shares as is permitted by the Commission. In such event, the number of Acquired Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 5.

b. In the case of the registration, qualification, exemption or compliance effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense the Issuer shall:

(i) except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Acquired Shares or (ii) the date all Acquired Shares held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to Affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, and (iii) two (2) years from the effective date of the Registration Statement.

(ii) advise Subscriber, as expeditiously as possible:

(1) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated above, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) without limitation to section 3(j) above, use its commercially reasonable efforts to cause all Acquired Shares to be listed on each securities exchange or market, if any, on which the Class A Shares issued by the Issuer have been listed;

(vi) use its commercially reasonable efforts (i) to take all other steps necessary to effect the registration of the Acquired Shares contemplated hereby and (ii) to file all reports and other materials required to be filed by the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable Subscriber to sell the Acquired Shares under Rule 144 for so long as the Subscriber holds Acquired Shares; and

(vii) cause the removal of all restrictive legends from all Acquired Shares, including but not limited to the legend set forth above in Section 2(b), at Subscriber’s request, when the Acquired Shares are sold pursuant to Rule 144 under the Securities Act or the Registration Statement or may be sold without restriction under Rule 144. In connection therewith, if required by the Issuer’s transfer agent, the Issuer will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Acquired Shares without any such legend.

c. Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the Issuer determines that in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, or if such filing or use could materially affect a bona fide business or financing transaction of the Issuer or its subsidiaries or would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential (each such circumstance, a “Suspension Event”); provided, however, that (i) the Issuer may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve-month period and (ii) the Issuer shall use commercially reasonable efforts to make the Registration Statement available for sale by the Subscriber of its Acquired Shares as soon as practicable thereafter. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that it will immediately discontinue offers and sales of the Acquired Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales; provided, for the avoidance of doubt, that the Issuer shall not include any material non-public information in any such written notice. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Acquired Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Acquired Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

d. Subscriber may deliver written notice (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by this Section 5; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(d)) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

e. For purposes of this Section 5, “Acquired Shares” shall mean, as of any date of determination, the Acquired Shares purchased by Subscriber pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Subscriber” shall include any person to whom the rights under this Section 5 shall have been duly assigned.

f. Issuer shall indemnify Subscriber (to the extent a seller under the Registration Statement), its officers, directors, partners, members, managers, employees, stockholders, advisers and agents, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including without limitation reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or incorporated by reference therein), any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements or alleged untrue statements or omissions or alleged omissions, are based upon information regarding Subscriber furnished in writing to Issuer by Subscriber expressly for use therein.

g. Subscriber shall, severally and not jointly with any Other Subscriber, indemnify and hold harmless the Issuer, its directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or alleged untrue statements, or omissions, or alleged omissions, are based upon information regarding Subscriber furnished in writing to the Issuer by Subscriber expressly for use therein provided, however, that the indemnification contained in this Section 5(g) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of Subscriber exceed the net proceeds received by Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation. Subscriber shall notify the Issuer promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which Subscriber is aware.

h. If the indemnification provided under this Section 5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 5 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 5(h) shall be individual, not joint and several, and in no event shall the liability of Subscriber hereunder exceed the net proceeds received by Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Merger Agreement is terminated in accordance with the terms therein, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 2(c) are not satisfied on or prior to the Closing Date and, as a result thereof, the transactions contemplated by this Subscription Agreement, including, for the avoidance of doubt, the Transactions, are not consummated at the Closing or (d) on or after March 21, 2021 if the Closing has not occurred on or prior to such date (the “Outside Date”); provided, however, that (x) if the Issuer’s stockholders approve the Required Extension (as defined in the Merger Agreement), the Outside Date will be automatically extend to the earlier of (i) such extension date and (ii) July 13, 2021, provided, further, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover reasonable and documented out-of-pocket losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the Merger Agreement promptly after the termination of such agreement.

7. Trust Account Waiver. Subscriber acknowledges that the Issuer is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Issuer and one or more businesses or assets. Subscriber further acknowledges that, as described in the Issuer’s prospectus relating to its initial public offering dated March 7, 2019 (the “Prospectus”), available at

www.sec.gov, substantially all of the Issuer’s assets consist of the cash proceeds of the Issuer’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Issuer, its public stockholders and the underwriters of the Issuer’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Issuer to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Issuer entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocable waives any and all right, title and interest, or any claim of any kind they have or may have in the future arising out of this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 7 shall be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Issuer acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Issuer.

8. Exculpation of Placement Agents. Subscriber acknowledges and agrees for the express benefit of the Placement Agents and their Affiliates and their and their Affiliates’ respective officers, directors, employees or representatives that neither the Placement Agents nor any of their Affiliates or any of their or their Affiliates’ officers, directors, employees or representatives shall, absent gross negligence, fraud or willful misconduct, be liable to any Subscriber, pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Acquired Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Shares by such Subscriber.

9. Miscellaneous.

a. Each party hereto acknowledges that the other party hereto, the Placement Agents (as third-party beneficiaries) and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party hereto and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties made by such party as set forth herein are no longer accurate in all material respects.

b. Each of the Issuer, Subscriber and the Placement Agents (as a third-party beneficiaries with right of enforcement) is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby to the extent required by law or by regulatory bodies.

c. Notwithstanding anything to the contrary in this Subscription Agreement, prior to the Closing, Subscriber may transfer or assign all or a portion of its rights under this Subscription Agreement; provided, that, such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Subscription Agreement, makes the representations and warranties in Section 4 and completes Schedule A hereto. In the event of such a transfer or assignment, Subscriber shall update Schedule B to provide the information required therein.

d. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

e. The Issuer may request from Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Issuer agrees to keep any such information provided by Subscriber confidential.

f. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

g. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties hereto shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

j. This Subscription Agreement may be executed in two (2) or more counterparts (including by facsimile transmission, by e-mail delivery of a “.pdf” format data file or by other electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

k. Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

l. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, if sent on a business day prior to 5:00 p.m. New York City time, with no mail undeliverable or other rejection notice, if sent by email, or on the business day following the day when sent, if sent on a day that is not a business day or after 5:00 p.m. New York City time on a business day, with no mail undeliverable or other rejection notice, if sent by email, or (d) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)	if to the Issuer, to:

Crescent Acquisition Corp.

11100 Santa Monica Blvd., Suite 2000

Los Angeles, CA 90025

Attention: George Hawley

Email: george.hawley@crescentcap.com

with a required copy to (which copy shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1400 Palo Alto, CA 94301

Attn: Michael Mies

Email: michael.mies@skadden.com; and

(iii)	if to the Placement Agents, to:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Attn:

Email:

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Attn:

Email:

with a required copy to (which copy shall not constitute notice):

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Attn: Harald Halbhuber

Merritt Johnson

Email: harald.halbhuber@shearman.com

merritt.johnson@shearman.com

m. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK IN NEW YORK COUNTY SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9(l) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE

TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(m).

n. The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, the Transactions, and any other material, nonpublic information that the Issuer has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Issuer’s knowledge, Subscriber shall not be in possession of any material, nonpublic information received from the Issuer or any of its officers, directors or employees and the Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with Issuer, the Placement Agents or any of their affiliates, relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, the Issuer shall not publicly disclose the name of Subscriber or any of its Affiliates or investment advisers, or include the name of Subscriber or any of its Affiliates or investment advisers in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (i) as required by the federal securities law in connection with the Registration Statement, (ii) the filing of a form Subscription Agreement with the Commission, (iii) the filing of the Schedule 14A and related proxy materials to be filed by the Issuer with respect to the Transactions and (iv) to the extent such disclosure is required by law, at the request of the Staff of the Commission or regulatory agency or under the regulations of Nasdaq, in which case the Issuer shall provide Subscriber with prior written notice of such disclosure permitted under this subclause (iv).

o. Remedies. The parties agree that irreparable damage would occur if any provision of this Subscription Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement or to enforce specifically the performance of the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 9(m), in addition to any other remedy to which any party is entitled at law or in equity.

[Signature pages follow]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

CRESCENT ACQUISITION CORP.

By:
Name:
Title:

Date:                     , 2020

SUBSCRIBER: Signature of Subscriber:

By:
Name:
Title:

Date: , 2020

Name of Subscriber: (Please print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different):

Email Address: __________________________

Subscriber’s EIN: _________________________

Address:

Attn: _________________________________

Telephone No.: __________________________

Facsimile No.: __________________________

Aggregate Number of Acquired Shares subscribed for: __________________

Aggregate Purchase Price: $_________________

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

Signature Page to

Subscription Agreement

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

☐	Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such accounts is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has checked below the box(es) for the applicable provision under which Subscriber qualifies as such:

☐

Subscriber is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, Massachusetts or similar business trust, or partnership that was not formed for the specific purpose of acquiring the securities of the Issuer being offered in this offering, with total assets in excess of $5,000,000.

☐	Subscriber is a “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	Subscriber is a “bank” as defined in Section 3(a)(2) of the Securities Act.

☐	Subscriber is a “savings and loan association” or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐	Subscriber is a broker or dealer registered pursuant to Section 15 of the Exchange Act.

☐	Subscriber is an “insurance company” as defined in Section 2(a)(13) of the Securities Act.

☐	Subscriber is an investment company registered under the Investment Company Act of 1940.

☐	Subscriber is a “business development company” as defined in Section 2(a)(48) of the Investment Company Act of 1940.

☐	Subscriber is a “Small Business Investment Company” licensed by the U.S. Small Business Administration under either Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐

Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000.

☐

Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is one of the following.

☐	A bank;

☐	A savings and loan association;

Schedule A-1

☐	A insurance company; or

☐	A registered investment adviser.

☐	Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000.

☐

Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 that is a self-directed plan with investment decisions made solely by persons that are accredited investors.

☐

Subscriber is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered by the Issuer in this offering, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

Schedule A-2

SCHEDULE B

SCHEDULE OF TRANSFERS

Subscriber’s Subscription was in the amount of _                     Class A Shares. The following transfers of a portion of the Subscription have been made:

Date of Transfer or Reduction	Transferee	Number of Transferee Acquired Shares Transferred or Reduced	Subscriber Revised Subscription Amount

Schedule B as of ______________, 20__, accepted and agreed to as of this ____ day of ____________, 20__ by:

CRESCENT ACQUISITION CORP.

By:
Name:
Title:

Signature of Subscriber: [SUBSCRIBER]

By:
Name:
Title:

Schedule B-1

Annex H

FORM OF

LIVEVOX HOLDINGS, INC.

2021 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purpose is to assist the Company in securing and retaining the services of eligible award recipients to provide incentives to Employees, Directors, and Consultants and promote the long-term financial success of the Company and thereby increase stockholder value.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees administering the Plan, in accordance with Section 4.

(b) “Affiliate” means, as to any specified Person, any other Person controlling, controlled by, or under common control with such first Person and, in the case of a Person that is a partnership or a limited liability company, any partner or member of such Person. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” (a) (i) has the meaning set forth in the Participant’s employment agreement with the Company, a Parent or Subsidiary, or (ii) for a Participant who is a Consultant means the termination by the Company, a Parent, or a Subsidiary of the agreement under which the Participant provides services to the Company, a Parent, or a Subsidiary due to the Participant’s breach of such agreement, and (b) in addition to clause (a) above, for all Participants, unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement, shall mean: (i) a Participant’s repeated failure to substantially perform his or her duties as a Service Provider to the Company, a Parent, or a Subsidiary (other than any such failure resulting from his or her death or Disability), which failure has continued unremedied for more than 30 days after the Participant has been provided with written notice thereof; (ii) a Participant’s commission of any act of fraud or any other act of dishonesty, including, but not limited to, a breach of any fiduciary duty against the Company, a Parent, or a Subsidiary that is harmful to the Company, a Parent, or a Subsidiary; (iii) a Participant’s misappropriation, embezzlement, theft, or damage of or to any funds or assets of the Company, a Parent, or a Subsidiary; (iv) a Participant’s willful misconduct or gross negligence that is injurious to the Company, a Parent, or a Subsidiary; (v) a Participant’s conviction of, or the entering of a plea of guilty or nolo contendere to, a crime that constitutes a felony (or any state-law equivalent) or that involves moral turpitude, or any willful or material violation by a Participant of any federal, state, or foreign laws; (vi) a Participant’s unlawful use (including being under the influence) or possession of illegal drugs by Participant on the premises of the Company, a Parent, or a

Subsidiary while performing any duties or responsibilities with the Company, a Parent, or a Subsidiary; (vii) the commission by a Participant of an act of insubordination, unlawful harassment, disorderly conduct, or other conduct prohibited by the written policies of the Company, a Parent, or a Subsidiary that have been provided to the Participant; or (viii) the breach by Participant of any employment, noncompetition, confidentiality, nonsolicitation, or other covenant or agreement between the Participant, on the one hand, and the Company, a Parent, or a Subsidiary, on the other hand.

(h) “Change in Control” means the occurrence of any of the following events:

(i) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2(h)(i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (D) any acquisition by any Investor or any Affiliate thereof, or (E) any acquisition by any entity pursuant to a transaction that complies with clauses (A) and (B) of Section 2(h)(ii);

(ii) Consummation of a reorganization, merger, statutory share exchange, or consolidation or similar transaction involving the Company or any of its Subsidiaries with a third party other than any Investor or any Affiliate thereof, or a sale or other disposition of all or substantially all of the assets of the Company to a third party other than any Investor or any Affiliate thereof (each, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (B) no Person (excluding (1) any entity resulting from such Business Combination or any parent of such entity, (2) any employee benefit plan (or related trust) of the Company, such entity resulting from such Business Combination or such parent, and (3) any Investor and any Affiliate thereof) beneficially owns, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination; or

(iii) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding anything in the foregoing to the contrary, with respect to compensation (x) that is subject to Section 409A of the Code and (y) for which a Change in Control would accelerate the timing of payment thereunder, the term “Change in Control” shall mean an event that is both (I) a Change in Control (as defined above) and (II) a “change in control event” (within the meaning of Section 409A of the Code).

(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j) “Committee” means a committee of one or more Directors or of one or more other individuals satisfying Applicable Laws appointed by the Board, or by the compensation committee of the Board, in accordance with Section 4.

(k) “Common Stock” means the common stock, par value $0.0001, of the Company.

(l) “Company” means LiveVox Holdings, Inc., a Delaware corporation, or any successor thereto.

(m) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(n) “Continuous Service” means that the Participant’s service with the Company or any Parent or Subsidiary, whether as an Employee, Director, or Consultant, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or any Parent or Subsidiary as an Employee, Consultant, or Director or a change in the entity for which the Participant renders such service; provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of a Subsidiary or a Director will not constitute an interruption of Continuous Service.

(o) “Director” means a member of the Board.

(p) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Administrator on the basis of such medical evidence as the Administrator deems warranted under the circumstances.

(q) “Dividend Equivalent” means a credit to a bookkeeping account established in the name of a Participant, made at the discretion of the Administrator or as otherwise provided by the Plan, representing the right of a Participant to receive an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by a Restricted Stock Unit Award held by such Participant.

(r) “Employee” means any individual, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the average of the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, its fair market value as determined in good faith by the Administrator applying principles consistent with Section 409A of the Code.

(u) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v) “Investor” means, collectively, LiveVox Topco, LLC, a Delaware limited liability company, Golden Gate Capital Opportunity Fund, L.P., Golden Gate Capital Opportunity Fund-A, L.P., GGCOF Third-Party Co-Invest, L.P., GGCOF Executive Co-Invest, L.P., GGCOF IRA Co-Invest, L.P., and each of their respective Affiliates (excluding the Company and its Subsidiaries) and any other investment fund or vehicle managed by GGC Administration, L.P, or any of its Affiliates (including any successors or assigns of any such manager).

(w) “Nonstatutory Stock Option” means an Option that by its terms is not intended to qualify as an Incentive Stock Option. If an Option is not specifically designated as an Incentive Stock Option, it shall be deemed a Nonstatutory Stock Option.

(x) “Option” means a stock option granted pursuant to the Plan.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means the holder of an outstanding Award.

(aa) “Period of Restriction” means the period during which the right to retain the Shares of Restricted Stock are subject to restrictions. Such restrictions may be based on the passage of time, the achievement of specified levels of performance, or the occurrence of other events as determined by the Administrator.

(bb) “Person” means any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(cc) “Plan” means this LiveVox Holdings, Inc. 2021 Equity Incentive Plan.

(dd) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8.

(ee) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ff) “Right of Repurchase” has the meaning set forth in Section 18(a).

(gg) “Securities Act” means the Securities Act of 1933, as amended.

(hh) “Service Provider” means an Employee, Director, or Consultant.

(ii) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13.

(jj) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(kk) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 9,770,000 Shares (the “Share Reserve”) plus any Shares added as a result of the “evergreen” provision in the next sentence. The Share Reserve will automatically increase on January 1st of each year beginning in 2022 and ending with a final increase on January 1, 2031, in an amount equal to 5% of the total number of Shares of Common Stock outstanding on December 31st of the preceding calendar year. The Board may provide that there will be no January 1st increase in the Share Reserve for any such year or that the increase in the Share Reserve for any such year will be a smaller number of Shares of Common Stock than would otherwise occur pursuant to the preceding sentence. Shares may be issued under the terms of this Plan in connection with a merger or acquisition as permitted by any applicable exchange listing rule, and such issuance will not reduce the number of Shares available for issuance under this Plan. The Shares may be authorized but unissued, or reacquired Common Stock.

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights, the forfeited or repurchased Shares) that were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options is 9,770,000.

(c) Limitation on Awards to Directors. Notwithstanding anything to the contrary contained herein, the maximum grant date fair value for Awards that may be issued to any one Director during any given fiscal year of the Company is $750,000, increased to $1,000,000 in such Director’s first year of service as a member of the Board.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to engage consultants and obtain market studies and reports to assist in the administration of the Plan;

(iii) to select the Service Providers to whom Awards may be granted hereunder;

(iv) to determine the number of Shares to be covered by each Award granted hereunder;

(v) to approve forms of Award Agreements for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, including, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based, in each case, on such factors as the Administrator will determine;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 18(c)), including, but not limited to, the discretionary authority to extend the post-termination exercisability period of Awards, to extend the maximum term of an Option (subject to Section 6(d)), and to accelerate, in whole or in part, the vesting of an Award;

(x) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 14;

(xi) to authorize any Person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b) Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Section 422 of the Code and Treasury Regulations promulgated thereunder.

(d) Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than 10 years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary (a “10% Holder”), the term of the Incentive Stock Option will be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to a 10% Holder, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(e)(i), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 409A or 424(a) of the Code.

(ii) Vesting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (A) cash, (B) check, (C) promissory note, to the extent permitted by Applicable Laws, (D) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion, (E) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan, (F) by net exercise, (G) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (H) any combination of the foregoing methods of payment.

(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (A) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (B) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination of Continuous Service as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of termination of Continuous Service. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three months following the Participant’s termination of Continuous Service. Unless otherwise provided by the Administrator, if on the date of termination of Continuous Service the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the specified time, the Option will terminate, and the Shares covered by such Option will revert to the Plan. Notwithstanding the foregoing, if a Participant’s Continuous Service is terminated by the Company for Cause, all then outstanding Options held by the Participant, whether vested or unvested, will terminate without consideration effective as of the Participant’s termination of Continuous Service.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of termination. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 12 months following the Participant’s termination as result of Disability. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the specified time, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the Person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 12 months following the Participant’s termination as a result of death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the specified time, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

(c) Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7(f) will be determined by the Administrator and will be no less than 100% of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) the number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to the Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon on the passage of time, the achievement of specified levels of performance, or the occurrence of other events or any combination thereof as determined by the Administrator in its discretion.

(c) Settlement of Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Dividend Equivalents. Dividend Equivalents shall not be paid on a Restricted Stock Unit Award during the period it is unvested. In the discretion of the Administrator, Dividend Equivalents may be credited to a bookkeeping account for a Participant for distribution to Participant on or after a Restricted Stock Unit Award vests (such Dividend Equivalents shall be payable upon fixed dates or events in accordance with the requirements of Section 409A of the Code).

(f) Cancellation. On the date set forth in the Award Agreement, all unvested Restricted Stock Units will be forfeited to the Company.

10. Compliance With Section 409A of the Code. The Plan and the benefits provided hereunder are intended to be exempt form, or comply with, Section 409A of the Code and the regulations and guidance issued thereunder to the extent applicable thereto. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted and construed consistent with this intent. All references to Section 409A of the Code shall include the regulations and guidance issued thereunder. Although the Company intends to administer the Plan so that Awards will be exempt from, or comply with, the requirements of Section 409A of the Code, the Company does not represent or warrant that the Plan will comply with Section 409A of the Code or any other provision of federal, state, local, or non-United States law. Neither the Company nor any Parent of Subsidiary, nor their respective directors, officers, employees, or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of participation in the Plan.

11. Leaves of Absence/Transfer Between Locations. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three months, unless reinstatement to active employment upon expiration of such leave is guaranteed by statute or contract. If reinstatement of employment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the first day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12. Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant.

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator will, to the extent necessary to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. The following provisions will apply to Awards in the event of a Change in Control unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Parent or Subsidiary, on the one hand, and the Participant, on the other hand, or unless otherwise expressly provided by the Board at the time of grant of an Award. In the event of a Change in Control, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Change in Control:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar stock award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issues pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Change in Control as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Change in Control), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

(v) cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Award over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero if the value of the property is equal to or less than the exercise price. The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of an Award.

14. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign, or other taxes required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation): (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state, or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17. Term of Plan. Subject to Section 21, the Plan will become effective upon its adoption by the Board. Unless sooner terminated under Section 18, it will continue in effect for a term of 10 years from the later of (a) the effective date of the Plan, or (b) the earlier of the most recent Board or stockholder approval of an increase in the number of Shares reserved for issuance under the Plan.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance. The delivery of certificates representing the Shares (or the transfer to an Award holder on the records of the Company with respect to uncertificated Shares) to be issued in connection with an Award will be contingent upon the Award holder entering into any stockholders’ agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Shares.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the Person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

21. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

22. Clawback/Recovery. All Awards granted under this Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law. In addition, the Administrator may impose such other clawback, recovery, or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate thereof.

23. Choice of Law. The laws of the State of Delaware will govern all questions concerning the construction, validity, and interpretation of this Plan, without regard to conflict of law principles (whether of the State of Delaware or any other jurisdiction).

Proxy CRESCENT ACQUISITION CORP THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING IN LIEU OF 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ] The signatory hereby appoints each of Robert D. Beyer and Todd M. Purdy (each a “Proxy”), and each of them independently, with full power of substitution, as the proxies to vote all of the common shares of Crescent Acquisition Corp (the “Company”) that the signatory herein is entitled to vote at the special meeting in lieu of 2021 annual meeting of the stockholders of the Company (the “Special Meeting”) to be held on [ ], at [ ] Pacific Time, virtually via live webcast at https://www.cstproxy.com/crescentacquisitioncorp/2021, and any adjournments or postponements thereof. Without limiting the general authorization hereby given, each Proxy is instructed to vote or act as indicated with respect to the proposals listed on the reverse side hereof. If any other matters properly come before the Special Meeting, unless such authority is withheld on this proxy card, each Proxy may vote on such matters in his discretion. The signatory acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNATORY STOCKHOLDER. IF YOU RETURN A SIGNED PROXY CARD BUT NO DIRECTION IS MADE, YOUR COMMON STOCK WILL BE VOTED “FOR” ALL OF THE PROPOSALS AND EACH DIRECTOR NOMINEE SET FORTH ON THE REVERSE SIDE HEREOF. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS Please mark vote as indicated in this example 1. Business Combination Proposal – To adopt the Agreement and Plan of Merger, dated as of January 13, 2021, by and among Crescent Acquisition Corp (the “Company”), Function Acquisition I Corp, Function Acquisition II LLC, LiveVox Holdings, Inc., and GGC Services Holdco, Inc., solely in its capacity as the representative, agent and attorney-in-fact of the stockholder of LiveVox Holdings, Inc., and approve the transactions contemplated thereby (such transactions, the “Business Combination”). FOR AGAINST ABSTAIN 2. Nasdaq Proposal – To approve, for purposes of complying with the applicable listing rules of The Nasdaq Stock Market LLC, the issuance of more than 20% of Crescent Acquisition Corp’s issued and outstanding common stock in connection with the Business Combination. FOR AGAINST ABSTAIN 3. Charter Proposals – To approve the following seven proposals in adopting the Second Amended and Restated Certificate of Incorporation of the Company, to be effective upon the closing of the Business Combination: A. To eliminate the Class F common stock of the Company and increase the number of authorized shares of preferred stock of the Company from 5,000,000 to 25,000,000. FOR AGAINST ABSTAIN B.To increase the number of directors of the Company to nine initially and thereafter to be determined by the board of directors of the Company (the “Board”) and to amend the required affirmative vote of holders of capital stock of the Company to remove a director from office from a majority to two-thirds of the voting power of all then outstanding shares and entitled to vote thereon. FOR AGAINST ABSTAIN C. To provide that the Company will not be governed by Section 203 of the Delaware General Corporations Law (the “DGCL”), which amendment will become effective twelve months after the Second Amended and Restated Certificate of Incorporation is filed and becomes effective. FOR AGAINST ABSTAIN D. To provide that amendments to Article Five, Article Six, Article Seven, Article Nine, Article Ten and Article Eleven of the Seconded Amended and Restated Certificate of Incorporation or to the bylaws of the Company require, prior to the first date (the “Amendment Trigger Date”) on which certain entities affiliated with Golden Gate Capital (collectively, “GGC”) cease to beneficially own in the aggregate (directly or indirectly) at least 50% of the Voting Stock (as defined in the Second Amended and Restated Certificate of Incorporation), the approval by affirmative vote of the holders of at least a majority of the voting power of the capital stock of the Company entitled to vote to make amendments, and after the Amendment Trigger Date, the approval by affirmative vote of the holders of at least two-thirds of the voting power of the capital stock of the Company. FOR AGAINST ABSTAIN E. Provide that so long as GGC beneficially owns in the aggregate (directly or indirectly) at least 30% or more of the voting power of capital stock of the Company, the directors nominated by GGC shall be entitled to designate the chairperson of the Board and that that so long as GGC beneficially owns in the aggregate (directly or indirectly) at least 35% or more of the voting power of the capital stock of the Company, any action that is required or permitted to be taken by stockholders may be taken without a meeting by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted and the chairperson of the Board may call a special meeting of the stockholders by written request of the holders of a majority of the voting power of the then outstanding shares of voting stock. FOR AGAINST ABSTAIN F. Change the Company’s name to LiveVox Holdings Inc., change the purpose of the Company to “engage in any lawful act or activity for which a corporation may be organized under the DGCL,” remove provisions relating to the Company’s status as a blank check company that will be no longer applicable following the Business Combination and remove waivers regarding the doctrine of corporate opportunity. FOR AGAINST ABSTAIN G. Provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other claim for which the federal courts have exclusive jurisdiction. FOR AGAINST ABSTAIN 4. Director Election Proposal – To elect the following eleven directors to serve staggered terms on our Board until, for Class I directors, the 2022, for Class II directors, the 2023 and, for Class III directors, the 2024 annual meetings of the stockholders, and until their respective successors are duly elected and qualified. FOR AGAINST ABSTAIN Class I Directors: Class II Directors: Class III Directors: Leslie C.G. Campbell Todd Purdy Robert Beyer Louis Summe Doug Ceto Bernhard Nann Stewart Bloom Rishi Chandna Susan Morisato Kathleen Pai Marcello Pantuliano 5. Incentive Plan Proposal – To approve the LiveVox Holdings, Inc. 2021 Equity Incentive Plan, including the authorization of the initial share reserve thereunder. FOR AGAINST ABSTAIN 6. Adjournment Proposal – To approve the adjournment of the special meeting in lieu of the 2021 annual meeting of the stockholders of the Company (the “Special Meeting”) to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more of the other proposals at the Special Meeting. FOR AGAINST ABSTAIN Date: , 2021 Shareholder’s Signature Shareholder’s Signature The signature on this Proxy Card should correspond exactly with the stockholder’s name as printed above. In the case of joint tenancies, co-executors or co-trustees each should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.